UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN REALTY CAPITAL
HEALTHCARE TRUST III, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT DATED SEPTEMBER 29, 2017 — SUBJECT TO COMPLETION

To the Stockholders of American Realty Capital Healthcare Trust III, Inc.:

You are cordially invited to attend the 2017 annual meeting of the stockholders of American Realty Capital Healthcare Trust III, Inc., a Maryland corporation (the “Company”), to be held on [•], 2017 at [•] local time at [•] (the “Annual Meeting”).

As described in further detail in the accompanying proxy statement, the Company has agreed to sell substantially all of its assets to Healthcare Trust, Inc. (“HTI”), pursuant to and on the terms set forth in a Purchase Agreement, dated as of June 16, 2017 (the “Purchase Agreement”), by and among the Company, American Realty Capital Healthcare Trust III Operating Partnership, L.P., a Delaware limited partnership and the Company’s operating partnership (the “OP”), ARHC TRS Holdco III, LLC, a subsidiary of the OP, HTI, HTI’s operating partnership and one of its subsidiaries (together with the other transactions contemplated by the Purchase Agreement, the “Asset Sale”) for a purchase price of $120.0 million (the “Purchase Price”). The Purchase Price is subject to customary prorations and closing adjustments in accordance with the terms of the Purchase Agreement, which are estimated to be $0.8 million payable to HTI assuming the Asset Sale closes on November 30, 2017, and will be payable on the date the Asset Sale is consummated (the “Closing Date”) less $4.9 million, the principal amount as of the date of this proxy statement of the loan secured by the Company’s Philip Center property, which will be assumed by HTI or repaid by the Company, and associated costs. HTI will deposit $6.0 million of the Purchase Price payable on the Closing Date into an escrow account for the benefit of the Company on the Closing Date, and this amount, less any amounts paid or reserved for pending or unsatisfied indemnification claims of HTI made pursuant to the Purchase Agreement, will be released in installments thereafter over a period of 14 months following the Closing Date. HTI is sponsored and advised by an affiliate of the Company’s advisor.

In connection with its approval of the Purchase Agreement, the Company’s board of directors (the “Board”) also approved the Company’s plan of liquidation and dissolution (the “Plan of Liquidation”), which is subject to stockholder approval. The closing of the Asset Sale is conditioned upon stockholder approval of both the Asset Sale and the Plan of Liquidation. Thus, if stockholders do not approve the Plan of Liquidation, the Asset Sale will not be completed even if stockholders approve the Asset Sale. Likewise, the effectiveness of the Plan of Liquidation is conditioned upon stockholder approval of the Plan of Liquidation and the closing of the Asset Sale. If the Asset Sale is not approved and does not close, the Plan of Liquidation will not become effective regardless of whether or not it has been approved.

The Company believes that the net cash proceeds generated by the Asset Sale will be sufficient to pay the Company’s expenses, including the expenses of liquidating, and to satisfy its liabilities and obligations. After paying or providing for these amounts, the Company estimates the net cash proceeds available for distribution pursuant to the Plan of Liquidation to its stockholders will aggregate $17.67 to $17.81 per outstanding share of the Company’s common stock, par value $0.01 per share, including an anticipated initial liquidating distribution of $15.75 per share of common stock expected to be paid within two weeks following the closing of the Asset Sale, subject to Board approval. This estimate is based on certain assumptions and there can be no guarantee as to the exact amount that you will receive. During the course of liquidating and dissolving, the Company may incur unanticipated expenses and liabilities all of which are likely to reduce the cash available for distribution to stockholders.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.	the approval of the Asset Sale;
2.	the approval of the Plan of Liquidation;
3.	the election of three directors to serve for one year, until the Company’s 2018 annual meeting of stockholders and their successors are duly elected and qualified;

4.	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;
5.	the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the Annual Meeting, to solicit additional proxies in favor of the proposals above; and
6.	such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting is the close of business on [•], 2017. The Asset Sale cannot be completed unless the Company’s stockholders approve the Asset Sale and the Plan of Liquidation by the affirmative vote of at least a majority of the outstanding shares of common stock, excluding, for the purposes of the approval of the Asset Sale, shares of common stock beneficially owned by the Company’s advisor, any director of the Company or any of their respective affiliates, including AR Global Investments, LLC.

Based on the unanimous recommendation of a special transaction committee of the Board consisting solely of the two independent directors on the Board (the “Special Committee”), the Board (with Edward M. Weil, Jr., the executive chairman of the Board and a member of the board of directors of HTI, abstaining) has unanimously (1) determined that each of the Purchase Agreement, the other documents and agreements contemplated thereby and the Asset Sale are fair and reasonable, both financially and otherwise, to the Company and advisable and in the best interests of the Company and its stockholders and approved each of the Purchase Agreement, the other documents and agreements contemplated thereby and the Asset Sale, (2) determined that the Plan of Liquidation, including the sale of substantially all of the assets of the Company, the Company’s liquidation and the Company’s dissolution pursuant to the Plan of Liquidation, is advisable and in the best interests of the Company and approved the Plan of Liquidation, and (3) recommended that holders of shares of common stock vote FOR the proposal to approve the Asset Sale and FOR the proposal to approve the Plan of Liquidation. Because the Board is comprised of only Mr. Weil and two independent directors and Mr. Weil abstained, the recommendation and other determinations of the Board with respect to the Asset Sale and the Plan of Liquidation were made by the Company’s independent directors, who are also the only members of the Special Committee. The Board also unanimously recommends that holders of shares of common stock vote FOR the other proposals.

This proxy statement contains important information about the Company and each of the proposals. The Company encourages you to read this proxy statement carefully before voting, including the section entitled “Risk Factors” beginning on page 88.

Please authorize a proxy to vote your shares as promptly as possible, whether or not you plan to attend the Annual Meeting. To authorize a proxy, complete, sign, date and mail your proxy card in the preaddressed postage-paid envelope provided or authorize your proxy by one of the other methods specified in this proxy statement or the accompanying notices. Authorizing a proxy will ensure that your vote is counted at the Annual Meeting if you do not attend in person. You may revoke your proxy at any time before it is voted. Please review this proxy statement for more complete information regarding the Purchase Agreement, the Asset Sale, Plan of Liquidation and the Annual Meeting.

[•]
W. Todd Jensen
Interim Chief Executive Officer and President
American Realty Capital Healthcare Trust III, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Asset Sale or the Plan of Liquidation, passed upon the merits or fairness of the Asset Sale or the Plan of Liquidation, or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated [•], 2017 and is first being mailed to stockholders on or about [•], 2017.

405 Park Avenue, 4th Floor
New York, New York 10022
(212) 415-6500

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2017

To the Stockholders of American Realty Capital Healthcare Trust III, Inc.:

The 2017 annual meeting of stockholders (the “Annual Meeting”) of American Realty Capital Healthcare Trust III, Inc., a Maryland corporation (the “Company,” “we,” “us,” or “our”), will be held at [•], on [•], 2017, commencing at [•], local time, for the following purposes:

1.	to consider and vote on a proposal to approve the sale of substantially all of the assets of the Company to Healthcare Trust, Inc., a Maryland corporation (“HTI”), pursuant to and on the terms set forth in the Purchase Agreement, dated as of June 16, 2017 (the “Purchase Agreement”), by and among the Company, American Realty Capital Healthcare Trust III Operating Partnership, L.P., a Delaware limited partnership and the Company’s operating partnership (the “OP”), ARHC TRS Holdco III, LLC, a subsidiary of the OP, HTI, HTI’s operating partnership and one of its subsidiaries (together with the other transactions contemplated by the Purchase Agreement, the “Asset Sale”);
2.	to consider and vote on a proposal to approve the plan of liquidation and dissolution of the Company (the “Plan of Liquidation”), including the complete liquidation and dissolution of the Company as contemplated thereby;
3.	to consider and vote on the election of three directors to serve for one year, until the Company’s 2018 annual meeting of stockholders and their successors are duly elected and qualified;
4.	to consider and vote on a proposal to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2017;
5.	to consider and vote on a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the Annual Meeting, to solicit additional proxies in favor of the proposals above; and
6.	to consider and act upon such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Company’s board of directors (the “Board”) has fixed the close of business on [•], 2017 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the Annual Meeting. Only holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Approval of each of the Asset Sale and the Plan of Liquidation requires the affirmative vote of at least a majority of the outstanding shares of common stock, excluding for the purposes of the approval of the Asset Sale, shares of common stock beneficially owned by the Company’s advisor, any director of the Company or any of their respective affiliates, including AR Global Investments, LLC.

Directors will be elected by the affirmative vote of the holders of a majority of the outstanding shares of common stock, present in person or by proxy, to elect each nominee, provided that a quorum is present. Approval of the proposal to ratify the appointment of KPMG requires the affirmative vote of the majority of the votes cast for the proposal at the Annual Meeting, provided that a quorum is present. The proposal to adjourn the Annual Meeting requires the affirmative vote of the majority of the votes cast for the proposal.

Based on the unanimous recommendation of a special transaction committee of the Board consisting solely of the two independent directors on the Board (the “Special Committee”), the Board (with Edward M. Weil, Jr., the executive chairman of the Board and a member of the board of directors of HTI, abstaining) has unanimously (1) determined that each of the Purchase Agreement, the other documents and agreements contemplated thereby and the Asset Sale are fair and reasonable, both financially and otherwise, to the Company and advisable and in the best interests of the Company and its stockholders and approved each of the Purchase Agreement, the other documents and agreements contemplated thereby and the Asset Sale, (2) determined that the Plan of Liquidation, including the sale of substantially all of the assets of the Company, the Company’s liquidation and the Company’s dissolution pursuant to the Plan of Liquidation, is advisable and in the best interests of the Company and approved the Plan of Liquidation, and (3) recommended that holders of shares of common stock vote FOR the proposal to approve the Asset Sale and FOR the proposal to approve the Plan of Liquidation. Because the Board is comprised of only Mr. Weil and two independent directors and Mr. Weil abstained, the recommendation and other determinations of the Board with respect to the Asset Sale and the Plan of Liquidation were made by the Company’s independent directors, who are also the only members of the Special Committee. The Board also unanimously recommends that holders of shares of common stock vote FOR the other proposals.

YOUR VOTE IS IMPORTANT

Please authorize a proxy to vote your shares as promptly as possible, regardless of whether you plan to attend the Annual Meeting. To authorize a proxy, complete, sign, date and mail your proxy card in the preaddressed postage-paid envelope provided or, if the option is available to you, call the toll free telephone number listed on your proxy card or use the internet as described in the instructions on the proxy card to authorize your proxy. Authorizing a proxy will assure that your vote is counted at the Annual Meeting if you do not attend in person. You may revoke your proxy at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the Purchase Agreement, the Asset Sale, the Plan of Liquidation and the Annual Meeting.

By Order of the Board of Directors of
American Realty Capital Healthcare Trust III, Inc.

New York, New York [•], 2017	[•] Katie P. Kurtz Chief Financial Officer, Treasurer and Secretary

Page
QUESTIONS AND ANSWERS	1
Questions About the Asset Sale and the Plan of Liquidation	2
Questions About the Other Proposals	10
Questions About the Annual Meeting	10
SUMMARY	14
SPECIAL FACTORS	24
Background of the Asset Sale and the Plan of Liquidation	24
Recommendation of the Board of Directors and the Company’s Purposes and Reasons for the Asset Sale and the Plan of Liquidation	38
Position of the Company, the OP and HT III Holdco as to Fairness to the Company’s Unaffiliated Stockholders	41
HTI’s Purposes and Reasons for the Asset Sale	44
Position of HTI, HTI OP and HTI Holdco as to Fairness to the Company’s Unaffiliated Stockholders	46
Opinion of the Special Committee’s Financial Advisor	47
Other Presentations by the Special Committee’s Financial Advisor	52
Opinion of the HTI Special Committee's Financial Advisor	53
Other Presentations by the HTI Special Committee's Financial Advisor	58
Certain Unaudited Projections Provided to the Board, the Special Committee, the Special Committee’s Financial Advisor, the HTI Board, the HTI Special Committee and the HTI Special Committee’s Financial Advisor	59
Financing of the Asset Sale	61
Fees and Expenses	63
Plans for the Company After the Asset Sale	64
Interests of the Advisor and the Company’s Directors and Executive Officers in the Asset Sale and the Plan of Liquidation	64
Regulatory Approvals Required for the Asset Sale and the Plan of Liquidation	67
Accounting Treatment	67
Provisions for Unaffiliated Stockholders	67
THE PURCHASE AGREEMENT	68
Parties to the Purchase Agreement	68
Closing Date	69
Purchase Price	69
Escrow Agreement	69
Representations and Warranties	69
Conditions to Completion	70
Covenants and Agreements	71
Indemnification	76
Termination; Termination Fee and Expenses	77
Miscellaneous Provisions	78
AR GLOBAL ARRANGEMENTS	79
Letter Agreement	79
Executed Amendments to the Advisory Agreement and Property Management Agreement	80
Contemplated Amendments to Advisory Agreement and LPA	80
THE PLAN OF LIQUIDATION	83
Range of Liquidating Distributions	83
Liquidating Procedures	85
Liquidating Trust	86

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iii

QUESTIONS AND ANSWERS

Unless stated otherwise, all references in this proxy statement to “we,” “us,” “our” and the “Company” are to American Realty Capital Healthcare Trust III, Inc., a Maryland corporation and also include references to the Company’s operating partnership and indirect subsidiaries, unless the context otherwise requires; all references to the “OP” are to American Realty Capital Healthcare Trust III Operating Partnership, L.P., a Delaware limited partnership and the Company’s operating partnership; and all references to “HTI” are to Healthcare Trust, Inc., a Maryland corporation and also include references to HTI’s operating partnership and indirect subsidiaries, unless the context otherwise requires; all references to the “HTI OP” are to Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of HTI; all references to the “Purchase Agreement” are to the Purchase Agreement, dated as of June 16, 2017, by and among the Company, the OP, ARHC TRS Holdco III, LLC, a subsidiary of the OP (“HT III Holdco”), HTI, HTI OP and ARHC TRS Holdco II, LLC, a subsidiary of the HTI OP (“HTI Holdco”), a copy of which is attached as Annex A to this proxy statement; all references to the “Plan of Liquidation” are to the Company’s plan of liquidation and dissolution (the “Plan of Liquidation”), a copy of which is attached as Annex B to this proxy statement,

The following are some questions that you, as a stockholder to whom the notice of annual meeting and this proxy statement are addressed, may have regarding the proposals being considered and brief answers to those questions. The Company urges you to read carefully this entire proxy statement, including the Annexes, and the other documents to which this proxy statement refers, because the information in this section does not provide all the information that might be important to you.

Q:	What am I being asked to vote upon?
A:	The Company’s Board of Directors (the “Board of Directors” or the “Board”) is using this proxy statement to solicit proxies of the Company’s stockholders in connection with the matters to be considered at the 2017 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company will ask you to consider and vote on the following matters:
•	the approval of the sale of substantially all of the Company’s assets to HTI, pursuant to and on the terms set forth in the Purchase Agreement, and the other transactions contemplated thereby (together, the “Asset Sale”);
•	the approval of the Plan of Liquidation, including the complete liquidation and dissolution of the Company contemplated thereby;
•	the election of three directors to serve for one year, until the Company’s 2018 annual meeting of stockholders and their successors are duly elected and qualified;
•	the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and
•	the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the Annual Meeting, to solicit additional proxies in favor of the proposals above.

You will also be asked to consider and act on any matters as may properly come before the Annual Meeting or any postponement or adjournment thereof. The Board does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Questions About the Asset Sale and the Plan of Liquidation

Q:	Why are the proposals to approve the Asset Sale and the Plan of Liquidation being submitted to stockholders?
A:	On June 16, 2017, the Company entered into the Purchase Agreement with HTI, an entity sponsored and advised by affiliates of the Company’s advisor, American Realty Capital Healthcare III Advisors, LLC (the “Advisor”), pursuant to which the Company agreed to sell substantially all of its assets to HTI in the Asset Sale. The Plan of Liquidation will not become effective until the date the Asset Sale is consummated (the “Closing Date”). The Asset Sale may only be consummated if stockholders approve the Asset Sale and the Plan of Liquidation. Subject to the Asset Sale being completed, the Company intends to wind up its affairs and distribute its assets, which are expected to consist primarily of cash after satisfying the Company’s liabilities, to the holders of its common stock in accordance with the Plan of Liquidation.
Q:	Why did the Company enter into the Purchase Agreement?
A:	Based on the recommendation of the special transaction committee comprised entirely of the two independent directors on the Board (the “Special Committee”), the Board has determined that each of the Purchase Agreement, the other documents and agreements contemplated thereby and the Asset Sale are fair and reasonable, both financially and otherwise, to the Company, and advisable and in the best interests of the Company and its stockholders, and that the Asset Sale and the Plan of Liquidation are substantively and procedurally fair to the Company’s unaffiliated stockholders, after careful consideration of a number of factors including:
•	the fixed cash consideration to be paid in connection with the Asset Sale by HTI, consisting of $120.0 million, less the $4.9 million principal amount of the Philip Center Loan, which will be assumed by HTI or repaid by the Company, and associated costs;
•	in light of the Special Committee’s consideration of potential strategic alternatives, the likelihood that the Company would have difficulty achieving access to public equity capital markets and continuing to grow on a stand-alone basis;
•	in light of the Special Committee’s consideration of potential strategic alternatives, the likelihood that the Company would have difficulty achieving a liquidity event that would provide greater value to the Company’s stockholders in both the near-term and long-term future; and
•	the fact that the Special Committee conducted a thorough and diligent strategic review process, including communicating with 25 potential buyers regarding a potential transaction.

The Board and the Special Committee also considered a variety of other factors, including risks and other potentially negative factors. For a more complete discussion of the factors and risks considered by the Board and the Special Committee, see “Special Factors — Recommendation of the Board of Directors and the Company’s Purposes and Reasons for the Asset Sale and the Plan of Liquidation” and “— Position of the Company, the OP and HT III Holdco as to Fairness to the Company’s Unaffiliated Stockholders.”

Q:	How does the Board recommend that stockholders vote on the proposals to approve the Asset Sale and the Plan of Liquidation?
A:	Based on the unanimous recommendation of the Special Committee, the Board unanimously (with Edward M. Weil, Jr., the executive chairman of the Board and a member of the board of directors of HTI (the “HTI Board”), abstaining) recommends that holders of shares of common stock vote FOR the proposal to approve the Asset Sale and FOR the proposal to approve the Plan of Liquidation.
Q:	Who is HTI?
A:	HTI, the purchaser in the Asset Sale, is a Maryland corporation formed and sponsored by affiliates of the Advisor. Like the Company, HTI invests in healthcare real estate, focusing on seniors housing and medical office buildings (“MOB”) located in the United States. As of June 30, 2017, HTI owned

163 properties located in 29 states and comprised of 8.5 million rentable square feet. HTI is externally managed by Healthcare Trust Advisors, LLC (the “HTI Advisor”), an entity controlled by American Realty Capital VII, LLC (the “Sponsor”), which is wholly owned by AR Global Investments, LLC (“AR Global”). The HTI Advisor and the Advisor are under common control with AR Global.
Q:	What is the purchase price for the Company’s assets and when will it be paid?
A:	Under the Purchase Agreement, HTI has agreed to purchase all of the Company’s properties for a purchase price of $120.0 million (the “Purchase Price”). The Purchase Price is subject to customary prorations and closing adjustments in accordance with the terms of the Purchase Agreement, which are estimated to be $0.8 million payable to HTI assuming the Asset Sale closes on November 30, 2017, and will be payable on the Closing Date less the principal amount of the loan secured by the Company’s Philip Center property (the “Philip Center Loan”), which was $4.9 million as of the date of this proxy statement. Pursuant to the terms of the Purchase Agreement, HTI has agreed to use commercially reasonable efforts (including paying early termination fees not to exceed $200,000) to assume the Philip Center Loan and to cause the Company to be released from the guaranty associated with the Philip Center Loan. If HTI does not assume the Philip Center Loan on the Closing Date or if the Company is not released from the guaranty associated with the Philip Center Loan, the Philip Center Loan will be repaid in full by the Company on the Closing Date and any early termination fee in excess of $200,000 will be subtracted from the Purchase Price.

On the Closing Date, HTI will deposit $6.0 million of the Purchase Price (the “Escrow Amount”) payable into an escrow account for the benefit of the Company on the Closing Date, and the Escrow Amount, less any amounts paid or reserved for pending or unsatisfied indemnification claims of HTI made pursuant to the Purchase Agreement, will be released in installments thereafter over a period of 14 months following the Closing Date.

Q:	What assets are being sold by the Company pursuant to the Purchase Agreement?
A:	The assets subject to the Asset Sale represent the membership interests in indirect subsidiaries of the Company which collectively own all 19 of the Company’s properties and comprise substantially all of the Company’s assets. These properties are referred to individually as a “Property” and collectively as the “Properties” throughout this proxy statement. See “The Company — Properties” for further details regarding the Properties.
Q:	What assets will not be sold by the Company?
A:	Following the completion of the Asset Sale, the only distributable assets of the Company are expected to be cash on hand, which the Company expects will ultimately be distributed in one or more liquidating distributions to its stockholders.
Q:	What liabilities will and will not be assumed by HTI?
A:	As part of the Asset Sale, HTI is required to use commercially reasonable efforts to assume the Philip Center Loan. None of the other Properties are encumbered by indebtedness, and HTI will not assume any of the Company’s other liabilities.
Q:	When does the Company expect to complete the Asset Sale?
A:	The Company expects to complete the Asset Sale as soon as practicable following stockholder approval of the Asset Sale and the Plan of Liquidation. However, there can be no assurance regarding the timing of completing the Asset Sale because the transaction is subject to a number of customary closing conditions.
Q:	What will happen if the Asset Sale or the Plan of Liquidation is not approved?
A:	If stockholders do not approve the Asset Sale or the Plan of Liquidation, a condition to the closing of the Asset Sale will have failed and the Company or HTI may terminate the Purchase Agreement. In connection with any termination of the Purchase Agreement on this basis, the Company will be responsible for reimbursing HTI for up to $850,000 of actual third party, non-HTI Advisor expenses, including non-HTI Advisor legal fees and any fee paid to the HTI Special Committee’s financial advisor, incurred in connection with the transactions contemplated by the Purchase Agreement.
Q:	What will happen if the Asset Sale does not close?
A:	If the Asset Sale does not close, the Plan of Liquidation will not become effective and the Company will not be permitted to liquidate and dissolve but will instead continue to operate its business, including potentially pursuing other strategic options.
Q:	What will happen under the Plan of Liquidation?
A:	Under the Plan of Liquidation, which becomes effective when the Asset Sale closes, the Company will be authorized to sell all of its remaining assets, liquidate and dissolve the Company and its subsidiaries, and distribute the net proceeds of such liquidation in accordance with the provisions of the Company’s charter (the “Charter”), the Company’s bylaws and the laws of the State of Maryland.

See “The Plan of Liquidation” for further details.

Q:	What is the range of net liquidation proceeds estimated by the Board to be available for distribution pursuant to the Plan of Liquidation, including any initial distribution immediately following the closing of the Asset Sale, and how were those estimates determined?
A:	The Board estimates that the net cash proceeds available for distribution to the Company’s stockholders pursuant to the Plan of Liquidation will be $17.67 to $17.81 per outstanding share of common stock. This range is an increase from the prior estimated range of $17.49 to $17.64 per share included in the Company’s proxy statement dated July 18, 2017. The increase resulted primarily from the additional cash from operations due to a later estimated Closing Date. To assist the Board in estimating the range of total liquidating distributions, the Advisor prepared an estimate of the range of net proceeds from the Asset Sale that may be available to distribute to the Company’s stockholders in one or more liquidating distributions pursuant to the Plan of Liquidation (the “Liquidation Analysis”).

Based on the Liquidation Analysis and subject to review and approval by the Board and the closing of the Asset Sale, we expect to pay an initial liquidating distribution of $15.75 per outstanding share of common stock within two weeks following the closing of the Asset Sale. This estimate of an initial liquidating distribution is based on certain assumptions, including that the Company retains the Escrow Amount and a certain amount of cash on hand for unknown and outstanding liabilities and expenses.

The Liquidation Analysis reflects, among other things, the Advisor’s best estimate of:

•	the prorations that would be payable to HTI pursuant to the Purchase Agreement;
•	the costs and expenses of consummating the Asset Sale and implementing the Plan of Liquidation; and
•	the Company’s assets and liabilities on the Closing Date.

These, and other estimates used in the Liquidation Analysis, are based on a number of assumptions, including that:

•	the Closing Date occurred on either (A) December 31, 2017 (the high end of the range), or (B) November 30, 2017 (the low end of the range);
•	the final liquidating distribution will occur before there is any need to transfer the Company’s assets to a liquidating trust on either (A) the 14-month anniversary of the Closing Date, which is the earliest date the Company is permitted to make its final liquidating distribution to stockholders under the Plan of Liquidation (the high end of the range), or (B) the two-year anniversary of the Closing Date, which is the latest date the Company is permitted to make its final liquidating distribution to stockholders under the Plan of Liquidation (the low end of the range);

•	all $6.0 million of the Purchase Price payable into an escrow account for the benefit of the Company on the Closing Date reserved for pending or unsatisfied indemnification claims of HTI made pursuant to the Purchase Agreement will be released in installments thereafter over a period of 14 months following the Closing Date; and
•	2,666 restricted shares of the Company’s common stock (“restricted shares”) issued under the Company’s employee and director incentive restricted share plan (the “RSP”), will be issued to the Company’s independent directors in connection with the Annual Meeting.

The following table, prepared by the Advisor, summarizes the individual components of the range of net cash proceeds available for distribution pursuant to the Plan of Liquidation estimated by the Board based on the Liquidation Analysis.

(all dollars in thousands, except per share)	Low End	High End
Gross Proceeds from Asset Sale(1)	$120,000	$120,000
Philip Center Loan(2)	(4,905)	(4,897)
Estimated Proration Payable to HTI	(771)	(771)
Estimated Net Other Assets and Liabilities(3)	13,463	13,823
Estimated Unpaid Transaction/Liquidation Costs(4)	(4,842)	(4,208)
Estimated Net Proceeds from Plan of Liquidation	$122,945	$123,947
Shares of common stock (fully diluted)(5)	6,959,059	6,959,059
Estimated Per-Share Liquidating Distributions	$17.67	$17.81

(1)	Represents the Purchase Price agreed upon by the parties to the Purchase Agreement for the purchase of the Properties.
(2)	Represents the outstanding balance (principal and interest) of the Philip Center Loan estimated as of the Closing Date. The amount payable to the Company with respect to the Purchase Price on the Closing Date will be less the principal amount of the Philip Center Loan, which will be assumed by HTI or repaid by the Company.
(3)	Primarily represents the Advisor’s estimate of net cash on hand as of the Closing Date. This net amount also gives effect to approximately $0.7 million (the low end of the range) and $0.6 million (the high end of the range) estimated to become payable in cash by the Advisor to the Company following the Closing Date pursuant to the Letter Agreement (as defined herein and described in more detail under “AR Global Arrangements — Letter Agreement”).
(4)	Represents the Advisor’s estimate of the remaining unpaid transaction and closing costs payable in connection with the consummation of the Asset Sale and the costs of implementing the Plan of Liquidation. The total estimated transaction and liquidation costs pursuant to the Asset Sale and Plan of Liquidation, representing the aggregate of both amounts that have actually been paid through the date of this proxy statement and amounts estimated to be paid through the expected Closing Date and the implementation of the Plan of Liquidation that remain unpaid, are described in more detail in the table below. These costs include: (i) estimated transaction and closing costs associated with the consummation of the Asset Sale including, among other costs, fees payable to the Company’s financial advisor and legal fees, and (ii) estimated liquidation costs including, among other costs, the costs of services provided by third parties other than the Advisor required in connection with the implementation of the Plan of Liquidation. The variation between the estimates at the high end and the low end of the range primarily relate to the assumptions made regarding the amount of time that transpires between the Closing Date and the final liquidating distribution.
(5)	Includes 90 limited partnership units of the OP designated as “OP Units” (“OP Units”) beneficially owned by AR Global and 2,666 restricted shares that will be automatically granted to the Company’s independent directors in connection with the Annual Meeting. In accordance with the LPA, a holder of an OP Unit will receive liquidating distributions under the Plan of Liquidation at the same time and in the same amount per unit as a holder of a share of the Company’s common stock will receive per share.

The table below, prepared by the Advisor, summarizes the total estimated transaction and liquidation costs pursuant to the Asset Sale and Plan of Liquidation, representing the aggregate of both amounts that have actually been paid through the date of this proxy statement and amounts estimated to be paid through the expected Closing Date and the implementation of the Plan of Liquidation.

(all dollars in thousands) Estimated Transaction/Liquidation Costs:	Low End	High End
Philip Center Loan Transfer Tax and Closing Costs	$390	$389
Legal Costs	1,115	1,055
Accounting Costs	855	658
Insurance Costs	314	183
Financial Advisor	1,250	1,250
Proxy/Shareholder Solicitation Costs	368	268
Other Additional Costs	1,465	1,320
Total Estimated Transaction/Liquidation Costs:	$5,757	$5,122

The Liquidation Analysis is based on certain assumptions and there can be no guarantee as to the exact amount that the Company will distribute to its stockholders pursuant to the Plan of Liquidation. Moreover, shares of the Company’s common stock are not listed on a national securities exchange, and the estimated range of liquidating distributions does not represent the amount a stockholder would obtain if a stockholder sold his or her shares. With respect to the estimated prorations and closing adjustments, the Company’s estimated assets and liabilities on the Closing Date and estimated costs and expenses of closing the Asset Sale and liquidating the Company, the methodologies employed were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions regarding the actual operating results of the Properties prior to the Closing Date, the actual cost of operating the Company, the actual Closing Date, the actual amount of time it will take to complete the implementation of the Plan of Liquidation and whether the Company will be required to provide for any unknown and outstanding liabilities and expenses, which may include the establishment of a reserve fund or transferring assets to a liquidating trust to pay contingent liabilities and ongoing expenses in an amount to be determined as information concerning such contingencies and expenses becomes available.

These estimates are based on circumstances and conditions existing as of the date of this proxy statement. Changes in these circumstances and conditions during the period under which the Company implements the Plan of Liquidation could have a material effect on the ultimate timing and amount of liquidating distributions paid to stockholders. If the Company underestimates its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount ultimately distributed to stockholders would be less than estimated. Funding indemnity claims or other contingent liabilities could delay and reduce distributions to stockholders.

See “The Plan of Liquidation — Range of Liquidating Distributions.”

Q:	When will I receive my liquidating distributions?
A:	The Board expects to authorize an initial liquidating distribution to be paid to stockholders within two weeks following the closing of the Asset Sale, but the Board has not established a definitive timetable for paying additional liquidating distributions. The Plan of Liquidation requires the Company to use commercially reasonable efforts to cause the liquidation and dissolution of the Company to occur and to make the complete distribution of all assets of the Company to the holders of outstanding shares of common stock no later than the second anniversary of the effective date of the Plan of Liquidation. The Plan of Liquidation also provides, however, that this final distribution will not occur earlier than the end of the 14-month survival period of the representations and warranties under the Purchase Agreement and will not occur prior to final resolution of any unsatisfied indemnification claims that are first made prior to the end of that period.

If the Board decides it would not be feasible for the Company to pay, or adequately provide for, all debts and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the liquidation of the Company) at the time the final distribution is to be paid, the Board may establish a liquidating trust and the Company may transfer its remaining assets and liabilities to that liquidating trust. The Company would then distribute beneficial interests in the liquidating trust to its stockholders. If the Company establishes a reserve fund, the Company may pay a final distribution from any funds remaining in the reserve fund after it determines that all of the Company’s liabilities and obligations have been paid.

The actual amounts and timing of the liquidating distributions will be determined by the Board or, if a liquidating trust is formed, by the trustees of the liquidating trust, in their discretion. We cannot predict the timing or amount of any liquidating distributions, as uncertainties exist regarding the precise value of any remaining assets after the Asset Sale, the final amount of our liabilities and obligations, the operating costs and amounts to be set aside in a reserve fund for claims, obligations and provisions during the liquidation and dissolution process.

Q:	What is a liquidating trust?
A:	A liquidating trust is a trust organized for the primary purpose of liquidating and distributing the assets transferred to it. Pursuant to applicable rules relating to entities that qualify as a real estate investment trust for U.S. federal income tax purposes (“REIT”), in order to deduct liquidating distributions as dividends, the Company must complete the liquidation within 24 months of the date the Plan of Liquidation is adopted. If the Company is unable to do so, it may satisfy this requirement by transferring and assigning its remaining assets and liabilities to a liquidating trust prior to the end of the 24-month period. This is necessary for the Company to meet the annual distribution requirement and not be subject to U.S. federal income tax on the amount of liquidating distributions. If the Company forms a liquidating trust, the Company would then distribute beneficial interests in the liquidating trust to its stockholders. Your interests in a liquidating trust will be generally non-transferable except by will, intestate succession or operation of law.
Q:	Do the Company’s directors and officers (including all of the Company’s executive officers and one of the Company’s directors in their capacities as executives or members of the Advisor, the HTI Advisor and their affiliates) have interests in the Asset Sale or the Plan of Liquidation that may differ from those of the Company’s stockholders?
A:	In considering the recommendation of the Board (with Mr. Weil abstaining) to approve the Asset Sale and the Plan of Liquidation, you should note that the Company’s directors and officers (including all of the Company’s executive officers and one of the Company’s directors in their capacities as executives or members of the Advisor, the HTI Advisor and certain of their affiliates) may have interests in the Asset Sale and Plan of Liquidation that are different from, or in addition to, the interests of stockholders. Both the Advisor and the HTI Advisor, as well as their respective property managers, American Realty Capital Healthcare III Properties, LLC (the “Property Manager”) and Healthcare Trust Properties, LLC (the “HTI Property Manager”), are indirectly owned and controlled by AR Global. Edward M. Weil, Jr., the executive chairman of the Board, is also a member of the HTI Board. Mr. Weil owns a non-controlling interest in the parent of AR Global and is also the chief executive officer of AR Global. In addition, the Company, HTI, the Advisor, the HTI Advisor, the Property Manager and the HTI Property Manager have the same executive officers. These interests also include the following:
•	under a letter agreement (as amended, the “Letter Agreement”) that was entered into in connection with the execution of the Purchase Agreement by and among the Company, the Advisor, the Property Manager and AR Global, as guarantor, subject to completing the Asset Sale, the obligation of the Advisor and its affiliates to pay the Company approximately $3.68 million with respect to certain expense reimbursements or fees previously paid by the Company to the Advisor or its affiliates will be satisfied in exchange for:
º	surrender (in accordance with the Letter Agreement as described in “AR Global Arrangements — Letter Agreement”) by the Advisor of 83,018 limited partnership units of the OP designated as Class B Units (“Class B Units”) previously issued to the Advisor and the additional Class B Units to be issued in November 2017 with respect to the quarter ended September 30, 2017 in accordance with the terms of the Company’s advisory agreement with the Advisor (the “Advisory Agreement”) and the limited partnership agreement of the OP (the “LPA”);
º	an agreement by the Advisor and the Property Manager to waive or assume certain fees and expense reimbursements that are payable or that become payable by the Company to the Advisor for providing transition services required to implement the Plan of Liquidation or other services provided during 2017 in an aggregate amount valued at $1.1 million and to waive an amount equal to cash asset management and oversight fees that would become payable if the Asset Sale closes with respect to services provided by the Advisor for the quarter commencing October 1, 2017 through and including the Closing Date; and
º	an agreement by the Advisor to pay the Company any remaining amounts in cash following the Closing Date;
•	pursuant to the Letter Agreement, prior to the Closing Date and subject to completing the Asset Sale, the Company and the Advisor have agreed to enter into amendments to the Advisory Agreement and the LPA effective as of October 1, 2017 to facilitate the establishment of a value for Class B Units consistent with the applicable provisions of the Letter Agreement and certain of the other payments contemplated by the Letter Agreement, even though, without these amendments, the Advisor would not be entitled to receive liquidating distributions in connection with the Plan of Liquidation;
•	the acquisition of the Properties by HTI could result in an increase in the fees payable by HTI to the HTI Advisor and the HTI Property Manager and their affiliates under the advisory agreement between HTI and the HTI Advisor (the “HTI Advisory Agreement”) and the property management agreement between HTI and the HTI Property Manager (“HTI Property Management Agreement”);
•	all outstanding and unvested restricted shares including 4,798 unvested restricted shares held by the Company’s two independent directors in the aggregate as of the record date and the 1,333 restricted shares automatically granted to each of the Company’s independent directors in connection with the Annual Meeting, will vest upon the sale of all or substantially all of the Company’s assets, which would occur if the Asset Sale is consummated;
•	HTI may be required to reimburse the HTI Advisor for insourced acquisition expenses up to a maximum of $0.6 million, representing 0.5% of the contract purchase price (as defined in HTI’s charter) being paid to acquire the Properties; and
•	HTI common stock may increase in value as a result of the Asset Sale, which may benefit HTI’s stockholders generally as well as AR Global, which directly or indirectly beneficially owns 8,888 shares of HTI common stock and 359,340 shares of HTI common stock issuable in exchange for certain performance-based restricted, forfeitable interests in the HTI OP.

Other than as contemplated by the Letter Agreement, if the Asset Sale is completed, no fees or other amounts are or will become due or otherwise payable under the Advisory Agreement, the Company’s property management agreement with the Property Manager (the “Property Management Agreement”), the LPA or any other agreement between the Company and the Advisor and its affiliates.

In addition, you should note that inherent conflicts of interest exist where the individuals who comprise the management teams of the Company and HTI are the same individuals and those individuals are assisting the Board and HTI Board in connection with the Asset Sale. In addition, P. Sue Perrotty, an independent director of the Company, has served as an independent director of another AR Global-sponsored REIT, Global Net Lease, Inc. (“GNL”), since March 2015 and two other entities previously sponsored by AR Global that are now managed by unrelated advisors.

See “Special Factors — Interests of the Advisor and the Company’s Directors and Executive Officers in the Asset Sale and the Plan of Liquidation.”

Q:	Are there any risks related to the Asset Sale or the Plan of Liquidation?
A:	Yes. You should carefully review the section entitled “Risk Factors” beginning on page 88 of this proxy statement.
Q:	What are the United States federal income tax consequences of the Asset Sale and the Plan of Liquidation?
A:	In general, if the Plan of Liquidation is approved and becomes effective and the Company is liquidated, distributions to a stockholder under the Plan of Liquidation, including each stockholder’s pro rata share of the fair market value of any assets that are transferred to a liquidating trust, should not be taxable to the stockholder for U.S. federal income tax purposes until the aggregate amount of liquidating distributions to the stockholder exceeds the adjusted tax basis in the stockholder’s shares of common stock, and then should be taxable to the stockholder as capital gain (assuming the stockholder holds his, her or its shares as a capital asset). To the extent the aggregate amount of liquidating distributions to a stockholder is less than the adjusted tax basis in his, her or its shares of common stock, the stockholder generally will recognize a capital loss (assuming the stockholder holds his, her or its shares as a capital asset) in the year the final distribution is received by the stockholder. The transfer of the Company’s assets to a liquidating trust is a taxable event to the Company’s stockholders notwithstanding that the stockholders may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. Please see the section entitled “Material U.S. Federal Income Tax Consequences” for a more detailed summary of the possible U.S. federal income tax consequences. Stockholders should consult their own tax advisors as to the tax effect of their particular circumstances.
Q:	Am I entitled to appraisal rights or dissenters’ rights in connection with the proposals to approve the Asset Sale or the Plan of Liquidation?
A:	No. Under the Maryland General Corporation Law (the “MGCL”) and pursuant to the Charter, the Company’s stockholders are generally not entitled to appraisal rights or to any similar rights of dissenters for their shares of common stock in connection with the proposals to approve the Asset Sale or the Plan of Liquidation. See “Appraisal Rights.”
Q:	Will I still be able to sell or transfer my shares of common stock following the closing of the Asset Sale and the effectiveness of the Plan of Liquidation?
A:	There is no established public trading market for shares of common stock because common stock is not listed on a stock exchange. However, shares of common stock will be transferable following the closing of the Asset Sale to the same extent as before the closing of the Asset Sale up until the Company files its Articles of Dissolution. If the Plan of Liquidation is approved by the Company’s stockholders, the Board will then decide when to file the Articles of Dissolution with the State Department of Assessments and Taxation of Maryland (the “SDAT”). From and after the date the Company files the Articles of Dissolution with the SDAT, the Company will close its stock transfer books and discontinue recording transfers of shares of common stock. Thereafter, certificates representing shares of common stock will not be assignable or transferable on the Company’s books.

If the Company transfers its remaining assets and liabilities to a liquidating trust and distributes beneficial interests in the liquidating trust to its stockholders, the shares of beneficial interest in the liquidating trust will be generally non-transferable except by will, intestate succession or operation of law.

Q:	Will I continue to receive regular distributions on my common stock prior to the completion of the dissolution?
A:	No. On July 18, 2017, in light of the pending Asset Sale and Plan of Liquidation, the Board determined that the Company would cease declaring and paying regular distributions to its stockholders following the distributions to stockholders of record with respect to each day during the month of July 2017 which were paid on August 1, 2017. If the Asset Sale and the Plan of Liquidation are approved by the Company’s stockholders at the Annual Meeting and the Plan of Liquidation becomes effective, the Company anticipates paying periodic liquidating distributions, including an initial liquidating distribution of $15.75 expected to be paid within two weeks following the closing of the Asset Sale, as further described in this proxy statement, subject to satisfying its liabilities and obligations, in lieu of regular distributions. If, for some reason, the Asset Sale and the Plan of Liquidation are not approved by the Company’s stockholders at the Annual Meeting, the Board will further evaluate the Company’s distribution policy.

Questions About the Other Proposals

Q:	Am I being asked to vote on anything else?
A:	Yes. At the Annual Meeting, the Board is also asking you to consider and vote on:
•	the election of three directors to serve for one year, until the Company’s 2018 annual meeting of stockholders and their successors are duly elected and qualified;
•	a proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and
•	a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the Annual Meeting, to solicit additional proxies in favor of the other proposals.

You will also be asked to consider and act on any matters as may properly come before the Annual Meeting or any postponement or adjournment thereof. The Board does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above and the approval of the Asset Sale and the Plan of Liquidation.

Q:	How does the Board recommend that stockholders vote on these proposals?
A:	The Board unanimously recommends that stockholders vote FOR the election of each of the director nominees named in this proxy statement, FOR the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm, and FOR the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the Annual Meeting, to solicit additional proxies in favor of the other proposals.
Q:	What happens if the Company is liquidated and dissolved before the expiration of the term of any of the directors elected at the Annual Meeting?
A:	Following the liquidation and dissolution of the Company, the Company will no longer have a Board or directors and all of the Company’s then current directors will cease serving in that capacity, regardless of the timing of the expiration of their respective terms.

Questions About the Annual Meeting

Q:	When and where will the Annual Meeting be held?
A:	The Annual Meeting will be held at [•], on [•], 2017, commencing at [•], local time.
Q:	Who can vote at the Annual Meeting?
A:	The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on [•], 2017. As of the record date, there were 6,956,304 shares of common stock outstanding held by approximately 3,837 holders of record. Each share of common stock is entitled to one vote on each proposal presented at the Annual Meeting.
Q:	What constitutes a quorum?
A:	The Charter and the Company’s bylaws state that the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Shares that are voted and shares abstaining from voting, if any, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What vote is required to approve the proposals at the Annual Meeting?
A:	Approval of each of the Asset Sale and the Plan of Liquidation requires the affirmative vote of at least a majority of the outstanding shares of common stock on each of the proposals to approve the Asset Sale and the Plan of Liquidation, excluding for the purposes of the approval of the Asset Sale, shares of common stock beneficially owned by the Advisor, any director of the Company or any of their respective affiliates, including AR Global. As of the record date, there were 16,886 shares of common stock beneficially owned by the Advisor, the Company’s directors and their respective affiliates, including AR Global.

Directors will be elected by the affirmative vote of the holders of a majority of the outstanding shares of common stock, present in person or by proxy, to elect each nominee, provided that a quorum is present. Approval of the proposal to ratify the appointment of KPMG requires the affirmative vote of the majority of the votes cast for the proposal at the Annual Meeting, provided that a quorum is present. The proposal to adjourn the Annual Meeting requires the affirmative vote of the majority of the votes cast for the proposal.

The Company’s bylaws authorize the chairperson of the meeting to adjourn the meeting in the discretion of the chairperson and without any action by the stockholders regardless of whether a quorum is present.

The closing of the Asset Sale is conditioned upon stockholder approval of both the Asset Sale and the Plan of Liquidation. Thus, if stockholders do not approve the Plan of Liquidation, the Asset Sale will not be completed even if stockholders approve the Asset Sale. Likewise, the effectiveness of the Plan of Liquidation is conditioned upon stockholder approval of the Plan of Liquidation and the closing of the Asset Sale. If the Asset Sale is not approved and does not close, the Plan of Liquidation will not become effective regardless of whether or not it has been approved.

Q:	What do I need to do now?
A:	After you have carefully read this proxy statement, please respond by completing, signing and dating your proxy card and returning it in the enclosed preaddressed postage-paid envelope or, if available, by authorizing your proxy by one of the other methods specified in your proxy card as promptly as possible so that your shares of common stock will be represented and voted at the Annual Meeting.

Please refer to your proxy card to see which voting options are available to you. The method by which you authorize a proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend the meeting in person.

Q:	How will my proxy be voted?
A:	All shares of the Company’s common stock entitled to vote and represented by properly completed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting as instructed on the proxies. If you properly sign, date and return a proxy card, but do not indicate how your shares of common stock should be voted on a matter, the shares of common stock represented by your proxy will be voted as the Board recommends and therefore FOR the proposal to approve the Asset Sale, FOR the proposal to approve the Plan of Liquidation, FOR the election of each of the director nominees named in this proxy statement, FOR the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm and FOR the proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the Annual Meeting, to solicit additional proxies in favor of the other proposals.

If you abstain from voting, your shares will not be counted as votes cast and will have the same effect as a vote against the proposal to approve the Asset Sale, the proposal to approve the Plan of Liquidation and the election of each of the director nominees named in this proxy statement, but will have no effect on the other proposals.

None of the Company’s common stock is held in “street name” and thus the Company does not anticipate any “broker non-votes” at the Annual Meeting. A “broker non-vote” would only occur if your shares were held in street name by a bank or other nominee and you did not provide that nominee with voting instructions.

Q:	Can I revoke my proxy or change my vote after I have delivered my proxy?
A:	Yes. You may revoke your proxy or change your vote at any time before your proxy is exercised at the Annual Meeting. If you are a holder of record, you can do this in any of the three following ways:
•	by sending a written notice to the Company’s Secretary at 405 Park Avenue, 4th Floor, New York, New York 10022, in time to be received before the Annual Meeting, stating that you would like to revoke your proxy;
•	by completing, signing and dating another proxy card and returning it by mail in time to be received before the Annual Meeting, or by authorizing a later dated proxy by the internet or telephone in which case your later-authorized proxy will be recorded and your earlier proxy revoked; or
•	by attending the Annual Meeting and voting in person.

Simply attending the Annual Meeting without voting will not revoke your proxy or change your vote.

Q:	Who will incur the expense of soliciting proxies?
A:	The Company is soliciting the proxy on behalf of the Board, and the Company will pay all costs of preparing, assembling and mailing the proxy materials. The Company’s directors and officers and employees of affiliates of the Advisor may solicit proxies on the Company’s behalf in person or by telephone, facsimile or other means, for which they will not receive any additional compensation. The Company has retained Broadridge Investor Communication Solutions, Inc. (“Broadridge”) to aid in the solicitation of proxies. Broadridge will receive a fee of approximately $20,000 for proxy solicitation services provided for the Company, plus up to approximately $88,000 in reimbursements of certain costs and out-of-pocket expenses incurred in connection with their services, all of which will be paid by the Company. The Company estimates that the proxy and solicitation costs paid by the Company will be between approximately $0.3 million and $0.4 million. See “The Plan of Liquidation — Range of Liquidating Distributions.” The Company will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold shares of common stock and to request authority for the exercise of proxies by the record holders on behalf of those people, if necessary. In accordance with the regulations of the SEC, the Company will reimburse these brokerage firms, and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of shares of common stock.
Q:	What should I do if I receive more than one set of voting materials for the Annual Meeting?
A:	You may receive more than one set of voting materials for the Annual Meeting, including multiple copies of this proxy statement and multiple proxy cards. If you are a holder of record and your shares of common stock are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card that you receive or, if available, please authorize your proxy by telephone or over the internet.
Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?
A:	The Securities and Exchange Commission (the “SEC”) has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or the Company reasonably believes they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us by reducing the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card.

The Company will promptly deliver, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy was previously delivered. If you would prefer to receive your own copy, you may direct requests for separate copies by calling the Company’s Investor

Relations department at (866) 902-0063 or by mailing a request to American Realty Capital Healthcare Trust III, Inc., 405 Park Avenue, 4th Floor, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Q:	Who can answer my questions?
A:	If you have any questions about the Asset Sale, the Plan of Liquidation, any of the proposals to be submitted to stockholders at the Annual Meeting or how to authorize your proxy, or need additional copies of this proxy statement or the enclosed proxy card, you should contact:

American Realty Capital Healthcare Trust III, Inc.
Attention: Investor Relations
405 Park Avenue, 4th Floor
New York, New York 10022
(866) 902-0063
www.thehealthcarereit3.com

You can also contact the proxy solicitor hired by the Company as follows:

Broadridge Investor Communication Solutions, Inc.

For Questions, Stockholders May Call: (855) 973-0094

To Vote Toll Free, Stockholders May Call: (800) 690-6903

SUMMARY

The following summary highlights some of the information contained in this proxy statement but may not contain all of the information that is important to you. For a more complete description of the Purchase Agreement, the Asset Sale and the Plan of Liquidation, the Company encourages you to read carefully this entire proxy statement, including the attached Annexes. The Company encourages you to read the information about the Company and HTI that has been filed with the SEC. You may obtain the information filed with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information.”

The Asset Sale and the Plan of Liquidation (page 24)

On June 16, 2017, the Company agreed to sell substantially all of its assets to HTI in the Asset Sale pursuant to and on the terms set forth in the Purchase Agreement for the Purchase Price of $120.0 million. The Purchase Price is subject to customary prorations and closing adjustments in accordance with the terms of the Purchase Agreement, which are estimated to be $0.8 million payable to HTI assuming the Asset Sale closes on November 30, 2017, and will be payable on the Closing Date less $4.9 million, the principal amount as of the date of this proxy statement of the Philip Center Loan, which will be assumed by HTI or repaid by the Company, and associated costs. HTI will deposit $6.0 million of the Purchase Price payable on the Closing Date into an escrow account for the benefit of the Company on the Closing Date, and this amount, less any amounts paid or reserved for pending or unsatisfied indemnification claims of HTI made pursuant to the Purchase Agreement, will be released in installments thereafter over a period of 14 months following the Closing Date.

In connection with its approval of the Purchase Agreement, the Board also approved the Plan of Liquidation, subject to stockholder approval. The closing of the Asset Sale is conditioned upon stockholder approval of both the Asset Sale and the Plan of Liquidation. Thus, if stockholders do not approve the Plan of Liquidation, the Asset Sale will not be completed even if stockholders approve the Asset Sale. Likewise, the effectiveness of the Plan of Liquidation is conditioned upon stockholder approval of the Plan of Liquidation and the closing of the Asset Sale. If the Asset Sale is not approved and does not close, the Plan of Liquidation will not become effective regardless of whether or not it has been approved. Pursuant to the Plan of Liquidation, if it becomes effective, the Company intends to wind up its affairs and distribute its assets, which are expected to consist primarily of cash after satisfying the Company’s liabilities, to the holders of its common stock in one or more liquidating distributions in accordance with the Plan of Liquidation.

Parties to the Purchase Agreement (page 68)

The Company was incorporated on April 24, 2014 as a Maryland corporation and elected and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2015. Substantially all of the Company’s business is conducted through the OP, a Delaware limited partnership of which the Company is the sole general partner. HT III Holdco, a Delaware limited liability company, is a wholly owned subsidiary of the OP. The Company was formed to primarily acquire a diversified portfolio of healthcare-related assets including MOBs, seniors housing communities and other healthcare-related facilities. The Company’s initial public offering (the “IPO”) raised significantly less capital than expected, realizing only $171.5 million in net proceeds. As of June 30, 2017, the Company owned 19 properties consisting of 0.5 million rentable square feet. The Company’s principal executive offices are located at 405 Park Avenue, 4th Floor, New York, New York 10022. The Company’s Investor Relations telephone number is (866) 902-0063.

The purchaser is HTI, a Maryland corporation that was formed and sponsored by affiliates of the Advisor. Substantially all of HTI’s business is conducted through its operating partnership, the HTI OP, a Delaware limited partnership of which HTI is the sole general partner. HTI Holdco, a Delaware limited liability company, is a wholly owned subsidiary of the HTI OP. Like the Company, HTI invests in healthcare real estate, focusing on seniors housing and MOBs, located in the United States. As of June 30, 2017, HTI owned 163 properties located in 29 states and comprised of 8.5 million rentable square feet.

The Company’s and HTI’s external advisors are both owned and controlled, indirectly, by AR Global.

Recommendation of the Board of Directors and the Company’s Purposes and Reasons for the Asset Sale and the Plan of Liquidation; Fairness of the Asset Sale (page 38)

Based on the unanimous recommendation of the Special Committee, which consisted solely of the Company’s two independent directors, the Board (with Mr. Weil abstaining) has unanimously (1) determined that each of the Purchase Agreement, the other documents and agreements contemplated thereby and the Asset Sale are fair and reasonable, both financially and otherwise, to the Company and advisable and in the best interests of the Company and its stockholders and approved each of the Purchase Agreement, the other documents and agreements contemplated thereby and the Asset Sale, (2) determined that the Plan of Liquidation, including the sale of substantially all of the assets of the Company, the Company’s liquidation and the Company’s dissolution pursuant to the Plan of Liquidation, is advisable and in the best interests of the Company and approved the Plan of Liquidation, and (3) recommended that stockholders vote FOR the Asset Sale and FOR the Plan of Liquidation.

Solely to comply with the disclosure requirements of Rule 13e-3 and related rules under the Exchange Act, the Special Committee recommended to the Board and the Board (with Mr. Weil not participating) has determined, for the Company, the OP and HT III Holdco, that the Asset Sale and the Plan of Liquidation are substantively and procedurally fair to and in the best interests of the Company and the Company’s unaffiliated stockholders.

In evaluating the Asset Sale and the Plan of Liquidation, the Board consulted with the Special Committee and its legal and financial advisors, and considered numerous factors and risks, which the Board and the Special Committee viewed as supporting their decisions. For a more complete discussion of the factors and risks considered, see “Special Factors —  Recommendation of the Board of Directors and the Company’s Purposes and Reasons for the Asset Sale and the Plan of Liquidation” and “— Position of the Company, the OP and HT III Holdco as to Fairness to the Company’s Unaffiliated Stockholders.”

HTI’s Purposes and Reasons for the Asset Sale; Fairness of the Asset Sale (page 44)

To reach a decision to authorize and approve the Asset Sale, the HTI Special Committee held a number of meetings, consulted with its legal and financial advisors, and considered a number of factors, some of which weighed positively in favor of the Asset Sale, as well as a variety of risks and other potentially negative factors concerning the Asset Sale.

Solely to comply with the disclosure requirements of Rule 13e-3 and related rules under the Exchange Act. HTI, HTI OP and HTI Holdco have determined that the Asset Sale and Plan of Liquidation are fair to the Company’s unaffiliated stockholders.

For a more complete discussion of the factors and risks considered, “Special Factors — HTI’s Purposes and Reasons for the Asset Sale” and “— Position of HTI, HTI OP and HTI Holdco as to Fairness to the Company’s Unaffiliated Stockholders.”

Opinion of the Special Committee’s Financial Advisor (page 47)

On June 16, 2017, SunTrust Robinson Humphrey, Inc. (“SunTrust Robinson Humphrey”) rendered its oral opinion to the Special Committee and the Board (which was subsequently confirmed in writing by delivery of SunTrust Robinson Humphrey’s written opinion dated June 16, 2017) as to, as of June 16, 2017, the fairness, from a financial point of view, to the OP and HT III Holdco of the Purchase Price to be collectively received by the OP and HT III Holdco in exchange for the membership interests of the Company’s subsidiaries that directly own the Properties (the “Membership Interests”) and one subsidiary that holds the license for operating the Company’s assisted living facility (the “Holdco Interest”) in the Asset Sale pursuant to the Purchase Agreement.

SunTrust Robinson Humphrey’s opinion was directed to the Special Committee (in its capacity as such) and the Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to the OP and HT III Holdco of the Purchase Price to be collectively received by the OP and HT III Holdco in exchange for the Membership Interests and the Holdco Interest in the Asset Sale pursuant to the Purchase Agreement and did not address any other terms, conditions, aspects or implications of the Asset Sale or the Plan of Liquidation. The summary of SunTrust Robinson Humphrey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by SunTrust Robinson Humphrey in preparing its opinion. However, neither SunTrust Robinson Humphrey’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, advice or a recommendation as to, or otherwise address, how the Special Committee, the Board or any security holder of the Company should act or vote with respect to any matter relating to the Asset Sale or otherwise.

Opinion of the HTI Special Committee’s Financial Advisor (page 47)

On June 16, 2017, KeyBanc Capital Markets Inc. (“KeyBanc”) rendered its oral opinion to the special committee comprised solely of HTI’s independent directors (the “HTI Special Committee”), as of June 16, 2017, that the Purchase Price to be paid to the Company in connection with the Asset Sale was fair, from a financial point of view, to HTI.

The full text of KeyBanc’s written opinion, dated June 16, 2017, is attached hereto as Annex D. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by KeyBanc in rendering its opinion. The opinion was provided to the HTI Special Committee and addresses only, as of the date of the written opinion, the fairness, from a financial point of view, to HTI of the Purchase Price to be paid to the Company in connection with the Asset Sale pursuant to the Purchase Agreement, and it does not address HTI’s underlying business decision to effect the Asset Sale or any other terms of the Asset Sale. The opinion does not constitute a recommendation as to how any stockholder should vote with respect to the Asset Sale or any other matter, and does not in any manner address the price at which HTI common stock or the Company’s common stock will trade at any time.

Properties (page 114)

The following table summarizes certain information regarding each of the Properties to be sold in the Asset Sale as of June 30, 2017.

Property/Portfolio	Acquisition Date	Number of Properties	Rentable Square Feet	Occupancy	Weighted Average Remaining Lease Term	Base Purchase Price(1)
					(In years)	(In thousands)
Medical Office Buildings:
DaVita Bay Breeze – Largo, FL	Mar. 2015	1	7,247	100.0%	10.0	$1,650
RAI Clearwater – Clearwater, FL	Apr. 2015	1	14,936	100.0%	7.4	4,750
DaVita Hudson – Hudson, FL	May 2015	1	8,984	100.0%	7.2	2,725
Rockwall Medical Plaza – Rockwall, TX	Jun. 2015	1	18,176	100.0%	2.7	6,639
Decatur Medical Office Building – Decatur, GA	Jul. 2015	1	20,800	100.0%	5.4	5,100
Buckeye Health Center – Cleveland, OH	Aug. 2015	1	25,070	100.0%	2.8	5,550
Philip Professional Center – Lawrenceville, GA	Aug. 2015	2	31,483	93.9%	11.1	9,000
Illinois CancerCare Clinic – Galesburg, IL	Aug. 2015	1	9,211	100.0%	7.2	3,400
Galesburg VA Outpatient Clinic – Galesburg, IL	Aug. 2015	1	9,979	100.0%	6.1	2,630

Property/Portfolio	Acquisition Date	Number of Properties	Rentable Square Feet	Occupancy	Weighted Average Remaining Lease Term	Base Purchase Price(1)
					(In years)	(In thousands)
Woodlake Office Center – Woodbury, MN	Sep. 2015	1	36,375	100.0%	5.3	14,900
Greenfield Medical Center – Gilbert, AZ	Oct. 2015	1	28,489	100.0%	3.1	7,000
Lee Memorial Health System Outpatient Center – Ft. Meyers, FL	Oct. 2015	1	24,174	100.0%	1.2	5,275
Beaumont Medical Center – Warren, MI	Dec. 2015	1	35,219	95.2%	4.5	13,650
Madison Medical Plaza – Joliet, IL	Dec. 2015	1	70,023	89.4%	4.1	19,500
UnityPoint Clinic – Muscatine, IA	Dec. 2015	1	21,767	100.0%	7.8	5,887
UnityPoint Clinic – Moline, IL	Dec. 2015	1	14,640	100.0%	6.5	3,767
Total Medical Office Buildings:		17	376,573	97.1%	5.4	111,423
Triple-Net Leased Healthcare Facility:
Arcadian Cove Assisted Living – Richmond, KY	Aug. 2015	1	34,659	100.0%	13.2	4,775
Seniors Housing – Operating Property:
Cedarhurst of Collinsville – Collinsville, IL	Aug. 2015	1	56,700	75.0%	N/A	11,600
Portfolio, June 30, 2017		19	467,932			$127,798

(1)	Contract purchase price, excluding acquisition related costs.

N/A Not applicable

The Purchase Agreement (page 68)

The Purchase Agreement, which governs the terms of the Asset Sale, is attached as Annex A to this proxy statement. You are encouraged to read carefully the Purchase Agreement in its entirety.

Conditions to Completion (page 70)

A number of conditions must be satisfied or waived, where legally permissible, before the Asset Sale can be completed. These include, among others:

•	approval of the Asset Sale by the Company’s stockholders;
•	approval of the Plan of Liquidation by the Company’s stockholders;
•	confirmation of the accuracy of representations and warranties of each of the parties to the Purchase Agreement;
•	delivery of all documents, certificates and instruments required to be delivered at the closing under the Purchase Agreement;
•	the absence of any temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Asset Sale or the Plan of Liquidation;
•	the absence of any action by a governmental agency that makes the consummation of the Asset Sale or the Plan of Liquidation illegal; and
•	performance in all material respects by each of the parties to the Purchase Agreement of all of their obligations thereunder.

We cannot give any assurance as to when or if all of the conditions to completing the Asset Sale will be satisfied or waived or that the Asset Sale will occur.

Exclusivity (page 72)

The Company has agreed to not initiate, solicit, knowingly encourage or facilitate any inquiries or the making of any proposal, offer or other action that constitutes, or may reasonably be expected to lead to any acquisition proposal. If, prior to stockholder approval of the Asset Sale and the Plan of Liquidation, the Company receives a bona fide written acquisition proposal that did not result from a breach of these obligations and the Special Committee determines in good faith after consulting with its legal and financial advisors that such acquisition proposal is or is reasonably expected to lead to a superior proposal, the Company may furnish, make available or provide access to non-public information with respect to the Company to the person who made such acquisition proposal, participate in negotiations regarding such proposal and disclose to the Company’s stockholders any information required to be disclosed under applicable law.

If, prior to stockholder approval of the Asset Sale and the Plan of Liquidation, the Board determines in good faith after consulting with its legal advisor (and based on the recommendation of the Special Committee) that the failure of the Board to take certain actions related to changing its recommendation to the Company’s stockholders with respect to its approval of the Asset Sale or the Plan of Liquidation or entering into an agreement related to an acquisition proposal (any such action, a “Change in Recommendation”) would be reasonably likely to be inconsistent with the standard of conduct applicable to the Company’s directors under applicable law, subject to certain conditions, (a) upon receipt by the Company of an acquisition proposal that constitutes a superior proposal, the Board may make a Change in Recommendation and may terminate the Purchase Agreement in accordance with its terms and enter into an agreement relating to, or for the implementation of, such superior proposal, or (b) otherwise make a Change in Recommendation, subject to certain conditions, in response to a material event, circumstance, change or development that was not known to the Board prior to signing the Purchase Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event or circumstance, or any material consequence thereof, becomes known to the Board prior to the effective time of the Asset Sale (which shall in no event include the receipt, existence or terms of an acquisition proposal or any matter relating thereof or consequence thereof).

Indemnification (page 76)

If the Asset Sale and the Plan of Liquidation are both approved by the Company’s stockholders, following the closing of the Asset Sale, the Company will continue to have certain obligations under the Purchase Agreement, including obligations with respect to proration of certain revenue and expense items relating to the Properties which will result in adjustments to the Purchase Price, assisting HTI in obtaining any necessary licenses to operate the Company’s seniors housing — operating property (“SHOP”) and indemnifying HTI against any “losses” as defined in the Purchase Agreement that HTI may incur in connection with, among other things, any stockholder litigation brought by stockholders of the Company in connection with the Asset Sale, any breach or inaccuracy of any representations and warranties made by the Company or its affiliates or the failure of the Company or its affiliates to perform their obligations under the Purchase Agreement. The representations and warranties were made by the parties as of the date of the Purchase Agreement and generally survive (along with related indemnification obligations) for a period of 14 months following the Closing Date. Any losses payable to HTI in connection with the Company’s indemnification of HTI as described above are recoverable first from the Escrow Amount and then, to the extent the indemnifiable losses exceed the Escrow Amount, from the Company and the OP jointly and severally. The Board may establish a reserve fund to set aside the funds necessary to satisfy these obligations and liabilities not assumed under the Purchase Agreement, all of which will impact the timing of liquidating distributions to stockholders and may impact the amount ultimately available for distribution.

Termination; Termination Fee and Expenses (page 77)

The Purchase Agreement contains termination rights for both the Company and HTI. The Company or HTI may terminate the Purchase Agreement at any time before the Closing Date without a termination fee payable or reimbursement of expenses by either party:

•	by mutual written agreement of the Company and HTI;
•	if the Asset Sale has not closed on or before the March 16, 2018 outside date; or
•	if a final, non-appealable order has been issued prohibiting the transactions contemplated by the Purchase Agreement.

In addition, either party may terminate the Purchase Agreement prior to the Closing Date and the Company will reimburse up to $850,000 of HTI’s non-HTI Advisor expenses if the Company’s stockholders do not approve the Asset Sale and the Plan of Liquidation.

The Company may terminate the Purchase Agreement if:

•	HTI has not fulfilled certain necessary conditions (including payment of the Purchase Price) to close the Asset Sale prior to the Closing Date, in which case HTI will reimburse the Company up to $750,000 in actual third party expenses incurred in connection with the Asset Sale; or
•	at any time prior to approval of the Asset Sale and the Plan of Liquidation by the Company’s stockholders if the Board (based on the recommendation of the Special Committee) approves and authorizes the Company to enter into a definitive agreement providing for the implementation of a superior proposal, as long as concurrently with terminating the Purchase Agreement, the Company pays HTI a termination fee of $3.6 million (the “Termination Fee”).

HTI may terminate the Purchase Agreement:

•	if the Company has not fulfilled certain necessary conditions to close the Asset Sale prior to the Closing Date, in which case the Company will reimburse HTI up to $750,000 in actual third party expenses incurred in connection with the Asset Sale;
•	following a Change in Recommendation prior to the Closing Date, in which case the Company must pay the Termination Fee to HTI;
•	at any time prior to approval of the Asset Sale and the Plan of Liquidation by the Company’s stockholders, if the Company’s Board approves, adopts or recommends an acquisition proposal, the Company enters into an agreement relating to an acquisition proposal, or if a tender offer or exchange offer constituting an acquisition proposal is commenced and the Company fails to recommend against acceptance of the offer within ten business days, in which case the Company must pay the Termination Fee to HTI; or
•	if the Company materially violates its exclusivity obligations under the Purchase Agreement, in which case the Company must pay the Termination Fee to HTI.

Regulatory Approvals (page 67)

The Company and HTI are not aware of any regulatory approvals of any municipal, state and federal governmental agencies or authorities required for the consummation of the Asset Sale. If any approvals are required, the Company does not anticipate that they will hinder, delay, or restrict completion of the Asset Sale. Under the Purchase Agreement, the Company and HTI have each agreed to use commercially reasonable efforts to take all actions necessary, proper, or advisable to complete the Asset Sale.

In the event that one or more regulatory approvals are required to complete the Asset Sale, the approvals may not be obtained on a timely basis or at all. There is no assurance that any required regulatory approvals will be obtained or that any required approvals will not contain terms, conditions or restrictions.

No regulatory approvals are required for the Plan of Liquidation to become effective.

Escrow Agreement (page 69)

On the Closing Date, HTI will deposit $6.0 million of the Purchase Price, representing the Escrow Amount, into an escrow account for the benefit of the Company pursuant to an escrow agreement with Wells Fargo Bank, N.A. executed as of the Closing Date in the form attached as an exhibit to the Purchase Agreement (the “Escrow Agreement”). According to the terms of the Escrow Agreement, the Escrow Amount will be held in the escrow account for 14 months following the Closing Date. One third of the Escrow Amount not paid or reserved for pending or unsatisfied claims of HTI will be released to the Company in three installments: six, 12 and 14 months following the Closing Date.

Financing of the Asset Sale (page 61)

At the closing of the Asset Sale, HTI plans to simultaneously add qualifying Properties it is acquiring to the borrowing base of its existing revolving credit facility, thereby increasing the borrowing capacity thereunder, and draw down approximately $50.0 million to pay a portion of the Purchase Price and other costs associated with the closing of the Asset Sale. HTI intends to fund the remaining amounts payable through a combination of additional borrowings made possible by adding additional unencumbered assets it currently owns to the borrowing base of the HTI Revolving Credit Facility as well as cash on hand. Although the Asset Sale is not subject to any financing condition, adding any property to the borrowing base of the HTI Revolving Credit Facility requires satisfying certain conditions, including approval of the agent thereunder. There can be no assurance these conditions will be satisfied or waived when all the other conditions to the closing of the Asset Sale have been satisfied or waived and that HTI will be able pay the Purchase Price when it is required to do so under the Purchase Agreement. HTI has not made alternative financing arrangements and, if sufficient financing is not available through the HTI Revolving Credit Facility on the Closing Date, HTI may not have sufficient cash on hand available to fund the entire Purchase Price and any other costs payable in connection with the closing of the Asset Sale.

AR Global Arrangements (page 79)

In connection with executing the Purchase Agreement, the Company, the Advisor, the Property Manager and AR Global, as guarantor, entered into the Letter Agreement, pursuant to which, as amended, subject to completing the Asset Sale, the parties agreed to resolve matters related to expense reimbursements or fees previously paid by the Company to the Advisor and its affiliates. Pursuant to the Letter Agreement, the Company and the Advisor also agreed to enter into an amendment to the Advisory Agreement and an amendment to the LPA required to reflect certain agreements in the Letter Agreement (the “Contemplated Amendments”). Notwithstanding the date the Contemplated Amendments are executed, they will be effective as of October 1, 2017 and only if the Asset Sale and the Plan of Liquidation are approved and the Asset Sale closes. They will be of no force or effect in the event the Purchase Agreement is terminated prior to the Closing Date.

Since the Company’s inception, in lieu of paying the Advisor in cash for its asset management services, the Company has compensated the Advisor by causing the OP to issue to the Advisor (subject to periodic approval by the Board) performance-based restricted, forfeitable Class B Units. The cash that would have been used to pay the Advisor for these services was available to fund other items including to pay distributions. Under the Contemplated Amendments, the OP would no longer issue Class B Units to the Advisor for periods commencing on or after October 1, 2017. Instead, the Advisor would be entitled to receive cash fees from the Company payable quarterly in arrears. In addition, the Contemplated Amendments provide that the rights, privileges and characteristics of Class B Units would be amended in order to facilitate the establishment of a value for Class B Units consistent with the applicable provisions of the Letter Agreement.

Without the Contemplated Amendments, the Advisor would not be entitled to receive liquidating distributions in connection with the Plan of Liquidation although the Class B Units would be entitled to regular operating distributions if the Company continued to operate and pay regular distributions. See “Special Factors — Interests of the Advisor and the Company’s Directors and Executive Officers in the Asset Sale and the Plan of Liquidation — Potential Payments to the Advisor in Connection with the Asset Sale” for further details.

Under the Letter Agreement, if the Asset Sale is completed, the obligation of the Advisor and its affiliates to pay the Company approximately $3.68 million with respect to certain expense reimbursements or fees previously paid by the Company to the Advisor or its affiliates will be satisfied, either on the Closing Date or through payments made by the Advisor to the Company thereafter, in exchange for: (i) surrender (in accordance with the Letter Agreement as described in “AR Global Arrangements”) by the Advisor of 83,018 Class B Units previously issued to the Advisor and the additional Class B Units to be issued to the Advisor during November 2017 with respect to the quarter ended September 30, 2017 in accordance with the terms of the Advisory Agreement and the LPA; (ii) an agreement to waive or assume certain fees and expenses payable or to be payable by the Company to the Advisor for providing transition services required to implement the Plan of Liquidation or other services provided during 2017 in an aggregate amount valued at $1.1 million, to waive an amount equal to cash asset management and oversight fees that would become payable if the Assets Sale closes with respect to services provided by the Advisor for the quarter commencing October 1, 2017 through and including the Closing Date and in respect of the assumption by the Advisor of the responsibility for payment of certain disputed fees potentially owed by the Company, the waiver of an amount equal to the disputed amount; and (iii) an agreement by the Advisor to pay the Company any remaining amounts in cash following the Closing Date.

Other than as contemplated by the Letter Agreement, if the Asset Sale is completed, no fees or other amounts are or will become due or otherwise payable under the Advisory Agreement, the LPA or any other agreement between the Company and the Advisor and its affiliates.

Concurrently with the execution of the Letter Agreement, the Advisory Agreement was amended to reflect the Advisor’s agreement to provide the Company services required to implement the Plan of Liquidation following the Closing Date.

The Plan of Liquidation (page 83)

Pursuant to the Plan of Liquidation, the Company will, among other things:

•	pay or provide for the Company’s liabilities, obligations and expenses, which may include establishing a reserve fund to provide for payment of contingent or unknown liabilities;
•	liquidate and dissolve the OP and the indirect subsidiaries of the Company and the OP, and distribute the net proceeds of the liquidation in accordance with the provisions of the organizational documents of those entities and the laws of the States of Maryland and Delaware, as applicable;
•	distribute cash and the remaining proceeds of the Asset Sale and the Company’s liquidation to stockholders in one or more distributions after paying or providing for liabilities, obligations and expenses and taking all necessary or advisable actions to wind up the Company’s affairs; and
•	wind up the Company’s operations and dissolve the Company, all in accordance with the Plan of Liquidation attached hereto as Annex B.

The Plan of Liquidation requires the Company to use commercially reasonable efforts to liquidate and dissolve the Company and to distribute all of the Company’s assets to the holders of outstanding shares of common stock no later than the second anniversary of the effective date of the Plan of Liquidation. The Plan of Liquidation also provides, however, that this final distribution will not occur earlier than the end of the 14-month survival period of the representations and warranties under the Purchase Agreement and will not occur prior to final resolution of any unsatisfied indemnification claims or other claims that are first made prior to the end of that period.

Interests of the Advisor and the Company’s Directors and Executive Officers in the Asset Sale and the Plan of Liquidation (page 64)

In considering the recommendation of the Board to approve the Asset Sale and the Plan of Liquidation, although Mr. Weil abstained, you should note that the Company’s directors and officers (including all of the Company’s executive officers and one of the Company’s directors in their capacities as executives or members of the Advisor, the HTI Advisor and certain of their affiliates) may have interests in the Asset Sale and Plan of Liquidation that are different from, or in addition to, the interests of stockholders. Both the Advisor and the HTI Advisor, as well as their respective property managers, the Property Manager and the HTI Property

Manager, are indirectly owned and controlled by AR Global. Edward M. Weil, Jr., the executive chairman of the Board, is also a member of the HTI Board. Mr. Weil owns a non-controlling interest in the parent of AR Global and is also the chief executive officer of AR Global. In addition, the Company, HTI, the Advisor, the Property Manager and the HTI Property Manager have the same executive officers, W. Todd Jensen and Katie P. Kurtz. These interests are described in further detail herein.

Accounting Treatment of the Asset Sale and the Plan of Liquidation (page 67)

The Company prepares its financial statements in accordance with U.S. generally accepted accounting principles, (“GAAP”). The Asset Sale will be treated as an asset disposition for accounting purposes. The Company expects that effectiveness of the Plan of Liquidation will cause the Company’s basis of accounting to change from the going-concern basis to the liquidation basis of accounting.

The Annual Meeting of Stockholders (page 95)

The Annual Meeting of the Company’s stockholders will be held on [•], 2017 at [•] local time, at [•]. At the Annual Meeting, stockholders will be asked to approve the Asset Sale, to approve the Plan of Liquidation, to elect three directors to serve for one year, until the Company’s 2018 annual meeting of stockholders and their successors are duly elected and qualified, to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2017 and to approve the proposal to adjourn the Annual Meeting to a later date or dates.

Only holders of record of common stock at the close of business on [•], 2017, the record date, are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were approximately 3,837 holders of record of the Company’s common stock.

At the Annual Meeting, the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting will constitute a quorum. Abstentions, if any, will be counted in determining whether a quorum is present at the Annual Meeting. Abstentions are not counted as votes cast and will have the same effect as a vote against the Asset Sale, the Plan of Liquidation and the election of each of the director nominees named in this proxy statement, but will have no effect on the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm or the proposal to adjourn the Annual Meeting to a later date or dates.

Approval of the Asset Sale and the Plan of Liquidation requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock on those proposals excluding for the purposes of the Asset Sale, shares of common stock beneficially owned by the Advisor, any director of the Company or any of their respective affiliates, including AR Global. As of the record date, there were 16,886 shares of common stock beneficially owned by the Advisor, the Company’s directors and their respective affiliates, including AR Global.

Directors will be elected by the affirmative vote of the holders of a majority of the outstanding shares of common stock, present in person or by proxy, to elect each nominee, provided that a quorum is present.

Approval of the proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm requires the affirmative vote of the majority of the votes cast for the proposal at the Annual Meeting, provided that a quorum is present.

Approval of the proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the Annual Meeting, requires the affirmative vote of a majority of the votes cast for the proposal. The Company’s bylaws authorize the chairperson of the meeting to adjourn the meeting in the discretion of the chairperson and without any action by the stockholders regardless of whether a quorum is present.

The closing of the Asset Sale is conditioned upon stockholder approval of both the Asset Sale and the Plan of Liquidation. Thus, if stockholders do not approve the Plan of Liquidation, the Asset Sale will not be completed even if stockholders approve the Asset Sale. Likewise, the effectiveness of the Plan of Liquidation is conditioned upon stockholder approval of the Plan of Liquidation and the closing of the Asset Sale. If the Asset Sale is not approved and does not close, the Plan of Liquidation will not become effective regardless of whether or not it has been approved.

Your vote is very important. You are encouraged to authorize your proxy as promptly as possible. If you do not indicate how your shares of common stock should be voted on a matter, the shares of common stock represented by your properly executed proxy will be voted as the Board recommends and therefore FOR the Asset Sale, FOR the Plan of Liquidation, FOR the election of each of the director nominees named in this proxy statement, FOR the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm and FOR the adjournment of the Annual Meeting to a later date or dates.

Voting by the Company’s Directors and Executive Officers and Certain Current Beneficial Owners and Management (page 111)

Currently, there are no formal arrangements between the Company and any of its executive officers, directors or affiliates relating to the manner in which those individuals in their capacity as holders of common stock will vote for any of the proposals at the Annual Meeting. Neither HTI, HTI OP, HTI Holdco, any executive officer of the Company nor any director or executive officer of HTI currently owns shares of common stock. As of the record date, the Company’s directors have the power to vote 7,998 shares of common stock, representing less than 1.0% of the outstanding shares entitled to vote.

At the close of business on the record date, the Advisor, the Company’s directors and their respective affiliates, including AR Global, held and were entitled to vote 16,886 shares of common stock (including unvested restricted shares owned by the Company’s independent directors), collectively representing less than 1.0% of the shares of the Company’s common stock issued and outstanding and entitled to vote on that date. The holders of these shares intend to vote FOR each of the proposals presented at the Annual Meeting in accordance with the recommendations of the Board except that shares of common stock beneficially owned by the Advisor, any director of the Company or any of their respective affiliates, including AR Global, are excluded from the vote with respect to the approval of the Asset Sale.

Material U.S. Federal Income Tax Consequences (page 144)

Generally, distributions to the Company’s stockholders (including distributions to a liquidating trust) will be taxable to the stockholders. A stockholder will recognize gain or loss equal to the difference between the adjusted tax basis in the stockholder’s shares of the Company’s common stock and the amount of cash and the fair market value, net of any accompanying liabilities, of property distributed to the stockholder (including the stockholder’s share of the fair market value of any property, net of any accompanying liabilities, distributed to a liquidating trust). The taxation of any gain or loss will depend on the circumstances of each stockholder, among other things.

Stockholders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any other federal, state, local or non-U.S. income and other tax laws) of the Asset Sale and the Plan of Liquidation.

Risk Factors (page 88)

In evaluating the Asset Sale and Plan of Liquidation, you should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 88 of this proxy statement.

SPECIAL FACTORS

Background of the Asset Sale and the Plan of Liquidation

The Company was incorporated on April 24, 2014 as a Maryland corporation and elected and qualified to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2015. The Company is a non-traded, externally-advised REIT with a focus on acquiring a diversified portfolio of healthcare-related assets including MOBs, senior housing communities and other healthcare-related facilities in the United States. On August 20, 2014, the Company commenced the IPO on a “reasonable best efforts” basis of up to 125.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, for total gross proceeds of up to $3.1 billion, plus up to 26.3 million shares of common stock available pursuant to the Company’s distribution reinvestment plan (“DRIP”). On November 15, 2015, the Company announced the suspension of the IPO, effective December 31, 2015, and in August 2016, the Company’s IPO lapsed in accordance with its terms. As of June 30, 2017, the Company had received total proceeds from the IPO and the DRIP, net of share repurchases, of $171.1 million.

On January 29, 2016, the Board received an unsolicited letter of interest (the “January 29th HTI Letter”) from the chairman of the HTI Board, inquiring as to whether the Board would be interested in discussing a possible strategic transaction with HTI, and, if so, entering into a mutual non-disclosure agreement to facilitate the pursuit of discussions in greater depth. HTI is a non-traded REIT externally advised by the HTI Advisor. Like the Company, HTI invests in healthcare real estate, focusing on seniors housing and MOBs, located in the United States. As of June 30, 2017, HTI owned 163 properties located in 29 states and comprised of 8.5 million rentable square feet. The HTI Advisor and the Advisor are under common control with AR Global. See “Certain Relationships and Related Transactions.”

On February 4, 2016, the Company and HTI entered into a nondisclosure agreement.

On February 8, 2016, the HTI Board entered into an engagement letter with KeyBanc, pursuant to which KeyBanc agreed to serve as financial advisor to the HTI Board.

On February 16, 2016, the independent directors of the Board received an unsolicited letter (the “February 16th Strategic Party A Letter”) from the lead independent director of a strategic party referred to as “Strategic Party A,” requesting that the Company enter into a nondisclosure agreement with Strategic Party A, so that Strategic Party A could gather information with the intention of submitting a proposal to enter into a potential strategic transaction with the Company. Strategic Party A is also a non-traded REIT which is sponsored and advised by affiliates of AR Global. Strategic Party A advised in the February 16th Strategic Party A Letter that Strategic Party A had engaged a financial advisor (“Strategic Party A Financial Advisor”) to assist Strategic Party A in compiling financial information and structuring a potential strategic transaction.

On February 19, 2016, Ms. Perrotty, one of the Company’s independent directors, received a follow-up letter from a representative of KeyBanc, advising the Company that HTI was aware that Strategic Party A was also interested in potentially acquiring the Company and requesting that any information regarding HTI or any potential transaction between HTI and the Company not be shared with the Advisor or any other personnel related to or affiliated with Strategic Party A. KeyBanc also requested that the Company and HTI begin to exchange information pursuant to their nondisclosure agreement.

On February 22, 2016, the Board held a special telephonic meeting to discuss the receipt of the January 29th HTI Letter and the February 16th Strategic Party A Letter and to establish the Special Committee, a special committee comprised solely of the independent and disinterested directors of the Board to evaluate and review the letters. The Board also authorized the engagement of Shapiro Sher Guinot & Sandler, P.A. (“Shapiro Sher”) as counsel to the Special Committee to assist it as it considered any transaction and authorized the Special Committee to proceed with the engagement of a financial advisor to the Special Committee. Representatives of the Company’s management, AR Global, Proskauer Rose LLP, the Company’s outside counsel (“Proskauer”), and Shapiro Sher were present at the meeting.

On February 22, 2016, immediately following the Board meeting, the Special Committee held a special telephonic meeting with representatives of Shapiro Sher and Proskauer present. Ms. Perrotty, as the chair of the Special Committee, advised that she had requested proposals to act as financial advisor to the Special Committee from SunTrust Robinson Humphrey and two other investment banks.

On February 26, 2016, during telephonic meetings of the Board, with representatives of management, Proskauer and Shapiro Sher present, SunTrust Robinson Humphrey and one of the investment banks each presented their respective qualifications with respect to acting as the financial advisor to the Special Committee and material investment banking and lending relationships with AR Global and certain entities sponsored and advised by affiliates of AR Global. The other investment bank contacted by Ms. Perrotty ultimately declined to be considered.

On February 26, 2016, at a special telephonic meeting of the Special Committee, with representatives of Shapiro Sher and Proskauer present, the Special Committee discussed the information provided by SunTrust Robinson Humphrey and the other investment bank at the earlier meetings, but deferred a decision so that the Special Committee could interview additional potential financial advisors.

On February 27, 2016, Ms. Perrotty responded to the lead independent director of Strategic Party A regarding the February 16th Strategic Party A Letter on behalf of the Special Committee, expressing the Special Committee’s interest in entering into discussions about a possible transaction with Strategic Party A and in entering into a nondisclosure agreement with Strategic Party A.

On March 15, 2016, a third investment bank discussed with the Special Committee its qualifications with respect to acting as the financial advisor to the Special Committee and material investment banking and lending relationships with AR Global and certain entities sponsored and advised by affiliates of AR Global.

On March 16, 2016, at a telephonic meeting of the Special Committee, the Special Committee selected SunTrust Robinson Humphrey as its financial advisor.

On March 24, 2016, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, Ms. Perrotty reported that she had been advised that HTI had decided not to pursue additional discussions with the Company at that time. The Special Committee, after discussions with the assistance of SunTrust Robinson Humphrey, determined to focus on negotiations with Strategic Party A, including entering into a nondisclosure agreement with Strategic Party A and setting up a data room.

On March 30, 2016, the Special Committee entered into an engagement letter with SunTrust Robinson Humphrey as its exclusive financial advisor for the purpose of assisting the Special Committee in its analysis and consideration of any potential transaction.

On March 31, 2016, the Company and Strategic Party A entered into a nondisclosure agreement.

On April 4, 2016, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reported to the Special Committee about recent discussions with Strategic Party A Financial Advisor regarding Strategic Party A’s business plan and strategy.

On April 7, 2016, Strategic Party A sent a letter to SunTrust Robinson Humphrey in which it proposed to acquire 100% of the issued and outstanding shares of the Company’s common stock as part of a four-party merger transaction in exchange for common stock in Strategic Party A, valuing the Company’s common stock at $22.60 per share based on Strategic Party A’s most recent published estimated per-share net asset value (the “April 7th 2016 Proposal”). The April 7th 2016 Proposal also contemplated a 30-day exclusivity period, a 30-day go-shop period, and a break-up fee of 1.0% during the go-shop period and 2.0% following the go-shop period.

At telephonic meetings of the Special Committee held on April 11 and April 18, 2016, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey discussed its preliminary financial analyses with respect to the Company and reviewed the April 7th 2016 Proposal. The Special Committee directed SunTrust Robinson Humphrey to move forward with negotiations with Strategic Party A Financial Advisor and Strategic Party A. The Special Committee instructed SunTrust

Robinson Humphrey to negotiate for a mix of cash and stock as consideration, a higher exchange ratio, a longer go-shop period with potential matching rights, a lower break-up fee, and the timing of the proposed exclusivity period.

On April 25, 2016, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reported to the Special Committee that Strategic Party A desired to focus on an all-stock transaction with the Company that would be expected to close concurrently with other potential transactions Strategic Party A was pursuing but would not be contingent on the closing of those other potential transactions. Based on direction from the Special Committee, SunTrust Robinson Humphrey responded to the April 7th 2016 Proposal by email to Strategic Party A Financial Advisor on April 26, 2016 proposing an increase in the value to $24.50 per share, an increase in the go-shop period to fifty days, and modifications to the break-up fee that correlated with the increase in the go-shop period, as well as an expense reimbursement provision.

On April 29, 2016, the Company issued a press release announcing that the Board had established the Special Committee to conduct a review of strategic alternatives and was addressing potential conflicts of interest relating to a potential strategic transaction. The Company further advised in the press release that the Special Committee had engaged SunTrust Robinson Humphrey as its financial advisor and Shapiro Sher as its special legal counsel in connection with such strategic review process.

At telephonic meetings of the Special Committee held on May 2 and May 9, 2016, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reported on the status of ongoing negotiations with Strategic Party A Financial Advisor. The Special Committee, with the assistance of SunTrust Robinson Humphrey and Shapiro Sher, discussed whether the Special Committee should consider reaching out to other parties, including HTI, to gauge their interest in the Company’s portfolio.

At telephonic meetings of the Special Committee held on May 16, May 23, and May 31, 2016, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, the Special Committee initially authorized SunTrust Robinson Humphrey to contact 12 parties identified by the Special Committee with the assistance of SunTrust Robinson Humphrey to gauge interest in the Company’s portfolio. SunTrust Robinson Humphrey subsequently reported that eight parties from the 12 parties initially contacted as well as from additional parties that the Special Committee subsequently authorized SunTrust Robinson Humphrey to contact had entered into nondisclosure agreements with the Company and had begun to review the Company’s portfolio in the data room. SunTrust Robinson Humphrey also reported to the Special Committee updates on the negotiations with Strategic Party A Financial Advisor and that HTI had expressed interest in renewing discussions.

On June 10, 2016, Strategic Party A Financial Advisor presented a revised proposal letter (the “June 10th Proposal”) to SunTrust Robinson Humphrey that was delivered to the Special Committee on the same day. In the June 10th Proposal, Strategic Party A proposed to acquire 100% of the issued and outstanding shares of the Company’s common stock in exchange for common stock in Strategic Party A valuing the Company’s common stock at $22.00 per share (a decrease from the $22.60 per share valuation in the April 7th 2016 Proposal) based on Strategic Party A’s most recent published estimated per-share net asset value. The June 10th Proposal contemplated a 30-day exclusivity period, 45-day go-shop period, and a break-up fee of 0.5% during the go-shop period and 2.5% following the go-shop period. The June 10th Proposal was not contingent on any additional transactions that Strategic Party A was concurrently pursuing. SunTrust Robinson Humphrey advised the Special Committee that with the other transactions being considered, there would be uncertainty regarding the value of Strategic Party A’s stock and, therefore, in the implied valuation of the Company’s common stock of $22.00 represented by Strategic Party A’s proposal. The Special Committee also expressed concern about eventual liquidity following a transaction with Strategic Party A involving stock consideration, given the negative view of some publicly-traded REIT investors about REITs with diversified assets.

On June 13, 2016, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reviewed Strategic Party A’s June 10th Proposal and updated the Special Committee on its conversations with Strategic Party A Financial

Advisor. SunTrust Robinson Humphrey reported that Strategic Party A had refused to propose an all-cash transaction because of the small size of the Company’s portfolio. SunTrust Robinson Humphrey also advised that it had spoken with KeyBanc regarding HTI’s renewed interest in the Company’s portfolio and reported that the Special Committee might receive a revised proposal from HTI shortly. The Special Committee decided not to respond to the June 10th Proposal pending review of other proposals that might be submitted.

At telephonic meetings of the Special Committee held on June 20 and June 27, 2016, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reported to the Special Committee on the status of the potentially interested bidders and also advised that HTI had not made a new proposal. SunTrust Robinson Humphrey and the Special Committee further discussed the June 10th Proposal, the decline in value from the April 7th 2016 Proposal and Strategic Party A’s refusal to propose an all-cash transaction. The Special Committee, with the assistance of SunTrust Robinson Humphrey, also began discussing the possibility of liquidating the Company’s portfolio on a property-by-property basis. The Special Committee decided not to respond to Strategic Party A’s June 10th Proposal pending further clarity on the interest level of other interested parties.

On July 5, 2016, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey advised the Special Committee that 11 potentially interested bidders had signed nondisclosure agreements and been granted access to the Company’s data room but each of these bidders had either declined to make a proposal, had indicated that it was unlikely to do so or had indicated that any proposal would be at a low valuation based on the potentially interested bidder’s view. SunTrust Robinson Humphrey also reviewed with the Special Committee the potential sale of the properties comprising the Company’s portfolio as an alternative to a sale of the Company. Based on this review, as well as additional discussions among the members of the Special Committee with the assistance of SunTrust Robinson Humphrey, the Special Committee decided to respond to Strategic Party A’s June 10th Proposal and directed SunTrust Robinson Humphrey to negotiate for the inclusion of a cash component in the consideration instead of only stock, either as a mix of cash and stock or by allowing the Company to distribute the cash on its balance sheet to its stockholders prior to closing any transaction with Strategic Party A.

On July 11, 2016, at a telephonic meeting of the Special Committee with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, Ms. Perrotty reported regarding her conversation with the chairman of the HTI Board, who advised her that HTI would not be making a bid for the Company’s portfolio. SunTrust Robinson Humphrey reported on discussions with Strategic Party A Financial Advisor and noted that Strategic Party A was amenable to the Company paying a special cash distribution to its stockholders in connection with a transaction. Strategic Party A Financial Advisor also advised SunTrust Robinson Humphrey that Strategic Party A was nearing an agreement to enter into a transaction with another entity and was still interested in entering into a transaction with the Company.

On August 1, 2016, at a telephonic meeting of the Special Committee, SunTrust Robinson Humphrey reported that there had been limited progress in discussions with Strategic Party A Financial Advisor about a potential transaction involving the Company and Strategic Party A. SunTrust Robinson Humphrey also reported on its contacts with certain of the other potential bidders that had signed nondisclosure agreements and had been granted access to the Company’s data room.

On August 15, 2016, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reported that Strategic Party A was no longer interested in a concurrent transaction, but, rather, Strategic Party A wanted to complete other transactions before focusing on a potential transaction with the Company. SunTrust Robinson Humphrey further reported on preliminary discussions with four new potential bidders contacted at the request of the Special Committee, including a strategic party referred to as “Strategic Party B.” The Special Committee instructed SunTrust Robinson Humphrey to continue to contact other potential bidders. Strategic Party B is a non-traded REIT not sponsored or advised by affiliates of AR Global.

Also on August 15, 2016, the Company and Strategic Party B entered into a nondisclosure agreement.

On August 29, 2016, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey updated the Special Committee with respect to the status of discussions with potential bidders.

On September 2, 2016, SunTrust Robinson Humphrey received a letter from Strategic Party B (the “September 2nd Proposal”) proposing to purchase all the assets in the Company’s portfolio for $129 million in cash, inclusive of the assumption of approximately $5 million in mortgage debt outstanding under the Philip Center Loan.

On September 6, 2016, at a telephonic meeting of the Special Committee with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reviewed with the Special Committee the September 2nd Proposal, which, without taking into account fees or allocations payable to the Advisor or fees and expenses (other than SunTrust Robinson Humphrey’s advisory fee) associated with a transaction involving the Company or a liquidation of the Company, equated to $20.03 per share of the Company’s common stock. SunTrust Robinson Humphrey also reviewed other terms of the proposal, including a $1.3 million deposit due from Strategic Party B upon the signing of a purchase agreement, a 45-day exclusivity and due diligence period, and the absence of a go-shop period (which Strategic Party B had indicated to SunTrust Robinson Humphrey was very important to it). SunTrust Robinson Humphrey also reported that it had not had any further contact with Strategic Party A Financial Advisor.

On September 7, 2016, SunTrust Robinson Humphrey notified the Special Committee that Strategic Party A had announced entry into a merger agreement to acquire another entity.

On September 12, 2016, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey advised the Special Committee of receipt of a revised proposal from Strategic Party B (the “September 12th Proposal”) increasing the all-cash consideration from $129 million to $132 million, inclusive of the assumption of approximately $5 million in debt outstanding under the Philip Center Loan but otherwise on the same terms as the September 2nd Proposal. SunTrust Robinson Humphrey noted that Strategic Party B had characterized this proposal as “final.” SunTrust Robinson Humphrey reviewed a comparison of the September 12th Proposal and the June 10th Proposal from Strategic Party A. The Special Committee, with the assistance of SunTrust Robinson Humphrey and Shapiro Sher, discussed the attractiveness of the September 12th Proposal because of the all-cash consideration as compared to the all-stock consideration of the June 10th Proposal. The Special Committee also discussed Strategic Party A’s portfolio after its recent acquisition and the terms of the advisory agreement of Strategic Party A, as well as the estimated per-share net asset value that Strategic Party A used in its June 10th Proposal. The Special Committee directed SunTrust Robinson Humphrey to contact Strategic Party A and propose either including a cash component as part of the consideration or increasing the total amount of consideration based on an increase in Strategic Party A’s valuation of the Company.

On September 19, 2016, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey advised the Special Committee that Strategic Party A Financial Advisor had not responded to the Special Committee’s proposed modifications to the June 10th Proposal. The Special Committee, with the assistance of SunTrust Robinson Humphrey and Shapiro Sher, discussed contacting HTI before moving forward with Strategic Party B based on the September 12th Proposal. The Special Committee also discussed the option to end the Company’s strategic process and to not pursue any transactions at this time and continue to operate. SunTrust Robinson Humphrey reviewed with the Special Committee the strategic process to date and the September 12th Proposal. The Special Committee, with the assistance of SunTrust Robinson Humphrey, discussed the Company’s portfolio and future prospects, including, in particular, that under the Company’s current plan to pay out its available cash in regular distributions to its stockholders, there would be less cash available for operations and acquisitions, limiting the Company’s ability to grow its portfolio. After further discussions, the Special Committee determined that it did not believe ending the strategic process was in the Company’s best interest and directed SunTrust Robinson Humphrey to continue discussions with Strategic Party B unless improved proposals were received from HTI or Strategic Party A. After the meeting, the chairman of the HTI Board advised Ms. Perrotty that HTI was not interested in making an offer for the Company’s portfolio.

On September 21, 2016, the Special Committee confirmed by email that SunTrust Robinson Humphrey should continue discussions with Strategic Party B.

On September 26, 2016, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reported to the Special Committee on a telephonic meeting with representatives of Strategic Party B on September 24, 2016 to discuss the September 12th Proposal, as well as certain related matters including taxes, the purchase and sale agreement, a timeline to a potential closing, due diligence, the proxy statement related to stockholder approval of the sale of the Company’s assets, and certain Company related party fees in the event of a transaction. Following this discussion, the Special Committee authorized SunTrust Robinson Humphrey to deliver a revised proposal letter reflecting the need for stockholder approval, lender consent for the assumption of the mortgage, a “fiduciary out” right and a break-up fee.

On September 29, 2016, SunTrust Robinson Humphrey delivered the revised proposal letter to Strategic Party B authorized at the September 26th meeting of the Special Committee.

On October 3, 2016, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey advised the Special Committee that it expected to hear from Strategic Party B in the next day or two. The Special Committee, with the assistance of Shapiro Sher and SunTrust Robinson Humphrey, discussed other details relating to a potential strategic transaction with Strategic Party B, including certain related party and transaction fees that may be owed under the Advisory Agreement, the LPA, and the Property Management Agreement, and with respect to restricted shares issued to independent directors.

On October 7, 2016, SunTrust Robinson Humphrey reported to the Special Committee that Strategic Party B was no longer interested in acquiring the assets of the Company’s portfolio. The Special Committee subsequently learned from Strategic Party B that it was not raising capital at a pace that would enable it to fund its September 12th Proposal.

At telephonic meetings of the Special Committee held on October 10, October 17, and November 7, 2016, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, the Special Committee, with the assistance of Shapiro Sher and SunTrust Robinson Humphrey, discussed the Special Committee’s options. Ms. Perrotty reported upon her discussions with Strategic Party B’s chair and that Strategic Party B might be interested in proceeding with negotiations if it were able to raise sufficient capital. The Special Committee directed SunTrust Robinson Humphrey to continue contacting entities that had expressed interest over the course of the Company’s strategic process, including HTI, and to contact parties that had not yet been contacted. The Special Committee also discussed a potential liquidation and several “break-up” scenarios whereby the assets could be sold in groups to several buyers.

On October 28, 2016, the Company and a strategic party referred to as “Strategic Party C” entered into a nondisclosure agreement. Strategic Party C is an exchange-listed REIT not sponsored or advised by affiliates of AR Global.

At telephonic meetings of the Special Committee held on December 5 and December 19, 2016, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reported to the Special Committee that five parties were interested in at least a portion of the Company’s portfolio, including Strategic Party C. The Special Committee, with the assistance of Shapiro Sher and SunTrust Robinson Humphrey, discussed selling the Company’s portfolio in pieces and the potential ramifications to the total amount of net proceeds the Company’s stockholders would ultimately receive with respect to the Company’s assets. After discussions with the assistance of SunTrust Robinson Humphrey, the Special Committee decided to defer action until after January 1, 2017 and then reach out to all parties that may be interested, including Strategic Party B, given that it might have been able to raise capital since October.

On January 9, 2017, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey updated the Special Committee on the status of its outreach to potential bidders. Given that no strong interest for the Company’s entire portfolio had been received, the Special Committee authorized SunTrust Robinson Humphrey to contact any interested parties to confirm their interest in pieces of the Company’s portfolio and refine their bids. Among the preliminary bids at this time were (i) Strategic Party C’s bid for the two SHOP Properties at a range of $13.2 to $14 million, and (ii) a combined bid for 11 of the Properties (including both SHOP Properties) for $75 million. Neither of the preliminary bids had been formalized at this time and remained speculative, and no further progress was made with respect to either of these bids subsequently.

On February 21, 2017, the HTI Board held a telephonic meeting to discuss its potential transaction with the Company and to establish the HTI Special Committee. Also on February 21, 2017, the HTI Special Committee retained Arnold & Porter Kaye Scholer LLP (“A&PKS”) as counsel to the HTI Special Committee.

On February 27, 2017, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reported that KeyBanc had recently informed them that HTI was interested in restarting discussions with the Special Committee. SunTrust Robinson Humphrey further reported that it expected to receive a proposal letter from HTI shortly. Following discussions about the potential for a cash offer from HTI, SunTrust Robinson Humphrey advised the Special Committee that, since the January 9th meeting, SunTrust Robinson Humphrey had continued discussions with seven prospective bidders that had entered into nondisclosure agreements and had received preliminary bids for all but three of the Company’s 19 assets and continued to pursue a bid for the entire portfolio. The preliminary bids included the two bids discussed at the January 9th meeting and a preliminary bid for five of the single-tenant MOB assets for $19.3 million. The Special Committee directed that SunTrust Robinson Humphrey continue its discussions with the potential bidders and notify KeyBanc that HTI had one week to formalize its interest.

On March 2, 2017, at a telephonic meeting of the HTI Special Committee, with representatives of A&PKS and KeyBanc present, the HTI Special Committee discussed the Company’s real estate portfolio and valuation. The HTI Special Committee authorized KeyBanc to present a bid for $98.5 million in cash for all of the real estate assets in the Company’s portfolio.

On March 6, 2017, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reported to the Special Committee that it had verbally received a preliminary bid from HTI for all the assets in the Company’s portfolio for $98.5 million in cash on March 3, 2017 (the “March 3rd Bid”). SunTrust Robinson Humphrey further reported that it had received a combined bid from three entities (each of which had been part of the preliminary bids), including Strategic Party C, for all but three of the Properties (the RAI Clearwater, DaVita Dialysis and Philip Professional Center) for $93.3 million in cash and that, if the three remaining Properties could be sold individually by a broker at approximately the price the Company had paid for them, then the total gross proceeds generated (prior to any incremental transaction fee due the broker) could be more than those generated by the March 3rd Bid. After discussions about the execution risks of a combined proposal and the uncertainty regarding the Company’s ability to sell the three remaining Properties individually on the terms discussed, the Special Committee directed SunTrust Robinson Humphrey to negotiate with KeyBanc and contact the other additional parties for their “best and final” offers.

On March 7, 2017, at a telephonic meeting of the HTI Special Committee, with representatives of A&PKS and KeyBanc present, the HTI Special Committee discussed the Company’s response to HTI’s initial bid, including the Special Committee’s proposed valuation. After discussion regarding the Company’s portfolio and valuation, the HTI Special Committee authorized KeyBanc to present a new bid for $104.5 million in cash for all of the real estate assets in the Company’s portfolio. Subsequently, SunTrust Robinson Humphrey, as directed by the Special Committee, informed KeyBanc that the $104.5 million bid was less than the Company would accept.

On March 10, 2017, the Company and a strategic party referred to as “Strategic Party D” entered into a nondisclosure agreement. Strategic Party D is an exchange-listed REIT not sponsored or advised by affiliates of AR Global.

Also on March 10, 2017, KeyBanc and the Chairman of the HTI Special Committee participated in a due diligence call with the members of the Company’s management (including certain of its asset managers) and discussed the historic and projected performance of the Company’s portfolio. On March 14, 2017, at a telephonic meeting of the HTI Special Committee, with representatives of A&PKS and KeyBanc present, the HTI Special Committee discussed the due diligence call and the rejection by the Special Committee of the increased bids. After discussion regarding the portfolio and valuation, the HTI Special Committee authorized KeyBanc to present a new offer for $110 million in cash for all of the real estate assets in the Company’s portfolio.

On March 20, 2017, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reported to the Special Committee that it had received two proposals on March 17, 2017. The first proposal was from HTI and contemplated an asset transaction to acquire the entire portfolio for $110 million (the “March 17th HTI Proposal”) (which reflected an increase from the $98.5 million in cash proposed in the March 3rd Bid). The second proposal also contemplated an asset transaction in the form of a combined bid from Strategic Party C and Strategic Party D for the entire portfolio in the amount of $110.0 million in cash (the “March 17th Combined Proposal”). SunTrust Robinson Humphrey reported that KeyBanc had stated that no further increase should be expected from HTI. SunTrust Robinson Humphrey further advised that Strategic Party C, which proposed to purchase two assisted living facility assets, had conditioned its proposal on the assets being delivered free and clear of all leases and operating agreements, which SunTrust Robinson Humphrey noted would result in buy-out costs that would lower the net proceeds to the Company of the March 17th Combined Proposal by an amount not yet determined. SunTrust Robinson Humphrey advised that both proposals may represent approximately $17.20-$17.25 on a per share basis, without taking into account fees or allocations payable to the Advisor or fees and expenses (other than SunTrust Robinson Humphrey’s advisory fee) associated with a transaction involving the Company or a liquidation of the Company (including buy-out costs for leases and operating agreements contemplated by the March 17th Combined Proposal). The Special Committee discussed the two proposals and again discussed the Company’s option to suspend the Company’s strategic process if the Special Committee believed that it could lead to more value for the Company’s stockholders in the long run and considered, based on discussions with SunTrust Robinson Humphrey, that a near-term increase in value was not likely. The Special Committee directed SunTrust Robinson Humphrey to request a “best and final” offer from each of HTI, Strategic Party C, and Strategic Party D and to gauge each party’s interest in adding a stock component to their respective bids to create additional value for the Company’s stockholders.

On March 23, 2017, at a telephonic meeting of the HTI Special Committee, with representatives of A&PKS and KeyBanc present, the HTI Special Committee discussed the prior conversations between KeyBanc and SunTrust Robinson Humphrey and the due diligence calls with members of the Company’s management. After discussion, the HTI Special Committee authorized KeyBanc to present a new bid for $111 million in cash for all of the real estate assets in the Company’s portfolio.

On March 27, 2017, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reported to the Special Committee that it had received a revised proposal letter from HTI on March 23, contemplating the purchase by HTI of all the assets in the Company’s portfolio for $111 million in cash (the “March 23rd Proposal”). SunTrust Robinson Humphrey further reported that it had received a proposal letter from Strategic Party D on March 24th, contemplating the sale of all the assets in the Company’s portfolio for approximately $114 million (subject to a dollar-for-dollar reduction based on the amount outstanding under the Philip Center Loan at closing) in stock based on the trading price of Strategic Party D’s stock at closing in a “stock-for-assets” asset purchase (the “March 24th Proposal”). Strategic Party C did not participate in the March 24th Proposal. SunTrust Robinson Humphrey reported to the Special Committee that the March 24th Proposal, if completed, would result in the Company’s stockholders owning roughly 29% of Strategic Party D. After discussing HTI’s March 23rd Proposal and Strategic Party D’s March 24th Proposal, the Special Committee requested that SunTrust Robinson Humphrey provide it with additional information regarding Strategic Party D to assist the Special Committee in making a final decision given that the Company’s stockholders would become stockholders of Strategic Party D if the contemplated transaction was completed.

On March 28, 2017, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reviewed with the Special

Committee additional information regarding Strategic Party D. The Special Committee, with the assistance of Shapiro Sher and SunTrust Robinson Humphrey, discussed Strategic Party D’s strategic plan moving forward, the fit of the Company’s portfolio within Strategic Party D’s portfolio of properties and the challenges of engaging in a “stock-for-asset” transaction as an asset purchase (instead of as a merger). The Special Committee authorized SunTrust Robinson Humphrey to continue negotiations with Strategic Party D with a view towards improving the March 24th Proposal. The Special Committee directed SunTrust Robinson Humphrey to propose adding an independent director of the Company’s choice to Strategic Party D’s board of directors and adding a go-shop period. Strategic Party D advised that it would not be increasing its bid prior to responding to these additional requests.

On March 30, 2017, the Chairman of the HTI Special Committee emailed the other members of the HTI Special Committee to report on his conversation with representatives from KeyBanc and the Company’s management team regarding the Company’s portfolio and to request authorization for an increased bid of $120 million in cash for all of the real estate assets in the Company’s portfolio. Citing his beliefs that the return on the bid would be justified, that the assets were of the type HTI was looking to bring into its portfolio, and that it would be advantageous to HTI’s shareholders to seek to do so more rapidly by making this acquisition, the Chairman of the HTI Special Committee reported that he and several other members of the HTI Special Committee were comfortable with the increased bid. The HTI Special Committee approved the increased bid and directed KeyBanc to deliver a revised written indication of interest to the Company.

On March 31, 2017, Ms. Perrotty received a phone call from the Chairman of the HTI Special Committee advising Ms. Perrotty that HTI would be increasing the cash consideration in its proposal to $120.0 million. Also on March 31, 2017, SunTrust Robinson Humphrey advised the Special Committee that it had received a revised proposal letter from HTI with these terms (the “March 31st Proposal”) and a statement from KeyBanc that the proposal represented HTI’s final offer.

On April 2, 2017, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, the Special Committee, with the assistance of Shapiro Sher and SunTrust Robinson Humphrey, discussed the March 31st Proposal. The March 31st Proposal contemplated an acquisition of all the assets in the Company’s portfolio for $120.0 million in cash, reduced dollar for dollar by the $4.9 million outstanding Philip Center Loan. The Special Committee, with the assistance of Shapiro Sher and SunTrust Robinson Humphrey, discussed the terms of the March 31 st Proposal, including the absence of any financing contingency or other contingencies except due diligence, the negotiation of a purchase and sale agreement, required approval by the Company’s stockholders and HTI’s request for a 30-day exclusivity period. SunTrust Robinson Humphrey reported that Strategic Party D had declined to improve its March 24th Proposal. The Special Committee ultimately rejected Strategic Party D because it believed the all-cash bid from HTI that provided $6 million more of incremental value was a better transaction for the Company’s stockholders. After discussing the improved bid from HTI and Strategic Party D’s statement that it would not increase its bid, the Special Committee directed SunTrust Robinson Humphrey to negotiate the March 31st Proposal from HTI. The Special Committee also considered the need for a go-shop period, but ultimately determined that, in light of its extensive marketing efforts since the strategic process began in April of 2016, having a go-shop period was not essential and the final Purchase Agreement agreed to by the Company did not include a go-shop provision.

On April 5, 2017, SunTrust Robinson Humphrey received a letter from HTI with a revised proposal (the “April 5th Proposal”). The April 5th Proposal contained a “fiduciary out” provision with a 5% break-up fee and certain property-by-property expense allocations. With the assistance of Shapiro Sher and SunTrust Robinson Humphrey, the Special Committee subsequently negotiated a reduction in the break-up fee from 5% to 3%, that any property-level transfer tax and title costs would be allocated as is the custom in the state in which each of the Properties was located, and clarified language to account for the Properties that were held by long-term ground leases and not in fee simple. On April 7, 2017, SunTrust Robinson Humphrey received a letter from HTI with a revised proposal reflecting these revisions (the “April 7th Proposal”).

On April 7, 2017, SunTrust Robinson Humphrey reviewed with the Special Committee a proposed timeline to closing a transaction contemplated by the April 7th Proposal as well as information provided by the

Advisor regarding related party fees that could be payable to the Advisor, Property Manager, limited partners of the OP, directors, and other vendors in connection with the transaction as contemplated by the April 7th Proposal.

On April 10, 2017, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, SunTrust Robinson Humphrey reviewed the April 7th Proposal and the status of negotiations with HTI. In response to a question by the Special Committee, SunTrust Robinson Humphrey noted that, under the terms of the April 7th Proposal, the assets to be acquired by HTI did not include the cash on the Company’s balance sheet. Shapiro Sher added that the proposed transaction did not include approximately $3.8 million owed to the Company from the Advisor, which SunTrust Robinson Humphrey noted represented approximately $0.50 per share of the Company’s common stock. The Special Committee, with the assistance of Shapiro Sher and SunTrust Robinson Humphrey, discussed the process for authorizing and approving the April 7th Proposal and explored structuring the transaction as an all-cash merger (with a pre-closing “all cash” distribution to the Company’s stockholders), instead of an asset purchase transaction followed by a plan of liquidation as proposed by HTI under the terms of the April 7th Proposal. Ultimately, HTI declined to structure the transaction as a “cash” merger due to its desire to receive post-closing indemnification rights typical of a purchase of real estate assets. The Special Committee, recognizing that all of the other potential bidders had proposed asset sales for cash (except for Strategic Party A, which proposed a stock-for-stock merger, and Strategic Party D, which proposed an asset-for-stock transaction) that would ultimately require a liquidation by the Company, accepted that structure (even though liquidating distributions to stockholders would not be completed until 2018). After additional discussions with the assistance of Shapiro Sher and SunTrust Robinson Humphrey, the Special Committee recommended that the Board authorize continued negotiations on the basis of the April 7th Proposal. The Special Committee also determined to address with the Advisor the $3.8 million owed to the Company from the Advisor.

On April 11, 2017, in an executive session of a telephonic meeting of the Board, with only the independent directors of the Board (representing all the members of the Special Committee), Shapiro Sher, and a representative of Proskauer present, the independent directors of the Board discussed the terms of the April 7th Proposal and steps required to implement the transactions contemplated thereby. The independent directors of the Board, based upon the recommendation of the Special Committee and upon such other matters as were deemed relevant by the independent directors, authorized continued negotiations based on the April 7th Proposal.

On April 14, 2017, at a telephonic meeting of the HTI Special Committee, with representatives of A&PKS and KeyBanc present, the HTI Special Committee discussed the terms of the draft purchase agreement to be presented to the Company.

On April 18, 2017, A&PKS delivered the first draft of the purchase agreement (the “April 18th Purchase Agreement”) to Shapiro Sher, Proskauer, and AR Global. Shapiro Sher sent the April 18th Purchase Agreement to the Special Committee and to SunTrust Robinson Humphrey on the same date. The April 18th Purchase Agreement was structured as a sale of the membership interests in each of the special purpose entities that own the Properties to the HTI OP to facilitate the assignment of minor contracts and to avoid a right of first refusal requirement for one of the properties.

Shapiro Sher and A&PKS held several due diligence and planning calls over the next several weeks, including some with representatives of the Company, HTI, and Proskauer present. During these calls, discussion covered the structure of the transaction, tax implications, and various aspects of the Company that needed to be addressed in the purchase agreement.

On April 28, 2017, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher present, Shapiro Sher reported to the Special Committee on the status of the development of a revised draft of the April 18th Purchase Agreement. Shapiro Sher reported on the outstanding issues consisting, primarily, of issues surrounding the assumption of the Philip Center Loan (and whether it was assignable) and the right of HTI to terminate the entire transaction if any property were destroyed by fire or condemned. Shapiro Sher also advised the Special Committee that Shapiro Sher was making extensive revisions to the April 18th Purchase Agreement, not because the parties were in disagreement about issues, but rather to structure the agreement to fit the Company and the Properties. The parties also discussed certain amounts that may be payable to the Advisor and its affiliates in connection with consummating a transaction. Prior to the Special Committee meeting, Shapiro Sher circulated an AR Global in-house counsel prepared Advisor Receivables and Payables proposal that Shapiro Sher had received on April 25. The Special Committee discussed the proposed real estate commissions and administrative expense reimbursements that the Advisor was proposing would become payable concurrent with or prior to the consummation of the transaction.

On May 4, 2017, Shapiro Sher delivered a revised draft of the purchase agreement, which included input from Proskauer and AR Global, to A&PKS, the Special Committee, and SunTrust Robinson Humphrey (the “May 4th Purchase Agreement”). The May 4th Purchase Agreement addressed the assumption of the Philip Center Loan, rejected the right to terminate the transaction for a single fire or condemnation, clarified matters relating to the assisted living facilities, and tailored certain terms to be applicable to the Company, its entities, and the Properties.

On May 11, 2017, at a telephonic meeting of the HTI Special Committee, with representatives of A&PKS and KeyBanc present, the HTI Special Committee discussed its comments to the May 4th Purchase Agreement and the status of due diligence relating to the Asset Sale.

Also on May 11, 2017, A&PKS delivered its comments to the May 4th Purchase Agreement to Shapiro Sher and Shapiro Sher forwarded the comments to the Special Committee and to SunTrust Robinson Humphrey on May 12, 2017. A&PKS comments included, among other things, (1) the addition of a $6 million escrow amount to cover indemnification of representations and warranties, (2) capping HTI’s expense reimbursement to the Company at $250,000 if HTI were to terminate the purchase agreement due to a breach thereof, (3) extending the facility-level representations and warranties that the Company was willing to make regarding the Cedarhurst Facility to include facility-level representations and warranties for Arcadian Cove Assisted Living Facility (in respect to which the Company is only a landlord and does not have direct knowledge of many relevant matters), (4) the Company indemnifying HTI if HTI suffered any losses in connection with any stockholder litigation that may be filed in connection with the transactions contemplated by the purchase agreement, and (5) granting HTI the right to terminate the purchase agreement if there is either (a) a condemnation proceeding against any building that constitutes more than 5% of the Company’s portfolio or (b) damage or destruction (i) exceeding $5 million or (ii) that requires a legally nonconforming property to be rebuilt in accordance with current zoning requirements.

On May 12, 2017, representatives of Shapiro Sher, SunTrust Robinson Humphrey and AR Global held a call to discuss certain matters regarding the Properties and the Company’s operations.

On May 17, 2017, A&PKS and Shapiro Sher participated in a conference call to discuss A&PKS’s comments to the May 4th Purchase Agreement. The parties were able to resolve certain issues including (1) various closing conditions, (2) the expense reimbursement cap, and (3) the expansion of the facility-related representations and warranties to the Arcadian Cove Assisted Living Facility. The remaining issues that Shapiro Sher relayed to the Special Committee on the same day were (1) HTI’s request for indemnity to cover not only HTI but also its directors, (2) the terms of the escrow arrangement, and (3) the right to terminate the purchase agreement if either (a) there is a condemnation proceeding against any building or (b) damage or destruction to any Property prior to the Closing Date (with such threshold amounts to be further discussed).

On May 18, 2017, Shapiro Sher delivered a memorandum to the Special Committee, advising the Special Committee of the directors’ duties as independent directors under Maryland law (such advice had been delivered orally on multiple occasions throughout the strategic process) as the Special Committee considered the purchase agreement, a plan of liquidation for the Company’s complete liquidation and dissolution following the consummation of the transactions contemplated by the purchase agreement, certain amounts payable to the Advisor and its affiliates, and other matters related to the potential transaction. Discussions between Shapiro Sher and A&PKS continued.

On May 19, 2017, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, Shapiro Sher reported to the Special Committee on the status of the remaining substantive issues from its negotiations with A&PKS. The three outstanding substantive issues were (1) the HTI indemnity request, (2) HTI’s request for a $6 million escrow that would be released over a period of eighteen months to cover indemnification expenses for any such litigation or any breaches of the representations and warranties of the purchase agreement (with $2 million being released every six months), and (3) HTI’s ability to terminate the purchase agreement in the event of damage or destruction or condemnation proceedings (subject to a “5% of the properties” threshold). After Shapiro Sher updated the Special Committee on the status of the purchase agreement, SunTrust Robinson Humphrey reviewed with the Special Committee a summary of the Special Committee’s strategic process to date, an overview of the financial terms of the proposed transaction with HTI and SunTrust Robinson Humphrey’s preliminary financial analyses with respect to the Properties. After this review was completed, the representatives of SunTrust Robinson Humphrey left the meeting and, in an executive session of the Special Committee with only Shapiro Sher and the members of the Special Committee present, the Special Committee determined that Ms. Perrotty would reach out to the lead independent director of HTI to discuss the outstanding substantive issues.

On May 25, 2017, after consulting with Ms. Perrotty regarding her recent conversation with HTI’s lead independent director, Shapiro Sher delivered a revised draft of the purchase agreement to A&PKS (the “May 25th Purchase Agreement”). The May 25th Purchase Agreement included the following terms related to the outstanding substantive issues: (1) a $1 million escrow that would be released over a period of six months to cover indemnification expenses for any litigation or any breaches of the representations and warranties of the May 25th Purchase Agreement (as opposed to the $6 million/18-month provision requested by HTI), (2) the ability of HTI to terminate the purchase agreement if the Company’s representations in the May 25th Purchase Agreement were materially inaccurate (but implying knowledge to any officers who served both the Company and HTI and limiting the “inaccurate representation” indemnification to certain basic representations), (3) removing the provision that gave HTI the ability to terminate the purchase agreement in the event of damage or destruction or condemnation proceeding, and (4) limiting the Company’s indemnification of HTI and its directors if the Company’s stockholders sue not only the Company, but also HTI, to exclude any shared directors and key management personnel of both the Company and HTI.

On June 5, 2017, representatives of A&PKS and Shapiro Sher participated in a conference call to discuss the May 25th Purchase Agreement and the outstanding substantive issues. Among the substantive issues discussed were (1) HTI’s continued desire to have the right to terminate the purchase agreement if (a) there is a condemnation proceeding or (b) a fire or other loss (subject to an increased threshold amount), (2) the terms of the escrow arrangements, (3) the assumption of the Company’s obligations under its engagement letter with SunTrust Robinson Humphrey, (4) expense reimbursements, and (5) indemnification obligations in the event of stockholder litigation.

On June 6, 2017, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, the Special Committee, with the assistance of Shapiro Sher and SunTrust Robinson Humphrey, discussed the outstanding issues from the prior day’s conference call between A&PKS and Shapiro Sher. The Special Committee, after determining that Ms. Perrotty would contact the lead independent director of HTI to discuss the Company’s proposed compromises, directed Shapiro Sher to further negotiate with A&PKS. The Special Committee, in an executive session with only representatives of Shapiro Sher present, directed the following (1) to accept HTI’s request for indemnification by the Company of the non-independent directors and officers of HTI, but requested that HTI also indemnify the Company’s non-independent director and the Company’s officers, (2) to lower the expense reimbursement cap from $750,000 to $500,000, with a condition whereby the expense reimbursement would not become payable if the Company did not enter into an agreement related to a superior proposal within 12 months, and to eliminate the expense reimbursement for a material adverse change or temporary restraining order, (3) to negotiate a $3 million escrow that would be released over a period of six or nine months, and (4) to negotiate the proposed condemnation or risk-of-loss provisions to exclude any amounts that were insured. Shapiro Sher contacted A&PKS later that day to discuss the Special Committee’s directions.

Also on June 6, 2017, A&PKS delivered a revised draft of the purchase agreement to Shapiro Sher (the “June 6th Purchase Agreement”). The June 6th Purchase Agreement made changes in line with A&PKS views as had been expressed during the June 5th conference call. Later in the day on June 6, 2017, A&PKS delivered an email to Shapiro Sher about the following open issues: (1) expense reimbursement, (2) indemnification, and (3) condemnation and risk of loss. With respect to the expense reimbursement issue, A&PKS proposed (1) no expense reimbursement if the transaction did not close because of a temporary restraining order, (2) an expense reimbursement capped at $1 million for termination in the event that the Company’s stockholders vote against the transaction or the Company fails to get a quorum at the special meeting to vote on the transaction, and (3) an expense reimbursement capped at $750,000 for termination due to a material adverse change. With respect to the indemnification issue, A&PKS reaffirmed its stance of a $6 million escrow that would be released over a period of 18 months (with one third being released every six months). In support of its stance on the escrow size and length, A&PKS sent market surveys and studies to Shapiro Sher. With respect to the condemnation, eminent domain, and risk of loss issue, A&PKS expressed an openness to change the structures such that a property that is subject to eminent domain, condemnation or suffers a significant loss is dropped from the transaction with the purchase price adjusted downward based on the agreed purchase price allocation for the property, and that HTI would not have a right to terminate the purchase agreement. Shapiro Sher relayed A&PKS’s stance to the Special Committee.

On June 7, 2017, a representative of SunTrust Robinson Humphrey, on behalf of the Special Committee, and a representative of KeyBanc, on behalf of HTI, negotiated certain unresolved issues and Ms. Perrotty and the lead independent director of HTI followed up with a phone call. The Special Committee and HTI ultimately agreed to the following: (1) with respect to the indemnification issue, a $6 million escrow that would be released over a period of 14 months from the closing of the transaction (with $2 million to be released after six months, another $2 million to be released after 12 months, and the remaining $2 million to be released after 14 months); (2) with respect to the expense reimbursement issue, an expense reimbursement capped at $850,000 for termination in the event that the Company failed to obtain stockholder approval of the transaction; and (3) with respect to the condemnation and risk of loss issue, that in the event of a major condemnation or risk of loss, HTI would not have the option to terminate the purchase agreement, but HTI would have the option to close the transaction without purchasing the property or properties that would be subject to the condemnation or risk or loss provision.

On June 9, 2017, Shapiro Sher delivered a revised draft of the Purchase Agreement to A&PKS (the “Shapiro Sher June 9th Purchase Agreement”). The Shapiro Sher June 9th Purchase Agreement incorporated the negotiated transaction terms from the recent negotiations. Later on June 9, 2017, A&PKS delivered a revised draft of the purchase agreement to Shapiro Sher (the “A&PKS June 9th Purchase Agreement”). The A&PKS June 9th Purchase Agreement did not contain any revisions related to the resolution of open issues.

On June 12, 2017, at a telephonic meeting of the Special Committee, with representatives of Shapiro Sher and SunTrust Robinson Humphrey present, the Special Committee, with the assistance of Shapiro Sher and SunTrust Robinson Humphrey, discussed the final negotiated transaction terms from the purchase agreement. At the request of the Special Committee, SunTrust Robinson Humphrey reviewed Company management’s methodology behind the purchase price allocation schedule that had been prepared by the Company’s management. The Special Committee also discussed a draft letter agreement with the Advisor to account for certain amounts due to/from the Advisor, including approximately $3.8 million in reimbursements owed from the Advisor to the Company for overpaid offering and related expenses, as well as provide for post-closing transition services. The Special Committee directed Shapiro Sher to further negotiate the letter agreement and to finalize the purchase agreement to A&PKS. After the meeting, Shapiro Sher delivered a revised draft of the Purchase Agreement to A&PKS and Shapiro Sher and A&PKS agreed to the final form of the purchase agreement on June 13, 2017.

On June 14, 2017, Shapiro Sher provided an update to the Special Committee on the status of the letter agreement with the Advisor and provided the finalized Purchase Agreement, together with all exhibits and schedules, to the Special Committee for review. Shapiro Sher also re-delivered the memorandum that had been delivered to the Special Committee on May 18, 2017 regarding a director’s standard of conduct under Maryland law for the Special Committee to consider as it considered both the Purchase Agreement and the Plan of Liquidation.

On June 15 and June 16, 2017, Shapiro Sher, the Special Committee and the Advisor finalized the negotiation of the Letter Agreement, the Advisory Agreement Amendment, and an amendment to the Property Management Agreement, with terms being agreed upon on June 15, 2017 and final drafts being agreed upon on June 16, 2017. Pursuant to the Letter Agreement, subject to completing the Asset Sale, the parties resolved matters related to approximately $3.7 million in expense reimbursements or fees previously paid by the Company to the Advisor and its affiliates and made certain agreements with respect to all fees and other amounts that would be payable to the Advisor and its affiliates pursuant to the Advisory Agreement, the Property Management Agreement and the LPA if the Asset Sale is completed.

On June 16, 2017, the Special Committee held a telephonic meeting with representatives of Shapiro Sher and SunTrust Robinson Humphrey in attendance. A representative of Shapiro Sher reviewed the principal terms of the Purchase Agreement and the Plan of Liquidation, including the Letter Agreement and amendments to the Advisory Agreement and Property Management Agreement. Representatives of SunTrust Robinson Humphrey then reviewed and discussed with the Special Committee SunTrust Robinson Humphrey’s financial analyses with respect to the Properties owned by the OP and HT III Holdco through the ownership of the Membership Interests and Holdco Interests and the proposed Asset Sale. The financial analyses reviewed and discussed with the Special Committee at the meeting were not materially different from the financial analyses dated May 17, 2017, which were previously reviewed and discussed with the Special Committee on May 19, 2017, as revised to reflect updated data and other information. Thereafter, at the request of the Special Committee, SunTrust Robinson Humphrey rendered its oral opinion to the Special Committee as to, as of June 16, 2017, the fairness, from a financial point of view, to the OP and HT III Holdco of the Purchase Price to be collectively received by the OP and HT III Holdco in exchange for the Membership Interests and the Holdco Interests in the Asset Sale pursuant to the Purchase Agreement. The opinion is more fully described in the section entitled “— Opinion of the Special Committee’s Financial Advisor.” A representative of Shapiro Sher reviewed the standard of conduct expected of directors and the standards by which related party agreements should be considered under Maryland law. Following discussions by the Special Committee concerning, among other things, the matters described below under “— Recommendation of the Board of Directors and the Company’s Purposes and Reasons for the Asset Sale and the Plan of Liquidation,” the Special Committee determined to recommend to the Board that the Board (1) determine that each of the Purchase Agreement, the other documents and agreements contemplated thereby and the Asset Sale are fair and reasonable, both financially and otherwise, to the Company and advisable and in the best interests of the Company and its stockholders and approve each of the Purchase Agreement, the other documents and agreements contemplated thereby and the Asset Sale, (2) determine that the Plan of Liquidation, including the sale of substantially all of the assets of the Company, the Company’s liquidation and the Company’s dissolution pursuant to the Plan of Liquidation, is advisable and in the best interests of the Company and approve the Plan of Liquidation, and (3) recommend that the Asset Sale and the Plan of Liquidation be approved by the Company’s stockholders at the Annual Meeting.

Following the telephonic meeting of the Special Committee on June 16, 2017, the Board (with Mr. Weil recusing himself and not participating and with only the two independent directors on the Board participating) met to consider the proposed transactions with representatives of Shapiro Sher, SunTrust Robinson Humphrey, and Proskauer present. Prior to the meeting, Mr. Weil advised the other members of the Board that he would not be attending the meeting and would be abstaining from any vote on the proposed transactions, including the Plan of Liquidation. At the request of the Special Committee, representatives of SunTrust Robinson Humphrey then reviewed and discussed with the Board SunTrust Robinson Humphrey’s financial analyses with respect to the Properties owned by the OP and HT III Holdco through the ownership of the Membership Interests and Holdco Interests and the proposed Asset Sale. Thereafter, at the request of the Special Committee, SunTrust Robinson Humphrey provided to the Board its oral opinion (which was previously rendered to the Special Committee) as to, as of June 16, 2017, the fairness, from a financial point of view, to the OP and HT III Holdco of the Purchase Price to be collectively received by the OP and HT III Holdco in exchange for the Membership Interests and the Holdco Interests in the Asset Sale pursuant to the Purchase Agreement. SunTrust Robinson Humphrey’s oral opinion was subsequently confirmed in writing by delivery of its written opinion to the Special Committee and the Board as to, as of June 16, 2017, the fairness, from a financial point of view, to the OP and HT III Holdco of the Purchase Price to be collectively received by the OP and HT III Holdco in exchange for the Membership Interests and the Holdco Interests in the Asset Sale

pursuant to the Purchase Agreement. The chair of the Special Committee presented its report to the Board, including its recommendation that the Board approve the proposed transactions. Following discussions by the Board concerning, among other things, the matters described below under “— Recommendation of the Board of Directors and the Company’s Purposes and Reasons for the Asset Sale and the Plan of Liquidation,” the Board, based on the recommendation of the Special Committee, by unanimous vote of both independent directors (with Mr. Weil having abstained from attending the meeting) the Board (1) determined that each of the Purchase Agreement, the other documents and agreements contemplated thereby and the Asset Sale are fair and reasonable, both financially and otherwise, to the Company and advisable and in the best interests of the Company and its stockholders and approved each of the Purchase Agreement, the other documents and agreements contemplated thereby and the Asset Sale, (2) determined that the Plan of Liquidation, including the sale of substantially all of the assets of the Company, the Company’s liquidation and the Company’s dissolution pursuant to the Plan of Liquidation, is advisable and in the best interests of the Company and approved the Plan of Liquidation, and (3) recommended that the Asset Sale and the Plan of Liquidation be approved by the Company’s stockholders at the Annual Meeting.

Also on June 16, 2017, the HTI Special Committee held a telephonic meeting with representatives of A&PKS and KeyBanc in attendance. A representative of A&PKS discussed the scope of the real estate due diligence that had been requested by the HTI Special Committee and reported on the firm’s findings. Another representative of A&PKS reviewed the principal terms of the Purchase Agreement along with the schedules and exhibits related thereto. Representatives of KeyBanc then reviewed and discussed with the HTI Special Committee KeyBanc’s financial analyses with respect to the Properties. Thereafter, at the request of the HTI Special Committee, KeyBanc rendered its oral opinion to the HTI Special Committee, as of June 16, 2017, that the Purchase Price to be paid to the Company in connection with the Asset Sale was fair, from a financial point of view, to HTI. The opinion is more fully described in the section entitled “— Opinion of the HTI Special Committee’s Financial Advisor.” Following discussions by the HTI Special Committee concerning, among other things, the matters described below under “— HTI’s Purposes and Reasons for the Asset Sale,” the HTI Special Committee determined to recommend to the HTI Board that the HTI Board (1) determine that each of the Purchase Agreement and the other documents and agreements contemplated thereby are fair and reasonable, both financially and otherwise, to HTI and advisable and in the best interests of HTI and (2) approve each of the Purchase Agreement and the other documents and agreements contemplated thereby. Following the telephonic meeting of the HTI Special Committee on June 16, 2017, the HTI Board (with Mr. Weil recusing himself and not participating and with only the independent directors on the HTI Board participating) met to consider the proposed transactions with representatives of A&PKS and KeyBanc present. Prior to the meeting, Mr. Weil advised the other members of the HTI Board that he would not be attending the meeting and would be abstaining from any vote on the proposed transaction. At the request of the HTI Special Committee, representatives of KeyBanc then reviewed and discussed with the HTI Board KeyBanc’s financial analyses with respect to the Properties. The Chairman of the HTI Special Committee presented its report to the HTI Board, including its recommendation that the HTI Board approve the proposed transactions. Following discussions by the HTI Board concerning, among other things, the matters described below under “— HTI’s Purposes and Reasons for the Asset Sale,” the HTI Board, based on the recommendation of the HTI Special Committee, by unanimous vote of the independent directors (with Mr. Weil having abstained from attending the meeting) the HTI Board (1) determined that each of the Purchase Agreement and the other documents and agreements contemplated thereby are fair and reasonable, both financially and otherwise, to HTI and advisable and in the best interests of HTI and (2) approved each of the Purchase Agreement and the other documents and agreements contemplated thereby.

On June 16, 2017, each of the Company and HTI executed and delivered the Purchase Agreement.

On June 19, 2017, the Company issued a press release announcing the Board’s approval of the Asset Sale and the Company’s plan to liquidate.

Recommendation of the Board of Directors and the Company’s Purposes and Reasons for the Asset Sale and the Plan of Liquidation

In evaluating the Asset Sale and the Plan of Liquidation, the Board consulted with the Special Committee and its legal and financial advisors, and in determining that (1) the Purchase Agreement, the other documents and agreements contemplated thereby and the Asset Sale are fair and reasonable, both financially and otherwise, to the Company and advisable and in the best interests of the Company and its stockholders and (2) the Plan of Liquidation, including the sale of substantially all of the assets of the Company, the Company’s liquidation and the Company’s dissolution pursuant to the Plan of Liquidation, is advisable and in the best interests of the Company, the Board considered numerous factors, including the following material factors, which the Board and the Special Committee viewed as supporting its decision to approve the Purchase Agreement, the other documents and agreements contemplated thereby, the Asset Sale and the Plan of Liquidation, and to recommend approval of the Asset Sale and the Plan of Liquidation to our stockholders:

•	the fixed cash consideration to be paid in connection with the Asset Sale by HTI, consisting of $120.0 million, less the $4.9 million principal amount of the Philip Center Loan, which will be assumed by HTI or repaid by the Company, and associated costs;
•	the indication given by the Company, when conducting its public offering of common stock beginning in 2014, that it would begin the process of achieving a liquidity event not later than three to six years after the termination of the IPO (the Company suspended its IPO effective December 31, 2015, which was earlier than anticipated, and the IPO lapsed in August 2016 in accordance with its terms);
•	in light of the Special Committee’s consideration of potential strategic alternatives, the likelihood that the Company would have difficulty achieving access to public equity capital markets and continuing to grow on a stand-alone basis;
•	in light of the Special Committee’s consideration of potential strategic alternatives, the likelihood that the Company would have difficulty achieving a liquidity event that would provide greater value to the Company’s stockholders in both the near-term and long-term future;
•	the fact that the Special Committee conducted a thorough and diligent strategic review process, including communicating with 25 potential buyers regarding a potential transaction and executing nondisclosure agreements with 22 of these potential buyers;
•	the expectation that all liquidating distributions will be paid in cash thereby eliminating the uncertainty associated with the receipt of non-cash consideration by the Company;
•	the costs of continuing to operate the Company based on its asset size;
•	the Asset Sale does not include the cash on the Company’s balance sheet as of the Closing Date that will be distributed to the Company’s stockholders along with the other net cash proceeds available for distribution, after the Company pays or provides for its liabilities and expenses pursuant to the Plan of Liquidation, which the Board has estimated will be between $17.67 to $17.81 per share of common stock, including an anticipated initial liquidating distribution of $15.75 per share of common stock expected to be paid within two weeks following the closing of the Asset Sale subject to Board approval;
•	the financial analyses reviewed and discussed with the Special Committee and the Board by representatives of SunTrust as well as the oral opinion of SunTrust Robinson Humphrey rendered to the Special Committee and the Board on June 16, 2017 (which was subsequently confirmed in writing by delivery of SunTrust Robinson Humphrey’s written opinion dated the same date) as to, as of June 16, 2017, the fairness, from a financial point of view, to the OP and HT III Holdco of the Purchase Price to be collectively received by the OP and HT III Holdco in exchange for the Membership Interests and the Holdco Interests in the Asset Sale pursuant to the Agreement;
•	the Company’s ability to complete the Asset Sale in a timely manner (including the likelihood of receiving the stockholder approval of the Asset Sale and the Plan of Liquidation necessary to complete the transaction in a timely manner) given the commitment of both parties to complete the Asset Sale pursuant to their respective obligations under the Purchase Agreement and the absence of any significant closing conditions under the Purchase Agreement, other than stockholder approval of the Asset Sale and the Plan of Liquidation;

•	the Asset Sale will not be subject to a financing contingency, as HTI advised the Company that HTI would have sufficient capital to fund the entire Purchase Price and plans to finance the Asset Sale through a combination of cash on its balance sheet and, relying upon its existing assets and the assets being purchased, borrowings under its revolving credit facility;
•	the terms and conditions of the Purchase Agreement, including:
º	the fixed Purchase Price;
º	the limited number and nature of the conditions to the Company’s obligation to close the Asset Sale; and
º	the “fiduciary out” provision, that allows the Company to terminate the Purchase Agreement in connection with a third party delivering a Superior Proposal (as defined in the Purchase Agreement) to the Company, subject to the payment by the Company to HTI of a 3.0% Termination Fee in the amount of $3.6 million; and
•	the facts that the Asset Sale and the Plan of Liquidation are subject to the approval of the Company’s stockholders, and that the Plan of Liquidation will not become effective unless the Asset Sale is consummated.

The Board also identified and considered the following potentially negative factors in its deliberations:

•	the fact that, from March 15, 2015 through the time the Purchase Agreement was approved, each Company stockholder received distributions on a monthly basis at a rate equal to $0.0042808219 per day per share of common stock, or 6.25% per annum, based on a price of $25.00 per share (although the Special Committee believed that this distribution amount would have been reset in the third quarter), and, on July 18, 2017, in light of the pending Asset Sale and Plan of Liquidation, the Board determined that the Company would cease declaring and paying regular distributions to its stockholders;
•	the terms of the Purchase Agreement regarding the restrictions on the operation of the Company’s business during the period between the signing of the Purchase Agreement and the completion of the Asset Sale;
•	the Termination Fee to be paid to HTI if the Purchase Agreement is terminated under circumstances specified in the Purchase Agreement, which may discourage other parties that may otherwise have an interest in a business combination with the Company (see the section entitled “The Purchase Agreement — Termination; Termination Fee and Expenses”);
•	the possibility that the Asset Sale may not be completed, or may be unduly delayed, because the Company’s stockholders may not approve the Asset Sale or the Plan of Liquidation or due to other factors outside of the Company’s control;
•	the risk that the Asset Sale might not be completed and the effect of the resulting public announcement of termination of the Purchase Agreement on:
º	the Company’s operating results, particularly in light of the costs incurred in connection with the transaction, and
º	the Company’s ability to attract and retain tenants;
•	the substantial costs to be incurred in connection with the transaction, including transaction expenses arising from the Asset Sale;
•	the potential risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the Asset Sale;
•	the absence of appraisal rights or rights of an objecting stockholder for Company stockholders under the MGCL and the Charter;

•	the risk that the $6 million subject to the Escrow Agreement and additional Company funds may be required to satisfy indemnification obligations under the Purchase Agreement, which could delay or reduce liquidating distributions; and
•	the risks described in the section “Risk Factors” beginning on page 88 of this proxy statement.

The Board also considered the interests that certain executive officers and directors of the Company may have with respect to the Asset Sale in addition to their interests as stockholders of the Company generally (see the section entitled “— Interests of the Advisor and the Company’s Directors and Executive Officers in the Asset Sale and the Plan of Liquidation”), which the Board considered as being neutral in its evaluation of the proposed transaction.

Although the foregoing discussion sets forth the material factors considered by the Board in reaching its recommendation, it may not include all of the factors considered by the Board, and each director may have considered different factors or given different weight to different factors. In view of the variety of factors and the amount of information considered, the Board did not find it practicable to, and did not, make specific assessment of, quantify or otherwise assign relative weights to the specific factors considered in reaching its recommendation. The Board realized that there can be no assurance about future results, including results expected or considered in the factors above. However, the Board concluded that the potential positive factors described above significantly outweighed the neutral and negative factors described above. The recommendation was made after consideration of all of the factors as a whole. This explanation of the Company’s reasons for the Asset Sale and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements.”

THE BOARD (WITH MR. WEIL ABSTAINING) HAS UNANIMOUSLY (1) DETERMINED THAT EACH OF THE PURCHASE AGREEMENT, THE OTHER DOCUMENTS AND AGREEMENTS CONTEMPLATED THEREBY AND THE ASSET SALE ARE FAIR AND REASONABLE, BOTH FINANCIALLY AND OTHERWISE, TO THE COMPANY AND ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND APPROVED EACH OF THE PURCHASE AGREEMENT, THE OTHER DOCUMENTS AND AGREEMENTS CONTEMPLATED THEREBY AND THE ASSET SALE, (2) DETERMINED THAT THE PLAN OF LIQUIDATION, INCLUDING THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY, THE COMPANY’S LIQUIDATION AND THE COMPANY’S DISSOLUTION PURSUANT TO THE PLAN OF LIQUIDATION, IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND APPROVED THE PLAN OF LIQUIDATION, AND (3) RECOMMENDED THAT HOLDERS OF SHARES OF COMMON STOCK VOTE FOR THE PROPOSAL TO APPROVE THE ASSET SALE AND FOR THE PROPOSAL TO APPROVE THE PLAN OF LIQUIDATION.

In considering the recommendation of the Board, you should be aware that certain of the Company’s directors and officers have arrangements that cause them to have interests in the Asset Sale and the Plan of Liquidation that are different from, or are in addition to, the interests of the Company stockholders generally. See the section entitled “— Interests of the Advisor and the Company’s Directors and Executive Officers in the Asset Sale and the Plan of Liquidation.”

Position of the Company, the OP and HT III Holdco as to Fairness to the Company’s Unaffiliated Stockholders

The Company, the OP and HT III Holdco are making the statements included in this section solely to comply with the disclosure requirements of Rule 13e-3 and related rules under the Exchange Act.

The Special Committee recommended to the Board and the Board (with Mr. Weil not participating) has determined, for the Company, the OP and HT III Holdco, that the Asset Sale and the Plan of Liquidation are substantively and procedurally fair to and in the best interests of the Company and the Company’s unaffiliated stockholders. Mr. Weil did not participate in the Board’s deliberations or voting on the transaction because he is a member of the HTI Board, as well as the chief executive officer, and a member, of AR Global. Mr. Weil deferred to the independent directors of the Board, who also comprise all the members of the Special

Committee, to make the determination as to whether the Asset Sale and the Plan of Liquidation were fair to and in the best interests of the Company and its unaffiliated stockholders.

In their consideration of the fairness of the Asset Sale and the Plan of Liquidation to the Company’s unaffiliated stockholders, the Special Committee and the Board (with Mr. Weil not participating) considered the liquidation value of the Company, after giving effect to the receipt by the Company of the proceeds from the Asset Sale, to be a relevant methodology.

The Board, beginning in early 2016 as described in the section entitled “— Background of the Asset Sale and the Plan of Liquidation,” initiated a strategic review process led by the Special Committee consisting of solely the independent directors of the Board. The Special Committee, through its advisors SunTrust Robinson Humphrey and Shapiro Sher, communicated with 25 potential buyers regarding a potential transaction and conducted a thorough and diligent strategic review process which led to the Board approving the Purchase Agreement (subject to stockholder approval and other conditions). Subsequent to the execution of the Purchase Agreement, the Company was required to publish an estimated net asset value per share of its common stock (“Estimated Per-Share NAV”) and provide this information to its stockholders and to members of the Financial Industry Regulatory Authority and their associated persons who participated in the Company’s public offerings to assist them in meeting their customer account statement reporting obligations under the National Association of Securities Dealers Conduct Rule 2340. Instead of seeking third-party appraisals of the Company’s real estate assets performed by an independent valuation firm to establish an Estimated Per-Share NAV, the Board decided to determine an Estimated Per-Share NAV based on the negotiated value ascribed to the Company’s real estate assets under the Purchase Agreement. To assist the Board in establishing both an Estimated Per-Share NAV and an estimated range of total liquidating distributions that may be payable to the Company’s stockholders pursuant to the Plan of Liquidation, the Advisor prepared an estimate of the range of net proceeds from the Asset Sale that may be available to distribute to the Company’s stockholders in one or more liquidating distributions pursuant to the Plan of Liquidation. On July 18, 2017, the independent directors of the Board, who comprise a majority of the Board, with Mr. Weil not participating, unanimously approved an Estimated Per-Share NAV as of July 18, 2017 equal to $17.64. In preparing the liquidation analysis used in connection with this determination of the Estimated Per-Share NAV, which was also included in the Company’s proxy statement dated July 18, 2017, the Advisor estimated a range of net liquidation proceeds to be available for distribution to the Company’s stockholders pursuant to the Plan of Liquidation equal to $17.49 to $17.64 per share. The Advisor subsequently updated the range of net liquidation proceeds to be available for distribution to $17.67 to $17.81 per share for the Liquidation Analysis prepared in connection with this proxy statement. The Special Committee and the Board considered both of these ranges to be material in their consideration of the fairness of the Asset Sale and the Plan of Liquidation to the unaffiliated stockholders of the Company. For more information on the liquidation analyses, including a discussion of the reasons for the increase in the range of net liquidation proceeds to be available for distribution to the Company’s stockholders pursuant to the Plan of Liquidation, see “The Plan of Liquidation.”

The liquidation analyses of the Advisor were based, in part, on the proceeds to be received by the OP and HT III Holdco in exchange for the Membership Interests and the Holdco Interests in the Asset Sale pursuant to the Purchase Agreement. As part of their determination, the Special Committee and the Board considered the going concern value of the Membership Interests and the Holdco Interests based on the aggregate implied valuation reference ranges of the Properties held by the OP and HT III Holdco through the Membership Interests and the Holdco Interest indicated by the financial analyses reviewed and discussed with the Special Committee and the Board by representatives of SunTrust Robinson Humphrey on June 16, 2017.

The Special Committee and the Board did not consider current or historical market prices of the Company’s common stock to be relevant as a factor in determining the fairness of the transaction because there is no public market for the Company’s common stock. The Company’s common stock is not and has not been, since the Company’s inception, listed on a national securities exchange.

Further, the Special Committee and the Board did not consider net book value, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and because net book value does not take into account the prospects of the Company, market conditions, trends in the industry in which the Company operates, or the business risks inherent in that industry.

The Special Committee and the Board do not believe that the purchase prices paid in previous purchases of the Company’s common stock during the past two years pursuant to the Company’s share repurchase program (the “SRP”) are relevant in determining the fairness of the transaction to the Company’s unaffiliated stockholders because the purchase prices were based on a fixed percentage of the purchase price paid by the Company’s stockholders upon their purchases of common stock in the IPO. The Company has not purchased any of its common stock outside of the SRP.

In addition, the Special Committee and the Board were aware of, and considered, the interests that the Company’s directors and executive officers may have in the transactions contemplated by the Purchase Agreement that are different from, or in addition to, their interests as Company stockholders generally, as described in the section entitled “— Interests of the Advisor and the Company’s Directors and Executive Officers in the Asset Sale and the Plan of Liquidation.”

As described under the section entitled “— Background of the Asset Sale and the Plan of Liquidation,” the Special Committee and the Board considered offers made by unaffiliated persons during the past two years for a merger, sale of all or a substantial part of the assets of the Company, or a purchase of a controlling amount of the Company’s securities, however, the Special Committee and the Board ultimately determined that the offer received from HTI was the most favorable offer received during the strategic review process. For a more detailed description of each of the offers received and considered during the past two years, see “— Background of the Asset Sale and the Plan of Liquidation.”

The Special Committee and the Board also considered the following:

•	the fact that the Purchase Agreement was negotiated extensively and at arm’s-length, by special committees comprised entirely of independent directors of each of the Company and HTI, and that each special committee engaged and was assisted by outside counsel and financial advisors;
•	the fact that the structure of the Asset Sale permits the Company’s stockholders to immediately realize value for a portion of their investment, in addition to the fact that all of the potential bidders, except for two, had proposed asset sales for cash that would ultimately require a liquidation by the Company instead of a “cash” or other merger;
•	the fact that all stockholders, including unaffiliated stockholders, will receive the same amounts per share at the same time pursuant to the Asset Sale and the Plan of Liquidation;
•	the fact that the unaffiliated stockholders represent over 99% of the shares entitled to vote as of the record date; and
•	the facts that the Asset Sale and the Plan of Liquidation are subject to the approval of the Company’s stockholders (of which the unaffiliated stockholders are a vast majority), and that the Plan of Liquidation will not become effective unless the Asset Sale is consummated.

The Special Committee and the Board also considered the financial analyses reviewed and discussed with the Special Committee and the Board by representatives of SunTrust Robinson Humphrey as well as the opinion of SunTrust Robinson Humphrey rendered to the Special Committee and the Board on June 16, 2017 as to, as of June 16, 2017, the fairness, from a financial point of view, to the OP and HT III Holdco of the Purchase Price to be collectively received by the OP and HT III Holdco in exchange for the Membership Interests and the Holdco Interests in the Asset Sale pursuant to the Agreement. Even though such analyses and opinion did not address the fairness of the proceeds to be received by the stockholders of the Company, the Special Committee and the Board nevertheless determined that such opinion and analyses were relevant to their determination as to the fairness of the Asset Sale and Plan of Liquidation to the Company’s unaffiliated stockholders because the Purchase Price to be received by the OP and HT III Holdco will be the primary source of the proceeds to be received by the Company’s stockholders pursuant to the Plan of Liquidation and the stockholders and the unaffiliated stockholders will receive the same amounts per share in the liquidation of the Company.

Given the fact that the unaffiliated stockholders represent over 99% of the shares entitled to vote as of the record date and that shares of common stock beneficially owned by the Advisor, any director of the Company or any of their respective affiliates including AR Global, are excluded for the purposes of the approval of the Asset Sale, no special provision was made that a majority of the Company’s unaffiliated stockholders is required to approve the Asset Sale and Plan of Liquidation.

The Asset Sale and Plan of Liquidation was approved by a majority of the directors of the Company who are not employees of the Company.

The foregoing discussion of the factors considered by the Special Committee and the Board is not intended to be exhaustive but is believed to include all material factors considered by the Special Committee and the Board in making a determination regarding the fairness of the Asset Sale and the Plan of Liquidation to comply with the requirements of Rule 13e-3 and the related rules under the Exchange Act. The Special Committee and the Board have not retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating the terms of the Asset Sale and the Plan of Liquidation and/or preparing a report concerning the fairness of the Asset Sale and the Plan of Liquidation. The Special Committee and the Board did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the Asset Sale and the Plan of Liquidation. Rather, the Special Committee and the Board made their fairness determination after considering all of the factors as a whole.

HTI’s Purposes and Reasons for the Asset Sale

In reaching its decision to authorize and approve the Asset Sale, the HTI Special Committee, as described above in the section entitled “— Background of the Asset Sale and Plan of Liquidation,” held a number of meetings, consulted with its legal and financial advisors, and considered a number of factors. The various factors the HTI Special Committee considered to be potential benefits of the Asset Sale included the following, which are not necessarily listed in order of relative importance:

•	its belief that the Asset Sale would further HTI’s previously reported goals of acquiring and managing quality healthcare assets, including growing its portfolio within the medical office and seniors housing sectors, and the fact that its current low leverage would provide ample opportunity to expand its balance sheet;
•	its belief that the Asset Sale would provide an opportunity to acquire an aggregated portfolio of known assets with good quality that could be integrated into its broader portfolio at a fair price;
•	its belief that the Asset Sale would broaden its tenant/operator base with additional investment grade tenants;
•	the HTI management team’s deep understanding of HTI’s and the Company’s portfolio through its existing management responsibilities with respect to the Company and its portfolio;
•	its belief that the Company had broadly marketed the portfolio, which would help remove any potential issues created by the acquisition of a company with the same executive officers;
•	the procedural safeguards that it believes were and are present to ensure the fairness of the transaction and to permit the HTI Special Committee to represent effectively the interests of HTI and its stockholders, including the fact that the HTI Special Committee consists solely of independent directors and its independent legal and financial advisors were involved throughout the process and updated the HTI Special Committee directly and regularly;
•	the Purchase Agreement’s provisions requiring the Seller Parties to indemnify HTI against any “losses” as defined in the Purchase Agreement that HTI may incur in connection with, among other things, any stockholder litigation brought by stockholders of the Company in connection with the Asset Sale, any breach or inaccuracy of any representations and warranties made by the Company or its affiliates or the failure of the Company or its affiliates to perform their obligations under the Purchase Agreement;

•	the Purchase Agreement’s provisions requiring the Company to pay HTI the Termination Fee if the Board approves and authorizes the Company to enter into a definitive agreement providing for the implementation of a superior proposal;
•	the Purchase Agreement’s provisions requiring the Company to reimburse HTI for up to $750,000 in actual third party expenses incurred in connection with the Asset Sale if HTI fails to fulfill certain necessary conditions to close the Asset Sale, and for up to $850,000 in actual third party expenses if the Company’s stockholders do not approve the Asset Sale; and
•	the other terms of the Purchase Agreement, including representations, warranties and covenants of the parties thereto, as well as the conditions to their respective obligations under the Purchase Agreement.

In addition, the HTI Special Committee considered a variety of risks and other potentially negative factors concerning the Asset Sale. These factors included the following, which are not necessarily listed in order of relative importance:

•	the fact that the remaining lease terms on four of the medical office building assets are relatively short and re-tenanting may be required over the next three years;
•	the risk of limited net operating income growth, as many of the tenants have triple net leases with minimal annual rent increases;
•	the fact that a number of the assets are located in smaller, rural markets that have below average growth profiles;
•	the possibility that the Asset Sale may not be completed on the terms or timeline currently contemplated or at all, including for reasons beyond the control of HTI or the Company;
•	the risk that failure to complete the Asset Sale could negatively affect the future business and financial results of HTI;
•	the potential risk of diverting management focus and resources from operational matters and other strategic opportunities in order to integrate the assets acquired in the Asset Sale into HTI’s existing portfolio;
•	the substantial costs to be incurred in connection with the Asset Sale, including an estimated $2.4 million in transaction costs associated with the consummation of the Asset Sale, including fees payable to KeyBanc and legal counsel, but not including costs associated with the additional borrowings to be made under the HTI Revolving Credit Facility as described under “— Financing of the Asset Sale”;
•	the risk of not capturing all of the anticipated estimated operational cost savings and expected tax savings, and the risk that other anticipated benefits of the Asset Sale might not be realized on the expected timeframe or at all;
•	the challenges of adding the Company’s assets to HTI’s portfolio, including technical, operational, accounting and other challenges;
•	the fact that projections of future results of operations of HTI following the completion of the Asset Sale are necessarily estimates based on assumptions;
•	the Purchase Agreement’s provisions requiring HTI to reimburse the Company for up to $750,000 in actual third party expenses incurred in connection with the Asset Sale if HTI fails to fulfill certain necessary conditions to close the Asset Sale;
•	the Purchase Agreement’s provisions permitting the Company, subject to certain terms and conditions, to terminate the Purchase Agreement in order to enter into a superior proposal (see the section entitled “— The Purchase Agreement — Termination; Termination Fee and Expenses”);

•	the risk that if the Purchase Agreement is terminated under certain circumstances, payment by the Company to HTI of a termination fee of $3.6 million, as contemplated by the Purchase Agreement, may not be sufficient to fully compensate HTI for its losses in such circumstances; and
•	the risk that the incurrence of additional indebtedness in connection with the Asset Sale could have adverse consequences on HTI’s business following the Asset Sale.

The HTI Special Committee concluded that the potential negative factors associated with the Asset Sale were outweighed by the potential benefits that it expected HTI would achieve as a result of entering into the Purchase Agreement and consummating the transactions contemplated thereby. Accordingly, the HTI Board unanimously (with Mr. Weil recusing himself from the vote) determined that the Asset Sale was fair and reasonable, both financially and otherwise, advisable and in the best interests of HTI.

In addition to the factors described above, the transaction was structured as an asset sale because HTI believed that the acquisition of the Company’s assets would achieve its goal of growing its portfolio while avoiding exposure to the liabilities of the Company. The Purchase Agreement provided for a sale of membership interests in each of the special purpose entities that own the Properties to the HTI OP to facilitate the assignment of minor contracts and to avoid a right of first refusal requirement associated with one of the Properties. HTI considered a merger with the Company but determined that the Asset Sale was preferable due to HTI’s ability to receive post-closing indemnification rights typical of a purchase of real estate assets. HTI is undertaking the transaction at this time in order to achieve the benefits it expects from the Asset Sale and because of uncertainty as to whether the transaction could be achieved at a later time.

The foregoing discussion of the factors considered by the HTI Special Committee is not intended to be exhaustive, but, rather, includes the material factors considered by the HTI Special Committee. In reaching its decision to approve the Asset Sale, the HTI Special Committee did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The HTI Special Committee considered all these factors as a whole, including discussions with, and questioning of, HTI’s financial and legal advisors, and overall considered the factors to be favorable to, and supportive of, its determination. The HTI Special Committee also relied on the experience of KeyBanc, its financial advisor, for its opinion that, as of the date of the Purchase Agreement, and based on and subject to the various assumptions made, procedures followed, factors considered, and qualifications and limitations described in the opinion, the purchase price to be paid by HTI was fair, from a financial point of view, to HTI.

Position of HTI, HTI OP and HTI Holdco as to Fairness to the Company’s Unaffiliated Stockholders

HTI, HTI OP and HTI Holdco are making the statements included in this section solely to comply with the disclosure requirements of Rule 13e-3 and related rules under the Exchange Act.

As described below, HTI, HTI OP and HTI Holdco believe that the Asset Sale and Plan of Liquidation are fair to the Company’s unaffiliated stockholders on the basis of (i) the factors described in “— Position of the Company, the OP and HT III Holdco as to Fairness to the Company’s Unaffiliated Stockholders,” which factors HTI, HTI OP and HTI Holdco agree with and adopt, and (ii) the additional factors described below.

HTI, HTI OP and HTI Holdco attempted to negotiate a transaction that would be most favorable to them and did not undertake any independent evaluation of the fairness of the Asset Sale and the Plan of Liquidation to the unaffiliated stockholders of the Company or engage a financial advisor for such purpose.

In its consideration of the fairness of the Asset Sale and the Plan of Liquidation to the Company’s unaffiliated stockholders, HTI, HTI OP and HTI Holdco reviewed the methodology used by and other considerations of the Company, the OP and HT III Holdco in determining the fairness of the Asset Sale and the Plan of Liquidation to the Company’s unaffiliated stockholders, as described below under “— Position of the Company, the OP and HT III Holdco as to Fairness to the Company’s Unaffiliated Stockholders” and believes that it is reasonable for HTI, HTI OP and HTI Holdco to agree with and adopt such methodology and considerations.

Based on conversations between KeyBanc and SunTrust Robinson Humphrey, HTI, HTI OP and HTI Holdco were aware of some offers made by unaffiliated persons during the past two years for a merger, sale of all or a substantial part of the assets of the Company, or a purchase of a controlling amount of the Company’s securities. Additionally, HTI, HTI OP and HTI Holdco became aware of the other offers described under the section entitled “— Background of the Asset Sale and the Plan of Liquidation,” and learned that the Special Committee and the Board ultimately determined that the offer received from HTI was the most favorable offer received during the strategic review process. For a more detailed description of each of the offers received and considered during the past two years, see “— Background of the Asset Sale and the Plan of Liquidation.”

Notwithstanding that the opinion of SunTrust Robinson Humphrey was provided for the confidential use of the Special Committee and the Board, and HTI, HTI OP and HTI Holdco are not entitled to, and did not, rely on such opinion, HTI, HTI OP and HTI Holdco considered the opinion and analysis of SunTrust Robinson Humphrey, as more fully described below under the heading “— Opinion of the Special Committee’s Financial Advisor.” Even though such analyses and opinion did not address the fairness of the proceeds to be received by the stockholders of the Company, HTI, HTI OP and HTI Holdco nevertheless determined that such opinion and analyses were relevant to their determination as to the fairness of the Asset Sale and Plan of Liquidation to the Company’s unaffiliated stockholders because the Purchase Price to be received by the OP and HT III Holdco will be the primary source of the proceeds to be received by the Company’s stockholders pursuant to the Plan of Liquidation and the stockholders and the unaffiliated stockholders will receive the same amounts per share in the liquidation of the Company.

Given the fact that the unaffiliated stockholders represent over 99% of the shares entitled to vote as of the record date and that shares of common stock beneficially owned by the Advisor, any director of the Company or any of their respective affiliates including AR Global, are excluded for the purposes of the approval of the Asset Sale, no special provision was made that a majority of the Company’s unaffiliated stockholders is required to approve the Asset Sale and Plan of Liquidation.

The Asset Sale and Plan of Liquidation were approved by a majority of the directors of the Company who are not employees of the Company.

The foregoing discussion of the factors considered by HTI, HTI OP and HTI Holdco is not intended to be exhaustive but is believed to include all material factors considered by HTI, HTI OP and HTI Holdco in making a determination regarding the fairness of the Asset Sale to comply with the requirements of Rule 13e-3 and the related rules under the Exchange Act. HTI, HTI OP and HTI Holdco did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the Asset Sale and the Plan of Liquidation. Rather, HTI, HTI OP and HTI Holdco made their fairness determination after considering all of the factors as a whole.

Opinion of the Special Committee’s Financial Advisor

On June 16, 2017, SunTrust Robinson Humphrey rendered its oral opinion to the Special Committee and the Board (which was subsequently confirmed in writing by delivery of SunTrust Robinson Humphrey’s written opinion dated June 16, 2017) as to, as of June 16, 2017, the fairness, from a financial point of view, to the OP and HT III Holdco of the Purchase Price to be collectively received by the OP and HT III Holdco in exchange for the Membership Interests and the Holdco Interest in the Asset Sale pursuant to the Purchase Agreement.

SunTrust Robinson Humphrey’s opinion was directed to the Special Committee (in its capacity as such) and the Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to the OP and HT III Holdco of the Purchase Price to be collectively received by the OP and HT III Holdco in exchange for the Membership Interests and the Holdco Interest in the Asset Sale pursuant to the Purchase Agreement and did not address any other terms, conditions, aspects or implications of the Asset Sale or the Plan of Liquidation. The summary of SunTrust Robinson Humphrey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by SunTrust Robinson Humphrey in preparing its opinion. However, neither SunTrust Robinson Humphrey’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, advice or a recommendation as to, or otherwise address, how the Special Committee, the Board or any security holder of the Company should act or vote with respect to any matter relating to the Asset Sale or otherwise.

In connection with its opinion, SunTrust Robinson Humphrey conducted such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. In arriving at its opinion, SunTrust Robinson Humphrey reviewed:

•	a draft, dated June 12, 2017, of the Purchase Agreement;
•	certain publicly available business, financial and other information concerning the Company, the OP and HT III Holdco, the Membership Interests and the Holdco Interest;
•	certain financial and operating information with respect to the historical, current and future operations and prospects of the businesses conducted and properties held by the OP and HT III Holdco through the ownership of the Membership Interests and the Holdco Interest, including financial forecasts with respect to the future financial performance of such businesses and properties prepared and provided to SunTrust Robinson Humphrey by the management of the Company (the “Projections”); and
•	the publicly available financial terms of certain transactions that SunTrust Robinson Humphrey deemed relevant.

In addition, SunTrust Robinson Humphrey had discussions with the management of the Company concerning the businesses, operations, assets, liabilities, present condition and future prospects of the Company and undertook such other studies, analyses and investigations as SunTrust Robinson Humphrey deemed appropriate.

SunTrust Robinson Humphrey assumed and relied upon, without independent verification, the accuracy and completeness of all data, materials and other information furnished, or otherwise made available to it, or publicly available, discussed with or reviewed by it in arriving at its opinion. SunTrust Robinson Humphrey’s role in reviewing such information was limited solely to performing such review as SunTrust Robinson Humphrey deemed necessary and appropriate to support its opinion and such review was not conducted on behalf of the Special Committee, the Board, the Company or any other person. With respect to the Projections, with the Special Committee’s consent, SunTrust Robinson Humphrey assumed that they were reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company as to the future financial performance of the businesses conducted and properties held by the OP and HT III Holdco through the ownership of the Membership Interests and the Holdco Interest and were a reasonable basis upon which to evaluate the Membership Interests and the Holdco Interest for purposes of its analyses and opinion. At the Special Committee’s direction, SunTrust Robinson Humphrey used and relied upon the Projections for purposes of its analyses and opinion. SunTrust Robinson Humphrey expressed no view or opinion with respect to the Projections or the assumptions on which they were based.

SunTrust Robinson Humphrey further relied upon and assumed, without independent verification, that there had been no change in any respect material to its analyses or opinion in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company, the OP, HT III Holdco, the Membership Interests or the Holdco Interest since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to it, and that there was no information or any facts that would make any of the information discussed with or reviewed by SunTrust Robinson Humphrey incomplete or misleading in any respect material to its analyses or opinion. SunTrust Robinson Humphrey also assumed that (a) the representations and warranties of all parties to the Purchase Agreement were true and correct, (b) each party to the Purchase Agreement would fully and timely perform all of the covenants and agreements required to be performed by such party under the Purchase Agreement, and (c) the Asset Sale would be consummated in accordance with the terms of the Purchase Agreement, without waiver, modification or amendment of any term, condition or agreement thereof. SunTrust Robinson Humphrey also assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Asset Sale, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company, the OP, HT III Holdco or the expected benefits of the Asset Sale to such parties. In addition, SunTrust Robinson Humphrey assumed that the Purchase Agreement, when executed by the parties thereto, would conform to the draft reviewed by it in all respects material to its analysis and opinion.

In arriving at its opinion, one of SunTrust Robinson Humphrey’s representatives visited a number of the Properties, but SunTrust Robinson Humphrey did not otherwise conduct a physical inspection of the properties, assets or facilities of the Company, the OP or HT III Holdco and was not requested to make, and did not make, an independent appraisal of the assets or liabilities (fixed, contingent, derivative, off balance sheet or otherwise) of the Company, the OP or HT III Holdco, nor was SunTrust Robinson Humphrey furnished with any such appraisals. SunTrust Robinson Humphrey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company, the OP or HT III Holdco was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company, the OP or HT III Holdco was or may have been a party or was or may have been subject. SunTrust Robinson Humphrey did not express any opinion as to the price or range of prices at which the Membership Interests, the Holdco Interest or shares of capital stock of the Company could be purchased or sold at any time.

SunTrust Robinson Humphrey’s opinion only addressed the fairness, from a financial point of view, to the OP and HT III Holdco of the Purchase Price to be collectively received by the OP and HT III Holdco in exchange for the Membership Interests and the Holdco Interest in the Asset Sale pursuant to the Purchase Agreement and did not address any other terms, conditions, aspects or implications of the Asset Sale or the Plan of Liquidation, including, without limitation, (i) the allocation of the Purchase Price as between the OP and HT III Holdco, (ii) the distribution of the Purchase Price to the equity holders of the OP and HT III Holdco, including, without limitation, the allocation of the proceeds of any such distribution among such equity holders, (iii) the dissolution or liquidation of the Company, (iv) the solvency, creditworthiness or fair value of the Company, the OP, HT III Holdco, HTI, the HTI OP, HTI Holdco or any other person, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (v) the fairness, financial or otherwise, of the amount or nature of any compensation or consideration payable to, or received by, any advisors, managers, officers, directors or employees of any party to the Asset Sale, any class of such persons or any other party, relative to the Purchase Price or otherwise. In addition, with the Special Committee’s agreement, SunTrust Robinson Humphrey assumed that any adjustment to the Purchase Price pursuant to the Purchase Agreement or otherwise would not be material to its analyses or opinion. No opinion, counsel or interpretation was intended regarding matters that require legal, regulatory, accounting, insurance, tax, executive compensation, environmental or other similar professional advice. Furthermore, SunTrust Robinson Humphrey relied, with the Special Committee’s consent, on the assessments of the Special Committee, the Board, the Company and their respective advisors as to all legal, regulatory, accounting, insurance, tax, executive compensation or environmental matters with respect to the Company, the OP, HT III Holdco, the Membership Interests, the Holdco Interest and the Asset Sale.

SunTrust Robinson Humphrey’s opinion was necessarily based upon financial, economic, market and other conditions as they existed on, and could be evaluated as of, the date of its opinion. SunTrust Robinson Humphrey’s opinion did not address the relative merits of the Asset Sale as compared to other business strategies or transactions that may be available to the Company, nor did it address the underlying business decision of the Special Committee, the Board or the Company to proceed with the Asset Sale. It should be understood that, although subsequent developments or circumstances may affect its opinion, SunTrust Robinson Humphrey does not have any obligation to update or revise its opinion.

In performing its analyses, SunTrust Robinson Humphrey considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No property or transaction used in SunTrust Robinson Humphrey’s analyses for comparative purposes is identical to the Company or the Properties. The implied valuation reference ranges indicated by SunTrust Robinson Humphrey’s analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the Company’s control and the control of SunTrust Robinson Humphrey. Much of the information used in, and accordingly the results of, SunTrust Robinson Humphrey’s analyses are inherently subject to substantial uncertainty.

SunTrust Robinson Humphrey’s opinion and analyses were provided to the Special Committee and the Board in connection with their evaluation of the proposed Asset Sale and were among many factors considered by the Special Committee and the Board in evaluating the proposed Asset Sale. Neither SunTrust Robinson Humphrey’s opinion nor its analyses were determinative of the Purchase Price or of the views of the Special Committee or the Board with respect to the proposed Asset Sale. SunTrust Robinson Humphrey was retained by the Company on behalf of the Special Committee as an independent contractor, and did not act as an agent or fiduciary of the Special Committee, the Board, the Company, the Company’s stockholders or creditors of the Company or any other person or entity.

The following is a summary of the material financial analyses performed by SunTrust Robinson Humphrey in connection with its opinion rendered to the Special Committee and the Board on June 16, 2017. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of SunTrust Robinson Humphrey’s analyses.

Discounted Cash Flow Analysis

SunTrust Robinson Humphrey performed a discounted cash flow analysis of the businesses conducted and Properties held by the OP and HT III Holdco through the ownership of the Membership Interests and the Holdco Interest by calculating the estimated net present value of the projected unlevered cash flows of such businesses and Properties based on the Projections. SunTrust Robinson Humphrey applied exit capitalization rates ranging from 7.5% to 8.0% to the year 2022 estimated net operating income of the businesses conducted and Properties held by the OP and HT III Holdco through the ownership of the Membership Interests and the Holdco Interest. The net present values of the projected future cash flows and terminal values of such businesses and Properties were then calculated using discount rates ranging from 9.5% to 10.1%. The discounted cash flow analysis indicated an implied value reference range of the businesses conducted and Properties held by the OP and HT III Holdco through the ownership of the Membership Interests and the Holdco Interest of $108,500,000 to $116,000,000, as compared to the Purchase Price of $120,000,000 in the Asset Sale pursuant to the Purchase Agreement.

Selected Transactions Analysis

SunTrust Robinson Humphrey calculated implied valuation reference ranges of the Properties owned by the OP and HT III Holdco through the ownership of the Membership Interests and Holdco Interest by reviewing for each such Property the publicly available financial terms of transactions SunTrust Robinson Humphrey deemed relevant.

The financial terms reviewed included:

•	Capitalization rate based on the publicly available acquisition price for the Property acquired in the selected transaction.
•	Acquisition price (based on the publicly available acquisition price for the property acquired in the selected transaction) per bed of the Property acquired, in the case of senior housing or assisted living properties.
•	Acquisition price (based on the publicly available acquisition price for the property acquired in the selected transaction) per square foot of the Property acquired, in the case of MOBs.

Taking into account the results of the selected transactions analysis and its experience and professional judgment, SunTrust Robinson Humphrey applied selected ranges of capitalization rates and price per square foot or price per bed to corresponding financial data for each property. The selected ranges and implied valuation reference ranges for each Property are as follows:

	Capitalization Rate		Price Per Square Foot (or per Bed, as noted)
Property	Selected Range	Implied Valuation Reference Range	Selected Range	Implied Valuation Reference Range
Cedarhurst of Collinsville	7.25% – 7.75%	$12,583,066 – $13,450,864	$150,000 – $175,000*	$10,650,000 – $12,425,000
Arcadian Cove Assisted Living	9.50% – 10.00%	$3,617,393 – $3,807,782	$60,000 – $80,000*	$2,940,000 – $3,920,000
Dialysis Centers
– DaVita Breeze	7.15% – 7.40%	$1,603,081 – $1,659,133	$300.00 – $325.00	$2,174,100 – $2,355,275
– RAI Clearwater	7.00% – 7.25%	$4,905,214 – $5,080,400	$325.00 – $350.00	$4,847,700 – $5,220,600
– DaVita Hudson	7.25% – 7.50%	$2,653,627 – $2,745,131	$275.00 – $300.00	$2,470,600 – $2,695,200
Rockwall Medical Plaza	6.75% – 7.25%	$5,835,255 – $6,267,496	$325.00 – $350.00	$5,907,200 – $6,361,600
Decatur Medical Office	10.00% – 11.00%	$4,613,555 – $5,074,910	$200.00 – $225.00	$4,160,000 – $4,680,000
MetroHealth Buckeye Center	8.00% – 8.50%	$4,956,659 – $5,266,450	$200.00 – $225.00	$5,014,000 – $5,640,750
Philip Professional Center	6.75% – 7.25%	$7,584,000 – $8,145,778	$250.00 – $275.00	$7,870,750 – $8,657,825
Galesburg Medical Office Portfolio
– VA Clinic	7.75% – 8.00%	$1,971,613 – $2,035,213	$240.00 – $265.00	$2,394,960 – $2,644,435
– Illinois Cancer	7.25% – 7.75%	$3,270,852 – $3,496,428	$325.00 – $350.00	$2,993,575 – $3,223,850
Woodlake Office Center	6.65% – 6.95%	$14,903,813 – $15,576,165	$400.00 – $415.00	$14,550,000 – $15,095,625
Greenfield Medical Plaza	7.75% – 8.50%	$6,505,706 – $7,135,290	$220.00 – $240.00	$6,267,580 – $6,837,360
Lee Memorial Health Outpatient	8.25% – 8.75%	$4,293,874 – $4,554,109	$190.00 – $210.00	$4,593,060 – $5,076,540
Beaumont Medical Center	8.15% – 8.65%	$12,842,220 – $13,630,086	$350.00 – $375.00	$12,326,650 – $13,207,125
Madison Medical Plaza	6.30% – 6.90%	$18,098,826 – $19,882,524	$265.00 – $285.00	$18,556,095 – $19,956,555
Unity Point Clinic	7.35% – 7.75%	$8,281,119 – $8,731,793	$225.00 – $275.00	$8,191,575 – $10,011,925

*	Indicates price per bed.

The selected transactions analysis indicated aggregate implied valuation reference ranges of the Properties held by the OP and HT III Holdco through the Membership Interests and the Holdco Interest of $118,500,000 to $126,500,000 based on capitalization rates and $117,000,000 to $127,000,000 based on price per square foot (or price per bed, as applicable), in each case as compared to the Purchase Price of $120,000,000 in the Asset Sale pursuant to the Purchase Agreement.

Other Matters

SunTrust Robinson Humphrey was retained by the Special Committee as its financial advisor based on SunTrust Robinson Humphrey’s experience and reputation and SunTrust Robinson Humphrey’s knowledge of the Company and its industry. For its services as financial advisor to the Special Committee, SunTrust Robinson Humphrey will receive a transaction fee of $1,250,000 and may in addition receive a discretionary fee in an amount as determined by the Special Committee, each of which is contingent upon the completion of the Asset Sale. Upon the rendering of its opinion, SunTrust Robinson Humphrey became entitled to a fee of $400,000, credited, to the extent previously paid, against the transaction fee. In addition, the Company has agreed to reimburse certain expenses incurred by SunTrust Robinson Humphrey in connection with its engagement and to indemnify SunTrust Robinson Humphrey and certain related parties for certain liabilities arising out of its engagement.

SunTrust Robinson Humphrey and its affiliates (including SunTrust Bank) have in the past provided investment banking or other financial advice and services to the Company, HTI and their respective affiliates and other entities sponsored and advised by affiliates of the Advisor for which advice and services SunTrust Robinson Humphrey and its affiliates have received and would expect to receive compensation. SunTrust Robinson Humphrey and its affiliates may in the future provide investment banking and other financial advice and services to the Company, HTI and their respective affiliates and other entities sponsored and advised by affiliates of the Advisor for which advice and services SunTrust Robinson Humphrey and its affiliates would expect to receive compensation. SunTrust Robinson Humphrey is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, SunTrust Robinson Humphrey and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, HTI, their respective affiliates and other entities sponsored and advised by affiliates of the Advisor and any other company that may be involved in the Asset Sale, as well as provide investment banking and other financial services to such companies. In addition, SunTrust Robinson Humphrey and its affiliates (including SunTrust Bank) may have other financing and business relationships with the Company, HTI and their respective affiliates and other entities sponsored and advised by affiliates of the Advisor, including, without limitation, participating as a lender in a credit facility of an entity sponsored and advised by an affiliate of the Advisor and leasing a significant number of bank branch properties from an entity sponsored and advised by affiliates of the Advisor. The issuance of SunTrust Robinson Humphrey’s opinion was approved by an internal committee of SunTrust Robinson Humphrey, Inc. authorized to approve opinions of such nature.

Other Presentations by the Special Committee’s Financial Advisor

In addition to the financial analyses reviewed with the Special Committee and the Board on June 16, 2017 described above and with the Special Committee on May 19, 2017 (which were dated May 17, 2017 and, as noted in the section entitled “— Background of the Asset Sale and the Plan of Liquidation,” were not materially different from the financial analyses reviewed and discussed with the Special Committee and the Board on June 16, 2017, as revised to reflect updated data and other information), SunTrust Robinson Humphrey also reviewed with the Special Committee discussion materials dated March 6, 2017 and March 27, 2017.

Neither the March 6, 2017 materials nor the March 27, 2017 materials included material financial analyses underlying the opinion of SunTrust Robinson Humphrey rendered to the Special Committee and the Board on June 16, 2017 as to, as of such date, the fairness, from a financial point of view, to the OP and HT III Holdco of the Purchase Price to be collectively received by the OP and HT III Holdco in exchange for the Membership Interests and the Holdco Interest in the Asset Sale pursuant to the Purchase Agreement, and neither the March 6, 2017 materials nor the March 27, 2017 materials constituted an opinion of SunTrust Robinson Humphrey as to the fairness, from a financial point of view, to the OP and HT III Holdco of the Purchase Price to be collectively received by the OP and HT III Holdco in exchange for the Membership Interests and the Holdco Interest in the Asset Sale or as to any other matter.

The materials included a review of the historical prices at which the Properties were acquired by the Company or its affiliates and a review of indications of interest received from potential acquirors of all or a portion of the Properties. These indications of interest were necessarily based upon financial, economic, market and other conditions as they existed on, and could be evaluated by the potential acquirors as of, the respective dates thereof and were subject to additional review by, and negotiations with, the potential acquirors. Neither the historical acquisition prices nor the indications of interest were necessarily indicative of the price or range of prices at which the Properties or any portion thereof could be sold. Rather, they were included in the materials solely for informational purposes.

Historical Acquisition Summary

The materials included information regarding the respective prices at which the Properties were acquired by the Company, the respective dates the Properties were acquired and the respective implied capitalization rates, all based on information provided by Company management. The historical acquisition prices for all 19 Properties in the aggregate was approximately $127.8 million.

Review of Indications of Interest

As discussed above in the “— Background of the Asset Sale and the Plan of Liquidation,” the March 6, 2017 materials reviewed a preliminary bid from HTI for all the assets in the Company’s portfolio for $98.5 million in cash, as well as a combined bid from three entities, including Strategic Party C, for all but three of the Properties (the RAI Clearwater, DaVita Dialysis and Philip Center) for $93.3 million in cash.

As discussed above in the section entitled “— Background of the Asset Sale and the Plan of Liquidation,” the March 27, 2017 materials reviewed a revised proposal from HTI for all the assets in the Company’s portfolio for $111 million in cash and a proposal from Strategic Party D for all the assets in the Company’s portfolio for approximately $114 million (subject to a dollar-for-dollar reduction based on the amount outstanding under the Philip Center Loan at closing) in stock based on the trading price of Strategic Party D’s stock at closing in a “stock-for-assets” asset purchase.

Opinion of the HTI Special Committee’s Financial Advisor

HTI retained KeyBanc to act as financial advisor to the HTI Special Committee in connection with a potential transaction involving the Company or its assets, such as the Asset Sale, and to evaluate whether the purchase price to be paid to the Company in connection with a potential transaction involving the Company or its assets, such as the Asset Sale, was fair, from a financial point of view, to HTI. HTI selected KeyBanc to act as its financial advisor based on KeyBanc’s qualifications, expertise, reputation and knowledge of the business and affairs of HTI and the industry in which HTI operates. At the meeting of the HTI Special Committee on June 16, 2017, KeyBanc rendered its oral opinion, that, as of such date and based upon and subject to the considerations, limitations and other matters set forth therein, the Purchase Price to be paid to the Company in connection with the Asset Sale was fair, from a financial point of view, to HTI.

The full text of KeyBanc’s written opinion, dated June 16, 2017, is attached hereto as Annex D and is incorporated by reference herein. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by KeyBanc in rendering its opinion. You should read the written opinion carefully in its entirety. The opinion was provided to the HTI Special Committee and addresses only, as of the date of the written opinion, the fairness, from a financial point of view, to HTI of the Purchase Price to be paid to the Company in connection with the Asset Sale pursuant to the Purchase Agreement, and it does not address HTI’s underlying business decision to effect the Asset Sale or any other terms of the Asset Sale. It does not constitute a recommendation as to how any stockholder should vote with respect to the Asset Sale or any other matter, and does not in any manner address the price at which HTI common stock or the Company’s common stock will trade at any time. The summary of the written opinion set forth herein is qualified in its entirety by reference to the full text of the written opinion.

In connection with rendering its opinion, KeyBanc reviewed and analyzed, among other things, the following:

•	a draft of the Purchase Agreement, made and entered into as of June 16, 2017, which KeyBanc understood to be in final form;
•	certain publicly available information concerning HTI and the Company, including, but not limited to, their respective Annual Reports on Form 10-K for the year ended December 31, 2016;
•	certain other internal information, primarily financial in nature, including historical and financial projections for HTI and the Company, provided to KeyBanc or otherwise discussed with KeyBanc by members of their respective management teams;
•	certain cost saving measures and operating synergies projected by members of management of HTI to result from the Asset Sale;

•	certain publicly available information with respect to other publicly traded companies that KeyBanc believed to be comparable to the Company and that KeyBanc believed to have assets comparable to the assets reflected by the Holdco Interest and the Membership Interests as well as the trading markets for such other publicly traded companies’ securities; and
•	certain publicly available information concerning the nature and terms of certain other transactions that KeyBanc considered relevant to its analysis of the Asset Sale.

KeyBanc also met with members of management of HTI and the Company to discuss the business and prospects of HTI and the assets reflected by the Holdco Interest and the Membership Interests, as well as other matters it believed relevant to its analysis. KeyBanc also considered such other data and information as KeyBanc judged necessary to render its opinion.

In its review and analysis and in arriving at its opinion, KeyBanc assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or otherwise shared with it by members of management of HTI and, through SunTrust Robinson Humphrey, by management of the Company or that is publicly available, and KeyBanc assumed and relied upon the representations and warranties contained in the Purchase Agreement. KeyBanc was not engaged to, and did not independently attempt to, verify any of such information. KeyBanc also relied upon information provided by members of management of HTI (including estimated corporate-level cost savings and synergies) and, through SunTrust Robinson Humphrey, by management of the Company as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to KeyBanc, which are described below in the section entitled “— Certain Unaudited Projections Provided to the Board, the Special Committee, the Special Committee’s Financial Advisor, the HTI Board, the HTI Special Committee and the HTI Special Committee’s Financial Advisor” (the “Projections Provided to KeyBanc”), and, with the consent of the HTI Special Committee, KeyBanc assumed that the Projections Provided to KeyBanc were reasonably prepared and reflect the best currently available estimates and judgments of the Company. KeyBanc was not engaged to assess the reasonableness or achievability of the Projections Provided to KeyBanc or the assumptions on which they were based, and KeyBanc expresses no view as to such Projections Provided to KeyBanc or assumptions. In addition, KeyBanc did not conduct a physical inspection or appraisal of any of the Company’s assets. KeyBanc also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Asset Sale would be obtained without any material adverse effect on HTI or the Company or their respective expectations of the benefits of the Asset Sale.

KeyBanc was not asked to, nor did KeyBanc, offer any opinion as to the terms of the Purchase Agreement or the structure of the Asset Sale. In rendering its opinion, KeyBanc assumed, with the HTI Special Committee’s consent, that the final executed form of the Purchase Agreement would not differ in any material respect from the draft that KeyBanc examined, and that the conditions to the Asset Sale as set forth in the Purchase Agreement will be satisfied and that the Asset Sale will be consummated on a timely basis in the manner contemplated by the Purchase Agreement.

KeyBanc’s opinion was based on economic and market conditions and other circumstances existing on, and information made available to KeyBanc as of, June 16, 2017 and does not address any matters subsequent to such date. In addition, KeyBanc’s opinion was limited to the fairness, as of June 16, 2017, from a financial point of view, to HTI of the Purchase Price to be paid to the Company in connection with the Asset Sale and does not address HTI’s underlying business decision to effect the Asset Sale or any other terms of the Asset Sale. Although subsequent developments may affect KeyBanc’s opinion, KeyBanc does not have any obligation to update, revise or reaffirm its opinion. KeyBanc’s opinion was approved by a fairness committee of KeyBanc.

The following is a brief summary of the material analyses performed by KeyBanc in connection with its opinion dated June 16, 2017 and presentation to the HTI Special Committee dated June 12, 2017 and delivered on June 16, 2017. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying KeyBanc’s opinion. For purposes of its analyses, KeyBanc utilized the Projections Provided to KeyBanc. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of KeyBanc’s financial analyses.

Comparable Public Companies Analysis

KeyBanc independently identified, reviewed and compared certain financial data and stock trading prices for five publicly traded companies focused on medical office assets that KeyBanc considered, based on its professional judgment and experience, to be comparable to the MOB assets included in the Company’s portfolio, and five publicly traded companies focused on SHOPs that KeyBanc considered, based on its professional judgment and experience, to be comparable to the SHOPs included in the Company’s portfolio. The comparable companies chosen by KeyBanc included:

•	Medical office-focused companies:
º	Healthcare Trust of America
º	Healthcare Realty Trust
º	Physicians Realty Trust
º	Universal Health Realty Income Trust
º	Community Healthcare Trust Incorporated
•	Seniors housing-focused companies:
º	Senior Housing Properties Trust
º	National Health Investors
º	LTC Properties
º	Sabra Healthcare
º	New Senior Healthcare Group

For each of these comparable companies, KeyBanc determined the applicable company’s implied capitalization rate (“Company Cap Rate”) for 2017 based on third party data and its professional judgment and experience and calculated the mean Company Cap Rate for the MOB-focused comparable publicly-traded companies and for the seniors housing-focused comparable publicly-traded companies. KeyBanc then applied an illiquidity and lack of comparability discount to reflect the lack of a publicly traded stock for the Company’s portfolio relative to the comparable public companies as well as the overall size of the Company’s portfolio relative to the portfolios of the comparable publicly-traded companies. This calculation resulted in a mean 2017 Company Cap Rate for the MOB-focused comparable publicly-traded companies of 6.2% and a mean 2017 Company Cap Rate for the seniors housing-focused comparable publicly-traded companies of 7.6%. KeyBanc applied the discounted mean 2017 Company Cap Rates of the comparable MOB-focused and seniors housing-focused publicly-traded companies’ to the projected 2017 net operating income of the Company’s MOB portfolio and seniors housing portfolio, respectively, and applied a 25 basis point increase and decrease to the discounted mean 2017 Company Cap Rates of the comparable publicly traded companies to determine an implied enterprise value range of the Company’s portfolio of $139.7 million to $151.1 million.

No company or business utilized in the comparable public company analysis is identical to the Company or the Company’s portfolio. Based on its professional judgment and experience, KeyBanc made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the parties to the Purchase Agreement. Mathematical analysis of comparable public companies (such as determining means and medians) in isolation from other analyses is not an effective method of evaluating transactions.

Net Asset Value Analysis

KeyBanc reviewed certain financial data and the purchase prices paid in 354 real estate transactions involving MOBs and seniors housing facilities, for which relevant information was publicly available or available from third-party sources common in the real estate industry, to determine a net asset value for the Company’s portfolio. KeyBanc selected the 354 asset sale transactions based on the following criteria:

•	MOBs, seniors housing, and dialysis center transactions;
•	transactions completed since the first quarter of 2015;
•	transactions from regional geographies similar to that of the Company’s portfolio, except that geography was not a limiting criteria for dialysis center transactions where Fresenius Medical Care or DaVita Dialysis was the tenant;
•	MOB transactions included only properties built after 2000 and involved only properties between 10,000 and 50,000 square feet in size; and
•	dialysis center transactions included only transactions where Fresenius Medical Care or DaVita Dialysis was the tenant.

KeyBanc obtained the capitalization rate, which is generally the net operating income of a subject property divided by the purchase price (the “Property Cap Rate”), for each of the selected transactions from third-party data sources commonly used in the real estate industry. KeyBanc calculated the average Property Cap Rates of the selected transactions for MOBs, seniors housing and dialysis centers, respectively, and applied a 25 basis point increase and decrease to the average to determine ranges of Property Cap Rates for transactions involving the different asset types. KeyBanc then applied the ranges of Property Cap Rates of the selected transactions for seniors housing and dialysis centers to the seniors housing and dialysis centers assets in the Company’s portfolio to determine an implied gross asset value range for each facility. KeyBanc also applied the ranges of Property Cap Rates of the selected transactions for MOBs in the midwest, southeast and southwest regions to the MOB assets in the Company’s portfolio in those respective regions to determine an implied gross asset value range for each facility. The implied aggregate gross asset value range for the Company’s MOB portfolio was $106.4 million to $114.0 million and the implied aggregate gross asset value range for the Company’s seniors housing portfolio was $16.7 million to $17.8 million, resulting in an implied aggregate gross asset value range of the Company’s portfolio of $123.0 million to $131.9 million.

No asset utilized in the net asset value analysis is identical to any of the assets in the Company’s portfolio. For example, the transactions used in this analysis occurred in different economic climates than the current one, involved companies with different property profiles and were completed using different consideration. KeyBanc made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the parties to the Purchase Agreement. Net asset value analysis in isolation from other analyses is not an effective method of evaluating transactions.

Discounted Cash Flow Analysis

KeyBanc performed an illustrative discounted cash flow analysis of the Company’s portfolio, which is designed to determine an implied valuation of the Company’s portfolio by discounting to the present the future expected cash flows from the Company’s portfolio.

KeyBanc analyzed the projections of unlevered free cash flows of the Company’s portfolio for fiscal years 2017 through 2021 that were included in the Projections Provided to KeyBanc. Unlevered free cash flows were determined by taking projected net operating income of the Company’s portfolio for the fiscal years 2017 through 2021 that were included in the Projections Provided to KeyBanc and subtracting general and administrative expenses, increased operating fees, tenant improvement and leasing commission expenses and capital expenditures, in each case as provided by management of the Company in the Projections Provided to KeyBanc. KeyBanc discounted the projected unlevered free cash flows for those periods to present value using the mid-year convention, based on an estimate of the Company’s weighted average cost of capital (“WACC”). The WACC was calculated by KeyBanc based on its professional judgment and experience and using various assumptions, including the current risk free rate of return, adjustments for market risk and size of the Company based on third-party data, measures of the equity risk premium for the comparable publicly traded companies (adjusted for the leverage of the Company’s portfolio and target leverage for a publicly traded healthcare REIT) and an assumed marginal tax rate of zero. KeyBanc applied a sensitivity analysis to illustrate the effect of different assumptions for changes in WACC, which resulted in a WACC range for the Company of 7.5% to 8.5%. KeyBanc calculated the Company’s portfolio’s terminal value in fiscal year 2022 by applying the range of Property Cap Rates of 7.0% to 7.5% from KeyBanc’s net asset value analysis to the Company’s projected 2022 net operating income of $9.8 million from the Projections Provided to KeyBanc, and discounting the result by the WACC range.

KeyBanc then calculated the enterprise value of the Company’s portfolio by adding the implied present value of unlevered free cash flows and the implied present value of the terminal value, in each case using the ranges described above, and determined an implied enterprise value of the Company’s portfolio of $120.2 million to $131.5 million.

While discounted cash flow analysis is a widely accepted and practiced valuation methodology, it relies on a number of assumptions, including growth rates, terminal multiples and discount rates. The valuation derived from the discounted cash flow analysis is not necessarily indicative of the Company’s present or future value or results. Discounted cash flow analysis in isolation from other analyses is not an effective method of evaluating transactions.

Miscellaneous

In connection with the review of the Asset Sale for the HTI Special Committee, KeyBanc performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, KeyBanc considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. KeyBanc believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, KeyBanc may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the valuations resulting from any particular analysis described above should not be taken to be KeyBanc’s view of the actual value of the Company’s portfolio. In performing its analyses, KeyBanc made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond HTI’s or the Company’s control. Any estimates contained in KeyBanc’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

KeyBanc conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the Purchase Price to be paid to the Company in connection with the Asset Sale, and in connection with the delivery of its opinion to the HTI Special Committee.

KeyBanc’s opinion and presentation to the HTI Special Committee was one of many factors considered by the HTI Special Committee in deciding to approve the Purchase Agreement and the Asset Sale. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the HTI Special Committee with respect to the Purchase Price to be paid to the Company in connection with the Asset Sale or of whether the HTI Special Committee would have been willing to agree to different consideration. The Purchase Price was determined through arm’s length negotiations between HTI and the Company and was approved by the HTI Special Committee. KeyBanc provided advice to the HTI Special Committee during these negotiations. KeyBanc did not, however, recommend any specific consideration to the HTI Special Committee or that any specific consideration constituted the only appropriate consideration in connection with the Asset Sale.

Pursuant to a letter agreement dated February 8, 2016 and amended February 20, 2017, KeyBanc provided the HTI Board and the HTI Special Committee with financial advisory services in connection with the Asset Sale for which it will be paid approximately $1,250,000, $500,000 of which was payable upon delivery of its opinion, and the remaining portion of which will be paid upon, and subject to, the Closing. HTI has also agreed to reimburse KeyBanc for its expenses incurred in performing its services. HTI has also agreed to indemnify KeyBanc and its officers, directors, employees, agents, affiliates, partners and controlling persons against certain liabilities and expenses related to, arising out of or in connection with KeyBanc’s engagement.

KeyBanc and its affiliates, including KeyBank National Association, which is lead bank and administrative agent (in such capacity, the “Agent”) under HTI’s existing senior secured revolving credit facility (the “HTI Revolving Credit Facility”), have previously provided cash management services and mortgage banking services to HTI and have also received compensation from HTI during the past two years preceding the date of KeyBanc’s opinion described herein in the aggregate amount of approximately $6.8 million. KeyBanc and its affiliates have also performed banking and related services for affiliates of the Advisor and entities sponsored or advised by the Advisor and its affiliates and received fees during the past two years preceding the date of KeyBanc’s opinion described herein in the aggregate amount of approximately $1.4 million. KeyBanc and its affiliates may also seek to provide such services to HTI and affiliates of the Advisor and entities sponsored or advised by the Advisor and its affiliates in the future and may receive compensation for rendering those services.

Other Presentations by the HTI Special Committee’s Financial Advisor

In addition to its opinion dated June 16, 2017 and presentation delivered on June 16, 2017 to the HTI Special Committee and the underlying financial analyses performed in relation thereto, KeyBanc also delivered preliminary presentation materials to the HTI Board on July 8, 2016 and March 2, 2017 and to the HTI Special Committee on March 7, 2017, March 13, 2017, March 23, 2017 and March 30, 2017. The preliminary financial considerations and other information in such preliminary presentation materials were based on information and data that was available as of the dates of the respective presentations and in certain instances provide implied valuation metrics at certain valuations in order to provide a benchmark in informing the HTI Special Committee’s and the HTI Board’s decision to make offers. KeyBanc also continued to refine various aspects of its financial analyses. Accordingly, the results and other information presented in such preliminary presentation materials may differ from the financial analyses presented on June 16, 2017.

The preliminary presentation materials referenced below were for discussion purposes only and did not present any findings or make any recommendations or constitute an opinion of KeyBanc with respect to the fairness of the Purchase Price or otherwise. The financial analyses performed by KeyBanc in relation to its opinion dated June 16, 2017 supersede all analyses and information presented in the preliminary presentation materials.

July 8, 2016 Preliminary Presentation Materials

The July 8, 2016 preliminary presentation materials contained a preliminary analysis of the 19 properties in the Company’s portfolio, including an overview of the portfolio and detail regarding each individual property.

The July 8, 2016 preliminary presentation materials featured a preliminary analysis of the implied price per share of the Company’s common stock based on its cost basis in the assets, discounted based on KeyBanc’s professional judgment and experience. This analysis presented price per share values rather than enterprise values or net asset values, because at the time the potential transaction with the Company was anticipated to be structured as an acquisition of the entire Company. The presentation also included preliminary net asset value, comparable portfolio transactions, discounted cash flow and comparable publicly traded company analyses. The net asset value analysis used the same methodology as described above under “— Opinion of the HTI Special Committee’s Financial Advisor — Net Asset Value Analysis,” but applied different criteria and assumptions. The comparable portfolio transactions analysis involved KeyBanc’s selection of comparable transactions for MOBs and seniors housing. On the basis of the respective transaction purchase prices, KeyBanc calculated ranges of Property Cap Rates and implied valuations. The discounted cash flow analysis used the same methodology as described above under “— Opinion of the HTI Special Committee’s Financial Advisor — Discounted Cash Flow Analysis,” but applied different criteria and assumptions. This analysis used projections of the Company’s revenue and net operating income provided by the Company through SunTrust Robinson Humphrey. The comparable publicly traded company analysis used a similar methodology to the methodology described above under “— Comparable Public Companies Analysis,” except that it included certain additional companies in the analysis and included analyses for 2016 and 2017 of multiples of enterprise value to earnings before interest, depreciation and amortization and price to funds from operations and adjusted funds from operations.

March 2, 2017 Preliminary Presentation Materials

The March 2, 2017 preliminary presentation materials contained an update of the July 8, 2016 preliminary presentation materials and followed a similar format to those materials. Like the July 8, 2016 materials, the March 2, 2017 materials included preliminary net asset value, comparable portfolio transactions, discounted cash flow and comparable publicly traded company analyses that were each based on the same methodology as used in the July 8, 2016 materials, but applied different data and assumptions.

March 7, 2017 Preliminary Presentation Materials

The March 7, 2017 preliminary presentation materials contained a situation update based on KeyBanc’s discussion with the Special Committee’s financial advisor, SunTrust Robinson Humphrey, on March 6, 2017, and included a valuation analysis based on information provided by SunTrust Robinson Humphrey on behalf of the Special Committee. This analysis was similar to the net asset value analysis described above under “— Opinion of the HTI Special Committee’s Financial Advisor — Net Asset Value Analysis” except that, with respect to three MOB assets deemed to be high-quality, the analysis used lower Property Cap Rates that deemed the Property Cap Rate implied by the Company’s original purchase price for those properties to be the market Property Cap Rate.

March 13, 2017 Preliminary Presentation Materials

The March 13, 2017 preliminary presentation materials contained an update for the HTI Special Committee based on a conference call between KeyBanc and members of management of the Company and HTI. These materials included the valuation methodology contained in the March 7, 2017 preliminary presentation materials, but adjusted the projected net operating income downward for two properties based on a diligence update.

March 23, 2017 Preliminary Presentation Materials

The March 23, 2017 preliminary presentation materials contained an update for the HTI Special Committee regarding dialysis centers and reflected the net asset value analysis included in the March 13, 2017 preliminary presentation materials.

March 30, 2017 Preliminary Presentation Materials

The March 30, 2017 preliminary presentation materials contained an updated valuation approach for the Company’s portfolio. These materials included the valuation methodology contained in the March 23, 2017 preliminary presentation materials, with various adjustments to reflect lower Property Cap Rates with respect to three additional MOB assets also deemed to be high-quality, three dialysis treatment centers and one SHOP with a strong operator.

Certain Unaudited Projections Provided to the Board, the Special Committee, the Special Committee’s Financial Advisor, the HTI Board, the HTI Special Committee and the HTI Special Committee’s Financial Advisor

The Company does not, as a matter of course, make public forecasts as to future performance, revenues, net income, net operating income, unlevered cash flows at a property level, funds from operations, adjusted funds from operations or other results or metrics in light of, among other reasons, the uncertainty, unpredictability and subjectivity of any assumptions and estimates underlying any forecast. In connection with evaluating a possible transaction, however, the management of the Company prepared certain non-public unaudited Projections of the Company covering multiple years, which were provided to the Special Committee, the Board and SunTrust Robinson Humphrey. SunTrust Robinson Humphrey and management of the Company also provided KeyBanc with the non-public unaudited Projections Provided to KeyBanc covering multiple years, which were provided to the HTI Special Committee and the HTI Board. The Projections and the Projections Provided to KeyBanc differ in certain respects, including with respect to the inclusion of estimated corporate-level cost savings and synergies as part of the Projections Provided to KeyBanc. This information was not prepared with a view toward public disclosure.

A summary of the unaudited Projections and the Projections Provided to KeyBanc is not being included in this proxy statement to influence your vote on the matters being presented to the Company’s stockholders.

Instead, the Company is including the Projections and the Projections Provided to KeyBanc, because they were made available to the Special Committee, the Board, SunTrust Robinson Humphrey, the HTI Special Committee, the HTI Board and KeyBanc; provided that including this information does not indicate that the Special Committee, the Board, the HTI Special Committee, the HTI Board their respective advisors or any other person considered, or now considers, the Projections and the Projections Provided to KeyBanc, to be material or to be necessarily predictive of actual future results and the Projections and the Projections Provided to KeyBanc should not be relied upon as such. The internal prospective financial information used to prepare the Projections and the Projections Provided to KeyBanc is subjective in many respects. There can be no assurance that the Projections and the Projections Provided to KeyBanc will be realized or that actual results will not be significantly higher or lower than forecasted. The Projections and the Projections Provided to KeyBanc cover multiple years and thus, by their very nature, are subject to greater uncertainty with each succeeding year. As a result, the inclusion of the Projections and the Projections Provided to KeyBanc in this proxy statement should not be relied on as necessarily predictive of actual future events.

In addition, the Projections and the Projections Provided to KeyBanc were not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections and the Projections Provided to KeyBanc contained in this proxy statement, nor have they expressed any opinion or any other form of assurance on the information or the potential for the Company achieving the Projections and the Projections Provided to KeyBanc. The Projections and the Projections Provided to KeyBanc include certain non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. These non-GAAP financial measures, as presented in the tables below, may not be comparable to similarly titled amounts used by HTI or other companies. The footnotes to the tables below provide certain supplemental information with respect to the calculation of these non-GAAP financial measures.

Additionally, although the Projections and the Projections Provided to KeyBanc presented below are presented with numerical specificity, these projections are not factual. The Projections and the Projections Provided to KeyBanc, together with certain information derived therefrom, were based on numerous variables and assumptions that were deemed to be reasonable as of the respective dates when they were finalized. These assumptions are inherently uncertain and may be beyond the Company’s control. Important factors that may affect actual results and cause the Company to fail to meet the Projections and the Projections Provided to KeyBanc include, but are not limited to, risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets), industry performance, the legal and regulatory environment, general business and economic conditions and other factors described or referenced under the sections entitled “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” beginning on page 74 of this proxy statement. The Projections and the Projections Provided to KeyBanc reflect assumptions that are subject to change and do not reflect revised prospects for the Company’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the Projection and the Projections Provided to KeyBancs were prepared. The Company has not prepared revised standalone projections to take into account other variables that have changed since the dates on which the Projections and the Projections Provided to KeyBanc were finalized. There can be no assurance that the Projections and the Projections Provided to KeyBanc will be realized or that the Company’s future financial results will not materially vary from the Projections and the Projections Provided to KeyBanc. By including the Projections and the Projections Provided to KeyBanc in this proxy statement, neither the Company, the Advisor, SunTrust Robinson Humphrey, HTI, the HTI Advisor, KeyBanc nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Projections and the Projections Provided to KeyBanc or that projected results will be achieved. The Company has not made representations in the Purchase Agreement or otherwise concerning the Projections and the Projections Provided to KeyBanc.

The Company does not intend to update or otherwise revise the Projections and the Projections Provided to KeyBanc to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such prospective financial information are no longer appropriate.

In developing the Projections and the Projections Provided to KeyBanc, management made numerous material assumptions with respect to the periods covered by the Projections and the Projections Provided to KeyBanc, including that (1) the Company does not make any acquisitions or dispositions; (2) the Company refinances all debt upon maturity for proceeds equal to the maturing principal balance; and (3) the operating performance of the Properties is consistent with the Company’s expectations.

The following is a summary of the Projections provided to the Board and the Special Committee:

	Years Ending December 31,
(In thousands)	2017E	2018E	2019E	2020E	2021E	2022E
Net Operating Income(1)	$9,289	$9,428	$9,729	$9,947	$9,937	$9,877
Unlevered Cash Flows – Property Level(2)	$8,795	$8,628	$9,151	$8,968	$7,956	$8,117

(1)	Net operating income is defined as total revenue from the MOBs and senior housing assets, net of property operating expenses and property management fees.
(2)	Unlevered cash flows — property level is defined as net operating income, as defined in footnote (1) above, net of tenant improvements, leasing commissions and a reserve for capital improvements on the MOBs; and an oversight fee, property operating reserves and a reserve for capital improvements on the senior housing assets.

The following is a summary of certain information related to the Projections Provided to KeyBanc provided to the HTI Special Committee:

	Years Ending December 31,
(In thousands)	2017E	2018E	2019E	2020E	2021E	2022E
Net Operating Income(1)	$9,238	$9,376	$9,678	$9,896	$9,886	$9,825
Unlevered Cash Flows(2)	$8,194	$7,955	$8,463	$8,265	$7,236	$7,378

(1)	Net operating income is defined as total revenue from the MOBs and senior housing assets, net of property operating expenses and property management fees. Differences in net operating income reflected in the two tables set forth above are the result of estimates and rounding.
(2)	Represents net operating income, as described in footnote (1) above, net of general and administrative expenses, increased operating fees, tenant improvement and leasing commission expenses and capital expenditures.

Financing of the Asset Sale

At the closing of the Asset Sale, HTI plans to simultaneously add qualifying Properties it is acquiring to the borrowing base of the HTI Revolving Credit Facility, thereby increasing the borrowing capacity thereunder, and draw down approximately $50.0 million to pay a portion of the Purchase Price and other costs associated with the closing of the Asset Sale. HTI intends to fund the remaining amounts payable through a combination of additional borrowings made possible by adding additional unencumbered assets it currently owns to the borrowing base of the HTI Revolving Credit Facility as well as cash on hand. Although the Asset Sale is not subject to any financing condition, adding any property to the borrowing base of the HTI Revolving Credit Facility requires satisfying certain conditions, as described in more detail below, including approval of the Agent. There can be no assurance these conditions will be satisfied or waived when all the other conditions to the closing of the Asset Sale have been satisfied or waived and that HTI will be able pay the Purchase Price when it is required to do so under the Purchase Agreement.

HTI has not made alternative financing arrangements and, if sufficient financing is not available through the HTI Revolving Credit Facility on the Closing Date, HTI may not have sufficient cash on hand available to fund the entire Purchase Price and any other costs payable in connection with the closing of the Asset Sale. As of June 30, 2017, HTI had approximately $158.1 million in cash and cash equivalents. As of September 1, 2017, HTI’s cash and cash equivalents was approximately $81.5 million. Cash and cash equivalents may decline further between the date of this proxy statement and the Closing Date. If the Company terminates the Purchase Agreement due to HTI’s failure to pay the Purchase Price at closing, HTI is required to reimburse the Company for up to $750,000 in actual third party expenses incurred in connection with the Asset Sale (without excluding Advisor expenses). However, after those reimbursements have been paid, HTI will have no further liability to the Company (including for any punitive, speculative or consequential damages) except with respect to surviving indemnification obligations. Moreover, the Company has waived any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against HTI. See “Risk Factors — Failure to complete the Asset Sale, which is subject to conditions and also may not close due to uncertainties regarding HTI’s ability to finance the payment of the Purchase Price at closing, would prevent the Plan of Liquidation from becoming effective and could have adverse consequences for the Company.”

The credit agreement governing the HTI Revolving Credit Facility (the “Revolving Credit Agreement”) is between HTI OP, as borrower, and an affiliate of KeyBanc, as Agent, and KeyBanc. as lead arranger and sole book runner, along with the other lenders party thereto. See “— Opinion of the HTI Special Committee’s Financial Advisor — Miscellaneous.” The Revolving Credit Agreement provides for a $565.0 million revolving credit facility and also contains a sub-facility for letters of credit up to $25.0 million and an “accordion” feature to allow HTI OP, under certain circumstances and with consent of the lenders, to increase the aggregate borrowings under the HTI Revolving Credit Facility to a maximum of $750.0 million. HTI OP’s ability to borrow under the HTI Revolving Credit Facility is subject to the representations and warranties required under the Revolving Credit Agreement being true in all material respects, there being at that time no continuing default or event of default and the delivery of a customary borrowing notice. Further, in connection with any borrowings made under the HTI Revolving Credit Facility, including in connection with the addition of an additional real estate asset to the borrowing base, the amount outstanding thereunder cannot exceed the maximum amount of borrowing capacity thereunder, which is based on either the capitalized value or the debt service coverage ratio applicable to the pool of eligible unencumbered real estate assets comprising the borrowing base.

As of June 30, 2017, the balance outstanding under the HTI Revolving Credit Facility was $280.5 million and HTI’s unused borrowing capacity under the HTI Revolving Credit Facility was $14.6 million, based on the pool of eligible unencumbered real estate assets comprising the borrowing base thereunder as of that date. The HTI Revolving Credit Facility requires HTI to meet certain financial covenants. As of June 30, 2017, HTI was in compliance with the financial covenants under the HTI Revolving Credit Facility. Other than potential repayment of amounts in connection with removing real estate assets from the borrowing base of the HTI Revolving Credit Facility that will then be pledged in connection with borrowings under HTI’s other credit facility, HTI does not have any current plans or arrangements to repay amounts that are, or may become, outstanding under the HTI Revolving Credit Facility, including amounts that may be incurred in connection with the Asset Sale.

The equity interests and related rights in HTI OP’s wholly owned subsidiaries that directly own the eligible unencumbered real estate assets comprising the borrowing base of the HTI Revolving Credit Facility have been pledged for the benefit of the lenders thereunder, and similar pledges will be made with respect to the equity interests and related rights of any wholly owned subsidiary of HTI OP owning any eligible unencumbered real estate assets, whether acquired in the Asset Sale or already owned by HTI, and added to the borrowing base. Adding additional unencumbered real estate assets to the borrowing base is also subject to other conditions under the Revolving Credit Agreement, which include:

•	the subsidiaries of HTI OP that own such eligible unencumbered real estate assets must have become guarantors under the HTI Revolving Credit Facility, and the equity interests of such subsidiaries must have been pledged as collateral securing the HTI Revolving Credit Facility;
•	the Agent must have received various instruments, documents and certificates related to the asset, including an appraisal no more than one year old (or otherwise satisfactory to the Agent);
•	after giving effect to the addition of the asset, no default or event of default may have occurred and all representations and warranties required under the Revolving Credit Agreement must be true in all material respects; and

•	consent of the Agent and, if there are fewer than ten assets in the borrowing base that are not contributing a minimum amount of capitalized value, at least two-thirds of the lenders under the HTI Revolving Credit Facility, based on commitments.

The HTI Revolving Credit Facility matures on March 21, 2019 and had a weighted average interest rate of 2.85% as of June 30, 2017. HTI OP has the option, based upon the ratio of its consolidated total indebtedness to consolidated total asset value, to have draws under the HTI Revolving Credit Facility priced at either: (a) LIBOR, plus an applicable margin that ranges from 1.60% to 2.20%; or (b) the Base Rate, plus an applicable margin that ranges from 0.35% to 0.95%. The “Base Rate” is defined in the HTI Revolving Credit Facility as the greater of (i) the fluctuating annual rate of interest announced from time to time by the lender as its “prime rate,” (ii) 0.5% above the federal funds effective rate or (iii) the applicable one-month LIBOR plus 1.0%.

The HTI Revolving Credit Facility requires monthly interest payments for each Base Rate loan and periodic payments for each LIBOR loan, based upon the applicable LIBOR loan period. The HTI Revolving Credit Facility may be prepaid at any time, in whole or in part, without premium or penalty (subject to standard breakage costs). Upon the occurrence of an event of default, the lenders have the right to terminate their obligations under the HTI Revolving Credit Facility and to accelerate the payment on any unpaid principal amount of all outstanding loans.

The Revolving Credit Agreement contains various covenants and restrictive provisions that limit HTI’s ability to, among other things:

•	incur additional debt;
•	incur or permit certain liens to exist;
•	make certain investments or acquisitions;
•	merge or consolidate with another company;
•	make distributions;
•	transfer or otherwise dispose of assets; and
•	enter into certain types of transactions with affiliates.

Fees and Expenses

The estimated fees and expenses incurred or expected to be incurred by the Company in connection with the Asset Sale and the Plan of Liquidation are described in more detail in connection with the description of the Liquidation Analysis under “The Plan of Liquidation — Range of Liquidating Distributions.”

In addition, HTI expects to incur costs in connection with the consummation of the Asset Sale of approximately $2.4 million. These costs include estimated transaction costs associated with the consummation of the Asset Sale including, among other costs, fees payable to KeyBanc and legal counsel, but do not include the costs of additional borrowings to be made under the HTI Revolving Credit Facility as described under “— Financing of the Asset Sale.” The foregoing description of HTI fees and expenses is an estimate only. There can be no assurance as to the actual amount of fees and expenses that will be incurred by HTI in connection with the Asset Sale.

Generally, except as otherwise provided in the Purchase Agreement, all expenses incurred in connection with the Asset Sale will be paid by the party incurring those expenses. If the Company or HTI has not fulfilled certain necessary conditions to close the Asset Sale prior to the Closing Date, the other party may terminate the Purchase Agreement and collect an expense reimbursement of up to $750,000 in actual third party expenses incurred in connection with the Asset Sale from the party unable to fulfill the conditions to close the Asset Sale. In addition, either party may terminate the Purchase Agreement prior to the Closing Date and the Company will reimburse up to $850,000 of HTI’s non-HTI Advisor expenses if the Company’s stockholders do not approve the Asset Sale and the Plan of Liquidation.

Plans for the Company After the Asset Sale

The assets subject to the Asset Sale represent substantially all of the Company’s assets. Under the Plan of Liquidation, which becomes effective when the Asset Sale closes, the Company will be authorized to sell all of its remaining assets, liquidate and dissolve the Company and its subsidiaries, and distribute the net proceeds of such liquidation in accordance with the provisions of the Charter, the Company’s bylaws and the laws of the State of Maryland. Following the completion of the Asset Sale, the only distributable assets of the Company are expected to be cash on hand, which the Company expects will ultimately be distributed in one or more liquidating distributions to its stockholders.

See “The Plan of Liquidation” for further details.

As of the date of this proxy statement and other than with respect to the Asset Sale and the Plan of Liquidation, the Company has no other current plans, proposals or negotiations which would relate to or result in an extraordinary transaction involving the Company’s business or management or incurring any indebtedness.

Interests of the Advisor and the Company’s Directors and Executive Officers in the Asset Sale and the Plan of Liquidation

In considering the recommendation of the Board to approve the Asset Sale and the Plan of Liquidation, although Mr. Weil abstained, you should note that the Company’s directors and officers (including all of the Company’s executive officers and one of the Company’s directors in their capacities as executives or members of the Advisor, the HTI Advisor and certain of their affiliates) may have interests in the Asset Sale and Plan of Liquidation that are different from, or in addition to, the interests of stockholders. Consequently, these individuals may be more likely to support the Asset Sale and the Plan of Liquidation than might otherwise be the case if they did not have these interests.

These interests are generally related to the fact that the Advisor and the HTI Advisor are each indirectly owned and controlled by AR Global. Mr. Weil, the executive chairman of the Board, is also a member of the HTI Board. Mr. Weil owns a non-controlling interest in the parent of AR Global and is also the chief executive officer of AR Global. In addition, the executive officers of the Company, W. Todd Jenson and Katie P. Kurtz, are also the executive officers of HTI. Mr. Jensen and Ms. Kurtz are also officers and employees of the Advisor and the HTI Advisor, as well as the Property Manager and the HTI Property Manager.

Inherent conflicts of interest exist where the individuals who comprise the management teams of the Company and HTI are the same individuals and those individuals are assisting the Board and HTI Board in connection with the Asset Sale. In addition, Ms. Perrotty, an independent director of the Company, has served as an independent director of another AR Global-sponsored REIT, GNL, since March 2015 and two other entities previously sponsored by AR Global that are now managed by unrelated advisors.

The Board was aware of these interests and conflicts of interest and considered them, among other matters, in reaching its decision to approve the Purchase Agreement, the Asset Sale and the Plan of Liquidation, including the Company’s complete liquidation and dissolution.

Potential Payments to the Advisor in Connection with the Asset Sale

In connection with the execution of the Purchase Agreement, the Company, the Advisor, the Property Manager and AR Global, as guarantor, entered into the Letter Agreement, pursuant to which, as amended, subject to completing the Asset Sale, the parties resolved matters related to expense obligations and fee amounts previously paid by the Company to the Advisor and its affiliates and made certain agreements with respect to all fees and other amounts that would be payable to the Advisor and its affiliates pursuant to the Advisory Agreement, the Property Management Agreement and the LPA if the Asset Sale is completed.

Under the Letter Agreement, if the Asset Sale is completed, the obligation of the Advisor and its affiliates to pay the Company the Excess Amount of approximately $3.68 million with respect to certain expense reimbursements or fees previously paid by the Company to the Advisor or its affiliates will be satisfied in exchange for: (i) surrender (in accordance with the Letter Agreement) of 83,018 Class B Units previously issued to the Advisor and the additional Class B Units to be issued to the Advisor during November 2017 with respect to the quarter ended September 30, 2017 in accordance with the terms of the Advisory Agreement and the LPA; (ii) an agreement to waive or assume certain fees and expenses payable or to be payable by the Company to the Advisor for providing transition services required to implement the Plan of Liquidation or other services provided during 2017 in an aggregate amount valued at $1.1 million and to waive an amount equal to cash asset management and oversight fees that would become payable if the Asset Sale closes with respect to services provided by the Advisor for the quarter commencing October 1, 2017 through and including the Closing Date; and (iii) an agreement by the Advisor to pay the Company any remaining amounts in cash following the Closing Date.

Following the completion of the Asset Sale, these remaining amounts will be payable by the Advisor to the Company, subject to any reduction for overpaid oversight fees subsequently earned by the Property Manager, in two equal installments, the first of which will be due within three days following the Closing Date and the second of which will be due within six months following the Closing Date. Pursuant to the Letter Agreement, these payments following the Closing Date are guaranteed by AR Global along with the payment approximately $228,000 in disputed excess expense reimbursements that will be the responsibility of the Advisor, and not the Company.

Other than as contemplated by the Letter Agreement, if the Asset Sale is completed, no fees or other amounts are or will become due or otherwise payable under the Advisory Agreement, the LPA or any other agreement between the Company and the Advisor and its affiliates. If the Asset Sale is not completed, the obligation of the Advisor and its affiliates to pay the Company the Excess Amount of approximately $3.68 million would not be satisfied at this time, the Advisor would continue to receive Class B Units on a quarterly basis and not cash asset management and oversight fees, and no changes would be made to the fees or other amounts that are or will become due or otherwise payable under the Advisory Agreement, the LPA or any other agreement between the Company and the Advisor and its affiliates.

Although the Advisor provided services in consideration for receiving the Class B Units, it did not receive capital account credit and the Class B Units would not have been entitled to liquidating distributions which under the LPA are required to be made in accordance with positive capital account balances, not percentage interests. Further, although the LPA permits the special allocation of income or gain to the Advisor as the holder of the Class B Units, the Company has not generated income or gain to be so allocated. Thus, the Advisor would not be entitled to receive liquidating distributions although the Class B Units would be entitled to regular distributions if the Company continued to operate. In the case of a merger, under the LPA, the Class B Units would vest, and the Advisor would have been entitled to continue receiving regular distributions thereon as well as merger consideration equivalent to that of OP Units.

Pursuant to the Letter Agreement, prior to the Closing Date and subject to completing the Asset Sale, the Company and the Advisor have agreed to enter into the Contemplated Amendments effective as of October 1, 2017 to facilitate the establishment of a value for Class B Units consistent with the applicable provisions of the Letter Agreement and certain of the other payments contemplated by the Letter Agreement. Without the Contemplated LPA Amendment, the Advisor would not be entitled to receive liquidating distributions in connection with the Plan of Liquidation.

Pursuant to the Letter Agreement, the aggregate value of the Class B Units is required to be calculated, at the fair market value thereof as reasonably determined by the Board as of the Closing Date, which per-unit amount will be based on the per-share value as implied from the Purchase Agreement. Assuming, as the Advisor did in connection with its preparation of the Liquidation Analysis, that a total of 93,683 Class B Units will be surrendered on the Closing Date based on a fair market value of $17.64 (equivalent to the Company’s current Estimated Per-Share NAV) as of the Closing Date, the total value of the Class B Units surrendered pursuant to the Letter Agreement would be $1,652,568. The number of Class B Units and their fair market value are subject in all respects to approval by the Board at a later date, and the actual number of Class B Units issued and the valuation ascribed thereto cannot be determined at this time.

See “AR Global Arrangements” for a more detailed description of the Letter Agreement, as well as certain amendments to the Advisory Agreement, the Property Management Agreement and the LPA contemplated thereby.

Potential Benefits to HTI and the HTI Advisor in Connection with the Asset Sale

If the Asset Sale is completed, HTI may be required to reimburse the HTI Advisor for insourced acquisition expenses up to a maximum of $0.6 million, representing 0.5% of the contract purchase price (as defined in HTI’s charter) being paid to acquire the Properties.

HTI common stock may increase in value as a result of the Asset Sale, which may benefit HTI’s stockholders generally as well as AR Global, which directly or indirectly beneficially owns 8,888 shares of HTI common stock and 359,340 shares of HTI common stock issuable in exchange for certain performance-based restricted, forfeitable interests in the HTI OP.

Benefits to the HTI Advisor and the HTI Property Manager from the Asset Sale

Pursuant to the HTI Advisory Agreement, HTI pays the HTI Advisor a quarterly variable management/incentive fee based primarily on the previous quarter’s earnings per share. Acquiring the Properties may result in higher earnings for HTI, and, therefore a higher management fee for the HTI Advisor. The quarterly variable management/incentive fee is equal to (x) 15.0% of the applicable prior quarter’s Core Earnings (as defined in the HTI Advisory Agreement) per share of HTI common stock in excess of $0.375 per share plus (y) 10.0% of the applicable prior quarter’s Core Earnings per share in excess of $0.47 per share.

Under the HTI Property Management Agreement, HTI pays the HTI Property Manager a property management fee of 1.5% of gross revenues from HTI’s stand-alone single-tenant net leased properties and 2.5% of gross revenues from all other types of properties, respectively. HTI also reimburses the HTI Property Manager for property level expenses. If the Company contracts directly with third parties for such services, the Company will pay the third party customary market fees and will pay the Property Manager an oversight fee of up to 1.0% of the gross revenues of the property managed. In no event will the Company pay the Property Manager or any affiliate of the Property Manager both a property management fee and an oversight fee with respect to any particular property. Acquiring the Properties may result in higher fees payable to the HTI Property Manager.

The term of the HTI Property Management Agreement extends to February 2019 and is automatically renewable for successive one-year terms unless any party provides written notice of its intention to terminate the agreement at least ninety days prior to the end of the term. Although the Property Manager would be entitled to identical fees with respect to the management of the Properties, that entitlement is subject to the Property Manager’s liability for overpayment of property management and oversight fees, as addressed by the Letter Agreement, and the Property Manager has agreed, in connection with the execution of the Purchase Agreement and subject to completing the Asset Sale, to continue to provide any property management or wind-down services under the Property Management Agreement for no cost or charge.

Restricted Shares

All outstanding and unvested restricted shares, including unvested shares held by our directors and executive officers, will vest upon the sale of all or substantially all of our assets (or any transaction or series of transactions within a period of 12 months ending on the date of the last sale or disposition having a similar effect). Prior to an unvested restricted share vesting, the holder of the unvested restricted shares receives liquidating distributions at the same time and in the same amount as the holders of any other shares of our common stock.

The following table sets forth the number of unvested restricted shares held by our directors and named executive officers as of the record date, as well as the approximate value of those awards. The dollar amounts set forth below were determined based on the high end of the range of the net cash proceeds available for distribution to the Company’s stockholders pursuant to the Plan of Liquidation. The amounts shown are prior to reduction for tax withholding.

Beneficial Owner	Unvested Restricted Shares (#)		Value ($)
W. Todd Jensen	—		—
Katie P. Kurtz	—		—
Edward M. Weil, Jr.	—		—
P. Sue Perrotty	2,399	(1)	42,726
B.J. Penn	2,399	(1)	42,726

(1)	Includes (i) 533 unvested restricted shares granted on August 20, 2014; (ii) 800 unvested restricted shares granted on July 13, 2015; and (iii) 1,066 unvested restricted shares granted on July 28, 2016. Does not include 1,333 unvested restricted shares that will be automatically granted to each of the Company’s independent directors in connection with the Annual Meeting. Restricted shares vest annually over a five-year period in equal installments, provided that restricted shares vest immediately upon the occurrence of certain events, including the consummation of the sale or disposition of substantially all of the Company’s assets, which would occur if the Asset Sale is consummated.

Regulatory Approvals Required for the Asset Sale and the Plan of Liquidation

The Company and HTI are not aware of any regulatory approvals of any municipal, state and federal governmental agencies or authorities required for the consummation of the Asset Sale. If any approvals are required, the Company does not anticipate that they will hinder, delay, or restrict completion of the Asset Sale. Under the Purchase Agreement, the Company and HTI have each agreed to use commercially reasonable efforts to take all actions necessary, proper or advisable to complete the Asset Sale.

Although the Company and HTI do not expect any regulatory authorities to raise any significant objections to the Asset Sale that would result in the failure to satisfy the conditions to closing the Asset Sale by the March 16, 2018 outside date, there is no assurance that all required regulatory approvals will be obtained or that these approvals will not contain terms, conditions or restrictions.

No regulatory approvals are required for the Plan of Liquidation to become effective.

Accounting Treatment

The Asset Sale will be treated as an asset disposition for accounting purposes. The Company expects that effectiveness of the Plan of Liquidation will cause the Company’s basis of accounting to change. Once the Plan of Liquidation is effective, the Company must change its basis of accounting from the going-concern basis to the liquidation basis of accounting. In order for the Company’s financial statements to be in accordance with GAAP under the liquidation basis of accounting, all of the Company’s assets must be stated at the amount of consideration the entity expects to collect, and all of the Company’s liabilities must be recorded at the estimated amounts at which the liabilities are expected to be settled.

Provisions for Unaffiliated Stockholders

No provision has been made in connection with the Asset Sale and the Plan of Liquidation (1) to grant unaffiliated stockholders access to the corporate files of the Company, any other party to the Purchase Agreement or any of their respective affiliates or (2) to obtain counsel or appraisal services at the expense of the Company or any other party or affiliate.

THE PURCHASE AGREEMENT

This section of this proxy statement describes the material provisions of the Purchase Agreement, which is attached as Annex A to this proxy statement and is incorporated herein by reference. As a stockholder, you are not a third party beneficiary of the Purchase Agreement and therefore you may not directly enforce any of its terms and conditions.

This summary may not contain all of the information about the Purchase Agreement that is important to you. The Company urges you to carefully read the full text of the Purchase Agreement because it is the legal document that governs the Asset Sale. The Purchase Agreement is not intended to provide you with any factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement (and summarized below) are qualified by information the Company filed with the SEC prior to the effective date of the Purchase Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Purchase Agreement. The representations and warranties and other provisions of the Purchase Agreement and the description of such provisions in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that the Company files with the SEC and the other information in this proxy statement. See “Where You Can Find More Information.”

Pursuant to the terms of the Purchase Agreement, and subject to the satisfaction or waiver of certain conditions set forth in the Purchase Agreement, HTI, through the HTI OP and HTI Holdco, has agreed to purchase substantially all of the Company’s assets. The Company’s assets consist of the membership interests of the Company’s subsidiaries that directly own the Properties and one subsidiary that holds the license for operating one of the Company’s assisted living facilities. To the extent the Company owns or controls any of the assets of the subsidiaries or HT III Holdco, the Company will transfer those assets to HTI in the Asset Sale. The Asset Sale constitutes the sale of substantially all of the Company’s assets. Following the Asset Sale, the Company’s only distributable asset will be cash on hand.

On the Closing Date, the Company will, or will cause its subsidiaries to, pay all liens and security interests on the Properties so that HTI purchases the Properties free and clear of all liens and liabilities, except for the Philip Center Loan.

Parties to the Purchase Agreement

The Company was incorporated on April 24, 2014 as a Maryland corporation and elected and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2015. Substantially all of the Company’s business is conducted through the OP, a Delaware limited partnership of which the Company is the sole general partner. HT III Holdco, a Delaware limited liability company, is a wholly owned subsidiary of the OP. The Company was formed to primarily acquire a diversified portfolio of healthcare-related assets including MOBs, seniors housing communities and other healthcare-related facilities. The IPO raised significantly less capital than expected, realizing only $171.5 million in net proceeds. As of June 30, 2017, the Company owned 19 properties consisting of 0.5 million rentable square feet. The Company’s principal executive offices are located at 405 Park Avenue, 4th Floor, New York, New York 10022. The Company’s Investor Relations telephone number is (866) 902-0063.

The purchaser is HTI, a Maryland corporation that was formed and sponsored by affiliates of the Advisor. Substantially all of HTI’s business is conducted through its operating partnership, the HTI OP, a Delaware limited partnership of which HTI is the sole general partner. HTI Holdco, a Delaware limited liability company, is a wholly owned subsidiary of the HTI OP. Like the Company, HTI invests in healthcare real estate, focusing on seniors housing and MOBs, located in the United States. As of June 30, 2017, HTI owned 163 properties located in 29 states and comprised of 8.5 million rentable square feet.

The Company’s and HTI’s external advisors are both owned and controlled, indirectly, by AR Global.

Closing Date

The Purchase Agreement provides that the Closing Date, on which the closing of the Asset Sale will take place, will be the fifth business day following the date on which the last of the conditions to closing the Asset Sale (described under “— Conditions to Completion”) have been satisfied or waived (other than the conditions that by their terms are to be satisfied at the closing of the Asset Sale, but subject to the satisfaction or waiver of those conditions) or at another date and time agreed to by HTI and the Company.

Purchase Price

The Purchase Price under the Purchase Agreement is $120.0 million, subject to customary prorations and closing adjustments in accordance with the terms of the Purchase Agreement, which are estimated to be $0.8 million payable to HTI assuming the Asset Sale closes on November 30, 2017. The Purchase Price will be payable on the Closing Date less the principal amount of the Philip Center Loan, which was $4.9 million as of the date of this proxy statement. Pursuant to the terms of the Purchase Agreement, HTI has agreed to use commercially reasonable efforts (including paying early termination fees not to exceed $200,000) to assume the Philip Center Loan and to cause the Company to be released from the guaranty associated with the Philip Center Loan. If HTI does not assume the Philip Center Loan on the Closing Date or if the Company is not released from the guaranty associated with the Philip Center Loan, the Philip Center Loan will be repaid in full by the Company on the Closing Date and any early termination fee in excess of $200,000 will be subtracted from the Purchase Price.

Escrow Agreement

On the Closing Date, HTI will deposit $6.0 million of the Purchase Price, representing the Escrow Amount, into an escrow account for the benefit of the Company pursuant to the Escrow Agreement with Wells Fargo Bank, N.A. executed as of the Closing Date in the form attached as an exhibit to the Purchase Agreement. According to the terms of the Escrow Agreement, the Escrow Amount will be held in the escrow account for 14 months following the Closing Date. One third of the Escrow Amount not paid or reserved for pending or unsatisfied claims of HTI will be released to the Company in three installments: six, 12 and 14 months following the Closing Date.

Representations and Warranties

The Purchase Agreement contains a number of representations and warranties made by the Company, the OP and HT III Holdco (the “Seller Parties”), on the one hand, and HTI, the HTI OP and HTI Holdco (the “Purchaser Parties”), on the other hand. The representations and warranties were made by the parties as of the date of the Purchase Agreement and survive for a period of 14 months following the Closing Date. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Purchase Agreement and qualified by the disclosure letters delivered in connection therewith.

Representations and Warranties of the Seller Parties

The Seller Parties made representations and warranties in the Purchase Agreement relating to, among other things:

•	corporate organization, valid existence, good standing and qualification to conduct business of the Company and its subsidiaries;
•	due authorization, execution, delivery and validity of the Purchase Agreement;
•	capitalization;
•	title to the Properties;
•	tax matters;
•	absence of conflicts or violations;
•	material contracts, including the residency agreements of the Company’s assisted living facilities and the Company’s ground leases;
•	permits and licenses;

•	insurance;
•	the absence of employees of the Company and its subsidiaries owning the Properties;
•	litigation;
•	compliance with law, including healthcare laws;
•	SEC filings and financial statements;
•	real property;
•	environmental matters;
•	broker’s and finder’s fees;
•	that none of the Company nor its subsidiaries is a “foreign person,” as defined under the Code;
•	required consents of third parties and governmental approvals;
•	no undisclosed material liabilities;
•	intellectual property;
•	solvency of the Seller Parties, the Property Manager and to the Seller Parties’ knowledge, the unaffiliated third-party manager (the “Cedarhurst Manager”) of the Company’s Cedarhurst assisted living facility (the “Cedarhurst Facility”);
•	the status of the Cedarhurst Manager in, and compliance with the requirements of, government payor programs;
•	the receipt by the Special Committee of a fairness opinion of SunTrust Robinson Humphrey; and
•	information supplied.

Representations and Warranties of the Purchaser Parties

The Purchaser Parties made representations and warranties in the Purchase Agreement relating to, among other things:

•	corporate organization, valid existence, good standing and qualification to conduct business of HTI and its subsidiaries;
•	due authorization, execution, delivery and validity of the Purchase Agreement;
•	solvency of the Purchaser Parties;
•	required consents of third parties and governmental approvals;
•	broker’s and finder’s fees;
•	the receipt by HTI’s special committee of a fairness opinion of its financial advisor; and
•	information supplied.

Conditions to Completion

Mutual Closing Conditions

The obligation of each of the Seller Parties and the Purchaser Parties to complete the Asset Sale is subject to the Company obtaining the stockholder approval of the Asset Sale and the Plan of Liquidation. The Company must obtain the affirmative vote of at least a majority of the outstanding shares of common stock approving the Asset Sale and the Plan of Liquidation. The obligation of each of the parties is also subject to the absence of any court order preventing or prohibiting the closing of the Asset Sale.

Additional Closing Conditions for the Benefit of the Purchaser Parties

The obligation of the Purchaser Parties to complete the Asset Sale is subject to the satisfaction or waiver, at or prior to the Closing Date, of the following additional conditions:

•	the accuracy in all material respects of the representations and warranties of the Seller Parties as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that by their terms address matters only as of another specified date, as of that date;
•	performance in all material respects of the Seller Parties’ obligations required to be performed under the Purchase Agreement prior to the Closing Date;
•	delivery of all documents, certificates and other instruments required to be delivered at the closing of the Asset Sale, including an executed copy of the Escrow Agreement;
•	no material adverse change can have occurred between the date of signing the Purchase Agreement and the Closing Date; and
•	delivery of estoppel certifications from the Seller Parties or their tenants or lessors, as applicable.

For the purposes of the Purchase Agreement, a “material adverse change” is any occurrence between the signing of the Purchase Agreement and the Closing Date which results in, or is reasonably likely to result in, a material adverse change in the assets, financial condition or results of operations of the Properties taken as whole. However, none of the following constitute a “material adverse change” for the purposes of the Purchase Agreement:

•	changes resulting from changes in any law or regulation following the signing of the Purchase Agreement;
•	changes resulting from the announcement or pendency of the Asset Sale; or
•	changes made in accordance with the terms of the Purchase Agreement or with the express written consent of the Purchaser Parties.

Additional Closing Conditions for the Benefit of the Seller Parties

The obligation of the Seller Parties to complete the Asset Sale is subject to the satisfaction or waiver, at or prior to the Closing Date, of the following additional conditions:

•	the accuracy in all material respects of the representations and warranties of the Purchaser Parties as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties that by their terms address matters only as of another specified date, as of that date;
•	performance in all material respects of the Purchaser Parties’ obligations required to be performed under the Purchase Agreement prior to the Closing Date, including payment of the Purchase Price; and
•	delivery of all documents, certificates and other instruments required to be delivered at the closing of the Asset Sale, including an executed copy of the Escrow Agreement and executed documents related to HTI’s assumption of Philip Center Loan (if not repaid prior to the Closing Date).

Covenants and Agreements

The Seller Parties and the Purchaser Parties have agreed to undertake to perform their respective obligations in the Purchase Agreement in good faith and to cooperate fully with each other and their respective representatives in connection with any actions required to be taken as part of their respective obligations under the Purchase Agreement including with respect to the covenants and agreements discussed below.

Conduct of Business

The Seller Parties have agreed to certain restrictions on their conduct of business from the date of the Purchase Agreement until the Closing Date. In general, except with prior written consent of the Purchaser Parties (not to be unreasonably withheld, conditioned or delayed) or as otherwise expressly required or permitted by the Purchase Agreement or required by law, each of OP and HT III Holdco has agreed that it will, and will cause each of its subsidiaries to, use good faith efforts to operate its businesses in the ordinary course as currently conducted and, to the extent consistent therewith:

•	use good faith efforts to operate its current business in all material respects in the ordinary course of business as currently conducted, including (i) incurring expenses consistent with past practices in the operation of the business and (ii) using commercially reasonable efforts to preserve intact its current business operations, organization and goodwill, maintain relationships with customers, employees, advertisers, suppliers and other contractors;
•	maintain the books, records and financial statements consistent with past practice;
•	operate its current business in all material respects in accordance with the terms or conditions of all applicable licenses and permits, all applicable rules and regulations of the state where each Property is located and all other rules, regulations, laws and orders of all governmental authorities having jurisdiction over any aspect of the operation of the business and all applicable insurance requirements;
•	timely comply in all material respects with all leases, contracts and agreements with third parties, including relating to the Cedarhurst Facility;
•	not sell, lease, grant any rights in or to or otherwise dispose of or otherwise relinquish control of, or agree to sell, lease or otherwise dispose of, any property held at the Property level, except as in the ordinary course of business;
•	use commercially reasonable efforts to maintain the Properties in the same condition as they existed on the date of the Purchase Agreement;
•	not make any alterations or improvements to the Properties exceeding $50,000 other than those that are currently budgeted or are required by law, necessary to preserve the coverage under or comply with the terms of any insurance policy or necessary according to the Seller Parties’ business judgment to address emergency conditions or to maintain goodwill and competitive standing;
•	not default on the Philip Center Loan or any other loans to the Seller Parties, or enter into or amend any leases or contracts other than contracts which impose no obligation on the Purchaser Parties following the Closing Date;
•	make certain items available to the Purchaser Parties, including copies of monthly financial reports and rent rolls; and
•	promptly inform the Purchaser Parties regarding the resignation, termination or hiring of an administrator, executive director or assistant director of the Cedarhurst Facility.

Exclusivity

The Company has agreed that, subject to the provisions described below, it will not and will cause each of its subsidiaries not to, and will not authorize or permit any of its representatives to:

•	initiate, solicit, knowingly encourage or facilitate any inquiries or the making of any proposal, offer or other action that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined below and in the Purchase Agreement);
•	enter into, continue or otherwise participate in any discussions or negotiations with any person, or furnish to any person other than HTI any non-public information, in furtherance of such inquiries or to obtain an Acquisition Proposal;

•	release any person from or fail to enforce any standstill agreement or similar obligation to the Company or any of its subsidiaries;
•	withdraw, modify or amend the Board’s recommendation to stockholders that they approve the Asset Sale and the Plan of Liquidation in any manner adverse to the Purchaser Parties or fail to make the recommendation or fail to include the recommendation in this proxy statement;
•	approve, endorse or recommend any Acquisition Proposal;
•	enter into any agreement in principle, arrangement, understanding, contract or agreement (whether binding or not) relating to an Acquisition Proposal; or
•	take any action to exempt any person from any takeover statute or similar restrictive provision of the Company’s organizational documents for purposes of facilitating an Acquisition Proposal.

If, prior to approval of the Asset Sale and the Plan of Liquidation by the Company’s stockholders, the Company or any of its subsidiaries or any of their respective representatives receives a bona fide written Acquisition Proposal that did not result from a breach of the exclusivity obligations described above and which the Special Committee determines in good faith after consulting with its legal and financial advisors that such Acquisition Proposal is or is reasonably expected to lead to a Superior Proposal (as defined below and in the Purchase Agreement), the Company and its subsidiaries or any of their respective representatives may take the following actions (but only if and to the extent that the Special Committee determines in good faith following consultation with its legal advisors that the failure to do so would be inconsistent with its duties to the stockholders of the Company under applicable law):

•	furnish, make available or provide access to non-public information with respect to the Company and its subsidiaries to the person who made such Acquisition Proposal (provided that the Company concurrently or has previously furnished, made available or provided access to such non-public information to the Purchaser Parties, and such information is furnished or made available pursuant to a confidentiality agreement at least as favorable to the Company as the confidentiality agreement executed with the Purchaser Parties);
•	participate in negotiations regarding the Acquisition Proposal; and
•	disclose to the Company’s stockholders any information required to be disclosed under applicable law (provided that any Change in Recommendation must be effected in accordance with the terms of the Purchase Agreement).

If the Company, any of its subsidiaries or any of their respective representatives receives any Acquisition Proposal or an amended or modified proposal or offer with respect to any Acquisition Proposal, any request for information relating to the Company from a person who informs the Company that it is considering making or has made an Acquisition Proposal, or any inquiry or request for discussions or negotiations regarding any Acquisition Proposal, the Company must promptly notify HTI of (but in no event more than 48 hours following) such receipt. The Company must keep HTI apprised on a current basis of (and in any event no later than 24 hours after) any material developments, discussions and negotiations concerning, any such Acquisition Proposal, inquiry or request. The Company and its subsidiaries and representatives may contact in writing any person submitting an Acquisition Proposal solely to clarify the terms of the Acquisition Proposal provided that the Acquisition Proposal did not result from a breach of the exclusivity obligations described above.

Prior to the Company obtaining its stockholders’ approval of the Asset Sale and the Plan of Liquidation, if the Board determines in good faith after consulting with its legal advisor (and based on the recommendation of the Special Committee) that the failure to effect a Change in Recommendation would reasonably be likely to be inconsistent with the standard of conduct applicable to the Company’s directors under applicable law, (a) upon receipt by the Company of an Acquisition Proposal that constitutes a Superior Proposal, the Board may make a Change in Recommendation and may terminate the Purchase Agreement in accordance with the terms of the Purchase Agreement and enter into an agreement relating to, or for the implementation of, such Superior Proposal, or (b) otherwise make a Change in Recommendation in response to a material event, circumstance, change or development that was not known to the Board prior to signing the Purchase

Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event or circumstance, or any material consequence thereof, becomes known to the Board prior to the effective time of the Asset Sale (which in no event will include the receipt, existence or terms of an Acquisition Proposal or any matter relating thereof or consequence thereof), provided that:

•	in the case of a Change in Recommendation described under clause (a) above, such Acquisition Proposal did not result from the Company’s breach of its exclusivity obligations described above and the Board must have determined in good faith, after consulting with its legal and financial advisors (and based on the recommendation of the Special Committee), that such Acquisition Proposal constitutes a Superior Proposal and, after consulting with its legal advisor, that the failure of the Company to terminate the Purchase Agreement in accordance with its terms or make a Change in Recommendation, as the case may be, would be inconsistent with the standard of conduct applicable to the Company’s directors under applicable law, taking into account all adjustments to the terms of the Purchase Agreement that may be offered by the Purchaser Parties pursuant to the last bullet point in this section;
•	in the case of a Change in Recommendation described under clause (b) above, the Board must have determined in good faith, after consulting with its legal advisor (and based on the recommendation of the Special Committee), that the failure of the Company to make a Change in Recommendation would be inconsistent with the standard of conduct applicable to the Company’s directors under applicable law, taking into account all adjustments to the terms of the Purchase Agreement that may be offered by the Purchaser Parties pursuant to the last bullet point in this section;
•	the Company must have notified the Purchaser Parties in writing that the Board intends to make a Change in Recommendation or enter into an agreement related to the Superior Proposal (a “Change Notice”); and
•	during the three business day period following HTI’s receipt of a Change Notice, the Company must have caused its respective financial and legal advisors to offer to negotiate with (and, if accepted, negotiate in good faith with) the Purchaser Parties in making adjustments to the terms and conditions of the Purchase Agreement such that (a) in circumstances involving or relating to an Acquisition Proposal, the Superior Proposal ceases to be a Superior Proposal and (b) in circumstances not involving an Acquisition Proposal, as may be proposed by the Purchaser Parties.

For purposes of the Purchase Agreement, “Acquisition Proposal” means any proposal or offer, whether in one transaction or a series of related transactions, relating to any of the following:

•	merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its subsidiaries;
•	sale or other disposition, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of the Company or any of its subsidiaries representing 20% or more of the consolidated assets of the Company and its subsidiaries, taken as a whole;
•	issuance, sale or other disposition by the Company or any of its subsidiaries of (including by way of merger, consolidation, share exchange, business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the outstanding shares of the Company’s common stock;
•	tender offer or exchange offer in which any person or “group” (as such term is defined under the Exchange Act) would acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the outstanding shares of the Company’s common stock;
•	recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company in which a third party would acquire beneficial ownership of 20% or more of the outstanding shares of the Company’s common stock; or
•	transaction that is similar in form, substance or purpose to any of the foregoing transactions.

However, for the purposes of the Purchase Agreement, an “Acquisition Proposal” does not include the Asset Sale or any of the other transactions contemplated by the Purchase Agreement or any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among the Company and its subsidiaries or among any of the Company’s subsidiaries.

For purposes of the Purchase Agreement, a “Superior Proposal” means a written Acquisition Proposal made by a third party (except for purposes of this definition, the references in the definition of Acquisition Proposal to “20%” are replaced with “50%”) which the Board (based on the recommendation of the Special Committee) determines in its good faith judgment (after consulting with its legal and financial advisors and after taking into account (a) all of the terms and conditions of the Acquisition Proposal and the Purchase Agreement, as it may be proposed to be amended by the Purchaser Parties, and (b) the feasibility and certainty of completing such Acquisition Proposal on the terms proposed, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and conditions to closing thereof) to be more favorable from a financial point of view to the Company’s stockholders than the Asset Sale and the other transactions contemplated by the Purchase Agreement, as it may be proposed to be amended by the Purchaser Parties.

Liens; Philip Center Loan

The Purchaser Parties have agreed to use commercially reasonable efforts to assume the Philip Center Loan upon terms that are substantially similar to the current terms of the loan, including HTI providing a guaranty substantially similar to the current guaranty of the Philip Center Loan, entering into an environmental indemnity agreement, providing information to the lender of the Philip Center Loan and paying fees not to exceed $200,000. The Purchaser Parties have also agreed to use commercially reasonable efforts to cause the Company to be released from the guaranty associated with the Philip Center Loan after the Purchaser Parties have assumed the Philip Center Loan. If the Purchaser Parties do not assume the Philip Center Loan or if the Company is not released form the guaranty associated with the Philip Center Loan, the Philip Center Loan will be paid at closing and any early termination fee exceeding $200,000 will be deducted from the Purchase Price.

The Seller Parties have agreed to pay in full or cause to be cancelled or discharged all liens and encumbrances against the Properties at or prior to the Closing Date. If the Seller Parties fail to pay any liens or encumbrances at or prior to the Closing Date, Purchaser Parties may pay those amounts and credit the amount paid against the Purchase Price.

Proxy Statement and Annual Meeting

The Company has agreed to prepare and cause to be filed with the SEC a proxy statement with respect to a stockholder meeting to approve the Asset Sale and the Plan of Liquidation. The Company has also agreed to use its commercially reasonable efforts to obtain the approval of the Company’s stockholders of the Asset Sale and the Plan of Liquidation. In addition, the Company has agreed to include the Board’s recommendation that the Company’s stockholders approve the Asset Sale and the Plan of Liquidation in this proxy statement.

The Company agreed to cooperate with and provide HTI a reasonable opportunity to review and comment on the proxy statement or other items filed with the SEC. The Company and HTI have agreed to cooperate to promptly file any necessary amendment of or supplement to the proxy statement. The Company has agreed to use its commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to this proxy statement as well as take all steps to hold the Annual Meeting as soon as practicable after the Company has resolved any comments from the SEC.

Expenses

The Seller Parties and the Purchaser Parties have agreed to pay their own expenses and costs incurred in connection with the negotiation and consummation of the Purchase Agreement and the Asset Sale. Notwithstanding the foregoing, to the extent applicable, the Seller Parties and the Purchaser Parties have agreed to allocate certain expenses and taxes incurred in connection with the Purchase Agreement on a property-by-property and cost-by-cost basis, as is the custom in each of the states where the Properties are located. The Seller Parties have also agreed to provide the Purchaser Parties with any information relating to potential losses or claims that may be covered by the insurance policies covering the Properties.

Confidentiality

The Seller Parties have agreed to afford Purchaser Parties and its officers, employees and other representatives, reasonable access to the Seller Parties’ properties, books contracts, commitments, personnel and records upon 24 hours’ written notice and during normal business hours, subject to any confidentiality agreements the Seller Parties have with third parties.

The Seller Parties and the Purchaser Parties have agreed to comply with the terms of a mutual nondisclosure agreement executed by them prior to the date of the Purchase Agreement.

Other Covenants and Agreements

Each of the Seller Parties and the Purchaser Parties has agreed to give prompt written notice to the other party if the party becomes aware of the occurrence, failure to occur or reasonably likely failure to occur of any event that would be reasonably likely to cause any of their respective representations or warranties contained in the Purchase Agreement to be untrue or inaccurate in any material respect and any failure on their respective parts to comply with or satisfy in any material respect, any covenant, condition or agreement to be complied with or satisfied by the party under the Purchase Agreement.

Indemnification

Following the Closing Date, the Seller Parties have agreed to jointly and severally indemnify, hold harmless and defend the Purchaser Parties from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys’ fees and other legal costs and expenses) (collectively, “Losses”) which the Purchaser Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

•	any breach or inaccuracy of any of the representations and warranties made by the Seller Parties in the Purchase Agreement;
•	any failure by the Seller Parties to carry out, perform, satisfy and discharge any of their covenants, agreements, undertakings, liabilities or obligations under the Purchase Agreement;
•	any federal, state, or local income, payroll, sales and use, ad valorem or other taxes payable by the OP or HT III Holdco, any of their subsidiaries, or any of their respective affiliates, or for which the OP or HT III Holdco, any of their subsidiaries or any of their respective affiliates is liable in connection with any taxable period, or portion thereof, ending on or prior to the Closing Date and any interest or penalties thereon;
•	any fees or expenses owed to SunTrust Robinson Humphrey pursuant to the engagement letter between SunTrust Robinson Humphrey and the Company; and
•	any stockholder litigation brought by stockholders of the Company directly or derivatively in connection with the transactions contemplated by the Purchase Agreement.

With respect to breaches of representations and warranties and failures of covenants, the Seller Parties will not be liable for indemnification unless and until the aggregate amount of indemnifiable claims exceeds $500,000 and the indemnification obligations of the Seller Parties are capped at a maximum of 10% of the Purchase Price, except for certain circumstances, such as fraud on the part of the Seller Parties.

Following the Closing Date, the Purchaser Parties have agreed to jointly and severally indemnify hold harmless and defend the Seller Parties from and against, and reimburse the Seller Parties for, any and all Losses which the Seller Parties may at any time suffer or incur, or become subject to, as a result of or in connection with:

•	any breach or inaccuracy of any of the representations and warranties made by the Purchaser Parties in the Purchase Agreement;
•	any failure by the Purchaser Parties to carry out, perform, satisfy and discharge any of their covenants, agreements, undertakings, liabilities or obligations under the Purchase Agreement; and
•	any fees or expenses owed to its financial advisor.

With respect to breaches of representations and warranties and failures of covenants, the Purchaser Parties will not be liable for indemnification unless and until the aggregate amount of identifiable claims exceeds $500,000 and the indemnification obligations of the Purchaser Parties are capped at a maximum of 10% of the Purchase Price, except for certain circumstances, such as fraud on the part of the Purchaser Parties.

In the event that the Seller Parties must indemnify the Purchaser Parties, the Purchaser Parties may first recover any Losses out of the Escrow Amount deposited into an escrow account by HTI on the Closing Date according to the terms of the Escrow Agreement. If the amount of Losses exceeds the Escrow Amount, the Seller Parties will be responsible for indemnifying the Purchaser Parties jointly and severally.

Termination; Termination Fee and Expenses

The Purchase Agreement may be terminated at any time before the Closing Date by the mutual written agreement of the Company and HTI.

The Purchase Agreement may also be terminated prior to the Closing Date by either the Company or HTI if:

•	the Company’s stockholders have not approved the Asset Sale and the Plan of Liquidation at the Annual Meeting or otherwise within 120 days after the record date for the Annual Meeting, in which event the Company has agreed to reimburse HTI for up to $850,000 for certain expenses incurred in connection with the Asset Sale (excluding HTI Advisor expenses);
•	a court or other governmental agency of competent jurisdiction has issued a final, non-appealable order, decree or ruling or taken any other action permanently in each case restraining, enjoining or otherwise prohibiting the transactions contemplated by the Purchase Agreement; or
•	the Asset Sale has not closed on or before the March 16, 2018 outside date, provided that the failure to close is not primarily due to the terminating party or its affiliates failing to perform any of their obligations under the Purchase Agreement.

The Purchase Agreement may be terminated by the Company prior to the Closing Date if:

•	as of the scheduled Closing Date, HTI has not fulfilled certain necessary conditions (including payment of the Purchase Price) to close the Asset Sale, but the Company has fulfilled the necessary
•	conditions to close the Asset Sale, and the Company elects not to waive HTI’s failure to fulfill the conditions, in which event HTI has agreed to reimburse the Company for up to $750,000 in actual third party expenses incurred in connection with the Asset Sale (without excluding Advisor expenses); or
•	prior to obtaining the approval of the Company’s stockholders of the Asset Sale and the Plan of Liquidation, the Board (based on the recommendation of the Special Committee) approves and authorizes the Company to enter into a definitive agreement providing for the implementation of a Superior Proposal, as long as concurrently with terminating the Purchase Agreement, the Company pays HTI the Termination Fee of $3.6 million.

The Purchase Agreement may be terminated by HTI prior to the Closing Date if:

•	as of the scheduled Closing Date, the Company has not fulfilled certain necessary conditions to close the Asset Sale, but HTI has fulfilled the necessary conditions to close the Asset Sale, and HTI elects not to waive the Company’s failure to fulfill the conditions, in which event the Company has agreed to reimburse HTI for up to $750,000 in actual third party expenses incurred in connection with the Asset Sale (excluding HTI Advisor expenses); or
•	prior to obtaining the approval of the Company’s stockholders of the Asset Sale and the Plan of Liquidation, in which event the Company will be required to pay HTI the Termination Fee, in the following circumstances:
º	the Board or any committee thereof (including the Special Committee) has effected a Change in Recommendation;

º	the Board or any committee thereof (including the Special Committee) has approved, adopted or publicly endorsed or recommended any Acquisition Proposal;
º	the Company has entered into a contract or agreement relating to an Acquisition Proposal, other than a confidentiality agreement permitted under the Purchase Agreement;
º	a tender offer or exchange offer for any outstanding common stock of the Company that constitutes an Acquisition Proposal is commenced and the Board has failed to recommend against acceptance of such a tender or exchange offer by the Company’s stockholders and does not publicly reaffirm its recommendation that the Company’s stockholders approve the Asset Sale and the Plan of Liquidation within 10 days of being requested to do so by HTI;
º	the Board or any committee thereof (including the Special Committee) fails to include the recommendation that the Company’s stockholders approve the Asset Sale and the Plan of Liquidation in this proxy statement; or
º	the Company has materially violated any of its exclusivity obligations as discussed above in “— Covenants and Agreements — Exclusivity.”

Except as otherwise provided in the Purchase Agreement, all expenses incurred in connection with the Purchase Agreement and the transactions contemplated by the Purchase Agreement will be paid by the party incurring the cost or expense, whether or not the transactions contemplated by the Purchase Agreement close.

If the Company is required to pay the Termination Fee to HTI, the Company must deposit the funds for the Termination Fee into an escrow account designated by HTI. In no event will the amount payable to HTI exceed an amount that would cause HTI to fail to qualify as a REIT for the applicable taxable year.

Miscellaneous Provisions

Specific Performance

The parties to the Purchase Agreement are entitled to injunctions, specific performance and other equitable relief to prevent breaches of the Purchase Agreement and to enforce specifically the terms and provisions of the Purchase Agreement in addition to any and all other remedies at law or in equity.

Attorneys’ Fees

In the event any litigation arising out of the Purchase Agreement, the prevailing party in the litigation will be entitled to its reasonable attorneys’ fees and expenses arising from that action, whether or not the matter proceeds to court.

Amendment

The parties to the Purchase Agreement may amend the Purchase Agreement by an instrument in writing signed by each of the parties, provided that, after the approval of the Asset Sale and the other transactions contemplated by the Purchase Agreement by the Company’s stockholders, no amendment may be made which by law requires further approval by the stockholders, without the approval of the Company’s stockholders.

Waiver

Prior to the Closing Date, the Company or HTI may extend the time for performance of any obligation of the other or waive any inaccuracy in the representations and warranties of the other or the other party’s compliance with any agreement or condition contained in the Purchase Agreement to the extent permitted by law.

Governing Law

Except as the laws of the State of Maryland may apply to transaction contemplated by the Purchase Agreement or the conduct, decisions or actions of the members of the Board, the Purchase Agreement is governed by the laws of the State of Delaware (without giving effect to any choice or conflict of laws principles of the State of Delaware or any other jurisdiction).

AR GLOBAL ARRANGEMENTS

In connection with the execution of the Purchase Agreement, the Company, the Advisor, the Property Manager and AR Global, as guarantor, entered into the Letter Agreement, pursuant to which, subject to the completion of the Asset Sale, the parties resolved matters related to expense reimbursements or fees previously paid by the Company to the Advisor and its affiliates (the “Excess Amount”) and made certain agreements with respect to all fees and other amounts that would be payable to the Advisor and its affiliates pursuant to the Advisory Agreement, the Property Management Agreement and the LPA if the Asset Sale is completed. See “Certain Relationships and Related Transactions” for a discussion of fees and other amounts payable to the Advisor and its affiliates, including the Property Manager.

Letter Agreement

Pursuant to the Letter Agreement, which was entered into in June 2017 in connection with the execution of the Purchase Agreement and amended in September 2017 to reflect the parties’ expectations that the Closing Date would be later than initially anticipated, as satisfaction of the Excess Amount, the Advisor and the Property Manager will pay, tender, waive or assume certain fees, expenses and obligations, as applicable.

The Excess Amount aggregates to approximately $3.68 million consisting of the “Excess O&O Amount” and the “Excess Oversight Amount” as described below.

•	Pursuant to the Advisory Agreement, the Company reimbursed the Advisor and its affiliates, including subsidiaries of RCS Capital Corporation (“RCAP”), which were under common control with AR Global until transactions entered into in connection with RCAP’s filing for Chapter 11 bankruptcy in January 2016, up to 2.0% of gross offering proceeds for organization and offering expenses, which included reimbursements to the Advisor for other organization and offering expenses that it incurred for due diligence fees included in detailed and itemized invoices. The Advisor was responsible for offering costs, excluding selling commissions and dealer manager fees, in excess of the 2.0% cap as of the end of the IPO. As of the end of the IPO, offering and related costs, excluding commissions and dealer manager fees, exceeded 2.0% of gross proceeds received from the IPO by $3.77 million. This amount includes approximately $3.54 million already paid by the Company to the Advisor and its affiliates (the “Excess O&O Amount”) and approximately $228,000 of unpaid disputed fees payable to affiliates of AR Global, including subsidiaries of RCAP (the “Disputed Amount”). Pursuant to the Letter Agreement, to the extent any portion of the Disputed Amount is found to be payable, it will be paid by the Advisor (with this obligation guaranteed by AR Global) and will not be the responsibility of the Company.
•	Pursuant to the Property Management Agreement, the Company was responsible for paying the Property Manager an oversight fee of 1.0% of gross revenues for the Property Manager’s supervision of third parties managing certain of the Properties, which the Company had previously overpaid to the Property Manager in an amount equal to approximately $141,000 (the “Excess Oversight Amount”).

The parties have agreed, as partial satisfaction of the Excess Amount, that the Advisor and Property Manager, as applicable, will:

•	surrender 83,018 Class B Units previously issued to the Advisor and the additional Class B Units to be issued in November 2017 with respect to the quarter ended September 30, 2017 in accordance with the terms of the Advisory Agreement and the LPA, with the value of the Class B Units so surrendered calculated in accordance with the Letter Agreement, at the fair market value thereof as reasonably determined by the Board as of the Closing Date, which per-unit amount will be based on the per-share value as implied from the Purchase Agreement, and pursuant to the facilitation of the establishment of a value for Class B Units on this basis by the Contemplated Amendments, described in more detail under “— Contemplated Amendments to Advisory Agreement and LPA,” which will not become effective if the Asset Sale does not close;

•	waive amounts that would have been payable by the Company with respect to certain transition services provided by the Advisor beginning as of January 1, 2018 and through the later of (1) dissolution of the Company and (2) 30 days following the expiration of the 14-month survival period of the representation and warranties under the Purchase Agreement, valued at approximately $0.24 million in the aggregate assuming services would be provided for ten months;
•	waive amounts with respect to certain administrative expense reimbursements that would be payable to the Advisor by the Company for expenses incurred during the nine months ending December 31, 2017, valued at approximately $0.10 million per month and approximately $0.87 million in the aggregate;
•	waive amounts that would have been payable by the Advisor to the Company in accordance with the terms of the Advisory Agreement and the LPA (as amended by the Contemplated Amendments, which will not become effective if the Asset Sale does not close), with respect to cash asset management oversight fees for the period commencing October 1, 2017 and ending on the Closing Date, which, assuming the Closing Date were November 30, 2017, would be $0.2 million; and
•	waive fees valued at approximately $24,000 potentially payable by the Company to one of the subsidiaries of RCAP in addition to the Disputed Amount.

After giving effect to any reduction in the Excess Oversight Amount for amounts actually earned by the Property Manager with respect to managing the Properties prior to the Closing Date, the Advisor will pay to the Company any Excess Amount in excess of the value of the foregoing bullet points in two equal installments, the first of which will be due within three days following the Closing Date and the second of which will be due within six months following the Closing Date. These payments are guaranteed by AR Global. The Letter Agreement will be null and void if the Purchase Agreement is terminated.

See “Certain Relationships and Related Transactions — Advisor” for more information about the Company’s existing arrangements with the Advisor.

Executed Amendments to the Advisory Agreement and Property Management Agreement

As contemplated by the Letter Agreement, concurrently with the execution of the Purchase Agreement, the Company, the Company OP and the Advisor entered into an amendment to the Advisory Agreement (the “Advisory Agreement Amendment”) and the Company and the Property Manager also entered into an amendment to the Property Management Agreement (the “Property Management Amendment”). Pursuant to the Advisory Agreement Amendment, the Advisor has agreed to provide the Company services required to implement the Plan of Liquidation following the Closing Date. Pursuant to the Advisory Agreement Amendment, the amounts payable by the Company to Advisor for these services will be automatically waived in partial satisfaction of the Excess Amount in accordance with the terms of the Letter Agreement, and no other amounts will be payable to the Advisor following the Closing Date. Pursuant to the Property Management Amendment, the Property Manager agreed to continue to provide any property management or wind-down services under the Property Management Agreement at no cost or charge.

The Property Management Amendment will be null and void if the Purchase Agreement is terminated. The Advisory Agreement Amendment will only become effective at the Closing Date and will be of no force or effect in the event the Purchase Agreement is terminated prior to the Closing Date.

Contemplated Amendments to Advisory Agreement and LPA

Pursuant to the Letter Agreement, as amended, prior to the Closing Date, the Company and the Advisor agreed to enter into the Contemplated Amendments, an amendment to the Advisory Agreement (the “Contemplated Advisory Agreement Amendment”) and an amendment to the LPA (the “Contemplated LPA Amendment”) effective as of October 1, 2017, to facilitate the establishment of a value for Class B Units consistent with the applicable provisions of the Letter Agreement and certain of the other payments contemplated by the Letter Agreement.

Notwithstanding the date the Contemplated Amendments are executed, they will be effective as of October 1, 2017 and only if the Asset Sale and the Plan of Liquidation are approved and the Asset Sale closes. They will be of no force or effect in the event the Purchase Agreement is terminated prior to the Closing Date.

On July 18, 2017, the independent directors of the Board, who comprise a majority of the Board, with Edward M. Weil, Jr. abstaining, unanimously approved an Estimated Per-Share NAV as of July 18, 2017 equal to $17.64, which was first published on July 19, 2017.

Since the Company’s inception, in lieu of paying the Advisor in cash for its asset management services, the Company has compensated the Advisor by causing the OP to issue to the Advisor (subject to periodic approval by the Board) performance-based restricted, forfeitable Class B Units. The cash that would have been used to pay the Advisor for these services was available to fund other items including to pay distributions. The number of Class B Units issued in any quarter is an amount equal to: (i) the excess of (A) the product of (y) 0.1875% multiplied by (z) either the cost of the Company’s assets (through the quarter ended June 30, 2017) or the lower of the cost of assets and the fair value of the Company’s assets (for all subsequent quarters in light of the Company publishing an Estimated Per-Share NAV on July 19, 2017) over (B) any amounts payable as the oversight fee under the Property Management Agreement for the quarter; divided by (ii) the value of one share of common stock as of the last day of the quarter, which was equal to $22.50 (the price at which the Company sold shares in the IPO, minus the selling commissions and dealer manager fees paid in that offering) through the quarter ended June 30, 2017 and is equal to Estimated Per-Share NAV for all subsequent quarters in light of the Company publishing an Estimated Per-Share NAV on July 19, 2017. The Class B Units entitle the Advisor, as holder of the units, to distributions on each Class B Unit equal to the per share distributions paid on each share of the Company’s common stock. Ownership of the Class B Units is, among other things, subject to vesting conditions.

Pursuant to the Contemplated Amendments, with respect to quarter ended September 30, 2017, the OP would be required to, as it has already done, issue a number of Class B Units equal to: (i) the excess of (A) the product of (y) 0.1875% multiplied by (z) the lower of the Company’s cost of assets and the fair market value of the Company’s assets over (B) any amounts payable as the oversight fee under the Property Management Agreement for the quarter; divided by (ii) Estimated Per-Share NAV. With respect to all subsequent quarters, the Advisor would be entitled to receive a cash asset management oversight fee equal to the excess of (A) the product of (y) 0.1875% multiplied by (z) the lower of the Company’s cost of assets and the fair market value of the Company’s assets over (B) any amounts payable as the oversight fee under the Property Management Agreement for the quarter. Any payments with respect to this cash asset management oversight fee, if it ever becomes payable, have been waived pursuant to the Letter Agreement.

Under the LPA, Class B Units have various rights, privileges and characteristics. Under the Contemplated LPA Amendment, these rights, privileges and characteristics would be amended in order to facilitate the establishment of a value for Class B Units consistent with the applicable provisions of the Letter Agreement. Without the Contemplated LPA Amendment, the Advisor would not be entitled to receive liquidating distributions in connection with the Plan of Liquidation notwithstanding the fact that the Class B Units would be entitled to regular operating distributions if the Company continued to operate and pay regular distributions. See “Special Factors — Interests of the Advisor and the Company’s Directors and Executive Officers in the Asset Sale and the Plan of Liquidation — Potential Payments to the Advisor in Connection with the Asset Sale” for further details.

Pursuant to the Letter Agreement, the aggregate value of the Class B Units is required to be calculated, at the fair market value thereof as reasonably determined by the Board as of the Closing Date, which per-unit amount will be based on the per-share value as implied from the Purchase Agreement. Assuming, as the Advisor did in connection with its preparation of the Liquidation Analysis, that a total of 93,683 Class B Units will be surrendered on the Closing Date based on a fair market value of $17.64 (equivalent to the Company’s current Estimated Per-Share NAV) as of the Closing Date, the total value of the Class B Units surrendered pursuant to the Letter Agreement would be $1,652,568. The number of Class B Units and their fair market value are subject in all respects to approval by the Board at a later date, and the actual number of Class B Units issued and the valuation ascribed thereto cannot be determined at this time.

The Contemplated Advisory Agreement Amendment also extends the term of the Advisory Agreement through August 20, 2018 and gives the Company the right, upon written notice to the Advisor, to renew for an unlimited number of successive one-year terms; provided, however, the Advisory Agreement would automatically terminate upon the later of (x) the dissolution of the Company and (y) 30 days following the 14-month anniversary of the Closing Date.

THE PLAN OF LIQUIDATION

Pursuant to the Plan of Liquidation, the Company will be required to pay or provide for its liabilities and expenses, distribute the remaining proceeds of the liquidation of the Company’s assets to its stockholders, wind up the Company’s operations, and dissolve. The Company’s common stock is registered under the Exchange Act. While implementing the Plan of Liquidation, the Company will remain subject to the reporting requirements under the Exchange Act. The Company may seek relief from the SEC from these reporting requirements after the Company files its articles of dissolution, but there can be no assurance that this relief will be granted.

Pursuant to the Plan of Liquidation, the Company will, among other things:

•	pay or provide for the Company’s liabilities, obligations and expenses, which may include establishing a reserve fund to provide for payment of contingent or unknown liabilities;
•	liquidate and dissolve the OP and the indirect subsidiaries of the Company and the OP, and distribute the net proceeds of the liquidation in accordance with the provisions of the organizational documents of those entities and the laws of the States of Maryland and Delaware, as applicable;
•	distribute cash and the remaining proceeds of the Asset Sale and the Company’s liquidation to stockholders in one or more distributions after paying or providing for liabilities, obligations and expenses and taking all necessary or advisable actions to wind up the Company’s affairs; and
•	wind up the Company’s operations and dissolve the Company, all in accordance with the Plan of Liquidation attached hereto as Annex B.

The Plan of Liquidation requires the Company to use commercially reasonable efforts to liquidate and dissolve the Company and to distribute all of the Company’s assets to the holders of outstanding shares of common stock no later than the second anniversary of the effective date of the Plan of Liquidation. The Plan of Liquidation also provides, however, that this final distribution will not occur earlier than the end of the 14-month survival period of the representations and warranties under the Purchase Agreement and will not occur prior to final resolution of any unsatisfied indemnification claims or other claims that are first made prior to the end of that period.

Range of Liquidating Distributions

The Board estimates that the net cash proceeds available for distribution to the Company’s stockholders pursuant to the Plan of Liquidation will be $17.67 to $17.81 per outstanding share of common stock. This range is an increase from the prior estimated range of $17.49 to $17.64 per share included in the Company’s proxy statement dated July 18, 2017. The increase resulted primarily from the additional cash from operations due to a later estimated Closing Date. To assist the Board in estimating the range of total liquidating distributions, the Advisor prepared the Liquidation Analysis. Based on the Liquidation Analysis and subject to review and approval by the Board and the closing of the Asset Sale, the Company expects to pay an initial liquidating distribution of $15.75 per outstanding share of common stock within two weeks following the closing of the Asset Sale. This estimate of an initial liquidating distribution is based on certain assumptions, including that the Company retains the Escrow Amount and a certain amount of cash on hand for unknown and outstanding liabilities and expenses.

The Liquidation Analysis reflects, among other things, the Advisor’s best estimate of:

•	the prorations that would be payable to HTI pursuant to the Purchase Agreement;
•	the costs and expenses of consummating the Asset Sale and implementing the Plan of Liquidation; and
•	the Company’s assets and liabilities on the Closing Date.

These, and other estimates used in the Liquidation Analysis, are based on a number of assumptions, including that:

•	the Closing Date occurred on either (A) December 31, 2017 (the high end of the range), or (B) November 30, 2017 (the low end of the range);

•	the final liquidating distribution will occur before there is any need to transfer the Company’s assets to a liquidating trust on either (A) the 14-month anniversary of the Closing Date, which is the earliest date the Company is permitted to make its final liquidating distribution to stockholders under the Plan of Liquidation (the high end of the range), or (B) the two-year anniversary of the Closing Date, which is the latest date the Company is permitted to make its final liquidating distribution to stockholders under the Plan of Liquidation (the low end of the range);
•	all $6.0 million of the Purchase Price payable into an escrow account for the benefit of the Company on the Closing Date reserved for pending or unsatisfied indemnification claims of HTI made pursuant to the Purchase Agreement will be released in installments thereafter over a period of 14 months following the Closing Date; and
•	2,666 restricted shares will be issued to the Company’s independent directors in connection with the Annual Meeting.

The following table, prepared by the Advisor, summarizes the individual components of the range of net cash proceeds available for distribution pursuant to the Plan of Liquidation estimated by the Board based on the Liquidation Analysis.

(all dollars in thousands, except per share)	Low End	High End
Gross Proceeds from Asset Sale(1)	$120,000	$120,000
Philip Center Loan(2)	(4,905)	(4,897)
Estimated Proration Payable to HTI	(771)	(771)
Estimated Net Other Assets and Liabilities(3)	13,463	13,823
Estimated Unpaid Transaction/Liquidation Costs(4)	(4,842)	(4,208)
Estimated Net Proceeds from Plan of Liquidation	$122,945	$123,947
Shares of common stock (fully diluted)(5)	6,959,059	6,959,059
Estimated Per-Share Liquidating Distributions	$17.67	$17.81

(1)	Represents the Purchase Price agreed upon by the parties to the Purchase Agreement for the purchase of the Properties.
(2)	Represents the outstanding balance (principal and interest) of the Philip Center Loan estimated as of the Closing Date. The amount payable to the Company with respect to the Purchase Price on the Closing Date will be less the principal amount of the Philip Center Loan, which will be assumed by HTI or repaid by the Company.
(3)	Primarily represents the Advisor’s estimate of net cash on hand as of the Closing Date. This net amount also gives effect to approximately $0.7 million (the low end of the range) and $0.6 million (the high end of the range) estimated to become payable in cash by the Advisor to the Company following the Closing Date pursuant to the Letter Agreement.
(4)	Represents the Advisor’s estimate of the remaining unpaid transaction and closing costs payable in connection with the consummation of the Asset Sale and the costs of implementing the Plan of Liquidation. The total estimated transaction and liquidation costs pursuant to the Asset Sale and Plan of Liquidation, representing the aggregate of both amounts that have actually been paid through the date of this proxy statement and amounts estimated to be paid through the expected Closing Date and the implementation of the Plan of Liquidation that remain unpaid, are described in more detail in the table below. These costs include: (i) estimated transaction and closing costs associated with the consummation of the Asset Sale including, among other costs, fees payable to the Company’s financial advisor and legal fees, and (ii) estimated liquidation costs including, among other costs, the costs of services provided by third parties other than the Advisor required in connection with the implementation of the Plan of Liquidation. The variation between the estimates at the high end and the low end of the range primarily relate to the assumptions made regarding the amount of time that transpires between the Closing Date and the final liquidating distribution. The following table details these costs:
(5)	Includes 90 OP Units beneficially owned by AR Global and 2,666 restricted shares that will be automatically granted to the Company’s independent directors in connection with the Annual Meeting. In accordance with the LPA, a holder of an OP Unit will receive liquidating distributions under the Plan of

Liquidation at the same time and in the same amount per unit as a holder of a share of the Company’s common stock will receive per share.

The table below, prepared by the Advisor, summarizes the total estimated transaction and liquidation costs pursuant to the Asset Sale and Plan of Liquidation, representing the aggregate of both amounts that have actually been paid through the date of this proxy statement and amounts estimated to be paid through the expected Closing Date and the implementation of the Plan of Liquidation.

(all dollars in thousands) Estimated Transaction/Liquidation Costs:	Low End	High End
Philip Center Loan Transfer Tax and Closing Costs	$390	$389
Legal Costs	1,115	1,055
Accounting Costs	855	658
Insurance Costs	314	183
Financial Advisor	1,250	1,250
Proxy/Shareholder Solicitation Costs	368	268
Other Additional Costs	1,465	1,320
Total Estimated Transaction/Liquidation Costs:	$5,757	$5,122

The Liquidation Analysis is based on certain assumptions and there can be no guarantee as to the exact amount that the Company will distribute to its stockholders pursuant to the Plan of Liquidation. Moreover, shares of the Company’s common stock are not listed on a national securities exchange, and the estimated range of liquidating distributions does not represent the amount a stockholder would obtain if a stockholder sold his or her shares. With respect to the estimated prorations and closing adjustments, the Company’s estimated assets and liabilities on the Closing Date and estimated costs and expenses of closing the Asset Sale and liquidating the Company, the methodologies employed were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions regarding the actual operating results of the Properties prior to the Closing Date, the actual cost of operating the Company, the actual Closing Date, the actual amount of time it will take to complete the implementation of the Plan of Liquidation and whether the Company will be required to provide for any unknown and outstanding liabilities and expenses, which may include the establishment of a reserve fund or transferring assets to a liquidating trust to pay contingent liabilities and ongoing expenses in an amount to be determined as information concerning such contingencies and expenses becomes available.

These estimates are based on circumstances and conditions existing as of the date of this proxy statement. Changes in these circumstances and conditions during the period under which the Company implements the Plan of Liquidation could have a material effect on the ultimate timing and amount of liquidating distributions paid to stockholders. If the Company underestimates its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount ultimately distributed to stockholders would be less than estimated. Funding indemnity claims or other contingent liabilities could delay and reduce distributions to stockholders.

Liquidating Procedures

Under the Plan of Liquidation, the Board, or the trustees of the liquidating trust, has the authority to interpret the provisions of the Plan of Liquidation and to take any further actions, to obtain additional insurance, and to execute any agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company, the OP and their respective subsidiaries and complete the liquidation. The Company will not engage in any business activities, except to the extent necessary to preserve the value of the Company’s assets, wind up the Company’s business, pay or establish a reserve fund for the Company’s debts and distribute the Company’s assets to its stockholders, in accordance with the Charter, the Company’s bylaws and the Plan of Liquidation. The Board may authorize the Company to establish a reserve fund out of which to pay costs arising from any known or unknown or contingent liabilities or obligations. If a reserve fund is established, the Company would expect a final liquidating distribution to be made once the Company or the manager of the fund determines that no further claims are likely to be made upon the fund. This determination could be made, for example, within the months following the expiration of the fourteen-month indemnification period under the Purchase Agreement or, later, upon the expiration of the time periods specified in the statutes of limitations applicable to the type of claims that may be made against the fund. In some cases, the statutes of limitation that may impact the Company will not expire for three years after the Closing Date. Although none of the Company’s remaining liabilities and obligations are expected to be significant, the Board intends to review the Company’s known liabilities and obligations and determine whether a reserve fund is necessary on an ongoing basis. In the event that the Board determines to pay liquidating distributions prior to the expiration of all applicable statute of limitations periods under all scenarios, the Company’s stockholders (under some circumstances) may be liable for the return of their pro rata share of any unpaid (or unreserved for) liabilities or obligations to the extent of the liquidating distributions that were distributed to them. However, a stockholder will not be liable to disgorge distributions paid by dividend by the Company prior to liquidation. The Board anticipates that by the end of 2018, the Company will not have any known continuing obligations other than tax and other reporting requirements and will endeavor to have insurance in place for any claims arising for matters occurring during the Company’s operating period to cover any known or unknown liabilities or obligations. If a reserve fund is created, the final payout of the fund’s assets remaining after payment of claims against the fund to the Company’s stockholders will not occur until determined by the Board.

The actual amount and timing of liquidating distributions to the Company’s stockholders will be determined by the Board in its discretion. If you transfer your shares before the Company pays liquidating distributions, you will not have the right to receive liquidating distributions.

Liquidating Trust

If the Board decides it would not be feasible for the Company to pay, or adequately provide for, all debts and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the liquidation of the Company) at the time the final distribution is to be paid, the Board may establish a liquidating trust and the Company may transfer its remaining assets and liabilities to a liquidating trust. The liquidating trust will be created under the laws of the State of Maryland or such other jurisdiction as the Board deems advisable and will receive all of the Company’s and the OP’s assets and their respective subsidiaries of every sort whatsoever, including assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, known or unknown, contingent or otherwise. The Company may also create a liquidating trust prior to that time in order to avoid the costs of operating as a public company, or if the Board determines that it is otherwise appropriate to do so. If the Company’s assets have not been distributed within the 24-month period and the Company remains qualified as a REIT, it will be necessary to create a liquidating trust for the Company to be eligible to deduct amounts distributed pursuant to the Plan of Liquidation as dividends paid and thereby meet the annual distribution requirement and not be subject to U.S. federal income tax on these amounts.

From and after the date of transfer and assignment of assets (subject to liabilities) to the liquidating trust, the Company, the OP and their respective subsidiaries will have no interest of any character in and to any assets and all of the assets will thereafter be held by the liquidating trust. Shares of beneficial interests in the liquidating trust will not be transferrable (except by will, intestate succession or operation of law). Therefore, the recipients of interests in the liquidating trust will not realize any value from these interests unless and until the liquidating trust distributes cash or other assets to them, which will be solely in the discretion of the trustees. The initial trustees of the liquidating trust will be designated by the Board.

The documents governing the liquidating trust will limit the liquidating trust’s activities to conserving and protecting the assets transferred to it for the benefit of the holders of beneficial interests in the liquidating trust, temporarily investing the assets and collecting income therefrom, providing for the debts, liabilities and expenses of the liquidating trust, making liquidating distributions to the holders of beneficial interests in the liquidating trust, taking other actions as may be deemed necessary or appropriate by the trustees of the liquidating trust and providing for the orderly liquidation thereof.

The liquidating trust will have a finite life and will terminate upon the earlier of the complete distribution of the liquidating trust’s assets or three years from the date that the Company’s assets were first transferred to it, subject to extensions of fixed duration. Although neither the Code nor the Treasury Regulations provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s ruling guidelines call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations. The Company intends to comply with those IRS guidelines. The liquidating trust may distribute annual financial statements, which need not be audited, to holders of its beneficial interests (which statements, if prepared and distributed, will be filed under cover of Form 10-K under the Company’s Commission file number to the extent the liquidating trust is required to do so) but need not prepare or distribute any quarterly financial statements.

Approval of the Plan of Liquidation will also constitute the approval by the Company’s stockholders of the transfer and assignment to the liquidating trust, the form and substance of the liquidating trust agreement as approved by the Board and the appointment of the liquidating trust’s trustees selected by the Board.

Reporting Requirements

Regardless of whether the Plan of Liquidation is approved, the Company has an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even if compliance with those reporting requirements is economically burdensome. If the Plan of Liquidation is approved by the Company’s stockholders, after filing its articles of dissolution with SDAT, in order to curtail expenses, the Company may seek relief from the SEC from the reporting requirements under the Exchange Act (other than with respect to the filling of current reports on Form 8-K), but there can be no assurance that this relief will be granted by the SEC.

Common Stock

The Company currently intends to close its stock transfer books on the dissolution date and at that time cease recording stock transfers. The Company’s common stock is not listed on a national securities exchange but is registered under the Exchange Act. In connection with implementing the Plan of Liquidation, immediately prior to the transfer to the liquidating trust, or at such other time as the Board considers appropriate, the Company will file a Form 15 (or take other appropriate action) to terminate the registration of the Company’s common stock under the Exchange Act.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the Asset Sale and the Plan of Liquidation. Risks related to the Company can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed by the Company with the SEC. You should also read and consider the other information in this proxy statement. See “Where You Can Find More Information.” The occurrence of any of the risks discussed in this proxy statement could have a material adverse effect on the Company’s business, results of operations, financial condition and the value of the Company’s common stock.

Failure to complete the Asset Sale, which is subject to conditions and also may not close due to uncertainties regarding HTI’s ability to finance the payment of the Purchase Price at closing, would prevent the Plan of Liquidation from becoming effective and could have adverse consequences for the Company.

The Asset Sale is subject to certain conditions, some of which are out of the Company’s control, including, among other things (a) the approval of the Asset Sale by the Company’s stockholders; (b) the approval of the Plan of Liquidation by the Company’s stockholders; and (c) certain other customary conditions set forth in the Purchase Agreement. There can be no assurance when or whether these conditions will be satisfied or, to the extent waivable, waived or the occurrence of any effect, event, development or change will not transpire. If these conditions are not satisfied or waived, if permitted, by the March 16, 2018 outside date, the Purchase Agreement may be terminated and the Asset Sale would not be completed.

At the closing of the Asset Sale, HTI plans to simultaneously add qualifying Properties it is acquiring to the borrowing base of the HTI Revolving Credit Facility, thereby increasing the borrowing capacity thereunder, and draw down approximately $50.0 million to pay a portion of the Purchase Price and other costs associated with the closing of the Asset Sale. HTI intends to fund the remaining amounts payable through a combination of additional borrowings made possible by adding additional unencumbered assets it currently owns to the borrowing base of the HTI Revolving Credit Facility as well as cash on hand. Although the Asset Sale is not subject to any financing condition, adding any property to the borrowing base of the HTI Revolving Credit Facility requires satisfying certain conditions, including approval of the Agent. There can be no assurance these conditions will be satisfied or waived when all the other conditions to the closing of the Asset Sale have been satisfied or waived and that HTI will be able pay the Purchase Price when it is required to do so under the Purchase Agreement.

HTI has not made alternative financing arrangements and, if sufficient financing is not available through the HTI Revolving Credit Facility on the Closing Date, HTI may not have sufficient cash on hand available to fund the entire Purchase Price and any other costs payable in connection with the closing of the Asset Sale. As of June 30, 2017, HTI had approximately $158.1 million in cash and cash equivalents. As of September 1, 2017, HTI’s cash and cash equivalents was approximately $81.5 million. Cash and cash equivalents may decline further between the date of this proxy statement and the Closing Date. If the Company terminates the Purchase Agreement due to HTI’s failure to pay the Purchase Price at closing, HTI is required to reimburse the Company for up to $750,000 in actual third party expenses incurred in connection with the Asset Sale (without excluding Advisor expenses). However, after those reimbursements have been paid, HTI will have no further liability to the Company (including for any punitive, speculative or consequential damages) except with respect to surviving indemnification obligations. Moreover, the Company has waived any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against HTI.

There can be no assurance with respect to the timing of the completion of the Asset Sale or whether the Asset Sale will be completed on its current terms, or at all.

If the Asset Sale is not completed for any reason, the Company would be subject to a number of other material risks, including that:

•	the Plan of Liquidation will not become effective and the Company may continue to consider entering into a strategic transaction, which could result in the Board and management devoting time to that process instead of the Company’s operations, and there can be no assurance that an alternative strategic transaction would be available on equal or better terms and conditions than the Asset Sale, if at all;
•	the Company would be required to pay expenses incurred in connection with the Asset Sale, including financial advisory, legal and accounting fees;
•	if the Purchase Agreement is terminated under certain circumstances related to the Board changing its recommendation to the Company’s stockholders with respect to its approval of the Asset Sale or the Plan of Liquidation or the Company entering into an agreement related to a competing third-party proposal to acquire all or a significant part of the Company, the Company will be required to pay HTI the Termination Fee of $3.6 million; and
•	if the Purchase Agreement is terminated by either party due to the Company’s failure to obtain approval of the Asset Sale or the Plan of Liquidation at the Annual Meeting, the Company will be responsible for reimbursing HTI for up to $850,000 in actual third party, non-HTI Advisor expenses, including non-HTI Advisor legal fees and any fee paid to HTI’s financial advisor, incurred in connection with the transactions contemplated by the Purchase Agreement.

The pendency of the Asset Sale could adversely affect the business and operations of the Company.

In connection with the pending Asset Sale, some tenants or vendors of the Company may delay or defer decisions because of uncertainty concerning the outcome of the Asset Sale, which could negatively impact the revenues, earnings, cash flows and expenses of the Company, regardless of whether the Asset Sale is completed. In addition, due to operating covenants in the Purchase Agreement, the Company may be unable, during the pendency of the Asset Sale, to pursue certain strategic transactions, undertake certain significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions that are not in the ordinary course of business, even if these actions would prove beneficial.

The Company’s directors and officers (including all of the Company’s executive officers and one of the Company’s directors, in their capacities as executives or members of the Advisor, the HTI Advisor and their affiliates) may have interests in the Asset Sale that may be different from, or in addition to, those of the Company’s other stockholders.

The Company’s directors and officers (including all of the Company’s executive officers and one of the Company’s directors, in their capacitates as executives or members of the Advisor, the HTI Advisor and their affiliates) may have interests in the Asset Sale and the Plan of Liquidation that are different from, or in addition to, the interests of stockholders. The Advisor and the HTI Advisor, as well as their respective property managers, are indirectly owned and controlled by AR Global. Edward M. Weil, Jr., the executive chairman of the Board, is also a member of the HTI Board. Mr. Weil owns a non-controlling interest in the parent of AR Global and is also the chief executive officer of AR Global. In addition, the Company, HTI, the Advisor, the Property Manager and the HTI Property Manager have the same executive officers, W. Todd Jensen and Katie P. Kurtz. These interests also include the following:

•	Under the Letter Agreement, subject to completing the Asset Sale, the obligation of the Advisor and its affiliates to pay the Company approximately $3.68 million with respect to certain expense reimbursements or fees previously paid by the Company to the Advisor or its affiliates will be satisfied in exchange for the surrender of certain Class B Units issued to the Advisor, an agreement to waive or assume certain fees and expense reimbursements that are payable or that become payable by the Company to the Advisor and an agreement by the Advisor to pay the Company any remaining amounts in cash following the Closing Date.
•	Pursuant to the Letter Agreement, prior to the Closing Date and subject to completing the Asset Sale, the Company and the Advisor have agreed to enter into amendments to the Advisory Agreement and the LPA effective as of October 1, 2017 to facilitate the establishment of a value for

Class B Units consistent with the applicable provisions of the Letter Agreement and certain of the other payments contemplated by the Letter Agreement, even though, without these amendments, the Advisor would not be entitled to receive liquidating distributions in connection with the Plan of Liquidation.
•	The acquisition of the Properties by HTI could result in an increase in the fees payable by HTI to the HTI Advisor and the HTI Property Manager and their affiliates under the HTI Advisory Agreement and the HTI Property Management Agreement.
•	All outstanding and unvested restricted shares of the Company, including 4,798 unvested restricted shares held by the Company’s directors and executive officers in the aggregate as of the record date and the 1,333 restricted shares automatically granted to each of the Company’s independent directors in connection with the Annual Meeting, will vest upon the sale of all or substantially all of the Company’s assets, which would occur if the Asset Sale is consummated.
•	HTI may be required to reimburse the HTI Advisor for insourced acquisition expenses up to a maximum of $0.6 million, representing 0.5% of the contract purchase price (as defined in HTI’s charter) being paid to acquire the Properties.
•	HTI common stock may increase in value as a result of the Asset Sale, which may benefit HTI’s stockholders generally as well as AR Global, which directly or indirectly beneficially owns 8,888 shares of HTI common stock and 359,340 shares of HTI common stock issuable in exchange for certain performance-based restricted, forfeitable interests in the HTI OP.

The Purchase Agreement contains provisions that could discourage a potential competing acquiror or could result in any competing proposal being at a lower price than it might otherwise be.

The Purchase Agreement contains “no shop” provisions that, subject to limited exceptions, restrict the Company from initiating, soliciting, knowingly encouraging or facilitating any inquiries or the making of any proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any competing third-party proposals to acquire all or a significant part of the Company. In addition, if the Purchase Agreement is terminated under certain circumstances related to the Board changing its recommendation to the Company’s stockholders with respect to its approval of the Asset Sale or the Plan of Liquidation or the Company entering into an agreement related to a competing third-party proposals to acquire all or a significant part of the Company, the Company will be required to pay HTI the Termination Fee of $3.6 million.

These provisions could discourage a potential acquiror that might have an interest in acquiring all or a significant part of the Company or its assets from considering or proposing an acquisition, even if the potential acquiror were prepared to pay consideration with a higher per share value than the Purchase Price agreed to by HTI, or might result in a potential competing acquiror proposing to pay a lower amount than it might otherwise have proposed to pay because of the added expense of the Termination Fee that may become payable in certain circumstances.

The Company cannot determine at this time the amount or timing of any liquidating distributions to its stockholders.

The Company anticipates paying periodic liquidating distributions, including an initial liquidating distribution of $15.75 expected to be paid within two weeks following the closing of the Asset Sale, but the Company cannot determine at this time when it will be able to pay liquidating distributions to its stockholders or the amount of any liquidating distributions. The amount of net cash proceeds available for distribution pursuant to the Plan of Liquidation depends on a variety of factors, including, but not limited to, the timing of the closing of the Asset Sale; the amount required to pay both existing liabilities and obligations as well as any contingent liabilities; the cost of operating the Company through the date of its final dissolution; general business and economic conditions; and other matters.

Under the Purchase Agreement, the Company is obligated to indemnify HTI in certain circumstances, including with respect to any stockholder litigation brought by the Company’s stockholders directly or derivatively in connection with the transactions contemplated by the Purchase Agreement. Indemnifiable losses incurred by HTI, if any, for which the Company is liable are recoverable by HTI first out of the Escrow

Amount and then, to the extent the indemnifiable losses exceed the Escrow Amount, from the Company. Moreover, the Plan of Liquidation states that the final liquidating distribution will not occur earlier than the end of the 14-month survival period of the representations and warranties under the Purchase Agreement and will not occur prior to final resolution of any unsatisfied indemnification claims or other claims that are first made prior to the end of that period. Funding indemnity claims or other contingent liabilities could delay and reduce distributions to stockholders.

The Company will also continue to incur liabilities and expenses from operations prior to closing the Asset Sale and prior to the dissolution of the Company. The Company’s estimates regarding its expense levels may be inaccurate. Any unexpected claims, liabilities or expenses that arise between the date of this proxy statement and the consummation of the Company’s proposed liquidation and final dissolution, or any claims, liabilities or expenses that exceed the Company’s estimates, will delay the timing of and reduce the amount of cash available for distribution to stockholders.

In some circumstances, the Company’s stockholders could be held liable for amounts they received from the Company in connection with the dissolution.

If the Company fails to create an adequate reserve to pay its expenses and liabilities, or if the Company transfers its assets to a liquidating trust and the reserve and the assets held by the liquidating trust are less than the amount ultimately required to pay expenses and liabilities, each stockholder or holder of a beneficial interest in the liquidating trust could be held liable to creditors for the holder’s pro rata portion of any excess amounts owed to the creditor, albeit limited to the amounts previously received by the stockholder in distributions from the Company or the liquidating trust, as applicable. Accordingly, a stockholder could be required to return all liquidating distributions received from the Company or the liquidating trust. If a stockholder has paid taxes on distributions previously received, a repayment of all or a portion of the amount of a distribution could result in a stockholder incurring a net tax cost if the stockholder’s repayment does not cause a commensurate reduction in taxes payable.

If the Company fails to adequately provide for its expenses and liabilities or if the amount ultimately required to be paid in respect of the liabilities exceeds the amount available from the contingency reserve and the assets of the liquidating trust, the Company’s creditors could seek an injunction to prevent the Company or liquidating trust, as applicable, from paying distributions under the Plan of Liquidation on the grounds that the amounts to be distributed are needed to provide for the payment of expenses and liabilities. Any such action could delay or substantially diminish the cash distributions that the Company pays to its stockholders or holders of beneficial interests of any liquidating trust.

The Company will continue to incur the expenses of complying with public company reporting requirements.

Following the Asset Sale and through the Company’s subsequent liquidation and dissolution, the Company will be required to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company will continue to incur costs to comply with these reporting requirements, which will reduce the amount of cash available for distribution to stockholders.

The Board may abandon or delay implementation of the Plan of Liquidation even if it is approved by the Company’s stockholders.

The Board has adopted and approved the Plan of Liquidation, but may terminate the Plan of Liquidation for any reason until the time that the Articles of Dissolution have been filed with, and accepted for record by, the SDAT. The Board may modify or amend the Plan of Liquidation without further action by the stockholders to the extent permitted under then current law. The Plan of Liquidation will only become effective if the Asset Sale is completed, following which the Company’s assets will consist primarily of cash. Although the Board has no present intention to pursue any alternative to the Plan of Liquidation, the members of the Board may conclude that abandoning the Plan of Liquidation is otherwise in the best interests of the Company and its stockholders. If the Board elects to pursue any alternative to the Plan of Liquidation, stockholders may not receive any of the distributions of net proceeds from the Asset Sale currently estimated to be available for distribution to stockholders.

An adverse judgment in a lawsuit challenging the Asset Sale or the Plan of Liquidation may prevent the Asset Sale from closing or from closing within the expected timeframe, if at all.

There may be lawsuits filed challenging the Asset Sale or the Plan of Liquidation, which could, among other things, result in the Company incurring costs associated with defending these claims or any other liabilities that may be incurred in connection with these claims. Further, an injunction could be issued, prohibiting the Company from completing the Asset Sale in the expected time frame, may prevent it from being completed altogether and may prevent the Company from paying liquidating distributions.

Pursuing the Plan of Liquidation may cause the Company to fail to qualify as a REIT, which would dramatically lower the amount of liquidating distributions.

For so long as the Company qualifies as a REIT and distributes all of its taxable income, the Company generally is not subject to federal income tax. Although the Board does not presently intend to terminate the Company’s REIT status prior to the final distribution of its assets and dissolution, the Board may take actions pursuant to the Plan of Liquidation that would result in a loss of REIT status. Upon the final distribution of the Company’s assets and dissolution, the Company’s existence and REIT status will terminate. However, there is a risk that the Company’s actions in pursuit of the Plan of Liquidation may cause the Company to fail to meet one or more of the requirements that must be met in order to qualify as a REIT prior to completion of the Plan of Liquidation. For example, to qualify as a REIT, at least 75% of the Company’s gross income must come from real estate sources and 95% of the Company’s gross income must come from real estate sources and certain other sources that are itemized in the REIT tax laws, mainly interest and dividends. The Company may encounter difficulties satisfying these requirements as part of the liquidation process. In addition, in connection with that process, the Company may recognize ordinary income in excess of the cash received. The REIT rules require the Company to pay out a large portion of its ordinary income in the form of a dividend to its stockholders. However, to the extent that the Company recognizes ordinary income without any cash available for distribution, and if the Company were unable to borrow to fund the required dividend or find another way to meet the REIT distribution requirements, the Company may cease to qualify as a REIT. While the Company expects to comply with the requirements necessary to qualify as a REIT in any taxable year, if it is unable to do so, the Company will, among other things (unless entitled to relief under certain statutory provisions):

•	not be allowed a deduction for dividends paid to stockholders in computing the Company’s taxable income;
•	be subject to federal income tax, including any applicable alternative minimum tax, on the Company’s taxable income at regular corporate rates;
•	be subject to increased state and local taxes; and
•	be disqualified from treatment as a REIT for the taxable year in which the Company loses its qualification and for the four following taxable years.

As a result of these consequences, the Company’s failure to qualify as a REIT could substantially reduce the funds available for distribution to the Company’s stockholders.

Pursuing the Plan of Liquidation may increase the risk that the Company will be liable for U.S. federal income and excise taxes, which would reduce the amount of liquidating distributions.

The Company generally is not subject to U.S. federal income tax to the extent that the Company distributes to stockholders during each taxable year (or, under certain circumstances, during the subsequent taxable year) dividends equal to the Company’s taxable income for the year (determined without regard to the deduction for dividends paid and by excluding any net capital gain). However, the Company is subject to U.S. federal income tax to the extent that its taxable income exceeds the amount of dividends paid to stockholders for the taxable year. In addition, the Company is subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by the Company with respect to any calendar year are less than the sum of 85% of its ordinary income for that year, plus 95% of the Company’s capital gain net income for that year, plus 100% of the Company’s undistributed taxable income from prior years. While the Company intends to make distributions to its stockholders sufficient to avoid the imposition of any U.S federal income tax on the Company’s taxable income and the imposition of the excise tax, differences in timing between the Company’s actual cash flow and the recognition of its taxable income, could cause the Company to have to either borrow funds on a short-term basis to meet the REIT distribution requirements, find another alternative for meeting the REIT distribution requirements, or pay U.S. federal income and excise taxes. In addition (and as discussed in more detail below), net income from the sale of properties that are “dealer” properties (a “prohibited transaction” under the Internal Revenue Code of 1986, as amended, or the “Code”) would be subject to a 100% excise tax. The cost of borrowing or the payment of U.S. federal income and/or excise taxes would reduce the funds available for distribution to stockholders.

The sale of the Company’s assets may cause it to be subject to a 100% excise tax on the net income from “prohibited transactions,” which would reduce the amount of its liquidating distributions.

REITs are subject to a 100% excise tax on any net income from “prohibited transactions,” which include sales or other dispositions of property held for sale to customers in the ordinary course of the REIT’s trade or business which is not a foreclosure property. The determination of whether property is held for sale to customers in the ordinary course of a trade or business is inherently factual in nature and, thus, cannot be predicted with certainty. The Code provides a “safe harbor” which, if all its conditions are met, would protect a REIT’s property sales from being considered prohibited transactions. The conditions include, among other things, that the property be held by a REIT for at least two years for the production of rental income and that the REIT does not have more than seven property sales in any taxable year (there are alternative conditions to this seven sales condition, but those alternatives could not be met in the context of a complete liquidation). The Company does not expect that all of its properties will have been held for two years for the production of rental income at the time the Asset Sale closes. Accordingly, the Company does not expect to satisfy the safe harbor with respect to all of its properties and will have to rely on an examination of the facts and circumstances to support its position that its properties are held for investment and not for sale to customers in the ordinary course of its trade or business. If the Company were subject to this excise tax, it would reduce the funds available for distribution to stockholders.

Distributing interests in a liquidating trust may cause the Company’s stockholders to recognize gain prior to the receipt of cash.

The REIT provisions of the Code generally require that each year the Company distribute as a dividend to its stockholders 90% of its REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain). Liquidating distributions the Company makes pursuant to the Plan of Liquidation will qualify for the dividends paid deduction, provided that they are made within 24 months of adoption of the Plan of Liquidation. However, conditions may arise that cause the Company not to be able to liquidate within a 24-month period. In such event, rather than retain the Company’s assets and risk losing its status as a REIT, the Company may elect to contribute its remaining assets and liabilities to a liquidating trust in order to meet the 24-month requirement. The Company may also elect to contribute its remaining assets and liabilities to a liquidating trust within the 24-month period to avoid the costs of operating as a public company. Such a contribution would be treated for U.S. federal income tax purposes as a distribution of the Company’s remaining assets to its stockholders, followed by a contribution of the assets to the liquidating trust. As a result, a stockholder would recognize gain to the extent that the stockholder’s share of the cash and the fair market value of any assets received by the liquidating trust was greater than the stockholder’s basis in the stock (reduced by the amount of all prior liquidating distributions made to the stockholder during the liquidation period), notwithstanding that the stockholder would not contemporaneously receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. In addition, it is possible that the fair market value of the assets received by the liquidating trust, as estimated for purposes of determining the extent of the stockholder’s gain at the time interests in the liquidating trust are distributed to the stockholders, will exceed the cash or fair market value of property received by the liquidating trust on a sale of the assets. In this case, the stockholder would recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, which loss may be limited under the Code. Pursuant to Internal Revenue Service (“IRS”) guidelines, the liquidating trust generally could have up to three years to complete the sale of the Company’s assets and distribute the net proceeds to its stockholders. Any transfer also may have adverse tax consequences for tax-exempt and non-U.S. stockholders, including with respect to the on-going activity of the liquidating trust.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forecasts and other forward-looking statements. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of these words and similar expressions identify forward-looking statements and any statements regarding the benefits of the Asset Sale, the Plan of Liquidation or the Purchase Agreement, the Company’s future financial condition, results of operations and business or the timing, amount and ability of the Company to pay distributions are also forward-looking statements. Without limiting the generality of the preceding sentence, certain statements contained in the sections “Special Factors — Background of the Asset Sale and the Plan of Liquidation,” “Special Factors — Recommendation of the Board of Directors and the Company’s Purposes and Reasons for the Asset Sale and the Plan of Liquidation,” “Special Factors — Position of the Company, the OP and HT III Holdco as to Fairness to the Company’s Unaffiliated Stockholders,” “Special Factors — HTI’s Purposes and Reasons for the Asset Sale,” “Position of HTI, HTI OP and HTI Holdco as to Fairness to the Company’s Unaffiliated Stockholders,” “Special Factors — Certain Unaudited Projections Provided to the Board, the Special Committee, the Special Committee’s Financial Advisor, the HTI Board, the HTI Special Committee and the HTI Special Committee’s Financial Advisor,” and “The Plan of Liquidation” constitute forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond the Company’s control. These include the factors described above in “Risk Factors,” and under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, subsequent Quarterly Reports on Form 10-Q and subsequent current reports on Form 8-K which are available at the SEC’s website at www.sec.gov, as well as:

•	the Company’s success in completing the Asset Sale and implementing the Plan of Liquidation;
•	risks and uncertainties associated with the Company’s ability to complete the Asset Sale and the Plan of Liquidation including the timing of completing the Asset Sale and Plan of Liquidation;
•	the timing and amount of liquidating distributions that may be paid to stockholders;
•	unexpected costs or liabilities that may arise from the Asset Sale, the liquidation and dissolution of the Company or other transactions, whether or not consummated;
•	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect the Company; and
•	the Company’s ability to maintain its qualification as a REIT.

In light of these risks, uncertainties, assumptions and factors, actual results and plans could differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement.

All forward-looking statements, expressed or implied, included in this proxy statement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.

Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section.

THE ANNUAL MEETING OF STOCKHOLDERS

Date, Time, Place and Purpose of the Annual Meeting

The Annual Meeting of the stockholders of the Company will be held at [•], on [•], 2017, commencing at [•], local time. The purpose of the Annual Meeting is to consider and vote on:

1.	approval of the Asset Sale;
2.	approval of the Plan of Liquidation;
3.	the election of three directors to serve for one year, until the Company’s 2018 annual meeting of stockholders and their successors are duly elected and qualified;
4.	the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and
5.	the adjournment the Annual Meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the Annual Meeting, to solicit additional proxies in favor of the proposals above.

You will also be asked to consider and act upon such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof. The Board does not currently intend to bring any business before the Annual Meeting other than the specific proposals set forth above and in the notice of the Annual Meeting. The Board does not know of any other matters that are to be brought before the Annual Meeting. If any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent in their discretion.

Record Date; Who Can Vote at the Annual Meeting

The Board has fixed the close of business on [•], 2017 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the Annual Meeting. Only holders of record of common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the Annual Meeting. As of the record date, there were 6,956,304 shares of common stock outstanding which were entitled to vote at the Annual Meeting, held by approximately 3,837 holders of record. Each share of common stock is entitled to one vote on each proposal presented at the Annual Meeting.

Quorum

The Charter and the Company’s bylaws provide that the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter constitutes a quorum at a meeting of its stockholders. Shares that are voted and shares abstaining from voting are treated as being present at the Annual Meeting for purposes of determining whether a quorum is present.

Vote Required for Approval

Approval of each of the Asset Sale and the Plan of Liquidation requires the affirmative vote of at least a majority of the outstanding shares of common stock on each of the Asset Sale and the Plan of Liquidation, excluding for the purposes of the approval of the Asset Sale, shares of common stock beneficially owned by the Advisor, any director of the Company or any of their respective affiliates, including AR Global. As of the record date, there were 16,886 shares of common stock beneficially owned by the Advisor, the Company’s directors and their respective affiliates, including AR Global.

Directors will be elected by the affirmative vote of the holders of a majority of the outstanding shares of common stock, present in person or by proxy, to elect each nominee, provided that a quorum is present. Approval of the proposal to ratify the appointment of KPMG requires the affirmative vote of the majority of the votes cast for the proposal at the Annual Meeting, provided that a quorum is present. The proposal to adjourn the Annual Meeting requires the affirmative vote of the majority of the votes cast for the proposal.

The Company’s bylaws authorize the chairperson of the meeting to adjourn the meeting in the discretion of the chairperson and without any action by the stockholders regardless of whether a quorum is present.

The closing of the Asset Sale is conditioned upon stockholder approval of both the Asset Sale and the Plan of Liquidation. Thus, if stockholders do not approve the Plan of Liquidation, the Asset Sale will not be completed even if stockholders approve the Asset Sale. Likewise, the effectiveness of the Plan of Liquidation is conditioned upon stockholder approval of the Plan of Liquidation and the closing of the Asset Sale. If the Asset Sale is not approved and does not close, the Plan of Liquidation will not become effective regardless of whether or not it has been approved.

Voting by the Company’s Directors and Executive Officers and Certain Current Beneficial Owners

Currently, there are no formal arrangements between the Company and any of its executive officers, directors or affiliates relating to the manner in which those individuals in their capacity as holders of common stock will vote for any of the proposals at the Annual Meeting. Neither HTI, HTI OP, HTI Holdco, any executive officer of the Company nor any director or executive officer of HTI currently owns shares of common stock. As of the record date, the Company’s directors have the power to vote 7,998 shares of common stock, representing less than 1.0% of the outstanding shares entitled to vote.

At the close of business on the record date, the Advisor, the Company’s directors and their respective affiliates, including AR Global, held and were entitled to vote 16,886 shares of common stock (including unvested restricted shares owned by the Company’s independent directors), collectively representing less than 1.0% of the shares of the Company’s common stock issued and outstanding and entitled to vote on that date. The holders of these shares intend to vote FOR each of the proposals presented at the Annual Meeting in accordance with the recommendations of the Board except that shares of common stock beneficially owned by the Advisor, any director of the Company or any of their respective affiliates, including AR Global, are excluded from the vote with respect to the approval of the Asset Sale.

Abstentions and Broker Non-Votes

Abstentions, if any, will be counted in determining the presence of a quorum. Abstentions are not counted as votes cast and will have the same effect as a vote against approval of the Asset Sale, approval of the Plan of Liquidation and the election of each of the director nominees named in this proxy statement, but will have no effect on ratifying the appointment of KPMG as the Company’s independent registered public accounting firm and the proposal to adjourn the Annual Meeting to a later date or dates.

None of the Company’s common stock is held in “street name” and thus the Company does not anticipate any “broker non-votes” at the Annual Meeting. A “broker non-vote” would only occur if your shares were held in street name by a bank or other nominee and you did not provide that nominee with voting instructions.

Manner of Authorizing Proxy

The Company’s stockholders may submit their votes for or against the proposals submitted at the Annual Meeting in person or by proxy. Stockholders may authorize a proxy in the following ways:

•	Internet. Stockholders may authorize a proxy over the internet by going to the website listed on their proxy card. Once at the website, they should follow the instructions to authorize a proxy.
•	Telephone. Stockholders may authorize a proxy using the toll-free number listed on their proxy card.
•	Mail. Stockholders may authorize a proxy by completing, signing, dating and returning their proxy card in the preaddressed postage-paid envelope provided.

The Company’s stockholders should refer to their proxy cards to see which options are available to them.

The internet and telephone proxy authorization procedures are designed to authenticate stockholders and to allow them to confirm that their instructions have been properly recorded. If you authorize a proxy over the internet or by telephone, then you need not return a written proxy card by mail.

The method by which stockholders authorize a proxy will in no way limit their right to vote at the Annual Meeting if they later decide to attend the meeting and vote in person.

All shares of common stock entitled to vote and represented by properly completed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting as instructed on the proxies. If stockholders of record do not indicate how their shares of common stock should be voted on a proposal, the shares represented by their properly executed proxy will be voted in accordance with the Board’s recommendation on each proposal.

Revocation of Proxies

Stockholders of record may change their vote or revoke their proxy at any time before it is exercised at the Annual Meeting by:

•	submitting notice in writing to the Company’s Secretary at American Realty Capital Healthcare Trust III, Inc., 405 Park Avenue, 4th Floor, New York, New York 10022, that you are revoking your proxy;
•	executing and delivering a later-dated proxy card or authorizing a later-dated proxy by telephone or on the internet; or
•	voting in person at the Annual Meeting.

Attending the Annual Meeting without voting will NOT revoke your proxy.

Tabulation of the Votes

The chairperson of the Annual Meeting will appoint an Inspector of Election for the Annual Meeting to tabulate affirmative and negative votes and abstentions.

Solicitation of Proxies

The Board is soliciting proxies from the Company’s stockholders. The Company will pay the costs associated with the solicitation. Directors, officers and employees of affiliates of the Advisor may solicit proxies on behalf of the Company in person or by telephone, facsimile or other means, for which they will not receive any additional compensation. The Company has engaged Broadridge to assist it in the solicitation of proxies. The Company has agreed to pay Broadridge a fee of approximately $20,000 for proxy solicitation services provided, plus up to approximately $88,000 in reimbursements of certain costs and out of pocket expenses incurred in connection with their services. The Company estimates that the proxy and solicitation costs paid by the Company will be between approximately $0.3 million and $0.4 million. See “The Plan of Liquidation — Range of Liquidating Distributions.” The Company will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold shares of common stock and to request authority for the exercise of proxies by the record holders on behalf of those people, if necessary. In accordance with the regulations of the SEC, the Company will reimburse these brokerage firms, and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of shares of common stock.

Assistance

If you have any questions about the Asset Sale, the Plan of Liquidation, any of the proposals to be voted on at the Annual Meeting, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

American Realty Capital Healthcare Trust III, Inc.
Attention: Investor Relations
405 Park Avenue, 4th Floor
New York, New York 10022
(866) 902-0063
www.thehealthcarereit3.com

You can also contact the proxy solicitor hired by the Company as follows:

Broadridge Investor Communication Solutions, Inc.

For Questions, Stockholders May Call: (855) 973-0094

To Vote Toll Free, Stockholders May Call: (800) 690-6903

PROPOSAL NO. 1: THE ASSET SALE PROPOSAL

The Company is seeking stockholder approval of the Asset Sale. For detailed information regarding this proposal, see the information about the Purchase Agreement and the Asset Sale throughout this proxy statement, including the information set forth in the sections entitled “Special Factors” and “The Purchase Agreement.” A copy of the Purchase Agreement is attached as Annex A to this proxy statement. Under the MGCL and pursuant to the Charter, stockholders are generally not entitled to appraisal rights or to any similar rights of dissenters for their shares of common stock in connection with the Asset Sale.

Closing of the Asset Sale is conditioned on the Company’s stockholders approving both the Asset Sale and the Plan of Liquidation. The Plan of Liquidation is conditioned on the closing of the Asset Sale and will not become effective until the Closing Date. The Asset Sale may only be consummated if stockholders approve the Asset Sale and the Plan of Liquidation.

Approval of the Asset Sale requires the affirmative vote of a majority of the outstanding shares of common stock, excluding shares of common stock beneficially owned by the Advisor, any director of the Company or any of their respective affiliates, including AR Global.

THE BOARD UNANIMOUSLY (WITH MR. WEIL ABSTAINING) RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL NO. 1.

PROPOSAL NO. 2: THE PLAN OF LIQUIDATION PROPOSAL

The Company is seeking stockholder approval of the Plan of Liquidation. The Plan of Liquidation was approved by the Board on June 16, 2017 and becomes effective upon stockholder approval of the Plan of Liquidation and the Closing Date. By approving the Plan of Liquidation, stockholders will be approving the liquidation and dissolution of the Company as well as granting the Board the authority to transfer and assign the Company’s assets to a liquidating trust and appoint trustees of the liquidating trust, among other things, if deemed necessary by the Board.

For detailed information regarding this proposal, see the information about the Plan of Liquidation throughout this proxy statement, including the information set forth in the sections entitled “Special Factors” and “The Plan of Liquidation.” A copy of the Plan of Liquidation is attached as Annex B to this proxy statement. Under the MGCL and pursuant to the Charter, stockholders are generally not entitled to appraisal rights or to any similar rights of dissenters for their shares of common stock in connection with the Plan of Liquidation.

The closing of the Asset Sale is conditioned upon stockholder approval of both the Asset Sale and the Plan of Liquidation. Thus, if stockholders do not approve the Plan of Liquidation, the Asset Sale will not be completed even if stockholders approve the Asset Sale. Likewise, the effectiveness of the Plan of Liquidation is conditioned upon stockholder approval of the Plan of Liquidation and the closing of the Asset Sale. If the Asset Sale is not approved and does not close, the Plan of Liquidation will not become effective regardless of whether or not it has been approved.

Approval of the Plan of Liquidation requires the affirmative vote of a majority of the outstanding shares of common stock.

THE BOARD UNANIMOUSLY (WITH MR. WEIL ABSTAINING) RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL NO. 2.

PROPOSAL NO. 3: ELECTION OF DIRECTORS

Each director serves for one year, until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualified. The Company’s bylaws provide that the number of directors may be fixed by a resolution of the entire Board; provided, however, that the number of directors may never be less than three nor greater than ten. Pursuant to the Company’s bylaws, a majority of the Company’s directors must be independent (except during certain specific periods set forth in the Charter and the Company’s bylaws). The number of directors on the Board of Directors is currently fixed at three, of which two are independent directors. The Board is responsible for monitoring, overseeing and supervising the performance of the Company’s day-to-day operations and the Advisor. The Advisor is controlled by the Sponsor, which is wholly owned by AR Global. Directors are elected annually by the Company’s stockholders.

The Board of Directors has proposed the following nominees for election as a director, each to serve for one year, until the Company’s 2018 annual meeting of stockholders and until his or her successor is duly elected and qualified: Edward M. Weil, Jr., P. Sue Perrotty and B.J. Penn. Each nominee currently serves as a director of the Company. If the Plan of Liquidation is approved and becomes effective, following the liquidation and dissolution of the Company, the Company will no longer have a board or directors and all of the Company’s then current directors will cease serving in that capacity, regardless of the timing of the expiration of their respective terms.

The proxy holder named on the proxy card intends to vote “FOR” the election of each of the three nominees. If you do not wish your shares to be voted for any particular nominee, please identify the exception(s) in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the internet, follow the instructions provided when you authorize a proxy. The holders of a majority of the outstanding shares of common stock, present in person or by proxy at a meeting at which a quorum is present may vote to elect each director.

The Company knows of no reason why any nominee will be unable to serve if elected. If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this proxy statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
Edward M. Weil, Jr.	50	Executive Chairman
P. Sue Perrotty	64	Independent Director, Audit Committee Chair and Conflicts Committee Chair
B.J. Penn	79	Independent Director

Business Experience of Nominees

Edward M. Weil, Jr.

Edward M. Weil, Jr. has served as executive chairman of the Board since November 2015, and previously served as an executive officer of the Company, the Advisor and the Property Manager from their respective formations in April 2014 until November 2014. Mr. Weil has also been chief executive officer of AR Global since January 2016 and has a non-controlling interest in the parent of AR Global. Mr. Weil has served as executive chairman of American Realty Capital New York City REIT, Inc. (“NYCR”) since November 2015 and as chief executive officer, president and secretary of NYCR, the NYCR advisor and the NYCR property manager since March 2017. Mr. Weil has served as chairman of the board of directors of American Finance Trust, Inc. (“AFIN”) and as chief executive officer and president of AFIN, the AFIN advisor and the AFIN property manager since November 2015. Mr. Weil also previously served as an executive officer of AFIN, the AFIN advisor and the AFIN property manager from their formation in January 2013 until November 2014, and served as a director of AFIN from January 2013 to September 2014.

Mr. Weil has served as a director of GNL since January 2017, and previously served as an executive officer of GNL, the GNL advisor and the GNL property manager from their respective formations in July 2011, July 2011 and January 2012, until October 2014, and previously served as a director of GNL from May 2012 until September 2014. Mr. Weil has served as a director of HTI since October 2016, and previously served as an executive officer of HTI, the HTI Advisor and the HTI Property Manager from their formation in October 2012 until November 2014.

Mr. Weil previously served as executive chairman of American Realty Capital Global Trust II, Inc. (“Global II”) from November 2015 until the close of Global II’s merger with GNL in December 2016, and previously served as an executive officer of Global II, the Global II advisor and the Global II property manager from their respective formations in April 2014 until October 2014. Mr. Weil previously served as a director of Business Development Corporation of America (“BDCA”), an entity which was previously advised by an affiliate of AR Global, from December 2015 until November 2016, when BDCA’s external advisor was acquired by Benefit Street Partners, L.L.C. Mr. Weil previously served as chief executive officer, president and chairman of American Realty Capital — Retail Centers of America, Inc. (“RCA”) and the RCA advisor from December 2015 until the close of RCA’s merger with AFIN in February 2017, and previously served as an executive officer of RCA and the RCA advisor from their formation in July 2010 and May 2010, respectively, until November 2014. Mr. Weil previously served as a trustee of American Real Estate Income Fund from May 2012 until its liquidation in August 2016. Mr. Weil previously served as a trustee of Realty Capital Income Funds Trust, a family of mutual funds advised by an affiliate of AR Global, from April 2013 until its dissolution in January 2017.

Mr. Weil served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil served as an executive officer of NYRT, the NYRT property manager and the NYRT advisor from their formation in October 2009 until November 2014. Mr. Weil served as an executive officer of American Realty Capital Healthcare Trust, Inc. (“HT”), the HT advisor and the HT property manager from their formation in August 2010 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Weil served as a director of American Realty Capital Trust III, Inc. (“ARCT III”) beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with VEREIT, Inc., formerly known as American Realty Capital Properties, Inc. (“VEREIT”) in February 2013. Mr. Weil served as a director of VEREIT from March 2012 until June 2014. Mr. Weil also served as an executive officer of VEREIT from its formation in December 2010 until February 2013. Mr. Weil served as an executive officer of American Realty Capital Daily Net Asset Value Trust, Inc. (“DNAV”), the DNAV advisor and the DNAV property manager from their formation in September 2010 until November 2014, as a director of DNAV from September 2010 until August 2014, and again as an executive officer of DNAV from November 2015 until its dissolution and liquidation in April 2016. Mr. Weil served as an executive officer of American Realty Capital Trust IV, Inc. (“ARCT IV”), the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 and as a director of ARCT IV from January 2014, in each case until the close of ARCT IV’s merger with VEREIT in January 2014. Mr. Weil served as an executive officer of Realty Finance Trust, Inc. (now known as Benefit Street Partners Realty Trust, Inc.) (“RFT”) and the RFT advisor from November 2012 until January 2013. Mr. Weil served as an executive officer of the Phillips Edison Grocery Center REIT II, Inc. advisor from July 2013 until October 2014. Mr. Weil served as a member of the board of directors of the sub-property manager of American Realty Capital Hospitality Trust, Inc. (now known as Hospitality Investors Trust, Inc., “HOST”) from August 2013 until November 2014. Mr. Weil served as chief executive officer and president of the general partner of American Energy Capital Partners — Energy Recovery Program, LP from its formation in October 2013 until November 2014. Mr. Weil previously served as chairman of Realty Capital Securities, LLC (“RCS”) from September 2013 until November 2015, and was the interim chief executive officer of RCS from May 2014 until September 2014 and the chief executive officer of RCS from December 2010 until September 2013. Mr. Weil served as a director of RCAP, the parent company of RCS, from February 2013 until December 2015 and served as an executive officer of RCAP from February 2013 until November 2015, including chief executive officer from September 2014 until November 2015. RCAP filed for Chapter 11 bankruptcy in January 2016. In May 2016, RCAP and its affiliated debtors emerged from bankruptcy under the new name, Aretec Group, Inc. Mr. Weil previously served as an executive officer of

American Realty Capital — Retail Centers of America II, Inc. (“RCA II”) and the RCA II advisor from April 2014 until November 2014. Mr. Weil served on the board of trustees of United Development Funding Income Fund V until October 2014.

Mr. Weil was formerly the senior vice president of sales and leasing for American Financial Realty Trust (“AFRT”) from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses. Mr. Weil is a citizen of the United States.

The Company believes that Mr. Weil’s experience as a director or executive officer of the companies described above makes him a valuable and well qualified member of the Board of Directors.

P. Sue Perrotty

P. Sue Perrotty has served as an independent director of the Company since August 2014. Ms. Perrotty has served as non-executive chair and independent director of GNL since March 2015. Ms. Perrotty has served as an independent director of NYRT since September 2014, including as chair of NYRT’s audit committee since December 2014. Ms. Perrotty has served as an independent director of Axar Capital Acquisition Corp. since October 2014.

Ms. Perrotty served as an independent director of HT from November 2013 until the close of HT’s merger with Ventas, Inc. in January 2015. Ms. Perrotty also served as an independent director of DNAV from August 2013 until August 2014 and as an independent director of HOST from September 2013 until September 2014. Ms. Perrotty has served as president and chief executive officer of AFM Financial Services in Cranford, New Jersey since April 2011. Ms. Perrotty also has been an investor and advisor to several small businesses and entrepreneurs in varying stages of development since August 2008. Ms. Perrotty served in the administration of Governor Edward G. Rendell as chief of staff to First Lady, Judge Marjorie Rendell from November 2002 through August 2008. Ms. Perrotty held the position of executive vice president and head of Global Operations for First Union Corp. as a member of the Office of the Chairman from January 2001 to January 2002. Prior to that time, Ms. Perrotty was Banking Group head for the Pennsylvania and Delaware Banking Operations of First Union from November 1998 until January 2001. Ms. Perrotty joined First Union through the merger with CoreStates Bank where she served as executive vice president and head of IT and Operations from April 1996 until November 1998. Ms. Perrotty also served as senior executive vice president and head of all Consumer Businesses including Retail Banking, Mortgage Banking, Product Development and Marketing as well as strategic customer information and delivery system development. Ms. Perrotty was a member of the chairman’s staff in each of the companies she served. Ms. Perrotty serves on several boards including the Board of Trustees of Albright College, where she is currently chair of the Finance Committee and member of the Investment and Property subcommittees. Ms. Perrotty also serves as vice chair of the Berks County Community Foundation and as development chair for the Girls Scouts of Eastern PA Board. Ms. Perrotty has received several awards for community leadership and professional accomplishments including the PA 50 Best Women in Business, the Franciscan Award from Alvernia University, the Albright College Distinguished Alumni Award, the Women of Distinction Award from the March of Dimes, Taking the Lead Award from the Girl Scouts of Eastern PA and the 2006 Champion of Youth Award from Olivet Boys & Girls Club. Ms. Perrotty is a graduate of Albright College with a Bachelor of Science degree in Economics and was also awarded an Honorary Doctor of Laws degree from Albright College in 2010. Ms. Perrotty is a citizen of the United States.

The Company believes that Ms. Perrotty’s experience as a director or executive officer of the companies described above, her prior business experience and her leadership qualities make her a valuable and well qualified member of the Board of Directors.

B.J. Penn

B.J. Penn has served as an independent director of the Company since August 2014. Mr. Penn was elected independent director of RCA II in August 2014. In January 2016, RCA II’s stockholders approved the fund’s dissolution and liquidation. In February 2015, Mr. Penn was elected independent director of American Realty Capital New York City REIT II, Inc. (“NYCR II”). In December 2015, NYCR II’s stockholders approved the fund’s dissolution and liquidation. Mr. Penn has served as president of Penn Construction Group, Inc., a company that provides consulting services in the areas of program infrastructure and management, since January 2010, and has served as president and chief executive officer of Genesis IV, LLC, a company that provides consulting services in the areas of engineering, design and construction, since October 2009. Mr. Penn served as Assistant Secretary (Installations and Environment) of the United States Navy from April 2005 to September 2009, and also served as Acting Secretary of the Navy from March to May 2009. As Assistant Secretary (Installations and Environment) of the Navy, Mr. Penn was responsible for managing Navy and Marine Corps real property, housing and other facilities totaling 72,500 buildings and 4,484,000 acres with a plant replacement value of $215 billion. Prior to becoming the Assistant Secretary (Installations and Environment) of the Navy, Mr. Penn was the Director of Industrial Base Assessments for the Navy from October 2001 to March 2005. Mr. Penn earned a Masters of Science from the George Washington University and a Bachelor of Science from Purdue University. Mr. Penn is a citizen of the United States.

The Company believes that Mr. Penn’s experience as a director or executive officer of the companies described above, his experience in various leadership positions in the Navy and his experience managing thousands of buildings and millions of acres of real estate make him a valuable and well qualified member of the Board of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES IN PROPOSAL NO. 3.

CORPORATE GOVERNANCE

Information About the Board of Directors and its Committees

The Board of Directors is responsible for the management, oversight, supervision and control of the Company’s business and operations. The Company’s current executive officers are employees of affiliates of the Advisor. The Company has no employees and has retained the Advisor to manage its day-to-day operations. The Advisor is under common control with AR Global. Mr. Edward M. Weil, Jr., the Company’s executive chairman, is the chief executive officer of and has a non-controlling interest in the parent of AR Global.

The Board of Directors held a total of 11 meetings and took action by written consent on six occasions during the year ended December 31, 2016. All directors and nominees attended at least 95% of the total number of meetings while they were a member of the Board of Directors. All of the directors attended the 2016 annual stockholders’ meeting. The Company encourages all directors and director nominees to attend its annual meetings of stockholders.

The Board of Directors has approved and organized an audit committee and a conflicts committee. The Company does not currently have a compensation committee or a nominating and corporate governance committee. The Board of Directors carries out the responsibilities typically associated with compensation committees and nominating and corporate governance committees.

Leadership Structure of the Board of Directors

Edward M. Weil, Jr. currently serves as the executive chairman of the Board of Directors and W. Todd Jensen serves as the Company’s interim chief executive officer. As interim chief executive officer of the Company and the Advisor, Mr. Jensen is responsible for the Company’s operations and business strategy. The Board of Directors believes that its leadership structure, which separates the executive chairman and chief executive officer roles, is appropriate at this time in light of the inherent difference between the two roles. This division of authority and responsibilities also allows the chief executive officer to focus his time on running the Company’s daily operations and the executive chairman to focus his time on organizing the work of the Board of Directors and presiding over meetings of the Board of Directors. The Board of Directors may modify this structure to best address the Company’s circumstances for the benefit of its stockholders when appropriate.

The Board of Directors has not appointed a lead independent director at this time. The Board of Directors believes that the current structure is appropriate, as the Company has no employees and is externally managed by its Advisor, whereby all operations are conducted by the Advisor or its affiliates. Additionally, as members of the Board of Directors are elected annually, the Board of Directors believes that its existing corporate governance practices ensure appropriate management accountability to the Company’s stockholders.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board of Directors is actively involved in overseeing risk management for the Company through its approval of all property acquisitions and incurrence and assumption of debt and its oversight of the Company’s executive officers and the Advisor. The conflicts committee (or, in certain circumstances, the Special Committee, which is also comprised solely of independent directors) reviews and approves all transactions with parties affiliated with the Advisor or AR Global and resolves other conflicts of interest between the Company and its subsidiaries, on the one hand, and any director, the Advisor or AR Global or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The audit committee is comprised of Ms. Perrotty and Mr. Penn, each of whom is “independent” within the meaning of the applicable (1) provisions set forth in the Charter and (2) requirements set forth in the Exchange Act and the applicable SEC rules, as well as the listing standards of the NASDAQ Stock Market (“NASDAQ”), applicable to audit committee members. Ms. Perrotty is the chair of the audit committee.

During the year ended December 31, 2016, the audit committee held six meetings and did not take any action by written consent. During this period, members of the audit committee attended all of the meetings of the audit committee while they were members of the audit committee. The charter of the audit committee is available to any stockholder who sends a request to American Realty Capital Healthcare Trust III, Inc., 405 Park Avenue, 4th Floor, New York, New York 10022 and is also available on the Company’s website, www.thehealthcarereit3.com by clicking on “Investor Relations — Corporate Governance — Audit Committee Charter.” The Board of Directors has determined that Ms. Perrotty is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.

The audit committee, in performing its duties, monitors:

•	the Company’s financial reporting process;
•	the integrity of the Company’s financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of the Company’s independent registered public accounting firm and internal auditors, as applicable; and
•	the performance of the Company’s independent registered public accounting firm and internal auditors, as applicable.

The audit committee’s report on the Company’s financial statements for the year ended December 31, 2016 is discussed below under the heading “Audit Committee Report.”

Oversight of Compensation

The Company does not have any employees and compensation of directors is set by the Board of Directors, including a majority of the independent directors. In carrying out these responsibilities, the Board of Directors may delegate any or all of its responsibilities to a subcommittee to the extent consistent with the Charter, the bylaws and any other applicable laws, rules and regulations. However, the Board of Directors does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate compensation committee at this time.

Oversight of Nominations and Corporate Governance

The Company does not have a standing nominating and corporate governance committee. The Board of Directors believes that because of the size and composition of the Board of Directors, it is more efficient and cost effective for the Board of Directors, including a majority of the independent directors, to perform the duties of a nominating and corporate governance committee. The entire Board of Directors, including the independent directors, is responsible for (1) identifying qualified individuals to become directors of the Company, (2) recommending director candidates to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting, (3) recommending committee assignments, (4) periodically assessing the performance of the Board of Directors and (5) reviewing and recommending appropriate corporate governance policies and procedures for the Company, including developing and recommending a code of business conduct and ethics for the Company’s executive officers and senior financial officers.

The Board of Directors believes that diversity is an important attribute of the members who comprise the Board of Directors and that the members of the Board should represent an array of backgrounds and experiences. In making its determinations, the Board of Directors reviews the appropriate experience, skills and characteristics required of directors in the context of the Company’s business. This review includes, in the context of the perceived needs of the Board of Directors at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. This review also includes the candidate’s ability to attend regular Board of Directors meetings and to devote a sufficient amount of time and effort in preparation for the meetings. The Board of Directors also gives consideration to the Board of Directors having a diverse and appropriate mix of backgrounds and skills and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand the Company’s business operations and objectives.

The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s bylaws. See “Stockholder Proposals” for additional information regarding stockholder nominations of director candidates.

Conflicts Committee

The conflicts committee is comprised of Ms. Perrotty and Mr. Penn, each of whom is “independent” within the meaning of the applicable (1) provisions set forth in the Charter and (2) requirements set forth in the Exchange Act and the applicable SEC rules. During the year ended December 31, 2016, the conflicts committee held one meeting and did not take any action by written consent. Ms. Perrotty currently serves as chair of the conflicts committee. During this period, members of the conflicts committee attended all of the meetings of the conflicts committee while they were members of the conflicts committee. The charter of the conflicts committee is available to any stockholder who sends a request to American Realty Capital Healthcare Trust III, Inc., 405 Park Avenue, 4th Floor, New York, New York 10022. The conflicts committee charter is also available on the Company’s website, www.thehealthcarereit3.com by clicking on “Investor Relations — Corporate Governance — Conflicts Committee Charter.”

For those actions and transactions brought to the attention of the conflicts committee in which the Company, on the one hand, and any of AR Global, the Advisor, a director, an officer or any affiliate thereof, on the over hand, are involved, the conflicts committee has the authority to:

•	review and evaluate the terms and conditions, and to determine the advisability of the transaction and conflict of interest situations between us and any other party;
•	negotiate the terms and conditions of the transaction, and, if the conflicts committee deems appropriate, but subject to the limitations of applicable law, to approve the execution and delivery of documents in connection with the transaction on the Company’s behalf;
•	determine whether the transaction is fair to, and in the Company’s best interest and the best interest of the Company’s stockholders; and
•	recommend to the Board of Directors what action, if any should be taken by the Board of Directors with respect to the transaction pursuant to the Charter.

The conflicts committee has determined that all the transactions and relationships with the Advisor, AR Global and their respective affiliates during the year ended December 31, 2016 were fair and were approved in accordance with the applicable Company policies. In order to reduce or eliminate certain potential conflicts of interest, the Charter contains a number of restrictions related to transactions with AR Global, the Advisor, any of the Company’s directors, any of the Company’s officers, any of their respective affiliates or certain of the Company’s stockholders. With respect to the Purchase Agreement and certain related transactions involving the Advisor, AR Global and their respective affiliates, the Special Committee (which, like the conflicts committee, is comprised of Ms. Perrotty and Mr. Penn) reviewed, approved and made certain required determinations in accordance with the applicable Company policies and the Charter. See “Certain Relationships and Related Transactions.”

Director Independence

Under the Charter, a majority of the members of the Board of Directors must be “independent” except for a period of up to 60 days after the death, resignation or removal of an independent director and pending the election of his or her successor. An “independent director” is defined under the Charter as one who is not associated and has not been associated within the last two years, directly or indirectly, with AR Global or the Advisor. A director is deemed to be associated with AR Global or the Advisor if he or she: (a) owns an interest in AR Global, the Advisor or any of their affiliates; (b) is employed by AR Global, the Advisor or any of their affiliates; (c) is an officer or director of AR Global, the Advisor or any of their affiliates; (d) performs services, other than as a director, for the Company; (e) is a director or trustee for more than three REITs organized by AR Global or advised by the Advisor; or (f) has any material business or professional relationship with AR Global, the Advisor or any of their affiliates. A business or professional relationship is considered material per se if the gross revenue derived by the director from AR Global, the Advisor and their respective affiliates exceeds 5% of the director’s (i) annual gross revenue, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law, is or has been associated with AR Global, the Advisor, any of their affiliates or the Company.

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth above and in the listing standards of NASDAQ even though shares of common stock are not listed on NASDAQ. Based upon information provided by each nominee, the Board of Directors has affirmatively determined that Ms. Perrotty and Mr. Penn are independent and do not have any material relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of NASDAQ’s director independence standards and audit committee independence standards, as currently in effect. The Board of Directors has determined that each of the independent directors satisfies the elements of independence set forth above and in the listing standards of NASDAQ and under the Charter.

Family Relationships

There are no familial relationships between any of the Company’s directors and executive officers.

Communications with the Board of Directors

Any interested parties (including the Company’s stockholders) may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of American Realty Capital Healthcare Trust III, Inc., 405 Park Avenue, 4th Floor, New York, New York 10022, Attention: Katie P. Kurtz, Secretary. The Secretary will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website, www.thehealthcarereit3.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the shares of common stock to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by it with respect to the year ended December 31, 2016, all reports were filed on a timely basis.

Code of Ethics

The Board of Directors adopted a Code of Ethics effective as of August 20, 2014 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

The Code of Ethics is available on the Company’s website, www.thehealthcarereit3.com by clicking on “Investor Relations — Corporate Governance — Code of Ethics.” You may also obtain a copy of the Code of Ethics by writing to the Company’s secretary at: American Realty Capital Healthcare Trust III, Inc., 405 Park Avenue, 4th Floor, New York, New York 10022, Attention: Katie P. Kurtz. A waiver of the Code of Ethics for the interim chief executive officer, chief financial officer, chief accounting officer or controller may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law. If the Company makes any substantive amendments to the Code of Ethics or grants any waiver, including any implicit waiver, from a provision of the Code of Ethics to the chief executive officer, chief financial officer, chief accounting officer or controller or persons performing similar functions, the Company will disclose the nature of the amendment or waiver on the Company’s website or in a report on Form 8-K. A waiver of the Code of Ethics for all other employees may be made only by the Company’s interim chief executive officer, chief operating officer or general counsel and shall be discussed with the Board of Directors or a committee of the Board of Directors as appropriate.

Compensation of Executive Officers

The Company has no employees. The Advisor performs the Company’s day-to-day management functions. The Company’s executive officers, Mr. W. Todd Jensen and Ms. Katie P. Kurtz, are both employees of affiliates of the Advisor. The Company neither compensates its executive officers, nor does the Company reimburse either the Advisor or the Property Manager for any compensation paid to individuals who also serve as the Company’s executive officers, or the executive officers of the Advisor, the Property Manager or any of their respective affiliates. As a result, the Company does not have, and the Board of Directors has not considered, a compensation policy or program for executive officers and has not included in this proxy statement a “Compensation Discussion and Analysis,” a report with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. See “Certain Relationships and Related Transactions” for a discussion of fees and expense reimbursements payable to the Advisor and its affiliates, including the Property Manager.

Executive Officers

The following table presents certain information as of the date of this proxy statement concerning each of the Company’s executive officers serving in such capacity:

Name	Age	Position(s)
W. Todd Jensen	51	Interim Chief Executive Officer and President
Katie P. Kurtz	37	Chief Financial Officer, Secretary and Treasurer

W. Todd Jensen

W. Todd Jensen has served as interim chief executive officer of the Company, the Advisor and the Property Manager since March 2016 and as president of the Company, the Advisor and the Property Manager since December 2015. He has also served as chief investment officer of the Advisor since its formation in April 2014. Previously, from April 2014 until December 2015, Mr. Jensen served as chief investment officer of the Company and as executive vice president of the Company, the Advisor and the Property Manager. Mr. Jensen has also served as chief executive officer of HTI, the HTI Advisor and the HTI Property Manager since August 2017 and as president of HTI, the HTI Advisor and the HTI Property Manager since December 2015. Previously, from March 2016 to August 2017, Mr. Jensen served as interim chief executive officer of HTI, the HTI Advisor and the HTI Property Manager. He has also served as chief investment officer of the HTI Advisor since its formation in October 2012. Previously, from October 2012 until December 2015, Mr. Jensen served as chief investment officer of HTI and as executive vice president of HTI, the HTI Advisor and the HTI Property Manager. Mr. Jensen also previously served as the executive vice president and chief investment officer of HT, the HT advisor and the HT property manager from February 2011 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Jensen has almost 25 years of experience in the financing and development of commercial real estate, with more than 20 of those years focused exclusively on the development, leasing and capitalization of healthcare-related real estate. Mr. Jensen worked for The DASCO Companies, as a consultant from December 2008 to January 2009 and as senior vice president from January 2009 to February 2011, focusing on helping to grow its healthcare-related real estate development business. From August 2003 to September 2008, Mr. Jensen served as senior vice president for Lauth Property Group and started, grew and managed its Healthcare Group. Mr. Jensen received a B.A. in Economics and Mathematics from Kalamazoo College and an MBA from University of Pennsylvania’s Wharton School. Mr. Jensen is a citizen of the United States.

Katie P. Kurtz

Katie P. Kurtz has served as the chief financial officer, treasurer and secretary of the Company, the Advisor and the Property Manager since December 2015. Ms. Kurtz has served as the chief financial officer, treasurer and secretary of HTI, the HTI Advisor and the HTI Property Manager since December 2015. Ms. Kurtz previously served as the chief financial officer, treasurer and secretary of RCA and the RCA advisor from November 2015 until the close of RCA’s merger with AFIN in February 2017. She previously served as chief financial officer, treasurer and secretary of Business Development Corporation of America II from August 2014 until December 2015, as chief financial officer and treasurer of Crossroads Capital, Inc.

(f/k/a BDCA Venture, Inc.) from October 2014 until December 2015 and as chief accounting officer for BDCA from December 2013 until December 2015.

Prior to joining AR Global in July 2013, Ms. Kurtz was employed as vice president by The Carlyle Group (“Carlyle”), where she served as chief accounting officer for Carlyle GMS Finance, Inc., Carlyle’s business development company. From 2010 to 2012, Ms. Kurtz served as director of finance and controller for New Mountain Finance Corporation (“New Mountain”), an exchange-traded business development company. Prior to New Mountain, Ms. Kurtz served as controller at Solar Capital Ltd, an exchange-traded business development company, and in various accounting and financial reporting roles at GFI Group, Inc. Ms. Kurtz began her career at PricewaterhouseCoopers, LLP. Ms. Kurtz is a certified public accountant in New York State, holds a B.S. in Accountancy and a B.A. in German from Wake Forest University and a Master of Science in Accountancy from Wake Forest University. Ms. Kurtz is a citizen of the United States.

Compensation of Directors

The Company pays each of the independent directors the fees described below. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of the Board of Directors. If a director also is an employee of the Company or an employee of the Advisor or any of its affiliates, the Company does not pay compensation for services rendered as a director.

The Company pays the independent directors a yearly retainer of $30,000 and an additional yearly retainer of $55,000 for the lead independent director (should the Company appoint a lead independent director); $2,000 for all meetings personally attended by the directors ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting. If there is a Board of Directors meeting and one or more committee meetings in one day, the director’s fees cannot exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). The Company may issue shares of common stock in lieu of cash to pay fees earned by the directors, at each director’s election. The shares issued are not subject to vesting provisions because these payments, in lieu of cash, are related to fees earned for services performed.

Pursuant to the RSP, each independent director receives an automatic grant of 1,333 restricted shares on the date of each annual stockholders’ meeting. Each independent director is also granted 1,333 restricted shares on the date of initial election to the Board of Directors. The restricted shares vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum, provided that restricted shares vest immediately upon the occurrence of certain events, including the consummation of the sale or disposition of substantially all of the Company’s assets, which would occur if the Asset Sale is consummated.

The Company also pays each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the Company, in the following amounts:

•	$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
•	$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

In either of the above cases, the Company reimburses, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

In February 2016, the Board established the Special Committee consisting of Ms. Perrotty and Mr. Penn to evaluate and review two unsolicited letters received from HTI and another non-traded REIT which is sponsored and advised by affiliates of AR Global, who were interested in entering into a potential strategic transaction with the Company. The independent directors of the Special Committee are paid according to the same fee structure set forth above as members of any other committee of the Board.

The following table sets forth information regarding compensation of the Company’s directors during the year ended December 31, 2016:

Name	Fees Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total Compensation ($)
P. Sue Perrotty	116,250	(3)	30,000	(5)	—	—	—	4,970	151,220
B.J. Penn	114,250	(4)	30,000	(6)	—	—	—	4,970	149,220
Edward M. Weil, Jr.	—		—		—	—	—	—	—

(1)	Value of restricted shares granted during the year ended December 31, 2016 calculated based on $22.50 per share which was equal to the proceeds, net of selling commissions and dealer manager fees and before expenses, to the Company of a share of Common Stock sold in the IPO. Awards vest annually over a five-year period in equal installments, provided that restricted shares vest immediately upon the occurrence of certain events, including the consummation of the sale or disposition of substantially all of the Company’s assets.
(2)	The amount reported as “All Other Compensation” represents the value of distributions received during the year ended December 31, 2016 with respect to restricted shares granted during the year ended December 31, 2016.
(3)	Ms. Perrotty earned fees in the amount of $111,750 for services as a director during the year ended December 31, 2016. The payment of $116,250 includes $95,000 and $21,250 for services rendered during the years ended December 31, 2016 and 2015, respectively.
(4)	Mr. Penn earned fees in the amount of $109,250 for services as a director during the year ended December 31, 2016. The payment of $114,250 includes $93,000 and $21,250 for services rendered during the years ended December 31, 2016 and 2015, respectively.
(5)	Represents 1,333 restricted shares granted on July 28, 2016. As of December 31, 2016, Ms. Perrotty held 3,199 unvested restricted shares.
(6)	Represents 1,333 restricted shares granted on July 28, 2016. As of December 31, 2016, Mr. Penn held 3,199 unvested restricted shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of the record date, in each case including shares of common stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of common stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s named executive officers and directors;
•	all of the Company’s executive officers and directors as a group; and
•	HTI, HTI OP, HTI Holdco and their executive officers and directors.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Class
B.J. Penn	3,999	(2)		*
P. Sue Perrotty	3,999	(3)		*
Edward M. Weil, Jr.(4)	—	(5)	—
W. Todd Jensen(6)	—		—
Katie P. Kurtz(6)	—		—
All directors and executive officers of the Company as a group (five persons)	7,998			*
Healthcare Trust, Inc.	—		—
Healthcare Trust Operating Partnership, L.P.	—		—
ARHC TRS Holdco II, LLC	—		—
Lee M. Elman(7)	—		—
Leslie D. Michelson(7)	—		—
Edward G. Rendell(7)	—		—
Elizabeth K. Tuppeny(7)	—		—

*	Less than 1%.
(1)	The business address of each individual or entity listed in the table is 405 Park Avenue, 4th Floor, New York, New York 10022. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the shares listed.
(2)	Includes 2,399 unvested restricted shares issued to Mr. Penn for which he has voting but not investment power, including (i) 533 unvested restricted shares granted on August 20, 2014; (ii) 800 unvested restricted shares granted on July 13, 2015; and (iii) 1,066 unvested restricted shares granted on July 28, 2016, all of which vest annually over a five-year period in equal installments, provided that restricted shares vest immediately upon the occurrence of certain events, including the consummation of the sale or disposition of substantially all of the Company’s assets, which would occur if the Asset Sale is consummated.
(3)	Includes 2,399 unvested restricted shares issued to Ms. Perrotty for which she has voting but not investment power, including (i) 533 unvested restricted shares granted on August 20, 2014; (ii) 800 unvested restricted shares granted on July 13, 2015; and (iii) 1,066 unvested restricted shares granted on July 28, 2016, all of which vest annually over a five-year period in equal installments, provided that restricted shares vest immediately upon the occurrence of certain events, including the consummation of the sale or disposition of substantially all of the Company’s assets, which would occur if the Asset Sale is consummated.
(4)	Mr. Weil is the executive chairman of the Board of Directors and is also a member of the HTI Board.

(5)	Mr. Weil is the chief executive officer of AR Global and also has a non-controlling interest in the parent of AR Global, Mr. Weil does not have direct or indirect voting or investment power over any shares that AR Global may own and Mr. Weil disclaims beneficial ownership of such shares. Accordingly, the shares included as beneficially owned by Mr. Weil do not include the 8,888 shares of common stock or the 90 shares of common stock that may be issuable in exchange for OP Units that are directly or indirectly beneficially owned by AR Global.
(6)	The executive officers of the Company, W. Todd Jenson and Katie P. Kurtz, are also the executive officers of HTI.
(7)	Member of the HTI Board.

THE COMPANY

Business Overview

We were incorporated on April 24, 2014 as a Maryland corporation that elected and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2015. We were formed to primarily acquire a diversified portfolio of healthcare-related assets, including MOBs, seniors housing communities and other healthcare-related facilities for investment purposes.

We purchased our first property and began real estate operations in March 2015. As of June 30, 2017, we owned 19 properties consisting of 0.5 million rentable square feet.

On August 20, 2014, we commenced our IPO on a “reasonable best efforts” basis of up to 125.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, for total gross proceeds of up to $3.1 billion, plus up to 26.3 million shares of common stock available pursuant to the DRIP. On November 15, 2015, we announced the suspension of our IPO, effective December 31, 2015, and in August 2016, the IPO lapsed in accordance with its terms, having raised significantly less capital than expected. As of June 30, 2017, we had received total proceeds from the IPO and the DRIP, net of share repurchases, of $171.1 million.

Beginning in late January 2016, our Board began receiving inquiries from potential bidders regarding possible strategic transactions. In order to review, examine and consider the range of strategic alternatives available to us, our Board initiated a strategic review process. As part of the strategic review process, our Board established the Special Committee, consisting solely of independent directors on our Board, to evaluate and negotiate the various strategic alternatives. In connection with the strategic review, the Special Committee engaged SunTrust Robinson Humphrey as financial advisor and retained Shapiro Sher as special legal counsel.

During the subsequent strategic review process, the Special Committee and its advisors contacted 23 potential partners and entered into 20 nondisclosure agreements. On June 16, 2017, we entered into the Purchase Agreement to sell substantially all of our assets to HTI for the Purchase Price. The Purchase Price is subject to customary prorations and closing adjustments in accordance with the terms of the Purchase Agreement, which are estimated to be $0.8 million payable to HTI assuming the Asset Sale closes on November 30, 2017, and will be payable on the Closing Date less $4.9 million, the principal amount of the Philip Center Loan, which will be assumed by HTI or repaid by us, and associated costs. HTI will deposit the Escrow Amount into an escrow account for our benefit on the Closing Date, and this amount, less any amounts paid or reserved for pending or unsatisfied indemnification claims of HTI made pursuant to the Purchase Agreement, will be released in installments thereafter over a period of 14 months following the Closing Date.

In connection with its approval of the Purchase Agreement, the Board also approved the Plan of Liquidation, which is subject to stockholder approval. The Plan of Liquidation will not become effective unless the Asset Sale closes.

We believe that the net cash proceeds generated by the Asset Sale will be sufficient to pay our expenses, including the expenses of liquidating, and to satisfy our liabilities and obligations. After paying or providing for these amounts, we estimate the net cash proceeds available for distribution pursuant to the Plan of Liquidation to our stockholders will aggregate $17.67 to $17.81 per outstanding share of common stock. Based on the Liquidation Analysis and subject to review and approval by the Board and the closing of the Asset Sale, the Company anticipates paying an initial liquidating distribution of $15.75 per outstanding share of common stock within two weeks following the closing of the Asset Sale. This estimate of an initial liquidating distribution is based on certain assumptions, including that the Company retains the Escrow Amount and a certain amount of cash on hand for unknown and outstanding liabilities and expenses. These estimates are based on certain assumptions and there can be no guarantee as to the exact amount that you will receive. During the course of liquidating and dissolving, we may incur unanticipated expenses and liabilities all of which are likely to reduce the cash available for distribution to you.

See “The Plan of Liquidation.”

Prior to entering into the Purchase Agreement, our principal investments objectives were:

•	to acquire a diversified portfolio of healthcare-related assets including MOBs, seniors housing communities and other healthcare-related facilities that generate sustainable growth in cash flow from operations to pay monthly cash distributions;
•	to preserve, protect and return our investors’ capital contributions;
•	to realize growth in the value of our investments upon our ultimate sale of such investments; and
•	to be prudent, patient and deliberate, taking into account current real estate markets.

Healthcare-related facilities include MOBs and outpatient facilities, seniors housing communities, such as assisted and independent living and memory care facilities, as well as hospitals, inpatient rehabilitation hospitals, long-term acute care centers, surgery centers, skilled nursing facilities, specialty medical and diagnostic facilities, research laboratories, and pharmaceutical buildings.

In light of, and in contemplation of completion of, the pending Asset Sale and the Plan of Liquidation, the Company does not intend to conduct future investment activities.

We are not a party to, nor are any of our properties subject to, any material pending legal proceedings.

Properties

The following table presents certain additional information about the properties we owned as of June 30, 2017:

Property/Portfolio	Acquisition Date	Number of Properties	Rentable Square Feet	Occupancy	Weighted Average Remaining Lease Term	Base Purchase Price(1)
					(In years)	(In thousands)
Medical Office Buildings:
DaVita Bay Breeze – Largo, FL	Mar. 2015	1	7,247	100.0%	10.0	$1,650
RAI Clearwater – Clearwater, FL	Apr. 2015	1	14,936	100.0%	7.4	4,750
DaVita Hudson – Hudson, FL	May 2015	1	8,984	100.0%	7.2	2,725
Rockwall Medical Plaza – Rockwall, TX	Jun. 2015	1	18,176	100.0%	2.7	6,639
Decatur Medical Office Building – Decatur, GA	Jul. 2015	1	20,800	100.0%	5.4	5,100
Buckeye Health Center – Cleveland, OH	Aug. 2015	1	25,070	100.0%	2.8	5,550
Philip Professional Center – Lawrenceville, GA	Aug. 2015	2	31,483	93.9%	11.1	9,000
Illinois CancerCare Clinic – Galesburg, IL	Aug. 2015	1	9,211	100.0%	7.2	3,400
Galesburg VA Outpatient Clinic – Galesburg, IL	Aug. 2015	1	9,979	100.0%	6.1	2,630
Woodlake Office Center – Woodbury, MN	Sep. 2015	1	36,375	100.0%	5.3	14,900
Greenfield Medical Center – Gilbert, AZ	Oct. 2015	1	28,489	100.0%	3.1	7,000
Lee Memorial Health System Outpatient Center – Ft. Meyers, FL	Oct. 2015	1	24,174	100.0%	1.2	5,275
Beaumont Medical Center – Warren, MI	Dec. 2015	1	35,219	95.2%	4.5	13,650
Madison Medical Plaza – Joliet, IL	Dec. 2015	1	70,023	89.4%	4.1	19,500
UnityPoint Clinic – Muscatine, IA	Dec. 2015	1	21,767	100.0%	7.8	5,887
UnityPoint Clinic – Moline, IL	Dec. 2015	1	14,640	100.0%	6.5	3,767
Total Medical Office Buildings:		17	376,573	97.1%	5.4	111,423

Property/Portfolio	Acquisition Date	Number of Properties	Rentable Square Feet	Occupancy	Weighted Average Remaining Lease Term	Base Purchase Price(1)
					(In years)	(In thousands)
Triple-Net Leased Healthcare Facility(2):
Arcadian Cove Assisted Living – Richmond, KY	Aug. 2015	1	34,659	100.0%	13.2	4,775
Seniors Housing – Operating Property:
Cedarhurst of Collinsville – Collinsville, IL	Aug. 2015	1	56,700	75.0%	N/A	11,600
Portfolio, June 30, 2017		19	467,932			$127,798

(1)	Contract purchase price, excluding acquisition related costs.
(2)	Revenues for our triple-net leased healthcare facility generally consist of fixed rental amounts (subject to annual contractual escalations) received from the tenant in accordance with the applicable lease terms and do not vary based on the underlying operating performance of the property. As of June 30, 2017, the property leased to our seniors housing — triple net leased tenant had operating occupancy of approximately 87.8%. While occupancy rates may affect the profitability of our tenants’ operations, they do not have a direct impact on our revenues or financial results. Occupancy statistics for our triple-net leased healthcare facility are compiled through reports from the tenant and have not been independently validated by us.

Property Financings

The following table reflects our mortgage note payable as of June 30, 2017 and December 31, 2016:

	Encumbered Properties	Outstanding Loan Amount as of		Effective Interest Rate	Interest Rate	Maturity
Portfolio		June 30, 2017	December 31, 2016
		(In thousands)	(In thousands)
Philip Professional Center – Lawrenceville, GA	2	$4,947	$4,997	4.0%	Fixed	Oct. 2019
Deferred financing costs, net of accumulated amortization		(63)	(78)
Mortgage note payable, net of deferred financing costs		$4,884	$4,919

As of June 30, 2017, we had pledged $9.0 million in real estate as collateral for the mortgage note payable, which is referred to elsewhere in this proxy statement as the Philip Center Loan. This real estate is not available to satisfy other debts and obligations unless first satisfying the mortgage note payable on the property. We make payments of principal and interest on this mortgage note payable on a monthly basis. Pursuant to the Purchase Agreement, this mortgage note will either be assumed by HTI or be paid by us on or prior to the Closing Date. See “The Purchase Agreement — Covenants and Agreements — Liens; Philip Center Loan.”

Geographic Distribution

The following table details the geographic distribution, by state, of our portfolio as of June 30, 2017:

State	Number of Buildings	Annualized Rental Income(1)	Annualized Rental Income as a Percentage of the Total Portfolio	Rentable Square Feet	Percentage of Portfolio Rented Square Feet
		(In thousands)
Arizona	1	$587	4.8%	28,489	6.1%
Florida	4	1,056	8.6%	55,341	11.8%
Georgia	3	1,445	11.8%	52,283	11.2%
Illinois	5	5,137	42.1%	160,553	34.3%
Iowa	1	434	3.6%	21,767	4.7%
Kentucky	1	418	3.4%	34,659	7.4%
Michigan	1	1,189	9.7%	35,219	7.5%
Minnesota	1	1,072	8.8%	36,375	7.8%
Ohio	1	402	3.3%	25,070	5.4%
Texas	1	471	3.9%	18,176	3.8%
Total	19	$12,211	100.0%	467,932	100.0%

(1)	Annualized rental income generated from the leases in place in the property portfolio as of June 30, 2017 on a straight-line basis, adjusted for tenant concessions such as free rent, as applicable, as well as annualized revenue from our seniors housing — operating property.

Future Minimum Lease Payments

The following table presents future minimum base rental cash payments due to us over the next ten years and thereafter as of June 30, 2017. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to performance thresholds and increases in annual rent based on exceeding certain economic indexes, among other items.

(In thousands)	Future Minimum Base Rent Payments
July 1, 2017 – December 31, 2017	$4,480
2018	8,750
2019	8,300
2020	7,827
2021	6,431
2022	4,982
2023	3,279
2024	2,565
2025	1,505
2026	1,298
Thereafter	5,217
$54,634

Future Lease Expiration

The following is a summary of lease expirations for the next ten years at the properties we owned as of June 30, 2017:

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1)	Annualized Rental Income as a Percentage of the Total Portfolio(2)	Leased Rentable Square Feet	Percent of Portfolio Rentable Square Feet Expiring(2)
		(In thousands)
July 1, 2017 – December 31, 2017	2	$213	2.3%	7,676	1.9%
2018	9	562	6.0%	32,901	8.2%
2019	7	409	4.4%	17,966	4.5%
2020	7	1,320	14.2%	66,570	16.6%
2021	9	1,506	16.1%	56,281	14.1%
2022	4	1,953	20.9%	65,897	16.5%
2023	3	713	7.6%	30,877	7.7%
2024	6	822	8.8%	33,131	8.3%
2025	2	533	5.7%	26,381	6.6%
2026	1	197	2.1%	5,000	1.2%
Total	50	$8,228	88.2%	342,680	85.6%

(1)	Annualized rental income for the leases in place in the property portfolio as of June 30, 2017, excluding our seniors housing — operating property, on a straight-line basis, which includes tenant concessions such as free rent, as applicable.
(2)	Excludes our seniors housing — operating property.

Tenant Concentration

As of June 30, 2017, we did not have any tenants (including for this purpose, all affiliates of such tenants) whose annualized rental incomes on a straight-line basis represented 10% or greater of total annualized rental income for the portfolio on a straight-line basis.

The following table lists the states where we have a concentration of properties where annualized rental income on a straight-line basis represented 10% or more of consolidated annualized rental income on a straight-line basis as of June 30, 2017 and 2016:

State	June 30, 2017	June 30, 2016
Illinois	42.1%	41.9%
Georgia	11.8%	11.9%

Reportable Segments

We have determined that we have three reportable segments, with activities related to investing in MOBs, triple-net leased healthcare facilities, and SHOPs. Management evaluates the operating performance of our investments in real estate and SHOPs on an individual property level.

Property Types

Medical Office Building and Outpatient Facilities

As of June 30, 2017, we owned 17 MOB and outpatient facilities totaling 376,573 rentable square feet. These facilities typically contain physicians’ offices and examination rooms, and may also include pharmacies, hospital ancillary service space and outpatient services such as diagnostic imaging centers, rehabilitation clinics and ambulatory surgery centers. These facilities can be located on or near hospital campuses and require significant plumbing, electrical and mechanical systems to accommodate diagnostic imaging equipment such as x-rays or other imaging equipment, and may also have significant plumbing to accommodate physician exam rooms. In addition, MOBs are often built to accommodate higher structural loads for certain equipment and may contain specialized construction such as cancer radiation therapy vaults for cancer treatment.

There are a variety of types of MOBs: on campus, off campus, affiliated and non-affiliated. On campus MOBs are physically located on a hospital’s campus, often on land leased from the hospital. A hospital typically creates strong tenant demand which leads to high tenant retention. Off campus properties are located independent of a hospital’s location. Affiliated MOBs may be located on campus or off campus, but are affiliated with a hospital or health system. In some respects, affiliated MOBs are similar to on campus MOBs because the hospital relationship drives tenant demand and retention. Finally, non-affiliated MOBs are not affiliated with any hospital or health system, but may contain physician offices and other healthcare services. We favor affiliated MOBs versus non-affiliated MOBs because of the relationship and synergy with the sponsoring hospital or health system. The following table reflects the on campus, off campus, affiliated and non-affiliated MOB composition of our portfolio as of June 30, 2017:

MOB Classification	Number of Buildings	Rentable Square Feet
On Campus	1	70,023
Off Campus	16	306,550
Total	17	376,573
Affiliated	11	266,681
Non-affiliated	6	109,892
Total	17	376,573

Seniors Housing Communities

As of June 30, 2017, we owned one seniors housing community under a structure permitted by the REIT Investment Diversification Empowerment Act of 2007 (“RIDEA”) and one seniors housing community under a long term lease. Under RIDEA, a REIT may lease qualified healthcare properties on an arm’s length basis to a taxable REIT subsidiary if the property is operated on behalf of such subsidiary by a person who qualifies as an eligible independent contractor. Seniors housing communities include independent living facilities, assisted living facilities and memory care facilities. These communities cater to different segments of the elderly population based upon their personal needs and need for assistance with the activities of daily living. Services provided by our operators or tenants in these facilities are primarily paid for by the residents directly and are less reliant on government reimbursement programs such as Medicaid and Medicare. Our seniors housing communities primarily consist of assisted living and memory care units.

Assisted Living and Memory Care Facilities

Assisted living facilities (“ALFs”) are licensed care facilities that provide personal care services, support and housing for those who need help with activities of daily living, such as bathing, eating and dressing, yet require limited medical care. The programs and services may include transportation, social activities, exercise and fitness programs, beauty or barber shop access, hobby and craft activities, community excursions, meals in a dining room setting and other activities sought by residents. ALFs are often in apartment-like buildings with private residences ranging from single rooms to large apartments. Certain ALFs may offer a separate facility that may provide a higher level of care for residents requiring memory care as a result of Alzheimer’s disease or other forms of dementia. Levels of personal assistance are based in part on local regulations. As of June 30, 2017, our seniors housing assets consisted of 100 assisted living units and 15 memory care units.

Independent Living Facilities

Independent living facilities are designed to meet the needs of seniors who choose to live in an environment surrounded by their peers with services such as housekeeping, meals and activities. These residents generally do not need assistance with activities of daily living; however, in some of our facilities, residents have the option to contract for these services. As of June 30, 2017, our seniors housing assets did not include any independent living units.

Hospitals, Post-Acute Care and Other Facilities

Hospitals, post-acute and other facilities are leased to tenants that provide healthcare services. Hospitals can include general acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals and surgical and specialty hospitals. These facilities provide inpatient diagnosis and treatment, both medical and surgical, and provide a broad array of inpatient and outpatient services including surgery, rehabilitation therapy as well as diagnostic and treatment services. Post-acute facilities offer restorative, rehabilitative and custodial care for people not requiring the more extensive and complex treatment available at acute care hospitals. Ancillary revenues and revenues from sub-acute care services are derived from providing services beyond room and board and include occupational, physical, speech, respiratory and intravenous therapy, wound care, oncology treatment, brain injury care and orthopedic therapy, as well as sales of pharmaceutical products and other services. Certain facilities provide some of the foregoing services on an out-patient basis. Inpatient rehabilitation services provided by our operators and tenants in these facilities are primarily paid for by private sources or through the Medicare and Medicaid programs. As of June 30, 2017, we did not own any hospitals, post-acute care or other facilities.

Significant Portfolio Properties

The rentable square feet or annualized straight-line rental income of the following properties represent 5% or more of our total portfolio rentable square feet or annualized straight-line rental income as of June 30, 2017:

Decatur Medical Office Building — Decatur, GA

In July 2015, we purchased Decatur Medical Office Building, which is comprised of 20,800 rentable square feet and is 100% leased to Georgia Cancer Specialists I, P.C., which is nationally recognized for its advanced cancer treatment and research. As of June 30, 2017, the property had 5.4 years remaining on its lease which expires in November 2022. The lease has annualized rental income on a straight-line basis of $0.6 million and contains escalations of 2.0% annually. The lease does not contain any renewal options.

Buckeye Health Center — Cleveland, OH

In August 2015, we purchased Buckeye Health Center, which is comprised of 25,070 rentable square feet and is 100% leased to MetroHealth Buckeye Medical Group, a nationally ranked academic medical center and one of the largest, most comprehensive healthcare providers in northeast Ohio. As of June 30, 2017, the property had 2.8 years remaining on its lease which expires in April 2020. The lease has annualized rental income on a straight-line basis of $0.4 million. The lease contains three five-year renewal options and does not contain any rental escalations.

Philip Professional Center — Lawrenceville, GA

In August 2015, we purchased Philip Center, which is comprised of 31,483 rentable square feet and was 93.9% leased to four tenants as of June 30, 2017. The following table lists tenants in Philip Center whose square footage was greater than 10% of the total leased square footage of Philip Center as of June 30, 2017:

Tenant	Number of Suites Occupied by Tenant	Rented Square Feet	Rented Square Feet as a % of Philip Center Leased Total	Lease Expiration	Remaining Lease Term(1)	Renewal Options	Rental Escalations	Annualized Rental Income(2)
								(In thousands)
United States of America	1	15,601	52.8%	Aug. 2032	15.1	None	1.6% Annually	$552
Kaiser Permanente	1	7,948	26.9%	Aug. 2020	3.2	One Five-year	2.5% Annually	$151
Georgia Pain and Wellness LLC	2	3,782	12.8%	Oct. 2019	2.3	Two Five-year	2.5% Annually	$68

(1)	Remaining lease term in years as of June 30, 2017.
(2)	Annualized rental income for the leases in place at the property as of June 30, 2017 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Cedarhurst of Collinsville — Collinsville, IL

In August 2015, we purchased Cedarhurst of Collinsville, a seniors housing community located in Collinsville, Illinois. Cedarhurst of Collinsville, which is managed on our behalf by an independent third-party operator, contains 56,700 rentable square feet and consists of 51 units dedicated to assisted living patients and 15 units dedicated to memory care patients. As of June 30, 2017, the facility was 75.0% occupied.

Arcadian Cove Assisted Living — Richmond, KY

In August 2015, we purchased Arcadian Cove Assisted Living, which is comprised of 34,659 rentable square feet and is 100% leased to a subsidiary of Meridian Senior Living, LLC, a national provider of independent living, assisted living and memory care services. As of June 30, 2017, the property had 13.2 years remaining on its lease which expires in August 2030. The lease has annualized rental income on a straight-line basis of $0.4 million, and contains escalations of 2.5% annually and has two five-year renewal options.

Woodlake Office Center — Woodbury, MN

In September 2015, we purchased Woodlake Office Center, which is comprised of 36,375 rentable square feet and is 100% leased to Summit Orthopedic, Ltd, a regional orthopedic group that provides surgeons and a full spectrum of orthopedic sub-specialty care to patients. As of June 30, 2017, the property had 5.3 years remaining on its lease which expires in September 2022. The lease has annualized rental income on a straight-line basis of $1.1 million, contains rental escalations of 2.0% annually and has three five-year renewal options.

Greenfield Medical Center — Gilbert, AZ

In October 2015, we purchased Greenfield Medical Center, which is comprised of 28,489 rentable square feet and was 100% leased to eight tenants as of June 30, 2017. The following table lists tenants in Greenfield Medical Center whose square footage was greater than 10% of the total leased square footage of Greenfield Medical Center as of June 30, 2017:

Tenant	Number of Suites Occupied by Tenant	Rented Square Feet	Rented Square Feet as a % of Greenfield Medical Center Leased Total	Lease Expiration	Remaining Lease Term(1)	Renewal Options	Rental Escalations	Annualized Rental Income(2)
								(In thousands)
Correa Enterprises, LLC	1	2,994	10.5%	Oct. 2018	1.3	None	3.0% Annually	$70
Dignity Health	1	10,858	38.1%	Oct. 2021	4.3	One Five-year	(3)	$249
Pain Doctor Management Company, LLC	1	3,749	13.2%	Sep. 2021	4.3	None	3.0% Annually	$72

(1)	Remaining lease term in years as of June 30, 2017.
(2)	Annualized rental income for the leases in place at the property as of June 30, 2017 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.
(3)	A 5-year renewal option with Dignity Health commenced in November 2016 and is scheduled to terminate in October 2021, which includes a 9.8% increase in rental income during the first year of the option term with average annual rental escalations of approximately 2.2% thereafter.

Lee Memorial Health System Outpatient Center — Ft. Meyers, FL

In October 2015, we purchased Lee Memorial Health System Outpatient Center which is comprised of 24,174 rentable square feet and is 100% leased to Lee Memorial Health System, a national health care system that operates acute care hospitals, specialty care hospitals, and outpatient and primary care facilities, under five leases. As of June 30, 2017, the property had an average of 1.2 years remaining on its leases, which expire in August and September of 2018. The leases have annualized rental income on a straight-line basis of

$0.4 million and contain escalations equal to the annual increase in the Consumer Price Index (“CPI”), capped at 3.0%. Three of the five leases also contain two five-year renewal options and two of the five leases contain one six-year renewal option.

Beaumont Medical Center — Warren, MI

In December 2015, we purchased Beaumont Medical Center, which is comprised of 35,219 rentable square feet and was 95.2% leased to three tenants as of June 30, 2017. The following table lists the tenants in Beaumont Medical Center, who all leased greater than 10% of the total leased square footage of Beaumont Medical Center as of June 30, 2017:

Tenant	Number of Suites Occupied by Tenant	Rented Square Feet	Rented Square Feet as a % of Beaumont Medical Center Leased Total	Lease Expiration	Remaining Lease Term(1)	Renewal Options	Rental Escalations	Annualized Rental Income(2)
								(In thousands)
Beaumont Health	3	19,978	59.6%	(3)	4.6	(4)	Equal to the greater of 3.0% and the increase in the CPI	$731
Theodore L. Schreiber	1	5,640	16.8%	Jul. 2022	5.1	One Five-year	Equal to the greater of 3.0% and the increase in the CPI	$169
Michigan Adult and Child Medicine, P.C.	1	7,917	23.6%	Jun. 2021	4.0	None	Equal to the greater of 3.0% and the increase in the CPI	$288

(1)	Average remaining lease term in years as of June 30, 2017.
(2)	Annualized rental income for the leases in place at the property as of June 30, 2017 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.
(3)	Beaumont Health has three leases with lease termination dates in November 2017, August 2021 and July 2026.
(4)	Two of the three leases to Beaumont Health contain no renewal options. One of the three leases to Beaumont Health contains one five-year renewal option.

Madison Medical Plaza — Joliet, IL

In December 2015, we purchased Madison Medical Plaza, which is comprised of 70,023 rentable square feet and was 89.4% leased to five tenants as of June 30, 2017. The following table lists tenants in Madison Medical Plaza whose square footage was greater than 10% of the total leased square footage of Madison Medical Plaza as of June 30, 2017:

Tenant	Number of Suites Occupied by Tenant	Rented Square Feet	Rented Square Feet as a % of Madison Medical Plaza Leased Total	Lease Expiration	Remaining Lease Term(1)	Renewal Options	Rental Escalations	Annualized Rental Income(2)
								(In thousands)
Presence Health	6	40,783	65.2%	(3)	4.5	(4)	2.5% – 3.0% Annually	$915
DMG Real Estate, LLC	2	15,047	24.0%	(5)	3.6	(6)	3.0% Annually	$342

(1)	Average remaining lease term in years as of June 30, 2017.
(2)	Annualized rental income for the leases in place at the property as of June 30, 2017 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

(3)	Presence Health has six leases with lease termination dates in September and December 2020, March and December 2021, September 2023 and March 2025.
(4)	Five of the six leases to Presence Health contain one ten-year renewal option. One of the six leases to Presence Health contains two five-year renewal options.
(5)	DMG Real Estate, LLC has two leases with lease termination dates in October 2020 and June 2021.
(6)	One of the two leases to DMG Real Estate, LLC contains no renewal options. One of the two leases to DMG Real Estate, LLC contains one ten-year renewal option.

Competition

The MOB, seniors housing community and healthcare-related facilities real estate market is highly competitive. We compete for tenants in all of our markets with other owners and operators of such real estate. We compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to prospective tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties.

In addition, we compete with other entities engaged in real estate investment activities to locate suitable properties to acquire, locate tenants to occupy our properties and locate purchasers to buy our properties. These competitors include other REITs, specialty finance companies, insurance companies, mutual funds, pension funds, private equity funds, institutional investors, lenders, governmental bodies and other entities. We also compete with HTI due to its similar acquisition objectives. Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through similar channels as us. Therefore, we compete for institutional investors in a market where funds for real estate investment may decrease.

Competition from these and other third party real estate investors has limited the number of suitable investment opportunities available to us, including by making it more difficult for us to acquire new investments on attractive terms. This may in turn reduce our earnings per share and negatively affect the amount and timing of distributions to stockholders.

Healthcare Regulation

Overview

The healthcare industry is subject to substantial regulation and faces increased regulation particularly relating to fraud, waste and abuse, cost control and healthcare management, including, but not limited to, the Federal Anti-Kickback Statute, the Federal Stark Law, the False Claims Act and similar state laws. We may experience a significant expansion of applicable federal, state or local laws and regulations, previously enacted or future healthcare reform, new interpretations of existing laws and regulations or changes in enforcement priorities all of which could materially impact the business and operations of our tenants and therefore our business, as detailed below. The 2016 U.S. presidential election, coupled with a Republican-controlled Congress, makes the repeal and replacement of the Patient Protection and Affordable Care Act (the “ACA”) a possibility. The House passed a bill in May 2017 to substantially amend the ACA, but no legislation was passed in the Senate. A shift towards less comprehensive health insurance coverage and increased consumer cost-sharing on health expenditures could have a material adverse effect on our tenants’ financial conditions and results of operations and, in turn, their ability to satisfy their contractual obligations.

Our tenants and operators are subject to extensive federal, state, and local licensure laws, regulations and industry standards governing business operations, the physical plant and structure, patient rights and privacy and security of health information. Our tenants’ and operators’ failure to comply with any of these laws could result in loss of licensure, denial of reimbursement, imposition of fines or other penalties, suspension or exclusion from the government sponsored Medicare and Medicaid programs, loss of accreditation or certification, or closure of the facility. In addition, efforts by third-party payors, such as the Medicare and Medicaid programs and private insurance carriers, including health maintenance organizations and other health plans, impose greater discounts and more stringent cost controls upon healthcare provider operations (through changes in reimbursement rates and methodologies, discounted fee structures, the assumption by healthcare providers of all or a portion of the financial risk or otherwise). Our tenants and operators may also face significant limits on the scope of services reimbursed and on reimbursement rates and fees, all of which could impact their ability to pay rent or other obligations to us.

Licensure, Certification and Certificate of Need

Our tenants operate hospitals, assisted living facilities, skilled nursing facilities and other healthcare facilities that receive reimbursement for services from third-party payors, such as the government-sponsored Medicare and Medicaid programs and private insurance carriers. Participation in the Medicare and Medicaid programs generally requires the operators of a healthcare facility to be licensed and certified and be subject to compliance surveys. In granting and renewing these licenses and certifications, the state regulatory agencies consider numerous factors relating to a facility’s operations, including, but not limited to, the plant and physical structure, admission and discharge standards, staffing, training, patient and consumer rights, medication guidelines and other rules. The failure of an operator to maintain or renew any required license, certification or other regulatory approval or to correct serious deficiencies identified in compliance surveys could prevent it from continuing operations at a facility. A loss of licensure or certification or change in participation status could also adversely affect an operator’s ability to receive payments from the Medicare and Medicaid programs, which, in turn, could adversely affect its ability to satisfy its contractual obligations, including making rental payments under, and otherwise complying with the terms of, its leases with us. In addition, if we have to replace an operator, we may experience difficulties in finding a replacement because our ability to replace the operator may be affected by federal and state laws governing changes in control and ownership.

Similarly, in order to receive Medicare and Medicaid reimbursement, our healthcare facilities must meet the applicable conditions of participation established by the U.S. Department of Health and Human Services (“HHS”) relating to the type of facility and its equipment, personnel and standard of medical care, as well as comply with state and local laws and regulations. Healthcare facilities undergo periodic on-site licensure surveys, which generally are limited if the facility is accredited by The Joint Commission (formerly the Joint Commission on Accreditation of Healthcare Organizations) or other recognized accreditation organizations. A loss of licensure or certification could adversely affect a facility’s ability to receive payments from the Medicare and Medicaid programs, which, in turn, could adversely affect its ability to satisfy its contractual obligations, including making rental payments under, and otherwise complying with the terms of, its leases with us.

Skilled nursing facilities and hospitals are also subject to various state certificate of need (“CON”) laws requiring governmental approval prior to the development or expansion of healthcare facilities and services. The approval process in these states generally requires a facility to demonstrate the need for additional or expanded healthcare facilities or services. CONs, where applicable, are also sometimes necessary for changes in ownership or control of licensed facilities, addition of beds, investment in major capital equipment or introduction of new services or termination of services previously approved through the CON process. CON laws and regulations may restrict an operator’s ability to expand our properties and grow its business in certain circumstances, which could have an adverse effect on the operator’s revenues and, in turn, its ability to make rental payments under, and otherwise comply with the terms of, its leases with us.

Fraud and Abuse Enforcement

Various federal and state laws and regulations are aimed at actions that may constitute fraud and abuse by healthcare providers who participate in, receive payments from or make or receive referrals in connection with government-funded healthcare programs, including Medicare and Medicaid. The federal laws include, for example, the following:

•	the anti-kickback statute (Section 1128B(b) of the Social Security Act) which prohibits certain business practices and relationships, including the payment, receipt or solicitation of any remuneration, directly or indirectly, to induce a referral of any patient or service or item covered by a federal healthcare program, including Medicare and Medicaid;

•	the physician self-referral prohibition (Ethics in Patient Referral Act of 1989, commonly referred as the “Stark Law”), which prohibits referrals by physicians of Medicare or Medicaid patients to providers of a broad range of designated healthcare services in which the physicians (or their immediate family members) have ownership interests or certain other financial arrangements;
•	the False Claims Act (“FCA”), which prohibits any person from knowingly presenting false or fraudulent claims for payment by the federal government (including the Medicare and Medicaid programs); and
•	the Civil Monetary Penalties Law, which authorizes HHS to impose civil penalties administratively for fraudulent acts.

Courts have interpreted these laws broadly. Sanctions for violating these federal laws include substantial criminal and civil penalties such as punitive sanctions, damage assessments, monetary penalties, imprisonment, denial of Medicare and Medicaid payments, and exclusion from the Medicare and Medicaid programs. These laws also impose an affirmative duty on operators to ensure that they do not employ or contract with persons excluded from the Medicare and other government programs. Many states have adopted laws similar to, or more expansive than, the federal anti-fraud and abuse laws and have also adopted laws that increase patient protections, such as minimum staffing levels, criminal background checks, and restrictions on the use and disclosure of health information, and these state laws have their own penalties which may be in addition to federal penalties.

In the ordinary course of their business, the operators at our properties are subject regularly to inquiries, investigations and audits by federal and state agencies that oversee applicable laws and regulations. Increased funding for investigation and enforcement efforts accompanied by an increased pressure to eliminate government waste has led to a significant increase in the number of investigations and enforcement actions over the past several years. Significant enforcement activity has been the result of actions brought by regulators, who file complaints in the name of the United States (and, if applicable, particular states) under the FCA or equivalent state statutes. The qui tam and whistleblower provisions of the FCA allow private individuals to bring actions on behalf of the government alleging that the government was defrauded with tremendous potential financial gain to private citizens who prevail.

Violations of federal or state law by an operator of our properties, or FCA actions against an operator of our properties, could have a material adverse effect on the operator’s liquidity, financial condition or results of operations, which could adversely affect its ability to satisfy its contractual obligations, including making rental payments under, and otherwise complying with the terms of, its leases and other agreements with us. Federal and state fraud and abuse laws may also restrict the terms of our rental agreements with our tenants.

Privacy and Security of Health Information

Various federal and state laws protect the privacy and security of health information. For example, the Health Insurance Portability and Accountability Act of 1996, its implementing regulations and related federal laws and regulations (commonly referred to as “HIPAA”) protect the privacy and security of individually identifiable health information by limiting its use and disclosure. Many states have implemented similar laws to limit the use and disclosure of patient specific health information. The federal government has increased its HIPAA enforcement over the past few years, which has increased the number of audits and enforcement actions, some of which have resulted in significant penalties to healthcare providers. Violations of federal and state privacy and security laws could have a material adverse effect on the operator’s financial condition or operations, which could adversely affect its ability to satisfy its contractual obligations, including making rental payments under, and otherwise complying with the terms of, its leases and other agreements with us.

Reimbursement

The reimbursement methodologies for healthcare facilities are constantly changing and federal and state authorities may implement new or modified reimbursement methodologies that may negatively impact healthcare operations. For example, the ACA enacted certain reductions in Medicare reimbursement rates for various healthcare providers, as well as certain other changes to Medicare payment methodologies. The ACA, among other things, reduced the inflation-adjusted market based increase included in standard federal payment rates for inpatient and outpatient hospital services, long-term care hospitals and inpatient rehabilitation facilities. In addition, under the ACA, long-term acute care hospitals and inpatient rehabilitation facilities are subject to a rate adjustment to the market basket increase to reflect improvements in productivity. Accordingly, current and future payments under federal and state healthcare programs may not be sufficient to sustain a facility’s operations, which could adversely affect its ability to satisfy its contractual obligations, including making rental payments under, and otherwise complying with the terms of, its leases and other agreements with us.

The ACA has faced ongoing legal challenges, including litigation seeking to invalidate some or all of the law or the manner in which it has been interpreted. In addition, President Trump and the majorities in both houses of Congress have stated their intention to repeal and replace the ACA. On January 20, 2017, President Trump signed an Executive Order directing federal agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from, or delay the implementation of any provision of the ACA that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices, until a more permanent overhaul of the ACA could be executed. On May 4, 2017, the House passed the American Health Care Act of 2017, a bill that would repeal certain parts of the ACA, but no legislation was passed in the Senate.

Federal and state budget pressures also continue to escalate, and, in an effort to address actual or potential budget shortfalls, Congress and many state legislatures may enact reductions to Medicare and Medicaid expenditures through cuts in rates paid to providers or restrictions in eligibility and benefits. In addition, the Centers for Medicare and Medicaid Services are currently in the midst of transitioning Medicare from a traditional fee for service reimbursement model to capitated, value-based, and bundled payment approaches in which the government pays a set amount for each beneficiary for a defined period of time, based on that person’s underlying medical needs, rather than the actual services provided. The result is increasing use of management tools to oversee individual providers and coordinate their services. This puts downward pressure on the number and expense of services provided. The continued trend toward capitated, value-based, and bundled payment approaches has the potential to diminish the market for certain healthcare providers, particularly specialist physicians and providers of particular diagnostic technologies. This could adversely impact the medical properties that house these physicians and medical technology providers.

Another notable Medicare health care reform initiative, the Medicare Access and CHIP Reauthorization Act of 2015 (“MACRA”) established a new payment framework, called the Quality Payment Program, which modified certain Medicare payments to “eligible clinicians,” including physicians, dentists, and other practitioners. MACRA represents a fundamental change in physician reimbursement. The implications of MACRA are uncertain and will depend on future regulatory activity and physician activity in the marketplace. MACRA may encourage physicians to move from smaller practices to larger physician groups or hospital employment, leading to further consolidation of the industry.

Certain of our facilities are also subject to periodic pre- and post-payment reviews and other audits by governmental authorities, which could result in recoupments, denials, or delay of payments. Recoupment of past payments or denial or delay of future payments could adversely affect an operator’s ability to satisfy its contractual obligations, including making rental payments under, and otherwise complying with the terms of, its leases and other agreements with us.

We regularly assess the financial implications of reimbursement rule changes on our tenants, but we cannot assure you that current rules or future updates will not materially adversely affect our operators and tenants, which, in turn, could have a material adverse effect on their ability to pay rent and other obligations to us.

Other Regulations

Our investments are subject to various federal, state and local laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We believe that we have all permits and approvals necessary under current law to operate our investments. Additionally, we believe that none of the permits and licenses that are material to the ownership, use, operation or management of the Properties will terminate as a result of the Asset Sale.

Environmental Regulations

As an owner of real property, we are subject to various federal, state and local laws and regulations regarding environmental, health and safety matters. These laws and regulations address, among other things, asbestos, polychlorinated biphenyls, fuel, oil management, wastewater discharges, air emissions, radioactive materials, medical wastes, and hazardous wastes, and in certain cases, the costs of complying with these laws and regulations and the penalties for non-compliance can be substantial. Even with respect to properties that we do not operate or manage, we may be held primarily or jointly and severally liable for costs relating to the investigation and clean-up of any property from which there is or has been an actual or threatened release of a regulated material and any other affected properties, regardless of whether we knew of or caused the release. Such costs typically are not limited by law or regulation and could exceed the property’s value. In addition, we may be liable for certain other costs, such as governmental fines and injuries to persons, property or natural resources, as a result of any such actual or threatened release.

Under the terms of our lease and management agreements, we generally have a right to indemnification by the tenants, operators and managers of our properties for any contamination caused by them. However, we cannot assure you that our tenants, operators and managers will have the financial capability or willingness to satisfy their respective indemnification obligations to us, and any such inability or unwillingness to do so may require us to satisfy the underlying environmental claims.

We did not make any material capital expenditures in connection with environmental, health, and safety laws, ordinances and regulations in 2016 and do not expect that we will be required to make any such material capital expenditures during 2017.

Employees

We have no employees. Instead, the employees of our Advisor and other affiliates of our Sponsor perform a full range of services for us, including acquisitions, property management, accounting, legal, asset management, transfer agent and investor relations services. We are dependent on these affiliates for services that are essential to us, including asset acquisition decisions, property management and other general administrative responsibilities. Our Advisor has also agreed to continue providing services in connection with the implementation of the Plan of Liquidation. See “AR Global Arrangements.”

OTHER IMPORTANT INFORMATION REGARDING THE COMPANY

Background Information

The current business address of the Company and each of its executive officers and directors is 405 Park Avenue, 4th Floor, New York, New York 10022, and the business telephone number of each entity or person is (212) 415-6500. The beneficial ownership, if any, of each entity or person of the Company’s common stock is described in greater detail in the section titled “Security Ownership of Certain Beneficial Owners.”

The Company’s common stock is not listed on a national securities exchange, and no public market currently exists, or may ever exist, for shares of the Company’s common stock which are, and may continue to be, illiquid.

During the past five years, neither the Company nor any of its directors and executive officers have been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The names and material occupations, positions, offices or employment during the past five years of the Company’s executive officers is available in the section entitled “Corporate Governance — Executive Officers” and of the Company’s directors is available in the section entitled “Proposal No. 3: Election of Directors — Nominees.”

Ratio of Earnings to Fixed Charges

The following table presents the Company’s ratio of earnings to fixed charges for the periods indicated on an actual basis and, with respect to the six months ended June 30, 2017 and the year ended December 31, 2017, on a pro forma basis as if the Asset Sale closed as of January 1, 2016:

	Historical	Historical Year Ended December 31		Pro Forma
(in thousands, except ratio information)	January 1, 2017 to June 30, 2017 (unaudited)	2016	2015	January 1, 2017 to June 30, 2017 (unaudited)	Year ended December 31, 2016 (unaudited)
Earnings:
Pre-tax income/(loss) from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries	$(768)	$911	$(5,145)	$(1,347)	$(1,896)
Add:
Interest expense	93	189	73	—	—
Amortization of deferred financing costs	15	30	11	—	—
Amortization of mortgage (discount) premium, net	21	42	17	—	—
	$(639)	$1,172	$(5,044)	$(1,347)	$(1,896)
Fixed Charges:
Interest expense	$93	$189	$73	$—	$—
Amortization of deferred financing costs	15	30	11	—	—
Amortization of mortgage (discount) premium, net	21	42	17	—	—
Total fixed charges	$129	$261	$101	$—	$—
Ratio of earnings to fixed charges	*	4.48	*	*	*

*	For these periods, earnings were less than fixed charges and the coverage deficiency was approximately $768, $5,125, $1,347 and $1,896 for the six months ended June 30, 2017, the year ended December 31, 2015, the 2017 Pro Forma period and the 2016 Pro Forma period, respectively.

For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) before income taxes and fixed charges are defined as interest expense, amortization of deferred financing costs and amortization of mortgage (discount) premium, net.

Book Value Per Share

The Company’s net book value per share as of June 30, 2017 was approximately $17.68 (calculated based on 6,956,304 shares of common stock outstanding).

Distributions

The Company paid distributions on a monthly basis to stockholders of record at a rate equivalent to $1.56 per annum, per share of common stock, beginning on March 15, 2015. Distributions were payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month. On July 18, 2017, in light of the pending Asset Sale and Plan of Liquidation, the Board determined that the Company would cease declaring and paying regular distributions to its stockholders following the distributions to stockholders of record with respect to each day during the month of July 2017 which were paid on August 1, 2017. If the Asset Sale and the Plan of Liquidation are approved by the Company’s stockholders at the Annual Meeting and the Plan of Liquidation becomes effective, the Company anticipates paying periodic liquidating distributions, including an initial liquidating distribution of $15.75 per outstanding share of common stock expected to be paid within two weeks following the closing of the Asset Sale, as further described in this proxy statement, subject to satisfying its liabilities and obligations, in lieu of regular distributions. If, for some reason, the Asset Sale and the Plan of Liquidation are not approved by the Company’s stockholders at the Annual Meeting, the Board will further evaluate the Company’s distribution policy.

The following table reflects distributions declared and paid in cash to common stockholders, excluding distributions related to Class B Units which were recorded as expenses in the consolidated statements of operations and comprehensive loss, during the quarters ended June 30, 2017 and March 31, 2017 and the years ended December 31, 2016 and 2015.

Period	Total Distributions Paid (In thousands)	Total Distributions Declared (In thousands)
Three months ending September 30, 2017(1)	$922	$923
Three months ended June 30, 2017	2,753	2,725
Three months ended March 31, 2017	2,670	2,668
Three months ended December 31, 2016	2,699	2,735
Three months ended September 30, 2016	2,708	2,714
Three months ended June 30, 2016	2,689	2,667
Three months ended March 31, 2016	2,645	2,646
Three months ended December 31, 2015	2,334	2,550
Three months ended September 30, 2015	1,517	1,817
Three months ended June 30, 2015	451	803
Three months ended March 31, 2015	—	36

(1)	On July 18, 2017, in light of the pending Asset Sale and Plan of Liquidation, the Board determined that the Company would cease declaring and paying regular distributions to its stockholders following the distributions to stockholders of record with respect to each day during the month of July 2017 which were paid on August 1, 2017.

Prior Public Offerings

On August 20, 2014, the Company commenced the IPO on a “reasonable best efforts” basis of up to 125.0 million shares of common stock at a price of $25.00 per share, subject to certain volume and other discounts, for total gross proceeds of up to $3.1 billion, plus up to 26.3 million shares of common stock available pursuant to the DRIP. On November 15, 2015, the Company announced the suspension of the IPO, effective December 31, 2015, and in August 2016, the IPO lapsed in accordance with its terms, having raised significantly less capital than expected.

Pursuant to the DRIP, stockholders could elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased under the DRIP. The shares purchased pursuant to the DRIP have the same rights and are treated in the same manner as the shares issued pursuant to the IPO. The Company announced on April 28, 2017, that it had determined to temporarily suspend its DRIP for two monthly investment periods. On June 16, 2017, in contemplation of the Asset Sale, the Board determined to suspend the DRIP indefinitely, which became effective on June 19, 2017.

Prior to the suspension of the DRIP, the purchase price of shares issued thereunder was $23.75 per share which was equal to 95% of the offering price in the IPO.

As of June 30, 2017, the Company had received total proceeds from the IPO and the DRIP, net of share repurchases, of $171.1 million.

Prior Stock Purchases and Other Transactions

In connection with the IPO, the Board adopted a share repurchase program (the “SRP”) that enables stockholders to sell their shares to the Company in limited circumstances. On June 16, 2017, in furtherance of the Asset Sale, the Board determined to suspend the SRP indefinitely and, as authorized by the terms of the SRP, to reject any repurchase requests that the Company has received or will receive during calendar year 2017. The suspension of the SRP became effective as of July 19, 2017. Prior to this suspension, the SRP permitted investors to sell their shares back to the Company after they have held them for at least one year, subject to significant conditions and limitations described below.

During the period from January 1, 2015 to June 30, 2017, the Company has repurchased 83,515 shares of common stock pursuant to the SRP, at prices ranging from $21.51 to $25.00, with a weighted average price per share of $22.82. The number of share repurchases and weighted average repurchase price during each quarter of this period was as follows:

Quarter Ended	Number of Shares Repurchased	Weighted Average Purchase Price per Share (In thousands)
June 30, 2017	—	$—
March 31, 2017	82,494	22.79
December 31, 2016	—	—
September 30, 2016	—	—
June 30, 2016	—	—
March 31, 2016	—	—
December 31, 2015	—	—
September 30, 2015	1,021	24.97
June 30, 2015	—	—
March 31, 2015	—	—

During the period from January 1, 2015 to the date of this proxy statement, as set forth in more detail under “Security Ownership of Certain Beneficial Owners,” the Company’s independent directors received grants of restricted shares pursuant to the RSP valued at $22.50 (the price at which the Company sold shares in the IPO, minus the selling commissions and dealer manager fees paid in that offering).

OTHER IMPORTANT INFORMATION REGARDING HTI

The current business address of HTI, each of its executive officers and directors, HTI OP and HTI Holdco is 405 Park Avenue, 4th Floor, New York, New York 10022, and the business telephone number of each entity or person is (212) 415-6500. HTI OP is a limited partnership and does not have any executive officers or directors. The sole general partner of HTI OP is HTI. HTI Holdco is a limited liability company, and its sole member is HTI OP. The beneficial ownership, if any, of each of these entities or persons of common stock is described in greater detail in the section titled “Security Ownership of Certain Beneficial Owners.”

During the past five years, neither HTI nor any of its directors and executive officers have been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The executive officers of the Company, W. Todd Jenson and Katie P. Kurtz, are also the executive officers of HTI. Information regarding their material occupations, positions, offices or employment during the past five years available in the section entitled “Corporate Governance — Executive Officers.” In addition, Edward M. Weil, Jr., the executive chairman of the Board, is also a member of the HTI Board. Information regarding his material occupations, positions, offices or employment during the past five years is available in the section entitled “Proposal No. 3: Election of Directors — Nominees.” The names and material occupations, positions, offices or employment during the past five years of HTI’s other directors are set forth below.

Lee M. Elman

Lee M. Elman has served as an independent director of HTI since December 2016 and as an independent director of GNL since December 2016. Mr. Elman has served as an independent director of NYCR since February 2016. Mr. Elman previously served as an independent director of Global II from April 2015 until December 2016, when Global II closed its merger with GNL.

Since 1979, Mr. Elman has served as President of Elman Investors, Inc., an international real estate investment banking firm which he also founded. He is also a partner of Elman Ventures, an organization which is advisor to, and partner with, various foreign investors in United States real estate ventures. He has over 40 years of real estate experience, including as an investing principal, a real estate investment banker, and an investment advisor for both U.S. and foreign investors. As President of Elman Investors, Inc., Mr. Elman has negotiated the acquisition of properties in the United States, Europe and Latin America; and presently serves as a General Partner in numerous real estate partnerships. Mr. Elman holds a J.D. from Yale Law School and a B.A. from Princeton University’s Woodrow Wilson School of Public and International Affairs. Mr. Elman is a citizen of the United States.

Leslie D. Michelson

Leslie D. Michelson has served as an independent director of HTI since December 2015, including as non-executive chair since October 2016. Mr. Michelson has served as an independent director of AFIN since February 2017. Mr. Michelson has served as an independent director of BDCA, an entity which was previously advised by an affiliate of AR Global, since January 2011, including as lead independent director since February 2016. In November 2016, BDCA’s external advisor was acquired by Benefit Street Partners, L.L.C.

Mr. Michelson previously served as an independent director of RCA from November 2015 until the close of RCA’s merger with AFIN in February 2017, and previously served as an independent director of RCA from March 2012 until October 2012. Mr. Michelson previously served as an independent director of Business Development Corporation of America II (“BDCA II”) from August 2014 until its liquidation and dissolution in September 2016 and as an independent trustee of Realty Capital Income Funds Trust, a family of mutual funds advised by an affiliate of AR Global, from April 2013 until its dissolution in January 2017. Mr. Michelson previously served as an independent director of HT from January 2011 until July 2012 and as lead independent director of HT from July 2012 until January 2015 when HT closed its merger with Ventas,

Inc. Mr. Michelson served as an independent director of ARCT from January 2008, including as lead independent director from July 2012, until the close of ARCT’s merger with Realty Income Corporation in January 2013. Mr. Michelson also served as an independent director of VEREIT from October 2012 until April 2015. Mr. Michelson also served as an independent director of BDCA Venture, Inc. from June 2014 until June 2015. Mr. Michelson served as lead independent director of RFT from January 2013 until November 2014. Mr. Michelson served as an independent director of DNAV from August 2011 until February 2012 and as an independent director of NYRT from October 2009 until August 2011.

Since April 2007, Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, a company which assists corporate employees and their dependents, families and individuals obtain the best medical care. Mr. Michelson has served as a member of the Board of Advisors for the UCLA Fielding School of Public Health since October 2013. He has served as a director of Druggability Technologies Holdings Ltd., a proprietary pharmaceutical product business dedicated to the development and commercialization of high-value pharmaceutical products, since April 2013. He has served as founder and chief executive officer of Michelson on Medicine, LLC since January 2011. Mr. Michelson served as vice chairman and chief executive officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from 2002 until 2006 and served on its board of directors from 2002 until 2013. Mr. Michelson served on the board of directors of Catellus Development Corp. (“Catellus”), from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the audit committee of the board of directors of Catellus for five years and served at various times as the chairman of the audit committee and the compensation committee. From 2001 to 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From 2000 to 2001, he served as chief executive officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1998 to 1999, Mr. Michelson served as chairman and co-chief executive officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and chief executive officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson served as a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, an AMEX-traded special purpose acquisition company, from 2007 to 2009, of G&L Realty Corp., a NYSE-traded medical office building REIT from 1995 to 2001, and of Landmark Imaging, a privately held diagnostic imaging and treatment company, from 2007 to 2010. Also since 2004, he has served as a director of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis, commonly known as Lou Gehrig’s disease. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976. Mr. Michelson is a citizen of the United States.

Edward G. Rendell

Gov. Edward G. Rendell has served as an independent director of HTI since December 2015, as an independent director of GNL since March 2012 and as an independent director of AFIN since February 2017. Gov. Rendell has served as an independent director of BDCA, an entity which was previously advised by an affiliate of AR Global, since January 2011. In November 2016, BDCA’s external advisor was acquired by Benefit Street Partners, L.L.C. Gov. Rendell previously served as an independent director of RCA from October 2012 until the close of RCA’s merger with AFIN in February 2017, and also previously served as an independent director of RCA from February 2011 until March 2012. He previously served as an independent director of BDCA II from August 2014 until its liquidation and dissolution in September 2016. Gov. Rendell served as an independent director of ARCT III from March 2012 until the close of ARCT III’s merger with VEREIT in February 2013. Gov. Rendell served as an independent director of VEREIT from February 2013 until April 2015.

Gov. Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. Gov. Rendell also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, Gov. Rendell eliminated a $250 million deficit, balanced the city’s budget and generated five consecutive budget surpluses. Gov. Rendell was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Gov. Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986, Gov. Rendell was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, Gov. Rendell was a candidate for the mayor of Philadelphia. From 1988 through 1991, Gov. Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Gov. Rendell was an attorney at the law firm of Ballard Spahr.

Gov. Rendell worked on several real estate transactions as an attorney in private practice. An Army veteran, Gov. Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School. Gov. Rendell is a citizen of the United States.

Elizabeth K. Tuppeny

Elizabeth K. Tuppeny has served as an independent director of HTI since January 2013. Ms. Tuppeny has served as an independent director of NYCR since March 2014, including as lead independent director since December 2014. Ms. Tuppeny has served as an independent director of RFT since January 2013. Ms. Tuppeny also served as an independent director of ARCT IV from May 2012 until the close of ARCT IV’s merger with VEREIT in January 2014, after which point Ms. Tuppeny was no longer associated with ARCT IV as an independent director nor affiliated with ARCT IV in any manner.

Ms. Tuppeny has been the chief executive officer and founder of Domus, Inc. (“Domus”), a full-service marketing communications agency, since 1993. Domus’ largest client is Merck & Co., and Ms. Tuppeny advises Merck & Co. with respect to communications related to their healthcare-related real estate acquisitions. Ms. Tuppeny has 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies. Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games. Prior to founding Domus, Ms. Tuppeny was executive vice president, business development at Earle Palmer Brown from 1992 to 1993. From 1984 to 1993, Ms. Tuppeny worked at Weightman Advertising, where she became senior vice president. From 1982 to 1984, Ms. Tuppeny was an account executive at The Marketing Group. Ms. Tuppeny served on the board of directors and executive committee of the Philadelphia Industrial Development Council (“PIDC”) for three-plus years where she helped to plan and implement real estate transactions that helped to attract jobs to Philadelphia. As a board member of the PIDC, Ms. Tuppeny was responsible for evaluating and approving commercial and residential real estate business development applications for financing and tax abatement for for-profit and non-profit companies. During her tenure on the PIDC, Ms. Tuppeny approved over 500 real estate development applications including the funding for the Wistar Institute’s biotech and cancer research facility, the Thomas Jefferson University Hospital, a 1.2 million square foot distribution center for Teva Pharmaceuticals Industries Ltd., the Hospital of the University of Pennsylvania/Children’s Hospital of Philadelphia expansion and the Philadelphia State Hospital at Byberry. Ms. Tuppeny has served on the boards of directors and advisory committees for the Arthur Ashe Foundation, Avenue of the Arts, Drexel Medical School, Philadelphia Hospitality Cabinet, Pennsylvania Commission for Women, Penn Relays and the Police Athletic League. Ms. Tuppeny was the recipient of the national Stevie Award as the nation’s top woman entrepreneur in 2004 and was named as a “Top Woman in Philadelphia Business” in 1996, one of the “Top 50 Women in Pennsylvania” in 2004 and as the “Businessperson of the Year” in 2003 by the Greater Philadelphia Chamber of Commerce. Ms. Tuppeny has taught at New York University, University of Pennsylvania and Temple University, and received her undergraduate degree from the University of Pennsylvania, Annenberg School of Communications. Ms. Tuppeny is a citizen of the United States.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Jensen, the Company’s interim chief executive officer and president, also is the interim chief executive officer and president of the Advisor and Property Manager. Ms. Kurtz, the Company’s chief financial officer, treasurer and secretary, is also the chief financial officer, treasurer and secretary of the Advisor and Property Manager.

The Advisor and Property Manager are owned and controlled directly or indirectly by an affiliate of AR Global. Mr. William M. Kahane, the Company’s executive chairman through November 2015, has shared control of AR Global. Edward M. Weil, Jr., the Company’s current executive chairman, is also the chief executive officer of AR Global and has a non-controlling interest in the parent of AR Global.

Mr. Jensen and Ms. Kurtz are also officers of HTI, the HTI Advisor and the HTI Property Manager. Mr. Weil is also a member of the HTI Board. The HTI Advisor and the HTI Property Manager, as well as the sponsor of HTI, are under common control with AR Global.

Advisor

Asset Management Fees

The Advisor manages the Company’s day-to-day operations. Since the Company’s inception, in lieu of paying the Advisor in cash for its asset management services, the Company has compensated the Advisor by causing the OP to issue to the Advisor (subject to periodic approval by the Board) performance-based restricted, forfeitable Class B Units. The cash that would have been used to pay the Advisor for these services was available to fund other items including to pay distributions. Class B Units are intended to be profit interests that will vest, and no longer be subject to forfeiture, at such time as any one of the following events occur: (1) the termination of the Advisory Agreement by an affirmative vote of a majority of the Company’s independent directors without cause; (2) a listing of common stock on a national securities exchange; or (3) a transaction to which the Company or the OP is a party, as a result of which OP Units or common stock will be exchanged for, or converted into, the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; provided that the Advisor, pursuant to the Advisory Agreement, is providing services to the Company immediately prior to the occurrence of an event of the type described herein (the “performance condition”). Any Class B Units will be forfeited immediately if the Advisory Agreement is terminated for any reason other than a termination without cause.

On July 18, 2017, the independent directors of the Board, who comprise a majority of the Board, with Edward M. Weil, Jr. abstaining, unanimously approved an Estimated Per-Share NAV as of July 18, 2017 equal to $17.64, which was first published on July 19, 2017.

Pursuant to the terms of the LPA, the Class B Units are issued to the Advisor quarterly in arrears upon approval by the Board of Directors. The number of Class B Units issued in any quarter is an amount equal to: (i) the excess of (A) the product of (y) 0.1875% multiplied by (z) either the cost of the Company’s assets (through the quarter ended June 30, 2017) or the lower of the cost of assets and the fair value of the Company’s assets (for all subsequent quarters in light of the Company publishing an Estimated Per-Share NAV on July 19, 2017) over (B) any amounts payable as the oversight fee under the Property Management Agreement for the quarter; divided by (ii) the value of one share of common stock as of the last day of the quarter, which was equal to $22.50 (the price at which the Company sold shares in the IPO, minus the selling commissions and dealer manager fees paid in that offering) through the quarter ended June 30, 2017 and is equal to Estimated Per-Share NAV for all subsequent quarters in light of the Company publishing an Estimated Per-Share NAV on July 19, 2017. The Class B Units entitle the Advisor, as holder of the units, to distributions on each Class B Unit equal to the per share distributions paid on each share of the Company’s common stock. During the years ended December 31, 2015 and 2016 and the period from January 1, 2017 to the date of this proxy statement, the Board of Directors approved the issuance of 7,254, 38,668 and 37,096 Class B Units, respectively, to the Advisor in connection with this arrangement. Through the date of this proxy statement, the Board of Directors had approved the issuance of 83,018 Class B Units to the Advisor in connection with this arrangement.

Pursuant to the Letter Agreement, as amended, the Company and the Advisor parties resolved matters related to expense reimbursements or fees previously paid by the Company to the Advisor and its affiliates and made certain agreements with respect to all fees and other amounts that would be payable to the Advisor and its affiliates pursuant to the Advisory Agreement, the Property Management Agreement and the LPA if the Asset Sale is completed, including that the Advisor would surrender all Class B Units previously issued to the Advisor. Pursuant to the Letter Agreement, prior to the Closing Date, the Company and the Advisor agreed to enter into the Contemplated Amendments to facilitate the establishment of a value for Class B Units consistent with the applicable provisions of the Letter Agreement and certain of the other payments contemplated by the Letter Agreement. Notwithstanding the date the Contemplated Amendments are executed, they will be effective as of October 1, 2017 and only if the Asset Sale and the Plan of Liquidation are approved and the Asset Sale closes. The Contemplated Amendments will be of no force or effect in the event the Purchase Agreement is terminated prior to the Closing Date. See “AR Global Arrangements” for more information.

Without the Contemplated Amendments, the Advisor would not be entitled to receive liquidating distributions in connection with the Plan of Liquidation. See “Special Factors — Interests of the Advisor and the Company’s Directors and Executive Officers in the Asset Sale and the Plan of Liquidation — Potential Payments to the Advisor in Connection with the Asset Sale” for further details.

Acquisition Fees

The Company paid the Advisor an acquisition fee equal to 1.5% of (A) the contract purchase price of each property the Company acquired (including the Company’s pro rata share of debt attributable to such property) and (B) the amount advanced for a loan or other investment (including the Company’s pro rata share of debt attributable to such investment). The Company also reimbursed the Advisor for services it provided in connection with these investments, referred to as insourced expenses. These insourced expenses were not permitted to exceed 0.5% of the contract purchase price of each acquired property and 0.5% of the amount advanced for a loan or other investment. Additionally, the Company reimbursed the Advisor for third party acquisition expenses. The Company also reimbursed the Advisor for legal expenses it or its affiliates incurred in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.1% of the contract purchase price of each property or 0.1% of the amount advanced for each loan or other investment. Once the proceeds from the IPO were fully invested, the aggregate amount of acquisition fees and any financing coordination fees (described below) was reduced to an amount not to exceed 2.0% of the contract purchase price and the amount advanced for a loan or other investment for any new assets acquired. In no event were the total of all acquisition fees, acquisition expenses and any financing coordination fees payable with respect to a particular investment or reinvestment permitted to exceed 4.5% of (A) the contract purchase price of each property (including the Company’s pro rata share of debt attributable to such property) or (B) the amount advanced for a loan or other investment (including the Company’s pro rata share of debt attributable to such investment). Total acquisition fees and related expense reimbursements incurred from the Advisor during the year ended December 31, 2015 were $1.9 million and $0.6 million, respectively. No acquisition fees or related expense reimbursements were incurred from the Advisor during the year ended December 31, 2016 or the period from January 1, 2017 to the date of this proxy statement and no acquisitions fees or related expense reimbursements will be payable following the closing of the Asset Sale pursuant to the Letter Agreement.

Financing Coordination Fees

Under the Advisory Agreement, if the Advisor provided services in connection with the origination or refinancing of any debt that the Company obtained and used to acquire properties or to make other permitted investments, or that were assumed, directly or indirectly, in connection with the acquisition of properties, the Company paid the Advisor a financing coordination fee equal to 0.75% of the amount available or outstanding under such financing, subject to certain limitations. Total financing coordination fees incurred from the Advisor during the year ended December 31, 2015 were approximately $38,000. No financing coordination fees were incurred from the Advisor during the year ended December 31, 2016 or the period from January 1, 2017 to the date of this proxy statement and none will be payable following the closing of the Asset Sale pursuant to the Letter Agreement.

Other Fees and Reimbursements

Subject to certain limitations, the Company reimburses the Advisor’s costs of providing administrative services. The Company does not reimburse the Advisor for personnel costs incurred by the Advisor in connection with services for which the Advisor receives acquisition fees, reimbursement for acquisition expenses or real estate commissions. The Company also does not reimburse the Advisor for salaries, bonuses or benefits paid by the Advisor to the Company’s executive officers. No reimbursement was incurred from the Advisor for providing these services during the years ended December 31, 2015 and 2016. $0.3 million was incurred from the Advisor for providing these services during the six months ended June 30, 2017. No such reimbursements will be payable following the closing of the Asset Sale pursuant to the Letter Agreement. Pursuant to the Letter Agreement, as partial satisfaction of the Excess Amount the Advisor has agreed to waive amounts with respect to these administrative expense reimbursements that would be payable to the Advisor by the Company for expenses incurred during the nine months ending December 31, 2017, valued at approximately $0.1 million per month and $0.87 million in the aggregate.

The Company also reimbursed the Advisor and its affiliates, including subsidiaries of RCAP, which were under common control with AR Global until transactions entered into in connection with RCAP’s filing for Chapter 11 bankruptcy in January 2016, up to 2.0% of gross offering proceeds for organization and offering expenses, which included reimbursements to the Advisor for other organization and offering expenses that it incurred for due diligence fees included in detailed and itemized invoices. The Advisor was also responsible for offering costs, excluding selling commissions and dealer manager fees, in excess of the 2.0% cap as of the end of the IPO. As of the end of the IPO, offering and related costs, excluding commissions and dealer manager fees, exceeded 2.0% of gross proceeds received from the IPO by $3.77 million. Pursuant to the Letter Agreement, the Advisor’s obligation to repay this amount will be satisfied if the Asset Sale is consummated on the Closing Date or through a continuing obligation of the Advisor (guaranteed by AR Global) to make cash payments to the Company. See “AR Global Arrangements” for further details.

Although the Advisor has the potential to earn an annual subordinated performance fee pursuant to the Advisory Agreement, the trigger for this fee has not been satisfied. Thus, the Company was not obligated to pay this fee during the years ended December 31, 2015 and 2016 and does not expect to be obligated to pay this fee to the Advisor for the year ending December 31, 2017. Moreover, this fee will not be payable following the closing of the Asset Sale pursuant to the Letter Agreement.

The annual subordinated performance fee is based on the Company’s total return to stockholders, payable annually in arrears, for any year in which the Company’s total return on stockholder’s capital exceeds 6.0% per annum. The annual subordinated performance fee is 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year and is payable only upon the sale of assets, distributions or other event which results in the return on stockholder’s capital exceeding 6.0% per annum.

The Company may also pay the Advisor a real estate commission on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and 50.0% of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and agents and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission. Real estate commissions are only payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the years ended December 31, 2015 and 2016 or the period from January 1, 2017 to the date of this proxy statement. Under the terms of the Letter Agreement, the Company will no longer be obligated to pay a real estate commission to the Advisor following the closing of the Asset Sale.

An affiliate of the Advisor, American Realty Capital Healthcare III Special Limited Partnership, LLC (the “Special Limited Partner”), is also entitled to a subordinated participation interest equal to 15% of the net sale proceeds from the sale of all or substantially all of the Company’s assets after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax non-compounded annual return on the capital contributed by investors. The Asset Sale will not generate net proceeds in excess of this 6.0% hurdle. Thus, the Special Limited Partner will not receive a payment in respect of this subordinated participation in net sales proceeds if the Asset Sale and the Plan of Liquidation are approved and the Asset

Sale closes. The Special Limited Partner is entitled to a subordinated incentive listing distribution if the Company’s shares of common stock are listed on a national securities exchange equal to 15.0% of the amount by which the Company’s market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax non-compounded annual return to investors. In no event will the Company pay the Special Limited Partner or any of its affiliates both the subordinated participation in the net sales proceeds and the subordinated listing distribution. No participation in net sales proceeds or incentive listing distribution became due and payable during the years ended December 31, 2015 or 2016 or the period from January 1, 2017 to June 30, 2017.

Likewise, upon termination or non-renewal of the Advisory Agreement, with or without cause, the Special Limited Partner is entitled to receive subordinated termination distributions from the OP equal to 15% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded annual return to investors.

Property Manager

Pursuant to the Property Management Agreement, the Company pays the Property Manager a property management fee equal to (a) with respect to stand-alone, single-tenant net leased properties, 1.5% of gross revenues from the properties managed, and (b) with respect to all other types of properties, 2.5% of gross revenues from the properties managed. The Company also reimburses the Property Manager and its affiliates for property-level expenses that any of them pay or incur on the Company’s behalf, including salaries, bonuses and benefits of persons employed by the Property Manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of the Company’s executive officers or as an executive officer of the Property Manager or its affiliates. The Property Manager or an affiliate may subcontract the performance of its property management and leasing services duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. If the Company contracts directly with third parties for such services, the Company pays them customary market fees and pays the Property Manager an oversight fee equal to 1.0% of the gross revenues of the property managed. As described above, this oversight fee reduces the asset management fee payable to the Advisor by the amount of the oversight fee. In no event will the Company pay the Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. The Company incurred approximately $46,000, $31,000 and $28,000 in property management and oversight fees from the Property Manager for the years ended December 31, 2015 and 2016 and the period from January 1, 2017 to June 30, 2017, respectively. During the year ended December 31, 2015, the Advisor elected to waive approximately $3,000 in property management fees. These fee waivers are not deferrals and therefore will not be paid in any subsequent period. During the year ended December 31, 2016 and the period from January 1, 2017 to the date of this proxy statement, the Advisor did not elect to waive any fees.

As acknowledged in the Letter Agreement, the Company had previously overpaid property management and oversight fees to the Property Manager in an amount equal to approximately $141,000. Pursuant to the Letter Agreement, any obligation the Advisor has to repay this amount will be satisfied if the Asset Sale is consummated. Since May 1, 2017, in lieu of paying the Property Manager property management fees, including oversight fees, the Company has applied all property management fees otherwise due and payable to the Property Manager against the overpaid amount. Concurrent with the Letter Agreement, the Property Manager agreed pursuant to the Property Management Amendment to continue to provide any property management or wind-down services at no cost or charge. The Property Management Amendment will be null and void if the Purchase Agreement is terminated. See “AR Global Arrangements” for further details.

Former Arrangements

Prior to the completion of the IPO, RCS was paid fees and compensation in connection with the sale of the Company’s common stock in the IPO. RCS was paid a selling commission of 7% of the gross offering proceeds from the IPO, except that no selling commissions were paid on shares sold under the Company’s distribution reinvestment plan. RCS reallowed all of the selling commission to participating broker-dealers. In addition, RCS was paid a dealer manager fee equal to 3% of the gross offering proceeds of the primary portion of the IPO, although the Company did not pay a dealer manager fee with respect to sales under the distribution reinvestment plan. RCS was permitted to reallow all or part of the dealer manager fee to participating broker-dealers. During the year ended December 31, 2015, the Company incurred $14.4 million in selling commissions and dealer manager fees from RCS, of which $1.6 million was reallowed to participating broker-dealers. The Company did not incur or pay any selling commissions or dealer manager fees during the year ended December 31, 2016 or the period from January 1, 2017 to June 30, 2017.

RCS, RCS Advisory Services, LLC, American National Stock Transfer, LLC and SK Research, LLC are subsidiaries of RCAP that provided professional services to the Company through January 2016. Mr. Weil served as chief executive officer of RCAP until November 2015 and a director of RCAP until December 2015. Prior to or in connection with the RCAP bankruptcy in January 2016, all arrangements between the Company, including agreements entered into by AR Global and its affiliates on the Company’s behalf, on the one hand, and subsidiaries of RCAP, on the other hand, were terminated. For the year ended December 31, 2015, the Company incurred $3.4 million in connection with these services. The Company did not incur any amounts in connection with these services thereafter.

On March 8, 2017, the creditor trust established in connection with the RCAP bankruptcy filed suit against AR Global, the parent of the Advisor, the Advisor, advisors of other entities sponsored by the parent, and, among others, the parent’s principals (including Mr. Weil). The suit alleges, among other things, certain breaches of duties to RCAP. The Company is neither named in the suit, nor are there any allegations related to the services the Advisor provides to the Company. On May 26, 2017, the defendants moved to dismiss the majority of the claims. That motion is pending.

Indemnification Agreements

The Company has entered into an indemnification agreement with each of its directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of the Charter. No amounts have been paid by the Company to these individuals pursuant to the indemnification agreement through the date of this proxy statement.

Investment Allocation Agreement

The Company entered into an investment opportunity allocation agreement (the “Allocation Agreement”) with HTI which impacts the Company’s ability to make investments in its target assets. Pursuant to the Allocation Agreement, if either the Advisor or the HTI Advisor determines that one or more proposed healthcare property acquisitions is appropriate for either the Company or HTI, and assuming each has sufficient capital to support such proposed healthcare property acquisition, such proposed healthcare property acquisition will be presented to the Board of Directors and the HTI Board for a vote on whether to pursue such proposed healthcare property acquisition. If both the Board of Directors and the HTI Board approve to pursue such proposed healthcare property acquisition, then the acquisitions of such properties will be subject to rotation between the Company and HTI, depending on whether the fund has sufficient capital to acquire all or some of the proposed healthcare property acquisitions and which fund most recently made a property acquisition. Notwithstanding the foregoing, any priority to proposed healthcare property acquisitions will be lifted in cases in which a proposed healthcare property acquisition would overly concentrate the Company or HTI in a particular property type, geographical region or tenant.

In light of the pendency of the Asset Sale and the Plan of Liquidation, the Company does not expect to make any acquisitions. The Allocation Agreement will terminate automatically in accordance with its terms if the Advisory Agreement is terminated.

Purchase Agreement and AR Global Arrangements

On June 16, 2017, the Company entered into the Purchase Agreement with HTI and also entered into related arrangements with AR Global, the Advisor and the Property Manager. See “The Purchase Agreement” and “AR Global Arrangements.”

Affiliated Transaction Best Practices Policy

Pursuant to AR Global’s affiliated transaction best practices policy, which was approved by the Board of Directors, the Company may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the AR Global group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by any of the individuals who share control of the AR Global group of companies, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering, except that the Company may enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to stockholders and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment, and that the Company retains a controlling interest in the underlying investment, the transaction is approved by the independent directors of the Board of Directors after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to the Company’s percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, the Company’s investment in such co-investments will not exceed 10% of the value of its portfolio.

Certain Conflict Resolution Procedures

In addition to the potential conflicts identified herein regarding the Asset Sale, any transaction that the Company enters into with the Advisor or its affiliates is subject to an inherent conflict of interest. The Board of Directors may encounter conflicts of interest in enforcing the Company’s rights against any affiliate of the Advisor in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between the Company and the Advisor or any of its affiliates.

The conflicts committee of the Board of Directors reviews the material transactions between AR Global, the Advisor and their respective affiliates, on the one hand, and the Company, on the other hand. The conflicts committee has determined that all transactions and relationships with the Advisor, AR Global and their respective affiliates during the year ended December 31, 2016 were fair and were approved in accordance with the applicable Company policies.

In order to reduce or eliminate certain potential conflicts of interest, the Charter contains a number of restrictions or the Company has adopted policies relating to: (1) transactions the Company enters into with AR Global, the Company’s directors and officers, the Advisor and its affiliates, and certain of the Company’s stockholders, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. Some of these restrictions are set forth below:

•	The Company will not purchase or lease properties in which AR Global, the Advisor, any of the Company’s directors or officers, any of their respective affiliates or certain of the Company’s stockholders has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will the Company acquire any such property at an amount in excess of its appraised value. The Company will not sell or lease properties to AR Global, the Advisor, any of the Company’s directors or officers, any of their respective affiliates or certain of the Company’s stockholders unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to the Company.
•	The Company will not make any loans to AR Global, the Advisor, any of the Company’s directors or officers, any of their respective affiliates or certain of the Company’s stockholders, except that the Company may make or invest in mortgage, bridge or mezzanine loans involving AR Global, the Advisor, the Company’s directors or officers, their respective affiliates or certain of the Company’s stockholders if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to the Company and on terms no less favorable to the Company than those available from unaffiliated third parties. In addition, the

Advisor, any of the Company’s directors or officers, any of their respective affiliates or certain of the Company’s stockholders will not make loans to the Company or to joint ventures in which the Company is a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.
•	The Advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of the Company or joint ventures in which the Company is a joint venture partner; provided, however, that the Advisor must reimburse the Company for the amount, if any, by which the Company’s total operating expenses paid during the previous year exceeded the greater of: (i) 2% of Average Invested Assets (as defined in the Charter) for that year; and (ii) 25% of net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of assets, for that year.
•	Before the Advisor may take advantage of an investment opportunity for its own account or recommend it to others the Advisor is obligated to present such opportunity to the Company if (a) such opportunity is compatible with the Company’s investment objectives and policies, (b) such opportunity is of a character which could be taken by the Company, and (c) the Company has the financial resources to take advantage of such opportunity.
•	If an investment opportunity becomes available that is suitable, under all of the factors considered by the Advisor, for both the Company and one or more other programs sponsored directly or indirectly by AR Global and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. The Board of Directors, including the independent directors, must ensure that this method is applied fairly to the Company. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor, subject to approval by the Board of Directors, shall examine, among others, the following factors:
º	the anticipated cash flow of the property to be acquired and the cash requirements and anticipated cash flow of each program;
º	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;
º	the policy of each program relating to leverage of properties;
º	the income tax effects of the purchase to each program;
º	the size of the investment; and
º	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent development, such as a delay in the closing of such investment or a delay in the construction of a property, causes any such investment, in the opinion of the Board of Directors and the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program sponsored directly or indirectly by AR Global will make the investment. The Board of Directors has a duty to ensure that the method used by the Advisor for the allocation of the acquisition of investments by two or more programs sponsored directly or indirectly by AR Global seeking to acquire similar types of assets is applied fairly to the Company.

•	The Company will not accept goods or services from any of the Company’s directors, the Advisor or their respective affiliates or enter into any other transaction with the any of the Company’s directors, the Advisor or their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

In addition to the foregoing, the Company entered into the Allocation Agreement with HTI. See “— Investment Allocation Agreement.”

With respect to the Purchase Agreement and certain related transactions involving the Advisor, AR Global and their respective affiliates, the Special Committee (which, like the conflicts committee, is comprised of Ms. Perrotty and Mr. Penn) reviewed, approved and made certain required determinations in accordance with the applicable Company policies and the Charter.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the year ended December 31, 2016. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of American Realty Capital Healthcare Trust III, Inc.:

We have reviewed and discussed with management American Realty Capital Healthcare Trust III, Inc.’s audited financial statements as of and for the year ended December 31, 2016.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in American Realty Capital Healthcare Trust III, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

Audit Committee
P. Sue Perrotty (Chair)
B.J. Penn

PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has selected and appointed KPMG as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2017. KPMG has audited the Company’s consolidated financial statements since the year ended December 31, 2014. KPMG reports directly to the audit committee.

Although ratification by stockholders is not required by law or by the bylaws, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. If the Company’s stockholders do not ratify the appointment of KPMG, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered public accounting firm.

Approval of the proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2017 requires the affirmative vote of the majority of the votes cast at the Annual Meeting for this proposal. If you “Abstain” from voting, it will have no effect on this proposal. Failures to vote will have no effect on this proposal.

A representative of KPMG will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Aggregate fees for professional services rendered by KPMG for and during the years ended December 31, 2016 and December 31, 2015 were as follows:

Audit Fees

Audit fees incurred from KPMG for the years ended December 31, 2016 and December 31, 2015 were $569,100 and $349,884, respectively.

Audit Related Fees

There were no audit related fees incurred from KPMG for the years ended December 31, 2016 and December 31, 2015.

Tax Fees

There were no tax fees billed by KPMG for the years ended December 31, 2016 and December 31, 2015.

All Other Fees

There were no other fees billed by KPMG for the years ended December 31, 2016 and December 31, 2015.

Pre-Approval Policies and Procedures

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by KPMG were pre-approved by the Audit Committee and none were non-audit services.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL NO. 4.

PROPOSAL NO. 5: THE ADJOURNMENT PROPOSAL

The Company is seeking stockholder approval to authorize the Company to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the Annual Meeting, to solicit additional proxies in favor of the Asset Sale, the Plan of Liquidation, electing three directors to serve for one year, until the Company’s 2018 annual meeting of stockholders and their successors are duly elected and qualified or ratifying the appointment of KPMG as the Company’s independent registered public accounting firm if there are insufficient votes at the time of the adjournment to approve the proposals.

If the Company’s stockholders approve this proposal, the Annual Meeting may be adjourned and the Company may use the additional time to solicit additional proxies until the meeting is reconvened.

Approval of this proposal, if necessary or appropriate as determined by the chairperson of the Annual Meeting, to solicit additional proxies requires the affirmative vote of holders of at least a majority of the votes cast at the Annual Meeting for this proposal. Under the Company’s bylaws, the chairperson of the meeting has the authority to adjourn the meeting, whether or not a quorum is present, without a vote of the stockholders. If you “Abstain” from voting, it will have no effect on this proposal. Failures to vote will have no effect on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL NO. 5.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary discusses the material U.S. federal income tax consequences of the liquidation to a holder of shares of the Company’s common stock who holds the shares as a capital asset within the meaning of section 1221 of the Code. The discussion is based upon the Code, Treasury regulations promulgated under the Code (the “Treasury Regulations”), and reported judicial and administrative rulings and decisions in effect as of the date of this proxy statement, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any change could affect the validity of this discussion.

The discussion does not address (1) U.S. federal taxes other than income taxes or (2) state, local or non-U.S. taxes. In addition, this discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a stockholder in light of a stockholder’s particular circumstances. A stockholder’s tax treatment may vary depending upon the stockholder’s particular situation. The discussion below does not address the U.S. federal income tax consequences of the liquidation to all categories of stockholders, including stockholders subject to special treatment under U.S. federal income tax laws, including, for example:

•	financial institutions;
•	partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;
•	insurance companies;
•	pension plans or other tax-exempt organizations, except to the extent discussed below;
•	“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;
•	dealers in securities or currencies;
•	traders in securities that elect to use a mark to market method of accounting;
•	persons that hold their common stock as part of a straddle, hedge, constructive sale or conversion transaction;
•	regulated investment companies;
•	REITs;
•	certain U.S. expatriates;
•	persons whose “functional currency” is not the U.S. dollar;
•	persons who acquired shares of common stock through the exercise of an employee stock option or otherwise as compensation; and
•	persons who are “non-U.S. stockholders” (as defined below), except to the extent discussed below.

The Company did not obtain an opinion of legal counsel and it did not request a ruling from the IRS or other tax authority on the U.S. federal, state or local tax consequences relevant to the Plan of Liquidation. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

The discussion assumes that the Company has qualified as a REIT for U.S. federal income tax purposes at all times commencing with its taxable year ended December 31, 2015 and will remain qualified as a REIT until the time, if at all, as it transfers any remaining assets and liabilities to a liquidating trust. This U.S. federal income tax discussion is for general information only and may not address all tax considerations that may be significant to a holder of the Company’s shares of common stock. EACH STOCKHOLDER IS URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE LIQUIDATION.

Tax Consequences to the Company

For U.S. federal income tax purposes, the Company is taxed as a REIT under sections 856 through 860 of the Code. As a REIT, the Company generally is not subject to U.S. federal corporate income tax on the portion of its taxable income that it currently distributes to its stockholders in distributions that are eligible for the dividends paid deduction. If the Plan of Liquidation approved by the Company’s Board of Directors is approved by the Company’s stockholders, the Company expects to carry out the liquidation in a manner that will allow it to continue to meet the requirements for qualification as a REIT until it has distributed all of its assets, which are expected to consist of the cash remaining, including the proceeds from the Asset Sale, after satisfying the Company’s liabilities, to its stockholders, and which may include the transfer of assets to a liquidating trust.

In order to maintain its status as a REIT the Company must, among other things, continue to derive income from qualified sources, principally, rents from real property, interest on mortgages secured by real property and gains from the sale or exchange of such real property or mortgages. In addition, the Company’s principal investments must continue to be in real estate assets.

So long as the Company remains qualified as a REIT, any net gain that the Company realizes from “prohibited transactions” will be subject to a 100% tax. “Prohibited transactions” generally are sales of property (that is not foreclosure property) held primarily for sale to customers in the ordinary course of a trade or business. Determining whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. The Code provides a “safe harbor,” which, if all its conditions are met, protects a REIT’s property sales from being considered prohibited transactions. The conditions include, among other things, that the property be held by a REIT for at least two years for the production of rental income and that the REIT does not have more than seven property sales in any taxable year (there are alternative conditions to this seven sales condition, but those alternatives could not be met in the context of a complete liquidation). The Company does not expect that all of its properties will have been held for two years for the production of rental income at the time the Asset Sale closes. Accordingly, the Company does not expect to satisfy the safe harbor with respect to all of its properties; however, based on the facts and circumstances, the Company believes, but cannot assure stockholders, that all of its properties are held for investment and the production of rental income and should not be considered to be held for sale to customers in the ordinary course of the Company’s trade or business, and that, therefore, the Company should not be subject to this tax.

Assuming the Company liquidates, distributions made pursuant to the Plan of Liquidation within the 24-month period after it is adopted will be treated as dividends paid for purposes of computing the Company’s dividends paid deduction, but only to the extent of the Company’s earnings and profits, computed without regard to its capital losses, for the taxable year in which any such distributions are made. As a result, and provided that the Company continues to qualify as a REIT, the Company believes that it will not be subject to U.S. federal corporate income tax on gain recognized in connection with the Asset Sale, nor will it be subject to U.S. federal corporate income tax on gains realized upon a liquidating distribution of any of its appreciated assets not otherwise sold. However, the Company also will be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed. In addition, if the Company should fail to distribute, or be deemed to distribute, during each calendar year at least the sum of (i) 85% of its REIT ordinary income for that year, (ii) 95% of its REIT capital gain net income for that year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually or deemed distributed.

While the Company expects to continue to qualify as a REIT for the period during the liquidation until the final liquidating distribution has been made to the Company’s stockholders, which includes the transfer to a liquidating trust of any assets not otherwise sold, no assurance can be given that the Company will not lose or terminate its status as a REIT as a result of unforeseen circumstances. Should the Company lose its status as a REIT, either inadvertently or because its Board of Directors deems ceasing to be a REIT to be in the best interests of its stockholders, the Company would be taxable as a corporation for U.S. federal income tax purposes and would be liable for U.S. federal income taxes at corporate rates with respect to its entire net income from operations and any gain from the Asset Sale and distributions of any appreciated assets for the taxable year in which its qualification as a REIT terminates and for any subsequent years.

Tax Consequences to U.S. Stockholders

Generally, for purposes of this discussion, a “U.S. stockholder” is a holder of shares of the Company’s common stock who is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds shares of the Company’s common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of the Company’s common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the liquidation.

Liquidating distributions made by the Company will not be dividend income to U.S. stockholders, notwithstanding the Company’s treatment of these distributions as dividends for purposes of computing its taxable income. Distributions in liquidation, including a U.S. stockholder’s pro rata share of the fair market value of any assets that the Company transfers to a liquidating trust, will first reduce the tax basis of the U.S. stockholder’s shares of the Company’s common stock and be non-taxable to that extent. Any further liquidating distributions will be taxable to a U.S. stockholder as capital gain. If the sum of all liquidating distributions made to a U.S. stockholder is less than the U.S. stockholder’s tax basis in his, her or its shares of the Company’s common stock, the difference will constitute a capital loss to the U.S. stockholder at the time the U.S. stockholder receives the final liquidating distribution, which will include the Company’s distribution of any remaining assets and liabilities to a liquidating trust. (See “— Tax Consequences of the Liquidating Trust” below.) A U.S. stockholder’s gain or loss and holding period will be calculated separately for each block of shares of the Company’s common stock held, with a block consisting of shares acquired at the same cost in a single transaction. Capital gain or loss will be long-term or short-term, depending on whether the U.S. stockholder’s shares of the Company’s common stock have been held for more than one year. However, if a U.S. stockholder recognizes a capital loss on the liquidation and has held shares of the Company’s common stock for six months or less, the U.S. stockholder’s loss will be treated as a long-term capital loss to the extent the U.S. stockholder previously received capital gain dividends from the Company with respect to his, her or its shares of the Company’s common stock.

Long-term capital gains of non-corporate U.S. stockholders may qualify for reduced U.S. federal income tax rates, while capital gains of corporate U.S. stockholders generally are taxable at regular U.S. federal income tax rates applicable to corporations. U.S. stockholders who are individuals, estates or trusts may be subject to a 3.8% Medicare tax on their gain from the liquidation, and should consult their own tax advisors concerning the applicability of this tax. The deductibility of capital losses is subject to certain limitations.

Backup withholding (currently at a rate of 28%) may apply to payments made to a U.S. stockholder in connection with the liquidation unless the U.S. stockholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number or social security number, certifies under penalties of perjury that the number is correct and that the U.S. stockholder is not subject to backup withholding or otherwise complies with the applicable requirements of the backup withholding rules, which generally may be done by providing the Company with a properly completed and signed IRS Form W-9. Individual U.S. stockholders who do not provide the Company with their correct taxpayer identification number may be subject to penalties imposed by the IRS. The Company may also be required to withhold on liquidating distributions made to any U.S. stockholders who fail to certify their non-foreign status. Backup withholding is not an additional tax. Any amount withheld will be creditable against the U.S. stockholder’s U.S. federal income tax liability if the appropriate information is timely provided to the IRS.

Because liquidating distributions may be made in multiple tax years, if the Company were to abandon the Plan of Liquidation in a tax year subsequent to one in which it already made liquidating distributions, the timing and character of a stockholder’s taxation with respect to liquidating distributions made to the stockholder in the prior tax year could change, which may subject the stockholder to tax liability (which tax liability could be at ordinary income rather than capital gains rates) in the prior tax year to which the stockholder would not otherwise have been subject.

Tax Consequences to Tax-Exempt U.S. Stockholders

Liquidating distributions made by the Company generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt U.S. stockholder that does not hold its shares of the Company’s common stock as “debt-financed property” within the meaning of the Code. (However, tax-exempt U.S. stockholders may recognize UBTI with respect to assets (if any) transferred to a liquidating trust; see “— Tax Consequences of the Liquidating Trust” below.) Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Code sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, are subject to different UBTI rules which may require them to treat liquidating distributions as UBTI and as to which they should consult their own tax advisors.

Tax Consequences to Non-U.S. Stockholders

Generally, for purposes of this discussion, a “non-U.S. stockholder” is any stockholder (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. stockholder. The rules governing U.S. federal income taxation of non-U.S. stockholders are complex, and this proxy statement will only provide a limited summary of these rules. A non-U.S. stockholder should consult with his, her or its own tax advisor to determine the impact of U.S. federal, state, and local income tax laws with regard to the Company’s Plan of Liquidation and each non-U.S. stockholder’s receipt of liquidating distributions from the Company. Accordingly, this discussion does not address all aspects of the U.S. federal income taxation, or state, local or foreign tax consequences (including treaty benefits, if any, that may be available in certain instances), that may be relevant to a non-U.S. stockholder in light of his, her or its particular circumstances.

The discussion below assumes that a non-U.S. stockholder’s investment in shares of the Company’s common stock is not effectively connected with a trade or business conducted in the United States by the non-U.S. stockholder, or, if an applicable tax treaty so provides, that its investment in the Company’s shares is not attributable to a United States permanent establishment maintained by the non-U.S. stockholder. Also, special rules apply to a non-U.S. stockholder who is an individual who has been present in the United States for 183 days or more during the taxable year in which a liquidating distribution is made to the non-U.S. stockholder. Non-U.S. stockholders should consult their own tax advisors to determine the U.S. federal, state, local and non-U.S. income and other tax consequences to them of the liquidation.

The IRS takes the position that, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), liquidating distributions by a REIT that are attributable to gain from the REIT’s sale or exchange of U.S. real property interests (“FIRPTA distributions”) generally are taxable to non-U.S. stockholders as if the gain were effectively connected with a U.S. trade or business. Non-U.S. stockholders thus would be taxed on FIRPTA distributions at the same capital gain rates applicable to U.S. stockholders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals). The Company generally will be required to withhold U.S. tax equal to 35% from any FIRPTA distributions. The 35% tax withheld may be claimed by a non-U.S. stockholder as a credit against its reported U.S. federal income tax liability. In addition, corporate non-U.S. stockholders may be subject to a 30% branch profits tax on FIRPTA distributions made by the Company unless the non-U.S. stockholder is entitled to treaty relief or other exemption. FIRPTA distributions made by the Company generally would not be treated as effectively connected income for a non-U.S. stockholder if (i) the FIRPTA distribution is received with respect to shares that are regularly traded on an established securities market located in the United States and (ii) the non-U.S. stockholder has not owned more than 10% of shares of the Company’s common stock at any time during the one-year period ending on the date of the distribution; however, as a non-listed REIT, the Company’s shares are not “regularly traded” on an established securities market, and therefore, this exception would not apply.

Generally, the Company will be required to report annually to the IRS the amount of FIRPTA distributions paid to a non-U.S. stockholder, along with the stockholder’s name and address, and the amount of U.S. tax withheld, if any. Liquidating distributions paid to a non-U.S. stockholder may be subject to backup withholding tax (currently at a 28% rate) unless the non-U.S. stockholder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or other applicable version of IRS Form W-8.

Tax Consequences of the Liquidating Trust

If the Company has not completed its liquidation and dissolution within 24 months of the adoption of the Plan of Liquidation, the Company intends to establish a liquidating trust to which it will transfer its assets and liabilities at the end of the 24-month period. This is necessary in order for the Company, assuming it remains qualified as a REIT, to be eligible to deduct amounts distributed pursuant to the Plan of Liquidation as dividends paid and thereby meet the REIT annual distribution requirement and not be subject to U.S. federal income tax on these amounts. A trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with that purpose. Although neither the Code nor the Treasury Regulations provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s ruling guidelines call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations. If the Company establishes a liquidating trust, it intends to comply with the IRS guidelines.

An entity classified as a liquidating trust generally is not subject to tax on any income or gain recognized by it. A stockholder that holds the Company’s stock when a liquidating trust is established will be treated as the owner of the stockholder’s pro rata portion of each asset, including cash, received and held by the liquidating trust. Accordingly, the stockholder will be treated as having received a liquidating distribution equal to the amount of his, her or its share of the sum of any cash and the fair market value of any asset transferred to the liquidating trust, and will recognize gain at that time to the extent the amount is greater than the remaining tax basis in the stockholder’s shares of the Company’s common stock (as reduced by all prior liquidating distributions) notwithstanding that the stockholder may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. A stockholder will recognize taxable gain or loss when all or part of its pro rata portion of an asset held by the liquidating trust is disposed of for an amount greater or less than the fair market value of the asset at the time it was transferred to the liquidating trust. In addition, a stockholder will be required to take into account in computing his, her or its taxable income, the pro rata share of each item of income, gain and loss of the liquidating trust, the character of which items will pass through to the stockholder.

The liquidating trustee will file tax returns for the liquidating trust, and will send to each stockholder holding an interest in the liquidating trust a separate statement setting forth the stockholder’s share of items of income, gain, loss, deduction and credit. Each stockholder must report these items on his, her or its U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions. An individual U.S. stockholder who itemizes deductions may be unable to deduct his or her pro rata share of fees and expenses of the liquidating trust for regular U.S. federal income tax purposes except to the extent that the amount, together with the U.S. stockholder’s other miscellaneous itemized deductions, exceeds 2% of his or her adjusted gross income, and may be unable to deduct these expenses at all for alternative minimum tax purposes.

Because stockholders would be treated as owning their respective shares of the liquidating trust’s assets, they would be treated as directly engaging in the operations of the liquidating trust. As such, tax-exempt U.S. stockholders holding interests in the liquidating trust may realize UBTI with respect to the trust’s operations, and non-U.S. stockholders may be considered to derive income that is effectively connected with a U.S. trade or business. In that event, non-U.S. stockholders would be subject to U.S. federal income tax and, for corporate non-U.S. stockholders, branch profits tax. Accordingly, the liquidating trust will withhold 35% of any distributions made to non-U.S. stockholders. That amount will be creditable against the non-U.S. stockholder’s U.S. federal income tax liability. Tax-exempt U.S. stockholders and non-U.S. stockholders should consult their own tax advisors regarding the U.S. federal income tax consequences that would apply to them if the Company were to transfer assets to a liquidating trust.

If the liquidating trust fails to qualify as such, the resulting tax consequences to the trust and the holders of trust interests will depend upon, among other things, the reasons for the trust’s failure to so qualify. If the Company’s Board of Directors avails itself of the use of a liquidating trust, it is anticipated that every effort will be made to ensure that the liquidating trust will be classified as such for U.S. federal income tax purposes.

Other Tax Considerations

State and Local Income Tax

A stockholder may be subject to state or local taxes with respect to liquidating distributions received from the Company. The state or local tax treatment of liquidating distributions received from the Company may differ from the U.S. federal income tax treatment described above. If the Company transfers assets to a liquidating trust, a shareholder may be required to file income tax returns in states or localities in which the liquidating trust owns properties. Stockholders should consult their tax advisors regarding such taxes.

APPRAISAL RIGHTS

The Company believes that the Asset Sale and the Plan of Liquidation will not entitle stockholders to appraisal or dissenters’ rights under Maryland law or the Charter because Section 5.16 thereof provides that the Company’s common stock has no appraisal rights. However, the question of the existence of appraisal or dissenters’ rights in connection with the Asset Sale and the Plan of Liquidation is not entirely free from doubt and, accordingly, if you wish to make your own determination as to whether you have appraisal or dissenters’ rights with respect to that proposal, you should consider engaging counsel to advise you on the applicable provisions of Maryland law. If you believe that you have appraisal or dissenters’ rights in respect of the Asset Sale and the Plan of Liquidation and you wish to exercise those rights, if they are available, you must comply with the requirements imposed under Maryland law, including any applicable deadlines within which you must exercise any such rights (if they exist). The Company is not under any obligation to, and will not, notify you of any such deadlines. The Company expects to challenge any stockholder who purports to exercise appraisal or dissenters’ rights, including, if necessary, through litigation.

To the extent that a stockholder is entitled to appraisal rights under the MGCL in connection with the Asset Sale and the Plan of Liquidation, the preservation and exercise of appraisal rights are conditioned on strict adherence to the applicable provisions of the MGCL. Each stockholder desiring to exercise appraisal rights should refer to Title 3, Subtitle 2, of the MGCL, a copy of which is attached as Annex E this proxy statement, for a complete statement of their rights and the steps which must be followed in connection with the exercise of those rights. The following summary of the rights of any objecting stockholders does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise their appraisal rights, to the extent they exist. Stockholders who exercise their appraisal rights under the MGCL, to the extent they exist, will not be paid any amount under the Plan of Liquidation in respect of the shares of common stock they hold, but will instead be entitled to receive consideration from the Company that may be determined to be due to those stockholders pursuant to the applicable procedures set forth in the MGCL.

To the extent that you are entitled to appraisal rights under the MGCL in connection with the Asset Sale and the Plan of Liquidation, you will be entitled to demand and receive payment of the fair value of your shares of common stock in connection with the Asset Sale and the Plan of Liquidation. However, if a court were to find that appraisal rights exist with respect to the Asset Sale and the Plan of Liquidation and you want to receive such fair value for your shares, you must follow specific procedures. These procedures are:

•	before or at the Annual Meeting, you must file a written objection to the Asset Sale and the Plan of Liquidation with the Company;
•	you must not vote in favor of the Asset Sale or the Plan of Liquidation; and
•	you must make a written demand on the Company stating the number and class of shares for which you demand payment, within 20 days after the SDAT accepts the Articles of Transfer for the Asset Sale pursuant to MGCL Section 3-107.

The filing of a written objection and written demand for appraisal of shares must be in addition to and separate from a vote against the Asset Sale and the Plan of Liquidation. Also, because a properly submitted proxy not marked “AGAINST” or “ABSTAIN” will be voted “FOR” each of the proposals to approve the Asset Sale and the Plan of Liquidation, the submission of a proxy not marked “AGAINST” or “ABSTAIN” will result in the waiver of appraisal rights. Any proxy or vote against the approval of each of the Asset Sale and the Plan of Liquidation will not constitute a demand for appraisal. If you fail to comply with the requirements described above, you will be bound by the terms of the Asset Sale and the Plan of Liquidation and receive the consideration provided for in the Plan of Liquidation assuming that the Plan of Liquidation is approved by the requisite vote of stockholders. In addition, if you sell or otherwise transfer shares of common stock, you will not be entitled to appraisal rights with respect to those shares.

If you object, the Company will promptly notify you in writing of the date the Asset Sale is consummated. In addition, under Section 3-207 of the MGCL, the Company must promptly notify each objecting stockholder in writing of the date on which the SDAT accepts the articles of transfer for the Asset Sale. Within 50 days after the SDAT accepts the articles of transfer for the Asset Sale pursuant to

Section 3-107 of the MGCL, either the Company or any objecting stockholder may petition a court of equity in the appropriate county in Maryland for an appraisal, to determine the fair value of the shares in connection with the Asset Sale.

If the court finds that an objecting stockholder is entitled to an appraisal of its common stock, the court is required to appoint three disinterested appraisers to determine the fair value of the shares on the terms and conditions the court determines proper. The appraisers must, within 60 days after appointment (or such longer period as the court may direct), file with the court and mail to each party to the proceeding their report stating their conclusion as to the fair value of such shares.

“Fair value” is determined as of the close of business on the day the stockholders vote on the Asset Sale and may not include any appreciation or depreciation which directly or indirectly results from the Asset Sale. You should be aware that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a transaction are not opinions as to fair value under the MGCL.

Within 15 days after the filing of the report, any party may object to such report and request a hearing on it. The court must, upon motion of any party, enter an order either confirming, modifying or rejecting the report and, if confirmed or modified, enter judgment for the appraised value of the common stock. If the appraisers’ report is rejected, the court may determine the fair value of the shares of the objecting stockholders or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding shall include interest from the date of the stockholders’ vote on the action to which objection was made. Costs of the proceeding will be determined by the court and may be assessed against the Company or, if the court finds that your failure to accept an offer was arbitrary and vexatious or not in good faith, you, if you are an objecting stockholder, or both.

At any time after the filing of a petition for appraisal, the court may require objecting stockholders to submit their certificates, if any, representing the shares to the clerk of the court for notation of the pendency of the appraisal proceeding.

If you are an objecting stockholder, after the close of business on the date of the stockholders’ vote on the Asset Sale and the Plan of Liquidation, you will cease to have any rights as a stockholder with respect to those shares, including the right to receive any payments under the Plan of Liquidation, except the right to receive payment of the fair value in respect of your shares of common stock.

STOCKHOLDER PROPOSALS

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders.

Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to the Company’s 2018 annual meeting of stockholders, the proposal must be received at the Company’s principal executive offices during the period beginning on [•], 2018 and ending at 5:00 p.m., Eastern Time, on [•], 2018. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in the Company’s proxy material for an annual or special meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits management to exercise discretionary voting authority under proxies it solicits unless the Company receives timely notice of the proposal in accordance with the procedures set forth in the Company’s bylaws.

Under the Company’s current bylaws, for a stockholder proposal to be properly submitted for presentation at the Company’s 2018 annual meeting of stockholders, if held, the secretary must receive written notice of the proposal at the Company’s principal executive offices during the period beginning on [•], 2018 and ending at 5:00 p.m., Eastern Time, on [•], 2018. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in the bylaws.

All nominations must also comply with the Company’s bylaws. Any proposals or notice should be sent to the Company’s Secretary at American Realty Capital Healthcare Trust III, Inc., 405 Park Avenue, 4th Floor, New York, New York 10022.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports and other information with the SEC. The Company’s stockholders may read and copy these reports, statements or other information filed by the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, who file electronically with the SEC. The address of that site is www.sec.gov.

Copies of annual, quarterly and current reports, proxy statements and other information required to be filed with the SEC by the Company are available to stockholders without charge upon written or oral request, excluding any exhibits to those documents. The Company’s stockholders can obtain any of these documents by requesting them in writing or by telephone from:

American Realty Capital Healthcare Trust III, Inc.
Attention: Investor Relations
405 Park Avenue, 4th Floor
New York, New York 10022
(866) 902-0063
www.thehealthcarereit3.com

In order for stockholders to receive timely delivery of the requested documents in advance of the Annual Meeting, the Company should receive this request by no later than [•], 2017.

The Company’s stockholders also may obtain these documents at the SEC’s website, www.sec.gov, and may obtain certain of these documents at the Company’s website, www.thehealthcarereit3.com, by selecting “Investor Relations” and then selecting “SEC Filings.” Information not filed with the SEC, but contained on the Company’s website, is expressly not incorporated by reference into this proxy statement. The Company is not incorporating the contents of the websites of the SEC, the Company or any other person into this proxy statement.

The parties to the Purchase Agreement have filed a Transaction Statement on Schedule 13E-3 with respect to the Asset Sale with the SEC. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available as set forth above. The reports, opinions or appraisals referenced in the section “Special Factors” will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested holder of shares of common stock or a representative who has been designated in writing. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

If you have any questions about the Annual Meeting or how to authorize your proxy, or you need additional copies of this proxy statement or the enclosed proxy card, you can also contact the proxy solicitors hired by the Company, at the following telephone numbers:

Broadridge Investor Communication Solutions, Inc.

For Questions, Stockholders May Call: (855) 973-0094

To Vote Toll Free, Stockholders May Call: (800) 690-6903

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE ANNUAL MEETING. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

[•]
Katie P. Kurtz
Chief Financial Officer, Secretary and Treasurer

Dated: [•], 2017

New York, New York

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

INDEX TO FINANCIAL STATEMENTS AND INFORMATION

Page
Unaudited Pro Forma Consolidated Financial Statements:
Pro Forma Consolidated Balance Sheets as of June 30, 2017	F-4
Pro Forma Consolidated Statements of Operations and Comprehensive Income (Loss) for the three and six months ended June 30, 2017 and the year ended December 31, 2016	F-5
Notes to Pro Forma Consolidated Financial Statements	F-7
Consolidated Financial Statements:
Report of Independent Registered Public Accounting Firm	F-9
Consolidated Balance Sheets as of December 31, 2016 and 2015	F-10
Consolidated Statements of Operations and Comprehensive Income (Loss) for the Years Ended December 31, 2016 and 2015 and the Period from April 24, 2014 (date of inception) to December 31, 2014	F-11
Consolidated Statements of Changes in Equity (Deficit) for the Years Ended December 31, 2016 and 2015 and the Period from April 24, 2014 (date of inception) to December 31, 2014	F-12
Consolidated Statements of Cash Flows for the Years Ended December 31, 2016 and 2015 and the Period from April 24, 2014 (date of inception) to December 31, 2014	F-13
Notes to Consolidated Financial Statements	F-14
Financial Statement Schedule:
Schedule III — Real Estate and Accumulated Depreciation	F-45
Unaudited Consolidated Financial Statements:
Consolidated Balance Sheets as of June 30, 2017 (Unaudited) and December 31, 2016	F-47
Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three and Six Months Ended June 30, 2017 and 2016 (Unaudited)	F-48
Consolidated Statement of Equity for the Six Months Ended June 30, 2017 (Unaudited)	F-49
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2017 and 2016 (Unaudited)	F-50
Notes to Consolidated Financial Statements (Unaudited)	F-51
Management’s Discussion and Analysis of Financial Condition and Results of Operations	F-79

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

On June 16, 2017, American Realty Capital Healthcare Trust III, Inc. (the “Company”), American Realty Capital Healthcare III Operating Partnership, L.P. (the “OP”), and ARHC TRS Holdco III, LLC, a subsidiary of the OP (“HTIII Holdco”), entered into a purchase agreement (the “Purchase Agreement”) with Healthcare Trust, Inc. (“HTI”), Healthcare Trust Operating Partnership, L.P. (“HTI OP”) and ARHC TRS Holdco II, LLC (“HTI Holdco”), pursuant to which HTI, the HTI OP, and HTI Holdco have agreed to purchase membership interests in the Company’s indirect subsidiaries which collectively own all 19 properties owned by the Company and comprise substantially all of the Company’s assets (together with the other transactions contemplated by the Purchase Agreement, the “Asset Sale”) for a purchase price of $120.0 million (the “Purchase Price”).

The Purchase Price is subject to customary prorations and closing adjustments in accordance with the terms of the Purchase Agreement and will be payable on the date the Asset Sale is consummated (the “Closing Date”) less, to the extent the loan secured by the Company’s Philip Center property (the “Philip Center Loan”) is assumed by HTI, the principal balance of the Philip Center Loan. HTI will deposit $6.0 million (the “Escrow Amount”) of the Purchase Price payable on the Closing Date into an escrow account for the benefit of the Company on the Closing Date and the Escrow Amount will be released in installments thereafter over a period of 14 months following the Closing Date.

In connection with approval of the Purchase Agreement, the Company’s board of directors also approved the Company’s plan of liquidation and dissolution (the “Plan of Liquidation”), which is subject to stockholder approval. The closing of the Asset Sale is conditioned upon stockholder approval of both the Asset Sale and the Plan of Liquidation. Thus, if stockholders do not approve the Plan of Liquidation, the Asset Sale will not be completed even if stockholders approve the Asset Sale. Likewise, the effectiveness of the Plan of Liquidation is conditioned upon stockholder approval of the Plan of Liquidation and the closing of the Asset Sale. If the Asset Sale is not approved and does not close, the Plan of Liquidation will not become effective regardless of whether or not it has been approved. Pursuant to the Plan of Liquidation, the Company will be required to pay or provide for its liabilities and expenses, distribute the remaining proceeds of the liquidation of the Company’s assets to its stockholders, wind up the Company’s operations, and dissolve. The Company expects that effectiveness of the Plan of Liquidation will cause the Company’s basis of accounting to change from the going-concern basis to the liquidation basis of accounting, which requires the Company’s assets to be measured at the estimated amounts of consideration the entity expects to collect in settling and disposing of its assets and liabilities are to be measured at the estimated amounts at which the liabilities are expected to be settled.

The Company purchased its first property and commenced real estate operations in March 2015. As of June 30, 2017, the Company owned 19 properties located in 10 states, comprised of 0.5 million rentable square feet.

AR Global Arrangements

In connection with the execution of the Purchase Agreement, the Company, the Company’s advisor, American Realty Capital Healthcare III Advisors, LLC (the “Advisor”), the Company’s property manager, American Realty Capital Healthcare III Properties, LLC and AR Global, as guarantor, entered into a letter agreement pursuant to which, subject to the completion of the Asset Sale, the parties resolved matters related to expense reimbursements or fees previously paid by the Company to the Advisor and its affiliates and made certain agreements with respect to all fees and other amounts that would be payable to the Advisor and its affiliates pursuant to the Company’s advisory agreement with the Advisor, the Company’s property management agreement with the Property Manager and the limited partnership agreement of the OP if the Asset Sale is completed. The full text of the letter agreement was filed in a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) on June 19, 2017. On September 28, 2017, the letter agreement was amended to reflect the parties’ expectations that the Closing Date would be later than initially anticipated. This arrangement had no impact on the following unaudited pro forma consolidated financial statements.

Pro Forma Information

The following unaudited pro forma consolidated financial statements present the Company’s previously filed consolidated financial statements as if the Asset Sale had occurred on the dates specified below (the “Pro Forma Periods”):

•	The accompanying unaudited pro forma consolidated balance sheet as of June 30, 2017 has been prepared as if the Asset Sale had closed as of that date.
•	The accompanying unaudited pro forma consolidated statements of operations and comprehensive income (loss) for the six months ended June 30, 2017 and the year ended December 31, 2016 have been prepared as if the Asset Sale closed as of January 1, 2016.
•	The Company assumed the Asset Sale will close on November 30, 2017 for the purposes of estimating expenses and prorations, among other items.

The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated financial statements do not include all adjustments reflective of adoption of the liquidation basis of accounting, which the Company expects to adopt upon stockholder approval of the Plan of Liquidation. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The pro forma information has been prepared in accordance with the rules and regulations of the SEC. All significant adjustments necessary to reflect the effects of the Asset Sale that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Asset Sale had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma consolidated financial statements reflect the best estimates of the management of the Company based on available information and may be revised as additional information becomes available and as additional analyses are performed.

You are urged to read the pro forma information below together with the Company’s publicly available information including the historical consolidated financial statements and accompanying notes beginning on page F-14 of this proxy statement.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2017
(In thousands)

	Historical June 30, 2017	Pro Forma Asset Sale Adjustments (a)		Pro Forma June 30, 2017
ASSETS
Real estate investments, at cost:
Land	$10,225	$(10,225)		$—
Buildings, fixtures and improvements	101,211	(101,211)		—
Acquired intangible lease assets	18,450	(18,450)		—
Total real estate investments, at cost	129,886	(129,886)		—
Less: accumulated depreciation and amortization	(10,939)	10,939		—
Total real estate investments, net	118,947	(118,947)		—
Cash	13,667	107,999	(b)	121,666
Restricted cash	88	(88)	(c)	—
Straight-line rent receivable	739	(739)		—
Prepaid expenses and other assets	734	5,291	(d)	6,025
Deferred costs, net	8	(8)		—
Total assets	$134,183	$(6,492)		$127,691
LIABILITIES AND EQUITY
Mortgage note payable, net of deferred financing costs	$4,884	$(4,884)	(e)	$—
Mortgage premium, net	92	(92)	(e)	—
Market lease intangible liabilities, net	1,627	(1,627)		—
Accounts payable and accrued expenses	2,737	625	(f)	3,362
Deferred rent	538	(538)		—
Distributions payable	895	—		895
Total liabilities	10,773	6,516		4,257
Common stock	70	—		70
Additional paid in capital	149,684	—		149,684
Accumulated deficit	(26,800)	480	(g)	(26,320)
Total stockholders’ equity	122,954	480		123,434
Non-controlling interests	456	(456)		—
Total equity	123,410	24		123,434
Total liabilities and equity	$134,183	$(6,492)		$127,691
Book Value per Share	$17.68			$17.56

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
SIX MONTHS ENDED JUNE 30, 2017
(In thousands, except share and per share data)

	Historical June 30, 2017	Pro Forma Disposition Adjustments (a)		Pro Forma June 30, 2017
Revenues:
Rental income	$4,553	$(4,553)		$—
Operating expense reimbursement	1,299	(1,299)		—
Resident services and fee income	1,411	(1,411)		—
Total revenues	7,263	(7,263)		—
Expenses:
Property operating and maintenance	2,770	(2,770)		—
Operating fees to related party	27	(27)		—
Acquisition and transaction related	1,159	(1,159)	(b)	—
General and administrative	1,347	—		1,347
Depreciation and amortization	2,635	(2,635)		—
Total expenses	7,938	(6,591)		1,347
Operating loss	(675)	(672)		(1,347)
Other income (expense):
Interest expense	(93)	93	(c)	—
Total other expense	(93)	93		—
Loss before income taxes	(768)	(579)		(1,347)
Income tax expense	(26)	26		—
Net loss	(794)	(553)		(1,347)
Net loss attributable to non-controlling interests	(7)	7		—
Net loss attributable to stockholders	(801)	(546)		(1,347)
Comprehensive loss attributable to stockholders	$(801)	$(546)		$(1,347)
Basic and diluted net loss per share	$(0.12)			$(0.19)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
YEAR ENDED DECEMBER 31, 2016
(In thousands, except share and per share data)

	Historical December 31, 2016	Pro Forma Disposition Adjustments (a)		Pro Forma December 31, 2016
Revenues:
Rental income	$9,093	$(9,093)		$—
Operating expense reimbursement	2,651	(2,651)		—
Resident services and fee income	2,878	(2,878)		—
Total revenues	14,622	(14,622)		—
Expenses:
Property operating and maintenance	5,269	(5,269)		—
Operating fees to related party	31	(31)		—
Acquisition and transaction related	350	(350)	(b)	—
General and administrative	1,898	—		1,898
Depreciation and amortization	5,976	(5,976)		—
Total expenses	13,524	(11,626)		1,898
Operating income (loss)	1,098	(2,996)		(1,898)
Other income (expense):
Interest expense	(189)	189	(c)	—
Interest and other income	2	—		2
Total other expense	(187)	189		2
Income (loss) before income taxes	911	(2,807)		(1,896)
Income tax expense	(149)	149		—
Net income (loss)	762	(2,658)		(1,896)
Net income (loss) attributable to non-controlling interests	(17)	17		—
Net income (loss) attributable to stockholders	745	(2,641)		(1,896)
Comprehensive income (loss) attributable to stockholders	$745	$(2,641)		$(1,896)
Basic net income (loss) per share	$0.11			$(0.28)
Diluted net income (loss) per shares	$0.09			$(0.28)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2017

Note 1 — Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States. Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction as if management’s actions were carried out in previous reporting periods. The amounts included in the historical columns represent the Company’s historical balance sheet and operating results for the respective pro forma periods presented as filed with the SEC.

Note 2 — Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

The adjustments to the unaudited pro forma consolidated balance sheet represent adjustments needed in order to present the Company’s historical balance sheet as if the Asset Sale had occurred as of June 30, 2017.

a)	These adjustments reflect the elimination of certain account balances relating to the Company’s 19 properties as if the Asset Sale was consummated as of June 30, 2017. Other adjustments, as described in (b) through (g) below, reflect all significant adjustments necessary to reflect the effects of the Asset Sale that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements.
b)	Cash and cash equivalents has been increased to reflect the net cash proceeds received by the Company on the Asset Sale, calculated as follows:

(in thousands)
Gross Proceeds of Asset Sale	$120,000
Less:
Escrow Amount	(6,000)
Phillip Center Loan	(4,947)
Proration to Purchaser Parties(1)	(752)
Closing Costs	(390)
Restricted Cash	88
Total Proceeds, net	$107,999

(1)	Reflects management’s estimate of prorations that will be due to HTI on the Closing Date. Balance includes items such as real estate taxes, property operating expenses, rents and other revenues and tenant deposits.
c)	Reflects the removal of $0.1 million restricted cash included in the Company’s historical consolidated balance sheet, which is included in the proration to HTI in (b) above.
d)	Reflects the adjustment of historical prepaid expense and other assets balance to increase the balance for the Escrow Amount and to decrease the balance for items that are included in the proration to HTI in (b) above.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2017

Note 2 — Adjustments to Unaudited Pro Forma Consolidated Balance Sheet  – (continued)

e)	Reflects the removal of the historical balance of the Philip Center Loan, which will be assumed by HTI or repaid in full by the Company on the Closing Date. The difference between the Philip Center Loan principal balance in (b) above and the historical balance sheet balance net of deferred financing costs, plus the mortgage premium, net is reflected through an adjustment to accumulated deficit for pro forma consolidated balance sheet purposes.
f)	Reflects the adjustment of historical accounts payable and accrued balances to decrease the balance for items that are no longer the obligation of the Company upon the consummation of the Asset Sale or in the proration to HTI in (b) above. Also, reflects an increase of $2.1 million for non-recurring transaction and other costs incurred in connection with the Asset Sale, relating primarily to advisory, legal, accounting and other professional services, which are factually supportable as such amounts are based on reliable, documented evidence such as invoices for costs incurred to date and estimates from third-parties for additional costs expected to be incurred until the closing of the Asset Sale. Such costs are reflected as a reduction to retained earnings and are not included in the unaudited pro forma consolidated statement of operations.
g)	Accumulated deficit has been adjusted to reflect the removal of asset, liabilities and non-controlling interest, included as a part of the Asset Sale, which is calculated as of June 30, 2017 as follows:

(in thousands)
Net sales proceeds	$107,911
Less: Carrying value of assets	(101,419)
Plus: Carrying value of liabilities assumed	(6,516)
Plus: Carrying value of non-controlling interest	(456)
Net accumulated deficit adjustment	$(480)

Note 3 — Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to the unaudited pro forma consolidated statements of operations represent adjustments needed to the Company’s historical results in order to remove the historical operating results for the pro forma periods and present the financial statements as if the Asset Sale occurred as of January 1, 2016.

a)	Except as described in (b) and (c) below, these amounts represent the elimination of the operations of the properties sold in the Asset Sale from the historical amounts included in continuing operations for the six months ended June 30, 2017 and for the year ended December 31, 2016, to reflect the sale of these properties as if the Asset Sale had occurred as of January 1, 2016.
b)	For the six months ended June 30, 2017 and the year ended December 31, 2016, approximately $1.2 million and $0.4 million, respectively, of transaction costs were recognized and have been removed from the unaudited pro forma consolidated statement of operations as they relate directly to the Asset Sale and are non-recurring in nature.
c)	Represents the elimination of interest expense and loan cost amortization to reflect the assumption or repayment of the Philip Center Loan as of January 1, 2016.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
American Realty Capital Healthcare Trust III, Inc.

We have audited the accompanying consolidated balance sheets of American Realty Capital Healthcare Trust III, Inc. and subsidiaries (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive income (loss), changes in equity (deficit), and cash flows for the years ended December 31, 2016 and 2015 and for the period from April 24, 2014 (date of inception) to December 31, 2014. In connection with our audits of the consolidated financial statements, we have audited the 2016 financial statement schedule III. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Realty Capital Healthcare Trust III, Inc. and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years ended December 31, 2016 and 2015 and for the period from April 24, 2014 (date of inception) to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP
Chicago, Illinois
March 9, 2017

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	December 31,
	2016	2015
ASSETS
Real estate investments, at cost:
Land	$10,225	$10,225
Buildings, fixtures and improvements	101,197	101,129
Acquired intangible lease assets	18,450	18,450
Total real estate investments, at cost	129,872	129,804
Less: accumulated depreciation and amortization	(8,137)	(1,818)
Total real estate investments, net	121,735	127,986
Cash	16,371	16,808
Restricted cash	37	62
Straight-line rent receivable	662	153
Prepaid expenses and other assets	1,242	735
Deferred costs, net	9	—
Total assets	$140,056	$145,744
LIABILITIES AND EQUITY
Mortgage note payable, net of deferred financing costs	$4,919	$4,985
Mortgage premium, net	113	155
Market lease intangible liabilities, net	1,701	1,849
Accounts payable and accrued expenses (including $130 and $288 due to related parties as of December 31, 2016 and 2015, respectively)	1,904	1,827
Deferred rent	472	299
Distributions payable	925	904
Total liabilities	10,034	10,019
Preferred stock, $0.01 par value, 50,000,000 authorized, none issued and outstanding as of December 31, 2016 and 2015	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 6,978,303 and 6,792,797 shares of common stock issued and outstanding as of December 31, 2016 and 2015, respectively	70	68
Additional paid-in capital	150,109	145,789
Accumulated deficit	(20,621)	(10,604)
Total stockholders’ equity	129,558	135,253
Non-controlling interests	464	472
Total equity	130,022	135,725
Total liabilities and equity	$140,056	$145,744

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except for share and per share data)

	Year Ended December 31,		For the Period from April 24, 2014 (date of inception) to December 31, 2014
	2016	2015
Revenues:
Rental income	$9,093	$2,540	$—
Operating expense reimbursements	2,651	573	—
Resident services and fee income	2,878	1,030	—
Total revenues	14,622	4,143
Expenses:
Property operating and maintenance	5,269	1,370	—
Operating fees to related party	31	46	—
Acquisition and transaction related	350	4,747	180
General and administrative	1,898	1,315	—
Depreciation and amortization	5,976	1,737	—
Total expenses	13,524	9,215	180
Operating income (loss)	1,098	(5,072)	(180)
Other income (expense):
Interest expense	(189)	(73)	—
Interest and other income	2	—	—
Total other expense	(187)	(73)	—
Income (loss) before income taxes	911	(5,145)	(180)
Income tax expense	(149)	(84)	—
Net income (loss)	762	(5,229)	(180)
Net (income) loss attributable to non-controlling interests	(17)	11	—
Net income (loss) attributable to stockholders	745	(5,218)	(180)
Comprehensive income (loss) attributable to stockholders	$745	$(5,218)	$(180)
Basic net income (loss) per share	$0.11	$(1.56)	$(22.68)
Diluted net income (loss) per share	$0.09	$(1.56)	$(22.68)
Distributions declared per share	$1.56	$1.25	N/A

N/A Not Applicable

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)
(In thousands, except for share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity	Non- controlling Interests	Total Equity (Deficit)
	Number of Shares	Par Value
Balance, April 24, 2014 (date of inception)	—	$—	$—	$—	$—	$—	$—
Issuance of common stock	8,888	—	202	—	202	—	202
Common stock offering costs	—	—	(2,300)	—	(2,300)	—	(2,300)
Share-based compensation	2,666	—	4	—	4	—	4
Net loss	—	—	—	(180)	(180)	—	(180)
Balance, December 31, 2014	11,554	—	(2,094)	(180)	(2,274)	—	(2,274)
Issuance of common stock	6,688,184	67	164,786	—	164,853	—	164,853
Common stock offering costs, commissions and dealer manager fees	—	—	(19,078)	—	(19,078)	—	(19,078)
Common stock issued through distribution reinvestment plan	91,414	1	2,170	—	2,171	—	2,171
Common stock repurchases	(1,021)	—	(25)	—	(25)	—	(25)
Equity-based compensation	2,666	—	30	—	30	—	30
Distributions declared	—	—	—	(5,206)	(5,206)	—	(5,206)
Contributions from non-controlling interest holders	—	—	—	—	—	483	483
Net loss	—	—	—	(5,218)	(5,218)	(11)	(5,229)
Balance, December 31, 2015	6,792,797	68	145,789	(10,604)	135,253	472	135,725
Common stock offering costs, commissions and dealer manager fees	—	—	(62)	—	(62)	—	(62)
Common stock issued through distribution reinvestment plan	182,840	2	4,341	—	4,343	—	4,343
Equity-based compensation	2,666	—	41	—	41	—	41
Distributions declared	—	—	—	(10,762)	(10,762)	—	(10,762)
Distributions to non-controlling interest holders	—	—	—	—	—	(25)	(25)
Net income	—	—	—	745	745	17	762
Balance, December 31, 2016	6,978,303	$70	$150,109	$(20,621)	$129,558	$464	$130,022

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,		For the Period from April 24, 2014 (date of inception) to December 31, 2014
	2016	2015
Cash flows from operating activities:
Net income (loss)	$762	$(5,229)	$(180)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,976	1,737	—
Amortization of deferred financing costs	30	11	—
Amortization of mortgage premium	(42)	(17)	—
Amortization of market lease and other intangibles	205	29	—
Equity-based compensation	41	30	4
Changes in assets and liabilities:
Straight-line rent receivable	(509)	(153)	—
Prepaid expenses and other assets	(462)	(651)	(59)
Accounts payable and accrued expenses	227	1,242	81
Deferred rent	173	299	—
Restricted cash	25	(62)	—
Net cash provided by (used in) operating activities	6,426	(2,764)	(154)
Cash flows from investing activities:
Investments in real estate	—	(122,480)	—
Deposits paid for real estate acquisitions	—	(25)	—
Capital expenditures	(132)	(1)	—
Net cash used in investing activities	(132)	(122,506)	—
Cash flows from financing activities:
Payments of mortgage note payable	(96)	(31)	—
Payments of deferred financing costs	—	(119)	—
Proceeds from issuance of common stock	—	164,853	202
Common stock repurchases	—	(25)	—
Payments of offering costs and fees related to common stock issuances	(212)	(19,929)	(1,071)
Distributions paid	(6,398)	(2,131)	—
Contributions from non-controlling interest holders	—	483	—
Distributions to non-controlling interest holders	(25)	—	—
Advances from (repayments to) related party	—	(1,210)	1,210
Net cash provided by (used in) financing activities	(6,731)	141,891	341
Net change in cash	(437)	16,621	187
Cash, beginning of period	16,808	187	—
Cash, end of period	$16,371	$16,808	$187
Supplemental disclosure of cash flow information:
Cash paid for interest	$202	$61	$—
Cash paid for taxes	129	—	—
Non-cash investing and financing activities:
Payable and accrued offering costs	$228	$378	$1,229
Unfulfilled repurchase requests included in accounts payable and accrued expenses	—	25
Assumption of mortgage note payable used to acquire investment in real estate	—	5,124	—
Premium on assumed mortgage note payable	—	172	—
Liabilities assumed in real estate acquisitions	—	126	—
Common stock issued through distribution reinvestment plan	4,343	2,171	—

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 1 — Organization

American Realty Capital Healthcare Trust III, Inc. (including, as required by context, American Realty Capital Healthcare III Operating Partnership, L.P. (the “OP”) and its subsidiaries, the “Company”) was incorporated on April 24, 2014 as a Maryland corporation that elected and qualified to be taxed as a real estate investment trust for U.S. federal income tax purposes (“REIT”) beginning with its taxable year ended December 31, 2015. On August 20, 2014, the Company commenced its initial public offering (the “IPO”) on a “reasonable best efforts” basis of up to 125.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, for total gross proceeds of up to $3.1 billion plus up to 26.3 million shares of common stock available pursuant to a distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of common stock.

On February 11, 2015, the Company received and accepted aggregate subscriptions in excess of the minimum offering amount for the IPO of $2.0 million in shares of common stock, broke general escrow and issued shares to its initial investors, who were admitted as stockholders of the Company. The IPO lapsed in accordance with its terms in August 2016 and as of such date the Company has received cumulative proceeds of $165.1 million from the IPO.

As of December 31, 2016, the Company had 7.0 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, and had received total proceeds of $171.5 million, net of shares repurchased under the Share Repurchase Program (as amended, the “SRP”) (see Note 6 — Common Stock) and including $6.5 million in proceeds received under the DRIP. Until the net asset value (“NAV”) pricing date (as described below), the per share purchase price of shares issued under the DRIP will be equal to $23.75 per share, which is equal to 95% of the offering price in the IPO. Beginning with the NAV pricing date, the per share price for shares under the DRIP will vary periodically and will be equal to the Company’s per share NAV. The NAV pricing date means the date that the Company first publishes an estimated per share NAV (the “NAV Pricing Date”), which will be on or prior to July 11, 2017, which is 150 days following the second anniversary of the date that the Company broke escrow in the IPO.

On November 15, 2015, the Company suspended its IPO, which was conducted by Realty Capital Securities, LLC (the “Former Dealer Manager”), as exclusive wholesale distributor, effective December 31, 2015, and, on November 18, 2015, the Former Dealer Manager suspended sales activities it performed pursuant to the dealer manager agreement for the IPO, effective immediately. On December 31, 2015, the Company entered into a termination agreement with the Former Dealer Manager to terminate the dealer manager agreement. On January 25, 2016, the Company registered an additional 0.7 million shares to be issued under the DRIP pursuant to a registration statement on Form S-3 (File No. 333-209117). The Company continues to offer shares under the DRIP.

On April 29, 2016, the Company’s board of directors announced that it had initiated a strategic review process (the “Strategic Review”) to identify, examine, and consider a range of strategic alternatives available to the Company with the objective of maximizing shareholder value. The board of directors has established a special committee (the “Special Committee”) comprised of the board’s independent directors, which is conducting the Strategic Review and is addressing potential conflicts of interest. The Special Committee has engaged SunTrust Robinson Humphrey, Inc. as financial advisor and retained Shapiro Sher Guinot and Sandler, P.A. as special legal counsel in connection with the Strategic Review.

On June 30, 2016, the Company announced that in response to the receipt of an unsolicited proposal (the “Proposal”) from an entity (the “Proposing Entity”) sponsored by an affiliate of American Realty Capital VII, LLC, the Company’s sponsor (the “Sponsor”), relating to a potential strategic transaction with the Proposing Entity (the “Proposed Transaction”), the Special Committee and its financial advisor had engaged in discussions with a special committee formed by the Proposing Entity (and its financial advisor) and with others. Although these discussions have progressed since the receipt of the Proposal, they have not resulted

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 1 — Organization  – (continued)

in a definitive agreement with any party. The Company’s board of directors has not made a decision to enter into any transaction at this time, and there can be no assurance that the discussions and evaluation will result in a definitive agreement or that any such transaction would be approved by the Company’s stockholders. The Company does not intend to provide updates on the discussions or negotiations regarding the Proposal unless or until it determines that further disclosure is appropriate or required based on the then-current facts and circumstances.

The Company was formed to primarily acquire a diversified portfolio of healthcare-related assets, including medical office buildings (“MOB”), seniors housing communities and other healthcare-related facilities, for investment purposes. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. The Company purchased its first property and commenced real estate operations in March 2015. As of December 31, 2016, the Company owned 19 properties located in 10 states, comprised of 467,932 rentable square feet.

Substantially all of the Company’s business is conducted through the OP. The Company has no employees. American Realty Capital Healthcare III Advisors, LLC (the “Advisor”) has been retained to manage the Company’s affairs on a day-to-day basis. The Company also has retained American Realty Capital Healthcare III Properties, LLC (the “Property Manager”) to serve as the Company’s property manager. The Advisor and the Property Manager are under common control with AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global”), the parent of the Sponsor, as a result of which they are related parties, and each have received or will receive compensation, fees and other expense reimbursements from the Company for services related to managing the Company’s business. The Advisor, Property Manager and Former Dealer Manager have received or will receive fees during the Company’s offering, acquisition, operational and liquidation stages.

Note 2 — Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Reclassifications

Certain prior year amounts within prepaid expenses and other assets and deferred costs, net have been reclassified to conform with the current year presentation.

Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and consolidated joint venture arrangements in which the Company has controlling financial interests. The portions of the consolidated joint venture arrangements not owned by the Company are presented as non-controlling interests as of and during the period consolidated. All inter-company accounts and transactions have been eliminated in consolidation.

The Company evaluates its relationships and investments to determine if it has variable interests. A variable interest is an investment or other interest that will absorb portions of an entity’s expected losses or receive portions of the entity’s expected residual returns. If the Company determines that it has a variable interest in an entity, it evaluates whether such interest is in a variable interest entity (“VIE”). A VIE is broadly defined as an entity where either (1) the equity investors as a group, if any, lack the power through voting or similar rights to direct the activities of an entity that most significantly impact the entity’s economic

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 2 — Summary of Significant Accounting Policies  – (continued)

performance or (2) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support. The Company consolidates any VIEs when it is determined to be the primary beneficiary of the VIE’s operations.

A variable interest holder is considered to be the primary beneficiary of a VIE if it has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and has the obligation to absorb losses of, or the right to receive benefits from, the entity that could potentially be significant to the VIE. The Company qualitatively assesses whether it is (or is not) the primary beneficiary of a VIE. Consideration of various factors include, but are not limited to, the Company’s ability to direct the activities that most significantly impact the entity’s economic performance, its form of ownership interest, its representation on the entity’s governing body, the size and seniority of its investment, its ability and the rights of other investors to participate in policy making decisions and to replace the manager of and/or liquidate the entity.

The Company continually evaluates the need to consolidate joint ventures based on standards set forth in GAAP. In determining whether the Company has a controlling interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, power to make decisions and contractual and substantive participating rights of the partners/members as well as whether the entity is a VIE for which the Company is the primary beneficiary.

The Company has determined the OP is a VIE of which the Company is the primary beneficiary. Substantially all of the Company’s assets and liabilities are held by the OP.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, purchase price allocations to record investments in real estate, real estate taxes, fair value measurements, and income taxes, as applicable.

Real Estate Investments

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life or improve the productive capacity of the asset. Costs of repairs and maintenance are expensed as incurred.

The Company evaluates the inputs, processes and outputs of each asset acquired to determine if the transaction is a business combination or asset acquisition. If an acquisition qualifies as a business combination, the related transaction costs are recorded as an expense in the consolidated statement of operations. If an acquisition qualifies as an asset acquisition, the related transaction costs are generally capitalized and subsequently amortized over the useful life of the acquired assets.

In business combinations, the Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets or liabilities based on their respective fair values. Tangible assets may include land, land improvements, buildings and fixtures. Intangible assets may include the value of in-place leases and above- and below-market leases and other identifiable intangible assets or liabilities based on lease or property specific characteristics. In addition, any assumed mortgages receivable or payable and any assumed or issued non-controlling interests are recorded at their estimated fair values.

The Company generally determines the value of construction in progress based upon the replacement cost. During the construction period, we capitalize interest, insurance and real estate taxes until the development has reached substantial completion.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 2 — Summary of Significant Accounting Policies  – (continued)

The fair value of the tangible assets of an acquired property with an in-place operating lease is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to the tangible assets based on the fair value of the tangible assets. The fair value of in-place leases is determined by considering estimates of carrying costs during the expected lease-up periods, current market conditions, as well as costs to execute similar leases. The fair value of above- or below-market leases is recorded based on the present value of the difference between the contractual amount to be paid pursuant to the in-place lease and the Company’s estimate of the fair market lease rate for the corresponding in-place lease, measured over the remaining term of the lease including any below-market fixed rate renewal options for below-market leases.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including real estate valuations prepared by independent valuation firms. The Company also considers information and other factors including market conditions, the industry that the tenant operates in, characteristics of the real estate, i.e. location, size, demographics, value and comparative rental rates, tenant credit profile and the importance of the location of the real estate to the operations of the tenant’s business.

In allocating the fair value to assumed mortgages, amounts are recorded to debt premiums or discounts based on the present value of the estimated cash flows, which is calculated to account for either above- or below-market interest rates.

In allocating non-controlling interests, amounts are recorded based on the fair value of units issued or percentage of investment contributed at the date of acquisition, as determined by the terms of the applicable agreement.

Real estate investments that are intended to be sold are designated as “held for sale” on the consolidated balance sheets at the lesser of carrying amount or fair value less estimated selling costs when they meet specific criteria to be presented as held for sale. Real estate investments are no longer depreciated when they are classified as held for sale. If the disposal, or intended disposal, of certain real estate investments represents a strategic shift that has had or will have a major effect on the Company’s operations and financial results, the operations of such real estate investments would be presented as discontinued operations in the consolidated statements of operations and comprehensive loss for all applicable periods. There are no real estate investments held for sale as of December 31, 2016 and 2015.

Depreciation and Amortization

Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and improvements, and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

Construction in progress, including capitalized interest, insurance and real estate taxes, is not depreciated until the development has reached substantial completion.

The assumed mortgage premiums or discounts are amortized or accreted as an increase or reduction to interest expense over the remaining term of the respective mortgages, as applicable.

Capitalized above-market lease values are amortized as a reduction of rental income over the remaining terms of the respective leases. Capitalized below-market lease values are accreted as an increase to rental income over the remaining terms of the respective leases and expected below-market renewal option periods.

Capitalized above-market ground lease values are accreted as a reduction of property operating expense over the remaining terms of the respective leases. Capitalized below-market ground lease values are amortized as an increase to property operating expense over the remaining terms of the respective leases and expected below-market renewal option periods.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 2 — Summary of Significant Accounting Policies  – (continued)

The value of in-place leases, exclusive of the value of above-market and below-market in-place leases, is amortized to expense over the remaining periods of the respective leases.

Impairment of Long Lived Assets

When circumstances indicate that the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. Impairment assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Cash

The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company (“FDIC”) up to an insurance limit. At December 31, 2016, the Company had deposits of $16.4 million of which $15.3 million were in excess of the amount insured by the FDIC. At December 31, 2015, the Company had deposits of $16.8 million, $15.6 million of which was in excess of the amount insured by the FDIC. Although the Company bears risk to amounts in excess of those insured by the FDIC, it does not anticipate any losses as a result.

Restricted Cash

Restricted cash generally consists of reserves related to real estate taxes, maintenance, structural improvements, and debt service.

Deferred Costs, Net

Deferred costs, net, consist of deferred leasing costs. Deferred leasing costs, consisting primarily of lease commissions and professional fees incurred in connection with new leases, are deferred and amortized over the term of the lease. As of December 31, 2016, the Company had approximately $9,000 in deferred leasing costs, net of accumulated amortization of approximately $1,000. As of December 31, 2015, the Company had not incurred any deferred leasing costs.

Revenue Recognition

The Company’s rental income is primarily related to rent received from tenants in the Company’s MOBs and triple-net leased healthcare facility. Rent from tenants in the Company’s MOB and triple-net leased healthcare facility operating segments (as discussed below) is recorded in accordance with the terms of each lease on a straight-line basis over the initial term of the lease. Because many of the leases provide for rental increases at specified intervals, GAAP requires the Company to record a receivable, and include in revenues on a straight-line basis, unbilled rent receivables that the Company will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. When the Company acquires a property, the acquisition date is considered to be the commencement date for purposes of this calculation.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 2 — Summary of Significant Accounting Policies  – (continued)

Cost recoveries from tenants are included in operating expense reimbursement in the period the related costs are incurred, as applicable.

Resident services and fee income primarily relates to rent from residents in the Company’s seniors housing — operating property (“SHOP”) held using a structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 and to fees for ancillary services performed for SHOP residents. Rental income from residents in the Company’s SHOP operating segment is recognized as earned. Residents pay monthly rent that covers occupancy of their unit and basic services, including utilities, meals and some housekeeping services. The terms of the rent are short term in nature, primarily month-to-month. Fees for ancillary services are recorded in the period in which the services are performed.

The Company defers the revenue related to lease payments received from tenants and residents in advance of their due dates.

The Company continually reviews receivables related to rent and unbilled rent receivables and determines collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, the Company records an increase in the allowance for uncollectible accounts on the consolidated balance sheets or records a direct write-off of the receivable in the consolidated statements of operations.

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with the IPO. Offering costs (other than selling commissions and the dealer manager fee) of the Company may be paid by the Advisor, the Former Dealer Manager or their affiliates on behalf of the Company. Offering and related costs include, but are not limited to, (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Former Dealer Manager for amounts it paid to reimburse the itemized and detailed due diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. The Company is obligated to reimburse the Advisor or its affiliates, as applicable, for offering costs paid by them on behalf of the Company, provided that the Advisor is obligated to reimburse the Company to the extent offering costs (excluding selling commissions and the dealer manager fee) incurred by the Company in its offering exceed 2.0% of offering proceeds, net of repurchases and DRIP. As a result, these costs are only a liability of the Company to the extent aggregate selling commissions, the dealer manager fees and other organization and offering costs do not exceed 12.0% of the gross proceeds determined at the end of the IPO (See Note 7 — Related Party Transactions and Arrangements).

Equity-Based Compensation

The Company has a stock-based incentive award plan for its directors, which is accounted for under the guidance of share based payments. The expense for such awards is included in general and administrative expenses and is recognized over the vesting period or when the requirements for exercise of the award have been met (See Note 9 — Equity-Based Compensation).

Income Taxes

For the period from April 24, 2014 (date of inception) to December 31, 2014, the Company was being taxed as a C corporation because it did not meet the requirements to be taxed as a REIT. The Company elected and qualified to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) commencing with the taxable year ended December 31, 2015. If the Company continues to qualify for taxation as a REIT, it generally will not be subject to federal corporate income tax to the extent it distributes all of its REIT taxable income to its stockholders. REITs are subject to

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 2 — Summary of Significant Accounting Policies  – (continued)

a number of organizational and operational requirements, including a requirement that the Company distribute annually at least 90% of the Company’s REIT taxable income to the Company’s stockholders. If the Company fails to continue to qualify as a REIT in any taxable year and does not qualify for certain statutory relief provisions, the Company will be subject to U.S. federal and state income taxes at regular corporate rates (including any applicable alternative minimum tax) beginning with the year in which it fails to qualify and may be precluded from being able to elect to be treated as a REIT for the Company’s four subsequent taxable years. The Company distributed to its stockholders 100% of its REIT taxable income for the year ended December 31, 2015. Accordingly, no provision for federal or state income taxes related to such REIT taxable income was recorded in the Company’s financial statements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Certain limitations are imposed on REITs with respect to the ownership and operation of seniors housing communities. Generally, to qualify as a REIT, the Company cannot directly operate seniors housing communities. Instead, such facilities may be either leased to a third party operator or leased to a taxable REIT subsidiary (“TRS”) and operated by a third party on behalf of the TRS. Accordingly, the Company has formed a TRS entity under the OP to lease its SHOP and the TRS has entered into a management contract with an unaffiliated third party manager to operate the facility on its behalf.

As of December 31, 2016, the Company, through its TRS entity, owned one SHOP. The TRS entity is a wholly-owned subsidiary of the OP. A TRS is subject to federal, state and local income taxes. The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. In the event the Company determines that it would not be able to realize the deferred income tax assets in the future in excess of the net recorded amount, the Company would establish a valuation allowance which would offset the previously recognized income tax benefit. Deferred income taxes result from temporary differences between the carrying amounts of the TRS’s assets and liabilities used for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax assets and liabilities as of December 31, 2016 consisted of deferred rent and depreciation. As of December 31, 2016, the Company had a deferred tax asset of approximately $22,000 with no valuation allowance. As of December 31, 2015, the Company had a deferred tax asset of approximately $21,000 with no valuation allowance. The Company did not have any deferred tax assets as of December 31, 2014.

The following table details the composition of the Company’s tax expense (benefit) for the years ended December 31, 2016 and 2015, which includes federal and state income taxes incurred by the Company’s TRS entity. No tax expense was recorded for the period from April 24, 2014 (date of inception) to December 31, 2014. The Company estimated its income tax expense (benefit) relating to its TRS entity using a combined federal and state rate of approximately 41.2% for the years ended December 31, 2016 and 2015. These income taxes are reflected in income tax expense on the accompanying consolidated statements of operations and comprehensive income (loss).

(In thousands)	Year Ended December 31, 2016		Year Ended December 31, 2015
	Current	Deferred	Current	Deferred
Federal expense (benefit)	$122	$(1)	$79	$(16)
State expense (benefit)	28	—	26	(5)
Total	$150	$(1)	$105	$(21)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 2 — Summary of Significant Accounting Policies  – (continued)

As of December 31, 2016 and 2015, the Company had no material uncertain income tax positions. The tax period for the period from April 24, 2014 (date of inception) to December 31, 2014 remains open to examination by the major taxing jurisdictions to which the Company is subject.

The amount of distributions payable to the Company’s stockholders is determined by the board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements, as applicable, and annual distribution requirements needed to qualify and maintain the Company’s status as a REIT under the Code.

The following table details the tax treatment of the distributions paid per share during the years ended December 31, 2016 and 2015:

	Year Ended December 31,
	2016		2015
Return of capital	67.4%	$1.05	93.4%	$1.04
Ordinary dividend income	32.6%	0.51	6.6%	0.07
Total	100.0%	$1.56	100.0%	$1.11

Per Share Data

Net income (loss) per basic share of common stock is calculated by dividing net income (loss) attributable to stockholders by the weighted-average number of shares of common stock issued and outstanding during such period. Diluted net income (loss) per share of common stock considers the effect of potentially dilutive shares of common stock outstanding during the period.

Reportable Segments

The Company has determined that it has three reportable segments, with activities related to investing in MOBs, triple-net leased healthcare facilities, and SHOPs. Management evaluates the operating performance of the Company’s investments in real estate and SHOPs on an individual property level.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued revised guidance relating to revenue recognition. Under the revised guidance, an entity is required to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The revised guidance was to become effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption was not permitted under GAAP. The revised guidance allows entities to apply the full retrospective or modified retrospective transition method upon adoption. In July 2015, the FASB deferred the effective date of the revised guidance by one year to annual reporting periods beginning after December 15, 2017, although entities will be allowed to early adopt the guidance as of the original effective date. The Company is evaluating the impact of the implementation of this guidance, including performing a preliminary review of all revenue streams to identify any differences in the timing, measurement or presentation of revenue recognition. The Company is continuing to evaluate the allowable methods of adoption.

In January 2015, the FASB issued updated guidance that eliminates from GAAP the concept of an event or transaction that is unusual in nature and occurs infrequently being treated as an extraordinary item. The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Any amendments may be applied either prospectively or retrospectively to all prior periods presented in the financial statements. Early adoption was permitted provided that the guidance was applied from the beginning of the fiscal year of adoption. The Company elected to adopt this new guidance as of September 30, 2015. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations and cash flows.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 2 — Summary of Significant Accounting Policies  – (continued)

In February 2015, the FASB amended the accounting for consolidation of certain legal entities. The amendments modify the evaluation of whether certain legal entities are VIEs or voting interest entities, eliminates the presumption that a general partner should consolidate a limited partnership and affect the consolidation analysis of reporting entities that are involved with VIEs (particularly those that have fee arrangements and related party relationships). The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption was permitted, including adoption in an interim period. The Company has elected to adopt this guidance effective January 1, 2016. The Company has evaluated the impact of the adoption of this new guidance on its consolidated financial statements and has determined that the OP is considered a VIE. However, the Company meets the disclosure exemption criteria as the Company is the primary beneficiary of the VIE and the Company’s partnership interest in a business and the assets of the OP can be used for purposes other than settling its obligations, such as paying distributions. As such, this standard did not have a material impact on the Company’s consolidated financial statements.

In April 2015, the FASB amended the presentation of debt issuance costs on the balance sheet. The amendment requires that debt issuance costs related to a recognized debt liability be presented on the balance sheet as a direct deduction from the carrying amount of that debt liability. In August 2015, the FASB added that, for line of credit arrangements, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line, regardless of whether or not there are any outstanding borrowings. The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption was permitted for financial statements that have not previously been issued. The Company has elected to adopt this guidance effective January 1, 2016. The adoption of this revised guidance resulted in the reclassification of $0.1 million of deferred financing costs related to the Company’s mortgage note payable from deferred costs, net to mortgage note payable, net of deferred financing costs in the Company’s consolidated balance sheets as of December 31, 2015.

In September 2015, the FASB issued an update that eliminates the requirement to adjust provisional amounts from a business combination and the related impact on earnings by restating prior period financial statements for measurement period adjustments. The new guidance requires that the cumulative impact of measurement period adjustments on current and prior periods, including the prior period impact on depreciation, amortization and other income statement items and their related tax effects, shall be recognized in the period the adjustment amount is determined. The cumulative adjustment would be reflected within the respective financial statement line items affected. The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption was permitted. The Company elected to adopt this guidance as of September 30, 2015. The adoption of this guidance did not have a material impact to the Company’s financial position, results of operations and cash flows.

In January 2016, the FASB issued an update that amends the recognition and measurement of financial instruments. The new guidance revises an entity’s accounting related to equity investments and the presentation of certain fair value changes for financial liabilities measured at fair value. Among other things, it also amends the presentation and disclosure requirements associated with the fair value of financial instruments. The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is not permitted for most of the amendments in the update. The Company is currently evaluating the impact of this new guidance.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 2 — Summary of Significant Accounting Policies  – (continued)

In February 2016, the FASB issued an update that sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The revised guidance is effective on January 1, 2019. Early adoption is permitted. The Company has begun developing an inventory of all leases as well as identifying any non-lease components in our lease arrangements. The Company is continuing to evaluate the impact of this new guidance.

In March 2016, the FASB issued guidance which requires an entity to determine whether the nature of its promise to provide goods or services to a customer is performed in a principal or agent capacity and to recognize revenue in a gross or net manner based on its principal/agent designation. This guidance is effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this new guidance.

In March 2016, the FASB issued an update that changes the accounting for certain aspects of share-based compensation. Among other things, the revised guidance allows companies to make an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures when they occur. The revised guidance is effective for reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company has adopted the provisions of this guidance beginning January 1, 2016 and determined that there is no impact to the Company’s consolidated financial position, results of operations and cash flows. The Company’s policy is to account for forfeitures as they occur.

In August 2016, the FASB issued guidance on how certain transactions should be classified and presented in the statement of cash flows as either operating, investing or financing activities. Among other things, the update provides specific guidance on where to classify debt prepayment and extinguishment costs, payments for contingent consideration made after a business combination and distributions received from equity method investments. The revised guidance is effective for reporting periods beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this new guidance.

In October 2016, the FASB issued guidance where a reporting entity will need to evaluate if it should consolidate a VIE. The amendments change the evaluation of whether a reporting entity is the primary beneficiary of a VIE by changing how a single decision maker of a VIE treats indirect interests in the entity held through related parties that are under common control with the reporting entity. The revised guidance is effective for reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company is currently evaluating the impact of this new guidance.

In November 2016, the FASB issued guidance on the classification of restricted cash in the statement of cash flows. The amendment requires restricted cash to be included in the beginning-of-period and end-of-period total cash amounts. Therefore, transfers between cash and restricted cash will no longer be shown on the statement of cash flows. The guidance is effective for reporting periods beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this new guidance.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 2 — Summary of Significant Accounting Policies  – (continued)

In January 2017, the FASB issued guidance that revises the definition of a business. This new guidance is applicable when evaluating whether an acquisition should be treated as either a business acquisition or an asset acquisition. Under the revised guidance, when substantially all of the fair value of gross assets acquired is concentrated in a single asset or group of similar assets, the assets acquired would not be considered a business. The revised guidance is effective for reporting periods beginning after December 15, 2017, and the amendments will be applied prospectively. Early application is permitted only for transactions that have not previously been reported in issued financial statements. The Company has assessed this revised guidance and expects, based on historical acquisitions, that future properties acquired will qualify as an asset acquisition rather than a business acquisition, which would result in the capitalization of related transaction costs. The Company has not adopted this guidance as of December 31, 2016.

Note 3 — Real Estate Investments

The Company owned 19 properties as of December 31, 2016. The Company focuses on investing in MOBs, seniors housing communities and other healthcare-related facilities primarily to expand and diversify its portfolio and revenue base. The rentable square feet or annualized straight-line rental income of the following acquisitions represent 5% or more of the Company’s total portfolio rentable square feet or annualized straight-line rental income as of December 31, 2016:

On July 24, 2015, the Company, through a wholly owned subsidiary, completed the acquisition of the fee simple interest in a medical office building and a leasehold interest in an adjacent parking lot located in Decatur, Georgia (“Decatur Medical Office Building”). The seller of Decatur Medical Office Building was GCS Stemmer Properties, LLC, which had no preexisting relationship with the Company. The contract purchase price of Decatur Medical Office Building was $5.1 million and was funded with proceeds from the Company’s IPO. The Company accounted for the purchase of Decatur Medical Office Building as a business combination and incurred acquisition related costs of $0.1 million, which are reflected in the acquisition and transaction related line on the accompanying consolidated statements of operations and comprehensive loss.

On August 3, 2015, the Company, through a wholly owned subsidiary, completed the acquisition of the fee simple interest in a medical office building located in Cleveland, Ohio (“Buckeye Health Center”). The seller of Buckeye Health Center was 200 E. 18th LLC, which had no preexisting relationship with the Company. The contract purchase price of Buckeye Health Center was $5.6 million and was funded with proceeds from the Company’s IPO. The Company accounted for the purchase of Buckeye Health Center as a business combination and incurred acquisition related costs of $0.1 million, which are reflected in the acquisition and transaction related line on the accompanying consolidated statements of operations and comprehensive loss.

On August 14, 2015, the Company, through a wholly owned subsidiary, completed the acquisition of the fee simple interest in two adjacent medical office buildings located in Lawrenceville, Georgia (“Philip Professional Center”). The seller of Philip Professional Center was ICM VI — Philip Centre, LP, which had no preexisting relationship with the Company. The contract purchase price of Philip Professional Center was $9.0 million and was funded with $3.9 million in proceeds from the Company’s IPO and the assumption of $5.1 million in existing mortgage debt. The Company accounted for the purchase of Philip Professional Center as a business combination and incurred acquisition related costs of $0.2 million, which are reflected in the acquisition and transaction related line on the accompanying consolidated statements of operations and comprehensive loss.

On August 21, 2015, the Company, through a wholly owned subsidiary, completed the acquisition of the fee simple interest in a seniors housing community located in Collinsville, Illinois (“Cedarhurst of Collinsville”). The seller of Cedarhurst of Collinsville was Cedarhurst of Collinsville, LLC, which had no preexisting relationship with the Company. The contract purchase price of Cedarhurst of Collinsville was

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 3 — Real Estate Investments  – (continued)

$11.6 million and was funded with proceeds from the Company’s IPO. The Company accounted for the purchase of Cedarhurst of Collinsville as a business combination and incurred acquisition related costs of $0.4 million, which are reflected in the acquisition and transaction related line on the accompanying consolidated statements of operations and comprehensive loss.

On August 25, 2015, the Company, through a wholly owned subsidiary, completed the acquisition of the fee simple interest in a seniors housing community located in Richmond, Kentucky (“Arcadian Cove Assisted Living”). The sellers of Arcadian Cove Assisted Living were Arcadian Cove, LLC and Arcadian Assisted Living, LLC, neither of which had any preexisting relationship with the Company. The contract purchase price of Arcadian Cove Assisted Living was $4.8 million and was funded with proceeds from the Company’s IPO. The Company accounted for the purchase of Arcadian Cove Assisted Living as a business combination and incurred acquisition related costs of $0.2 million, which are reflected in the acquisition and transaction related line on the accompanying consolidated statements of operations and comprehensive loss.

On September 11, 2015, the Company, through a wholly owned subsidiary, completed the acquisition of the fee simple interest in a medical office building located in Woodbury, Minnesota (“Woodlake Office Center”). The seller of Woodlake Office Center was Kraus-Anderson, Incorporated, which had no preexisting relationship with the Company. The contract purchase price of Woodlake Office Center was $14.9 million and was funded with proceeds from the Company’s IPO. The Company accounted for the purchase of Woodlake Office Center as a business combination and incurred acquisition related costs of $0.3 million, which are reflected in the acquisition and transaction related line on the accompanying consolidated statements of operations and comprehensive loss.

On October 8, 2015, the Company, through a wholly owned subsidiary, completed the acquisition of the fee simple interest in a medical office building located in Gilbert, Arizona (“Greenfield Medical Center”). The seller of Greenfield Medical Center was Holworthy Property, LLC, which had no preexisting relationship with the Company. The contract purchase price of Greenfield Medical Center was $7.0 million and was funded with proceeds from the Company’s IPO. The Company accounted for the purchase of Greenfield Medical Center as a business combination and incurred acquisition related costs of $0.2 million, which are reflected in the acquisition and transaction related line on the accompanying consolidated statements of operations and comprehensive loss.

On October 22, 2015, the Company, through a wholly owned subsidiary, completed the acquisition of the fee simple interest in a medical office building located in Ft. Meyers, Florida (“Lee Memorial Health System Outpatient Center”). The seller of Lee Memorial Health System Outpatient Center was Fort Myers Creekside MOB, LP, which had no preexisting relationship with the Company. The contract purchase price of Lee Memorial Health System Outpatient Center was $5.3 million and was funded with proceeds from the Company’s IPO. The Company accounted for the purchase of Lee Memorial Health System Outpatient Center as a business combination and incurred acquisition related costs of $0.1 million, which are reflected in the acquisition and transaction related line on the accompanying consolidated statements of operations and comprehensive loss.

On December 4, 2015, the Company, through a wholly owned subsidiary, completed the acquisition of the fee simple interest in a medical office building located in Warren, Michigan (“Beaumont Medical Center”). The seller of Beaumont Medical Center was Beaumont Medical Building-Warren, LLC, which had no preexisting relationship with the Company. The contract purchase price of Beaumont Medical Center was $13.7 million and was funded with proceeds from the Company’s IPO. The Company accounted for the purchase of Beaumont Medical Center as a business combination and incurred acquisition related costs of $0.3 million, which are reflected in the acquisition and transaction related line on the accompanying consolidated statements of operations and comprehensive loss.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 3 — Real Estate Investments  – (continued)

On December 4, 2015, the Company, through a wholly owned subsidiary, completed the acquisition of the leasehold interest in a medical office building located in Joliet, Illinois (“Madison Medical Plaza”). The seller of Madison Medical Plaza was Joliet Investors, LLLP, which had no preexisting relationship with the Company. The contract purchase price of Madison Medical Plaza was $19.5 million and was funded with proceeds from the Company’s IPO. The Company accounted for the purchase of Madison Medical Plaza as a business combination and incurred acquisition related costs of $1.9 million, which are reflected in the acquisition and transaction related line on the accompanying consolidated statements of operations and comprehensive loss.

The following table presents the allocation of the assets acquired and liabilities assumed during the year ended December 31, 2015. The Company did not acquire any properties during the year ended December 31, 2016 or for the period from April 24, 2014 (date of inception) to December 31, 2014.

(Dollar amounts in thousands)	Year Ended December 31, 2015
Real estate investments, at cost:
Land	$10,225
Buildings, fixtures and improvements	101,129
Total tangible assets	111,354
Acquired intangibles:
In-place leases	16,023
Market lease assets	2,427
Market lease liabilities	(1,902)
Total assets acquired, net	127,902
Mortgage note payable assumed to acquire real estate investment	(5,124)
Premium on mortgage assumed	(172)
Other liabilities assumed	(126)
Cash paid for acquired real estate investments	$122,480
Number of properties purchased	19

The following table presents future minimum base rental cash payments due to the Company over the next five years and thereafter as of December 31, 2016. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to performance thresholds and increases in annual rent based on exceeding certain economic indexes, among other items.

(In thousands)	Future Minimum Base Rent Payments
2017	$8,909
2018	8,691
2019	8,297
2020	7,827
2021	6,431
Thereafter	18,846
Total	$59,001

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 3 — Real Estate Investments  – (continued)

As of December 31, 2016 and 2015, the Company did not have any tenants (including for this purpose, all affiliates of such tenants) whose annualized rental income on a straight-line basis represented 10% or greater of total annualized rental income for the portfolio on a straight-line basis. The Company did not own any properties and had no tenant concentrations as of December 31, 2014.

The following table lists the states where the Company has a concentration of properties where annualized rental income on a straight-line basis represented 10% or more of consolidated annualized rental income on a straight-line basis as of December 31, 2016 and 2015. The Company did not own any properties and had no state concentrations as of December 31, 2014.

	December 31,
State	2016	2015
Georgia	11.8%	11.9%
Illinois	42.1%	41.9%

Intangible Assets and Liabilities

Acquired intangible assets and liabilities consisted of the following as of the periods presented:

	December 31, 2016			December 31, 2015
(In thousands)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible assets:
In-place leases	$16,023	$4,058	$11,965	$16,023	$931	$15,092
Intangible market lease assets	2,427	434	1,993	2,427	81	2,346
Total acquired intangible assets	$18,450	$4,492	$13,958	$18,450	$1,012	$17,438
Intangible market lease liabilities	$1,902	$201	$1,701	$1,902	$53	$1,849

The following table discloses amounts recognized within the consolidated statements of operations and comprehensive income (loss) related to amortization of in-place lease assets, amortization and accretion of above- and below-market lease assets and liabilities, net and the accretion of above-market ground leases, for the years ended December 31, 2016 and 2015. The Company had no intangible assets and liabilities and did not recognize any amortization or accretion during the period from April 24, 2014 (date of inception) to December 31, 2014.

(In thousands)	Year Ended December 31,
	2016	2015
Amortization of in-place leases(1)	$3,127	$931
Amortization (accretion) of above- and below-market leases, net(2)	221	35
Accretion of above-market ground leases(3)	(16)	(6)

(1)	Reflected within depreciation and amortization expense
(2)	Reflected within rental income
(3)	Reflected within property operating and maintenance expense

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 3 — Real Estate Investments  – (continued)

The following table provides the projected amortization expense and adjustments to revenues for the next five years:

(In thousands)	2017	2018	2019	2020	2021
In-place lease assets	$2,362	$2,197	$2,022	$1,794	$1,285
Total to be added to amortization expense	$2,362	$2,197	$2,022	$1,794	$1,285
Above-market lease assets	$351	$318	$309	$301	$224
Below-market lease liabilities	(132)	(132)	(131)	(127)	(120)
Total to be deducted from rental income	$219	$186	$178	$174	$104
Above-market ground lease liabilities	$16	$16	$16	$16	$16
Total to be deducted from property operating and maintenance expense	$16	$16	$16	$16	$16

Note 4 — Mortgage Note Payable

The following table reflects the Company’s mortgage note payable as of December 31, 2016 and 2015:

Portfolio	Encumbered Properties	Outstanding Loan Amount as of December 31,		Effective Interest Rate	Interest Rate	Maturity
		2016	2015
		(In thousands)
Philip Professional Center – Lawrenceville, GA	2	$4,997	$5,093	4.0%	Fixed	Oct. 2019
Deferred financing costs, net of accumulated amortization		(78)	(108)
Mortgage note payable, net of deferred financing costs		$4,919	$4,985

As of December 31, 2016, the Company had pledged $9.0 million in real estate as collateral for the mortgage note payable. This real estate is not available to satisfy other debts and obligations unless first satisfying the mortgage note payable on the property. The Company makes payments of principal and interest on its mortgage note payable on a monthly basis.

The following table summarizes the scheduled aggregate principal payments on the Company’s mortgage note payable for the five years subsequent to December 31, 2016:

(In thousands)	Future Principal Payments
2017	$100
2018	104
2019	4,793
2020	—
2021	—
Thereafter	—
Total	$4,997

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 5 — Fair Value of Financial Instruments

GAAP establishes a hierarchy of valuation techniques based on the observability of inputs used in measuring financial instruments at fair value. GAAP establishes market-based or observable inputs as the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs. The three levels of the hierarchy are described below:

Level 1 —	Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.
Level 2 —	Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.
Level 3 —	Unobservable inputs that reflect the entity’s own assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.

The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair value of short-term financial instruments such as cash, restricted cash, straight-line rent receivable, prepaid expenses and other assets, deferred costs, net, accounts payable and accrued expenses, deferred rent and distributions payable approximates their carrying value on the consolidated balance sheets due to their short-term nature. The fair value of the Company’s remaining financial instrument that is not reported at fair value on the consolidated balance sheet is reported below.

(In thousands)	Level	Carrying Amount(1) at December 31, 2016	Fair Value at December 31, 2016	Carrying Amount(1) at December 31, 2015	Fair Value at December 31, 2015
Mortgage note payable and premium, net	3	$5,110	$5,085	$5,248	$5,181

(1)	Carrying value includes gross mortgage note payable of $5.0 million and $5.1 million and mortgage premium, net of $0.1 million and $0.2 million as of December 31, 2016 and December 31, 2015, respectively.

The fair value of the mortgage note payable is estimated using a discounted cash flow analysis, based on the Advisor’s experience with similar types of borrowing arrangements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 6 — Common Stock

The Company had 7.0 million and 6.8 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, as of December 31, 2016 and 2015, respectively. The Company had received total gross proceeds, net of shares repurchased under the SRP, of $171.5 million and $167.2 million as of December 31, 2016 and 2015, respectively.

The Company has paid distributions on a monthly basis to stockholders of record on a daily basis at a rate equal to $0.0042808219 per day, which is equivalent to $1.56 per annum, per share of common stock, beginning on March 15, 2015. In March 2016, the Company’s board of directors ratified the existing distribution amount equivalent to $1.56 per annum, and, for the calendar year 2016, affirmed a change to the daily distribution payable to stockholders of record each day during the applicable period to $0.0042691257 per day per share of common stock to accurately reflect that 2016 was a leap year. Distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. Distribution payments are dependent on the availability of funds. The board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

Share Repurchase Program

The Company’s board of directors has adopted the SRP, which enables stockholders to sell their shares to the Company in limited circumstances. The SRP permits investors to sell their shares back to the Company after they have held them for at least one year, subject to significant conditions and limitations described below.

Prior to the time that the Company’s shares are listed on a national securities exchange and until the Company begins to calculate NAV (other than with respect to a repurchase request that is made in connection with a stockholder’s death or disability), the repurchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date — the lower of $23.13 or 92.5% of the amount they actually paid for each share, and after two years from the purchase date — the lower of $23.75 or 95.0% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations). In cases of requests for death and disability, the repurchase prices will be equal to the price actually paid for each such share.

Beginning with the NAV Pricing Date, the price per share that the Company will pay to repurchase its shares will be equal to its NAV at the time of repurchase multiplied by a percentage equal to (i) 92.5%, if the person seeking repurchase has held his or her shares for a period greater than one year and less than two years; (ii) 95.0%, if the person seeking repurchase has held his or her shares for a period greater than two years and less than three years; (iii) 97.5%, if the person seeking repurchase has held his or her shares for a period greater than three years and less than four years; or (iv) 100.0%, if the person seeking repurchase has held his or her shares for a period greater than four years. In cases of requests for death and disability, the repurchase prices will be equal to NAV at the time of repurchase. Subject to limited exceptions, stockholders who redeem their shares of our common stock within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate NAV per share of the shares of common stock received.

Repurchases of shares of the Company’s common stock, when requested, are at the sole discretion of the board of directors. Until the First SRP Amendment (described below), the Company limited the number of shares repurchased during any calendar year to 5% of the weighted average number of shares of common stock outstanding on December 31st of the previous calendar year. In addition, the Company was only authorized to repurchase shares in a given quarter up to the amount of proceeds received from its DRIP in that same quarter.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 6 — Common Stock  – (continued)

On January 25, 2016, the Company’s board of directors approved and amended the SRP (the “First SRP Amendment”) to supersede and replace the existing SRP. Under the SRP Amendment, repurchases of shares of the Company’s common stock, when requested, are at the sole discretion of the board of directors and generally will be made semiannually (each six-month period ending June 30 or December 31, a “fiscal semester”). Repurchases for any fiscal semester will be limited to a maximum of 2.5% of the weighted average number of shares of common stock outstanding during the previous fiscal year (the “Prior Year Outstanding Shares”), with a maximum for any fiscal year of 5.0% of the Prior Year Outstanding Shares. In addition, the Company is only authorized to repurchase shares in a given fiscal semester up to the amount of proceeds received from its DRIP in that same fiscal semester. If the NAV Pricing Date occurs during any fiscal semester, any repurchase requests received during such fiscal semester will be paid at the applicable NAV then in effect.

On June 29, 2016, the board of directors of the Company further amended the Company’s SRP (the “Second SRP Amendment”) to provide, solely for calendar year 2016, for a nine-month repurchase period ending September 30, 2016 and a three-month repurchase period ending December 31, 2016, instead of two semi-annual periods ending June 30 and December 31. The annual limit on repurchases under the SRP remains unchanged and continues to be limited to a maximum of 5.0% of the Prior Year Outstanding Shares and is subject to the terms and limitations set forth in the SRP. Accordingly, the nine-month repurchase period ending September 30, 2016 will be limited to a maximum of 3.75% of the Prior Year Outstanding Shares and the three-month repurchase period ending December 31, 2016 will be limited to a maximum of 1.25% of the Prior Year Outstanding Shares, and in each case will continue to be subject to the terms and conditions set forth in the SRP, as amended. The Second SRP Amendment also provides, for calendar year 2016 only, that any amendments, suspensions or terminations of the SRP will become effective on the day following the Company’s public announcement of such amendments, suspension or termination. The Second SRP Amendment became effective on July 30, 2016 and will only apply to repurchase periods in calendar year 2016.

On September 21, 2016, the board of directors of the Company further amended the Company’s SRP (the “Third SRP Amendment”) to provide, solely for calendar year 2016, for one twelve-month repurchase period ending December 31, 2016. The annual limit on repurchases under the SRP remains unchanged and continues to be limited to a maximum of 5.0% of the Prior Year Outstanding Shares and is subject to the terms and limitations set forth in the SRP. Following calendar year 2016, the repurchase periods will return to two semi-annual periods and applicable limitations set forth in the SRP. The Third SRP Amendment became effective on September 22, 2016 and will only apply to repurchase periods in calendar year 2016.

When a stockholder requests a repurchase and the repurchase is approved by the Company’s board of directors, the Company will reclassify such obligation from equity to a liability based on the value of the obligation. Shares purchased under the SRP will have the status of authorized but unissued shares. The following table reflects the number of shares repurchased cumulatively through December 31, 2016:

	Number of Shares Repurchased	Average Price per Share
Cumulative repurchases as of December 31, 2015(1)	1,021	$24.97
Year ended December 31, 2016(2)	—	—
Cumulative repurchases as of December 31, 2016(2)	1,021	$24.97

(1)	Excludes rejected repurchases of 1,336 shares for approximately $33,000 at an average price per share of $24.95, which were unfulfilled as of December 31, 2015.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 6 — Common Stock  – (continued)

(2)	As permitted under the SRP, in January 2017, the Company’s board of directors authorized, with respect to repurchase requests received during the year ended December 31, 2016, the repurchase of shares validly submitted for repurchase in an amount equal to 2.5% of the weighted-average number of shares of common stock outstanding during the fiscal year ended December 31, 2015, representing less than all the shares validly submitted for repurchase during the year ended December 31, 2016. Accordingly, 0.1 million shares for $1.9 million at an average repurchase price per share of $22.77 (including all shares submitted for death and disability) were approved for repurchase and completed in February 2017, while repurchase requests of 0.2 million shares for $4.0 million at an average price per share of $22.29 were rejected.

The SRP will immediately terminate if the Company’s shares are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the SRP at any time, with effect the day following announcement of the amendment, suspension or termination, during calendar year 2016, and thereafter upon 30 days’ prior written notice to our stockholders.

Distribution Reinvestment Plan

Pursuant to the DRIP, stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased under the DRIP. The shares purchased pursuant to the DRIP have the same rights and are treated in the same manner as the shares issued pursuant to the IPO. The board of directors may designate that certain cash or other distributions be excluded from reinvestment pursuant to the DRIP. On June 29, 2016, the board of directors of the Company amended the DRIP such that any amendment, suspension or termination of the DRIP will become effective immediately upon (i) the Company’s public announcement of such amendment, suspension or termination and (ii) the Company’s mailing of a notice regarding the amendment, suspension or termination to each DRIP participant. Shares issued under the DRIP are recorded to equity in the accompanying consolidated balance sheets in the period distributions are declared. During the years ended December 31, 2016 and 2015, respectively, the Company issued 0.2 million and 0.1 million shares of common stock pursuant to the DRIP, generating aggregate proceeds of $4.3 million and $2.2 million. The Company did not issue any shares of common stock pursuant to the DRIP during the period from April 24, 2014 (date of inception) to December 31, 2014.

Note 7 — Related Party Transactions and Arrangements

As of December 31, 2016 and 2015, American Realty Capital Healthcare III Special Limited Partnership, LLC (the “Special Limited Partner”), an entity controlled by the Sponsor, owned 8,888 shares of the Company’s outstanding common stock. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. As of December 31, 2016 and 2015, the Company had $0.1 million payable to related parties.

The Former Dealer Manager served as the dealer manager of the IPO. SK Research, LLC (“SK Research”) and American National Stock Transfer, LLC (“ANST”), both subsidiaries of the parent company of the Former Dealer Manager, provided other general professional services through December 2015 and January 2016, respectively. RCS Capital Corporation (“RCAP”), the parent company of the Former Dealer Manager and certain of its affiliates that provided us with services, filed for Chapter 11 bankruptcy protection in January 2016, prior to which it was also under common control with AR Global, the parent of the Company’s sponsor. In May 2016, RCAP and its affiliated debtors emerged from bankruptcy under the new name Aretec Group, Inc.

Fees Paid in Connection with the IPO

The Former Dealer Manager was paid fees and compensation in connection with the sale of the Company’s common stock in the IPO. The Former Dealer Manager was paid a selling commission of up to 7.0% of the per share purchase price of the IPO proceeds before reallowance of commissions earned by

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 7 — Related Party Transactions and Arrangements  – (continued)

participating broker-dealers. In addition, the Former Dealer Manager received up to 3.0% of the gross proceeds from the sale of shares, before reallowance to participating broker-dealers, as a dealer manager fee. The Former Dealer Manager was able to reallow its dealer manager fee to such participating broker-dealers. A participating broker dealer may have elected to receive a fee equal to 7.5% of the gross proceeds from the sale of shares (not including selling commissions and dealer manager fees) by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option was elected, the dealer manager fee was reduced to 2.5% of gross proceeds (not including selling commissions and dealer manager fees). The following table details total selling commissions and dealer manager fees incurred from and due to the Former Dealer Manager as of and for the periods presented:

(In thousands)	Year Ended December 31,		For the Period from April 24, 2014 (date of inception) to December 31, 2014	Payable as of December 31,
	2016	2015		2016	2015
Total commissions and fees incurred from and due to the Former Dealer Manager	$—	$14,368	$—	$—	$—

The Advisor, Sponsor and Former Dealer Manager and their affiliates received compensation and reimbursement for services relating to the IPO. All offering costs incurred by the Company and the Advisor, Sponsor and Former Dealer Manager and their affiliates on behalf of the Company are charged to additional paid-in capital on the accompanying consolidated balance sheets. The following table details fees and reimbursable offering costs incurred and payable as of and for the periods presented:

(In thousands)	Year Ended December 31,		For the Period from April 24, 2014 (date of inception) to December 31, 2014	Payable as of December 31,
	2016	2015		2016	2015
Fees and expense reimbursements incurred from and due to the Advisor and its affiliates	$—	$1,953	$66	$—	$12
Fees and expense reimbursements incurred from and due to the Former Dealer Manager and its affiliates	—	1,487	619	228	228
Fees and expense reimbursements incurred from and due to the Sponsor	—	7	—	—	—
Total fees and expense reimbursements incurred from and due to the Advisor, Sponsor and Former Dealer Manager and their affiliates	$—	$3,447	$685	$228	$240

The Company was responsible for offering and related costs from the IPO, excluding selling commissions and dealer manager fees, up to a maximum of 2.0% of gross proceeds received from the IPO, measured at the end of the IPO. Offering costs, excluding selling commissions and dealer manager fees, in excess of the 2.0% limitation as of the end of the IPO are the Advisor’s responsibility. The IPO lapsed in accordance with its terms on August 20, 2016. As of the end of the IPO, offering and related costs, excluding commissions and dealer manager fees, exceeded 2.0% of gross proceeds received from the IPO by $3.8 million. At the end of the IPO, the amount by which the Company was over the 2.0% limitation was netted against the offering costs that were previously charged to additional paid-in capital on the accompanying consolidated balance

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 7 — Related Party Transactions and Arrangements  – (continued)

sheets. The Company recorded a corresponding receivable from the Advisor for this amount, which was subsequently reclassified to additional paid-in capital in the accompanying consolidated balance sheet as of December 31, 2016.

Fees and Participations Paid in Connection With the Operations of the Company

The Advisor receives an acquisition fee of 1.5% of the contract purchase price of each property acquired and 1.5% of the amount advanced for a loan or other investment. The Advisor is also reimbursed for services provided for which it incurs investment-related expense, or insourced expenses. Such insourced expenses may not exceed 0.5% of the contract purchase price of each acquired property and 0.5% of the amount advanced for a loan or other investment. Additionally, the Company reimburses the Advisor for third party acquisition expenses. The Company also reimburses the Advisor for legal expenses it or its affiliates incur in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.1% of the contract purchase price of each property or 0.1% of the amount advanced for each loan or other investment. Once the proceeds from the IPO have been fully invested, the aggregate amount of acquisition fees and any financing coordination fees (as described below) may not exceed 2.0% of the contract purchase price and the amount advanced for a loan or other investment for all the assets acquired. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees payable with respect to a particular investment exceed 4.5% of the contract purchase price of the Company’s portfolio to be measured at the close of the acquisition phase or 4.5% of the amount advanced for all loans or other investments.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations.

For its asset management services, the Company pays the Advisor an asset management subordinated participation by causing the OP to issue (subject to periodic approval by the board of directors) to the Advisor performance-based restricted, forfeitable partnership units of the OP designated as “Class B Units.” The Class B Units are intended to be profit interests and will vest, and no longer be subject to forfeiture, at such time as any one of the following events occur: (1) the termination of the advisory agreement by an affirmative vote of a majority of the Company’s independent directors without cause; (2) a listing of the Company’s common stock on a national securities exchange; or (3) a transaction to which the Company or the OP is a party, as a result of which OP Units or the Company’s common stock are or will be exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; provided that the Advisor, pursuant to the advisory agreement, is providing services to the Company immediately prior to the occurrence of an event of the type described therein (the “performance condition”). Such Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause.

When and if approved by the board of directors, the Class B Units are expected to be issued to the Advisor quarterly in arrears pursuant to the terms of the limited partnership agreement of the OP. The number of Class B Units issued in any quarter is an amount equal to: (i) the excess of (A) the product of (y) 0.1875% multiplied by (z) the cost of the Company’s assets (until the NAV Pricing Date, then the lower of the cost of assets and the fair value of the Company’s assets) over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the IPO price minus the selling commissions and dealer manager fees). The value of issued Class B Units will be determined and expensed when the Company deems the achievement of the performance condition to be probable. The Advisor will receive distributions on unvested Class B Units equal to the distribution received on the Company’s common

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 7 — Related Party Transactions and Arrangements  – (continued)

stock. Such distributions on issued Class B Units will be expensed in the consolidated statements of operations and comprehensive loss until the performance condition is considered probable to occur. During the years ended December 31, 2016 and 2015, the Company’s board of directors approved the issuance of 38,668 and 7,254 Class B Units, respectively, to the Advisor in connection with this arrangement. As of December 31, 2016, the Company’s board of directors had approved the issuance of 45,922 Class B Units to the Advisor in connection with this arrangement.

Unless the Company contracts with a third party, the Company will pay the Property Manager a property management fee of 1.5% of gross revenues from the Company’s single-tenant net leased properties and 2.5% of gross revenues from all other types of properties. The Company will also reimburse the Property Manager for property level expenses. If the Company contracts directly with third parties for such services, the Company will pay them customary market fees and will pay the Property Manager an oversight fee of up to 1.0% of the gross revenues of the property managed. In no event shall the Property Manager or any affiliates of the Property Manager be entitled to an oversight fee if any third party receives market fees greater than the property management fee, as explained above. Further, in no event will the Company pay the Property Manager or any affiliates of the Property Manager both a property management fee and an oversight fee with respect to any particular property. Property management fees are recorded to operating fees to related party in the accompanying consolidated statements of operations and comprehensive loss.

SK Research and ANST, both subsidiaries of the parent company of the Former Dealer Manager, provided other general professional services through December 2015 and January 2016, respectively. The Advisor pays general and administrative expenses on behalf of the Company, for which, the Company subsequently reimburses the Advisor. These fees and reimbursements are included in general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss.

The following table details amounts incurred, forgiven and payable in connection with the Company’s operations-related services described above as of and for the periods presented:

(In thousands)	Year Ended December 31,				For the Period from April 24, 2014 (date of inception) to December 31, 2014		Payable (Receivable) as of December 31,
	2016		2015
	Incurred	Forgiven	Incurred	Forgiven	Incurred	Forgiven	2016	2015
One-time fees and reimbursements:
Acquisition fees	$—	$—	$1,910	$—	$—	$—	$—	$—
Acquisition cost reimbursements	—	—	637	—	—	—	—	—
Financing coordination fees	—	—	38	—	—	—	—	—
Ongoing fees and reimbursements:
Property management fees	31	—	46	3	—	—	(129)	4
Professional fees and reimbursements	267	—	343	—	—	—	29	43
Distributions on Class B units	43	—	2	—	—	—	2	1
Total related party operating fees and reimbursements	$341	$—	$2,976	$3	$—	$—	$(98)	$48

The Company reimburses the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash expenses and excluding any gain from the sale of assets for that period (the “2%/25% Limitation”), unless the Company’s independent directors determine that such excess was

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 7 — Related Party Transactions and Arrangements  – (continued)

justified based on unusual and nonrecurring factors which they deem sufficient, in which case the excess amount may be reimbursed to the Advisor in subsequent periods. Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services during the operational stage; however, the Company may not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees, acquisition expense reimbursements or real estate commissions or for persons serving as executive officers of the Company. No reimbursement was incurred from the Advisor for providing such services during the years ended December 31, 2016 and 2015 or the period from April 24, 2014 (date of inception) to December 31, 2014.

In order to improve operating cash flows and the ability to pay distributions from operating cash flows, the Advisor may elect to forgive and absorb certain fees. Because the Advisor may forgive or absorb certain fees, cash flow from operations that would have been paid to the Advisor may be available to pay distributions to stockholders. The fees that are forgiven are not deferrals and, accordingly, will not be paid to the Advisor in the future. During the year ended December 31, 2015, the Advisor elected to forgive approximately $3,000 in fees. There were no such fees forgiven during the year ended December 31, 2016 or the period from April 24, 2014 (date of inception) to December 31, 2014. In certain instances, to improve the Company’s working capital, the Advisor may elect to absorb a portion of the Company’s property operating and general and administrative costs, which the Company will not repay. No such expenses were absorbed by the Advisor during the years ended December 31, 2016 and 2015 or the period from April 24, 2014 (date of inception) to December 31, 2014.

The predecessor to AR Global was party to a services agreement with RCS Advisory Services, LLC, a subsidiary of the parent company of the Former Dealer Manager (“RCS Advisory”), pursuant to which RCS Advisory and its affiliates provided the Company and certain other companies sponsored by AR Global with services (including, without limitation, transaction management, compliance, due diligence, event coordination and marketing services, among others) on a time and expenses incurred basis or at a flat rate based on services performed. The predecessor to AR Global instructed RCS Advisory to stop providing such services in November 2015 and no services have since been provided by RCS Advisory.

The Company was also party to a transfer agency agreement with ANST, a subsidiary of the parent company of the Former Dealer Manager, pursuant to which ANST provided the Company with transfer agency services (including broker and stockholder servicing, transaction processing, year-end IRS reporting and other services), and supervisory services overseeing the transfer agency services performed by DST Systems, Inc., a third-party transfer agent (“DST”). AR Global received written notice from ANST on February 10, 2016 that it would wind down operations by the end of the month and would withdraw as the transfer agent effective February 29, 2016. On February 26, 2016, the Company entered into a definitive agreement with DST to provide the Company directly with transfer agency services (including broker and stockholder servicing, transaction processing, year-end IRS reporting and other services).

Fees and Participations Paid in Connection with a Listing or the Liquidation of the Company’s Real Estate Assets

The Company will pay the Advisor an annual subordinated performance fee calculated on the basis of the Company’s total return to stockholders, payable annually in arrears, such that for any year in which the Company’s total return on stockholder’s capital exceeds 6.0% per annum, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year. This fee will be payable only upon the sale of assets, distributions or other event which results in the return on stockholder’s capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the years ended December 31, 2016 and 2015 or the period from April 24, 2014 (date of inception) to December 31, 2014.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 7 — Related Party Transactions and Arrangements  – (continued)

The Company will pay the Advisor a real estate commission on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and 50.0% of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and agents and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission. Real estate commissions will only be payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the years ended December 31, 2016 and 2015 or the period from April 24, 2014 (date of inception) to December 31, 2014.

The Company will pay the Special Limited Partner a subordinated participation in the net sales proceeds of the sale of real estate assets of 15.0% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax non-compounded annual return on the capital contributed by investors. The Special Limited Partner will not be entitled to the subordinated participation in the net sales proceeds unless investors have received a return of their capital plus a return equal to a 6.0% cumulative non-compounded annual return on their capital contributions. No participation in net sales proceeds was incurred during the years ended December 31, 2016 and 2015 or the period from April 24, 2014 (date of inception) to December 31, 2014.

If the Company’s shares of common stock are listed on a national securities exchange, the Special Limited Partner will receive a subordinated incentive listing distribution from the OP equal to 15.0% of the amount by which the Company’s market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax non-compounded annual return to investors. The Company cannot assure that it will provide this 6.0% annual return but the Special Limited Partner will not be entitled to the subordinated incentive listing distribution unless investors have received a 6.0% cumulative, pre-tax non-compounded annual return on their capital contributions. No such distribution was incurred during the years ended December 31, 2016 and 2015 or the period from April 24, 2014 (date of inception) to December 31, 2014. Neither the Special Limited Partner nor any of its affiliates can earn both the subordinated participation in the net sales proceeds and the subordinated listing distribution.

Upon termination or non-renewal of the advisory agreement with the Advisor, with or without cause, the Special Limited Partner will be entitled to receive distributions from the OP equal to 15% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded annual return to investors. The Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Note 8 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor, its affiliates and entities under common ownership with the Advisor to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that the Advisor and its affiliates are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 9 — Equity-Based Compensation

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, after initial election to the board of directors and after each annual stockholder’s meeting, with such shares vesting annually beginning with the one year anniversary of initial election to the board of directors and the date of the next annual meeting, respectively. Restricted shares issued to independent directors vest over a five-year period in increments of 20.0% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of common shares granted under the RSP may not exceed 5.0% of the Company’s outstanding shares of common stock on a fully diluted basis at any time and in any event will not exceed 6.3 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares. The following table reflects restricted share award activity for the period presented:

	Number of Common Shares	Weighted-Average Issue Price
Unvested, April 24, 2014	—	$—
Granted	2,666	22.50
Vested	—	—
Forfeitures	—	—
Unvested December 31, 2014	2,666	22.50
Granted	2,666	22.50
Vested	(533)	22.50
Forfeitures	—	—
Unvested, December 31, 2015	4,799	22.50
Granted	2,666	22.50
Vested	(1,067)	22.50
Forfeitures	—	—
Unvested, December 31, 2016	6,398	$22.50

As of December 31, 2016, the Company had $0.1 million of unrecognized compensation cost related to unvested restricted share award grants under the Company’s RSP. That cost is expected to be recognized over a weighted average period of 3.7 years. The fair value of the restricted shares is being expensed on a straight-line basis over the service period of five years. Compensation expense related to restricted shares was approximately $41,000, $30,000 and 4,000 for the years ended December 31, 2016 and 2015 and for the period from April 24, 2014 (date of inception) to December 31, 2014, respectively. Compensation expense related to restricted shares is recorded as general and administrative expense in the accompanying consolidated statements of operations and comprehensive loss.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 10 — Non-Controlling Interests

The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP (“OP Units”). As of December 31, 2016 and 2015, the Advisor held 90 OP Units, which represents a nominal percentage of the aggregate OP ownership.

A holder of limited partner interests has the right to convert OP Units for the cash value of a corresponding number of shares of the Company’s common stock or, at the option of the OP, a corresponding number of shares of the Company’s common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the holders of limited partner interests in the OP are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets. No distributions were paid to OP Unit holders during the years ended December 31, 2016 and 2015 or the period from April 24, 2014 (date of inception) to December 31, 2014.

The Company has an investment arrangement with unaffiliated third parties whereby such investors receive an ownership interest in certain of the Company’s property owning subsidiaries and are entitled to receive a proportionate share of the net operating cash flow derived from the subsidiaries’ property. Upon disposition of a property subject to this investment arrangement, the investors will receive a proportionate share of the net proceeds from the sale of the property. The investors have no recourse to any other assets of the Company. Due to the nature of the Company’s involvement with the arrangement and the significance of its investment in relation to the investment of the third parties, the Company has determined that it controls each entity in this arrangement and therefore the entities related to this arrangement are consolidated within the Company’s financial statements. A non-controlling interest is recorded for the investor’s ownership interest in the properties.

The following table summarizes the activity related to investment arrangements with the unaffiliated third party. The Company did not have any distributions of net cash flow from operations related to these investment arrangements for the period from April 24, 2014 (date of inception) to December 31, 2014.

Property Name (Dollar amounts in thousands)	Investment Date	Third Party Net Investment Amount as of December 31, 2016	Non- Controlling Ownership Percentage as of December 31, 2016	As of December 31, 2016		As of December 31, 2015		Distributions(1) for the Year Ended December 31,
				Net Real Estate Assets Subject to Investment Arrangement	Mortgage Notes Payable Subject to Investment Arrangement	Net Real Estate Assets Subject to Investment Arrangement	Mortgage Notes Payable Subject to Investment Arrangement	2016	2015
UnityPoint Clinic – Muscatine, IA	Dec. 2015	$283	5%	$5,790	$—	$6,024	$—	$15	—
UnityPoint Clinic – Moline, IL	Dec. 2015	181	5%	3,691	—	3,846	—	10	—

(1)	Represents distributions to unaffiliated third party investors of net cash flows from operations of the properties subject to the investment arrangements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 11 — Net Income (Loss) Per Share

The following is a summary of the basic and diluted net income (loss) per share computation for the years ended December 31, 2016 and 2015 and the period from April 24, 2014 (date of inception) to December 31, 2014:

(In thousands, except share and per share amounts)	Year Ended December 31,		For the Period from April 24, 2014 (date of inception) to December 31, 2014
	2016	2015
Computation of Basic Net Income (Loss) Per Share:
Net income (loss) attributable to stockholders	$745	$(5,218)	$(180)
Basic weighted-average shares outstanding	6,882,285	3,344,191	7,937
Basic net income (loss) per share	$0.11	$(1.56)	$(22.68)
Computation of Diluted Net Income (Loss) Per Share:
Net income (loss) attributable to stockholders	$745	$(5,218)	$(180)
Adjustments to net income (loss) for common share equivalents	(105)	—	—
Diluted net income (loss)	$640	$(5,218)	$(180)
Basic weighted-average shares outstanding	6,882,285	3,344,191	7,937
Shares of unvested restricted shares(1)	5,466	—	—
OP Units	90	—	—
Diluted weighted-average shares outstanding	6,887,841	3,344,191	7,937
Diluted net income (loss) per share	$0.09	$(1.56)	$(22.68)

(1)	Weighted-average number of shares of unvested restricted stock outstanding for the periods presented.

The Company had the following potentially dilutive securities as of December 31, 2016, 2015 and 2014, which were excluded from the calculation of diluted net income (loss) per share attributable to stockholders as their effect would have been antidilutive:

	December 31,
	2016	2015	2014
Unvested restricted shares	—	4,799	2,666
OP Units	—	90	90
Class B Units	45,922	7,254	—
Total potentially dilutive securities	45,922	12,143	2,756

Note 12 — Segment Reporting

During the years ended December 31, 2016 and 2015, the Company operated in three reportable business segments for management and internal financial reporting purposes: medical office buildings, triple-net leased healthcare facilities and seniors housing — operating properties. During the period from April 24, 2014 (date of inception) to December 31, 2014, the Company did not own any properties and had not commenced real estate operations.

The Company evaluates performance and makes resource allocations based on its three business segments. The medical office building segment primarily consists of MOBs leased to healthcare-related tenants under long-term leases, which may require such tenants to pay a pro rata share of property-related expenses. The triple-net leased healthcare facilities segment primarily consists of investments in seniors housing

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 12 — Segment Reporting  – (continued)

communities, hospitals, inpatient rehabilitation facilities and skilled nursing facilities under long-term leases, under which tenants are generally responsible to directly pay property-related expenses. The SHOP segment consists of direct investments in seniors housing communities, primarily providing assisted living, independent living and memory care services, which are operated through engaging independent third-party managers. There were no intersegment sales or transfers during the periods presented.

The Company evaluates the performance of the combined properties in each segment based on net operating income (“NOI”). NOI is defined as total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). The Company uses NOI to assess and compare property level performance and to make decisions concerning the operation of the properties. The Company believes that NOI is useful as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss).

NOI excludes certain components from net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by the Company may not be comparable to NOI reported by other REITs that define NOI differently. The Company believes that in order to facilitate a clear understanding of the Company’s operating results, NOI should be examined in conjunction with net income (loss) as presented in the Company’s consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of the Company’s performance or to cash flows as a measure of the Company’s liquidity or ability to make distributions.

The following tables reconcile the segment activity to consolidated net income (loss) attributable to stockholders for the years ended December 31, 2016 and 2015:

(In thousands)	Year Ended December 31, 2016
	Medical Office Buildings	Triple-Net Leased Healthcare Facilities	Seniors Housing – Operating Properties	Consolidated
Revenues:
Rental income	$8,675	$418	$—	$9,093
Operating expense reimbursements	2,651	—	—	2,651
Resident services and fee income	—	—	2,878	2,878
Total revenues	11,326	418	2,878	14,622
Property operating and maintenance	3,317	2	1,950	5,269
NOI	$8,009	$416	$928	9,353
Operating fees to related party				(31)
Acquisition and transaction related				(350)
General and administrative				(1,898)
Depreciation and amortization				(5,976)
Interest expense				(189)
Interest and other income				2
Income tax expense				(149)
Net (income) loss attributable to non-controlling interests				(17)
Net income (loss) attributable to stockholders				$745

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 12 — Segment Reporting  – (continued)

(In thousands)	Year Ended December 31, 2015
	Medical Office Buildings	Triple-Net Leased Healthcare Facilities	Seniors Housing – Operating Properties	Consolidated
Revenues:
Rental income	$2,393	$147	$—	$2,540
Operating expense reimbursements	573	—	—	573
Resident services and fee income	—	—	1,030	1,030
Total revenues	2,966	147	1,030	4,143
Property operating and maintenance	717	1	652	1,370
NOI	$2,249	$146	$378	2,773
Operating fees to related party				(46)
Acquisition and transaction related				(4,747)
General and administrative				(1,315)
Depreciation and amortization				(1,737)
Interest expense				(73)
Income tax expense				(84)
Net (income) loss attributable to non-controlling interests				11
Net income (loss) attributable to stockholders				$(5,218)

The following table reconciles the segment activity to consolidated total assets as of the periods presented:

(In thousands)	December 31,
	2016	2015
ASSETS
Real estate investments, net:
Medical office buildings	$106,968	$112,093
Triple-net leased healthcare facilities	4,554	4,720
Seniors housing – operating properties	10,213	11,173
Total real estate investments, net	121,735	127,986
Cash	16,371	16,808
Restricted cash	37	62
Straight-line rent receivable	662	153
Prepaid expenses and other assets	1,242	735
Deferred costs, net	9	—
Total assets	$140,056	$145,744

The following table reconciles capital expenditures by reportable business segment, excluding corporate non-real estate expenditures, for the periods presented:

(In thousands)	Year Ended December 31,		Period from April 24, 2014 (date of inception) to December 31, 2014
	2016	2015
Medical office buildings	$65	$—	$—
Triple-net leased healthcare facilities	—	—	—
Seniors housing – operating properties	67	1	—
Total capital expenditures	$132	$1	$—

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 13 — Commitments and Contingencies

The Company has entered into operating lease agreements related to certain acquisitions under leasehold interest arrangements. The following table reflects the minimum base cash rental payments due from the Company over the next five years and thereafter under these arrangements. These amounts exclude contingent rent payments, as applicable, that may be payable based on provisions related to increases in annual rent based on exceeding certain economic indexes among other items.

(In thousands)	Future Minimum Base Rental Payments
2017	$104
2018	105
2019	106
2020	109
2021	116
Thereafter	3,325
Total	$3,865

Total rental expense from the Company’s operating leases was $0.1 million and approximately $23,000 during the years ended December 31, 2016 and 2015, respectively. The Company did not own any real estate investments and therefore had no operating lease agreements or related expense during the period from April 24, 2014 (date of inception) to December 31, 2014.

Litigation and Regulatory Matters

In the ordinary course of business, the Company may become subject to litigation, claims and regulatory matters. There are no material legal or regulatory proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Note 14 — Quarterly Results (Unaudited)

Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2016 and 2015 and the period from April 24, 2014 (date of inception) to December 31, 2014.

(In thousands, except for share and per share data)	Three Months Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Total revenues	$3,592	$3,611	$3,673	$3,746
Net income (loss) attributable to stockholders	$(85)	$(20)	$232	$618
Basic weighted average shares outstanding	6,805,706	6,857,978	6,908,297	6,956,062
Basic income (loss) per share	$(0.01)	$(0.01)	$0.03	$0.10
Diluted weighted average shares outstanding	6,805,706	6,857,978	6,914,287	6,962,551
Diluted income (loss) per share	$(0.01)	$(0.01)	$0.02	$0.07

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2016

Note 14 — Quarterly Results (Unaudited)  – (continued)

(In thousands, except for share and per share data)	Three Months Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Total revenues	$11	$192	$1,184	$2,756
Net income (loss) attributable to stockholders	$(319)	$(601)	$(1,561)	$(2,737)
Basic and diluted weighted average shares outstanding	164,258	2,047,581	4,614,402	6,467,301
Basic and diluted loss per share	$(1.94)	$(0.29)	$(0.34)	$(0.42)

(In thousands, except for share and per share data)	Period from April 24, 2014 (date of inception) to June 30, 2014	Three Months Ended
		September 30, 2014	December 31, 2014
Total revenues	$—	$—	$—
Net income (loss) attributable to stockholders	$(16)	$(28)	$(136)
Basic and diluted weighted average shares outstanding	5,359	8,888	8,888
Basic and diluted loss per share	$(2.99)	$(3.15)	$(15.30)

Note 15 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Annual Report on Form 10-K and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements, except for the following:

Approval of Share Repurchases

On January 13, 2017, as permitted under the SRP, the Company’s board of directors authorized, with respect to repurchase requests received during the year ended December 31, 2016, the repurchase of shares validly submitted for repurchase in an amount equal to 2.5% of the weighted-average number of shares of common stock outstanding during the fiscal year ended December 31, 2015, representing less than all the shares validly submitted for repurchase during the year ended December 31, 2016. Accordingly, 0.1 million shares for $1.9 million at an average repurchase price per share of $22.77 (including all shares submitted for death and disability) were approved for repurchase and these repurchases were completed in February 2017. See Note 6 — Common Stock for more information on the SRP.

American Realty Capital Healthcare Trust III, Inc. and Subsidiaries
Real Estate and Accumulated Depreciation
Schedule III
December 31, 2016

Property (In thousands)	State	Acquisition Date	Encumbrances at December 31, 2016	Initial Costs		Subsequent to Acquisition	Gross Amount at December 31, 2016(1)(2)	Accumulated Depreciation(3)(4)
				Land	Building and Improvements	Building and Improvements
DaVita Bay Breeze – Largo	FL	3/6/2015	$—	$409	$1,103	$—	$1,512	$65
RAI Clearwater – Clearwater	FL	4/20/2015	—	615	3,743	—	4,358	166
DaVita Hudson – Hudson	FL	5/4/2015	—	226	2,304	—	2,530	103
Rockwall Medical Plaza – Rockwall	TX	6/11/2015	—	1,246	4,952	15	6,213	213
Decatur Medical Office Building – Decatur	GA	7/24/2015	—	711	3,485	—	4,196	143
Buckeye Health Center – Cleveland	OH	8/3/2015	—	410	5,278	—	5,688	198
Philip Professional Center – Lawrenceville	GA	8/14/2015	4,997	808	6,689	—	7,497	258
Cedarhurst of Collinsville – Collinsville	IL	8/21/2015	—	665	9,969	3	10,637	424
Illinois CancerCare – Galesburg	IL	8/25/2015	—	363	2,259	—	2,622	91
Galesburg VA Outpatient Clinic – Galesburg	IL	8/25/2015	—	464	1,483	—	1,947	68
Arcadian Cove Assisted Living – Richmond	KY	8/25/2015	—	276	4,438	—	4,714	216
Woodlake Office Center – Woodbury	MN	9/11/2015	—	999	11,371	—	12,370	407
Greenfield Medical Plaza – Gilbert	AZ	10/8/2015	—	1,439	4,671	50	6,160	173
Lee Memorial Health System Outpatient Center – Ft. Meyers	FL	10/22/2015	—	432	4,436	—	4,868	140
Beaumont Medical Center – Warren	MI	12/4/2015	—	399	11,672	—	12,071	338
Madison Medical Plaza – Joliet	IL	12/4/2015	—	—	15,684	—	15,684	426
UnityPoint Clinic – Muscatine	IA	12/23/2015	—	483	4,590	—	5,073	131
UnityPoint Clinic – Moline	IL	12/23/2015	—	280	3,002	—	3,282	84
			$4,997	$10,225	$101,129	$68	$111,422	$3,644

(1)	Acquired intangible lease assets allocated to individual properties in the amount of $18.5 million are not reflected in the table above.
(2)	The tax basis of aggregate land, buildings and improvements as of December 31, 2016 is $128.0 million.
(3)	The accumulated depreciation column excludes $4.5 million of amortization associated with acquired intangible lease assets.
(4)	Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements and five years for fixtures.

American Realty Capital Healthcare Trust III, Inc. and Subsidiaries
Real Estate and Accumulated Depreciation
Schedule III
December 31, 2016

The Company did not own any properties and had not commenced real estate operations as of December 31, 2014. A summary of activity for real estate and accumulated depreciation for the years ended December 31, 2016 and 2015:

	December 31,
(In thousands)	2016	2015
Real estate investments, at cost:
Balance at beginning of year	$111,354	$—
Additions	68	111,354
Disposals	—	—
Balance at end of the year	$111,422	$111,354
Accumulated depreciation and amortization:
Balance at beginning of year	$805	$—
Depreciation expense	2,839	805
Disposals	—	—
Balance at end of the year	$3,644	$805

See accompanying report of independent registered public accounting firm.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$10,225	$10,225
Buildings, fixtures and improvements	101,211	101,197
Acquired intangible lease assets	18,450	18,450
Total real estate investments, at cost	129,886	129,872
Less: accumulated depreciation and amortization	(10,939)	(8,137)
Total real estate investments, net	118,947	121,735
Cash	13,667	16,371
Restricted cash	88	37
Straight-line rent receivable	739	662
Prepaid expenses and other assets (including $129 due from related parties as of June 30, 2017 and December 31, 2016)	734	1,242
Deferred costs, net	8	9
Total assets	$134,183	$140,056
LIABILITIES AND EQUITY
Mortgage note payable, net of deferred financing costs	$4,884	$4,919
Mortgage premium, net	92	113
Market lease intangible liabilities, net	1,627	1,701
Accounts payable and accrued expenses (including $544 and $271 due to related parties as of June 30, 2017 and December 31, 2016, respectively)	2,737	1,904
Deferred rent	538	472
Distributions payable	895	925
Total liabilities	10,773	10,034
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding as of June 30, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 6,956,304 and 6,978,303 shares of common stock issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	70	70
Additional paid-in capital	149,684	150,109
Accumulated deficit	(26,800)	(20,621)
Total stockholders’ equity	122,954	129,558
Non-controlling interests	456	464
Total equity	123,410	130,022
Total liabilities and equity	$134,183	$140,056

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Rental income	$2,276	$2,277	$4,553	$4,545
Operating expense reimbursements	508	625	1,299	1,251
Resident services and fee income	669	709	1,411	1,407
Total revenues	3,453	3,611	7,263	7,203
Expenses:
Property operating and maintenance	1,207	1,284	2,770	2,541
Operating fees to related party	14	39	27	79
Acquisition and transaction related	1,113	103	1,159	133
General and administrative	743	545	1,347	1,221
Depreciation and amortization	1,318	1,581	2,635	3,158
Total expenses	4,395	3,552	7,938	7,132
Operating income (loss)	(942)	59	(675)	71
Other income (expense):
Interest expense	(46)	(47)	(93)	(95)
Interest and other income	—	1	—	1
Total other expense	(46)	(46)	(93)	(94)
Income (loss) before income taxes	(988)	13	(768)	(23)
Income tax benefit/(expense)	29	(28)	(26)	(73)
Net loss	(959)	(15)	(794)	(96)
Net income attributable to non-controlling interests	(4)	(5)	(7)	(9)
Net loss attributable to stockholders	(963)	(20)	(801)	(105)
Comprehensive loss attributable to stockholders	$(963)	$(20)	$(801)	$(105)
Basic and diluted weighted-average shares outstanding	6,948,904	6,857,978	6,947,752	6,831,842
Basic and diluted net loss per share	$(0.14)	$(0.01)	$(0.12)	$(0.02)
Distributions declared per share	$0.39	$0.39	$0.77	$0.78

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EQUITY
For the Six Months Ended June 30, 2017
(In thousands, except share data)
(Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity	Non- controlling Interests	Total Equity
	Number of Shares	Par Value
Balance, December 31, 2016	6,978,303	$70	$150,109	$(20,621)	$129,558	$464	$130,022
Common stock issued through distribution reinvestment plan	60,495	1	1,436	—	1,437	—	1,437
Common stock repurchases	(82,494)	(1)	(1,879)	—	(1,880)	—	(1,880)
Share-based compensation	—	—	18	—	18	—	18
Distributions declared	—	—	—	(5,378)	(5,378)	(15)	(5,393)
Net loss	—	—	—	(801)	(801)	7	(794)
Balance, June 30, 2017	6,956,304	$70	$149,684	$(26,800)	$122,954	$456	$123,410

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(794)	$(96)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,635	3,158
Amortization of deferred financing costs	15	15
Amortization of mortgage premium	(21)	(21)
Amortization of market lease and other intangibles	103	102
Share-based compensation	18	12
Changes in assets and liabilities:
Straight-line rent receivable	(77)	(267)
Prepaid expenses and other assets	530	111
Accounts payable and accrued expenses	832	406
Deferred rent	66	180
Restricted cash	(51)	(26)
Net cash provided by operating activities	3,256	3,574
Cash flows from investing activities:
Capital expenditures	(44)	(100)
Net cash used in investing activities	(44)	(100)
Cash flows from financing activities:
Payments on mortgage note payable	(50)	(48)
Common stock repurchases	(1,880)	—
Payments of offering costs and fees related to common stock issuances	—	(210)
Distributions paid	(3,971)	(3,264)
Distributions to non-controlling interest holders	(15)	—
Net cash used in financing activities	(5,916)	(3,522)
Net change in cash	(2,704)	(48)
Cash, beginning of period	16,371	16,808
Cash, end of period	$13,667	$16,760
Supplemental disclosure of cash flow information:
Cash paid for interest	$100	$101
Cash paid for income taxes	153	69
Non-cash investing and financing activities:
Payable and accrued offering costs	$—	$228
Common stock issued through distribution reinvestment plan	1,437	2,070

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 1 — Organization

American Realty Capital Healthcare Trust III, Inc. (including, as required by context, American Realty Capital Healthcare III Operating Partnership, L.P. (the “OP”) and its subsidiaries, the “Company”) was incorporated on April 24, 2014 as a Maryland corporation that elected and qualified to be taxed as a real estate investment trust for U.S. federal income tax purposes (“REIT”) beginning with its taxable year ended December 31, 2015. The Company was formed to primarily acquire a diversified portfolio of healthcare-related assets, including medical office buildings (“MOBs”), seniors housing communities and other healthcare-related facilities.

The Company purchased its first property and commenced real estate operations in March 2015. As of June 30, 2017, the Company owned 19 properties located in 10 states, comprised of 0.5 million rentable square feet.

On August 20, 2014, the Company commenced its initial public offering (the “IPO”) on a “reasonable best efforts” basis of up to 125.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, for total gross proceeds of up to $3.1 billion, plus up to 26.3 million shares of common stock available pursuant to a distribution reinvestment plan (the “DRIP”). On November 15, 2015, the Company announced the suspension of our IPO, effective December 31, 2015, and in August 2016, the IPO lapsed in accordance with its terms, having raised significantly less capital than expected. As of June 30, 2017, the Company had approximately 7.0 million shares of common stock outstanding, including unvested restricted shares of common stock (“restricted shares”) and shares issued pursuant to the DRIP, and had received total proceeds from the IPO and the DRIP, net of share repurchases, of $171.1 million.

Substantially all of the Company’s business is conducted through the OP. The Company has no employees. American Realty Capital Healthcare III Advisors, LLC (the “Advisor”) has been retained to manage the Company’s affairs on a day-to-day basis. The Company also has retained American Realty Capital Healthcare III Properties, LLC (the “Property Manager”) to serve as the Company’s property manager. The Advisor and the Property Manager are under common control with AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global”), the parent of the American Realty Capital VII, LLC, the Company’s sponsor, (the “Sponsor”), as a result of which they are related parties, and each have received or may receive compensation, fees and other expense reimbursements from the Company for services related to managing the Company’s business. The Advisor, the Property Manager and Realty Capital Securities, LLC (the “Former Dealer Manager”) have received or may receive fees during the Company’s offering, acquisition, operational and liquidation stages.

On June 16, 2017, the Company, the OP and ARHC TRS Holdco III, LLC, a subsidiary of the OP (“HT III Holdco”) entered into a purchase agreement (the “Purchase Agreement”) with Healthcare Trust, Inc. (“HTI”), Healthcare Trust Operating Partnership, L.P. (“HTI OP”) and ARHC TRS Holdco II, LLC (“HTI Holdco”), pursuant to which HTI, the HTI OP and HTI Holdco have agreed to purchase membership interests in the Company’s indirect subsidiaries which collectively own all 19 properties owned by the Company and comprise substantially all of the Company’s assets (together with the other transactions contemplated by the Purchase Agreement, the “Asset Sale”). Also on June 16, 2017, the board of directors approved a plan of liquidation and dissolution of the Company (the “Plan of Liquidation”). In connection with the Purchase Agreement, the Company entered into a letter agreement (the “Letter Agreement”) governing, if the Asset Sale closes, the fees and expenses that had become or would become payable by and to the Advisor and its affiliates, on the one hand, and the Company, on the other hand. See Note 2 — Purchase Agreement and Plan of Liquidation and Note 8 — Related Party Transactions and Arrangements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 1 — Organization  – (continued)

On July 18, 2017, the independent directors of the board of directors, who comprise a majority of the board of directors, unanimously approved an estimated net asset value per share of the Company’s common stock (“Estimated Per-Share NAV”) as of July 18, 2017. See Note 15 — Subsequent Events.

Note 2 — Purchase Agreement and Plan of Liquidation

Purchase Agreement

On June 16, 2017, the Company, the OP and HT III Holdco entered into the Purchase Agreement with HTI, the HTI OP and HTI Holdco. HTI is sponsored and advised by affiliates of the Advisor. Pursuant to the Purchase Agreement, HTI, the HTI OP, and the HTI Holdco have agreed to purchase membership interests in the Company’s indirect subsidiaries which collectively own all 19 properties owned by the Company and comprise substantially all of the Company’s assets for a purchase price of $120.0 million (the “Purchase Price”).

The Purchase Price is subject to customary prorations and closing adjustments in accordance with the terms of the Purchase Agreement and will be payable on the date the Asset Sale is consummated (the “Closing Date”) less, to the extent the loan secured by the Company’s Philip Center property (the “Philip Center Loan”) is assumed by HTI, the principal balance of the Philip Center Loan. HTI will deposit $6.0 million (the “Escrow Amount”) of the Purchase Price payable on the Closing Date into an escrow account for the benefit of the Company on the Closing Date, and the Escrow Amount will be released in installments thereafter over a period of 14 months following the Closing Date.

In connection with its approval of the Purchase Agreement, the board of directors also approved the Plan of Liquidation, which is subject to stockholder approval. The closing of the Asset Sale is conditioned upon stockholder approval of both the Asset Sale and the Plan of Liquidation. Thus, if stockholders do not approve the Plan of Liquidation, the Asset Sale will not be completed even if stockholders approve the Asset Sale. Likewise, the effectiveness of the Plan of Liquidation is conditioned upon stockholder approval of the Plan of Liquidation and the closing of the Asset Sale. If the Asset Sale is not approved and does not close, the Plan of Liquidation will not become effective regardless of whether or not it has been approved. The Company expects that effectiveness of the Plan of Liquidation will cause the Company’s basis of accounting to change from the going-concern basis to the liquidation basis of accounting, which requires the Company’s assets to be measured at the estimated amounts of consideration the entity expects to collect in settling and disposing of its assets and liabilities are to be measured at the estimated amounts at which the liabilities are expected to be settled.

On July 19, 2017, the Company filed a preliminary proxy statement related to its 2017 annual meeting of stockholders (the “Annual Meeting”), at which stockholder approval of the Asset Sale and the Plan of Liquidation will be sought, but the date on which the Annual Meeting will be held has not yet been determined.

Pursuant to the terms of the Purchase Agreement, HTI has agreed to use commercially reasonable efforts (including paying early termination fees not to exceed $200,000) to assume the Philip Center Loan and to cause the Company to be released from the guaranty associated with the Philip Center Loan. If HTI does not assume the Philip Center Loan on the Closing Date or if the Company is not released from the guaranty associated with the Philip Center Loan, the Philip Center Loan will be repaid in full by the Company on the Closing Date and any early termination fee in excess of $200,000 will be subtracted from the Purchase Price.

The consummation of the Asset Sale pursuant to the Purchase Agreement is subject to certain conditions, including, among others, the Company obtaining the affirmative vote of the holders of at least a majority of all the outstanding shares of common stock on each of (i) the Asset Sale and (ii) the Plan of Liquidation, excluding for the purposes of the approval of the Asset Sale, shares of common stock beneficially owned by

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 2 — Purchase Agreement and Plan of Liquidation – (continued)

the Advisor, any director of the Company or any of their respective affiliates, including AR Global (the “Stockholder Approval”). The closing of the Asset Sale is conditioned upon stockholder approval of both the Asset Sale and the Plan of Liquidation. Thus, if stockholders do not approve the Plan of Liquidation, the Asset Sale will not be completed even if stockholders approve the Asset Sale. Likewise, the effectiveness of the Plan of Liquidation is conditioned upon stockholder approval of the Plan of Liquidation and the closing of the Asset Sale. If the Asset Sale is not approved and does not close, the Plan of Liquidation will not become effective regardless of whether or not it has been approved.

The Purchase Agreement contains a number of customary representations and warranties for transactions of this type made by HTI, the HTI OP and HTI Holdco (the “Purchaser Parties”), on the one hand, and the Company, the OP and HT III Holdco (the “Seller Parties”), on the other hand. The representations and warranties were made by the parties as of the date of the Purchase Agreement and generally survive (along with related indemnification obligations described below) for a period of 14 months following the Closing Date. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Purchase Agreement and are qualified by the disclosure letters delivered in connection therewith.

The Seller Parties have agreed to pay in full or cause to be cancelled or discharged all liens and encumbrances against the Properties at or prior to the Closing Date. If the Seller Parties fail to pay any liens or encumbrances at or prior to the Closing Date, Purchaser Parties may pay those amounts and credit the amount paid against the Purchase Price.

The Seller Parties and the Purchaser Parties have agreed to jointly and severally indemnify, hold harmless and defend the other parties from losses in connection with certain matters, including, among others: (i) breaches of representations and warranties and failures of covenants by the other parties; (ii) with respect to indemnification by the Seller Parties only, taxes payable by the Company, its subsidiaries or any of their respective affiliates in connection with any taxable period prior to the Closing Date, and any interest and penalties thereon; and (iii) with respect to indemnification by the Seller Parties only, any stockholder litigation brought by the Company’s stockholders directly or derivatively in connection with the transactions contemplated by the Purchase Agreement, subject to certain limitations. A party will not become liable for indemnification with respect to breaches of representations and warranties and failures of covenants unless and until the aggregate amount of indemnifiable claims by the other party exceeds $500,000 and this liability may not exceed 10% of the Purchase Price. Indemnifiable losses for which the Seller Parties are liable are recoverable by the Purchaser Parties first out of the Escrow Amount and then, to the extent the indemnifiable losses exceed the Escrow Amount, from the Seller Parties, jointly and severally.

The Purchase Agreement prohibits the Company from initiating, soliciting, knowingly encouraging or facilitating any inquiries or the making of any proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined in the Purchase Agreement). However, prior to receipt of the Stockholder Approval, if the Company receives a bona fide written Acquisition Proposal that did not result from a breach of these exclusivity provisions and which the Special Committee determines in good faith, after consultation with its legal and financial advisors, is or is reasonably expected to lead to a Superior Proposal (as defined in the Purchase Agreement), the Company may furnish, make available or provide access to non-public information with respect to the Company to the person who made the Acquisition Proposal, participate in negotiations regarding the Acquisition Proposal and disclose to the Company’s stockholders any information required to be disclosed under applicable law.

The Purchase Agreement provides that the Company’s board of directors may, if it determines in good faith after consultation with its legal advisor (and based on the recommendation of the Special Committee) that the failure of the Company’s board of directors to take certain actions related to changing its

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 2 — Purchase Agreement and Plan of Liquidation – (continued)

recommendation to the Company’s stockholders with respect to its approval of the Asset Sale or the Plan of Liquidation or entering into an agreement related to an Acquisition Proposal (any such action, a “Change in Recommendation”) would be reasonably likely to be inconsistent with the standard of conduct applicable to the Company’s directors under applicable law, subject to certain conditions, (i) make a Change in Recommendation upon receipt by the Company of an Acquisition Proposal that constitutes a Superior Proposal or (ii) otherwise, under certain circumstances, make a Change in Recommendation in response to certain material events, circumstances, changes or developments that were not known to the Company’s board of directors prior to signing the Purchase Agreement.

The Purchase Agreement provides for certain termination rights of the Company and HTI, including HTI’s right to terminate the Purchase Agreement upon the occurrence of a Change in Recommendation or a material violation by the Company of its exclusivity obligations under the Purchase Agreement, in which event the Company will be required to pay HTI a termination fee of $3.6 million. In addition, the Company has agreed to reimburse HTI for up to $850,000 for certain transaction-related expenses (excluding HTI’s advisor expenses) if the Purchase Agreement is terminated by either party due to the Company’s failure to obtain the Stockholder Approval at a meeting called for that purpose. If the Company terminates the Purchase Agreement due to HTI’s failure to pay the Purchase Price at closing, HTI is required to reimburse the Company for up to $750,000 in actual third party expenses incurred in connection with the Asset Sale (without excluding Advisor expenses). Similarly, if the Company has not fulfilled certain necessary conditions to close the Asset Sale, other than obtaining the Stockholder Approval, the Company is required to reimburse HTI for up to $750,000 in actual third party expenses incurred in connection with the Asset Sale (excluding HTI’s advisor’s expenses).

The Plan of Liquidation

Pursuant to the Plan of Liquidation, the Company will be required to pay or provide for its liabilities and expenses, distribute the remaining proceeds of the liquidation of the Company’s assets to its stockholders, wind up the Company’s operations, and dissolve. The Company’s common stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). While implementing the Plan of Liquidation, the Company will remain subject to the reporting requirements under the Exchange Act. The Company may seek relief from the SEC from these reporting requirements after the Company files its articles of dissolution, but there can be no assurance that this relief will be granted.

Pursuant to the Plan of Liquidation, the Company will, among other things:

•	pay or provide for the Company’s liabilities, obligations and expenses, which may include establishing a reserve fund to provide for payment of contingent or unknown liabilities;
•	liquidate and dissolve the OP and the indirect subsidiaries of the Company and the OP, and distribute the net proceeds of the liquidation in accordance with the provisions of the organizational documents of those entities and the laws of the States of Maryland and Delaware, as applicable;
•	distribute cash and the remaining proceeds of the Asset Sale and the Company’s liquidation to stockholders in one or more distributions after paying or providing for liabilities, obligations and expenses and taking all necessary or advisable actions to wind up the Company’s affairs; and
•	wind up the Company’s operations and dissolve the Company, all in accordance with the Plan of Liquidation.

The Plan of Liquidation requires the Company to use commercially reasonable efforts to liquidate and dissolve the Company and to distribute all of the Company’s assets to the holders of outstanding shares of common stock no later than the second anniversary of the effective date of the Plan of Liquidation. The Plan

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 2 — Purchase Agreement and Plan of Liquidation – (continued)

of Liquidation also provides, however, that this final distribution will not occur earlier than the end of the 14-month survival period of the representations and warranties under the Purchase Agreement and will not occur prior to final resolution of any unsatisfied indemnification claims or other claims that are first made prior to the end of that period.

Note 3 — Summary of Significant Accounting Policies

The accompanying unaudited consolidated financial statements of the Company included herein were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. The results of operations for the three and six months ended June 30, 2017 are not necessarily indicative of the results for the entire year or any subsequent interim period.

These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2016, which are included in the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2017. There have been no significant changes to the Company’s significant accounting policies during the six months ended June 30, 2017 other than the updates described below.

Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company, the OP and its subsidiaries. All intercompany accounts and transactions are eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity (“VIE”) for which the Company is the primary beneficiary. The Company has determined the OP is a VIE of which the Company is the primary beneficiary. Substantially all of the Company’s assets and liabilities are held by the OP.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued revised guidance relating to revenue recognition. Under the revised guidance, an entity is required to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The revised guidance is to become effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The Company will adopt this guidance effective January 1, 2018 and currently expects to utilize the modified retrospective transition method upon adoption. The Company has progressed with its project plan for adopting this standard, including gathering and evaluating the inventory of its revenue streams. The Company expects that this revised guidance will have an impact on the timing of gains on certain sales of real estate. The Company is in the process of evaluating any differences in the timing, measurement or presentation of revenue recognition and the impact on the Company’s consolidated financial statements and internal accounting processes.

In January 2016, the FASB issued an update that amends the recognition and measurement of financial instruments. The new guidance revises an entity’s accounting related to equity investments and the presentation of certain fair value changes for financial liabilities measured at fair value. Among other things, it also amends the presentation and disclosure requirements associated with the fair value of financial instruments. The revised guidance is effective for fiscal years, and for interim periods within those fiscal years,

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 3 — Summary of Significant Accounting Policies – (continued)

beginning after December 15, 2017. Early adoption is not permitted for most of the amendments in the update. The Company is currently evaluating the impact of this new guidance.

In February 2016, the FASB issued an update that sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The revised guidance supersedes previous leasing standards and is effective for reporting periods beginning after December 15, 2018. Early adoption is permitted. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The Company has ground leases, which the Company will be required to record a right-of-use asset and lease liability equal to the present value of the remaining lease payments upon adoption of this update. The Company also expects this revised guidance to impact the presentation of these lease and non-lease components of revenue from leases for lessors. The Company progressed in its project plan for adopting this revised guidance for lessors, including developing an inventory of leases as well as the lease and non-lease components contained therein. The Company is continuing to evaluate the impact of this new guidance and the allowable methods of adoption.

In March 2016, the FASB issued guidance which requires an entity to determine whether the nature of its promise to provide goods or services to a customer is performed in a principal or agent capacity and to recognize revenue in a gross or net manner based on its principal/agent designation. This guidance is effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this new guidance.

In August 2016, the FASB issued guidance on how certain transactions should be classified and presented in the statement of cash flows as either operating, investing or financing activities. Among other things, the update provides specific guidance on where to classify debt prepayment and extinguishment costs, payments for contingent consideration made after a business combination and distributions received from equity method investments. The revised guidance is effective for reporting periods beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this new guidance.

In November 2016, the FASB issued guidance on the classification of restricted cash in the statement of cash flows. The amendment requires restricted cash to be included in the beginning-of-period and end-of-period total cash amounts. Therefore, transfers between cash and restricted cash will no longer be shown on the statement of cash flows. The guidance is effective for reporting periods beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the impact of this new guidance.

In February 2017, the FASB issued guidance on other income, specifically gains and losses from the derecognition of nonfinancial assets. The guidance clarifies the definition of ‘in substance non-financial assets’, unifies guidance related to partial sales of non-financial assets, eliminates rules specifically addressing the sales of real estate, removes exception to the financial asset derecognition model and clarifies the accounting for contributions of non-financial assets to joint ventures. The revised guidance is effective for reporting periods beginning after December 15, 2017. Early adoption is permitted but only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new guidance.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 3 — Summary of Significant Accounting Policies – (continued)

In May 2017, the FASB issued guidance that clarifies which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The update states that modification accounting should be used unless the fair value of the award, the vesting terms of the award and the classification of the award as either equity or liability, does not change as a result of the modification. The revised guidance is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted for reporting periods for which financial statements have not yet been issued. The Company is currently evaluating the impact of this new guidance.

Recently Adopted Accounting Pronouncements

In October 2016, the FASB issued guidance where a reporting entity will need to evaluate if it should consolidate a VIE. The amendments change the evaluation of whether a reporting entity is the primary beneficiary of a VIE by changing how a single decision maker of a VIE treats indirect interests in the entity held through related parties that are under common control with the reporting entity. The revised guidance is effective for reporting periods beginning after December 15, 2016. Early adoption is permitted. The Company has adopted the provisions of this guidance beginning January 1, 2017 and determined that there is no impact to the Company’s consolidated financial position, results of operations and cash flows.

In January 2017, the FASB issued guidance that revises the definition of a business. This new guidance is applicable when evaluating whether an acquisition should be treated as either a business acquisition or an asset acquisition. Under the revised guidance, when, among other things, substantially all of the fair value of gross assets acquired is concentrated in a single asset or group of similar assets, the assets acquired would not be considered a business. The revised guidance is effective for reporting periods beginning after December 15, 2017, and the amendments will be applied prospectively. Early application is permitted only for transactions that have not previously been reported in issued financial statements. The Company has assessed this revised guidance and expects, based on historical acquisitions, that, in most cases, a future property acquisition would be treated as an asset acquisition rather than a business acquisition, which would result in the capitalization of related transaction costs. The Company has adopted the provisions of this guidance beginning January 1, 2017.

Note 4 — Real Estate Investments

The following table presents future minimum base rental cash payments due to the Company over the next five years and thereafter as of June 30, 2017. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes, among other items.

(In thousands)	Future Minimum Base Rent Payments
July 1, 2017 – December 31, 2017	$4,480
2018	8,750
2019	8,300
2020	7,827
2021	6,431
Thereafter	18,846
Total	$54,634

As of June 30, 2017 and 2016, the Company had no tenants (including, for this purpose, all affiliates of such tenants) whose annualized rental income on a straight-line basis represented 10% or more of consolidated annualized rental income on a straight-line basis for all properties.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 4 — Real Estate Investments – (continued)

The following table lists the states where the Company has a concentration of properties where annualized rental income on a straight-line basis represented 10% or more of consolidated annualized rental income on a straight-line basis as of June 30, 2017 and 2016:

	June 30,
State	2017	2016
Illinois	42.1%	41.9%
Georgia	11.8%	11.9%

Intangible Assets and Liabilities

Acquired intangible assets and liabilities consisted of the following as of the periods presented:

	June 30, 2017			December 31, 2016
(In thousands)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intangible assets:
In-place leases	$16,023	$5,261	$10,762	$16,023	$4,058	$11,965
Above-market lease assets	2,427	611	1,816	2,427	434	1,993
Total acquired intangible assets	$18,450	$5,872	$12,578	$18,450	$4,492	$13,958
Intangible liabilities:
Above-market ground lease liabilities	$179	$30	$149	$180	$22	$158
Below-market lease liabilities	1,722	244	1,478	1,722	179	1,543
Total acquired intangible liabilities	$1,901	$274	$1,627	$1,902	$201	$1,701

The following table discloses amounts recognized within the consolidated statements of operations and comprehensive loss related to amortization of in-place lease assets, amortization and accretion of above- and below-market lease assets and liabilities, net and the accretion of above-market ground leases, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2017	2016	2017	2016
Amortization of in-place leases(1)	$602	$868	$1,203	$1,737
Amortization (accretion) of above- and below-market leases, net(2)	$56	$56	$111	$111
Accretion of above-market ground leases(3)	$(4)	$(4)	$(8)	$(8)

(1)	Reflected within depreciation and amortization expense
(2)	Reflected within rental income
(3)	Reflected within property operating and maintenance expense

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 4 — Real Estate Investments – (continued)

The following table provides the projected amortization expense and adjustments to revenues for the next five years:

(In thousands)	July 1, 2017 – December 31, 2017	2018	2019	2020	2021
In-place lease assets	$1,159	$2,197	$2,022	$1,794	$1,285
Total to be added to amortization expense	$1,159	$2,197	$2,022	$1,794	$1,285
Above-market lease assets	$175	$318	$309	$301	$224
Below-market lease liabilities	(66)	(132)	(131)	(127)	(120)
Total to be deducted from rental income	$109	$186	$178	$174	$104
Above-market ground lease liabilities	$8	$16	$16	$16	$16
Total to be deducted from property operating and maintenance expense	$8	$16	$16	$16	$16

Non-Recurring Fair Value Measurement Assessment

As a result of the Company’s board of directors’ approval of the Asset Sale and Plan of Liquidation, the Company reconsidered its intended holding period for all of its operating properties and evaluated the impact on its ability to recover the carrying value of such properties based on the expected cash flows over its intended holding period. The Company’s estimated future cash flows expected to be generated are based on management’s experience in its real estate market and the effects of current market conditions. The assumptions are subject to economic and market uncertainties including, among others, market capitalization rates, discount rates, demand for space, competition for tenants, changes in market rental rates, and costs to operate the property. Additionally, the Company made assumptions as to the costs associated with the consummation of the Asset Sale. Such costs would have an impact on the estimated future cash flows expected to be received for the properties. As the estimates used by management are difficult to predict and are subject to alteration through future events, the cash flows estimated by management in its impairment analysis may not be achieved, and actual losses or impairment may be realized in the future.

Based on the terms of the Purchase Agreement, the Company performed its analysis at the portfolio level and grouped all 19 properties together. The aggregate carrying value of the portfolio did not exceed the aggregate estimated fair value less costs to sell.

Note 5 — Mortgage Note Payable

The following table reflects the Company’s mortgage note payable as of June 30, 2017 and December 31, 2016:

		Outstanding Loan Amount as of
Portfolio	Encumbered Properties	June 30, 2017	December 31, 2016	Effective Interest Rate	Interest Rate	Maturity
		(In thousands)	(In thousands)
Philip Professional Center – Lawrenceville, GA	2	$4,947	$4,997	4.0%	Fixed	Oct. 2019
Deferred financing costs, net of accumulated amortization		(63)	(78)
Mortgage note payable, net of deferred financing costs		$4,884	$4,919

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 5 — Mortgage Note Payable – (continued)

As of June 30, 2017, the Company had pledged $9.0 million of total real estate investments, net as collateral for the mortgage note payable. This real estate is not available to satisfy other debts and obligations unless first satisfying the mortgage note payable on the property. The Company makes payments of principal and interest on its mortgage note payable on a monthly basis.

The following table summarizes the scheduled aggregate principal payments on the Company’s mortgage note payable for the five years subsequent to June 30, 2017 and thereafter:

(In thousands)	Future Principal Payments
July 1, 2017 – December 31, 2017	$50
2018	104
2019	4,793
2020	—
2021	—
Thereafter	—
Total	$4,947

Note 6 — Fair Value of Financial Instruments

GAAP establishes a hierarchy of valuation techniques based on the observability of inputs used in measuring financial instruments at fair value. GAAP establishes market-based or observable inputs as the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs. The three levels of the hierarchy are described below:

Level 1 —	Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.
Level 2 —	Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.
Level 3 —	Unobservable inputs that reflect the entity’s own assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.

The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair value of short-term financial instruments such as cash, restricted cash, straight-line rent receivable, prepaid expenses and other assets, deferred costs, net, accounts payable and accrued expenses, deferred rent and distributions payable approximates their carrying value on the

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 6 — Fair Value of Financial Instruments – (continued)

consolidated balance sheets due to their short-term nature. The fair value of the Company’s remaining financial instrument that is not reported at fair value on the consolidated balance sheet is reported below.

(In thousands)	Level	Carrying Amount at June 30, 2017	Fair Value at June 30, 2017	Carrying Amount at December 31, 2016	Fair Value at December 31, 2016
Mortgage note payable and mortgage premium, net	3	$5,039	$5,036	$5,110	$5,085

The fair value of the mortgage note payable is estimated using a discounted cash flow analysis, based on the Advisor’s experience with similar types of borrowing arrangements.

Note 7 — Common Stock

The Company had approximately 7.0 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, net of shares repurchased under the share repurchase program (as amended, the “SRP”), as of June 30, 2017 and December 31, 2016. The Company had received total proceeds from the IPO and the DRIP, net of share repurchases, of $171.1 million and $171.5 million as of June 30, 2017 and December 31, 2016, respectively.

The Company has paid distributions on a monthly basis to stockholders of record at a rate equivalent to $1.56 per annum, per share of common stock, beginning on March 15, 2015. Distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. Distribution payments are dependent on the availability of funds. The board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

On July 18, 2017, in light of the pending Asset Sale and Plan of Liquidation, the board of directors determined that the Company will cease declaring and paying regular distributions to its stockholders following the distributions to stockholders of record with respect to each day during the month of July 2017 scheduled to be paid on or before August 5, 2017. See Note 15 — Subsequent Events.

Distribution Reinvestment Plan

Pursuant to the DRIP, stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased under the DRIP. The shares purchased pursuant to the DRIP have the same rights and are treated in the same manner as the shares issued pursuant to the IPO. The board of directors may designate that certain cash or other distributions be excluded from reinvestment pursuant to the DRIP. On June 29, 2016, the board of directors of the Company amended the DRIP to provide that any amendment, suspension or termination of the DRIP will become effective immediately upon (i) the Company’s public announcement of such amendment, suspension or termination and (ii) the Company’s mailing of a notice regarding the amendment, suspension or termination to each DRIP participant. Shares issued under the DRIP are recorded to equity in the accompanying consolidated balance sheets in the period distributions are declared.

The Company announced on April 28, 2017, that it had determined to temporarily suspend its DRIP for two monthly investment periods. On June 16, 2017, in contemplation of the Asset Sale, the Company’s board of directors determined to suspend the DRIP indefinitely, which became effective on June 19, 2017.

During the six months ended June 30, 2017, the per share purchase price of shares issued pursuant to the DRIP was $23.75 per share which was equal to 95% of the offering price in the IPO, and the Company issued approximately 60,000 shares of common stock pursuant to the DRIP, generating aggregate proceeds of $1.4 million.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 7 — Common Stock – (continued)

On July 18, 2017, the independent directors of the board of directors, who comprise a majority of the board of directors unanimously approved an Estimated Per-Share NAV as of July 18, 2017. See Note 15 — Subsequent Events. Beginning with July 19, 2017, the date the Estimated-Per Share NAV was first published (the “NAV Pricing Date”), the per share price for shares pursuant to the DRIP would have varied periodically and would have been equal to the Company’s Estimated Per-Share NAV.

Share Repurchase Program

The Company’s board of directors has adopted a SRP that enables stockholders to sell their shares to the Company in limited circumstances. On June 16, 2017, in furtherance of the Asset Sale, the Company’s board of directors determined to suspend the Company’s SRP indefinitely and, as authorized by the terms of the SRP, to reject any repurchase requests that the Company has received or will receive during calendar year 2017. The suspension of the SRP became effective as of July 19, 2017. Prior to this suspension, the SRP permitted investors to sell their shares back to the Company after they have held them for at least one year, subject to significant conditions and limitations described below.

Prior to the time that the Company’s shares are listed on a national securities exchange and until the Company began to calculate Estimated Per-Share NAV (other than with respect to a repurchase request that is made in connection with a stockholder’s death or disability), the repurchase price per share depended on the length of time investors held such shares as follows: after one year from the purchase date — the lower of $23.13 or 92.5% of the amount they actually paid for each share, and after two years from the purchase date — the lower of $23.75 or 95.0% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations). In cases of requests for death and disability, the repurchase prices were equal to the price actually paid for each such share.

Beginning with the NAV Pricing Date, the price per share that the Company would have paid to repurchase its shares would have been equal to its Estimated Per-Share NAV at the time of repurchase multiplied by a percentage equal to (i) 92.5%, if the person seeking repurchase has held his or her shares for a period greater than one year and less than two years; (ii) 95.0%, if the person seeking repurchase has held his or her shares for a period greater than two years and less than three years; (iii) 97.5%, if the person seeking repurchase has held his or her shares for a period greater than three years and less than four years; or (iv) 100.0%, if the person seeking repurchase has held his or her shares for a period greater than four years. In cases of requests for death and disability, the repurchase prices would have been equal to Estimated Per-Share NAV at the time of repurchase. Subject to limited exceptions, stockholders who redeem their shares of our common stock within the first four months from the date of purchase would have been subject to a short-term trading fee of 2% of the aggregate Estimated Per-Share NAV of the shares of common stock received.

If the SRP remained effective beyond the NAV Pricing Date, which occurred after the SRP was indefinitely suspended, the price per share that the Company would have paid to repurchase its shares would have been based on Estimated Per-Share NAV.

Repurchases of shares of the Company’s common stock, when requested, were at the sole discretion of the board of directors. Until the SRP Amendment (described below), the Company limited the number of shares repurchased during any calendar year to 5% of the weighted average number of shares of common stock outstanding on December 31st of the previous calendar year. In addition, the Company was only authorized to repurchase shares in a given quarter up to the amount of proceeds received from its DRIP in that same quarter.

On January 25, 2016, the Company’s board of directors approved and amended the SRP (the “SRP Amendment”) to supersede and replace the existing SRP. Under the SRP Amendment, repurchases of shares

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 7 — Common Stock – (continued)

of the Company’s common stock, when requested, were at the sole discretion of the board of directors and generally will be made semiannually (each six-month period ending June 30 or December 31, a “fiscal semester”). Repurchases for any fiscal semester were limited to a maximum of 2.5% of the weighted average number of shares of common stock outstanding during the previous fiscal year (the “Prior Year Outstanding Shares”), with a maximum for any fiscal year of 5.0% of the Prior Year Outstanding Shares. In addition, the Company was only authorized to repurchase shares in a given fiscal semester up to the amount of proceeds received from its DRIP in that same fiscal semester. Any repurchase requests received during such fiscal semester were paid at the applicable Estimated Per-Share NAV then in effect.

On September 21, 2016, the board of directors of the Company further amended the Company’s SRP (the “Special 2016 SRP Amendment”) to provide, solely for calendar year 2016, for one twelve-month repurchase period ending December 31, 2016. The annual limit on repurchases under the SRP remained unchanged and continued to be limited to a maximum of 5.0% of the Prior Year Outstanding Shares and was subject to the terms and limitations set forth in the SRP. Following calendar year 2016, the repurchase periods returned to two semi-annual periods and applicable limitations set forth in the SRP. The Special 2016 SRP Amendment became effective on September 22, 2016 and only applied to repurchase periods in calendar year 2016.

The SRP will immediately terminate if the Company’s shares are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the SRP at any time, with effect the day following announcement of the amendment, suspension or termination upon 30 days’ prior written notice to our stockholders.

If a stockholder requests a repurchase and the repurchase is approved by the Company’s board of directors, the Company will reclassify such obligation from equity to a liability based on the value of the obligation. Shares purchased under the SRP will have the status of authorized but unissued shares. The following table reflects the number of shares repurchased cumulatively through June 30, 2017:

	Number of Shares Repurchased	Weighted-Average Price per Share
Cumulative repurchases as of December 31, 2016	1,021	$24.97
Six months ended June 30, 2017(1)	82,494	22.79
Cumulative repurchases as of June 30, 2017	83,515	$22.82

(1)	Includes 83,604 shares repurchased in the three months ended March 31, 2017 for approximately $1.9 million at a weighted average price per share of $22.77, net of repurchase requests with respect to 1,110 shares that were canceled during the three months ended June 30, 2017. Excludes rejected repurchases with respect to 2016 of 181,389 shares for $4.0 million at a weighted average price per share of $22.29, which were unfulfilled as of June 30, 2017. On June 16, 2017, in furtherance of the Asset Sale, the Company’s board of directors determined to suspend the SRP indefinitely and, as authorized by the terms of the SRP, to reject any repurchase requests that the Company has received or will receive during calendar year 2017. The suspension of the SRP became effective as of July 19, 2017 and no shares have been, or will be, repurchased in connection with requests made during 2017.

Note 8 — Related Party Transactions and Arrangements

As of June 30, 2017 and December 31, 2016, American Realty Capital Healthcare III Special Limited Partnership, LLC (the “Special Limited Partner”), an entity controlled by the Sponsor, owned 8,888 shares of the Company’s outstanding common stock. As of June 30, 2017 and December 31, 2016, the Advisor held 90 units of limited partner interests in the OP (“OP Units”).

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 8 — Related Party Transactions and Arrangements – (continued)

The Former Dealer Manager served as the dealer manager of the IPO. SK Research, LLC (“SK Research”) and American National Stock Transfer, LLC (“ANST”), both subsidiaries of the parent company of the Former Dealer Manager, provided other general professional services through December 2015 and January 2016, respectively. RCS Capital Corporation (“RCAP”), the parent company of the Former Dealer Manager and certain of its affiliates that provided the Company with services, filed for Chapter 11 bankruptcy protection in January 2016, prior to which it was also under common control with AR Global, the parent of the Sponsor. In May 2016, RCAP and its affiliated debtors emerged from bankruptcy under the new name Aretec Group, Inc. On March 8, 2017, the creditor trust established in connection with the RCAP bankruptcy filed suit against AR Global, the Advisor, advisors of other entities sponsored by AR Global, and AR Global’s principals (including Mr. Weil, the executive chairman of the Company’s board of directors). The suit alleges, among other things, certain breaches of duties to RCAP. The Company is not named in the suit, nor are there allegations related to the services the Advisor provides to the Company. On May 26, 2017, the defendants moved to dismiss. The Advisor has informed the Company that it believes the suit is without merit and intends to defend against it vigorously.

Purchase Agreement

On June 16, 2017, the Company, the OP and HT III Holdco entered into the Purchase Agreement with HTI, HTI OP and HTI Holdco. HTI is sponsored and advised by affiliates of the Advisor. Pursuant to the Purchase Agreement, the Purchaser Parties have agreed to purchase membership interests in the Company’s indirect subsidiaries which collectively own all 19 properties owned by the Company and comprise substantially all of the Company’s assets for the Purchase Price, subject to reductions for debt assumed or repaid and customary prorations and closing adjustments. See Note 2 — Purchase Agreement.

AR Global Arrangements

In connection with the execution of the Purchase Agreement, the Company, the Advisor, the Property Manager and AR Global, as guarantor, entered into the Letter Agreement, pursuant to which, subject to the completion of the Asset Sale, the parties resolved matters related to expense reimbursements or fees previously paid by the Company to the Advisor and its affiliates (the “Excess Amount”) and made certain agreements with respect to all fees and other amounts that would be payable to the Advisor and its affiliates pursuant to the Company’s advisory agreement with the Advisor (the “Advisory Agreement”), the Company’s property management agreement with the Property Manager (the “Property Management Agreement”) and the limited partnership agreement of the OP (the “LPA”) if the Asset Sale is completed.

Letter Agreement

Pursuant to the Letter Agreement, as satisfaction of the Excess Amount, the Advisor and the Property Manager will pay, tender, waive or assume certain fees, expenses and obligations, as applicable.

The Excess Amount aggregates to $3.68 million consisting of the “Excess O&O Amount” and the “Excess Oversight Amount” as described below.

•	Pursuant to the Advisory Agreement, the Company reimbursed the Advisor and its affiliates, including subsidiaries of RCAP up to 2.0% of gross offering proceeds for organization and offering expenses, which included reimbursements to the Advisor for other organization and offering expenses that it incurred for due diligence fees included in detailed and itemized invoices. The Advisor was responsible for offering costs, excluding selling commissions and dealer manager fees, in excess of the 2.0% cap as of the end of the IPO. As of the end of the IPO, offering and related costs, excluding commissions and dealer manager fees, exceeded 2.0% of gross proceeds received from the IPO by $3.77 million. This amount includes $3.54 million already paid by the Company to the Advisor and its affiliates (the “Excess O&O Amount”) and $228 thousand of unpaid disputed

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 8 — Related Party Transactions and Arrangements – (continued)

fees payable to affiliates of AR Global, including subsidiaries of RCAP (the “Disputed Amount”). Pursuant to the Letter Agreement, to the extent any portion of the Disputed Amount is found to be payable, it will be paid by the Advisor (with this obligation guaranteed by AR Global) and will not be the responsibility of the Company.
•	Pursuant to the Property Management Agreement, the Company was responsible for paying the Property Manager an oversight fee of 1.0% of gross revenues for the Property Manager’s supervision of third parties managing certain of the Properties, which the Company had previously overpaid to the Property Manager in an amount equal to approximately $141 thousand (the “Excess Oversight Amount”).

The parties have agreed, as partial satisfaction of the Excess Amount, that the Advisor and Property Manager, as applicable, will:

•	surrender 72,353 performance-based restricted, forfeitable partnership units of the OP designated as “Class B Units” (the “Class B Units”) previously issued to the Advisor and the additional Class B Units to be issued to the Advisor during August 2017 with respect to the quarter ended June 30, 2017 in accordance with the terms of the Advisory Agreement and the LPA with the value of the Class B Units so surrendered will be calculated in accordance with the Letter Agreement, at the fair market value thereof as reasonably determined by the board of directors as of the Closing Date, which per-unit amount will be based on the per-share value as implied from the Purchase Agreement;
•	waive amounts that would have been payable by the Company with respect to certain transition services provided by the Advisor beginning as of January 1, 2018 and through the later of (1) dissolution of the Company and (2) 30 days following the expiration of the 14 month survival period of the representation and warranties under the Purchase Agreement, valued at $0.24 million in the aggregate assuming services would be provided for ten months;
•	waive amounts with respect to certain administrative expense reimbursements that would be payable to the Advisor by the Company for expenses incurred during the nine months ending December 31, 2017, valued at $0.10 million per month and $0.87 million in the aggregate;
•	waive amounts that would have been payable by the Advisor to the Company in accordance with the terms of the Advisory Agreement and the LPA (as amended by the contemplated amendments to the Advisory Agreement and the LPA (the Contemplated Amendments”), which have not yet been executed and will not become effective if the Asset Sale does not close), with respect to cash asset management and oversight fees for the period commencing July 1, 2017 and ending on the Closing Date; and
•	waive fees valued at approximately $24 thousand potentially payable by the Company to one of the subsidiaries of RCAP in addition to the Disputed Amount.

Following the Closing Date, the Advisor will pay to the Company any Excess Amount in excess of the value of the foregoing bullet points in two equal installments, the first of which will be due within three days following the Closing Date and the second of which will be due within six months following the Closing Date. These payments are guaranteed by AR Global. The Letter Agreement will be null and void if the Purchase Agreement is terminated. Other than as contemplated by the Letter Agreement, if the Asset Sale is completed, no fees or other amounts are or will become due or otherwise payable under the Advisory Agreement, the Property Management Agreement, the LPA or any other agreement between the Company and the Advisor and its affiliates.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 8 — Related Party Transactions and Arrangements – (continued)

Advisory Agreement and Property Management Agreement Amendments

As contemplated by the Letter Agreement, concurrently with the execution of the Purchase Agreement, the Company, the OP and the Advisor entered into an amendment to the Advisory Agreement (the “Advisory Agreement Amendment”) and the Company and the Property Manager also entered into an amendment to the Property Management Agreement (the “Property Management Amendment”). Pursuant to the Advisory Agreement Amendment, the Advisor has agreed to provide the Company services required to implement the Plan of Liquidation following the Closing Date. Pursuant to the Advisory Agreement Amendment, the amounts payable by the Company to Advisor for these services will be automatically waived in partial satisfaction of the Excess Amount in accordance with the terms of the Letter Agreement, and no other amounts will be payable to the Advisor following the Closing Date. Pursuant to the Property Management Amendment, the Property Manager agreed to continue to provide any property management or wind-down services under the Property Management Agreement at no cost or charge. The Property Management Amendment will be null and void if the Purchase Agreement is terminated. The Advisory Agreement Amendment will only become effective at the Closing Date and will be of no force or effect in the event the Purchase Agreement is terminated prior to the Closing Date.

Contemplated Amendments to Advisory Agreement and LPA

Pursuant to the Letter Agreement, prior to the Closing Date, the Company and the Advisor agreed to enter into the Contemplated Amendments, an amendment to the Advisory Agreement and an amendment to the LPA, effective as of July 1, 2017, to facilitate the establishment of a value for Class B Units consistent with the applicable provisions of the Letter Agreement and certain of the other payments contemplated by the Letter Agreement.

The Contemplated Amendments have not yet been executed. Notwithstanding the date the Contemplated Amendments are executed, they will be effective as of July 1, 2017 and only if the Asset Sale and the Plan of Liquidation are approved and the Asset Sale closes. They will be of no force or effect in the event the Purchase Agreement is terminated prior to the Closing Date.

Fees Incurred in Connection with the IPO

The Advisor, Sponsor and Former Dealer Manager and their affiliates received compensation and reimbursement for services relating to the IPO. All offering costs incurred by the Company and the Advisor, Sponsor and Former Dealer Manager and their affiliates on behalf of the Company are charged to additional paid-in capital on the accompanying consolidated balance sheets. No offering costs were incurred during the three and six months ended June 30, 2017 or 2016. As of June 30, 2017 and December 31, 2016, the Company had $0.2 million payable to the Former Dealer Manager and its affiliates for services relating to the IPO.

Fees Incurred and Participations Paid in Connection With the Operations of the Company

The Advisor receives an acquisition fee of 1.5% of the contract purchase price of each property acquired and 1.5% of the amount advanced for a loan or other investment. The Advisor is also reimbursed for services provided for which it incurs investment-related expense, or insourced expenses. Such insourced expenses may not exceed 0.5% of the contract purchase price of each acquired property and 0.5% of the amount advanced for a loan or other investment. Additionally, the Company reimburses the Advisor for third party acquisition expenses. The Company also reimburses the Advisor for legal expenses it or its affiliates incur in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.1% of the contract purchase price of each property or 0.1% of the amount advanced for each loan or other investment. Once the proceeds from the IPO have been fully invested, the aggregate amount of acquisition fees and any financing

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 8 — Related Party Transactions and Arrangements – (continued)

coordination fees (as described below) for any new acquisitions may not exceed 2.0% of the contract purchase price and the amount advanced for a loan or other investment for all the assets acquired. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees payable with respect to a particular investment exceed 4.5% of the contract purchase price of the Company’s portfolio to be measured at the close of the acquisition phase or 4.5% of the amount advanced for all loans or other investments. Pursuant to the Letter Agreement, no acquisitions fees or related expense reimbursements will be payable following the closing of the Asset Sale.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations. Pursuant to the Letter Agreement, no financing coordination fees will be payable following the closing of the Asset Sale pursuant to the Letter Agreement.

The Advisor manages the Company’s day-to-day operations. Since the Company’s inception, in lieu of paying the Advisor in cash for its asset management services, the Company has compensated the Advisor by causing the OP to issue Class B Units to the Advisor (subject to periodic approval by the board of directors). The Class B Units are intended to be profit interests that will vest, and no longer be subject to forfeiture, at such time as any one of the following events occur: (1) the termination of the Advisory Agreement by an affirmative vote of a majority of the Company’s independent directors without cause; (2) a listing of the Company’s common stock on a national securities exchange; or (3) a transaction to which the Company or the OP is a party, as a result of which OP Units or the Company’s common stock are or will be exchanged for or converted into the right, or the holders of such securities will otherwise be entitled, to receive cash, securities or other property or any combination thereof; provided that the Advisor, pursuant to the Advisory Agreement, is providing services to the Company immediately prior to the occurrence of an event of the type described therein (the “performance condition”). Such Class B Units will be forfeited immediately if the Advisory Agreement is terminated for any reason other than a termination without cause.

When and if approved by the board of directors, the Class B Units are issued to the Advisor quarterly in arrears pursuant to the terms of the limited partnership agreement of the OP. The number of Class B Units issued in any quarter is an amount equal to: (i) the excess of (A) the product of (y) 0.1875% multiplied by (z) the cost of the Company’s assets (until the NAV Pricing Date, then the lower of the cost of assets and the fair value of the Company’s assets) over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the price at which the Company sold shares in the IPO minus the selling commissions and dealer manager fees paid in that offering) and will be the Estimated Per-Share NAV following the NAV Pricing Date. The NAV Pricing Date occurred on July 19, 2017. The value of issued Class B Units will be determined and expensed when the Company deems the achievement of the performance condition to be probable. The Advisor receives distributions in cash on unvested Class B Units equal to the per share distribution paid on the Company’s common stock. Such distributions on Class B Units are included in general and administrative expenses in the consolidated statements of operations and comprehensive loss until the performance condition is considered probable to occur. During the three and six months ended June 30, 2017, the Company’s board of directors approved the issuance of 16,863 and 26,431 Class B Units to the Advisor in connection with this arrangement, respectively. As of June 30, 2017, the Company’s board of directors had approved the issuance of 72,353 Class B Units to the Advisor in connection with this arrangement.

Pursuant to the Letter Agreement, the Company and the Advisor parties resolved matters related to expense reimbursements or fees previously paid by the Company to the Advisor and its affiliates and made

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 8 — Related Party Transactions and Arrangements – (continued)

certain agreements with respect to all fees and other amounts that would be payable to the Advisor and its affiliates pursuant to the Advisory Agreement, the Property Management Agreement and the LPA if the Asset Sale is completed, including that the Advisor would surrender all Class B Units previously issued to the Advisor.

Unless the Company contracts with a third party, the Company pays the Property Manager a property management fee of 1.5% of gross revenues from the Company’s single-tenant net leased properties and 2.5% of gross revenues from all other types of properties. The Company also reimburses the Property Manager for property level expenses. If the Company contracts directly with third parties for such services, the Company pays them customary market fees and pays the Property Manager an oversight fee of up to 1.0% of the gross revenues of the property managed. In no event is the Property Manager or any affiliates of the Property Manager entitled to an oversight fee if any third party receives market fees greater than the property management fee, as explained above. Further, in no event does the Company pay the Property Manager or any affiliates of the Property Manager both a property management fee and an oversight fee with respect to any particular property. Property management fees are recorded to operating fees to related party in the accompanying consolidated statements of operations and comprehensive loss.

The Advisor pays general and administrative expenses on behalf of the Company, for which, the Company subsequently reimburses the Advisor. These fees and reimbursements are included in general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss.

As acknowledged in the Letter Agreement, the Company had previously overpaid property management and oversight fees to the Property Manager in an amount equal to approximately $141 thousand. Pursuant to the Letter Agreement, any obligation the Advisor has to repay this amount will be satisfied if the Asset Sale is consummated. Since May 1, 2017, in lieu of paying the Property Manager property management fees, including oversight fees, the Company has applied all property management fees otherwise due and payable to the Property Manager against the overpaid amount. Concurrent with the Letter Agreement, the Property Manager agreed pursuant to the Property Management Amendment to continue to provide any property management or wind-down services at no cost or charge.

The following table details amounts incurred, forgiven and payable or receivable in connection with the Company’s operations-related services described above as of and for the periods presented:

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016		Payable (Receivable) as of
(In thousands)	Incurred	Forgiven	Incurred	Forgiven	Incurred	Forgiven	Incurred	Forgiven	June 30, 2017	December 31, 2016
Ongoing fees and reimbursements:
Property management fees	$14	$—	$39	$—	$27	$—	$79	$—	$(129)	$(129)
Professional fees and reimbursements	325	—	91	—	380	—	158	—	—	29
Distributions on Class B Units	25	—	9	—	44	—	13	—	—	2
Total related party operating fees and reimbursements	$364	$—	$139	$—	$451	$—	$250	$—	$(129)	$(98)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 8 — Related Party Transactions and Arrangements – (continued)

The Company reimburses the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash expenses and excluding any gain from the sale of assets for that period (the “2%/25% Limitation”), unless the Company’s independent directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, in which case the excess amount may be reimbursed to the Advisor in subsequent periods. Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services during the operational stage; however, the Company may not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees, acquisition expense reimbursements or real estate commissions. $0.3 million was incurred from the Advisor for providing such services during the three and six months ended June 30, 2017. No such reimbursements were payable during the three and six months ended June 30, 2016. Following the closing of the Asset Sale pursuant to the Letter Agreement, no such reimbursements will be payable. Pursuant to the Letter Agreement, as partial satisfaction of the Excess Amount the Advisor has agreed to waive amounts with respect to these administrative expense reimbursements that would be payable to the Advisor by the Company for expenses incurred during the nine months ending December 31, 2017, valued at approximately $0.1 million per month and $0.9 million in the aggregate.

In order to improve operating cash flows and the ability to pay distributions from operating cash flows, the Advisor may elect to forgive and absorb certain fees. No such fees or expenses were forgiven or absorbed by the Advisor during the three and six months ended June 30, 2017 or 2016.

The predecessor to AR Global was party to a services agreement with RCS Advisory Services, LLC (“RCS Advisory”), a subsidiary of the parent company of the Former Dealer Manager, pursuant to which RCS Advisory and its affiliates provided the Company and certain other companies sponsored by AR Global with services (including, without limitation, transaction management, compliance, due diligence, event coordination and marketing services, among others) on a time and expenses incurred basis or at a flat rate based on services performed. The predecessor to AR Global instructed RCS Advisory to stop providing such services in November 2015 and no services have since been provided by RCS Advisory.

The Company was also party to a transfer agency agreement with ANST, a subsidiary of RCAP, pursuant to which ANST provided the Company with transfer agency services (including broker and stockholder servicing, transaction processing, year-end IRS reporting and other services), and supervisory services overseeing the transfer agency services performed by DST Systems, Inc. (“DST”), a third-party transfer agent. AR Global received written notice from ANST on February 10, 2016 that it would wind down operations by the end of the month and would withdraw as the transfer agent effective February 29, 2016. On February 26, 2016, the Company entered into a definitive agreement with DST to provide the Company directly with transfer agency services (including broker and stockholder servicing, transaction processing, year-end IRS reporting and other services).

Fees and Participations Incurred in Connection with a Listing or the Liquidation of the Company’s Real Estate Assets

The Company will pay the Advisor an annual subordinated performance fee calculated on the basis of the Company’s total return to stockholders, payable annually in arrears, such that for any year in which the Company’s total return on stockholder’s capital exceeds 6.0% per annum, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year. This fee will be payable only upon the sale of assets, distributions or other event which results in the return on stockholder’s capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the three and six months ended June 30, 2017 or 2016.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 8 — Related Party Transactions and Arrangements – (continued)

The Company will pay the Advisor a real estate commission on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and 50.0% of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and agents and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission. Real estate commissions will only be payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the three and six months ended June 30, 2017 or 2016. Under the terms of the Letter Agreement, the Company will no longer be obligated to pay a real estate commission to the Advisor following the closing of the Asset Sale.

The Company will pay the Special Limited Partner a subordinated participation in the net sales proceeds of the sale of real estate assets of 15.0% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax non-compounded annual return on the capital contributed by investors. The Special Limited Partner will not be entitled to the subordinated participation in the net sales proceeds unless investors have received a return of their capital plus a return equal to a 6.0% cumulative non-compounded annual return on their capital contributions. No participation in net sales proceeds was incurred during the three and six months ended June 30, 2017 or 2016.

If the Company’s shares of common stock are listed on a national securities exchange, the Special Limited Partner will receive a subordinated incentive listing distribution from the OP equal to 15.0% of the amount by which the Company’s market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax non-compounded annual return to investors. The Company cannot assure that it will provide this 6.0% annual return but the Special Limited Partner will not be entitled to the subordinated incentive listing distribution unless investors have received a 6.0% cumulative, pre-tax non-compounded annual return on their capital contributions. The Asset Sale will not generate net proceeds in excess of this 6.0% hurdle. Thus, the Special Limited Partner will not receive a payment in respect of this subordinated participation in net sales proceeds if the Asset Sale and the Plan of Liquidation are approved and the Asset Sale closes.

No such distribution was incurred or paid during the three and six months ended June 30, 2017 or 2016. Neither the Special Limited Partner nor any of its affiliates can earn both the subordinated participation in the net sales proceeds and the subordinated listing distribution.

Upon termination or non-renewal of the Advisory Agreement with the Advisor, with or without cause, the Special Limited Partner will be entitled to receive distributions from the OP equal to 15% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded annual return to investors. The Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Note 9 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor, its affiliates and entities under common ownership with the Advisor to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, as well as other administrative responsibilities for the Company including accounting and legal services, human resources and information technology.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 9 — Economic Dependency – (continued)

Pursuant to the Advisory Agreement Amendment, the Advisor has agreed to provide the Company services required to implement the Plan of Liquidation following the Closing Date. The amounts payable by the Company to Advisor for these services will be automatically waived in partial satisfaction of the Excess Amount in accordance with the terms of the Letter Agreement, and no other amounts will be payable to the Advisor following the Closing Date. See Note 8 — Related Party Transactions and Arrangements — AR Global Arrangements.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that the Advisor and its affiliates are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 10 — Share-Based Compensation

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 1,333 restricted shares to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, after initial election to the board of directors and after each annual stockholder’s meeting, with such shares vesting annually beginning with the one year anniversary of initial election to the board of directors and the date of the next annual meeting, respectively. Restricted shares issued to independent directors vest over a five-year period in increments of 20.0% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of shares of common stock granted as awards under the RSP may not exceed 5.0% of the Company’s outstanding shares of common stock on a fully diluted basis at any time and in any event will not exceed 6.3 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive common shares from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares. The following table reflects restricted share award activity for the period presented:

	Number of Shares of Common Stock	Weighted-Average Issue Price
Unvested, December 31, 2016	6,398	$22.50
Granted	—	—
Vested	(533)	22.50
Forfeitures	—	—
Unvested, June 30, 2017	5,865	$22.50

As of June 30, 2017, the Company had $0.1 million of unrecognized compensation cost related to unvested restricted share award grants under the Company’s RSP. That cost is expected to be recognized over a weighted average period of 3.2 years. The fair value of the restricted shares is being expensed on a straight-line basis over the service period of five years. Compensation expense related to restricted shares was

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 10 — Share-Based Compensation  – (continued)

approximately $9,000 and $18,000 for the three and six months ended June 30, 2017, respectively. Compensation expense related to restricted shares was approximately $6,000 and $12,000 for the three and six months ended June 30, 2016, respectively. Compensation expense related to restricted shares is recorded as general and administrative expense in the accompanying consolidated statements of operations and comprehensive loss.

Note 11 — Non-controlling Interests

The Company is the sole general partner and holds substantially all of the OP Units. As of June 30, 2017 and December 31, 2016, the Advisor held 90 OP Units, which represents a nominal percentage of the aggregate OP ownership.

After holding the OP Units for a period of one year, or such lesser time as determined by the Company in its sole and absolute discretion, a holder of OP Units has the right to convert OP Units for the cash value of a corresponding number of shares of the Company’s common stock or, at the option of the OP, a corresponding number of shares of the Company’s common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of limited partner interests in the OP are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets. No distributions were paid to OP Unit holders during the three and six months ended June 30, 2017 and June 30, 2016.

The Company has an investment arrangement with unaffiliated third parties whereby such investors receive an ownership interest in certain of the Company’s property owning subsidiaries and are entitled to receive a proportionate share of the net operating cash flow derived from the subsidiaries’ property. Upon disposition of a property subject to this investment arrangement, the investors will receive a proportionate share of the net proceeds from the sale of the property. The investors have no recourse to any other assets of the Company. Due to the nature of the Company’s involvement with the arrangement and the significance of its investment in relation to the investment of the third parties, the Company has determined that it controls each entity in this arrangement and therefore the entities related to this arrangement are consolidated within the Company’s financial statements. A non-controlling interest is recorded for the investor’s ownership interest in the properties.

The following table summarizes the activity related to investment arrangements with the unaffiliated third party.

				As of June 30, 2017		As of December 31, 2016		Distributions for the Three Months Ended June 30,
Property Name (Dollar amounts in thousands)	Investment Date	Third Party Net Investment Amount as of June 30, 2017	Non-Controlling Ownership Percentage as of June 30, 2017	Net Real Estate Assets Subject to Investment Arrangement	Mortgage Notes Payable Subject to Investment Arrangement	Net Real Estate Assets Subject to Investment Arrangement	Mortgage Notes Payable Subject to Investment Arrangement	2017	2016(1)
UnityPoint Clinic – Muscatine, IA	Dec. 2015	$279	5%	$5,673	$—	$5,790	$—	$9	—
UnityPoint Clinic – Moline, IL	Dec. 2015	177	5%	3,613	—	3,691	—	6	—

(1)	No distributions of net cash flows from operations of the properties subject to the investment arrangements were paid to unaffiliated third party investors during the three months ended June 30, 2016.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 12 — Net Loss Per Share

The following is a summary of the basic and diluted net loss per share computation for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share amounts)	2017	2016	2017	2016
Net loss attributable to stockholders	$(963)	$(20)	$(801)	$(105)
Basic and diluted weighted-average shares outstanding	6,948,904	6,857,978	6,947,752	6,831,842
Basic and diluted net loss per share	$(0.14)	$(0.01)	$(0.12)	$(0.02)

Diluted net income per share assumes the conversion of all common stock equivalents into an equivalent number of common shares, unless the effect is antidilutive. The Company considers unvested restricted shares, OP Units and Class B Units to be common share equivalents. The Company had the following common share equivalents on a weighted-average basis that were excluded from the calculation of diluted net loss per share as their effect would have been antidilutive for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Unvested restricted shares(1)	6,346	4,752	6,372	4,775
OP Units(2)	90	90	90	90
Class B Units(3)	65,311	23,249	57,203	16,898
Total weighted-average antidilutive common stock equivalents	71,747	28,091	63,665	21,763

(1)	Weighted average number of antidilutive unvested restricted shares outstanding for the periods presented. There were 5,865 and 4,266 unvested restricted shares outstanding as of June 30, 2017 and 2016, respectively.
(2)	Weighted average number of antidilutive OP Units outstanding for the periods presented. There were 90 OP Units outstanding as of June 30, 2017 and 2016.
(3)	Weighted average number of antidilutive Class B Units outstanding for the periods presented. There were 72,353 and 26,786 Class B Units outstanding as of June 30, 2017 and 2016, respectively.

Note 13 — Segment Reporting

During the three and six months ended June 30, 2017 and 2016, the Company operated in three reportable business segments for management and internal financial reporting purposes: medical office buildings, triple-net leased healthcare facilities and seniors housing — operating properties.

The Company evaluates performance and makes resource allocations based on its three business segments. The medical office building segment primarily consists of MOBs leased to healthcare-related tenants under long-term leases, which may require such tenants to pay a pro rata share of property-related expenses. The triple-net leased healthcare facilities segment primarily consists of investments in seniors housing communities, hospitals, inpatient rehabilitation facilities and skilled nursing facilities under long-term leases, under which tenants are generally responsible to directly pay property-related expenses. The seniors housing — operating property (“SHOP”) segment consists of direct investments in seniors housing communities, primarily providing assisted living, independent living and memory care services, which are operated through engaging independent third-party managers. There were no intersegment sales or transfers during the periods presented.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 13 — Segment Reporting – (continued)

The Company evaluates the performance of the combined properties in each segment based on net operating income (“NOI”). NOI is defined as total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). The Company uses NOI to assess and compare property level performance and to make decisions concerning the operation of the properties. The Company believes that NOI is useful as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss).

NOI excludes certain components from net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by the Company may not be comparable to NOI reported by other REITs that define NOI differently. The Company believes that in order to facilitate a clear understanding of the Company’s operating results, NOI should be examined in conjunction with net income (loss) as presented in the Company’s consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of the Company’s performance or to cash flows as a measure of the Company’s liquidity or ability to make distributions.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 13 — Segment Reporting – (continued)

The following tables reconcile the segment activity to consolidated net loss for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30, 2017				Six Months Ended June 30, 2017
(In thousands)	Medical Office Buildings	Triple-Net Leased Healthcare Facilities	Seniors Housing – Operating Properties	Consolidated	Medical Office Buildings	Triple-Net Leased Healthcare Facilities	Seniors Housing – Operating Properties	Consolidated
Revenues:
Rental income	$2,172	$104	$—	$2,276	$4,344	$209	$—	$4,553
Operating expense reimbursements	508	—	—	508	1,299	—	—	1,299
Resident services and fee income	—	—	669	669	—	—	1,411	1,411
Total revenues	2,680	104	669	3,453	5,643	209	1,411	7,263
Property operating and maintenance	682	55	470	1,207	1,632	185	953	2,770
NOI	$1,998	$49	$199	2,246	$4,011	$24	$458	4,493
Operating fees to related party				(14)				(27)
Acquisition and transaction related				(1,113)				(1,159)
General and administrative				(743)				(1,347)
Depreciation and amortization				(1,318)				(2,635)
Interest expense				(46)				(93)
Interest and other income				—				—
Income tax benefit/(expense)				29				(26)
Net income attributable to non-controlling interests				(4)				(7)
Net loss attributable to stockholders				$(963)				$(801)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 13 — Segment Reporting – (continued)

	Three Months Ended June 30, 2016				Six Months Ended June 30, 2016
(In thousands)	Medical Office Buildings	Triple-Net Leased Healthcare Facilities	Seniors Housing – Operating Properties	Consolidated	Medical Office Buildings	Triple-Net Leased Healthcare Facilities	Seniors Housing – Operating Properties	Consolidated
Revenues:
Rental income	$2,173	$104	$—	$2,277	$4,336	$209	$—	$4,545
Operating expense reimbursements	625	—	—	625	1,251	—	—	1,251
Resident services and fee income	—	—	709	709	—	—	1,407	1,407
Total revenues	2,798	104	709	3,611	5,587	209	1,407	7,203
Property operating and maintenance	808	—	476	1,284	1,595	—	946	2,541
NOI	$1,990	$104	$233	2,327	$3,992	$209	$461	4,662
Operating fees to related party				(39)				(79)
Acquisition and transaction related				(103)				(133)
General and administrative				(545)				(1,221)
Depreciation and amortization				(1,581)				(3,158)
Interest expense				(47)				(95)
Interest and other income				1				1
Income tax benefit/(expense)				(28)				(73)
Net income attributable to non-controlling interests				(5)				(9)
Net loss attributable to stockholders				$(20)				$(105)

The following table reconciles the segment activity to consolidated total assets as of the periods presented:

(In thousands)	June 30, 2017	December 31, 2016
ASSETS
Investments in real estate, net:
Medical office buildings	$104,409	$106,968
Triple-net leased healthcare facilities	4,471	4,554
Seniors housing – operating properties	10,067	10,213
Total investments in real estate, net	118,947	121,735
Cash	13,667	16,371
Restricted cash	88	37
Straight-line rent receivable	739	662
Prepaid expenses and other assets	734	1,242
Deferred costs, net	8	9
Total assets	$134,183	$140,056

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 13 — Segment Reporting – (continued)

The following table reconciles capital expenditures by reportable business segment, excluding corporate non-real estate expenditures, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2017	2016	2017	2016
Medical office buildings	$—	$39	$—	$39
Triple-net leased healthcare facilities	—	—	—	—
Seniors housing – operating properties	37	—	44	61
Total capital expenditures	$37	$39	$44	$100

Note 14 — Commitments and Contingencies

The Company has entered into operating lease agreements related to certain acquisitions under leasehold interest arrangements. The following table reflects the minimum base cash rental payments due from the Company over the next five years and thereafter under these arrangements. These amounts exclude contingent rent payments, as applicable, that may be payable based on provisions related to increases in annual rent based on exceeding certain economic indexes among other items.

(In thousands)	Future Minimum Base Rental Payments
July 1, 2017 – December 31, 2017	$52
2018	105
2019	106
2020	109
2021	116
Thereafter	3,325
Total	$3,813

Total rental expense from the Company’s operating leases was approximately $34 thousand and $67 thousand during the three and six months ended June 30, 2017 and 2016, respectively.

Litigation and Regulatory Matters

In the ordinary course of business, the Company may become subject to litigation, claims and regulatory matters. There are no material legal or regulatory proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Purchase Agreement

In connection with its approval of the Purchase Agreement, the board of directors also approved the Plan of Liquidation, which will become effective if the Company obtains the Stockholder Approval and the Asset Sale is consummated. The consummation of the Asset Sale is also subject to the Company obtaining the Stockholder Approval as well as other conditions, and there can be no assurance the Asset Sale will be

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2017
(Unaudited)

Note 14 — Commitments and Contingencies – (continued)

consummated on the terms contained in the Purchase Agreement, or at all. Pursuant to the Plan of Liquidation, the Company anticipates winding up its affairs and distributing the net cash proceeds available for distribution after satisfying the Company’s liabilities to the holders of its common stock in one or more liquidating distributions. See Note 2 — Purchase Agreement — The Plan of Liquidation.

Note 15 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements, except for the following disclosures:

Suspension of Shareholder Distributions

On July 18, 2017, in light of the pending Asset Sale and Plan of Liquidation, the board of directors determined that the Company will cease declaring and paying regular distributions to its stockholders following the distributions to stockholders of record with respect to each day during the month of July 2017 scheduled to be paid on or before August 5, 2017.

Estimated Per-Share NAV

On July 18, 2017, the independent directors of the board of directors, who comprise a majority of the board of directors unanimously approved an Estimated Per-Share NAV of $17.64 as of July 18, 2017.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements of American Realty Capital Healthcare Trust III, Inc. and the notes thereto. As used herein, the terms the “Company,” “we,” “our” and “us” refer to American Realty Capital Healthcare Trust III, Inc., a Maryland corporation, including, as required by context, American Realty Capital Healthcare III Operating Partnership, L.P., a Delaware limited partnership, which we refer to as the “OP,” and its subsidiaries. The Company is externally managed by American Realty Capital Healthcare III Advisors, LLC (our “Advisor”), a Delaware limited liability company. Capitalized terms used herein, but not otherwise defined, have the meaning ascribed to those terms in the notes to the consolidated financial statements and contained herein.

Forward-Looking Statements

Certain statements included in this Management’s Discussion and Analysis are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We have agreed to sell substantially all of our assets (the “Asset Sale”) to Healthcare Trust, Inc. (“HTI”) pursuant to and on the terms set forth in a purchase agreement, dated as of June 16, 2017 (the “Purchase Agreement”). The Asset Sale contemplated by the Purchase Agreement is subject to conditions, and there can be no assurance when or whether the Asset Sale will be completed.
•	Failure to complete the Asset Sale, which is subject to conditions, would prevent the complete liquidation and dissolution of the Company, as contemplated by a plan of liquidation approved by our board of directors (the “Board”) on June 16, 2017 (the “Plan of Liquidation”) and could have adverse consequences for the Company.
•	We cannot determine the amount or timing of any liquidating distributions to our stockholders.
•	All of our executive officers and certain directors are also officers, managers or holders of a direct or indirect controlling interest in the Advisor and other entities affiliated with AR Global Investments, LLC (“AR Global”), the parent of our sponsor, American Realty Capital VII, LLC (the “Sponsor”). As a result, our executive officers and certain directors, our Advisor and its affiliates face conflicts of interest.
•	HTI is sponsored and advised by affiliates of the Advisor. Our directors and officers (including all our executive officers and one of our directors, in their capacities as executives or members of the Advisor, HTI’s advisor and their affiliates) may have interests in the Asset Sale that may be different from, or in addition to, those of our other stockholders.
•	The Purchase Agreement contains provisions that could discourage a potential competing acquirer or could result in any competing proposal being at a lower price than it might otherwise be.
•	In some circumstances, our stockholders could be held liable for amounts they received from us in connection with our dissolution.
•	No public market currently exists, or may ever exist, for shares of our common stock which are, and may continue to be, illiquid.
•	Any adverse judgment in a lawsuit challenging the Asset Sale or the Plan of Liquidation may prevent the Asset Sale from closing or from closing within the expected timeframe, if at all.

•	The Board may abandon or delay implementation of the Plan of Liquidation even if it is approved by our stockholders.
•	The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us.
•	We are depending on our Advisor to conduct our operations. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us.
•	During July 2017, in light of the pending Asset Sale and Plan of Liquidation, the Board determined that we will cease declaring and paying regular distributions to our stockholders. There can be no assurance we will resume paying distributions, or at what rate.
•	We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates.
•	Our revenue is dependent upon the success and economic viability of our tenants.
•	Increases in interest rates could increase the amount of our debt payments.
•	We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit markets of the United States from time to time.
•	We may fail to continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes (“REIT”), which would result in higher taxes and dramatically lower the amount of liquidating distributions to our stockholders.
•	Pursuing the Plan of Liquidation may increase the risk that we will be liable for U.S. federal income and excise taxes, which would reduce the amount of liquidating distributions.
•	The sale of our assets in the Asset Sale may cause us to be subject to a 100% excise tax on the net income from “prohibited transactions,” which would reduce the amount of our liquidating distributions to stockholders.
•	Distributing interests in a liquidating trust may cause the Company’s stockholders to recognize gain prior to the receipt of cash.
•	We may be deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and thus subject to regulation under the Investment Company Act.

Overview

We were incorporated on April 24, 2014 as a Maryland corporation that elected and qualified to be taxed as a REIT beginning with our taxable year ended December 31, 2015. We were formed to primarily acquire a diversified portfolio of healthcare-related assets, including medical office buildings (“MOBs”), seniors housing communities and other healthcare-related facilities.

We purchased our first property and commenced real estate operations in March 2015. As of June 30, 2017, we owned 19 properties consisting of 0.5 million rentable square feet.

On August 20, 2014, we commenced our initial public offering (the “IPO”) on a “reasonable best efforts” basis of up to 125.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, for total gross proceeds of up to $3.1 billion, plus up to 26.3 million shares of common stock available pursuant to our distribution reinvestment plan (the “DRIP”). On November 15, 2015, we announced the suspension of our IPO, effective December 31, 2015, and in August 2016, the IPO lapsed in accordance with its terms, having raised significantly less capital than expected. As of June 30, 2017, we had received total proceeds from the IPO and the DRIP, net of share repurchases, of $171.1 million.

Beginning in late January 2016, our Board began receiving inquiries from potential bidders regarding possible strategic transactions. In order to review, examine and consider the range of strategic alternatives available to us, our Board initiated a strategic review process. As part of the strategic review process, our

Board established a special committee, consisting solely of independent directors on our Board, to evaluate and negotiate the various strategic alternatives (the “Special Committee”). In connection with the strategic review, the Special Committee engaged SunTrust Robinson Humphrey, Inc. as financial advisor and retained Shapiro Sher Guinot & Sandler, P.A. as special legal counsel.

During the subsequent strategic review process, the Special Committee and its advisors contacted 23 potential partners and entered into 20 nondisclosure agreements. On June 16, 2017, we entered into the Purchase Agreement to sell substantially all of our assets to HTI for a purchase price of $120.0 million (the “Purchase Price”). The Purchase Price is subject to customary prorations and closing adjustments in accordance with the terms of the Purchase Agreement, which are estimated to be $1.1 million payable to HTI assuming the Asset Sale closes on August 31, 2017, and will be payable on the date the Asset Sale is consummated (the “Closing Date”) less $4.9 million, the principal amount of the loan secured by our Philip Center property, which will be assumed by HTI or repaid by us, and associated costs. HTI will deposit $6.0 million of the Purchase Price payable on the Closing Date into an escrow account for our benefit on the Closing Date, and this amount, less any amounts paid or reserved for pending or unsatisfied indemnification claims of HTI made pursuant to the Purchase Agreement, will be released in installments thereafter over a period of 14 months following the Closing Date.

In connection with its approval of the Purchase Agreement, the Board also approved the Plan of Liquidation, which is subject to stockholder approval. The closing of the Asset Sale is conditioned upon stockholder approval of both the Asset Sale and the Plan of Liquidation. Thus, if stockholders do not approve the Plan of Liquidation, the Asset Sale will not be completed even if stockholders approve the Asset Sale. Likewise, the effectiveness of the Plan of Liquidation is conditioned upon stockholder approval of the Plan of Liquidation and the closing of the Asset Sale. If the Asset Sale is not approved and does not close, the Plan of Liquidation will not become effective regardless of whether or not it has been approved.

The Company expects that effectiveness of the Plan of Liquidation will cause the Company’s basis of accounting to change from the going-concern basis to the liquidation basis of accounting, which requires the Company’s assets to be measured at the estimated amounts of consideration the entity expects to collect in settling and disposing of its assets and liabilities.

We believe that the net cash proceeds generated by the Asset Sale will be sufficient to pay our expenses, including the expenses of liquidating, and to satisfy our liabilities and obligations. After paying or providing for these amounts, we estimate the net cash proceeds available for distribution pursuant to the Plan of Liquidation to our stockholders will aggregate $17.67 to $17.81 per outstanding share of common stock. Subject to review and approval by the Board and the closing of the Asset Sale, the Company anticipates paying an initial liquidating distribution of $15.75 per outstanding share of common stock within two weeks following the closing of the Asset Sale. This estimate of an initial liquidating distribution is based on certain assumptions, including that the Company retains $6.0 million in an escrow account and a certain amount of cash on hand for unknown and outstanding liabilities and expenses. These estimates are based on certain assumptions and there can be no guarantee as to the exact amount that you will receive. During the course of liquidating and dissolving, we may incur unanticipated expenses and liabilities all of which are likely to reduce the cash available for distribution to you.

On July 18, 2017, the independent directors of the Board, who comprise a majority of the Board, unanimously approved an estimated net asset value per share of our common stock (“Estimated Per-Share NAV”) as of July 18, 2017. This is the first time that the Board has determined an estimated per-share net asset value of our common stock. We anticipate publishing an update to the Estimated Per-Share NAV by July 18, 2018 or earlier, at the discretion of the Board, in connection with material changes including, among others, material liquidating distributions paid pursuant to the Plan of Liquidation. Estimated Per-Share NAV is based on certain assumptions and estimates. There can be no guarantee as to the exact amount of net liquidation proceeds that will be available for distribution to our stockholders pursuant to the Plan of Liquidation. Moreover, shares of our common stock are not listed on a national securities exchange, and Estimated Per-Share NAV does not represent the amount a stockholder would obtain if a stockholder sold his or her shares.

Substantially all of our business is conducted through the OP. We have no employees. The Advisor has been retained to manage our affairs on a day-to-day basis. We also have retained American Realty Capital Healthcare III Properties, LLC (the “Property Manager”) to serve as our property manager. The Advisor and the Property Manager are under common control with AR Global, the parent of our Sponsor, as a result of which they are related parties, and each of which have received or will receive compensation, fees and other expense reimbursements from us for services related to managing our business. The Advisor and Property Manager have received or may receive fees during our offering, acquisition, operational and liquidation stages. In connection with the Purchase Agreement, we entered into a letter agreement, as amended in September 2017, (the “Letter Agreement”) governing, if the Asset Sale closes, the fees and expenses that had become or would become payable by and to the Advisor and its affiliates, on the one hand, and us, on the other hand. Pursuant to the Letter Agreement, the Advisor and the Property Manager will pay, tender, waive or assume certain fees, expenses and obligations, as applicable, as partial satisfaction of the amounts related to expense reimbursements or fees previously paid by the Company to the Advisor and its affiliates.

Prior to entering into the Purchase Agreement, our principal investments objectives were:

•	to acquire a diversified portfolio of healthcare-related assets including MOBs, seniors housing communities and other healthcare-related facilities that generate sustainable growth in cash flow from operations to pay monthly cash distributions;
•	to preserve, protect and return our investors’ capital contributions;
•	to realize growth in the value of our investments upon our ultimate sale of such investments; and
•	to be prudent, patient and deliberate, taking into account current real estate markets.

Healthcare-related facilities include MOBs and outpatient facilities, seniors housing communities, such as assisted and independent living and memory care facilities, as well as hospitals, inpatient rehabilitation hospitals, long-term acute care centers, surgery centers, skilled nursing facilities, specialty medical and diagnostic facilities, research laboratories, and pharmaceutical buildings.

In light of, and in contemplation of completion of, the pending Asset Sale and the Plan of Liquidation, the Company does not intend to conduct future investment activities.

Significant Accounting Estimates and Critical Accounting Policies

Our Annual Report on Form 10-K for the year ended December 31, 2016 contains a discussion of our significant accounting estimates and critical accounting policies. There have been no significant changes in our significant accounting estimates and critical accounting policies since December 31, 2016. See also Note 3 — Summary of Significant Accounting Policies to our unaudited consolidated financial statements for the six-month period ended June 30, 2017, set forth herein.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued revised guidance relating to revenue recognition. Under the revised guidance, an entity is required to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The revised guidance is to become effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. We will adopt this guidance effective January 1, 2018 and currently expect to utilize the modified retrospective transition method upon adoption. We have progressed with our project plan for adopting this standard, including gathering and evaluating the inventory of our revenue streams. We expect that this revised guidance will have an impact on the timing of gains on certain sales of real estate. We are in the process of evaluating any differences in the timing, measurement or presentation of revenue recognition and the impact on our consolidated financial statements and internal accounting processes.

In January 2016, the FASB issued an update that amends the recognition and measurement of financial instruments. The new guidance revises an entity’s accounting related to equity investments and the presentation of certain fair value changes for financial liabilities measured at fair value. Among other things, it also amends the presentation and disclosure requirements associated with the fair value of financial instruments. The revised guidance is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is not permitted for most of the amendments in the update. We are currently evaluating the impact of this new guidance.

In February 2016, the FASB issued an update that sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The revised guidance supersedes previous leasing standards and is effective for reporting periods beginning after December 15, 2018. Early adoption is permitted. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. We have ground leases, which we will be required to record a right-of-use asset and lease liability equal to the present value of the remaining lease payments upon adoption of this update. We also expect this revised guidance to impact the presentation of these lease and non-lease components of revenue from leases for lessors. We progressed in our project plan for adopting this revised guidance for lessors, including developing an inventory of leases as well as the lease and non-lease components contained therein. We are continuing to evaluate the impact of this new guidance and the allowable methods of adoption.

In March 2016, the FASB issued guidance which requires an entity to determine whether the nature of its promise to provide goods or services to a customer is performed in a principal or agent capacity and to recognize revenue in a gross or net manner based on its principal or agent designation. This guidance is effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017. Early adoption is permitted. We are currently evaluating the impact of this new guidance.

In August 2016, the FASB issued guidance on how certain transactions should be classified and presented in the statement of cash flows as either operating, investing or financing activities. Among other things, the update provides specific guidance on where to classify debt prepayment and extinguishment costs, payments for contingent consideration made after a business combination and distributions received from equity method investments. The revised guidance is effective for reporting periods beginning after December 15, 2017. Early adoption is permitted. We are currently evaluating the impact of this new guidance.

In November 2016, the FASB issued guidance on the classification of restricted cash in the statement of cash flows. The amendment requires restricted cash to be included in the beginning-of-period and end-of-period total cash amounts. Therefore, transfers between cash and restricted cash will no longer be shown on the statement of cash flows. The guidance is effective for reporting periods beginning after December 15, 2017. Early adoption is permitted. We are currently evaluating the impact of this new guidance.

In February 2017, the FASB issued guidance on other income, specifically gains and losses from the derecognition of nonfinancial assets. The guidance clarifies the definition of ‘in substance non-financial assets’, unifies guidance related to partial sales of non-financial assets, eliminates rules specifically addressing the sales of real estate, removes exception to the financial asset derecognition model and clarifies the accounting for contributions of non-financial assets to joint ventures. The revised guidance is effective for reporting periods beginning after December 15, 2017. Early adoption is permitted but only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. We are currently evaluating the impact of this new guidance.

In May 2017, the FASB issued guidance that clarifies which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The update states that modification accounting should be used unless the fair value of the award, the vesting terms of the award and the classification of the award as either equity or liability, does not change as a result of the modification. The revised guidance is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted for reporting periods for which financial statements have not yet been issued. We are currently evaluating the impact of this new guidance.

Recently Adopted Accounting Pronouncements

In October 2016, the FASB issued guidance where a reporting entity will need to evaluate if it should consolidate a VIE. The amendments change the evaluation of whether a reporting entity is the primary beneficiary of a VIE by changing how a single decision maker of a VIE treats indirect interests in the entity held through related parties that are under common control with the reporting entity. The revised guidance is effective for reporting periods beginning after December 15, 2016. Early adoption is permitted. We have adopted the provisions of this guidance beginning January 1, 2017 and determined that there is no impact to our consolidated financial position, results of operations and cash flows.

In January 2017, the FASB issued guidance that revises the definition of a business. This new guidance is applicable when evaluating whether an acquisition should be treated as either a business acquisition or an asset acquisition. Under the revised guidance, when, among other things, substantially all of the fair value of gross assets acquired is concentrated in a single asset or group of similar assets, the assets acquired would not be considered a business. The revised guidance is effective for reporting periods beginning after December 15, 2017, and the amendments will be applied prospectively. Early application is permitted only for transactions that have not previously been reported in issued financial statements. We have assessed this revised guidance and expect, based on historical acquisitions, that, in most cases, a future property acquisition would be treated as an asset acquisition rather than a business acquisition, which would result in the capitalization of related transaction costs. We have adopted the provisions of this guidance beginning January 1, 2017.

Properties

The following table presents certain additional information about the properties we owned as of March 31, 2017:

Property/Portfolio	Acquisition Date	Number of Properties	Rentable Square Feet	Occupancy	Weighted Average Remaining Lease Term	Base Purchase Price(1)
					(In years)	(In thousands)
Medical Office Buildings:
DaVita Bay Breeze – Largo, FL	Mar. 2015	1	7,247	100.0%	10.0	$1,650
RAI Clearwater – Clearwater, FL	Apr. 2015	1	14,936	100.0%	7.4	4,750
DaVita Hudson – Hudson, FL	May 2015	1	8,984	100.0%	7.2	2,725
Rockwall Medical Plaza – Rockwall, TX	Jun. 2015	1	18,176	100.0%	2.7	6,639
Decatur Medical Office Building – Decatur, GA	Jul. 2015	1	20,800	100.0%	5.4	5,100
Buckeye Health Center – Cleveland, OH	Aug. 2015	1	25,070	100.0%	2.8	5,550
Philip Professional Center – Lawrenceville, GA	Aug. 2015	2	31,483	93.9%	11.1	9,000
Illinois CancerCare Clinic – Galesburg, IL	Aug. 2015	1	9,211	100.0%	7.2	3,400
Galesburg VA Outpatient Clinic – Galesburg, IL	Aug. 2015	1	9,979	100.0%	6.1	2,630
Woodlake Office Center – Woodbury, MN	Sep. 2015	1	36,375	100.0%	5.3	14,900
Greenfield Medical Center – Gilbert, AZ	Oct. 2015	1	28,489	100.0%	3.1	7,000
Lee Memorial Health System Outpatient Center – Ft. Meyers, FL	Oct. 2015	1	24,174	100.0%	1.2	5,275
Beaumont Medical Center – Warren, MI	Dec. 2015	1	35,219	95.2%	4.5	13,650
Madison Medical Plaza – Joliet, IL	Dec. 2015	1	70,023	89.4%	4.1	19,500
UnityPoint Clinic – Muscatine, IA	Dec. 2015	1	21,767	100.0%	7.8	5,887
UnityPoint Clinic – Moline, IL	Dec. 2015	1	14,640	100.0%	6.5	3,767
Total Medical Office Buildings:		17	376,573	97.1%	5.4	111,423

Property/Portfolio	Acquisition Date	Number of Properties	Rentable Square Feet	Occupancy	Weighted Average Remaining Lease Term	Base Purchase Price(1)
					(In years)	(In thousands)
Triple-Net Leased Healthcare Facility(2):
Arcadian Cove Assisted Living – Richmond, KY	Aug. 2015	1	34,659	100.0%	13.2	4,775
Seniors Housing – Operating Property:
Cedarhurst of Collinsville – Collinsville, IL	Aug. 2015	1	56,700	75.0%	N/A	11,600
Portfolio, June 30, 2017		19	467,932			$127,798

(1)	Contract purchase price, excluding acquisition related costs.
(2)	Revenues for our triple-net leased healthcare facility generally consist of fixed rental amounts (subject to annual contractual escalations) received from our tenants in accordance with the applicable lease terms and does not vary based on the underlying operating performance of the property. As of June 30, 2017, the property leased to our seniors housing — triple net leased tenant had operating occupancy of approximately 87.8%. While operating occupancy rates may affect the profitability of our tenants’ operations, they do not have a direct impact on our revenues or financial results. Operating occupancy statistics for our triple-net leased healthcare facility are compiled through reports from tenants and have not been independently validated by us.

N/A Not applicable

Results of Operations

Comparison of the Three Months Ended June 30, 2017 to the Three Months Ended June 30, 2016

As of June 30, 2017, we owned 19 properties and real estate-related assets, all of which we have owned since January 1, 2016. Net loss attributable to stockholders was $1.0 million and approximately $20 thousand for the three months ended June 30, 2017 and 2016, respectively.

Rental Income

Rental income was consistent at $2.3 million for the three months ended June 30, 2017 and 2016. Rental income relates to our 17 MOBs and one triple-net leased healthcare facility.

Operating Expense Reimbursements

Operating expense reimbursements decreased $0.1 million to $0.5 million for the three months ended June 30, 2017 from $0.6 million for the three months ended June 30, 2016. Pursuant to many of our lease agreements, tenants are required to pay their pro rata share of reimbursable property operating expenses, which may be subject to exclusions and expense floors, in addition to base rent, whereas under certain other lease agreements, the tenants are generally directly responsible for all operating costs of the respective properties. Our operating expense reimbursements decreased in proportion to our reimbursable property operating expenses incurred from our MOBs during the three months ended June 30, 2017.

Resident Services and Fee Income

Resident services and fee income remained consistent at $0.7 million for the three months ended June 30, 2017 and 2016. Resident services and fee income is generated in connection with rent and services offered to residents in our seniors housing — operating property (“SHOP”) depending on the level of care required, as well as fees associated with other ancillary services.

Property Operating and Maintenance Expenses

Property operating and maintenance expenses decreased $0.1 million to $1.2 million for the three months ended June 30, 2017 from $1.3 million for the three months ended June 30, 2016. These costs primarily relate to the costs associated with our properties, including real estate taxes, property insurance, utilities, repairs, maintenance and unaffiliated third party property management fees, as well as costs relating to caring for the residents of our SHOP. The decrease in property operating and maintenance expenses was primarily due to an adjustment for real estate taxes that were recorded in the prior year, but were reversed during the three months ended June 30, 2017 as a result of the tenant paying these taxes upon the payment due date.

Operating Fees to Related Party

Operating fees to related party decreased approximately $25 thousand to approximately $14 thousand for the three months ended June 30, 2017 from approximately $39,000 for the three months ended June 30, 2016. Operating fees to related party relates to fees incurred from our Property Manager for property management services for managing our properties on a day-to-day basis, as well as oversight fees that may apply on properties under contract with unaffiliated third parties for such services, subject to exclusions. Property management fees incurred during the three months ended June 30, 2017 decreased due to lower oversight fees incurred, as compared to the oversight fees incurred during the three months ended June 30, 2016. Typically, property management fees increase in direct correlation with gross revenues.

As acknowledged in the Letter Agreement, the Company had previously overpaid property management and oversight fees to the Property Manager in an amount equal to approximately $141 thousand. Pursuant to the Letter Agreement, any obligation the Advisor has to repay this amount will be satisfied if the Asset Sale is consummated. Since May 1, 2017, in lieu of paying the Property Manager property management fees, including oversight fees, the Company has applied all property management fees otherwise due and payable to the Property Manager against the overpaid amount.

Acquisition and Transaction Related Expenses

Acquisition and transaction related expenses of $1.1 million for the three months ended June 30, 2017 primarily related to costs associated with our entry into the Purchase Agreement. Acquisition and transaction related expenses of $0.1 million for the three months ended June 30, 2016 primarily related to fees incurred from the strategic review process initiated by the Special Committee earlier in the year. Acquisition and transaction related expenses generally increase or decrease in direct correlation with the number and contract purchase price of the properties acquired during the period and the level of activity surrounding any contemplated transaction.

General and Administrative Expenses

General and administrative expenses increased $0.2 million from $0.5 million for the three months ended June 30, 2016 to $0.7 million for the three months ended June 30, 2017, of which $0.4 million related to expense reimbursements to our related parties, which includes administrative expense reimbursements and distribution expense paid on performance-based restricted, forfeitable partnership units of the OP designated as “Class B Units” (“Class B Units”) to the Advisor.

Depreciation and Amortization Expense

Depreciation and amortization expense decreased $0.3 million to $1.3 million for the three months ended June 30, 2017 from $1.6 million for the three months ended June 30, 2016. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and liabilities and depreciated or amortized over their estimated useful lives. The decrease in depreciation and amortization expense was due to the expiration of an in-place lease asset recorded at acquisition in a previous period.

Interest Expense

Interest expense remained relatively flat at approximately $46 thousand for the three months ended June 30, 2017 compared to approximately $47 thousand for the three months ended June 30, 2016. Interest expense related to our mortgage note payable with an average monthly balance of $5.0 million during the three months ended June 30, 2017 compared to an average monthly balance of $5.1 million during the three months ended June 30, 2016.

Interest and Other Income

No interest income was received during the three months ended June 30, 2017. Interest income of approximately $1 thousand for the three months ended June 30, 2016 related to interest income on cash balances and other miscellaneous income.

Income Tax Benefit

We incurred income tax benefit (expense) of approximately $29 thousand and income tax benefit (expense) of approximately $(28) thousand, respectively, for the three months ended June 30, 2017 and 2016 related to our SHOP using a structure permitted by RIDEA, under which a REIT may lease qualified healthcare properties on an arm’s length basis to a taxable REIT subsidiary (“TRS”) if the property is operated on behalf of such subsidiary by an eligible third-party independent contractor.

Net Income Attributable to Non-Controlling Interest Holders

Net income attributable to non-controlling interest holders was approximately $4 thousand and $5 thousand, respectively, for the three months ended June 30, 2017 and 2016, which represents the portion of net income allocated to an unaffiliated third party that owns an interest in certain of our property owning subsidiaries and is entitled to receive a proportionate share of net operating cash flow derived from the subsidiaries’ properties.

Comparison of the Six Months Ended June 30, 2017 to the Six Months Ended June 30, 2016

As of June 30, 2017, we owned 19 properties and real estate-related assets, all of which we have owned since January 1, 2016. Net loss attributable to stockholders was $0.8 million and $0.1 million for the six months ended June 30, 2017 and 2016, respectively.

Rental Income

Rental income remained consistent at approximately $4.6 million for the six months ended June 30, 2017 from $4.5 million for the six months ended June 30, 2016.

Operating Expense Reimbursements

Operating expense reimbursements remained flat at $1.3 million for the six months ended June 30, 2017, compared to the six months ended June 30, 2016. Pursuant to many of our lease agreements, tenants are required to pay their pro rata share of reimbursable property operating expenses, which may be subject to exclusions and expense floors, in addition to base rent, whereas under certain other lease agreements, the tenants are generally directly responsible for all operating costs of the respective properties.

Resident Services and Fee Income

Resident services and fee income remained flat at $1.4 million for the six months ended June 30, 2017 when compared to the six months ended June 30, 2016. Resident services and fee income is generated in connection with rent and services offered to residents in our SHOP depending on the level of care required, as well as fees associated with other ancillary services.

Property Operating and Maintenance Expenses

Property operating and maintenance expenses increased $0.3 million to $2.8 million for the six months ended June 30, 2017 from $2.5 million for the six months ended June 30, 2016. These costs primarily relate to the costs associated with our properties, including real estate taxes, property insurance, utilities, repairs, maintenance and unaffiliated third party property management fees, as well as costs relating to caring for the residents of our SHOP. The increase in property operating and maintenance expenses was primarily attributable to utilities incurred in our MOBs, which contributed $0.1 million of the increase. In addition, $0.2 million of the increase relates to bad debt expense on our triple-net leased healthcare facility.

Operating Fees to Related Party

Operating fees to related party decreased $52 thousand to $27 thousand for the six months ended June 30, 2017 from $79 thousand for the six months ended June 30, 2016. Operating fees to related party relates to fees incurred from our Property Manager for property management services for managing our properties on a day-to-day basis, as well as oversight fees that may apply on properties under contract with unaffiliated third parties for such services, subject to exclusions. Property management fees incurred during the six months ended June 30, 2017 decreased due to lower oversight fees incurred, as compared to the oversight fees incurred during the six months ended June 30, 2016.

As acknowledged in the Letter Agreement, the Company had previously overpaid property management and oversight fees to the Property Manager in an amount equal to approximately $141 thousand. Pursuant to the Letter Agreement, any obligation the Advisor has to repay this amount will be satisfied if the Asset Sale is consummated. Since May 1, 2017, in lieu of paying the Property Manager property management fees, including oversight fees, the Company has applied all property management fees otherwise due and payable to the Property Manager against the overpaid amount.

Acquisition and Transaction Related Expenses

Acquisition and transaction related expenses of $1.2 million for the six months ended June 30, 2017 primarily related to costs associated with our entry into the Purchase Agreement. Acquisition and transaction related expenses of $0.1 million for the six months ended June 30, 2016 primarily related to fees incurred in connection with the strategic review process initiated by the Special Committee, as well as audit fees and other costs associated with acquisitions consummated during the year ended December 31, 2015. Acquisition and transaction related expenses generally increase or decrease in direct correlation with the number and contract purchase price of the properties acquired during the period and the level of activity surrounding any contemplated transaction.

General and Administrative Expenses

General and administrative expenses increased $0.1 million to $1.3 million for the six months ended June 30, 2017 from $1.2 million, which relates to an increase of $0.3 million due to related party expenses reimbursements, which includes administrative expense reimbursements and distribution expense paid on Class B Units to the Advisor. This increase offsets with a decrease of $0.2 million related to lower audit fees, transfer agent fees and board of director compensation incurred during the six months ended June 30, 2017.

Depreciation and Amortization Expense

Depreciation and amortization expense decreased $0.6 million to $2.6 million for the six months ended June 30, 2017 from $3.2 million for the six months ended June 30, 2016. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and liabilities and depreciated or amortized over their estimated useful lives. The decrease in depreciation and amortization expense was due to the expiration of an in-place lease asset recorded at acquisition in a previous period.

Interest Expense

Interest expense of $0.1 million for the six months ended June 30, 2017 and 2016, related to our mortgage note payable with an average monthly balance of $5.0 million during the six months ended June 30, 2017 and 2016.

Interest and Other Income

Interest income of approximately $1 thousand for the six months ended June 30, 2016 related to interest income on cash balances and other miscellaneous income. No interest income was received during the six months ended June 30, 2017.

Income Tax Expense

Income tax expense of approximately $26.0 thousand and $0.1 million for the six months ended June 30, 2017 and 2016, respectively, related to our SHOP using a structure permitted by RIDEA, under which a REIT may lease qualified healthcare properties on an arm’s length basis to a TRS if the property is operated on behalf of such subsidiary by an eligible third-party independent contractor.

Net Income Attributable to Non-Controlling Interest Holders

Net income attributable to non-controlling interest holders was approximately $7 thousand and approximately $9 thousand for the six months ended June 30, 2017 and 2016, respectively which represents the portion of net income allocated to an unaffiliated third party that owns an interest in certain of our property owning subsidiaries and is entitled to receive a proportionate share of net operating cash flow derived from the subsidiaries’ properties.

Cash Flows for the Six Months Ended June 30, 2017

During the six months ended June 30, 2017, net cash provided by operating activities was $3.3 million. The level of cash flows used in or provided by operating activities is affected by the number of properties owned, the performance of those properties, the timing of interest payments and the amount of borrowings outstanding during the period, as well as the receipt of scheduled rent payments and the level of operating expenses. Cash inflows related to a net loss adjusted for non-cash items of approximately $2.0 million (net loss of $0.8 million adjusted for non-cash items including depreciation and amortization of tangible and identifiable intangible real estate assets, amortization of deferred financing costs, amortization of mortgage premiums and equity-based compensation of $2.8 million), a decrease in prepaid expenses and other assets of $0.5 million due to tenant receivables and prepaid expenses, an increase in accounts payable and accrued expenses of $0.8 million related to legal fees and related party expense reimbursements and an increase of $0.1 million in deferred rent. These cash inflows offset against cash outflows of $0.1 million related to an increase in straight-line rent receivables and an increase of $0.1 million in restricted cash.

The net cash used in investing activities during the six months ended June 30, 2017 of approximately $44 thousand related to capital expenditures.

Net cash used in financing activities of $5.9 million during the six months ended June 30, 2017 consisted primarily of repurchases of our common stock of $1.9 million, distributions to stockholders of $4.0 million, principal payments made on mortgage notes payable of approximately $0.1 million and distributions paid to non-controlling interest holders of approximately $15.0 thousand.

Cash flows for the Six Months Ended June 30, 2016

During the six months ended June 30, 2016, net cash provided by operating activities was $3.6 million. The level of cash flows used in or provided by operating activities is affected by the timing of interest payments, the receipt of scheduled rent payments, and the level of operating expenses. Cash inflows related to a net loss adjusted for non-cash items of $3.2 million (net loss of $0.1 million adjusted for non-cash items including depreciation and amortization of tangible and identifiable intangible real estate assets, amortization of deferred financing costs, amortization of mortgage premiums and equity-based compensation of $3.3 million), decrease in prepaid expenses and other assets of $0.1 million due to rent receivables and prepaid expenses, increase in accounts payable and accrued expenses of $0.4 million related to professional fees, real estate taxes and property operating expenses for our MOBs and SHOP and a $0.2 million increase in deferred rent. These cash inflows were partially offset by an increase in unbilled rent receivables recorded in accordance with straight-line basis accounting of $0.3 million and an increase in restricted cash of approximately $26 thousand.

The net cash used in investing activities during the six months ended June 30, 2016 of $0.1 million related to capital expenditures.

Net cash used in financing activities of $3.5 million during the six months ended June 30, 2016 consisted primarily of distributions to stockholders of $3.3 million, payments of offering costs of $0.2 million and principal payments made on mortgage notes payable of approximately $48 thousand.

Comparison of the Year Ended December 31, 2016 to the Year Ended December 31, 2015

We were incorporated on April 24, 2014. We purchased our first property and commenced our real estate operations in March 2015. We acquired 19 properties from January 1, 2015 through December 31, 2016 (our “Acquisitions”). Accordingly, our results of operations for the year ended December 31, 2016 as compared to the year ended December 31, 2015 reflect significant increases in most categories. Net income (loss) attributable to stockholders was $0.7 million and $(5.2) million for the years ended December 31, 2016 and 2015, respectively.

Rental Income

Rental income increased $6.6 million to $9.1 million for the year ended December 31, 2016 from $2.5 million for the year ended December 31, 2015. The increase in rental income is a result of our Acquisitions of 17 MOBs and one triple-net leased healthcare facility with annualized rental income on a straight-line basis of $9.3 million.

Operating Expense Reimbursements

Operating expense reimbursements increased $2.1 million to $2.7 million for the year ended December 31, 2016, from $0.6 million for the year ended December 31, 2015. Pursuant to many of our lease agreements, tenants are required to pay their pro rata share of reimbursable property operating expenses, which may be subject to exclusions and expense floors, in addition to base rent, whereas under certain other lease agreements, the tenants are generally directly responsible for all operating costs of the respective properties. The increase in operating expense reimbursements was directly related to our Acquisitions.

Resident Services and Fee Income

Resident services and fee income increased $1.9 million to $2.9 million for the year ended December 31, 2016 from $1.0 million for the year ended December 31, 2015. Resident services and fee income is generated in connection with rent and services offered to residents in our SHOP depending on the level of care required, as well as fees associated with other ancillary services. The increase in resident services and fee income is directly related to our Acquisition of our first SHOP asset in August 2015.

Property Operating and Maintenance Expenses

Property operating and maintenance expense increased $3.9 million to $5.3 million for the year ended December 31, 2016 from $1.4 million for the year ended December 31, 2015. These costs primarily relate to the costs associated with our properties, including real estate taxes, property insurance, utilities, repairs, maintenance and unaffiliated third party property management fees, as well as costs relating to caring for the residents of our SHOP. The increase in property operating and maintenance expenses was primarily due to our Acquisitions.

Operating Fees to Related Party

Operating fees to related party decreased to approximately $31,000 for the year ended December 31, 2016 from approximately $46,000 for the year ended December 31, 2015. Operating fees to related party relates to fees paid to our Property Manager for property management services for managing our properties on a day-to-day basis. Property management fees generally will increase in direct correlation with gross revenues. The decrease in property management fees primarily relates to an adjustment of property management fees billed to us in prior periods, offset by the increase in gross revenues derived from our Acquisitions.

Acquisition and Transaction Related Expenses

Acquisition and transaction related expenses of $0.4 million for the year ended December 31, 2016 primarily related to costs associated with the strategic review and audit fees and other costs associated with acquisitions consummated during the year ended December 31, 2015. Acquisition and transaction related expenses of $4.7 million for the year ended December 31, 2015 related to our acquisition of 19 properties with a contract purchase price of $127.8 million. Acquisition and transaction related expenses generally increase or decrease in direct correlation with the number and contract purchase price of the properties acquired during the period and the level of activity surrounding any contemplated transaction.

General and Administrative Expenses

General and administrative expenses increased $0.6 million to $1.9 million for the year ended December 31, 2016, including $0.3 million reimbursed to or incurred from related parties, from $1.3 million for the year ended December 31, 2015, including $0.3 million reimbursed to or incurred from related parties. Professional fees increased in order to support our larger real estate portfolio.

Depreciation and Amortization Expense

Depreciation and amortization expense increased $4.3 million to $6.0 million for the year ended December 31, 2016 from $1.7 million for the year ended December 31, 2015. The increase in depreciation and amortization expense directly related to our Acquisitions. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and liabilities and depreciated or amortized over their estimated useful lives.

Interest Expense

Interest expense of $0.2 million and $0.1 million for the years ended December 31, 2016 and 2015, respectively, related to our mortgage note payable with an average monthly balance of $5.0 million during the year ended December 31, 2016 compared to an average monthly balance of $2.0 million during the year ended December 31, 2015.

Interest and Other Income

Interest income of approximately $2,000 for the year ended December 31, 2016 related to interest income on cash balances and other miscellaneous income. We did not have any interest and other income during the year ended December 31, 2015.

Income Tax Expense

Income tax expense of $0.1 million for the years ended December 31, 2016 and 2015 related to our acquisition of a SHOP using a structure permitted by RIDEA, under which a REIT may lease qualified healthcare properties on an arm’s length basis to a taxable REIT subsidiary (“TRS”) if the property is operated on behalf of such subsidiary by an eligible third-party independent contractor.

Net (income) loss attributable to non-controlling interest holders

Net (income) loss attributable to non-controlling interest holders was approximately $(17,000) and $11,000 for the years ended December 31, 2016 and 2015, respectively, which represents the portion of net income or loss allocated to an unaffiliated third party that owns an interest in certain of our property owning subsidiaries and is entitled to receive a proportionate share of net operating cash flow derived from the subsidiaries’ properties.

Comparison of the Year Ended December 31, 2015 to the Period from April 24, 2014 (date of inception) to December 31, 2014

Rental Income

Rental income for the year ended December 31, 2015 was $2.5 million. As of December 31, 2015, we owned 17 MOBs and on triple-net leased healthcare facility, with consolidated annualized rental income of $9.3 million. We did not own any properties during the period from April 24, 2014 (date of inception) to December 31, 2014 and therefore had no rental income during such period.

Operating Expense Reimbursements

Operating expense reimbursements were $0.6 million for the year ended December 31, 2015. Pursuant to many of our lease agreements, tenants are required to pay their pro rata share of property operating expenses, in addition to base rent, whereas under certain other lease agreements, the tenants are generally directly responsible for all operating costs of the respective properties. We did not own any properties during the period from April 24, 2014 (date of inception) to December 31, 2014 and therefore had no operating expense reimbursement income during such period.

Resident Services and Fee Income

Resident services and fee income of $1.0 million for the year ended December 31, 2015 related to rent and services offered to residents in our SHOP depending on the level of care required, as well as fees associated with other ancillary services. We did not own any SHOPs and therefore did not have any resident services and fee income during the period from April 24, 2014 (date of inception) to December 31, 2014.

Property Operating and Maintenance Expenses

Property operating and maintenance expenses were $1.4 million for the year ended December 31, 2015. These costs primarily related to the costs associated with our properties, including real estate taxes, property insurance, utilities, repairs, maintenance and unaffiliated third party property management fees, as well as costs related to caring for residents of our SHOP. We did not own any properties during the period from April 24, 2014 (date of inception) to December 31, 2014 and therefore had no property operating and maintenance expenses during such period.

Operating Fees to Related Party

Our Property Manager is paid a fee for property management services for managing our properties on a day-to-day basis. We incurred approximately $46,000 in property management fees from our Property Manager for the year ended December 31, 2015. We did not own any properties and therefore incurred no property management fees during the period from April 24, 2014 (date of inception) to December 31, 2014. Property management fees increase in direct correlation with gross revenues.

Acquisition and Transaction Related Expenses

Acquisition and transaction related expenses of $4.7 million for the year ended December 31, 2015 related to our acquisition of 19 properties with an aggregate contract purchase price of $127.8 million. We did not purchase any properties and therefore had no acquisition and transaction related expenses during the period from April 24, 2014 (date of inception) to December 31, 2014.

General and Administrative Expenses

General and administrative expenses were $1.3 million for the year ended December 31, 2015, including $0.3 million reimbursed to or incurred from related parties, compared to $0.2 million for the period from April 24, 2014 (date of inception) to December 31, 2014. Professional fees, board of director costs and insurance expense increased $1.1 million in order to support our real estate portfolio. We did not own any properties and therefore had nominal general and administrative expenses during the period from April 24, 2014 (date of inception) to December 31, 2014.

Depreciation and Amortization Expense

Depreciation and amortization expenses of $1.7 million for the year ended December 31, 2015 related to our acquisition of 19 properties during the year ended December 31, 2015, with an aggregate contract purchase price of $127.8 million. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and liabilities and depreciated or amortized over their estimated useful lives. We did not own any properties during the period from April 24, 2014 (date of inception) to December 31, 2014 and therefore had no depreciation and amortization expense during such period.

Interest Expense

Interest expense of $0.1 million for the year ended December 31, 2015 related to our mortgage note payable balance of $5.1 million as of December 31, 2015. We did not have any debt and therefore did not have interest expense during the period from April 24, 2014 (date of inception) to December 31, 2014.

Income Tax Expense

Income tax expense of $0.1 million for the year ended December 31, 2015 primarily related to our acquisition of a SHOP using a structure permitted by RIDEA, under which a REIT may lease qualified healthcare properties on an arm’s length basis to a TRS if the property is operated on behalf of such subsidiary by an eligible third-party independent contractor. We did not own any properties as of December 31, 2014 and therefore had no income tax expense during the period from April 24, 2014 (date of inception) to December 31, 2014.

Net loss attributable to non-controlling interest holders

Net loss attributable to non-controlling interest holders was approximately $11,000 for the year ended December 31, 2015, which represents the portion of net loss allocated to an unaffiliated third party that owns an interest in certain of our property owning subsidiaries and is entitled to receive a proportionate share of net operating cash flow derived from the subsidiaries’ properties. We did not have any such non-controlling interest arrangements and therefore had no net income or net loss attributable to non-controlling interest holders during the period from April 24, 2014 (date of inception) to December 31, 2014.

Cash Flows for the Year Ended December 31, 2016

During the year ended December 31, 2016, net cash provided by operating activities was $6.4 million. The level of cash flows used in or provided by operating activities is affected by the volume of acquisition activity, the timing of interest payments and the amount of borrowings outstanding during the period, as well as the receipt of scheduled rent payments and the level of operating expenses. Cash inflows related to a net income adjusted for non-cash items of $7.0 million (net income of $0.8 million adjusted for non-cash items including depreciation and amortization of tangible and identifiable intangible real estate assets, amortization of deferred financing costs, amortization of mortgage premium and equity-based compensation of $6.2 million), an increase in accounts payable and accrued expenses of $0.2 million related to real estate taxes for our MOBs, a $0.2 million increase in deferred rent and a decrease in restricted cash of approximately $25,000. These cash inflows were partially offset by an increase in unbilled rent receivables recorded in accordance with straight-line basis accounting of $0.5 million and an increase in prepaid expenses and other assets of $0.5 million due to tenant and other receivables and prepaid expenses.

The net cash used in investing activities during the year ended December 31, 2016 of $0.1 million related to capital expenditures.

Net cash used in financing activities of $6.7 million during the year ended December 31, 2016 consisted primarily of distributions to stockholders of $6.4 million, payments of offering costs of $0.2 million, principal payments made on our mortgage note payable of $0.1 million and distributions to non-controlling interest holders of approximately $25,000.

Cash flows for the Year Ended December 31, 2015

During the year ended December 31, 2015, net cash used in operating activities was $2.8 million. The level of cash flows used in or provided by operating activities is affected by the volume of acquisition activity, the timing of interest payments and the amount of borrowings outstanding during the period, as well as the receipt of scheduled rent payments and the level of operating expenses. Cash flows used in operating activities during the year ended December 31, 2015 included $4.7 million of acquisition and transaction related costs. Cash outflows related to a net loss adjusted for non-cash items of $3.4 million (net loss of $5.2 million adjusted for non-cash items including depreciation and amortization of tangible and identifiable intangible real estate assets, amortization of deferred financing costs, amortization of mortgage premium and equity-based compensation of $1.8 million), an increase in prepaid expenses and other assets of $0.7 million due to rent receivables and other receivables, prepaid real estate taxes and property insurance as well as a $0.2 million increase in unbilled rent receivables recorded in accordance with straight-line basis accounting and a $0.1 million increase in restricted cash. These cash outflows were partially offset by an increase in accounts payable and accrued expenses of $1.2 million related to professional fees, real estate taxes and property operating expenses for our MOBs and SHOP and a $0.3 million increase in deferred rent.

The net cash used in investing activities during the year ended December 31, 2015 of $122.5 million primarily included $122.5 million to acquire 19 properties as well as approximately $25,000 in deposits for a future potential real estate acquisition.

Net cash provided by financing activities of $141.9 million during the year ended December 31, 2015 consisted primarily of proceeds from the sale of common stock of $164.9 million and contributions from non-controlling interest holders of $0.5 million. These cash inflows were partially offset with cash outflows which consisted primarily of payments of offering costs of $19.9 million, distributions to stockholders of $2.1 million, repayments to a related party of $1.2 million previously received to fund offering costs and payments of financing costs of $0.1 million.

Cash Flows for the Period from April 24, 2014 (date of inception) to December 31, 2014

During the period from April 24, 2014 (date of inception) to December 31, 2014, net cash used in operating activities was $0.2 million. Cash outflows related to a net loss of $0.2 million and an increase in prepaid expenses of $0.1 million related to directors and officers insurance. These cash outflows were partially offset by an increase in accounts payable and accrued expenses of $0.1 million related to professional fees.

Net cash provided by financing activities of $0.3 million during the period from April 24, 2014 (date of inception) to December 31, 2014 consisted primarily of advances from affiliates of $1.2 million to fund the payment of third party offering costs and proceeds from the sale of common stock of $0.2 million. These cash inflows were partially offset by $1.1 million of payments for offering costs.

Liquidity and Capital Resources

As of June 30, 2017, we had cash on hand of $13.7 million and expect to fund liquidity requirements over the next 12 months through a combination of cash on hand and operating cash flows. Cash on hand mainly consists of proceeds from our IPO and distributions reinvested per our DRIP. While we temporarily suspended our DRIP in April 2017 and indefinitely suspended it in June 2017, we had received total proceeds from our IPO and DRIP, net of share repurchases, of $171.1 million as of June 30, 2017.

On June 16, 2017, we entered into the Purchase Agreement pursuant to which we agreed to sell substantially all of our assets to HTI. The closing of the Asset Sale is conditioned upon stockholder approval of both the Asset Sale and the Plan of Liquidation.

Subject to the Asset Sale being completed, we intend to wind up our affairs and distribute our assets, which are expected to consist primarily of cash after satisfying our liabilities, to the holders of our common stock in accordance with the Plan of Liquidation. We believe that the net cash proceeds generated by the Asset Sale will be sufficient to pay our expenses, including the expenses of liquidating, and to satisfy our liabilities and obligations. After paying or providing for these amounts, we estimate the net cash proceeds available for distribution pursuant to the Plan of Liquidation to our stockholders will aggregate $17.67 to $17.81 per outstanding share of common stock. This estimate is based on certain assumptions and there can be no guarantee as to the exact amount that you will receive. During the course of liquidating and dissolving, we may incur unanticipated expenses and liabilities all of which are likely to reduce the cash available for distribution.

If the Asset Sale and Plan of Liquidation are not approved by stockholders and therefore do not occur or become effective, we will make no liquidating distributions to shareholders pursuant to the Plan of Liquidation and our current cash on hand in addition to cash flows from operations will be used to pay our operating and administrative expenses as well as to maintain the properties in our portfolio. Additionally, in light of the pending Asset Sale and Plan of Liquidation, the Board determined to cease the declaration and payment of regular distributions to stockholders following those declared and paid with respect to each day during the month of July 2017. If the Asset Sale and Plan of Liquidation are not approved by stockholders, the Board will further evaluate our distribution policy. We may not generate sufficient cash flows from operations to pay future distributions therefore any distributions declared and paid as a result of the Board reinstituting regular distributions would be funded from cash flows from operations as well as cash on hand. Our total cash demands described earlier in the paragraph coupled with the lack of funds received if the Asset Sale is not consummated could have a material impact on our liquidity and cause our stockholders’ investment to be adversely impacted.

We may borrow if we need funds to satisfy the REIT tax qualification requirement that we generally distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP, determined without regard to the deduction for dividends paid and excluding net capital gain). We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT. Under our charter, the maximum amount of our total indebtedness may not exceed 300% of our total “net assets” as defined in our charter as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. However, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. In addition, it is currently our intention to limit our aggregate borrowings to 45% of the aggregate fair market value of our assets, unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation will not apply to individual real estate assets or investments. As of June 30, 2017, our secured debt leverage ratio (total secured debt divided by total assets) was approximately 3.7% and we did not have any unsecured borrowings. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy the requirements under our charter. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits.

The Board adopted a Share Repurchase Program (as amended, the “SRP”), which enabled our stockholders to sell their shares to us under limited circumstances. On June 16, 2017, in furtherance of the Asset Sale, our Board suspended the SRP indefinitely and, as authorized by the terms of the SRP, authorized us to reject any repurchase requests that we received or will receive during calendar year 2017. The suspension of the SRP became effective as of July 19, 2017. The following table reflects the number of shares repurchased cumulatively through June 30, 2017:

	Number of Shares Repurchased	Weighted-Average Price per Share
Cumulative repurchases as of December 31, 2016	1,021	$24.97
Six months ended June 30, 2017(1)	82,494	22.79
Cumulative repurchases as of June 30, 2017	84,625	$22.80

(1)	Includes 83,604 shares repurchased in the three months ended March 31, 2017 for approximately $1.9 million at a weighted average price per share of $22.77, net of repurchase requests with respect to 1,110 shares that were canceled during the three months ended June 30, 2017. Excludes rejected repurchases with respect to 2016 of 181,389 shares for $4.0 million at a weighted average price per share of $22.29, which were unfulfilled as of June 30, 2017. On June 16, 2017, in furtherance of the Asset Sale, the Board determined to suspend the SRP indefinitely and, as authorized by the terms of the SRP, to reject any repurchase requests that the Company has received or will receive during calendar year 2017. The suspension of the SRP became effective as of July 19, 2017 and no shares have been, or will be, repurchased in connection with requests made during 2017.

Non-GAAP Financial Measures

This section includes non-GAAP financial measures including Funds from Operations, Modified Funds from Operations and Net Operating Income (“NOI”). A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measure, which is net income, are provided below:

Funds from Operations and Modified Funds from Operations

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings, improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including, but not limited to, inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using the historical accounting convention for depreciation and certain other items may be less informative.

Because of these factors, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has published a standardized measure of performance known as funds from operations (“FFO”), which is used in the REIT industry as a supplemental performance measure. We believe FFO, which excludes certain items such as real estate-related depreciation and amortization, is an appropriate supplemental measure of a REIT’s operating performance. FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards set forth in the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, but excluding gains or losses from sales of property and real estate related impairments, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures, if any, are calculated to reflect FFO on the same basis.

We believe that the use of FFO provides a more complete understanding of our performance to investors and to management, and reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Changes in the accounting and reporting promulgations under GAAP that were put into effect in 2009 subsequent to the establishment of NAREIT’s definition of FFO, such as the change to expense as incurred rather than capitalize and depreciate acquisition fees and expenses incurred for business combinations, have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed under GAAP across all industries. These changes had a particularly significant impact on publicly registered, non-listed REITs, which typically have a significant amount of acquisition activity in the early part of their existence, particularly during the period when they are raising capital through ongoing initial public offerings.

Because of these factors, the Investment Program Association (the “IPA”), an industry trade group, has published a standardized measure of performance known as modified funds from operations (“MFFO”), which the IPA has recommended as a supplemental measure for publicly registered, non-listed REITs. MFFO is designed to be reflective of the ongoing operating performance of publicly registered, non-listed REITs by adjusting for those costs that are more reflective of acquisitions and investment activity, along with other items the IPA believes are not indicative of the ongoing operating performance of a publicly registered, non-listed REIT, such as straight-lining of rents as required by GAAP. We believe it is appropriate to use MFFO as a supplemental measure of operating performance because we believe that, when compared year over year, both before and after we have deployed all of our offering proceeds and are no longer incurring a significant amount of acquisition fees or other related costs, it reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. MFFO is not equivalent to our net income or loss as determined under GAAP.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for acquisition and transaction related fees and expenses and other items. In calculating MFFO, we follow the Practice Guideline and exclude acquisition fees and expenses, amortization of above and below and other market intangible lease assets and liabilities, amounts relating to straight line rent adjustments (in order to reflect such payments from a GAAP accrual basis to a cash basis), accretion of discounts and amortization of premiums on debt investments and adjustments for unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. We also exclude other non-operating items in calculating MFFO, such as transaction-related fees and expenses (which include costs associated with the strategic review process that led to our entry into the Purchase Agreement).

We believe that, because MFFO excludes costs that we consider more reflective of acquisition activities and other non-operating items, MFFO can provide, on a going-forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance once our portfolio is stabilized. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry and allows for an evaluation of our performance against other publicly registered, non-listed REITs.

Not all REITs, including publicly registered, non-listed REITs, calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs, including publicly registered, non-listed REITs, may not be meaningful. Furthermore, FFO and MFFO are not indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as determined under GAAP as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. The methods utilized to evaluate the performance of a publicly registered, non-listed REIT under GAAP should be construed as more relevant and accurate measures of operational performance and considered more prominently than the non-GAAP measures, FFO and MFFO, and the adjustments to GAAP in calculating FFO and MFFO.

Neither the SEC, NAREIT, the IPA nor any other regulatory body or industry trade group has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, NAREIT, the IPA or another industry trade group may publish updates to the White Paper or the Practice

Guideline or the SEC or another regulatory body could standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO accordingly.

The table below reflects the items deducted from or added to net income attributable to stockholders in our calculation of FFO and MFFO for the periods indicated. In calculating our FFO and MFFO, we exclude the impact of amounts attributable to our non-controlling interests.

	Three Months Ended				Year Ended December 31, 2016	Three Months Ended		Six Months Ended June 30, 2017
(In thousands)	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016		March 31, 2017	June 30, 2017
Net income (loss) attributable to stockholders (in accordance with GAAP)	$(85)	$(20)	$232	$618	$745	$162	$(963)	$(801)
Depreciation and amortization(1)	1,577	1,577	1,499	1,314	5,967	1,313	1,313	2,626
Adjustments for non-controlling interests(2)	(5)	(5)	(5)	(4)	(19)	(1)	(9)	(10)
FFO attributable to stockholders	1,487	1,552	1,726	1,928	6,693	1,474	341	1,815
Acquisition and transaction related	30	103	104	113	350	46	1,113	1,159
Amortization of market lease and other intangibles	51	51	52	51	205	51	52	103
Straight-line rent adjustments	(129)	(122)	(118)	(108)	(477)	12	(73)	(61)
Amortization of mortgage premium	(11)	(10)	(11)	(10)	(42)	(11)	(10)	(21)
Adjustments for non-controlling interests(2)	1	1	—	1	3	(1)	(1)	(2)
MFFO attributable to stockholders	$1,429	$1,575	$1,753	$1,975	$6,732	$1,571	$1,422	$2,993

(1)	Net of non-real estate depreciation and amortization.
(2)	Represents the portion of the adjustments allocable to non-controlling interests.

Net Operating Income

NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss).

We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unlevered basis. We use NOI to assess and compare property level performance and to make decisions concerning the operation of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss).

NOI excludes certain components from net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

The following table reflects the items deducted from or added to net income (loss) attributable to stockholders in our calculation of NOI for the periods indicated:

	Three Months Ended		Six Months Ended June 30, 2017
	March 31, 2017	June 30, 2017
Net income (loss) attributable to stockholders (in accordance with GAAP)	$162	$(963)	$(801)
Impairment on sale of real estate investments	—	—	—
Operating fees to related party	13	14	27
Acquisition and transaction related	46	1,113	1,159
General and administrative	604	743	1,347
Depreciation and amortization	1,316	1,318	2,635
Interest expense	46	46	93
Interest and other income	—	—	—
Income tax expense	55	(29)	26
Net income attributable to non-controlling interests	3	4	7
NOI	$2,245	$2,246	$4,493

	Three Months Ended		Six Months Ended June 30, 2016
	March 31, 2016	June 30, 2016
Net loss attributable to stockholders (in accordance with GAAP)	$(85)	$(20)	$(105)
Operating fees to related party	40	39	79
Acquisition and transaction related	30	103	133
General and administrative	676	545	1,221
Depreciation and amortization	1,577	1,581	3,158
Interest expense	48	47	95
Interest and other income	—	(1)	(1)
Income tax expense	45	28	73
Net income attributable to non-controlling interests	4	5	9
NOI	$2,335	$2,327	$4,662

	Year Ended December 31,
	2016	2015
Net income (loss) attributable to stockholders (in accordance with GAAP)	$745	$(5,218)
Operating fees to related party	31	46
Acquisition and transaction related	350	4,747
General and administrative	1,898	1,315
Depreciation and amortization	5,976	1,737
Interest expense	189	73
Interest and other income	(2)	—
Income tax expense	149	84
Net income (loss) attributable to non-controlling interests	17	(11)
NOI	$9,353	$2,773

Refer to Note 13 — Segment Reporting for a reconciliation of NOI to net income (loss) attributable to stockholders by reportable segment.

Distributions

On January 29, 2015, the Board authorized, and we began paying, monthly distributions payable to stockholders of record each day during the applicable period at a rate equivalent to $1.56 per annum per share of common stock, beginning March 15, 2015. On July 18, 2017, in light of the pending Asset Sale and Plan of Liquidation, we ceased declaring and paying regular distributions to our stockholders following the distributions to stockholders of record with respect to each day during the month of July 2017 which were paid on August 1, 2017.

The amount of distributions payable to our stockholders is determined by the Board and is dependent on a number of factors, including funds available for distribution, our financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to qualify and maintain our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). Distribution payments are dependent on the availability of funds. The Board may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

During the six months ended June 30, 2017, distributions paid to common stockholders totaled $5.4 million, including distributions to non-controlling interest holders of $15 thousand, and $1.4 million which was reinvested into additional shares of common stock through our DRIP. During the six months ended June 30, 2017, cash used to pay distributions was generated from cash flows provided by operations and available cash on hand, which includes proceeds from our IPO.

The following table shows the sources for the payment of distributions to common stockholders, including distributions on unvested restricted shares, for the periods indicated:

	Three Months Ended				Six Months Ended June 30, 2017
	March 31, 2017		June 30, 2017
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Cash distributions paid to stockholders(1)	$1,595		$2,391		$3,986
Distributions reinvested in common stock issued under the DRIP	1,075		362		1,437
Total distributions paid	$2,670		$2,753		$5,423
Source of distribution coverage:
Cash flows provided by operations	$2,029	76.0%	1,227	44.6%	$3,256	60.0%
Available cash on hand(2)	641	24.0%	1,526	55.4%	2,167	40.0%
Total source of distribution coverage	$2,670	100.0%	$2,753	100.0%	$5,423	100.0%
Cash flows provided by operations (in accordance with GAAP)	$2,029		$1,227		$3,256
Net income (loss) attributable to stockholders (in accordance with GAAP)	$162		$(963)		$(801)

(1)	Includes distributions paid to non-controlling interest stockholders
(2)	Includes proceeds received from our IPO.

	Three Months Ended								Year Ended December 31, 2016
	March 31, 2016		June 30, 2016		September 30, 2016		December 31, 2016
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:
Distributions to stockholders	$2,645		$2,689		$2,708		$2,699		$10,741
Source of distribution coverage:
Cash flows provided by operations	$—	—%	$656	24.4%	$1,224	45.2%	$1,628	60.3%	$3,508	32.7%
Offering proceeds from issuance of common stock	1,808	68.4%	800	29.8%	322	11.9%	(40)	(1.5)%	2,890	26.9%
Proceeds received from common stock issued under the DRIP	837	31.6%	1,233	45.8%	1,162	42.9%	1,111	41.2%	4,343	40.4%
Proceeds from financings	—	—%	—	—%	—	—%	—	—%	—	—%
Total source of distribution coverage	$2,645	100.0%	$2,689	100.0%	$2,708	100.0%	$2,699	100.0%	$10,741	100.0%
Cash flows provided by operations (in accordance with GAAP)	$1,834		$1,740		$1,224		$1,628		$6,426
Net income (loss) attributable to stockholders (in accordance with GAAP)	$(85)		$(20)		$232		$618		$745

For the six months ended June 30, 2017, cash flows provided by operations were $3.3 million. As shown in the table above, we funded distributions with cash flows provided by operations and available cash on hand. To the extent we pay distributions in excess of cash flows provided by operations and use our available cash on hand, our stockholders’ investment may be adversely impacted.

If, for some reason, our stockholders do not approve the Asset Sale or the Plan of Liquidation, the Board will further evaluate our distribution policy. We may not generate sufficient cash flows from operations to pay future distributions. The amount of cash available for distributions is affected by many factors, such as rental income from acquired properties and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. Our actual results may differ significantly from the assumptions used by the Board in establishing a distribution rate to stockholders.

Loan Obligations

The payment terms of our loan obligation requires principal and interest amounts to be paid monthly with all unpaid principal and interest due at maturity.

Our Advisor may, with approval from our independent directors, seek to borrow short-term capital that, combined with secured mortgage financing, exceeds our targeted leverage ratio. Such short-term borrowings may be obtained from third-parties on a case-by-case basis as acquisition opportunities present themselves. We view the use of short-term borrowings, including advances under a line of credit, if a line of credit is ever obtained, as an efficient and accretive means of acquiring real estate.

Contractual Obligations

The following table reflects contractual debt obligations under our mortgage notes payable and minimum base rental cash payments due for leasehold interests over the next five years and thereafter as of June 30, 2017. The minimum base rental cash payments due for leasehold interests exclude contingent rent payments, as applicable, that may be payable based on provisions related to increases in annual rent based on exceeding certain economic indexes, among other items. As of June 30, 2017, the outstanding mortgage note payable had a weighted average effective interest rate of 4.0%.

			Years Ended December 31,
(In thousands)	Total	April 1, 2017 – December 31, 2017	2018 – 2019	2020 – 2021	Thereafter
Principal on mortgage note payable	$4,972	$75	$4,897	$—	$—
Interest on mortgage note payable	500	148	352	—	—
Lease rental payments due	3,839	78	211	225	3,325
	$9,311	$301	$5,460	$225	$3,325

Election as a REIT

We elected and qualified to be taxed as a REIT under Sections 856 through 860 of the Code, effective for our taxable year ended December 31, 2015. Commencing with such taxable year, we were organized and operated in a manner so that we qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner but no assurance can be given that we will operate in a manner so as to remain qualified for taxation as a REIT. In order continue to qualify for taxation as a REIT, we must, among other things, distribute annually at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP) determined without regard to the deduction for dividends paid and excluding net capital gains, and must comply with a number of other organizational and operational requirements. If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on that portion of our REIT taxable income that we distribute to our stockholders. Even if we continue to qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and properties as well as federal income and excise taxes on our undistributed income.

Inflation

We may be adversely impacted by inflation on any leases that do not contain indexed escalation provisions. In addition, we may be required to pay costs for maintenance and operation of properties, which may adversely impact our results of operations due to potential increases in costs and operating expenses resulting from inflation.

Related-Party Transactions and Agreements

Please See Note 8 — Related Party Transactions and Arrangements of the accompanying consolidated financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Quantitative and Qualitative Disclosures About Market Risk

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our long-term debt, which consists of secured financings, bears interest at a fixed rate. As of June 30, 2017, we did not have any derivative financial instruments. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars, and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We do not hold or issue these derivative contracts for trading or speculative purposes. We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

As of June 30, 2017, our debt included a fixed-rate secured mortgage financing with a carrying value of $5.0 million and a fair value of $5.0 million. Changes in market interest rates on our fixed-rate debt impact the fair value of the note, but it has no impact on interest due on the note. For instance, if interest rates rise 100 basis points and our fixed rate debt balance remains constant, we expect the fair value of our obligation to decrease, the same way the price of a bond declines as interest rates rise. The sensitivity analysis related to our fixed-rate debt assumes an immediate 100 basis point move in interest rates from their June 30, 2017 levels, with all other variables held constant. A 100 basis point increase in market interest rates would result in a decrease in the fair value of our fixed-rate debt by $0.1 million. A 100 basis point decrease in market interest rates would result in an increase in the fair value of our fixed-rate debt by $0.1 million.

These amounts were determined by considering the impact of hypothetical interest rate changes on our borrowing costs, and assuming no other changes in our capital structure. The information presented above includes only those exposures that existed as of June 30, 2017 and does not consider exposures or positions arising after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.

Tax Status

We elected and qualified to be taxed as a REIT under Sections 856 through 860 of the Code commencing with the taxable year ended December 31, 2015. Commencing with such taxable year, we have been organized and operated in a manner so that we qualify for taxation as a REIT under the Code. We intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. In order to continue to qualify for taxation as a REIT, we must, among other things, distribute annually at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gains, and must comply with a number of other organizational and operational requirements. If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on that portion of our REIT taxable income that we distribute to our stockholders. Even if we continue to qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and properties as well as federal income and excise taxes on our undistributed income.

Annex A — Purchase Agreement

PURCHASE AGREEMENT

By and Among

HEALTHCARE TRUST, INC.,

as “Purchaser Parent”

HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P.

and

ARHC TRS HOLDCO II, LLC,

as “Purchaser”

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.,

as “Seller Parent”

and

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III OPERATING PARTNERSHIP, L.P.

and

ARHC TRS HOLDCO III, LLC,

as “Seller”

Dated as of

June 16, 2017

Exhibit

Exhibit	Title
Exhibit A	Wells Fargo Escrow Agreement

Schedules

Schedule	Title
Schedule 1.1(a)	Seller Parent’s Affiliates
Schedule 1.1(c)	OP Seller’s Local Property Managers
Schedule 1.1(c)	Local Management Agreements
Schedule 1.1(d)	Permitted Title Exceptions
Schedule 1.1(e)	Prepaids and Deposits
Schedule 1.1(f)	Description of Company-held Real Property
Schedule 2.2	SPE-level Property/SPE Cash Held by OP Seller

Schedule	Title
Schedule 3.3(a)	Form for Proration Schedule
Schedule 3.4	Tax Allocation of Purchase Price
Schedule 4.4(b)	Recording and Title Costs
Schedule 4.8	Estoppels
Schedule 4.11	Liens
Schedule 5.4(h)	Third Party Consents
Schedule 6.4	Material Assets or Rights Not Included in Real Property and SPE-level Property
Schedule 6.7	Contracts and Leases
Schedule 6.8	Rent Roll regarding Residency Agreements and Related Matters
Schedule 6.9	Permits and Licenses
Schedule 6.10	Insurance; Three Year Claim History
Schedule 6.12	Litigation, etc.
Schedule 6.13	Compliance with Laws
Schedule 6.14	Cedarhurst Financial Statements
Schedule 6.15	Real Property Compliance
Schedule 6.16	Environmental Matters
Schedule 6.19	Seller Third Party Consents
Schedule 6.20	Seller Government Approvals
Schedule 6.22	Title Encumbrances
Schedule 6.23	Loans and Debts
Schedule 6.24	Intellectual Property
Schedule 7.5	Purchaser Third Party Consents
Schedule 7.6	Purchaser Governmental Approvals

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 16th day of June, 2017 (the “Effective Date”), by and among (i) HEALTHCARE TRUST, INC., a Maryland corporation (“Purchaser Parent”), (ii) HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“OP Purchaser” ), (iii) ARHC TRS HOLDCO II, LLC, a Delaware limited liability company (“Holdco Purchaser” and, collectively with OP Purchaser, the “Purchaser” ) (iv) AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC., a Maryland corporation (“Seller Parent”), (v) AMERICAN REALTY CAPITAL HEALTHCARE TRUST III OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“OP Seller” ) and (vi) ARHC TRS HOLDCO III, LLC, a Delaware limited liability company (“Holdco Seller” and, collectively with OP Seller, the “Seller”).

Recitals:

OP Seller owns (a) all of the issued and outstanding membership interests in each of the following entities: (i) ARHC DDLARFL01, LLC, a Delaware limited liability company, (ii) ARHC DDHUDFL01, LLC, a Delaware limited liability company, (iii) ARHC RACLWFL01, LLC, a Delaware limited liability company, (iv) ARHC RMRWLTX01, LLC, a Delaware limited liability company, (v) ARHC DMDCRGA01, LLC, a Delaware limited liability company, (vi) ARHC MHCLVOH01, LLC, a Delaware limited liability company, (vii) ARHC PPLVLGA01, LLC, a Delaware limited liability company, (viii) Holdco Seller, (ix) ARHC CCGBGIL01, LLC, a Delaware limited liability company, (x) ARHC VAGBGIL01, LLC, a Delaware limited liability company, (xi) ARHC ACRICKY01, LLC, a Delaware limited liability company, (xii) ARHC WLWBYMN01, LLC, a Delaware limited liability company, (xiii) ARHC GFGBTAZ01, LLC, a Delaware limited liability company, (xiv) ARHC LMFMYFL01, LLC, a Delaware limited liability company, (xv) ARHC BMWRNMI01, LLC, a Delaware limited liability company, (xvi) ARHC MMJLTIL01, LLC, a Delaware limited liability company and (b) ninety-five percent (95%) of the membership interests of ARHC Quad Cities Portfolio Member, LLC, a Delaware limited liability company (the “JV Membership Interests,” and together with the membership interests of the other entities named in this paragraph, the “Membership Interests”). ARHC Quad Cities Portfolio Member, LLC, in turn, owns all of the membership interests in ARHC UPMUSIA01, LLC and ARHC UPMOLIL01, LLC, Delaware limited liability companies (collectively, the “Quad Cities SPEs” ).

Holdco Seller owns all of the issued and outstanding membership interests (the “Holdco Interest”) in ARHC CHCOLIL01 TRS, LLC, a Delaware limited liability company which holds the license for the Cedarhurst Facility (the “Cedarhurst TRS Facility Master Tenant” ).

Seller, through its Affiliates, owns (A) seventeen medical office buildings and (B) two assisted living facilities, namely (1) the Cedarhurst Facility which is (a) owned by ARHC CHCOLIL01, LLC, (b) leased to Cedarhurst TRS Facility Master Tenant (which entity holds a license issued by the Illinois Department of Public Health, Division of Assisted Living (the “IDPH License”)) under the Cedarhurst Facility RIDEA Lease, and (c) managed by the Cedarhurst Manager under the Cedarhurst Management Agreement and (2) the Arcadian Cove Facility (as hereinafter defined) which is owned by ARHC ACRICKY01, LLC (the “ Arcadian Cove Lessor” ), which is leased to WP-ARC Arcadian Cove Holdings, LLC, a Delaware limited liability company which is not an Affiliate of Seller (the “Arcadian Cove Lessee”) under that Lease Agreement dated August 25, 2015 (the “Arcadian Cove Net Lease”), and managed by Meridian Senior Living, LLC, a North Carolina limited liability company which is not an Affiliate of Seller (the “Arcadian Cove Manager”) under that Management Agreement dated August 25, 2014 by and between the Arcadian Cove Lessee and the Arcadian Cove Manager.

OP Seller desires to sell to OP Purchaser, and OP Purchaser desires to purchase from OP Seller, the Membership Interests, and Holdco Seller desires to sell to Holdco Purchaser, and Holdco Purchaser desires to purchase from Holdco Seller, the Holdco Interest, subject to the terms and conditions set forth herein.

This Agreement sets forth the terms and conditions to which the parties have agreed.

Agreements:

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1
Definitions and
Certain Rules of Construction

Section 1.1 Defined Terms.  The following capitalized terms shall have the meanings specified in this section. Other terms are defined in the text of this Agreement, and throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

“Acquisition Proposal” means any proposal, offer, indication of interest or inquiry, whether in one transaction or a series of related transactions, relating to any (a) merger, consolidation, share exchange, business combination or similar transaction involving Seller Parent or any Subsidiary of Seller Parent that would constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X), (b) sale, lease, exchange, mortgage, pledge, license, transfer or other disposition, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of Seller Parent or any of the Subsidiaries of Seller Parent representing 20% or more of the consolidated assets of Seller Parent and the Subsidiaries of Seller Parent, taken as a whole, as determined on a book-value basis, (c) issue, sale or other disposition by Seller Parent or any of the Subsidiaries of Seller Parent of (including by way of merger, consolidation, share exchange, business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the voting power of the outstanding Seller Parent Common Stock, (d) tender offer or exchange offer in which any person or “group” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the voting power of the outstanding Seller Parent Common Stock, (e) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to Seller Parent in which a third party shall acquire beneficial ownership of 20% or more of the shares of any class of voting securities of Seller Parent, or (f) transaction that is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Acquisition Proposal” shall not include (i) any of the transactions contemplated by this Agreement or (ii) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among Seller Parent and one or more of the Subsidiaries of Seller Parent or solely among the Subsidiaries of Seller Parent.

“Advisor” means Healthcare Trust Advisors, LLC in respect to Purchaser Parent and its Affiliates and American Realty Capital Healthcare III Advisors, LLC in respect to Seller Parent and its Affiliates.

“Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by Contract or otherwise. Notwithstanding anything herein to the contrary, Seller Parent and its Subsidiaries, on the one hand, and Purchaser Parent and its Subsidiaries, on the other hand, shall not be deemed to be Affiliates of each other. Accordingly, Seller Parent’s only Affiliates are OP Seller and those Companies more particularly described on Schedule 1.1(a) (as disclosed by Seller).

“Arcadian Cove Facility” means that assisted living facility known as the “Arcadian Cove” assisted living facility located at 532 Cady Drive, Richmond, Kentucky 62234.

“Arcadian Cove Residency Agreement” means any agreement between Arcadian Assisted Living, LLC and an individual contracting for such individual’s residency at the Arcadian Cove Facility.

“Business” means all aspects of each Company’s real estate operations and, in the case of Cedarhurst TRS Facility Master Tenant, its operation of the Cedarhurst Facility.

“Cedarhurst Facility” means that assisted living facility known as the “Cedarhurst of Collinsville” assisted living facility located at 1207 Vandalia Street, Collinsville, Illinois 62234.

“Cedarhurst Facility RIDEA Lease” means that certain Lease Agreement dated August 21, 2015 between ARHC CHCOLIL01, LLC, as landlord, and Cedarhurst TRS Facility Master Tenant, as tenant.

“Cedarhurst Management Agreement” means that Management Agreement dated August 21, 2015 by and between Cedarhurst TRS Facility Master Tenant, as tenant, Cedarhurst Operator, as subtenant, and Cedarhurst Manager, as manager.

“Cedarhurst Manager” means Cedarhurst Living, LLC, a Missouri limited liability company which is not an Affiliate of Seller, which is an eligible independent contractor, and which is the manager under the Cedarhurst Management Agreement.

“Cedarhurst Operator” means Cedarhurst of Collinsville Operator, LLC, an Illinois limited liability company which is not an Affiliate of Seller and which is the subtenant under the Cedarhurst Management Agreement.

“Cedarhurst Residency Agreement” means any agreement between the Cedarhurst Operator and an individual contracting for such individual’s residency at the Cedarhurst Facility.

“Closing” means the consummation of the transactions contemplated by this Agreement. Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to Purchaser Parent’s and Seller Parent’s counsel prior to the date of Closing.

“Company” or “Companies” means individually or collectively (i) ARHC DDLARFL01, LLC, a Delaware limited liability company, (ii) ARHC DDHUDFL01, LLC, a Delaware limited liability company, (iii) ARHC RACLWFL01, LLC, a Delaware limited liability company, (iv) ARHC RMRWLTX01, LLC, a Delaware limited liability company, (v) ARHC DMDCRGA01, LLC, a Delaware limited liability company, (vi) ARHC MHCLVOH01, LLC, a Delaware limited liability company, (vii) ARHC PPLVLGA01, LLC, a Delaware limited liability company, (viii) ARHC TRS Holdco III, LLC, a Delaware limited liability company, (ix) ARHC CHCOLIL01, LLC, a Delaware limited liability company, (x) ARHC CCGBGIL01, LLC, a Delaware limited liability company, (xi) ARHC VAGBGIL01, LLC, a Delaware limited liability company, (xii) ARHC ACRICKY01, LLC, a Delaware limited liability company, (xiii) ARHC WLWBYMN01, LLC, a Delaware limited liability company, (xiv) ARHC GFGBTAZ01, LLC, a Delaware limited liability company, (xv) ARHC LMFMYFL01, LLC, a Delaware limited liability company, (xvi) ARHC BMWRNMI01, LLC, a Delaware limited liability company, (xvii) ARHC MMJLTIL01, LLC, a Delaware limited liability company, (xviii) ARHC Quad Cities Portfolio Member, LLC, a Delaware limited liability company, (xix) Cedarhurst TRS Facility Master Tenant, and (xx) the Quad Cities SPEs.

“Company Organizational Documents” means the certificates of formation, amendments thereto, and limited liability company agreements of each of the Companies, collectively.

“Decatur Ground Lease” means that certain Ground Lease Agreement, dated as of November 16, 2007, by and between Redd Investments, LLC and GCS Stemmer Properties, LLC, which is subject to that certain Assignment and Assumption of Ground Lease, dated July 24, 2015, by GCS Stemmer Properties, LLC in favor of ARHC DMDCRGA01, LLC.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq., Hazardous Materials Transportation Act, 49 U.S.C. 1802, the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. 2601 et seq., or any other federal, state, local or other governmental legislation, statute, law, code, rule, regulation or ordinance identified by its terms as pertaining to the protection of the environment, including laws relating to the treatment, storage or disposal of Hazardous Substances, in each case as in effect on the Effective Date.

“Escrow Amount” means Six Million and No/100 U.S. Dollars ($6,000,000).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Government Program” means the federal Medicare program, any state Medicaid program, and such other similar federal, state, or local reimbursement or governmental programs for which the Cedarhurst Facility is eligible.

“Ground Leases” means, collectively, the Decatur Ground Lease, Madison Ground Lease, and Philip Professional Center Ground Lease.

“Hazardous Substance” means petroleum, including crude oil or any fraction thereof, flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, any material containing polychlorinated biphenyls, and any of the substances defined as “hazardous substances” or “toxic substances” or otherwise identified and regulated under any Environmental Laws.

“Improvements” means all buildings and other improvements constructed on the Real Property as of the date of Closing.

“Intellectual Property” means all trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, patents, patent applications, information and proprietary rights and processes.

“IRC” means the Internal Revenue Code of 1986, as amended, and any regulations or guidance issued thereunder.

“Lease” means any space lease, lease, license or concession agreement which provides for the use or occupancy of space or facilities at any Real Property to which Seller or any Company is a party, including any leases or licenses for antennae and related equipment; but excluding (i) the Ground Leases, and (ii) the Residency Agreements.

“Lien” means any mortgage, deed to secure debt, deed of trust, pledge, hypothecation, title defect, right of first refusal, security or other adverse interest, Encumbrance, claim, option, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

“Madison Ground Lease” means that certain Lease Agreement, dated April 16, 2003, by and between Presence Hospitals PRV, an Illinois not-for-profit corporation, successor by merger to Provena Hospitals, an Illinois not-for-profit corporation (“Madison Ground Lessor”), and Alter Medical Fund Joliet, L.L.C., as amended by that certain First Amendment to Lease Agreement, dated July 1, 2003, that certain Amendment to Lease dated December 15, 2003 (which was intended to be entitled “Second Amendment to Lease Agreement”), that certain Third Amendment to Lease Agreement dated December 6, 2005, that certain Fourth Amendment to Lease Agreement dated June 11, 2010, that certain Fifth Amendment to Lease Agreement by and between Madison Ground Lessor and Acquisition Advisors, LLC, a Florida limited liability company, dated June 15, 2010, subject to that certain Assignment and Assumption of Ground Lease, dated September 30, 2010, by and between Madison Ground Lessor and Joliet Investors LLLP, a Florida limited liability limited partnership, and as further amended by that certain Sixth Amendment to Lease Agreement, dated December 3, 2015, by and between Madison Ground Lessor and ARHC MMJLTIL01, LLC.

“Material Adverse Change” means any occurrence between the Effective Date and the Closing Date which results in, or is reasonably likely to result in, a material adverse change in the assets, financial condition, or results of operations of the Facilities, taken as a whole; provided, however, that none of the following shall in any event be deemed a Material Adverse Change: (i) any change resulting from changes in any law or regulation following the Effective Date; (ii) any change resulting from announcement or pendency of the transactions contemplated herein; or (iii) any change made pursuant to the terms of this Agreement or with Purchaser’s express written consent.

“OP-held SPE Operating Cash” means all cash held by the OP Seller on behalf of any Company.

“OP Seller Organizational Documents” means the partnership agreement and any amendments thereto of Seller OP.

“OP Seller’s Local Property Managers” means those property managers listed on Schedule 1.1(c), which provide management services to the Companies pursuant to the management agreements also listed on Schedule 1.1(c) (as disclosed by Seller).

“OP Seller’s Property Manager” means American Realty Capital Healthcare III Properties, LLC, a Delaware limited liability company.

“Permitted Encumbrances” means (i) liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings and which are satisfied or discharged of record at or prior to Closing pursuant to Section 4.11; (ii) the rights of Tenants under Leases and of residents under Residency Agreements; (iii) as to the Real Property, the Cedarhurst Management Agreement, (iv) all matters arising by, through or under Purchaser or for which Purchaser is obligated to indemnify Seller; and (v) the Permitted Title Exceptions.

“Permitted Title Exceptions” means the exceptions specified as permitted exceptions listed on Schedule 1.1(d) hereto (as agreed upon by Seller and Purchaser).

“Philip Center Guaranty” means that certain Separate Guaranty of Carveout Obligations dated August 14, 2015 by Seller Parent in favor of RGA Reinsurance Company.

“Philip Center Loan” means that certain loan in the original principal amount of Five Million Two Hundred Thousand and No/100 U.S. Dollars ($5,200,000.00) evidenced by, among other things, that certain Promissory Note, dated September 26, 2012, by ICM VI-Philip Center, LP in favor of RGA Reinsurance Company, which was assumed by ARHC PPLVLGA01, LLC by that Consent and Assumption Agreement with Release dated August 14, 2015 (the “Philip Center Consent and Assumption Agreement”).

“Philip Professional Center Ground Lease” means that certain Lease Agreement, dated as of February 16, 2016, by and between Philips Land, LLC and ARHC PPLVLGA01, LLC.

“Prepaids and Deposits” means all pre-paid amounts paid by any Tenant pursuant to any Lease, if paid or deposited to the account of Seller or any Company, for or attributable to the periods from and after the Closing Date as well as any security deposits paid to Seller or any Company as of the Closing Date and not previously applied by Seller or such Company against amounts payable by such Tenant under the applicable Lease (to the extent such deposits can be transferred in accordance with applicable law) together with any interest thereon to the extent such interest is or may be payable to the Tenants (or their respective Representatives, successors, heirs or assigns) at any time following the Closing Date each as more particularly described (as of June 13, 2017) on Schedule 1.1(e) (as disclosed by Seller).

“Property Management and Leasing Agreement” means that certain Property Management and Leasing Agreement dated as of August 20, 2014, by and among Seller Parent, OP Seller, and American Realty Capital Healthcare III Properties, LLC, a Delaware limited liability company.

“Real Property” means those certain parcels of real estate described in Schedule 1.1(f) (as agreed upon by Seller and Purchaser), together with all right, title and interest of Seller or any Company in and to: (i) all the Improvements thereon, (ii) all easements and rights of way serving or benefiting such property, (iii) all strips and gores appurtenant thereto, and (iv) any land lying in the bed of any streets, roads and alleys appurtenant thereto.

“Representative” of a person means any officer, trustee, director, Affiliate, employee, investment banker, financial advisor, attorney, accountant, consultant, broker, finder or other agent or representative of such person. In the case of Seller Parent and Seller, Representative shall also include American Realty Capital Healthcare III Advisors, LLC and its employees, officers and directors.

“Residency Agreements” means the Arcadian Cove Residency Agreements and the Cedarhurst Residency Agreements, collectively.

“Seller Parent Organizational Documents” means the Seller Parent’s charter and by-laws, as amended to date.

“Seller Parent Board” means the Board of Directors of Seller Parent.

“Seller Parent Intervening Event” means a material event, effect, circumstance, change, development or state of facts that was not known to the Seller Parent Board prior to the execution of this Agreement (or if known, the magnitude or consequences of which were not known or reasonably foreseeable as of the date hereof), which event, effect, circumstance, change, development or state of facts, or any material consequence thereof, becomes known to the Seller Parent Board prior to the Closing Date; provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof constitute a Seller Parent Intervening Event.

“Seller Parent Stockholder Approval” means the affirmative vote of a majority of the outstanding shares of Seller Parent Common Stock entitled to vote on each of (i) the transactions contemplated by this Agreement and (ii) the plan of liquidation and dissolution of Seller Parent.

“Seller Parent Common Stock” means the outstanding shares of the common stock of Seller Parent, par value $0.01 per share.

“Seller Parent Special Committee” means a special transaction committee consisting solely of independent directors of Seller Parent.

“Seller’s Knowledge” means the actual knowledge of each person identified as an executive officer of Seller Parent on Seller Parent’s Proxy Statement after inquiry reasonable under the circumstances.

“STRH” means SunTrust Robinson Humphrey, Inc., the financial advisor to Seller Parent Special Committee.

“STRH Engagement Letter” means that engagement letter dated March 30, 2016 between Seller Parent and STRH, as amended.

“Subsidiary” or “Subsidiaries” means any other person or persons that a person directly or indirectly owns or has the power to vote or control 50% or more of any class or series of capital stock or equity interests of such person or persons.

“Superior Proposal” means a written Acquisition Proposal made by a third party (except for purposes of this definition, the references in the definition of “Acquisition Proposal” to “20%” shall be replaced with “50%”) which the Seller Parent Board (based on the recommendation of the Seller Parent Special Committee) determines in its good faith judgment (after consultation with its legal and financial advisors and after taking into account (a) all of the terms and conditions of the Acquisition Proposal and this Agreement (as it may be proposed to be amended by the Seller Parent) and (b) the feasibility and certainty of consummation of such Acquisition Proposal on the terms proposed (taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal deemed relevant by the Seller Parent Board (based on the recommendation of the Seller Parent Special Committee) and conditions to consummation thereof) to be more favorable from a financial point of view to the stockholders of Seller Parent (in their capacities as stockholders) than the transactions contemplated by this Agreement (as it may be proposed to be amended by the Purchaser).

“Takeover Statute” means any “fair price,” “business combination,” “moratorium,” “control share acquisition” or any other anti-takeover statute or similar statute enacted under state or federal laws of the U.S. or similar statute or regulation.

“Tenant” means any lessee, licensee, concessionaire or other person with the right to use or occupy space or facilities at a Real Property under a Lease, excluding, for clarity, residents under any Residency Agreement.

“Termination Fee” means Three Million Six Hundred Thousand and No/100 U.S. Dollars ($3,600,000.00).

Section 1.2 Certain Definitions.  For purposes of this Agreement:

“business day” is any day other than a Saturday, Sunday, or a day on which all banking institutions in New York, New York are authorized or obligated by law or executive order to close (provided that, with respect to filings made with the SEC, a day on which a filing is to be made is a Business Day only if the SEC is open to accept filings). Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day;

“herein,” “hereunder,” “hereof,” “hereinbefore,” “hereinafter” and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which such word is used, and references to “this article,” “this section,” “this paragraph,” “this subparagraph” or similar references to a specific part of this Agreement shall refer to the particular article, section, paragraph, subparagraph or specific part in which such reference appears;

“party” or “parties” means each or all, as appropriate, of the entities who have executed and delivered this Agreement, each permitted successor or assign of a party, and when appropriate to effect the binding nature of this Agreement for the benefit of another party, any other successor or assign of a party; and

“person” means any individual, sole proprietorship, partnership, joint venture, corporation, estate, trust, unincorporated organization, association, limited liability company, institution or other entity, including any that is a governmental authority.

Section 1.3 Other Defined Terms.  For purposes of this Agreement, the following terms have the respective meanings set forth in the section referenced opposite such term:

Term	Section
2016 Cedarhurst Financial Statement	Section 6.14
Adjustments	Section 3.1
Agreement	Preamble
Arcadian Cove Lessee	Recitals
Arcadian Cove Lessor	Recitals
Arcadian Cove Manager	Recitals
Arcadian Cove Net Lease	Recitals
Asset Acquisition Statement	Section 3.4(b)
Casualty Threshold	Section 10.12
Cedarhurst Financial Statements	Section 6.14
Cedarhurst TRS Facility Master Tenant	Recitals
Closing Date	Section 5.1
Effective Date	Preamble
Escrow Agent	Section 3.2
Escrow Agreement	Section 3.2
First Quarter 2017 Cedarhurst Financial Statement	Section 6.14
HIPAA	Section 6.29(b)
Holdco Interest	Recitals
Holdco Purchaser	Preamble
Holdco Seller	Preamble
IDPH License	Recitals
Indemnification Cap	Section 8.3(a)
Indemnified Party	Section 8.4(a)

Term	Section
Indemnifying Party	Section 8.4(a)
JV Membership Interests	Recitals
Loan Documents	Section 6.23
Losses	Section 8.1
Madison Ground Lessor	Section 1.1
Material Contracts	Section 6.7
Membership Interests	Recitals
OP Purchaser	Preamble
OP Seller	Preamble
Percentage	Section 10.12
Permits and Licenses	Section 6.9
Philip Center Consent and Assumption Agreement	Section 1.1
Proration Date	Section 3.3(a)
Proration Schedule	Section 3.3(a)
Proxy Statement	Section 4.6(a)
Purchase Price	Section 3.1
Purchaser	Preamble
Purchaser Indemnification Cap	Section 8.3(b)
Purchaser Parent	Preamble
Purchaser Threshold	Section 8.3(b)
Quad Cities SPEs	Recitals
Revised Statements	Section 3.4(b)
Scheduled Closing Date	Section 5.1
SEC	Section 4.6(a)
Seller	Preamble
Seller Parent	Preamble
Seller Parent Change in Recommendation	Section 4.7(a)
Seller Parent Change Notice	Section 4.8(d)(ii)(C)
Seller Parent Recommendation	Section 4.6(d)
Seller Parent Stockholder Meeting	Section 4.6(d)
Seller Threshold	Section 8.3(a)
SPE-level Property	Section 2.2

Section 1.4 Rules of Construction.  For purposes of this Agreement:

(a) “including” and any other words or phrases of inclusion shall not be construed as terms of limitation, so that references to “included” matters shall be regarded as non-exclusive, non-characterizing illustrations; “copy” or “copies” means that the copy or copies of the material to which it relates are true, correct and complete;

(b) “shall,” “will,” and “agrees” are mandatory, and “may” is permissive;

(c) titles and captions of or in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions;

(d) whenever the context so requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other gender;

(e) each Exhibit and Schedule referred to in this Agreement and each attachment to any of them or this Agreement is hereby incorporated by reference into this Agreement and is made a part of this Agreement as if set out in full in the first place that reference is made to it; and

(f) every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto, regardless of which party was more responsible for the preparation of this Agreement.

ARTICLE 2
Purchase and Sale

Section 2.1 Purchase and Sale.  Subject to the provisions of this Agreement:

(a) OP Seller shall sell to OP Purchaser, and OP Purchaser shall purchase from OP Seller, all of OP Seller’s right, title and interest in and to the Membership Interests, free and clear of all Liens and liabilities whatsoever, for the consideration specified in Section 3.1; and

(b) Holdco Seller shall sell to Holdco Purchaser, and Holdco Purchaser shall purchase from Holdco Seller, all of Holdco Seller’s right, title and interest in and to the Holdco Interest, free and clear of all Liens and liabilities whatsoever, for the consideration specified in Section 3.1.

(c) For purposes of this Section 2.1, the term “Liens” refers to Liens against the Membership Interests and not Liens against the underlying Real Property.

Section 2.2 SPE-level Property.  To the extent that Seller Parent and/or Seller itself holds or controls any property of any of the Companies (including, but not limited to, the Prepaids and Deposits, OP-held SPE Operating Cash (subject to Section 3.3(b) and Section 3.3(c)), and books and records of such Companies with respect to the period prior to the Closing), such property shall be transferred to Purchaser (or at the direction of Purchaser) upon Closing. For the avoidance of doubt, the intent of the parties is that the sale of the Membership Interests and the Holdco Interest to Purchaser will enable Purchaser, through its ownership of such Interests, to control all of the assets of the Companies, as may be owned or used by such Companies in the conduct of their respective Businesses as of the Closing Date, including, but not limited to, as set forth on Schedule 2.2 (as disclosed by Seller), such cash as is held in bank accounts maintained in the names of certain Companies (subject to Section 3.3(b) and Section 3.3(c)) and any utility deposits paid by any Company to any utility company to be held as a deposit for such Company (the “SPE-level Property”).

ARTICLE 3
Purchase Price; Payment of Purchase Price; Allocation

Section 3.1 Purchase Price.  Subject to any adjustments and prorations expressly provided for in this Agreement, including those described in Section 3.3, Section 10.11, and Section 10.12 (collectively, “Adjustments”), the purchase price (the “Purchase Price”) for the Membership Interests and the Holdco Interest shall be a total of One Hundred Twenty Million and No/100 U.S. Dollars ($120,000,000.00).

Section 3.2 Payment of Purchase Price and Escrow Amount.  The Purchase Price (as adjusted) and any credits and additions shall be paid by Purchaser, at Closing, as follows: One Hundred Twenty Million and No/100 U.S. Dollars ($120,000,000.00), (a) minus the outstanding principal balance of the Philip Center Loan as of the Closing Date (if such loan is assumed by the Purchaser), and (b) minus the Escrow Amount, and as adjusted for any Adjustments pursuant to Section 3.3, shall be paid at Closing by wire transfer in accordance with wire instructions provided by Seller at least three (3) business days before Closing. At the Closing, Purchaser shall also pay to Wells Fargo Bank, National Association (the “Escrow Agent”) an amount equal to the Escrow Amount for deposit into an escrow account to be held and distributed in accordance with the applicable provisions of this Agreement and as provided in an escrow agreement substantially in the form of Exhibit A attached hereto (the “Escrow Agreement”), to be entered into at Closing by Purchaser Parent, the Escrow Agent, and Seller Parent (which Escrow Agreement provides, subject to such agreement, for the Escrow Amount to be held for fourteen (14) months following the Closing).

Section 3.3 Prorations.

(a) The following items (whether paid or accrued but not yet paid) shall be prorated between Seller and Purchaser as of 11:59 p.m. on the date immediately preceding the Closing Date (the “Proration Date”); prorations credited to Purchaser shall reduce the Purchase Price and prorations credited to Seller shall increase the Purchase Price at Closing as follows:

(i) city, state, and county ad valorem taxes for the year in which the Closing occurs based on the ad valorem tax bills for the Real Property that is owned by the Companies or for which a Company is responsible under the terms of a ground lease with respect to the Real Property that is leased by the Companies, if then available for such year, or if not, then on the basis of the ad valorem tax bill for the Real Property for the immediately preceding year, excluding taxes for any Real Property where the Tenant pays taxes directly to the taxing authority. (If such proration is based on an ad valorem tax bill for the immediately preceding year and should such proration prove to be inaccurate on receipt of the ad valorem tax bill for the Real Property for the year of Closing, then either Seller or Purchaser, as applicable, may demand at any time after Closing a payment from the other party in an amount sufficient to correct such malapportionment);

(ii) operating expenses (including amounts payable to Cedarhurst Operator or Cedarhurst Manager under the Cedarhurst Management Agreement), sanitary sewer taxes, and utility charges, if any, that are the obligation of any Company; provided, however, that Seller or Purchaser may elect, prior to Closing, to require that the meters for all utility charges be read and terminated as of the end of the last business day preceding the Closing Date, in which case Seller shall be responsible for and shall pay for all such charges accruing during or relating to the period prior to the Closing Date; and provided, further, that Seller shall pay any and all amounts payable under any reciprocal easement agreement or other title documents (which payments shall be prorated if paid for a year, a month, or other period extending in part beyond the Closing);

(iii) Rents paid (or accrued and not yet paid) under any Lease, revenues received (or accrued but not yet received) by Cedarhurst TRS Facility Master Tenant accruing to such Company from the operation of the Cedarhurst Facility, and other revenues (including Prepaids and Deposits, if any);

(iv) all rent and other charges payable to the lessors under the Ground Leases;

(v) all interest, fees and other charges payable in connection with the Philip Center Loan (except as set forth in Section 4.12); and

(vi) unless otherwise transferred by Seller to Purchaser (or otherwise paid at the direction of Purchaser) in accordance with Section 2.2, Purchaser shall receive a credit for (A) the Prepaids and Deposits, (B) subject to Section 3.3(b) and Section 3.3(c), OP-held Operating Cash, and (C) the Funded Maintenance Account reserve held by ARHC PPLVLGA01, LLC in respect to a lease with the United States of America for the Philip Professional Center.

Purchaser and Seller shall prepare a proposed schedule in the form set forth on Schedule 3.3(a) (the “Proration Schedule”) prior to Closing, including the items listed above and any other items the parties determine necessary. Such Proration Schedule shall include all applicable income and expenses with regard to each Real Property and each Company. Seller and Purchaser will use all reasonable efforts to finalize and agree upon the Proration Schedule at least two (2) business days prior to Closing.

(b) Seller shall receive all income from each Company attributable to the period prior to the Proration Date and shall, unless otherwise provided for in this Agreement, be responsible for all expenses of each Company attributable to the period prior to the Proration Date. In the event that Purchaser receives any payment from a Tenant for rent due for any period prior to the Proration Date or payment of any other receivable of Seller (and such rent or receivable had not already been credited in accordance with Section 3.3(a) to Seller), Purchaser shall forward such payment to Seller. Payments received from a resident, to the extent such payments were previously made directly to Seller or any of its Affiliates, shall be allocated first to any current balances due from such resident that have accrued since the Proration Date and any costs of collection of such amounts incurred by Purchaser.

(c) Purchaser shall receive all income from each Company attributable to the period from and after the Proration Date and shall, except as otherwise provided for in this Agreement, be responsible for all expenses of each Company attributable to the period from and after the Proration Date. In the event Seller or its Affiliates receive any payment from a Tenant for rent due for any period from and after the Proration Date, Seller shall forward such payment to Purchaser.

(d) Purchaser shall be entitled to all insurance and casualty proceeds payable to any of the Companies with respect to any casualty or condemnation prior to the Closing Date, except (i) as set forth in Section 10.11 or in Section 10.12 or (ii) such amounts as have previously been paid to repair or restore such casualty or condemnation or for Seller’s costs in addressing same.

(e) The parties agree that any amounts that may become due under this Section 3.3 shall be paid at Closing as can best be determined. A post-Closing reconciliation of prorated items shall be made by the parties within sixty (60) days after the Closing Date and any amounts due at that time shall be promptly forwarded to the respective party to whom such amounts are due in a lump sum payment. Any additional amounts that may become due after such determination shall be forwarded at the time they are received. Any amounts due under this Section 3.3 which cannot be determined within sixty (60) days after the Closing Date (such as, for example, fiscal year-end real estate taxes) shall be reconciled as soon thereafter as such amounts can be determined. Purchaser and Seller agree that each shall have the right to audit the records of the other in connection with any such post-Closing reconciliation. Any payments made pursuant to this Section 3.3 shall be treated as a purchase price adjustment for income tax purposes.

Section 3.4 Allocation of Purchase Price.

(a) With respect to the individual Companies, the Purchase Price shall be allocated on an asset-by-asset basis and as set forth on Schedule 3.4, which allocation shall be confirmed and, in respect to any adjustments hereunder, modified at least five (5) business days prior to the Closing. Any adjustments to the Purchase Price provided herein that are attributable solely to a particular Company shall result in an adjustment of the Purchase Price allocated to such Company. Any adjustments to the Purchase Price provided herein that are attributable to one or more of the Companies shall result in a pro-rata adjustment (determined in accordance with the proportional amount of Purchase Price allocated to each Company) of the Purchase Price allocated to each Company with respect to which such adjustment is attributable.

(b) Additionally, the parties acknowledge that the transactions contemplated hereunder must be reported in accordance with Section 1060 of the IRC. The parties shall report the transactions contemplated hereunder for all purposes in accordance with the purchase price allocation set forth on Schedule 3.4 hereto, which schedule the parties acknowledge and agree will be confirmed and finalized at least five (5) business days prior to the Closing Date. The parties shall share information and cooperate to the extent necessary to permit the transactions to be properly, timely, and consistently reported. At least five (5) business days prior to the Closing Date, Purchaser and Seller shall confirm and finalize the allocation of the Purchase Price for local, state and federal tax purposes (as set forth on Schedule 3.4), which allocation will specify the Purchase Price for each Company. Any revised allocation will be attached to this Agreement in the form shown on Schedule 3.4). In accordance with such allocation, Purchaser shall prepare and deliver to Seller copies of Form 8594 and any required exhibits thereto (the “Asset Acquisition Statement”). Purchaser shall prepare and deliver to Seller from time to time revised copies of the Asset Acquisition Statement (the “Revised Statements”) so as to report any matters on the Asset Acquisition Statement that need updating (including purchase price adjustments, if any) as agreed to by Purchaser and Seller. The Purchase Price for the Companies shall be allocated in accordance with the Asset Acquisition Statement or, if applicable, the last Revised Statements, provided by Purchaser to Seller, and all income Tax Returns and reports filed by Purchaser or Seller (whether together or independently) shall be prepared consistently with such allocation.

ARTICLE 4
Certain Other Covenants and Agreements

Section 4.1 Conduct of Business Prior to the Closing Date.  Seller covenants and agrees with Purchaser that from the Effective Date hereof through the Closing Date, except as otherwise expressly contemplated in this Agreement, unless Purchaser otherwise consents in writing (which consent shall not be unreasonably withheld, conditioned or delayed) Seller shall, and shall cause each Company (and, within the terms of and subject to the Cedarhurst Management Agreement, the Cedarhurst Operator and the Cedarhurst Manager) to:

(a) Use good faith efforts to operate the Business in all material respects in the ordinary course of business as currently conducted, including (i) incurring expenses consistent with Seller’s past practices in the operation of the Business and (ii) to the extent applicable, using commercially reasonable efforts to preserve the Business’ present business operations, organization and goodwill and its relationships with customers, employees, advertisers, suppliers and other contractors.

(b) Operate the Business and otherwise conduct business in all material respects in accordance with the terms or conditions of all applicable licenses and permits, all applicable rules and regulations of the state where each Real Property is located, and all other rules, regulations, laws, and orders of all governmental authorities having jurisdiction over any aspect of the operation of the Business and all applicable insurance requirements; provided, however, that the foregoing shall not impose on Seller any obligation to make unbudgeted capital improvements or repairs, or to incur any cost or expense in order to comply with any of the foregoing to the extent Seller was not in compliance as of the Effective Date, except to the extent Seller is ordered to do so by a governmental authority having jurisdiction over Seller.

(c) Maintain the books, records, and financial statements for the Business consistent with past practices.

(d) Timely comply in all material respects with all Leases, all Company contacts and agreements with third parties, and, in respect to the Cedarhurst Facility, with the Cedarhurst Management Agreement, the Cedarhurst Facility RIDEA Lease, and all Company contracts and agreements with third parties related to the Cedarhurst Facility or the operation of that business.

(e) Not sell, lease, grant any rights in or to or otherwise dispose of or otherwise relinquish control of, or agree to sell, lease or otherwise dispose of, the SPE-level Property in whole or in part except for dispositions of assets that are in the ordinary course of business, and if material, are replaced by similar assets of substantially equal or greater value and utility, it being recognized that the Cedarhurst Operator, not Cedarhurst TRS Facility Master Tenant, and Arcadian Assisted Living, LLC, which is not an Affiliate of the Seller, and not the Arcadian Cove Lessor, enters into the applicable Residency Agreements.

(f) Take commercially reasonable efforts to maintain the Real Property and any SPE-level Property in the same condition as it exists as of the Effective Date, except for ordinary wear and tear, in a manner consistent with past practices.

(g) Not default on the Philip Center Loan or any other loans to Seller or any Company which are not fully cured or satisfied at Closing.

(h) Not enter into or amend any Leases or any contracts other than contracts which impose no obligation on Purchaser following the Closing or Residency Agreements in the ordinary course of business.

(i) Not make any alterations or improvements to the Real Property or make any capital expenditure with respect to the Real Property in excess of Fifty Thousand and No/100 U.S. Dollars ($50,000.00) other than those that are currently budgeted or are required by law, necessary to preserve the coverage under or comply with the terms of any insurance policy with respect to the Business, or are in Seller’s business judgment necessary to address emergency conditions or to maintain the goodwill and competitive standing of the Business.

(j) Make available to Purchaser copies of all internally generated monthly financial reports.

(k) Provide Purchaser with a rent roll on the tenth (10th) day of each calendar month, that will be current through the last day of the previous calendar month.

(l) Inform Purchaser promptly regarding the resignation, termination or hiring of an administrator, executive director or assistant director, as applicable (if any), of the Cedarhurst Facility.

Section 4.2 Notification of Certain Matters.

Seller shall give prompt written notice to Purchaser, and Purchaser shall give prompt written notice to Seller, to the extent either such party becomes aware of (i) the occurrence, or failure to occur, or reasonable likelihood of failure to occur, of any event that would be reasonably likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (ii) any failure on their respective parts to comply with or satisfy, in any material respect, any covenant, condition, or agreement to be complied with or satisfied by any of them under this Agreement.

Section 4.3 Confidentiality.

(a) Subject to the requirements of confidentiality agreements with third parties, upon twenty-four (24) hours prior written notice, Seller shall cause each of the Companies and/or OP Seller’s Property Manager to, afford to Purchaser and its officers, employees, accountants, counsel, financial advisors and other Representatives, reasonable access during normal business hours during the period beginning on the Effective Date and ending on the Closing Date, to all their respective properties, books, contracts, commitments, personnel and records and, during such period, Seller shall cause each of the Companies and/or OP Seller’s Property Manager to furnish promptly to Purchaser (i) a copy of each report, schedule and other document filed by such party during such period pursuant to the requirements of federal or state securities laws, (ii) a copy of each debt agreement, ground lease, owner’s or leasehold title insurance policy, existing survey, financial report of the SPE-level Properties, property improvement plan for the Companies and the Real Property and SPE-level Properties and existing environmental audit for the Real Property, and (iii) all other information concerning its business, properties and personnel as Purchaser may reasonably request, including financial statements, tax returns, leases, certificates of occupancy, tax statements, service agreements, license or franchise agreements and Permits and Licenses. Notwithstanding the foregoing, none of Seller Parent, Seller or the Companies shall be required by this Section 4.3 to provide Purchaser or its Representatives with access to or to disclose information (w) relating to the consideration, negotiation and performance of this Agreement and related agreements, (x) to the extent such information is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement (provided, however, that the withholding party shall use its commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure), (y) the disclosure of which would, based on the advice of counsel, violate any law or fiduciary or legal duty (provided, however, that the withholding party shall use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any law or fiduciary or legal duty) or (z) to the extent such information, based on the advice of counsel, is subject to any attorney-client, attorney work product or other legal privilege (provided, however, that the withholding party shall allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege). Purchaser will use its commercially reasonable efforts to minimize any disruption to the businesses of Seller Parent, Seller and the Companies that may result from the requests for access, data and information hereunder.

(b) Each of Purchaser, Seller Parent, Seller, and the Companies shall comply with the terms of the Mutual Nondisclosure Agreement dated February 4, 2016 by and between Seller and Purchaser, as amended, with respect to all information concerning the other parties provided to their respective officers, employees, accountants, counsel, financial advisors and other Representatives and Affiliates.

Section 4.4 Expenses and Taxes.

(a) Each party shall pay its own expenses and costs incurred in connection with the negotiation and consummation of this Agreement and the transactions contemplated by this Agreement.

(b) Notwithstanding the foregoing:

(i) To the extent applicable to the sale of Membership Interests and the sale of the Holdco Interest, any real estate transfer tax and any filing and recording costs shall be paid by Purchaser and/or Seller, on a property-by-property and cost-by-cost basis, as is the custom in each of the states where the Real Property is located, as described on Schedule 4.4(b) hereto;

(ii) The costs of title searches and title insurance policies shall be paid by Purchaser and/or Seller, on a property-by-property and cost-by-cost basis, as is the custom in each of the states where the Real Property is located, as described on Schedule 4.4(b); and

(iii) Purchaser shall pay any person who is entitled to any brokerage commission or finder’s fee in connection with any of the transactions contemplated by this Agreement by reason of any act or omission of Purchaser, and shall indemnify Seller and hold Seller harmless against any claims for such commissions or finder’s fees. Seller shall pay any person who is entitled to any brokerage commission or finder’s fee in connection with any of the transactions contemplated by this Agreement by reason of any act or omission of Seller, and shall indemnify Purchaser and hold Purchaser harmless against any claims for such commissions or finder’s fees.

Section 4.5 Waiver of Bulk Sales.  Purchaser hereby waives compliance by Seller and Seller hereby waives compliance by Purchaser, with the requirements of any applicable bulk sales laws and similar laws, if and to the extent applicable; the parties acknowledge that their respective obligations with respect to taxes are described in Section 3.3.

Section 4.6 Preparation of Proxy Statement; Seller Parent Stockholder Meeting.

(a) As promptly as practicable following the Effective Date, Seller Parent shall prepare and cause to be filed with the Securities and Exchange Commission (the “SEC”) a proxy statement with respect to the Seller Parent Stockholder Meeting in connection with the transactions proposed herein as well as the liquidation and dissolution of the Seller Parent (the “Proxy Statement”) in preliminary form. Purchaser Parent shall furnish all information concerning itself, its Affiliates and its management and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Proxy Statement shall include all information, in respect to Purchaser and Purchaser Parent, reasonably requested by Purchaser Parent to be included therein. Seller Parent shall promptly notify Purchaser Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide Purchaser Parent with copies of all correspondence between Seller Parent and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and promptly advise Purchaser Parent of any oral comments with respect to the Proxy Statement received from the SEC. Seller Parent shall use its commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing the Proxy Statement (including with respect to the preliminary proxy statement), mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Seller Parent shall cooperate and provide Purchaser Parent a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and shall give due consideration to all changes provided by Purchaser Parent.

(b) None of the information supplied or to be supplied in writing by or on behalf of Seller Parent or any its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the shareholders of Seller Parent, at any time it is amended or supplemented or at the time of the Seller Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Purchaser Parent or any of its Subsidiaries for inclusion in any of the filings made or to be made by Seller Parent or its Affiliates with the SEC or with any stock exchange of or other regulatory authority will, at the time filed with the SEC, any stock exchange or other regulatory authority, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. All documents that Seller Parent is responsible for filing with the SEC in connection with the transactions contemplated herein, to the extent relating to Seller Parent or any of its Subsidiaries or other information supplied by or on behalf of Seller Parent or any of its Subsidiaries for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, as applicable, and the rules and regulations of the SEC thereunder and each such document required to be filed with any governmental entity (other than the SEC) will comply in all material respects with the provisions of any applicable law as to the information required to be contained therein.

(c) If, at any time prior to the receipt of the Seller Parent Stockholder Approval, any information relating to Seller Parent or Purchaser Parent, or any of their respective Affiliates should be discovered by Seller Parent or Purchaser Parent which, in the reasonable judgment of Seller Parent or Purchaser Parent, as the case may be, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto, and Seller Parent or Purchaser Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by law, in disseminating the information contained in such amendment or supplement to stockholders of Seller Parent. Nothing in this Section 4.6(c) shall limit the obligations of any party under Section 4.6(a).  For purposes of Section 6.30 and this Section 4.6 any information concerning or related to Seller Parent, its Affiliates or the Seller Parent Stockholder Meeting will be deemed to have been provided by Seller Parent, and any information concerning or related to Purchaser Parent or its Affiliates (including with respect to their properties, management or businesses) will be deemed to have been provided by Purchaser Parent.

(d) Seller Parent shall take all steps to hold the Seller Parent Stockholder Meeting within a reasonable time after it has cleared or resolved any comments, if any, received from the SEC and shall, in accordance with applicable law and the Seller Parent Organizational Documents, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournments or postponements thereof, the “Seller Parent Stockholder Meeting”). Seller Parent shall cause the definitive Proxy Statement to be mailed to the stockholders of Seller Parent entitled to vote at the Seller Parent Stockholder Meeting as soon as practicable after it has cleared or resolved any comments, if any, received from the SEC. Seller Parent shall, through the Seller Parent Board, recommend to its stockholders that they give the Seller Parent Stockholder Approval, include such recommendation in the Proxy Statement (the “Seller Parent Recommendation”) and solicit and use its commercially reasonable efforts to obtain the Seller Parent Stockholder Approval, except to the extent that the Seller Parent Board shall have made a Seller Parent Change in Recommendation as permitted by Section 4.7. Seller Parent shall keep Purchaser Parent updated on a periodic basis with respect to proxy solicitation results as reasonably requested by the Purchaser Parent. Notwithstanding the foregoing provisions of this Section 4.6(d), if, on a date for which the Seller Parent Stockholder Meeting is scheduled, Seller Parent has not received proxies representing a sufficient number of shares to obtain the Seller Parent Stockholder Approval, whether or not a quorum is present, Seller Parent shall have the right to make one or more successive postponements or adjournments of the Seller Parent Stockholder Meeting, provided, however, that the Seller Parent Stockholder Meeting may not be postponed or adjourned to a date that is more than 120 days after the record date for the Seller Parent Stockholder Meeting.

Section 4.7 Exclusivity.

(a) From the date hereof through the Closing Date or the earlier termination of this Agreement pursuant to ARTICLE 9, except as permitted by, and subject to, Section 4.7(c), Section 4.7(d), Section 4.7(e) and Section 4.8, Seller Parent shall not, and shall cause each of its Subsidiaries not to, and shall not authorize or permit any of its Representatives to, (i) initiate, solicit, knowingly encourage or facilitate any inquiries or the making of any proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with any person, or furnish to any person other than Seller Parent any non-public information, in furtherance of such inquiries or to obtain an Acquisition Proposal, (iii) release any person from or fail to enforce any standstill agreement or similar obligation to Seller Parent or any of the Subsidiaries of Seller Parent, (iv) withdraw, modify or amend the Seller Parent Recommendation in any manner adverse to Purchaser or fail to make the Seller Parent Recommendation or fail to include the Seller Parent Recommendation in the Proxy Statement, (v) approve, endorse or recommend any Acquisition Proposal, (vi) enter into any agreement in principle, arrangement, understanding, contract or agreement (whether binding or not) relating to an Acquisition Proposal, or (vii) take any action to exempt any person from any Takeover Statute or similar restrictive provision of the Seller Parent Organizational Documents for purposes of facilitating an Acquisition Proposal (any event described in clause (iv), clause (v), clause (vi) or clause (vii), whether taken by the Seller Parent Board or a committee thereof, a “Seller Parent Change in Recommendation”). Seller Parent agrees that in the event any Representative of Seller Parent or any Subsidiary of Seller Parent takes any action on behalf of Seller Parent that, if taken by Seller Parent, would constitute a material violation of this Section 4.7(a), then Seller Parent shall be deemed to be in violation of this Section 4.7(a) for all purposes of this Agreement.

(b) Except as permitted by, and subject to, Section 4.7(a), Section 4.7(c), Section 4.7(d) and Section 4.7(e), Seller Parent shall, and shall cause each of its Subsidiaries and their respective Representatives to, immediately cease any discussions, negotiations or communications with any person (other than Purchaser) with respect to any Acquisition Proposal or potential Acquisition Proposal and immediately terminate all physical and electronic data room access previously granted to any such person (other than Purchaser).

(c) If prior to receipt of the Seller Parent Stockholder Approval, Seller Parent, Seller, or any of its Subsidiaries or their respective Representatives receives a bona fide written Acquisition Proposal which has not been initiated, solicited, encouraged or facilitated in violation of Section 4.7(a), and which the Seller Parent Special Committee has determined in good faith following consultation with its legal and financial advisors is or could be reasonably expected to result in a Superior Proposal, Seller Parent and its Subsidiaries or any of their respective Representatives thereafter may take the following actions: (i) furnish, make available or provide access to non-public information with respect to Seller Parent and its Subsidiaries to the person who made such Acquisition Proposal and such person’s Representatives (provided that Seller Parent (A) has previously furnished, made available or provided access to such non-public information to Purchaser and (B) furnishes, makes available or provides access to such non-public information pursuant to a confidentiality agreement in a form reasonably acceptable to Purchaser), (ii) participate in negotiations regarding such Acquisition Proposal, and (iii) disclose to the stockholders of Seller Parent any information required to be disclosed under applicable law. In the event Seller Parent, any of its Subsidiaries or any of their respective Representatives receives from a person or group of related persons (x) an Acquisition Proposal or an amended or modified proposal or offer with respect to any such Acquisition Proposal, (y) any request for information relating to Seller Parent any or its Subsidiaries from a person who informs Seller Parent or any of its Subsidiaries that it is considering making or has made an Acquisition Proposal or (z) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal, Seller Parent shall promptly notify Purchaser of (but in no event more than 48 hours following) such receipt. Such notification shall include, to the extent then known, the identity of the parties and a copy of such Acquisition Proposal, inquiry or request or, if not made in writing, a written description of the material terms thereof. Seller Parent shall keep Purchaser apprised on a current basis of (and in any event no later than 24 hours after) any material developments, discussions and negotiations concerning, any such Acquisition Proposal, inquiry or request, including by furnishing copies of any documentation and written correspondence that supplements or amends any such Acquisition Proposal, inquiry or request. Notwithstanding anything to the contrary in this Agreement, but subject to the preceding three sentences, nothing herein shall prohibit Seller Parent, its Subsidiaries and their respective Representatives from contacting in writing any person submitting an Acquisition Proposal (that was not the result of a violation of this Section 4.7) solely to clarify the terms of the Acquisition Proposal for the sole purpose of the Seller Parent Board (or the Seller Parent Special Committee) informing itself about such Acquisition Proposal. Neither Seller Parent nor any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality agreement that would prohibit it from providing such information to Purchaser.

(d) At any time prior to receipt of the Seller Parent Stockholder Approval, the Seller Parent Board may, if the Seller Parent Board determines in good faith after consultation with its legal advisor (and based on the recommendation of the Seller Parent Special Committee) that the failure to do so would be reasonably likely to be inconsistent with the standard of conduct applicable to Seller Parent’s directors under applicable law,

(i) upon receipt by Seller Parent of an Acquisition Proposal that constitutes a Superior Proposal, make a Seller Parent Change in Recommendation (and Seller Parent may so terminate this Agreement in accordance with Section 9.1(e) of this Agreement and enter into an agreement relating to, or for the implementation of, such Superior Proposal); or

(ii) otherwise make a Seller Parent Change in Recommendation in response to a Seller Parent Intervening Event in circumstances not involving an Acquisition Proposal; provided that:

(A) in the case of a Seller Parent Change in Recommendation under clause (i) of this Section 4.7(d), (1) such Acquisition Proposal did not result from Seller Parent’s breach of its obligations under this Section 4.7, and (2) the Seller Parent Board has determined in good faith, after consultation with its legal and financial advisors (and based on the recommendation of the Seller Parent Special Committee), that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with its legal advisor, that the failure of Seller Parent to terminate this Agreement in accordance with Section 9.1(e) or make a Seller Parent Change in Recommendation, as the case may be, would be inconsistent with directors’ duties under applicable law, taking into account all adjustments to the terms of this Agreement that have been offered by Purchaser pursuant to Section 4.7(d)(ii)(D);

(B) in the case of a Seller Parent Change in Recommendation under clause (ii) of this Section 4.7(d), the Seller Parent Board has determined in good faith, after consultation with its legal advisor (and based on the recommendation of the Seller Parent Special Committee), that failure of Seller Parent to make a Seller Parent Change in Recommendation would be reasonably likely to be inconsistent with the standard of conduct applicable to Seller Parent’s directors under applicable law, taking into account all adjustments to the terms of this Agreement that have been offered by Purchaser pursuant to Section 4.7(d)(ii)(D);

(C) Seller Parent has notified Purchaser in writing that the Seller Parent Board intends to make a Seller Parent Change in Recommendation or enter into an agreement related to the Superior Proposal, attaching the most current version of such agreement (including any amendments, supplements or modifications) to such notice (a “Seller Parent Change Notice”); and

(D) during the three (3) Business Day period following Purchaser’s receipt of a Seller Parent Change Notice, Seller Parent shall have offered to negotiate with (and, if accepted, negotiated in good faith with), and shall have caused its respective financial and legal advisors to offer to negotiate with (and, if accepted, negotiate in good faith with), Purchaser in making adjustments to the terms and conditions of this Agreement such that (1) in circumstances involving or relating to an Acquisition Proposal, the Superior Proposal ceases to be a Superior Proposal; provided that any amendment, supplement or modification to any Acquisition Proposal shall be deemed a new Acquisition Proposal and Seller Parent may not terminate this Agreement pursuant to Section 9.1(e) or make a Seller Parent Change in Recommendation pursuant to clause (i) of this Section 4.7(d) unless Seller Parent has complied with the requirements of this Section 4.7(d) with respect to each such new Acquisition Proposal including sending a Seller Parent Change Notice with respect to each such new Acquisition Proposal (except that the new negotiation period under this Section 4.7(d)(ii)(D) shall be two (2) business days instead of three (3) business days), and (2) in circumstances not involving an Acquisition Proposal, as may be proposed by Purchaser.

(e) Nothing in this Section 4.7 or elsewhere in this Agreement shall prevent the Seller Parent Board or Seller Parent, directly or indirectly, from (i) taking and disclosing to the stockholders of Seller Parent a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to an Acquisition Proposal, making any required disclosure to the stockholders of the Seller Parent under applicable law, including Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A or (ii) making any disclosure to the stockholders of Seller Parent if the Seller Parent Board determines in good faith after consultation with its legal advisors (and based on the recommendation of the Seller Parent Special Committee) that the failure to do so would be inconsistent with directors’ duties under applicable law; provided, however, that a Seller Parent Change in Recommendation may only be effected in accordance with Section 4.7(d).

Section 4.8 Consents; Cooperation.  Each of Seller Parent and Seller will use its commercially reasonable efforts prior to the Closing to obtain all consents that may be required from third parties with respect to the transactions contemplated by this Agreement and Purchaser shall cooperate therewith. Each of Seller Parent and Seller will use its commercially reasonable efforts prior to the Closing to obtain all estoppel certificates from Tenants in accordance with their respective Leases and the lessors in accordance with their respective Ground Leases and from any other person identified on Schedule 4.8. Purchaser shall cooperate with Seller in preparing and sending a notice to the Illinois Department of Public Health upon Closing in connection with Cedarhurst TRS Facility Master Tenant’s license for the operation of the Cedarhurst Facility and its continued operation of the Business following the Closing. Seller shall provide reasonable cooperation and assistance to Purchaser in confirming or obtaining any licenses and permits. Notwithstanding the foregoing, neither party will be required to pay or commit to pay any amount to (or incur any liability or obligation to) a person from whom or which a consent may be required (other than payment by Seller of past due amounts under contracts or Leases or past due taxes, or payment by Purchaser of any fees or other costs imposed by governmental authorities with respect to licenses and permits, or transfer fees, if any, required by the express terms of any Material Contract) or otherwise enter into or modify any agreement with such person that involves any cost, liability or obligation.

Section 4.9 Further Assurances.  Each party covenants and agrees that, following the Closing, it will execute, deliver and acknowledge (or cause to be executed, delivered and acknowledged), from time to time, at the reasonable request of the other party and without further consideration, all such further instruments as may be reasonable acceptable to such party and take all such further action as may be reasonably necessary or appropriate to transfer more effectively to Purchaser, or to perfect or record Purchaser’s interest in the Companies or to enable Purchaser to use or otherwise to confirm or carry out the provisions and intent of this Agreement.

Section 4.10 Updates to Schedules.  Any fact or item disclosed on any Schedule to this Agreement shall be deemed disclosed with regard to all other representations and warranties to which such fact or item may reasonably apply to the extent such disclosure would provide notice to a reasonable person that the information disclosed would also qualify, or constitute an exception to, such other representations and warranties. Seller may from time to time supplement and update such Schedules to reflect any changes since the date of delivery of the original Schedules or any matters of which Seller’s Knowledge was first acquired following the original delivery date of such Schedules. Any such updates or supplements shall be deemed to amend the Schedules for all purposes retroactively to the Effective Date, except that (i) no amendment to Schedule 1.1(d) may be made without Purchaser’s written consent, and (ii) any amendments permitted above shall be disregarded (x) in determining if the conditions to Closing set forth in Section 5.3(a) or Section 5.3(d) have been satisfied, and (y) for all purposes under this Agreement if Seller intentionally omitted such information from the original Schedules.

Section 4.11 Liens.

(a) Notwithstanding anything in this Agreement to the contrary, Seller covenants and agrees that at or prior to Closing, Seller shall (i) pay in full and cause to be canceled and discharged or otherwise bond and discharge as liens against the Real Property all mechanics’ materialmen’s, repairmen’s, contractors’ or other similar Liens which encumber the Real Property as of the date hereof created by, through or under Seller or which may be filed against the Real Property after the date hereof created by, through or under Seller and on or prior to the Closing Date (ii) pay in full all past due ad valorem taxes and assessments of any kind constituting a lien against the Real Property which are due and payable, and (iii) except for the Philip Center Loan (which Purchaser shall assume in accordance with Section 4.12), pay in full or cause to be canceled and discharged all security deeds or other security instruments encumbering the Real Property and all judgments which have attached to and become a lien against the Real Property by, through or under Seller. In the event Seller fails to cause such liens and Encumbrances to be paid and canceled at or prior to Closing, Purchaser shall be entitled to pay such reasonable amount to the holder thereof as may be required to pay and cancel same, and to credit against the Purchase Price the amount so paid.

(b) Except as set forth on Schedule 4.11 (as disclosed by Seller), Seller has not granted any license, lease, easement or other right relating to the use or possession of the Real Property (except (i) under the Leases, the Residency Agreements and the Cedarhurst Management Agreement existing as of the

Effective Date and entered into by Seller in the ordinary course of business in accordance with Section 4.1 hereof; or (ii) as may be a Permitted Encumbrance), and Seller agrees that, other than as expressly permitted by Section 4.1 hereof, it shall not grant any such right prior to Closing without the prior written approval of Purchaser, which may be withheld in Purchaser’s sole and absolute discretion.

Section 4.12 Purchaser Assumption of Philip Center Loan.  Purchaser shall use commercially reasonable efforts to assume the Philip Center Loan upon terms that are substantially similar to the Philip Center Consent and Assumption Agreement, including, but not limited to Purchaser Parent providing a guaranty substantially similar to the Philip Center Guaranty and entering into an Environmental Indemnity Agreement, providing all financial information to RGA Reinsurance Company as such Lender may reasonably request, and paying fees not to exceed Two Hundred Thousand and No/100 U.S. Dollars ($200,000.00) and providing such information as is set forth in the Philip Center Consent and Assumption Agreement. Purchaser shall also use commercially reasonable efforts to cause Seller Parent to be released from its Philip Center Guaranty with respect to matters arising from and after Purchaser’s assumption of the Philip Center Loan upon such assumption. In the event the Philip Center Loan is not assumed by Purchaser or Seller Parent is not released from its Philip Center Guaranty, such loan shall be paid off at Closing, and any early termination fee in excess of Two Hundred Thousand and No/100 U.S. Dollars ($200,000.00) shall be an additional deduction to the Purchase Price set forth in Section 3.2.

Section 4.13 Monthly Insurance Updates.  Seller Parent and Seller shall provide (and shall cause the Companies to provide) Purchaser with current loss runs for all such policies held by Seller or any Company within fifteen (15) days after the end of each calendar month from the Effective Date until the Closing. Prior to the Closing, Seller will promptly notify Purchaser of any potential losses or claims that may be covered by such insurance policies.

ARTICLE 5
Closing

Section 5.1 Closing.  The Closing of the transactions contemplated by this Agreement shall occur remotely, upon the exchange of signatures to the documents contemplated by this Agreement and the other required deliveries of each party hereto described below five (5) business days after the satisfaction or (to the extent permitted by applicable law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Section 5.2 and Section 5.3 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of such conditions), unless extended by mutual agreement of Purchaser Parent and Seller Parent or pursuant to Section 5.6, Section 10.11 and Section 10.12. The date on which the Closing is scheduled to occur (as such date may be extended from time to time pursuant to this Agreement) shall be the “Scheduled Closing Date” hereunder. The date on which the Closing actually occurs shall be the “Closing Date” for purposes of this Agreement.

Section 5.2 Conditions to Seller Parent’s and Seller’s Obligations.  Subject to Section 5.6(a), except as may be waived in writing by Seller Parent, Seller Parent’s and Seller’s obligation to make its deliveries at the Closing and to effect and consummate the transactions contemplated hereby shall be subject to the following conditions:

(a) Each of Purchaser’s and Purchaser Parent’s representations and warranties contained in this Agreement, taken as whole, shall be true in all material respects as of the Closing Date with the same effect as though made on such date (except for representations and warranties made as of a specified date, which shall have been true and correct as of such date with the same effect as though made on such date), and Purchaser Parent shall have executed and delivered to Seller Parent at Closing a certificate confirming the foregoing.

(b) Each of Purchaser’s and Purchaser Parent’s covenants and agreements contained in this Agreement to be performed at or prior to the Closing shall have been performed in all material respects at or prior to the Closing, including but not limited to the full payment of the Purchase Price, and Purchaser Parent shall have executed and delivered to Seller Parent at Closing a certificate confirming the foregoing.

(c) Purchaser and Purchaser Parent shall have delivered, and where applicable shall have duly executed, all the documents, certificates and other instruments required to be delivered at the Closing in accordance with Section 5.5 or any other express provision of this Agreement.

(d) The Seller Parent Stockholder Approval shall have been obtained.

(e) No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect. No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any governmental agency that makes the consummation of the transactions contemplated hereby illegal.

Section 5.3 Conditions to Purchaser’s Obligations.  Subject to Section 5.6, except as may be waived in writing by Purchaser Parent, Purchaser’s obligation to make its deliveries at the Closing and to effect and consummate the transactions contemplated hereby shall be subject to the following conditions:

(a) Each of Seller Parent and Seller’s representations and warranties contained in this Agreement, taken as a whole, shall be true in all material respects as of the Closing Date with the same effect as though made on such date (except for representations and warranties made as of a specified date, which shall have been true and correct as of such date), and Seller Parent shall have executed and delivered to Purchaser Parent at Closing a certificate confirming the foregoing.

(b) Each of Seller Parent and Seller’s covenants and agreements contained in this Agreement to be performed at or prior to the Closing shall have been performed in all material respects at or prior to the Closing, and Seller Parent and Seller shall have executed and delivered to Purchaser Parent at the Closing a certificate confirming the foregoing.

(c) Seller and Seller Parent shall have delivered, and where applicable shall have duly executed, all the documents, certificates and other instruments required to be delivered at the Closing in accordance with Section 5.4 or any other express provision of this Agreement.

(d) No Material Adverse Change shall have occurred during the period between the Effective Date and the Closing Date.

(e) Purchaser shall have received reasonably acceptable estoppel certificates from Tenants in accordance with their respective Leases and the lessors in accordance with their respective Ground Leases and from any other person identified with an asterisk on Schedule 4.8.

(f) The Seller Parent Stockholder Approval shall have been obtained.

(g) No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect. No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any governmental agency that makes the consummation of the transactions contemplated hereby illegal.

Section 5.4 Deliveries by Seller.  Seller Parent shall deliver to Purchaser Parent on or before the Closing the following for each Company:

(a) An assignment of the Membership Interests and the Holdco Interest to Purchaser in form and substance reasonably satisfactory to Purchaser, duly executed by Seller.

(b) Such further instruments of conveyance and transfer as Purchaser may reasonably require to cause any SPE-level Property held or controlled by Seller to be transferred to Purchaser (or at Purchaser’s direction), in form and substance reasonably acceptable to Purchaser.

(c) A certified copy of the company resolutions authorizing consummation of this Agreement and authorizing Seller to execute all documents necessary for Closing as provided herein.

(d) The certificates required pursuant to Section 5.3(a) and Section 5.3(b), identifying such changes to the representations and warranties as shall be necessary to make such representations true, complete and accurate in all material respects as of the date and time of Closing.

(e) A certificate of non-foreign status pursuant to Treasury Regulation Section 1.1445-2(b)(2) signed by Seller under penalties of perjury stating Seller’s name, address and U.S. taxpayer identification number and stating that Seller is not a foreign person as defined by Section 1445(f)(3) of the IRC.

(f) A certificate of existence or good standing as of a date which is within fifteen (15) days of Closing, reflecting the Seller’s and each Company’s good standing in its jurisdiction of organization and the authorization to do business in each jurisdiction where the character of the Real Property owned, operated or leased by Seller or such Company or the nature of its business makes such qualification, licensing or good standing necessary.

(g) A true, correct, and complete rent roll certified by an officer of Seller, for the Cedarhurst Facility listing each resident as of a date which is within five (5) business days prior to the Closing Date, the unit, bed or room number of such resident, and the amount of the monthly fees to be paid by such resident (including room, meal and other applicable monthly fees), the amount of security deposit, if any, date of Residency Agreement and the expiration date of such Residency Agreement, if applicable.

(h) The third party consents listed on Schedule 5.4(h).

(i) Possession and control of books and records included as part of the SPE-level Property which are not physically located at each Company’s Real Property as of the Closing Date.

(j) The Escrow Agreement, executed by Seller Parent and the Escrow Agent.

Section 5.5 Deliveries by Purchaser.  Purchaser Parent shall deliver to Seller Parent on or before the Closing the following:

(a) The items described in Section 3.2 hereof representing payment of the Purchase Price.

(b) The certificates required pursuant to Section 5.2(a) and Section 5.2(b).

(c) If the Philip Center Loan is not paid off at Closing, an agreement reasonably satisfactory to Purchaser for the Purchaser’s assumption of the Philip Center Loan, Purchaser providing to RGA Reinsurance Company a Separate Guaranty of Carveout Obligations by Purchaser Parent with respect to matters arising from and after Purchaser’s assumption of the Philip Center Loan (in all material respects the same as Seller Parent’s Guaranty), and the release of Seller from the Philip Center Guaranty.

(d) The Escrow Agreement, executed by Purchaser.

Section 5.6 Non-Fulfillment of Closing Conditions.  Notwithstanding anything in this Agreement to the contrary, the following shall apply exclusively if any of the conditions in Section 5.2 (other than Section 5.2(d), in which case Section 9.1(c), (e) or (f) shall apply, or Section 5.2(e), in which case Section 9.1(g) shall apply) and Section 5.3 (other than Section 5.3(f), in which case Section 9.1(c), (e) or (f) shall apply, or Section 5.3(g), in which Section 9.1(g) shall apply) are not fulfilled as of the Scheduled Closing Date:

(a) Except as otherwise provided in the last sentence of this Section 5.6(a), if any of the conditions set forth in Section 5.2 (other than Section 5.2(d) or Section 5.2(e)) have not been fulfilled as of the Scheduled Closing Date, but all the conditions set forth in Section 5.3 have been fulfilled or expressly waived by Purchaser, Seller Parent may elect to (i) proceed to Closing and waive such failure to fulfill for all purposes hereunder (in which case Seller may enforce specific performance, if applicable); or (ii) terminate this Agreement and, if such termination was pursuant to Section 5.2(a), Section 5.2(b), or Section 5.2(c), Purchaser Parent shall reimburse Seller for Seller’s actual third party expenses, including actual non-Advisor legal and accounting fees and any fee paid to STRH upon the delivery of a fairness opinion incurred by Seller in connection with the transactions contemplated by this Agreement; provided, however, such reimbursements shall not exceed Seven Hundred Fifty Thousand and No/100 U.S. Dollars ($750,000.00) and after which Purchaser shall have no further liability to Seller Parent except with respect to the surviving provisions described in ARTICLE 9; or (iii) if the knowing or willful breach by Purchaser Parent, Purchaser or their respective Affiliates of their respective representations, obligations and commitments under this Agreement has been the principal cause of the failure to fulfill such condition, pursue any other legal or equitable remedies to which Seller Parent may be entitled. In the event of a termination in accordance with Section 5.6(a)(ii), Seller Parent and Seller hereby waive any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Purchaser. In no event under this Section 5.6 or otherwise shall Purchaser be liable to Seller Parent or Seller for any punitive, speculative or consequential damages. Notwithstanding the foregoing, if any of the conditions in Section 5.3 are not satisfied, then Seller Parent’s and Seller’s rights under this Section 5.6(a) are subject to Purchaser’s rights under Section 5.6(b) below.

(b) If the conditions set forth in Section 5.3 (other than Section 5.3(f) or Section 5.3(g) have not been fulfilled as of the Scheduled Closing Date, then Purchaser shall give Seller Parent written notice of such failure, which notice shall state Purchaser’s election: (i) to proceed with the Closing and waive such failure to fulfill for all purposes hereunder (in which case Purchaser may enforce specific performance, if applicable); or (ii) to extend the Scheduled Closing Date for an additional thirty (30) days in order to provide Seller Parent and Seller the opportunity to fulfill such condition and, if such condition is not fulfilled within such thirty (30) day additional period, Purchaser may terminate this Agreement, in which case Seller Parent shall reimburse Purchaser for Purchaser’s actual third party, non-Advisor expenses, including non-Advisor legal fees and any fee paid to KeyBanc Capital Markets, Inc., incurred by Purchaser in connection with the transactions contemplated by this Agreement; provided, however, such reimbursements shall not exceed Seven Hundred Fifty Thousand and No/100 U.S. Dollars ($750,000.00), and after which Seller Parent and Seller shall have no additional liability to Purchaser for such failure, except for the surviving provisions described in ARTICLE 9; or (iii) if the knowing or willful breach by Seller Parent, Seller or their respective Affiliates of their respective representations, obligations and commitments under this Agreement has been the principal cause of the failure to fulfill such condition, pursue any other legal or equitable remedies to which Purchaser Parent may be entitled. In no event under this Section 5.6(b) or otherwise shall Seller be liable to Purchaser Parent or Purchaser for any punitive, speculative, or consequential damages.

Section 5.7 Post-Closing Actions.  Seller Parent shall promptly deliver to Purchaser the original of any mail or other communication received by it or Seller after the Closing Date pertaining to the Companies, the Real Property, or the Business and, subject to the provisions of Section 3.2, any payments to which Purchaser is entitled. Purchaser shall promptly deliver to Seller Parent the original of any mail or other communication received by Purchaser after the Closing Date and addressed to Seller Parent or Seller which does not pertain to the Companies, the Real Property, or the Business and, subject to the provisions of Section 3.2, any payments to which Seller Parent or Seller is entitled.

ARTICLE 6
Representations and Warranties of Seller Parent and Seller

The following representations and warranties are given by Seller Parent and Seller. Seller Parent and Seller hereby represents and warrants, jointly and severally, to Purchaser Parent that as of the date hereof and the Effective Date:

Section 6.1 Organization and Standing.  Seller Parent is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Maryland, OP Seller is a limited partnership duly formed, validly existing, and in good standing under the laws of the state of Delaware, and each Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Seller Parent, Seller and the Companies has the requisite power and authority to own, sell, lease and operate its properties and to carry on its business as it is now being conducted. Each of Seller Parent, Seller and the Companies is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the Real Property owned, operated or leased by them or the nature of their businesses makes such qualification, licensing or good standing necessary. Each of Seller Parent and Seller has the power and authority to execute and deliver this Agreement and to consummate the transactions and perform its obligations contemplated by this Agreement.

Section 6.2 Valid and Binding Obligations.  The execution, delivery and performance of this Agreement and all other agreements and instruments to be executed and delivered by Seller Parent, Seller or any Company hereunder, and the consummation of the transactions contemplated by this Agreement, have been duly authorized by all necessary action of Seller Parent, Seller and each Company. This Agreement constitutes, and all instruments required to be executed and delivered by Seller Parent, Seller or any Company before or at the Closing will constitute, the valid and binding obligations of Seller Parent, Seller or the applicable Company, enforceable against Seller Parent, Seller and the applicable Company, in accordance with their respective terms. All persons who have executed this Agreement on behalf of Seller Parent or Seller have been duly authorized to do so by all necessary company action of Seller Parent and/or Seller and all persons who execute instruments required to be executed and delivered by Seller Parent, Seller or any Company before or at the Closing shall have been duly authorized to do so by all necessary company action of Seller Parent, Seller and the applicable company.

Section 6.3 Capitalization.

(a) OP Seller is the record owner of and has good and valid title to the Membership Interests and Holdco Seller is the record owner of and has good and valid title to the Holdco Interest, free and clear of all Encumbrances. Other than with respect to ARHC Quad Cities Portfolio Member, LLC, the Membership Interests constitute 100% of the total issued and outstanding membership interests in the Companies. The Holdco Interest constitutes 100% of the total issued and outstanding membership interests in Cedarhurst TRS Master Facility Tenant. The JV Membership Interests constitute 95% of the total issued and outstanding membership interests in ARHC Quad Cities Portfolio Member, LLC. The Membership Interests and the Holdco Interest have been duly authorized and are validly issued, fully-paid and non-assessable. Upon consummation of the transactions contemplated by this Agreement, Purchaser shall own all of the Membership Interests and the Holdco Interest, free and clear of all Encumbrances.

(b) The Membership Interests and the Holdco Interest were issued in compliance with applicable laws. The Membership Interests and the Holdco Interest were not issued in violation of the limited liability company agreement of any of the Companies or any other agreement, arrangement, or commitment to which Seller or any Company is a party and are not subject to or in violation of any preemptive or similar rights of any person.

(c) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests in any of the Companies or obligating Seller or any Company to issue or sell any membership interests (including the Membership Interests and the Holdco Interest), or any other interest, in the respective Company. Other than the limited liability company agreements of each Company, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

Section 6.4 Title; SPE-level Property Complete; Condition.  Each Company has, or prior to Closing will acquire, good and marketable title to all of the SPE Personal Property associated with its Real Property, and after the Closing, each Company shall continue to own the SPE Personal Property, free and clear of all Encumbrances, except for Permitted Encumbrances. Seller has the unrestricted right to convey and assign the Membership Interests and the Holdco Interest. Except as set forth in Schedule 6.4, the Real Property and the SPE-level Property comprises all material assets, rights or property used by Seller and each Company in the operation of the Business and constitutes all of the personal property used or reasonably required for the operation of the Business and, to Seller’s Knowledge, all of the SPE-level Property is in good condition, working order and repair (ordinary wear and tear excepted).

Section 6.5 Taxes and Tax Returns.  Seller Parent, Seller and/or each Company has filed when due or will file when due in correct form all federal and state income tax returns for all periods ending on or prior to the Closing Date which are required to be filed by Seller Parent, Seller and/or each Company on or prior to the Closing Date. Other than extensions to file Seller Parent’s, Seller’s or each Company’s tax returns, there are no agreements by Seller Parent, Seller or any Company for the extension of time for the assessment of any tax. All federal, state, county and local taxes due and payable by Seller Parent, Seller and/or any

Company on or before the Effective Date have been paid and any taxes due and payable at any time between the Effective Date through the Closing will be paid prior to Closing, and there are no federal, state or local tax liens pending or threatened against Seller Parent, Seller, any Company or the Real Property. There is no open audit of any of Seller Parent’s, Seller’s or any Company’s federal, state, local income, sales use or property tax returns pending, and none of Seller Parent, Seller or any Company has received a notice of the pendency of any such audit or examination. None of Seller Parent, Seller or any Company holds or had held a certificate or other authorization issued by any tax collection body for the purpose of avoiding the payment by Seller Parent, Seller or any Company of sales and use taxes upon Seller Parent’s, Seller’s or such Company’s purchases of goods and services, nor has Seller Parent, Seller or any Company applied for such a certificate or other authorization.

Section 6.6 Execution and Delivery.  Neither the execution and delivery of this Agreement (nor any related instrument or agreement) nor the consummation of the transactions contemplated by this Agreement will:

(a) violate any provisions of the Seller Parent Organizational Documents, the limited partnership agreement of OP Seller or any limited liability company agreement of any Company;

(b) with the consent of the lender under the Philip Center Loan, violate any contract or agreement relating to borrowed money, or any judgment, order, injunction, decree or award against, or binding upon Seller Parent, Seller or any Company or upon the property or business of Seller Parent, Seller or any Company, which violation would prevent, delay or materially hinder consummation of the transactions contemplated by this Agreement;

(c) result in the creation of any Encumbrance upon the Real Property pursuant to the terms of any agreement or instrument to which Seller Parent, Seller OP Seller’s Property Manager, any Company is a party or by or to which Seller Parent, Seller OP Seller’s Property Manager, any Company, the Cedarhurst Manager (to Seller’s Knowledge), or the Real Property may be bound, subject or affected;

(d) violate any judgment, order, injunction, decree or award against, or binding upon, Seller Parent, Seller, OP Seller’s Property Manager, any Company, or upon the Real Property or the Business; or

(e) with the consent of the lender under the Philip Center Loan, result in any breach, violation, acceleration, default, or cancellation, as applicable, of any contract, agreement, mortgage, lien, franchise, permit, deed to secure debt, or lease to which Seller Parent, Seller, OP Seller Property Manager, or any Company, or to Seller’s Knowledge, any Manager, is a party or by which Seller Parent, Seller, OP Seller’s Property Manager or any Company is bound or the Real Property is subject that could have a material adverse effect on the Real Property or the operations of the Business.

Section 6.7 Contracts and Leases.  Schedule 6.7 hereto sets forth all contracts, leases or agreements to which Seller Parent, Seller, any Company, or the Cedarhurst Manager is a party, written or oral, currently in effect that are material to the operation or management of the Business or the ownership and use of the Real Property as currently operated, managed, owned or used by Seller Parent, Seller, any Company, OP Seller Property Manager, or the Cedarhurst Manager, as applicable (the “Material Contracts” ), which (for clarity) excludes the Residency Agreements to which no Seller Affiliate is a party, as described in Section 6.8. Each of the Material Contracts is in full force and effect in accordance with its terms. Seller has made available to Purchaser true and correct copies of all Material Contracts, including all material amendments or modifications to same. None of Seller Parent, Seller, any Company OP Property Manager, or to Seller’s Knowledge, or the Cedarhurst Manager, is in material breach, default or violation of any of the Material Contracts and, to Seller’s Knowledge, no other party to any such contract or lease is in material breach, default or violation thereof. No event has occurred and no condition exists that with the passage of time or the giving of notice, or both, would constitute a material default by Seller Parent, Seller, any Company, or OP Property Manager or, to Seller’s Knowledge, by any other party to any Material Contract.

Section 6.8 Residency Agreements and Related Matters.  Schedule 6.8 contains a rent roll regarding the Residency Agreements currently in effect as provided by the Cedarhurst Manager. The providers under the Residency Agreements are third parties unaffiliated with the Seller. To Seller’s Knowledge, each of the Residency Agreements is in full force and effect in accordance with its terms. Seller has made available to

Purchaser true and correct copies of all such Residency Agreements, including all material amendments or modifications to same. To Seller’s Knowledge, Cedarhurst Manager is not in material breach, default or violation of any Residency Agreement and, to Seller’s Knowledge, no other party to any such contract is in material breach, default or violation thereof. To Seller’s Knowledge, no event has occurred and no condition exists that, with the passage of time or the giving of notice, or both, would constitute a material default by Cedarhurst Manager or, to Seller’s Knowledge, any other party to any Residency Agreement. Except as otherwise noted on Schedule 6.8, to Seller’s Knowledge, the Cedarhurst Manager does not have any obligation with respect to refund of any deposits, interest on deposits or similar obligations with respect to any Residency Agreement. Any and all deposits paid by the residents under the Residency Agreements are paid to unaffiliated third parties. To Seller’s Knowledge, the rent rolls provided by the Cedarhurst Manager in accordance with the Cedarhurst Management Agreement in respect to the Cedarhurst Facility are true and correct in all material respects as of the date thereof. Except as indicated on the standard form of Residency Agreement made available to Purchaser prior to the Effective Date or as otherwise required by state law, to Seller’s Knowledge, all Residency Agreements are terminable by the respective residents thereunder on thirty (30) days’ notice or less.

Section 6.9 Permits and Licenses.  Schedule 6.9 contains a complete list of all material governmental permits, variances, licenses, certificates and authorizations held by Seller Parent, Seller, any Company, OP Seller’s Property Manager, or the Cedarhurst Manager that relate to the ownership, use, operation or management of the Real Property, the Business, and/or the Cedarhurst Facility (the “Permits and Licenses”). Seller has made available to Purchaser true and correct copies of all Permits and Licenses. The Permits and Licenses are in full force and effect, and have not been revoked or rescinded, nor to Seller’s Knowledge has any governmental agency or authority threatened to revoke or rescind any such Permit or License. To Seller’s Knowledge, Seller Parent, Seller, the Companies, OP Seller’s Property Manager, and the Cedarhurst Manager are using, operating and managing the Business and the Real Property in compliance with the terms and conditions of the Permits and Licenses, and except as noted in periodic inspection or survey reports by agencies having jurisdiction over Seller Parent, Seller, any Company, OP Seller’s Property Manager, the Cedarhurst Manager, copies of which have been made available to Purchaser, none of Seller Parent, Seller, any Company, or OP Seller’s Property Manager and, to Seller’s Knowledge, the Cedarhurst Manager, has received written notice of any uncured deficiency or violation of any such term or condition from any applicable government body or agency. Except for the Permits and Licenses shown on said Schedule 6.9, there are no other material governmental permits, licenses, certificates or authorizations required for Seller Parent, Seller, any Company, OP Seller’s Property Manager, or the Cedarhurst Manager, to own, use, operate or manage the Business as currently owned, used, operated or managed by any of the foregoing, as applicable. In addition, none of Seller Parent, Seller, any Company, OP Seller’s Property Manager, or to Seller’s Knowledge, the Cedarhurst Manager has received written notice that any agreement, easement or other right that is necessary to permit the current use of the buildings and improvements on the Real Property or that is necessary to permit the current use of all parking areas, driveways, roads and other means of egress and ingress to and from the Real Property has failed to be obtained. To Seller’s Knowledge, none of the Permits and Licenses will terminate as a result of the Closing.

Section 6.10 Insurance.  Schedule 6.10 lists all of Seller Parent’s, Seller’s, each Company’s, OP Seller’s Property Manager’s, and the Cedarhurst Manager’s policies of property and casualty insurance and liability insurance currently in effect and covering the Business and the Real Property, copies of which have been made available for review by Purchaser. Each such policy held by Seller Parent, Seller, each Company and OP Seller’s Property Manager currently is in full force and effect and, to Seller’s Knowledge, each such policy of the Cedarhurst Manager currently is in full force and effect. To Seller’s Knowledge, none of Seller Parent, Seller, any Company, OP Seller’s Property Manager, or the Cedarhurst Manager has taken or failed to take any action, including, without limitation, the failure to give any notice or information, which would limit or impair any of Seller Parent’s, Seller’s, OP Seller’s Property Manager, any Company’s, or the Cedarhurst Manager’s rights thereunder with respect to any matter for which Purchaser could be held liable as a successor to Seller Parent or Seller. Schedule 6.10 lists any pending, unresolved claims under (a) Seller Parent’s, Seller’s, any Company’s or OP Seller’s Property Manager’s policies of property and casualty or liability insurance and (b) to Seller’s Knowledge, the Cedarhurst Manager’s policies covering the Real Property or the Business, as well as all claims made and resolved within the past three (3) years. None of

Seller Parent, Seller, any Company or OP Seller’s Property Manager, or, to Seller’s Knowledge, the Cedarhurst Manager, has received written, or to Seller’s Knowledge, oral, notice of any pending cancellation or nonrenewal of such policies.

Section 6.11 Employees.  Since their respective dates of formation, no Company has had any employees.

Section 6.12 Litigation.  Except as described on Schedule 6.12, there is no litigation, action, suit, or other proceeding currently pending, or to Seller’s Knowledge, threatened against Seller Parent, Seller, any Company, OP Seller’s Property Manager and/or the Cedarhurst Manager (in the case of the Cedarhurst Manager, relating to the Real Property or the Business), at law or in equity, or before any federal, state, municipal, local or other governmental or quasi-governmental authority, or before any arbitrator. To Seller’s Knowledge, there is no pending investigation of Seller Parent, Seller, any Company, OP Seller’s Property Manager or the Cedarhurst Manager (in the case of the Cedarhurst Manager, relating to the Real Property or the Business) and/or in respect to the Business by any governmental or quasi-governmental authority. Without limiting the foregoing, there is no pending proceeding that has been commenced against Seller Parent, Seller, any Company or OP Seller’s Property Manager or to Seller’s Knowledge, against the Cedarhurst Manager, that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transaction contemplated by this Agreement. To Seller’s Knowledge, no such proceeding has been threatened against Seller Parent, Seller, any Company, OP Seller’s Property Manager or the Cedarhurst Manager (in the case of the Cedarhurst Manager, relating to the Real Property or the Business). None of Seller Parent, Seller, OP Seller’s Property Manager, the Companies or, to Seller’s Knowledge, the Cedarhurst Manager, is subject to any judgment, injunction, order, writ or decree of any court or other governmental authority or agency relating specifically to Seller Parent, Seller, OP Seller’s Property Manager, any Company or the Cedarhurst Manager or to the ownership, operation or management of the Real Property and/or the operations of the Business.

Section 6.13 Compliance with Laws.  Except as otherwise noted on Schedule 6.13, or in any inspection or survey report of any governmental authority made available to Purchaser, Seller Parent, Seller, the Companies, and OP Seller’s Property Manager, and to Seller’s Knowledge, the Cedarhurst Manager are in compliance in all material respects with all applicable laws, rules and regulations in connection with its ownership, use, operation or management of the Real Property and the Business, including without limitation all laws, rules and regulations related to Government Programs, and none of Seller Parent, Seller, any Company or OP Seller’s Property Manager and to Seller’s Knowledge, the Cedarhurst Manager has received notice of any violation thereof which has not been cured as of the Effective Date. For the avoidance of doubt, except as otherwise noted on Schedule 6.13, none of Seller Parent, Seller, any Company or OP Seller’s Property Manager and to Seller’s Knowledge, the Cedarhurst Manager has received written notice (i) that any agreement, easement or other right of an unlimited duration that is necessary to permit the lawful use and operation of the buildings and improvements on the Real Property or that is necessary to permit the lawful use and operation of all utilities, parking areas, retention ponds, driveways, roads and other means of egress and ingress to and from the Real Property is not in full force and effect as of the Effective Date or (ii) of any default under any such agreement, easement or right, or any material uncured violation or pending written threat of modification or cancellation of any of the same.

Section 6.14 Financial Statements.  Each of the consolidated financial statements contained or incorporated by reference in the Seller Parent’s SEC filings (as amended, supplemented or restated, if applicable), including the related notes and schedules, was prepared (except as indicated in the notes thereto) in accordance with GAAP applied on a consistent basis throughout the periods indicated, and each such consolidated financial statement presented fairly, in all material respects, the consolidated financial position, results of operations, stockholders’ equity and cash flows of Seller Parent and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments). Cedarhurst TRS Facility Master Tenant’s financial statements pertaining to the operations of the Cedarhurst Facility for the period ended December 31, 2016 (the “2016 Cedarhurst Financial Statement”) and for the three months ended March 31, 2017 (the “First Quarter 2017 Cedarhurst Financial Statement” ) are attached hereto as Schedule 6.14 (the 2016 Cedarhurst Financial Statement and the First Quarter 2017 Cedarhurst Financial Statement collectively, the “Cedarhurst Financial Statements”). Except as otherwise set forth on Schedule 6.14, the

Cedarhurst Financial Statements have been prepared consistently applied throughout the periods indicated and present fairly in all material respects the results of operations and financial condition of the Cedarhurst Facility for the respective periods indicated. The monthly financial reports to be provided to Purchaser pursuant to Section 4.1(j) will be based upon the books and records of Seller Parent consistent with Seller Parent’s current reporting practice, and will present fairly in all material respects the information purported to be presented therein.

Section 6.15 Real Property.  To Seller’s Knowledge, and except as may be disclosed on Schedule 6.15, Seller Parent’s, Seller’s, each Company’s, OP Seller’s Property Manager’s and the Cedarhurst Manager’s use of the Real Property complies in all material respects with applicable zoning and land use laws, rules and regulations and with all applicable building codes, and none of Seller Parent, Seller, any Company, or OP Seller’s Property Manager or (to Seller’s Knowledge) the Cedarhurst Manager has received written notice of any zoning, land use or building code violation relative to the Real Property which has not been cured prior to the date hereof. To Seller’s Knowledge (unless Seller Parent, Seller or any Company is a party thereto), there is no pending litigation or dispute concerning the location of the lines and corners of the Real Property. None of Seller Parent, Seller or any Company has received any written notice of, and has no other Knowledge of, pending, threatened or contemplated actions by any governmental authority or agency having the power of eminent domain, which might result in any part of the Real Property being taken by condemnation or conveyed in lieu thereof. To Seller’s Knowledge, there is no claim of adverse possession with respect to any part of the Real Property. Except as may be disclosed on Schedule 6.15, there are no ongoing improvements, construction projects or similar development of the Real Property that is currently in process or otherwise uncompleted. Except as may be disclosed on Schedule 6.15, for the past three years, there has been no material change in the physical condition of any real property or Improvements.

Section 6.16 Environmental Matters.  Except as may be disclosed on Schedule 6.16, or in any environmental audit or inspection report made available by Seller to Purchaser or the reports generated by Purchaser’s environmental consultants, to Seller’s Knowledge: (a) no areas exist on the Real Property where Hazardous Substances have been generated, disposed of, released, stored or found in violation of any Environmental Laws, and Seller has no Knowledge and has received no written notice of the existence of any such areas for the generation, storage or disposal of any Hazardous Substances on the Real Property in violation of any Environmental Laws; (b) neither Seller nor any of its agents has violated in any material respect any of the applicable Environmental Laws relating to or affecting the Real Property; (c) the Real Property is presently in compliance in all material respects with all Environmental Laws; (d) Seller has obtained all material licenses, permits and/or other governmental or regulatory approvals necessary to comply with Environmental Laws relating to its use of the Real Property, and Seller is in compliance in all material respects with the terms and provisions of all such licenses, permits and/or other governmental or regulatory approvals; (e) no underground storage tanks are currently located on the Real Property; (f) the Real Property has not been previously used as a landfill or as a dump for garbage or refuse; and (g) no asbestos containing building material or lead based paint are present in any structures located on the Real Property.

Section 6.17 Brokers, Finders.  Neither Seller Parent nor Seller has retained any broker, finder, or investment banker in connection with the transactions contemplated hereby so as to give rise to any claim against Purchaser for any brokerage or finder’s commissions, fee, or similar compensation.

Section 6.18 FIRPTA.  None of Seller Parent, Seller or any Company is a “foreign person” as that term is defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto, and Purchaser has no obligation under Internal Revenue Code Section 1445 to withhold and pay over to the Internal Revenue Service any part of the amount realized by Seller in the transaction contemplated hereby (as such term is defined in the regulations issued under IRC Section 1445.

Section 6.19 Consent of Third Parties.  Except for Seller Parent Stockholder Approval and as otherwise set forth on Schedule 6.19, no consent of any third party is required as a condition to the entering into, performance or delivery of this Agreement by Seller Parent and Seller, other than such consents as would not, in any individual case or in the aggregate, have a material adverse effect upon Purchaser’s ability to complete the purchase of the Companies and operate the Business in the manner in which it is currently being operated by Seller Parent, Seller, OP Seller’s Property Manager, and the Cedarhurst Manager.

Section 6.20 No Governmental Approvals.  To Seller’s Knowledge, except as set forth in on Schedule 6.20, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by Seller Parent or Seller of this Agreement or the taking of any action contemplated by this Agreement, which has not been obtained.

Section 6.21 Assessments.  To Seller’s Knowledge, there are no (i) special or other assessments for public improvements or otherwise now affecting the Real Property, (ii) any pending or threatened special assessments affecting the Real Property, or (iii) any contemplated improvements affecting the Real Property that may result in special assessments affecting the Real Property.

Section 6.22 Title Encumbrances.  Except as described on Schedule 6.22, none of Seller Parent, Seller or any Company is in default under any of its material obligations under any recorded agreement, easement or instrument encumbering title to the Real Property, and to Seller’s Knowledge, there is no default on the part of any other party thereto.

Section 6.23 Loans and Debts.  There are no loans or debts secured by any of the Real Property except for (i) the loans and debts described on Schedule 6.23 or (ii) loans and debts that constitutes a Permitted Title Exception. Schedule 6.23 identifies all of the agreements, instruments and other documents evidencing and/or securing such loans and debts and any guaranty thereof (collectively, “Loan Documents”). Each of the Loan Documents is in full force and effect in accordance with its terms. Seller has made available to Purchaser true and correct copies of all Loan Documents, including all amendments or modifications to same. Neither Seller nor any Company is in material breach, default or violation of any of the Loan Documents and, to Seller’s Knowledge, no other party to any such contract or lease is in breach, default or violation thereof. No event has occurred and no condition exists that with the passage of time or the giving of notice, or both, would constitute a default by Seller or any Company or, to Seller’s Knowledge, by any other party to any Loan Documents.

Section 6.24 Intellectual Property.  Schedule 6.24 is a true and complete list of all Intellectual Property held or owned by Seller Parent, Seller, or any Company or in which any has any interest, and is all the Intellectual Property necessary for use of the Real Property and the operation of the Business as currently conducted. Seller Parent, Seller, and/or each Company owns or has the perpetual right to use, without payment to or interference from any third party, all Intellectual Property listed (or required to be listed) on Schedule 6.24. To Seller’s Knowledge, there is no conflict with the rights of others with respect to any Intellectual Property. Seller Parent, Seller, and each Company, as applicable, has the full right without payment or interference from any third party to use the names listed on Schedule 6.24 and all variations and derivations thereof to the full extent necessary for the operation of the Business and none of Seller Parent, Seller, or any Company has authorized any person in any jurisdiction to use such Intellectual Property.

Section 6.25 Ground Lease.  Seller has provided to Purchaser a correct and complete copy of the Ground Leases. The Ground Leases are in full force and effect, and to Seller’s Knowledge, there are no defaults or events that with notice or lapse of time or both would constitute a default by Seller, ARHC MMJLTIL01, LLC, ARHC DMDCRGA01, LLC, ARHC PPLVLGA01, LLC or any other party under the respective Ground Leases.

Section 6.26 Joint Ventures.  Seller has provided to Purchaser correct and complete copies of any and all agreements establishing joint venture or partnership arrangements (other than between Seller Parent and its operating partnership) in which Seller Parent or OP Seller, or any of their subsidiaries, is a co-venturer or general partner established to own any of the Companies or the Real Property.

Section 6.27 Insolvency.  None of Seller Parent, Seller, OP Seller’s Property Manager, the Companies or, to Seller’s Knowledge, the Cedarhurst Manager has/have (i) commenced a voluntary case or had entered against it a petition for relief under any applicable laws relative to bankruptcy, insolvency, or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state or foreign judicial or non-judicial proceeding to hold, administer, and/or liquidate all or substantially all of its respective assets, (iii) had filed against it any involuntary petition seeking relief under any applicable laws relative to bankruptcy, insolvency, or other relief to debtors which involuntary petition is not dismissed within sixty (60) days, or (iv) made a general assignment for the benefit of creditors.

Section 6.28 Access.  To Seller’s Knowledge, there is no fact or condition existing that would result or could result in the termination or reduction of the current access from the Real Property to the existing roads and highways or to sewer or other utility services presently serving the Real Property.

Section 6.29 Medicare; Medicaid and Compliance with Healthcare Laws.

(a) To Seller’s Knowledge, the Cedarhurst Manager is not receiving payment under Titles XIX of the Social Security Act and is not certified for participation in any governmental payor programs, and is not a party to participation agreements for payment by any governmental payor program.

(b) With respect to the Cedarhurst Facility, to Seller’s Knowledge, each Company has complied with any applicable security and privacy standards regarding protected health information under the Health Insurance Portability and Accountability Act of 1996 and the implementing regulations at 45 CFR Parts 160 and 164, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively “HIPAA”), and all applicable state privacy and security Laws.

Section 6.30 Opinion of Financial Advisor.  The Seller Parent Special Committee has received an opinion from SunTrust Robinson Humphrey, Inc., to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications, limitations and other matters considered in connection with the preparation of such opinion, the Purchase Price is to be collectively received by Seller in exchange for the Membership Interests and the Holdco Interests pursuant to this Agreement was fair, from a financial point of view, to Seller.

Section 6.31 No Other Representations or Warranties.  Except for the express representations and warranties of Purchaser Parent and/or Purchaser contained in ARTICLE 7, Seller Parent and Seller acknowledge that Purchaser Parent and Purchaser have not made, and Seller Parent and Seller have not relied upon, any other representation or warranty, express or implied, with respect to Purchaser Parent, Purchaser, or the transactions contemplated herein.

ARTICLE 7
Representations and Warranties of Purchaser Parent and Purchaser

The following representations and warranties are given by Purchaser Parent and Purchaser. Purchaser Parent and Purchaser hereby represents and warrants, jointly and severally, to Seller Parent that as of the date hereof and the Effective Date:

Section 7.1 Organization and Standing.  Purchaser Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Maryland, OP Purchaser is a limited partnership duly formed, validly existing, and in good standing under the laws of the state of Delaware, and Holdco Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Delaware. Each of Purchaser Parent and Purchaser has the requisite power and authority to own, sell, lease and operate its properties and to carry on its business as now being conducted. Each of Purchaser Parent and Purchaser has the power and authority to execute and deliver this Agreement and to consummate the transactions and perform its obligations contemplated by this Agreement.

Section 7.2 Valid and Binding Obligations.  The execution, delivery and performance of this Agreement and all other agreements and instruments to be executed and delivered by Purchaser Parent or Purchaser hereunder, and the consummation of the transactions contemplated by this Agreement, have been duly authorized by all necessary action of Purchaser Parent and Purchaser. This Agreement constitutes, and all instruments required to be executed and delivered by Purchaser Parent and Purchaser before or at the Closing will constitute, the valid and binding obligations of Purchaser Parent and Purchaser, enforceable against Purchaser Parent and Purchaser in accordance with their respective terms. All persons who have executed this Agreement on behalf of Purchaser Parent and Purchaser have been duly authorized to do so by all necessary company action of Purchaser Parent and Purchaser and all persons who execute instruments required to be executed and delivered by Purchaser Parent and Purchaser before or at the Closing shall have been duly authorized to do so by all necessary company action of Purchaser Parent and Purchaser.

Section 7.3 Execution and Delivery.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will:

(a) violate any provisions of the charter or bylaws, as amended to date, of Purchaser Parent, the limited partnership agreement of OP Purchaser, or the limited liability company agreement of Holdco Purchaser;

(b) violate any contract or agreement relating to borrowed money, or any judgment, order, injunction, decree or award against, or binding upon Purchaser Parent or Purchaser or upon the property or business of Purchaser Parent or Purchaser, which violation would prevent, delay or materially hinder consummation of the transactions contemplated by this Agreement;

(c) violate any judgment, order, injunction, decree or award against, or binding upon, Purchaser Parent or Purchaser; or

(d) result in any breach, violation, acceleration, default or cancellation, as applicable, of any contract, agreement, mortgage, lien, franchise, permit, deed to secure debt, or lease to which Purchaser Parent or Purchaser is a party or by which Purchaser Parent or Purchaser is bound and that could have a material adverse effect upon Purchaser Parent or Purchaser’s ability to consummate the transactions described herein.

Section 7.4 Solvency.  None of Purchaser Parent or Purchaser are now insolvent, or will be rendered insolvent by completion of the transactions contemplated herein. For purposes of the preceding sentence, “insolvent” means, upon completion of the Closing, (i) that the fair market value of Purchaser Parent or Purchaser’s assets is less than the sum of Purchaser Parent or Purchaser’s debts and other liabilities or (ii) Purchaser Parent or Purchaser has inadequate cash flow to service its debts as they come due. Upon the completion of the transactions contemplated herein, Purchaser Parent and Purchaser will have adequate capital for the purposes of engaging in the Business and any business or transaction in which Purchaser Parent or Purchaser is or will engage.

Section 7.5 Consent of Third Parties.  Except as otherwise set forth on Schedule 7.5, no consent of any third party is required as a condition to the entering into, performance or delivery of this Agreement by Purchaser Parent or Purchaser, other than such consents as would not, in any individual case or in the aggregate, have a material adverse effect upon Purchaser Parent or Purchaser’s ability to consummate the transactions contemplated by this Agreement.

Section 7.6 No Governmental Approvals.  To Purchaser Parent and Purchaser’s knowledge, except as set forth on Schedule 7.6, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by Purchaser Parent or Purchaser of this Agreement or the taking of any action contemplated by this Agreement, which has not been obtained.

Section 7.7 Brokers, Finders.  Purchaser Parent and Purchaser have not retained any broker, finder, or investment banker in connection with the transactions contemplated hereby so as to give rise to any valid claim against Seller Parent for any brokerage or finder’s commission, fee, or similar compensation.

Section 7.8 Opinion of Financial Advisor.  The Purchaser Parent’s Special Committee has received the opinion of KeyBanc Capital Markets Inc., to the effect that, as of such opinion and based on and subject to the assumptions, qualifications, limitations and other matters set forth in such opinion, the Purchase Price is fair, from a financial point of view, to Purchaser Parent.

Section 7.9 No Other Representations or Warranties.  Except for the express representations and warranties of Seller and Seller Parent contained in ARTICLE 6, Purchaser Parent and Purchaser acknowledge that Seller Parent and Seller have not made, and Purchaser Parent has not relied upon, any other representation or warranty, express or implied, with respect to Seller Parent, Seller, any Company, the Business, the Real Property, the Cedarhurst Facility, Cedarhurst Manager, or the transactions contemplated herein.

ARTICLE 8
Indemnification

Section 8.1 Indemnification by Seller Parent and Seller.  Following the Closing, Seller Parent and Seller shall jointly and severally indemnify, hold harmless and defend Purchaser Parent and Purchaser from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys’ fees and other legal costs and expenses) (collectively, “Losses”) which Purchaser Parent and Purchaser may at any time suffer or incur, or become subject to, as a result of or in connection with:

(a) any breach or inaccuracy of any of the representations and warranties made by Seller Parent and Seller in this Agreement;

(b) any failure by Seller Parent or Seller to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement;

(c) any federal, state, or local income, payroll, sales and use, ad valorem or other taxes payable by Seller, any of the Companies, or any of their respective Affiliates, or for which Seller, any of the Companies or any of their respective Affiliates is liable in connection with any taxable period, or portion thereof, ending on or prior to the Closing Date, and any interest or penalties thereon;

(d) any amounts owed to STRH pursuant to the STRH Engagement Letter; and

(e) any stockholder litigation brought by stockholders of Seller Parent directly or derivatively in connection with the transactions contemplated by this Agreement.

Section 8.2 Indemnification by Purchaser Parent and Purchaser.  Following the Closing, Purchaser Parent and Purchaser shall jointly and severally indemnify hold harmless and defend Seller Parent and Seller from and against, and reimburse Seller Parent and Seller for, any and all Losses which Seller Parent and Seller may at any time suffer or incur, or become subject to, as a result of or in connection with:

(a) any breach or inaccuracy of any of the representations and warranties made by Purchaser Parent and Purchaser in this Agreement;

(b) any failure by Purchaser Parent or Purchaser to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement; and

(c) any fees or expenses owed to KeyBanc Capital Markets Inc.

Section 8.3 Indemnification Limits; Survival.

(a) Purchaser Parent and Purchaser shall not be entitled to any indemnification from Seller Parent or Seller under Section 8.1(a) or Section 8.1(b) unless and until the aggregate amount of indemnifiable claims of Purchaser under this Agreement exceeds Five Hundred Thousand and No/100 U.S. Dollars ($500,000.00) (the “Seller Threshold”), at which point Seller Parent and Seller shall be liable for all indemnifiable claims of Purchaser Parent or Purchaser under Section 8.1(a) and Section 8.1(b). Seller Parent and Seller’s liability for indemnification under Section 8.1(a) and Section 8.1(b) shall not in any case exceed ten percent (10%) of the total Purchase Price (the “Indemnification Cap” ); provided, however, that neither the Seller Threshold nor the Indemnification Cap shall apply in the case of: (i) fraud on the part of Seller; (ii) any claims arising under Section 8.1(a) with respect to the representations and warranties contained in Section 6.1, Section 6.2, Section 6.4 (first sentence only), Section 6.6, or Section 6.17 (which shall be limited to the Purchase Price); or (iii) any claims arising under Section 8.1(c), Section 8.1(d), or Section 8.1(e). All of Seller Parent and Seller’s representations and warranties under this Agreement shall survive for a period of fourteen (14) months following the Closing Date. Purchaser’s right to make any claim for indemnification against Seller Parent and Seller under Section 8.1(a), Section 8.1(b), Section 8.1(d) and Section 8.1(e) shall expire at the end of the fourteenth (14th) month following the Closing; provided, however, that any claim for which Purchaser

Parent or Purchaser has given written notice prior to expiration of such fourteenth (14th) month anniversary shall survive until finally adjudicated; and further provided that Purchaser Parent or Purchaser’s right to make any claim for indemnification pursuant to Section 8.1(c) shall not expire and any claim for indemnification pursuant to Section 8.1(c) shall survive for the applicable statute of limitations period for collection of the applicable tax.

(b) Seller Parent and Seller shall not be entitled to any indemnification from Purchaser Parent or Purchaser under Section 8.2(a) or Section 8.2(b) unless and until the aggregate amount of indemnifiable claims of Seller under this Agreement, exceeds Five Hundred Thousand U.S. Dollars and No/100 ($500,000.00) (the “Purchaser Threshold” ), at which point Purchaser Parent or Purchaser shall be liable for all indemnifiable claims of Seller or Seller Parent under Section 8.2(a) and Section 8.2(b). Purchaser Parent and Purchaser’s liability for indemnification under Section 8.2(a) and Section 8.2(b) shall not in any case exceed ten percent (10%) of the total Purchase Price (the “Purchaser Indemnification Cap” ); provided, however, that neither the Purchaser Threshold nor the Purchaser Indemnification Cap shall apply in the case of: (i) fraud on the part of Purchaser Parent or Purchaser; (ii) any claims arising under Section 8.2(a) with respect to the representations and warranties contained in Section 7.1, Section 7.2 and Section 7.7 (which shall be limited to the Purchase Price); (iii) any amounts owed to STRH; or (iv) any amounts payable pursuant to Section 3.3. All of Purchaser Parent’s and Purchaser’s representations and warranties under this Agreement shall survive for a period of fourteen (14) months following the Closing Date.

(c) For purposes of determining the amount of Losses that are subject to indemnification hereunder with respect to any events, facts or circumstances, after determining whether or not such facts, events or circumstances give rise to a breach of a representation or warranty (after giving full effect to any qualifications as to materiality or similar standards, or of lack of “material adverse effect,” contained in such representation and warranty), the determination of the amount of Losses for such breach of representation and warranty, as it relates to such facts, events or circumstances, shall be made without giving effect to any qualifications as to materiality or similar standards, or the lack of “material adverse effect” contained in such representation or warranty.

(d) Any payments made pursuant to ARTICLE 8 of this Agreement shall be treated as a purchase price adjustment for income tax purposes.

Section 8.4 Procedures Regarding Third Party Claims.  The procedures to be followed by Purchaser Parent, Purchaser, Seller Parent and Seller with respect to indemnification hereunder regarding claims by third parties shall be as follows:

(a) Promptly after receipt by Purchaser or Seller, as the case may be, of notice of the commencement of any action or proceeding or the assertion of any claim by a third person, which the party receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the “Indemnified Party”) shall give notice of such action, proceeding or claim to the party against whom indemnification is sought (the “Indemnifying Party”), setting forth in reasonable detail the nature of such action or claim, including copies of any written correspondence from such third person to such Indemnified Party.

(b) The Indemnifying Party shall be entitled, at its own expense, to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate in such defense after such assumption at the Indemnified Party’s own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; provided that such settlement is paid in full by the Indemnifying Party and will not have any continuing material adverse effect upon the Indemnified Party.

(c) With respect to any action, proceeding or claim as to which the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party may assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it. The Indemnifying Party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys’ fees and expenses of the Indemnified Party to the extent that such fees and expenses relate to claims as to which indemnification is due under Section 8.1 or Section 8.2 hereof, as the case may be. The Indemnified Party shall have full rights to dispose of such action and enter into any monetary compromise or settlement; provided, however, in the event that the Indemnified Party shall settle or compromise any claims involved in the action insofar as they relate to, or arise out of, the same facts as gave rise to any claim for which indemnification is due under Section 8.1 or Section 8.2 hereof, as the case may be, it shall act reasonably and in good faith in doing so.

(d) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such claim, proceeding or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

Section 8.5 General Qualifications on Indemnification.  Notwithstanding any provision to the contrary, the indemnification rights set forth in Section 8.1 and Section 8.2 shall be subject to the following:

(a) The liability of an Indemnifying Party with respect to any indemnification claim shall be reduced by the amount of any tax benefit actually realized or any insurance proceeds received by Indemnified Party as a result of any damages, upon which such claim is based, and shall be increased by the amount of any tax detriment actually suffered by the Indemnified Party as a result of such damages. The amount of such tax benefit or detriment shall be determined by taking into account the effect, if any, and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such damages.

(b) Damages shall include actual damages and shall not include any special, punitive, multiplied or consequential damages, or lost profits, except to the extent the same are included in a third-party judgment against the Indemnified Party.

(c) Upon payment in full of any indemnification claim, the Indemnifying Party shall be subrogated to the extent of such payment to the rights of the Indemnified Party against any person or entity with respect to the subject matter of such indemnification claim.

(d) An Indemnified Party may not recover for any losses otherwise indemnifiable under Section 8.1(a), Section 8.1(b), Section 8.2(a) or Section 8.2(b) if such Indemnified Party or its Advisor (or such Advisor’s executive officers) had actual (and not merely imputed) knowledge prior to Closing of the breach, inaccuracy or failure giving rise to such losses.

(e) An Indemnifying Party shall be relieved of its duty to indemnify an Indemnified Party hereunder if and to the extent the Indemnified Party fails to use commercially reasonable efforts in good faith to mitigate its damages, including, but not limited to, failure to give timely notice to its insurance carriers and to pursue recovery under applicable policies of insurance.

(f) Except in the case of fraud, any losses payable to Purchaser or Purchaser Parent shall be satisfied (i) from the Escrow Amount and (ii) to the extent the amount of losses exceeds the Escrow Amount, from Seller Parent and Seller jointly and severally.

Section 8.6 Effective Upon Closing.  The provisions of this ARTICLE 8 shall become effective upon completion of the Closing, and shall have no force and effect prior to the Closing or if this Agreement is terminated prior to Closing.

ARTICLE 9
Termination

Section 9.1 Termination.  This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing as follows:

(a) by mutual agreement of Seller Parent and Purchaser Parent;

(b) by Purchaser Parent, as and to the extent permitted pursuant to Section 5.6(b);

(c) by Purchaser Parent, (i) if, at any time prior to the Seller Parent Stockholder Approval, the Seller Parent Board or any committee thereof, for any reason, shall have effected a Seller Parent Change in Recommendation; or (ii) if, at any time prior to the Seller Parent Stockholder Approval, (A) the Seller Parent Board or any committee thereof shall have approved, adopted or publicly endorsed or recommended any Acquisition Proposal, (B) the Seller Parent enters into a contract or agreement relating to an Acquisition Proposal (other than a confidentiality agreement entered into in compliance with Section 4.7(c)), (C) a tender offer or exchange offer for any outstanding Seller Parent Common Stock that constitutes an Acquisition Proposal (other than by Purchaser or any of its Affiliates) is commenced and the Seller Parent Board fails to recommend against acceptance of such tender offer or exchange offer by the stockholders of Seller Parent and to publicly reaffirm the Seller Parent Recommendation within ten (10) Business Days of being requested to do so by Purchaser, (D) the Seller Parent Board or any committee thereof fails to include the Seller Parent Recommendation in the Proxy Statement, or (E) Seller Parent shall have materially violated any of its obligations under Section 4.7 (or shall be deemed pursuant to the last sentence of Section 4.7(a) to have materially violated) any of its obligations under Section 4.7 (other than any immaterial or inadvertent violations thereof that did not result in an alternative Acquisition Proposal); in which case, Seller Parent shall pay, within three (3) Business Days of such termination, to Purchaser the Termination Fee in immediately available funds to an account directed by Purchaser;

(d) by Seller Parent, as and to the extent permitted pursuant to Section 5.6(a);

(e) by either Purchaser Parent or Seller Parent, if either (i) the Seller Parent Stockholder Approval shall not have been obtained at a duly held Seller Parent Stockholder Meeting (including any adjournment or postponement thereof) at which the transactions contemplated hereby have been voted upon or (ii) the Seller Parent Stockholder Approval otherwise is not obtained within 120 days after the record date for the Seller Parent Stockholder Meeting;

(f) by Seller Parent, if, prior to obtaining the Seller Parent Stockholder Approval, the Seller Parent Board (based on the recommendation of the Seller Parent Special Committee) approves and authorizes Seller Parent to enter into a definitive agreement providing for the implementation of a Superior Proposal in a manner permitted under Section 4.7(d)); provided, however, that this Agreement may not be so terminated unless concurrently with the occurrence of such termination Seller Parent pays the Termination Fee in full to Purchaser and the definitive agreement relating to the Superior Proposal is entered into, and in the event that such definitive agreement is not concurrently entered into and such payment is not concurrently made, such termination shall be null and void;

(g) if a court of competent jurisdiction or other governmental agency shall have issued an order, decree, or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their commercially reasonable best efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable;

(h) by either Purchaser Parent or Seller Parent if Closing shall not have occurred on or before March 16, 2018; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(h) shall not be available to any party if the failure of such party (and (A) in the case of Purchaser Parent, including the failure of Purchaser and their Affiliates and (B) in the case of the Seller Parent, including the failure of Seller and their Affiliates) to perform any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure of the transactions to be consummated on or before such date.

Section 9.2 Effect of Termination.  Upon termination of this Agreement prior to Closing, except as otherwise expressly provided herein, the parties shall have no further liability hereunder except that the following provisions shall survive any such termination: Section 4.3 and Section 4.4. In the event of any termination of this Agreement pursuant to Section 9.1(e), Seller Parent shall reimburse Purchaser for Purchaser’s actual third party, non-Advisor expenses, including non-Advisor legal fees and any fee paid to

KeyBanc Capital Markets, Inc., incurred by Purchaser in connection with the transactions contemplated by this Agreement; provided, however, such reimbursements shall not exceed Eight Hundred Fifty Thousand and No/100 U.S. Dollars ($850,000.00).

Section 9.3 Payment of Termination Fee.

(a) If the Seller Parent is required to pay to Purchaser Parent the Termination Fee, such Termination Fee shall be paid into escrow on the date such payment is required to be paid by Seller Parent pursuant to this Agreement by wire transfer of immediately available funds to an escrow account designated in accordance with this Section 9.3. In the event that Seller Parent is obligated to pay Purchaser the Termination Fee, the amount payable to Purchaser in any tax year of Purchaser shall not exceed the lesser of (i) the Termination Fee payable to Purchaser, and (ii) the sum of (A) the maximum amount that can be paid to Purchaser without causing Purchaser to fail to meet the requirements of Section 856(c)(2) and (3) of the Code for the relevant tax year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”) and Purchaser has One Million and No/100 U.S. Dollars ($1,000,000.00) of income from unknown sources during such year which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in each case, as determined by Purchaser’s independent accountants, plus (B) in the event Purchaser receive either (x) a letter from the Purchaser’s counsel indicating that Purchaser has received a ruling from the Internal Revenue Service as described below in Section 9.3(b) or (y) an opinion from Purchaser’s outside counsel as described below in Section 9.3(b), an amount equal to the excess of the Termination Fee less the amount payable under clause (A) above.

(b) To secure Seller Parent’s obligation to pay these amounts, Seller Parent shall deposit into escrow an amount in cash equal to the Termination Fee with an escrow agent selected by Seller Parent on such terms (subject to this Section 9.3) as shall be mutually agreed upon by Seller Parent, Purchaser and the escrow agent. The payment or deposit into escrow of the Termination Fee pursuant to this Section 9.3 shall be made at the time Seller Parent is obligated to pay Purchaser such amount pursuant to Section 9.1 by wire transfer. The escrow agreement shall provide that the Termination Fee in escrow or any portion thereof shall not be released to Purchaser unless the escrow agent receives any one or combination of the following: (A) a letter from Purchaser’s independent accountants indicating the maximum amount that can be paid by the escrow agent to Purchaser without causing Purchaser to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income and Purchaser has One Million and No/100 U.S. Dollars ($1,000,000.00) of income from unknown sources during such year which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in which case the escrow agent shall release such amount to Purchaser, or (B) a letter from Purchaser’s counsel indicating that (x) Purchaser received a ruling from the Internal Revenue Service holding that the receipt by Purchaser of the Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or (y) Purchaser’s outside counsel has rendered a legal opinion to the effect that the receipt by Purchaser of the Termination Fee should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release the remainder of the Termination Fee to Purchaser. Seller Parent agrees to amend this Section 9.3 at the reasonable request of Purchaser in order to (1) maximize the portion of the Termination Fee that may be distributed to Purchasers hereunder without causing Purchaser to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, or (2) assist Purchaser in obtaining a favorable ruling or legal opinion from its outside counsel, in each case, as described in this Section 9.3. Any amount of the Termination Fee that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 9.3.

ARTICLE 10
Miscellaneous

Section 10.1 Access to Books and Records after Closing.  Following the Closing, Purchaser and Purchaser Parent shall give Seller and Seller Parent or its authorized Representatives access, during normal business hours and upon prior notice, to such books and records constituting or relating to the Membership

Interests, the Real Property, and the SPE-level Property as Seller has provided to Purchaser in accordance with Section 2.2 and as shall be reasonably requested by Seller and Seller Parent in connection with the preparation and filing of the party’s tax returns, to comply with regulatory requirements or for any other valid business purpose, and to make extracts and copies of such books and records. Purchaser agrees to retain all books and records included as part of the SPE-level Property for at least two (2) years following the Closing Date.

Section 10.2 Notices.  All notices, requests, demands and other communications under this Agreement and related post-Closing notices, requests, demands, and other communications, shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via electronic mail (e.g. email) during regular business hours, with a confirmatory copy delivered by FedEx or similar overnight courier, (iii) on the day after delivery to FedEx or similar overnight courier, or (iv) on the tenth (10th) day after mailing, if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, return receipt requested, postage prepaid and properly addressed, to the party as follows:

If to Purchaser Parent or Purchaser:	Healthcare Trust, Inc. Attn: Legal Department 405 Park Avenue, 4th Floor New York, New York 10022 Email: JGalloway@ar-global.com
Healthcare Trust Operating Partnership, L.P. Attn: Legal Department 405 Park Avenue, 4th Floor New York, New York 10022 Email: JGalloway@ar-global.com
with a copy (which will not constitute notice) to:	Arnold & Porter Kaye Scholer LLP Attn: Kevin J. Lavin, Esq. 601 Massachusetts Avenue NW Washington, DC 20001 Email: Kevin.Lavin@apks.com
If to Seller Parent or Seller:	American Realty Capital Healthcare Trust III, Inc. Attn: Legal Department 405 Park Avenue, 4th Floor New York, New York 10022 Email: JGalloway@ar-global.com
American Realty Capital Healthcare Trust III Operating Partnership, L.P. Attn: Legal Department 405 Park Avenue, 4th Floor New York, New York 10022 Email: JGalloway@ar-global.com
with a copy (which will not constitute notice) to:	Shapiro Sher Guinot & Sandler, P.A. Attn: William E. Carlson, Esq. 250 West Pratt Street Suite 2000 Baltimore, Maryland 21201 Email: wec@shapirosher.com

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner herein provided for giving notice.

Section 10.3 Good Faith; Cooperation.  The parties shall in good faith undertake to perform their obligations in this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with its terms. The parties shall cooperate fully with each other and their respective Representatives in connection with any actions required to be taken as part of their respective obligations under this Agreement.

Section 10.4 Assignment; Exchange Cooperation; Successors in Interest.  Neither Purchaser, Seller Parent nor Seller may assign any of their respective rights hereunder, except with the prior written consent of the other (which shall not be unreasonably withheld or delayed). This Agreement is binding upon the parties and their respective successors or assigns and inures to the benefit of the parties and their permitted successors and assigns.

Section 10.5 No Third Party Beneficiaries.  The parties do not intend to confer any benefit under this Agreement on anyone other than the parties, and nothing contained in this Agreement shall be deemed to confer any such benefit on any other person, including any current or former employee or agent of Seller or any dependent or beneficiary of any of them.

Section 10.6 Severability.  Any determination by any court of competent jurisdiction of the invalidity of any provision of this Agreement that is not essential to accomplishing its purposes shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

Section 10.7 Reserved.

Section 10.8 Controlling Law; Integration; Amendment; Waiver.

(a) Except to the extent Maryland law may be mandatorily applicable to transactions contemplated by this Agreement and/or applicable to conduct, decisions, and acts by the Seller Parent’s directors, this Agreement shall be governed by and construed in accordance with the laws and case decisions of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b) This Agreement and the other contracts, documents and instruments to be delivered pursuant to this Agreement supersede all prior negotiations, agreements, information memoranda, letters of intent and understandings between the parties with respect to their subject matter, whether written or oral, constitute the entire agreement of the parties with respect to their subject matter, and may not be altered or amended except in writing signed by Purchaser Parent, Purchaser Seller Parent, and Seller. Neither of the parties has made or relied upon any representation, warranty or assurances in connection with the transactions contemplated hereunder other than those expressly made herein.

(c) The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right to enforce the same, and no waiver by any party of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

Section 10.9 Time.  Time is of the essence with respect to this Agreement.

Section 10.10 Survival.  For the avoidance of doubt and notwithstanding anything contrary in this Agreement, (a) Section 4.3, Section 4.4, Section 4.5, Section 4.7, Section 4.9, Section 5.7, ARTICLE 8 and ARTICLE 10 of this Agreement shall survive the Closing of this Agreement and (b) in respect to any Real Property that (in accordance with Section 10.11 or Section 10.12 of this Agreement) is not purchased, Section 4.3, Section 4.4, and ARTICLE 10 of this Agreement shall survive.

Section 10.11 Eminent Domain; Condemnation.  If, prior to Closing, any proceedings are instituted by any governmental authority that shall relate to the proposed taking of all or any portion of any Real Property by eminent domain or condemnation (or if all or any portion of any Real Property is taken by eminent domain or deeded under threat of condemnation after the date of this Agreement and prior to the Closing), Seller shall promptly notify Purchaser in writing after Seller’s receipt of any notification (and provide copies of any notices, Complaints, deeds and the like). Purchaser shall thereafter have the right and option to elect not to purchase such Real Property by giving written notice to Seller within fifteen (15) days after receipt by Purchaser of the notice from Seller and the date of the Closing shall be extended if necessary to afford Purchaser such full fifteen (15) day period. If Purchaser timely elects not to purchase such Real Property, the Purchase Price shall be adjusted by reducing the Purchase Price by the portion of the Purchase Price that is allocated for such Real Property (as any such amount is set forth on Schedule 3.4, and neither party hereto shall have any obligations of any nature to the other hereunder or by reason hereof in respect to such Real Property not being purchased except for those obligations and liabilities that are expressly stated to survive termination of this Agreement. If no such election is timely made, Purchaser shall be deemed to have waived its rights under this Section 10.11 with respect to such Real Property, except that, if the transaction contemplated hereby closes, Purchaser shall be entitled to the proceeds and the right to negotiate, settle and collect the proceeds of such condemnation award, and Seller shall execute and deliver all documents reasonably requested of Seller in order to effectuate this Section 10.11. If no election not to purchase such Real Property is made (and Purchaser expressly waives its rights under this Section 10.11 with respect to such Real Property), Purchaser shall have the right to participate prior to the Closing in any discussions or proceedings with any governmental authority relating to the proposed taking of any portions of the Real Property. Notwithstanding anything in the foregoing to the contrary, Purchaser shall not have any right and option under this Section 10.11 to elect not to purchase such Real Property if such proceedings relate only to a road widening or other minor taking that does not impact any leased or leasable premises, reduce any parking area, or otherwise significantly decrease the actual or potential income stream from such Real Property.

Section 10.12 Risk of Loss.  Subject to the provisions of this Section 10.12, as among the parties to this Agreement and their Affiliates, the Companies shall retain all risks and liability for loss, damage, destruction or injury by fire, storm, accident or any other casualty to the Real Property from all causes until the Closing has been consummated. In the event of any such damage or destruction prior to Closing (a) with an estimated repair cost of greater than Twenty-five Percent (25%) of the portion of the Purchase Price that is allocated to such Real Property (as set forth on Schedule 3.4) (the “Casualty Threshold”), or (b) that requires a legally nonconforming Real Property to be rebuilt in accordance with current zoning requirements, as reasonably determined by an engineer selected by Seller and reasonably satisfactory to Purchaser, or (c) that affects the lobby, building-wide systems, parking facilities or common areas or the continued operation of the balance of the Real Property not damaged, or (d) gives rise to rent abatement or termination rights of tenants under Leases covering more than Twenty-five Percent (25%) (the “Percentage”) of the leased rentable square feet of the building, then Purchaser may elect to not purchase such Real Property by providing notice given to Seller within fifteen (15) days after Seller has given Purchaser notice that such damage occurred and whether any of the circumstances described in clauses (a) through (d) has occurred, and the Closing shall be extended if necessary to afford Purchaser such full fifteen (15) day period. If Purchaser timely elects not to purchase such Real Property, the Purchase Price shall be reduced by the portion of the Purchase Price that is allocated for such Real Property (as set forth on Schedule 3.4), and neither party hereto shall thereupon have any further obligation to the other in respect to such Real Property not being purchased, except for those obligations and liabilities that are expressly stated to survive termination of this Agreement. If no such election is timely made, Purchaser shall be deemed to have waived its rights under this Section 10.12 with respect to such Real Property, except as set forth below. If, prior to the Closing, there shall occur damage to the Real Property that does not satisfy any of clauses (a) through (d) above, then Purchaser shall not have the right under this Section 10.12 to not purchase such Real Property. If Purchaser does not exercise its right to elect not to purchase any Real Property, or if Purchaser does not have the right to elect not to purchase any Real Property, with respect to any fire or casualty, then Seller shall assign to Purchaser at the Closing, by written instrument in form and substance reasonably satisfactory to Purchaser, all claims against third parties relating to such damage, including all of the insurance proceeds payable on account of any such fire or casualty, and Purchaser shall be entitled to receive the full amount of any proceeds of such insurance payable on account of loss, damage, destruction or casualty after the date hereof. Seller shall deliver to Purchaser any such proceeds actually paid prior to Closing, and Seller Parent and Seller shall be liable for the payment to Purchaser of all deductibles under applicable insurance policies (net of reasonable expenses of Seller, including, but not limited to the costs of emergency repairs and safeguarding the Real Property). The proceeds of any rent interruption insurance, if any, shall be appropriately apportioned between Purchaser and Seller. Seller Parent and Seller covenant to execute such assignments, drafts and other instruments as may be required to effectuate this Section 10.12. If no election not to purchase such Real Property is made (and Purchaser expressly waives its rights under this Section 10.12 with respect to such Real Property), or if Purchaser does not have the right to elect not to purchase under this Section 10.12, Purchaser shall have the right to participate prior to the Closing in any discussions or proceedings with any insurer or other third party relating to any claims made with respect to damage affecting the Real Property.

Section 10.13 Attorneys’ Fees.  In the event either party brings an action to enforce or interpret any of the provisions of this Agreement, the “prevailing party” in such action shall, in addition to any other recovery, be entitled to its reasonable attorneys’ fees and expenses arising from such action and any appeal or any bankruptcy action related thereto, whether or not such matter proceeds to court. For purposes of this Agreement, “prevailing party” shall mean, in the case of a person asserting a claim, such person is successful in obtaining substantially all of the relief sought, and in the case of a person defending against or responding to a claim, such person is successful in denying substantially all of the relief sought. This Section 10.13 shall not apply to any action involving a claim not exceeding Five Hundred Thousand and No/100 U.S. Dollars ($500,000.00).

Section 10.14 Waiver of Jury Trial.  The parties agree that no party to this Agreement shall seek a jury trial in any lawsuit, proceeding, counterclaim or other litigation based upon, or arising out of, this Agreement or the dealings or the relationship between them.

Section 10.15 Construction.  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Seller and Purchaser have contributed with the advice of counsel to the preparation of this Agreement.

Section 10.16 Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement may be executed by counterpart signatures and all counterpart signature pages shall constitute a part of this Agreement. Delivery of a counterpart hereof via facsimile transmission or by electronic mail transmission, including but not limited to an Adobe file format document (also known as a PDF file), shall be as effective as delivery of a manually executed counterpart hereof.

[Signatures commence on the following page.]

IN WITNESS WHEREOF, each of the parties hereto has signed and sealed this Purchase Agreement as of the day and year first above written.

PURCHASER PARENT:

HEALTHCARE TRUST, INC., a Maryland corporation

By:	/s/ W. Todd Jensen Name: W. Todd Jensen Title: Interim Chief Executive Officer and President

[Additional signature pages follow]

SIGNATURE PAGE TO
PURCHASE AGREEMENT

OP PURCHASER:

HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: Healthcare Trust, Inc., its general partner

By:	/s/ W. Todd Jensen Name: W. Todd Jensen Title: Interim Chief Executive Officer and President

[Additional signature pages follow]

SIGNATURE PAGE TO
PURCHASE AGREEMENT

HOLDCO PURCHASER:

ARHC TRS HOLDCO II, LLC, a Delaware limited liability company

By: Healthcare Trust Operating Partnership, L.P., its sole member

By: Healthcare Trust, Inc., its general partner

By:	/s/ W. Todd Jensen Name: W. Todd Jensen Title: Interim Chief Executive Officer and President

[Additional signature pages follow]

SIGNATURE PAGE TO

PURCHASE AGREEMENT

SELLER PARENT:

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC., a Maryland corporation

By:	/s/ W. Todd Jensen Name: W. Todd Jensen Title: President and Interim Chief Executive Officer

SIGNATURE PAGE TO
PURCHASE AGREEMENT

OP SELLER:

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: American Realty Capital Healthcare Trust III, Inc., its general partner

By:	/s/ W. Todd Jensen Name: W. Todd Jensen Title: President and Interim Chief Executive Officer

[Additional signature pages follow]

SIGNATURE PAGE TO
PURCHASE AGREEMENT

HOLDCO SELLER:

ARHC TRS HOLDCO III, LLC, a Delaware limited liability company

By: American Realty Capital Healthcare Trust III Operating Partnership, L.P., its sole member

By: American Realty Capital Healthcare Trust III, Inc., its general partner

By:	/s/ W. Todd Jensen Name: W. Todd Jensen Title: President and Interim Chief Executive Officer

SIGNATURE PAGE TO
PURCHASE AGREEMENT

Exhibit A
Form of Wells Fargo Escrow Agreement

EXHIBIT A to PURCHASE AGREEMENT

ESCROW AGREEMENT

This Escrow Agreement (the “Escrow Agreement”), dated this    day of            , 2017 (the “Effective Date”), is entered into by and among Healthcare Trust, Inc., a Maryland corporation (“Purchaser Parent”), American Realty Capital Healthcare Trust III, Inc., a Maryland corporation (“Seller Parent,” and together with Purchaser Parent, the “Parties,” and individually, a “Party”), and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, as escrow agent (“Escrow Agent”).

RECITALS

A. Purchaser Parent and Seller Parent are parties to that certain Purchase Agreement, dated as of June 16, 2017, by and among (i) Purchaser Parent, (ii) Healthcare Trust Operating Partnership, a Delaware limited partnership (“OP Purchaser” ), (iii) ARHC TRS HOLDCO II, LLC, a Delaware limited liability company (“Holdco Purchaser” and, collectively with OP Purchaser, the “Purchaser” ) (iv) Seller Parent, (v) American Realty Capital Healthcare Trust III Operating Partnership, L.P., a Delaware limited partnership and (vi) ARHC TRS HOLDCO III, LLC, a Delaware limited liability company (as amended, the “Purchase Agreement”). The Parties are entering into this Escrow Agreement pursuant to and in connection with the consummation of the transactions contemplated by the Purchase Agreement.

B. The Parties agree to place in escrow certain funds and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

C. The Parties acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Purchase Agreement, that all references in this Escrow Agreement to the Purchase Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1. Receipt of Escrow Property.  Following execution hereof Purchaser Parent shall deliver to the Escrow Agent the amount of $6,000,000 (the “Escrow Property”) in immediately available funds.

Section 1.2. Investments.

(a) The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon as set forth in Exhibit A hereto or as set forth in any subsequent written instruction signed by the Parties. Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.3 or Section 1.6 of this Escrow Agreement.

(b) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

(c) The Parties agree that confirmations of permitted investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. No statement need be rendered for any fund or account if no activity occurred in such fund or account during such month. The Parties may obtain confirmations at no additional cost upon its written request.

Section 1.3. Disbursements.

(a) Purchaser Parent and Seller Parent may at any time jointly deliver to the Escrow Agent joint written instructions (a “Joint Instruction”) directing the Escrow Agent to distribute all or a portion of the Escrow Property. Within two Business Days after the date on which the Escrow Agent receives such Joint Instruction, the Escrow Agent shall disburse the amount set forth in the Joint Instruction to the Purchaser Parent or Seller Parent to the accounts designated in such Joint Instruction.

(b) In the event and to the extent that Purchaser Parent determines that it or Purchaser is entitled to any amount pursuant to the Purchase Agreement, Purchaser Parent may, at any time on or prior to 11:59 p.m. Eastern Time on         , 20  1 (the “Claims End Date”), deliver a certificate or certificates to the Escrow Agent and Seller Parent (each a “Purchaser Release Certificate”) requesting that the Escrow Agent distribute all or a portion of the Escrow Property to Purchaser Parent or a third-party designated by Purchaser Parent, as the case may be, in satisfaction of such claim (the “Distribution Request Amount”). If, within thirty (30) calendar days after the date on which the Escrow Agent and Seller Parent receive such Purchaser Release Certificate (the “Review Period”), Purchaser Parent and the Escrow Agent have not received from Seller Parent a written certificate objecting to one or more of the matters described in the Purchaser Release Certificate (the “Objection Notice”), then, on the Business Day following the last day of the Review Period, the Escrow Agent shall disburse to Purchaser Parent (or a third party designated by Purchaser Parent) the Distribution Request Amount. If an Objection Notice is delivered within the Review Period, then the matters set forth in the Objection Notice shall be considered in dispute by Seller Parent (a “Disputed Claim”), in which case (i) the Escrow Agent shall retain those amounts set forth in the Purchaser Release Certificate that are in dispute pursuant to the Objection Notice (the “Disputed Amounts”) until the Escrow Agent receives either (A) a Joint Instruction authorizing the release to Purchaser Parent of the portion of the Disputed Amounts that is agreed upon as the amount recoverable in respect of the Disputed Claim, or (B) a Judgment directing the release to Purchaser Parent of the portion of the Disputed Amounts that is determined to be the amount recoverable in respect of the Disputed Claim, in which event the Escrow Agent shall disburse the Disputed Amounts in accordance with such Joint Instruction or Judgment, and (ii) the Escrow Agent shall disburse to Purchaser Parent (or a third party designated by Purchaser Parent) those amounts set forth in the Purchaser Release Certificate that are not in dispute pursuant to the Objection Notice (the “Undisputed Amounts”) within three (3) Business Days following the receipt by the Escrow Agent of the Objection Notice.

(c) On the date that is six (6) months following the Effective Date (the “First Distribution Date”), the Escrow Agent shall reserve and hold aside the aggregate amount that would be necessary to satisfy any then pending and unsatisfied claims specified in any Purchaser Release Certificate delivered to the Escrow Agent and Seller Parent prior to the First Distribution Date from Purchaser Parent (“Initial Unresolved Claims”) as if such Initial Unresolved Claims were ultimately to be resolved in full favor of Purchaser Parent or Purchaser (such reserved amount, the “Initial Reserved Amount”). On the Initial Distribution Date, the Escrow Agent shall distribute to Seller Parent (to Seller Parent’s account as Seller Parent shall designate in writing) thirty-three and one third percent (331 1/3%) of the balance of the Escrow Property, after the Escrow Property has been reduced by the Initial Reserved Amount. Within two (2) Business Days following resolution of any Initial Unresolved Claim, the Escrow Agent shall deliver the portion of the Initial Reserved Amount, if any, not required to satisfy any other remaining Initial Unresolved Claims, to Seller Parent (to Seller Parent’s account as Seller Parent shall designate in writing).

(d) On the date that is twelve (12) months following the Effective Date (the “Second Distribution Date”), the Escrow Agent shall reserve and hold aside the aggregate amount that would be necessary to satisfy any then pending and unsatisfied claims specified in any Purchaser Release Certificate delivered to

[1]	Date to be 14 months after the Closing Date.

the Escrow Agent and Seller Parent prior to the Second Distribution Date from Purchaser Parent (“Second Unresolved Claims”) as if such Second Unresolved Claims were ultimately to be resolved in full favor of Purchaser Parent or Purchaser (such reserved amount, the “Second Reserved Amount”). On the Second Distribution Date, the Escrow Agent shall distribute to Seller Parent (to Seller Parent’s account as Seller Parent shall designate in writing) thirty-three and one third percent (33 1/3%) of the balance of the Escrow Property, after the Escrow Property has been reduced by the Initial Reserved Amount. Within two (2) Business Days following resolution of any Second Unresolved Claim, the Escrow Agent shall deliver the portion of the Second Reserved Amount, if any, not required to satisfy any other remaining Second Unresolved Claims, to Seller Parent (to Seller Parent’s account as Seller Parent shall designate in writing).

(e) Within five (5) Business Days following the Claims End Date, the Escrow Agent shall disburse to Seller Parent (to Seller Parent’s account as Seller Parent shall designate in writing) an amount (the “Disbursement Amount”) equal to the remaining Escrow Property less amounts, if any, that are (i) Disputed Amounts, (ii) subject to a pending Joint Instruction or certified copy of a final non-appealable judgment or order of a court of competent jurisdiction (a “Judgment”) received by the Escrow Agent prior to the Claims End Date but not yet paid by Escrow Agent, or (iii) subject to a Purchaser Release Certificate delivered prior to the Claims End Date in respect of which the Review Period has not expired. For the avoidance of doubt, all Undisputed Amounts will be paid to Purchaser as provided in Section 1.3(b) above.

(d) After disbursement of the Disbursement Amount, the remaining Escrow Property shall be held by the Escrow Agent in accordance with the terms of this Agreement until the earlier to occur of the following: (i) Seller Parent and Purchaser Parent jointly directing the disbursement of such remaining Escrow Property or any portion thereof by delivering a Joint Instruction to the Escrow Agent or (ii) the Escrow Agent receiving a certified copy of a Judgment awarding such remaining Escrow Property or any portion thereof to Purchaser Parent or Seller Parent. Upon receipt of such Joint Instruction or on the 5th Business Day after receipt of such Judgment, the Escrow Agent shall disburse such remaining Escrow Property or any portion thereof as required by such Joint Instruction or Judgment, as the case may be.

Section 1.4. Security Procedure For Funds Transfers.  The Escrow Agent shall confirm each funds transfer instruction received in the name of a Party by means of the security procedure selected by such Party and communicated to the Escrow Agent through a signed certificate in the form of Exhibit B-1 or Exhibit B-2 attached hereto, which upon receipt by the Escrow Agent shall become a part of this Escrow Agreement. Once delivered to the Escrow Agent, Exhibit B-1 or Exhibit B-2 may be revised or rescinded only by a writing signed by an authorized representative of the Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit B-1 or B-2 or a rescission of an existing Exhibit B-1 or B-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to such Party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Party under this Escrow Agreement.

The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such Party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

Section 1.5. Income Tax Allocation and Reporting.

(a) The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Seller Parent, whether or not such income was disbursed during such calendar year.

(b) For certain payments made pursuant to this Escrow Agreement, the Escrow Agent may be required to make a “reportable payment” or “withholdable payment” and in such cases the Escrow Agent shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the United States Internal Revenue

Code of 1986, as amended (the “Code”). The Escrow Agent shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Escrow Agreement shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Escrow Agent prior to the date hereof, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Escrow Agent shall have the right to request from any party to this Escrow Agreement, or any other person or entity entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Escrow Agent to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this Section 1.5(b) are not provided prior to the date hereof or by the time the related payment is required to be made or are determined by the Escrow Agent to be incomplete and/or inaccurate in any respect, the Escrow Agent shall be entitled to withhold (without liability) a portion of any interest or other income earned on the investment of the Escrow Property or on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payment.

(c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.5(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

(d) The Parties hereto acknowledge that, in order to help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship. The Parties hereby agree that they shall provide the Escrow Agent with such information as the Escrow Agent may request including, but not limited to, each Party’s name, physical address, tax identification number and other information that will assist the Escrow Agent in identifying and verifying each Party’s identity such as organizational documents, certificates of good standing, licenses to do business, or other pertinent identifying information.

Section 1.6. Termination.   This Escrow Agreement shall terminate upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon, except that the provisions of Sections 1.5(c), 3.1 and 3.2 hereof shall survive termination and the Escrow Agent is authorized and directed to disburse the Escrow Property in accordance with Section 1.3 of this Escrow Agreement.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1. Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstance will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. The Escrow Agent will not be responsible to determine or to make inquiry into any term, capitalized, or otherwise, not defined herein. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2. Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees. The Escrow Agent shall not be responsible for the conduct of agents or attorneys appointed by it with due care.

Section 2.3. Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent Exhibit B-1 and Exhibit B-2, which contain authorized signer designations in Part I thereof. The Parties represent and warrant that each person signing this Escrow Agreement are duly authorized and has legal capacity to execute and deliver this Escrow Agreement, along with each exhibit, agreement, document, and instrument to be executed and delivered by the Parties to this Escrow Agreement.

Section 2.4. Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5. No Financial Obligation.  No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1. Indemnification.  Seller Parent, and Purchaser Parent shall jointly and severally, indemnify, defend and hold harmless the Escrow Agent from and against all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement. As between Seller Parent, on the one hand and Purchaser Parent, on the other hand, all costs of indemnification of the Escrow Agent shall be born 50% by Seller Parent and 50% by the Purchaser Parent. If either the Seller Parent or Purchaser Parent incurs greater than 50% of any such costs of indemnification, the Seller Parent or Purchaser Parent, as applicable, will promptly make payment to the other such that each of the Seller Parent and Purchaser Parent has borne 50% of all amounts which are paid to the Escrow Agent under this Section 3.1.

Section 3.2. Limitation of Liability.   THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3. Resignation or Removal.  The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of removal. Such resignation or removal, as the case may be, shall be effective thirty (30) calendar days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4. Compensation.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid 50% by Purchaser Parent and 50% by Seller Parent. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) calendar days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

Section 3.5. Disagreements.  If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a Judgment directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. Any such court order or arbitration decision shall be accompanied by a written instrument of the presenting Party certifying that such court order or arbitration decision is final, non-appealable and from a court of competent jurisdiction or from a competent arbitration panel, upon which instrument the Escrow Agent shall be entitled to conclusively rely without further investigation. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6. Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7. Attachment of Escrow Property; Compliance with Legal Orders.  In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated. The Escrow Agent shall further have no obligation to pursue any action that is not in accordance with applicable law.

Section 3.8 Force Majeure.  The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE 4
MISCELLANEOUS

Section 4.1. Binding Agreement, Successors and Assigns.  The Parties and Escrow Agent represent and warrant that the execution and delivery of this Escrow Agreement and the performance of such party’s obligations hereunder have been duly authorized and that the Escrow Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2. Escheat.  The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3. Notices.  All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) on the day of transmission if sent by electronic mail (“e-mail”, as long as such e-mail is accompanied by a PDF signature or similar version of the relevant document bearing an authorized signature, which such signature shall, in the case of each of the parties, be a signature set forth in Exhibit B-1 or B-2, as applicable) to the e-mail address given below, and written confirmation of receipt is obtained promptly after completion of transmission, (iv) by overnight delivery with a reputable national overnight delivery service, or (v) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five (5) Business Days after the date such notice is deposited in the United States mail. For the purpose of this Escrow Agreement, “Business Day” shall mean any day other than a Saturday, a Sunday, a federal or state holiday, and any other day on which the Escrow Agent is closed. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to Purchaser Parent:

Healthcare Trust, Inc.
405 Park Avenue, 4th Floor
New York, New York 10022
Attention: Legal Department
E-mail: JGalloway@ar-global.com

with a copy to:

Arnold & Porter Kaye Scholer LLP
601 Massachusetts Avenue NW
Washington, DC 20001
Attn: Kevin J. Lavin, Esq.
Email: Kevin.Lavin@apks.com

If to Seller Parent:

American Realty Capital Healthcare Trust III, Inc.
405 Park Avenue, 4th Floor
New York, New York 10022
Attention: Legal Department
E-mail: JGalloway@ar-global.com

with a copy to:

Shapiro Sher Guinot & Sandler, P.A.
250 West Pratt Street
Suite 2000
Baltimore, Maryland 21201
Attn: William E. Carlson, Esq.
Email: wec@shapirosher.com

If to the Escrow Agent:

Wells Fargo Bank, National Association
150 East 42nd Street, 40th Floor
New York, NY 10017
Attention: Donna Nascimento; Corporate, Municipal and Escrow Solutions
Telephone: (917) 260-1552
Facsimile: (917) 260-1592
E-mail: donna.nascimento@wells fargo.com

Section 4.4. Governing Law.  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.5. Entire Agreement.  This Escrow Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.6. Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7. Waivers.  The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8. Headings.  Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9. Counterparts.  This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. The exchange of copies of this Escrow Agreement and of signature pages by facsimile or by electronic image scan transmission in .pdf format shall constitute effective execution and delivery of this Escrow Agreement as to the Parties and the Escrow Agent and may be used in lieu of the original Escrow Agreement for all purposes.

Section 4.10. Trial by Jury.  Each of the parties hereto hereby irrevocably waives all right to trial by jury to the extent permitted by law in any litigation, action, proceeding in any court arising out of, relating to or in connection with this Escrow Agreement.

Section 4.11. Publication; disclosure.  By executing this Escrow Agreement, the Parties and the Escrow Agent acknowledge that this Escrow Agreement (including related attachments) contains certain information that is sensitive and confidential in nature and agree that such information needs to be protected from improper disclosure, including the publication or dissemination of this Escrow Agreement and related information to individuals or entities not a party to this Escrow Agreement. The Parties further agree to take reasonable measures to mitigate any risks associated with the publication or disclosure of this Escrow Agreement and information contained therein, including, without limitation, the redaction of the manual signatures of the signatories to this Escrow Agreement, or, in the alternative, publishing a conformed copy of this Escrow Agreement. If a Party must disclose or publish this Escrow Agreement or information contained therein pursuant to any regulatory, statutory, or governmental requirement, as well as any judicial, or administrative order, subpoena or discovery request, it shall notify in writing the other Party and the Escrow Agent at the time of execution of this Escrow Agreement of the legal requirement to do so. If any Party becomes aware of any threatened or actual unauthorized disclosure, publication or use of this Escrow Agreement, that Party shall promptly notify in writing the other Party and the Escrow Agent and shall be liable for any unauthorized release or disclosure.

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

HEALTHCARE TRUST, INC.

By:	Name: Title:

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

By:	Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:	Name: Title:

EXHIBIT A

Agency and Custody Account Direction
For Cash Balances
Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Money Market Deposit Account (MMDA)

I understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

I acknowledge that I have full power to direct investments of the Account.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

EXHIBIT B-1

Purchaser Parent certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit B-1 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of Purchaser Parent, and that the option checked in Part III of this Exhibit B-1 is the security procedure selected by Purchaser Parent for use in verifying that a funds transfer instruction received by the Escrow Agent is that of Purchaser Parent.

Purchaser Parent has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit B-1 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Exhibit B-1, Purchaser Parent acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by Purchaser Parent.

NOTICE:  The security procedure selected by Purchaser Parent will not be used to detect errors in the funds transfer instructions given by Purchaser Parent. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that Purchaser Parent take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Part I
Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of Purchaser Parent

Name	Title	Telephone Number	E-mail Address	Specimen Signature

Part II
Name, Title, Telephone Number and E-mail Address for
person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐	Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-1.
☐	CHECK box, if applicable: If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.
☐	Option 2. Confirmation by e-mail. The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit B-1. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-1. Purchaser Parent understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail. Purchaser Parent further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.
☐	CHECK box, if applicable: If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.
☐	*Option 3. Delivery of funds transfer instructions by password protected file transfer system only — no confirmation. The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If Purchaser Parent wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent. If Purchaser Parent chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.
☐	*Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by ☐ telephone call-back or ☐ e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

*The password protected file system has a password that expires every 60 days. If you anticipate having infrequent activity on this account, please consult with your Escrow Agent before selecting this option.

Dated this     day of            , 20  .

By	Name: Title:

EXHIBIT B-2

Seller Parent certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit B-2 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of Seller Parent, and that the option checked in Part III of this Exhibit B-2 is the security procedure selected by Seller Parent for use in verifying that a funds transfer instruction received by the Escrow Agent is that of Seller Parent.

Seller Parent has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit B-2 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Exhibit B-2, Seller Parent acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by Seller Parent.

NOTICE: The security procedure selected by Seller Parent will not be used to detect errors in the funds transfer instructions given by Seller Parent. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that Seller Parent take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Part I
Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of Seller Parent

Name	Title	Telephone Number	E-mail Address	Specimen Signature

Part II
Name, Title, Telephone Number and E-mail Address for
person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐	Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-2.
☐	CHECK box, if applicable: If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.
☐	Option 2. Confirmation by e-mail. The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit B-2. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-2. Seller Parent understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail. Seller Parent further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.
☐	CHECK box, if applicable: If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.
☐	*Option 3. Delivery of funds transfer instructions by password protected file transfer system only — no confirmation. The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If Seller Parent wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent. If Seller Parent chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.
☐	*Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by ☐ telephone call-back or ☐ e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

*The password protected file system has a password that expires every 60 days. If you anticipate having infrequent activity on this account, please consult with your Escrow Agent before selecting this option.

Dated this      day of         , 20  .

By	Name: Title:

EXHIBIT C

FEES OF ESCROW AGENT

$3,500.00

Annex B — Plan of Liquidation

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.
PLAN OF LIQUIDATION AND DISSOLUTION

1.	This Plan of Liquidation and Dissolution (the “Plan”) of American Realty Capital Healthcare Trust III, Inc., a Maryland corporation (the “Company”), has been approved, subject to the conditions below, by the Company’s Board of Directors (the “Board”) as being advisable and in the best interests of the Company. The Board has directed that the Plan, including the Company’s liquidation and the Company’s dissolution pursuant to the Plan, be submitted for approval to the holders (the “Stockholders”) of the outstanding shares of common stock, $0.01 par value per share (the “Common Shares”), of the Company. The Plan shall become effective upon approval of the Plan by the Stockholders holding at least a majority of the Common Shares and upon the closing of the transactions contemplated by that certain Purchase Agreement, dated as of June 16, 2017 by and among Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P., ARHC TRS Holdco II, LLC, the Company, the OP and ARHC TRS Holdco III, LLC (the “Purchase Agreement”). The date of the closing of the transactions contemplated by the Purchase Agreement is hereinafter referred to as the “Effective Date.”
2.	Within 30 days after the Effective Date, the authorized officers of the Company shall file Form 966 with the Internal Revenue Service, together with a certified copy of the Plan, as advised and approved by the Board and approved by the Stockholders. Not less than 20 days before the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland (the “SDAT”), the authorized officers of the Company shall mail notice to all known creditors of the Company, if any, at their respective addresses shown on the records of the Company as well as all employees of the Company, if any, either at their home addresses as shown on the records of the Company, or at their business addresses, that the dissolution of the Company has been approved (alternatively, the Board may determine that the Company has no employees or known creditors).
3.	As soon as practicable after the Effective Date, the Company shall be voluntarily liquidated and dissolved in accordance with Section 562(b)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to the Plan, the Board shall cause the Company, acting for itself or in its capacity as the general partner of American Realty Capital Healthcare Trust III Operating Partnership, L.P. (the “OP”), to cause the OP to perform such acts, execute and deliver such documents and do all things as may be reasonably necessary or advisable to complete the liquidation and dissolution of the Company, including to sell, convey, transfer and deliver or otherwise dispose of the remaining assets of the Company and the OP, if any, in one or more transactions and without further approval of the Stockholders.

The Company, acting for itself or in its capacity as the general partner of the OP, as appropriate, shall not engage in any business activities, except in connection with winding up the Company’s business and affairs, discharging, paying or setting aside reserves for all Company liabilities, including but not limited to contingent liabilities and the liabilities of the OP or its subsidiaries, distributing its assets, including, but not limited to, the assets of the OP to the limited and general partners of the OP in accordance with the OP’s Amended and Restated Agreement of Limited Partnership, dated as of August 10, 2015, and distributing the Company’s assets to its Stockholders, all in accordance with the Company’s Charter and the Company’s Bylaws, as amended on September 21, 2016 (collectively, the “Charter Documents”), and the Plan.

4.	The authorized officers of the Company shall take all actions as may be necessary or appropriate to marshal the assets of the Company and convert the same, in whole or in parts, into cash or other form as may be conveniently distributed to the Stockholders.
5.	The Company shall (a) pay or make reasonable provision to pay all claims and obligations of the Company, the OP and its and their subsidiaries including all contingent, conditional or contractual claims known to the Company, the OP or its and their subsidiaries, including contingent indemnification obligations pursuant to the Purchase Agreement, (b) make all provisions that are reasonably likely to be sufficient to provide compensation for any claim against the Company, the OP or its or their subsidiaries in connection with any pending action, suit or proceeding to which any of the Company, the OP or its subsidiaries is a party and (c) create, or cause the Liquidating Trust (as hereinafter defined) to create, a reserve fund for the payment of or otherwise adequately provide for all of the liabilities and obligations of the Corporation, the OP and their subsidiaries, including any of the Company’s ongoing expenses. All claims shall be paid in full (except to the extent a lesser amount is agreed upon between the Company, the OP and its or their subsidiaries on the one hand and the applicable creditor on the other hand).
6.	Subject to Section 8 below and the Charter Documents, the distributions contemplated by the Plan shall be in complete liquidation of the Company and, following the dissolution of the Company, all certificates representing the issued and outstanding Common Shares shall thereupon be canceled. The Board, as it deems appropriate, shall provide for the cancellation of certificates representing the outstanding Common Shares (or certificates representing interests in the Liquidating Trust as provided in Section 9 hereof) in connection with making distributions contemplated by the Plan.
7.	In the course of the liquidation, the Board shall use commercially reasonable efforts to continue to cause the Company to maintain its status as a REIT; provided, however, the Board may, in its discretion, elect to terminate the Company’s status as a REIT if it determines that termination would be in the best interest of the Company.
8.	Upon the complete distribution of all assets of the Company to the holders of outstanding Common Shares (the “Final Distribution”) and the dissolution of the Company, all Common Shares will be canceled and no longer deemed outstanding and all rights of the holders thereof as Stockholders shall cease and terminate. The Company shall use commercially reasonable efforts to cause the liquidation and dissolution of the Company to occur and to make the Final Distribution to Stockholders no later than the second anniversary of the Effective Date; notwithstanding the forgoing, the Final Distribution will not occur earlier than the end of the 14-month survival period of the representations and warranties under the Purchase Agreement (the “Survival Period”) and will not occur prior to final resolution of any unsatisfied indemnification claims that are first made prior to the end of the Survival Period.
9.	In the event that it should not be feasible, in the opinion of the Board, for (a) the Company to pay, or adequately provide for, all debts and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the liquidation of the Company) at the time of the Final Distribution, or, if earlier, the latest applicable date to avoid payment by the Company of U.S. federal income taxes, or (b) the Board shall determine that it is not advisable to distribute at such time any of the property then held by or for the account of the Company because such property is not reasonably susceptible of distribution to Stockholders or otherwise, the Board may cause the Company to make the Final Distribution as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as it deems appropriate in its sole discretion (provided only that any remaining outstanding limited partner unitholders in the OP have been completely redeemed prior to the transfer and assignment mentioned below):
a.	The Company may transfer and assign, and may, as general partner, cause the OP to transfer and assign, to the Liquidating Trust created under the laws of Maryland or such other jurisdiction as the Board deems advisable all of the assets of the Company, the OP and its and their subsidiaries of every sort whatsoever, including its unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, known or unknown, contingent or otherwise. From and after the date of transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Company, the OP and its and their subsidiaries shall have no interest of any character in and to any such assets and all of the assets shall thereafter be held by the Liquidating Trust.
b.	Upon such transfer and assignment to the Liquidating Trust, certificates for Common Shares (to the extent the liquidation preference with respect thereto has not previously been satisfied) will be deemed to represent ownership interests in the Liquidating Trust equivalent to those held in the Company immediately prior to the transfer and assignment.

c.	The Liquidating Trust shall be constituted pursuant to a declaration of trust or liquidating trust agreement (the “Liquidating Trust Agreement”) in such form as the Board may approve and consistent with the terms hereof.
d.	The initial trustees of the Liquidating Trust shall be designated by the Board.
e.	The documents governing the Liquidating Trust shall also provide that the Liquidating Trust’s activities shall be limited to conserving, protecting and selling the assets transferred to it and distributing the proceeds therefrom, including holding the assets for the benefit of the holders of beneficial interests in the Liquidating Trust, temporarily investing the proceeds and collecting income therefrom, providing for the debts, liabilities and expenses of the Liquidating Trust, making liquidating distributions to the holders of shares of beneficial interest in the Liquidating Trust, taking other actions as may be deemed necessary or appropriate by the trustees of the Liquidating Trust to provide for the orderly liquidation thereof.
f.	The Liquidating Trust Agreement will, unless otherwise determined by the Board, also provide: (i) that shares of beneficial interest in the Liquidating Trust will not be transferable (except by will, intestate succession or operation of law); (ii) that beneficial interests in the Liquidating Trust will not be represented by certificates; (iii) that the Liquidating Trust will have a finite life and will terminate upon the earlier of the complete distribution of the Liquidating Trust’s assets or three years from the date that the Company’s assets were first transferred to it, subject to extensions of fixed duration; and (iv) that the Liquidating Trust may distribute annual financial statements, which need not be audited, to holders of its beneficial interests (which statements, if prepared and distributed, shall be filed under cover of Form 10-K under the Company’s Securities and Exchange Commission file number to the extent the Liquidating Trust is required to do so) but need not prepare or distribute any quarterly financial statements.
g.	Approval of this Plan shall constitute the approval by the Stockholders of the transfer and assignment to the Liquidating Trust, the form and substance of the Liquidating Trust Agreement as approved by the Board and the appointment of the Liquidating Trust’s trustees selected by the Board.
10.	Upon assignment and conveyance of the assets of the Company to the Stockholders or the Liquidating Trust, in complete liquidation of the Company as contemplated hereby, and the taking of all actions required under the law of the State of Maryland in connection with the liquidation and dissolution of the Company, the authorized officers of the Company shall execute and cause to be filed with the SDAT, and elsewhere as may be required or deemed appropriate, such documents as may be required to dissolve the Company.
11.	The Board, or the trustees of the Liquidating Trust, and the officers of the Company as the Board may direct, are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take any further actions, to execute any agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company, the OP and its and their subsidiaries and complete the liquidation thereof, including, without limitation, (a) the execution of any checks, contracts, deeds, assignments, notices or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Company, the OP and its and their subsidiaries whether real or personal, tangible or intangible, (b) the appointment of other persons to carry out any aspect of this Plan, (c) the temporary investment of funds in any medium as the Board may deem appropriate, (d) the entering into of agreements with, or modifying or amending existing agreements with American Realty Capital Healthcare III Advisors, LLC, American Realty Capital Healthcare III Properties, LLC or any other advisor, agent, employee, officer, trustee or representative of the Company, the OP or its and their subsidiaries and (e) the modification of the Plan as may be necessary to implement the Plan. The death, resignation or other disability of any director or officer of the Company shall not impair the authority of the surviving or remaining directors or officers of the Company (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan. Upon the death, resignation or other disability, the surviving or remaining directors shall have the authority to fill the vacancy or vacancies so created, but the failure to fill the vacancy or vacancies shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in this Plan.
12.	Until the filing of the Articles of Dissolution with and acceptance for record of the Articles of Dissolution by the SDAT, the Board may terminate the Plan or modify or amend the Plan without further action by the Stockholders to the extent permitted under then current law.

Annex C — Opinion of Financial Advisor

[LETTERHEAD OF SUNTRUST ROBINSON HUMPHREY, INC.]

June 16, 2017

The Special Committee of the Board of Directors

The Board of Directors

American Realty Capital Healthcare Trust III, Inc.
405 Park Ave., 14th Floor
New York, NY 10022

Members of the Special Committee of the Board of Directors and the Board of Directors:

We understand that American Realty Capital Healthcare Trust III, Inc. (the “Company”) intends to enter into a Purchase Agreement (the “Agreement”) by and among Healthcare Trust, Inc. (“Purchaser Parent”), Healthcare Trust Operating Partnership, L.P. (“OP Purchaser”), ARHC TRS Holdco II, LLC (“Holdco Purchaser” and, together with OP Purchaser, the “Purchaser”), the Company, American Realty Capital Healthcare Trust III Operating Partnership, L.P. (“OP Seller”) and ARHC TRS Holdco III, LLC (“Holdco Seller” and, together with OP Seller, the “Seller”), pursuant to which, among other things, OP Seller and Holdco Seller will collectively sell (the “Transaction”) to the Purchaser the membership interests held by OP Seller as identified in the Agreement (the “Membership Interests”) and the membership interests held by Holdco Seller as identified in the Agreement (the “Holdco Interests”) in exchange for, in the aggregate, $120,000,000 in cash (the “Aggregate Consideration”), subject to adjustment in accordance with the Agreement. The Special Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has requested that we render our opinion to the Committee (in its capacity as such) and to the Board (in its capacity as such) with respect to the fairness, from a financial point of view, to the Seller of the Aggregate Consideration to be collectively received by the Seller in exchange for the Membership Interests and the Holdco Interests in the Transaction pursuant to the Agreement.

In connection with this opinion, we have conducted such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. In arriving at our opinion, we have reviewed: (i) a draft, dated June 12, 2017, of the Agreement; (ii) certain publicly available business, financial and other information concerning the Company, the Seller, the Membership Interests and the Holdco Interests; (iii) certain financial and operating information with respect to the historical, current and future operations and prospects of the businesses conducted and properties held by the Seller through the ownership of the Membership Interests and the Holdco Interests, including financial forecasts with respect to the future financial performance of such businesses and properties prepared and provided to us by the management of the Company (the “Projections”); and (iv) the publicly available financial terms of certain transactions that we deemed relevant. In addition, we have had discussions with the management of the Company concerning the businesses, operations, assets, liabilities, present condition and future prospects of the Company and undertaken such other studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of all data, materials and other information furnished, or otherwise made available to us, or publicly available, discussed with or reviewed by us in arriving at our opinion. Our role in reviewing such information was limited solely to performing such review as we deemed necessary and appropriate to support this opinion and such review was not conducted on behalf of the Committee, the Board, the Company or any other person. With respect to the Projections, with your consent we have assumed that they were reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company as to the future financial performance of the businesses conducted and properties held by the Seller through the ownership of the Membership Interests and the Holdco Interests and are a reasonable basis upon which to evaluate the Membership Interests and the Holdco Interests for purposes of our analyses and this opinion. At your direction, we have used and relied upon the Projections for purposes of our analyses and this opinion. We express no view or opinion with respect to the Projections or the assumptions on which they are based.

American Realty Capital Healthcare Trust III, Inc.
405 Park Ave., 14th Floor
New York, NY 10022
Attn: The Special Committee of the Board of Directors and the Board of Directors
June 16, 2017

We have further relied upon and assumed, without independent verification, that there has been no change in any respect material to our analyses or opinion in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company, the Seller, the Membership Interests or the Holdco Interests since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us, and that there is no information or any facts that would make any of the information discussed with or reviewed by us incomplete or misleading in any respect material to our analyses or opinion. We have also assumed that (a) the representations and warranties of all parties to the Agreement are true and correct, (b) each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party under the Agreement, and (c) the Transaction will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any term, condition or agreement thereof. We have also assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, the Seller or the expected benefits of the Transaction to these parties. In addition, we have assumed that the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analysis and this opinion.

In arriving at our opinion, one of our representatives visited a number of the properties of Seller, but we have not otherwise conducted a physical inspection of the properties, assets or facilities of the Company or Seller and have not been requested to make, and have not made, an independent appraisal of the assets or liabilities (fixed, contingent, derivative, off balance sheet or otherwise) of the Company or the Seller, nor have we been furnished with any such appraisals. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company or the Seller is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or the Seller is or may be a party or is or may be subject. We are not expressing any opinion as to the price or range of prices at which the Membership Interests, the Holdco Interests or shares of capital stock of the Company may be purchased or sold at any time.

This opinion only addresses the fairness, from a financial point of view, to the Seller of the Aggregate Consideration to be collectively received by the Seller in exchange for the Membership Interests and the Holdco Interests in the Transaction pursuant to the Agreement and does not address any other terms, conditions, aspects or implications of the Transaction, including, without limitation, (i) the allocation of the Aggregate Consideration as between the OP Seller and the Holdco Seller, (ii) the distribution of the Aggregate Consideration to the equity holders of the OP Seller and the Holdco Seller, including, without limitation, the allocation of the proceeds of any such distribution among such equity holders, (iii) the dissolution or liquidation of the Company, (iv) the solvency, creditworthiness or fair value of the Company, the OP Seller, the Holdco Seller, the OP Purchaser, the Holdco Purchaser, Purchaser Parent or any other person, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (v) the fairness, financial or otherwise, of the amount or nature of any compensation or consideration payable to, or received by, any advisors, managers, officers, directors or employees of any party to the Transaction, any class of such person or any other party, relative to the Aggregate Consideration or otherwise. In addition, with your agreement, we have assumed that any adjustment to the Aggregate Consideration pursuant to the Agreement or otherwise would not be material to our analyses or this opinion. No opinion, counsel or interpretation is intended regarding matters that require legal, regulatory, accounting, insurance, tax, executive compensation, environmental or other similar professional advice. Furthermore, we have relied, with your consent, on the assessments of the Committee, the Board, the Company and their respective advisors as to all legal,

American Realty Capital Healthcare Trust III, Inc.
405 Park Ave., 14th Floor
New York, NY 10022
Attn: The Special Committee of the Board of Directors and the Board of Directors
June 16, 2017

regulatory, accounting, insurance, tax, executive compensation, or environmental matters with respect to the Company, the Seller, the Membership Interests, the Holdco Interests and the Transaction.

Our opinion is necessarily based upon financial, economic, market and other conditions as they exist on, and can be evaluated as of, the date of this opinion. Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that may be available to the Company, nor does it address the underlying business decision of the Committee, the Board or the Company to proceed with the Transaction. It should be understood that, although subsequent developments or circumstances may affect this opinion, we do not have any obligation to update or revise this opinion.

We have acted as financial advisor to the Committee in connection with the Transaction and will receive a fee for our services, a portion of which became payable to us upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement. We and our affiliates (including SunTrust Bank) have in the past provided investment banking or other financial advice and services to the Company, Purchaser Parent and/or their respective affiliates and other related parties for which advice and services we and our affiliates have received and would expect to receive compensation. We and our affiliates may in the future provide investment banking and other financial advice and services to the Company, Purchaser Parent and their respective affiliates and other related parties for which advice and services we and our affiliates would expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Purchaser Parent, their respective affiliates and other related parties and any other company that may be involved in the Transaction, as well as provide investment banking and other financial services to such companies. In addition, we and our affiliates (including SunTrust Bank) may have other financing and business relationships with the Company, Purchaser Parent and their respective affiliates and other related parties, including, without limitation, participating as a lender in a credit facility of a related party of the Company and Purchaser Parent and leasing a significant number of bank branch properties from a related party of the Company and Purchaser Parent. The issuance of this opinion was approved by an internal committee of SunTrust Robinson Humphrey, Inc. authorized to approve opinions of this nature.

This opinion is being rendered at the request of the Committee and is for the benefit and use of the Committee (in its capacity as such) and the Board (in its capacity as such) in connection with its evaluation of the Transaction. This opinion is not intended to be, and does not constitute, advice or a recommendation as to how the Committee, the Board or any security holder of the Company should act or vote with respect to any matter relating to the Transaction or otherwise.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that the Aggregate Consideration to be collectively received by the Seller in exchange for the Membership Interests and the Holdco Interests in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Seller.

Very truly yours,

/s/ SunTrust Robinson Humphrey, Inc.
SUNTRUST ROBINSON HUMPHREY, INC.

ANNEX D

CONFIDENTIAL

June 16, 2017

Special Committee of the Board of Directors of
Healthcare Trust, Inc.
405 Park Avenue, 14th Floor
New York, NY 10022

Ladies and Gentlemen:

The Special Committee of the Board of Directors of Healthcare Trust, Inc. (“Purchaser Parent”) has requested our opinion as to the fairness, from a financial point of view, to Purchaser Parent of the payment by Healthcare Trust Operating Partnership, L.P. (“OP Purchaser”) and/or ARHC TRS Holdco II, LLC (“Holdco Purchaser”) of $120,000,000 in cash (the “Purchase Price”) for (1) all of the issued and outstanding membership interests in ARHC CHCOLIL01 TRS, LLC (the “Holdco Interest”) and (2)(a) all of the issued and outstanding membership interests in each of the following entities: (i) ARHC DDLARFL01, LLC, (ii) ARHC DDHUDFL01, LLC, (iii) ARHC RACLWFL01, LLC, (iv) ARHC RMRWLTX01, LLC, (v) ARHC DMDCRGA01, LLC, (vi) ARHC MHCLVOH01, LLC, (vii) ARHC PPLVLGA01, LLC, (viii) ARHC TRS Holdco III, LLC (“Holdco Seller”), (ix) ARHC CCGBGIL01, LLC, (x) ARHC VAGBGIL01, LLC, (xi) ARHC ACRICKY01, LLC, (xii) ARHC WLWBYMN01, LLC, (xiii) ARHC GFGBTAZ01, LLC, (xiv) ARHC LMFMYFL01, LLC, (xv) ARHC BMWRNMI01, LLC, (xvi) ARHC MMJLTIL01, LLC, and (b) ninety-five percent (95%) of the membership interests of ARHC Quad Cities Portfolio Member, LLC (the “JV Membership Interests,” and together with the membership interests of the other entities named in this clause (2)(a), the “Membership Interests”) pursuant to a Purchase Agreement, dated as of June 16, 2017 (the “Agreement”), by and among the Purchaser Parent, OP Purchaser, Holdco Purchaser, American Realty Capital Healthcare Trust III, Inc. (“Seller Parent”), American Realty Capital Healthcare Trust III Operating Partnership, L.P. and Holdco Seller. The purchase and sale of the Holdco Interest and the Membership Interests contemplated by the Agreement are referred to herein as the “Transaction”.

KeyBanc Capital Markets Inc. (“KBCM”), as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) a draft of the Purchase Agreement, made and entered into as of June 16, 2017, which we understand to be in final form; (ii) certain publicly available information concerning Purchaser Parent and Seller Parent, including, but not limited to, their respective Annual Reports on Form 10-K for the year ended December 31, 2016; (iii) certain other internal information, primarily financial in nature, including historical and financial projections for Purchaser Parent and Seller Parent provided to us or otherwise discussed with us by members of their respective management teams; (iv) certain cost saving measures and operating synergies projected by members of management of Purchaser Parent to result from the Transaction; (v) certain publicly available information with respect to other publicly traded companies that we believe to be comparable to Purchaser Parent and that we believe to have assets comparable to the Assets (as defined below) as well as the trading markets for such other publicly traded companies’securities; and (vi) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our analysis of the Transaction. We have also met with certain officers and employees of Purchaser Parent and Seller Parent to discuss the business and prospects of Purchaser Parent and the assets reflected by the Holdco Interest and the Membership Interest (the “Assets”), as well as other matters we believe relevant to our analysis, and considered such other data and information we judged necessary to render our opinion.

Special Committee of the Board of Directors of
Healthcare Trust Inc.
June 16, 2017

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or otherwise shared with us by members of management of Purchaser Parent and Seller Parent or that is publicly available and have assumed and relied upon the representations and warranties of each of the parties to the Agreement. We have not been engaged to, and have not independently attempted to, verify any such information. We have also relied upon information provided by members of management of Purchaser Parent and Seller Parent as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to us and, with your consent, we have assumed that such projections were reasonably prepared and reflect the best currently available estimates and judgments of Purchaser Parent and Seller Parent. We have not been engaged to assess the reasonableness or achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the Assets. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without material adverse effect on Purchaser Parent or Seller Parent, or their respective expectations of the benefits of the Transaction.

We have not been asked to, nor do we, offer any opinion as to the terms of the Agreement or the form of the Transaction. In rendering our opinion, we have assumed, with your consent, [that the final executed form of the Agreement does not differ in any material respect from the draft that we have examined, and] that the conditions to the Transaction as set forth in the Agreement would be satisfied and that the Transaction would be consummated on a timely basis in the manner contemplated by the Agreement.

It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Purchase Price to be paid by OP Purchaser and/or Holdco Purchaser for the Holdco Interest and the Membership Interests pursuant to the Agreement and does not address Purchaser Parent’s underlying business decision to effect the Transaction or any other terms of the Transaction. It should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion. This opinion has been approved by a fairness committee of KBCM.

We have acted as financial advisor to Purchaser Parent in connection with the Transaction and will receive from Purchaser Parent a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction (the “Transaction Fee”). In addition, Purchaser Parent has agreed to reimburse us for certain expenses and indemnify us under certain circumstances. We also will receive a fee in connection with the delivery of this opinion, which fee will be credited against any Transaction Fee earned. We have not in the past received compensation from Purchaser Parent for investment banking services. KeyBank National Association, of which KBCM is an affiliate, is lead bank and administrative agent under Purchaser Parent’s senior secured revolving credit facility, and has previously provided cash management services to Purchaser Parent.

It is understood that this opinion was prepared solely for the confidential use of the Special Committee of the Board of Directors of Purchaser Parent in its evaluation of the proposed Transaction. Our opinion does not constitute a recommendation as to any action the Special Committee of the Board of Directors of Parent Purchaser should take in connection with the Transaction. In addition, we do not express any opinion as to the fairness of the amount or the nature of the compensation to any of the officers, directors or employees of any parties to the Agreement, or class of such persons, relative to the Purchase Price.

Special Committee of the Board of Directors of
Healthcare Trust Inc.
June 16, 2017

Our advisory services and the opinion expressed herein are provided solely for the information of the Special Committee of the Board of Directors of the Purchaser Parent in its evaluation of the proposed Transaction, and may not be relied upon by any third party or used for any other purpose. Except as expressly provided in our engagement letter with the Company, our opinion may not be quoted, referred to or otherwise disclosed, in whole or in part, nor may any public reference to KeyBanc Capital Markets Inc. be made, without our prior written consent.

Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the Purchase Price to be paid by OP Purchaser and/or Holdco Purchaser for the Holdco Interest and the Membership Interests pursuant to the Agreement is fair, from a financial point of view, to Purchaser Parent.

Very truly yours,

KEYBANC CAPITAL MARKETS INC.

Annex E — Certain Provisions of the MGCL

Maryland General Corporation Law — Title 3, Subtitle 2
MD Code, Corporations and Associations, § 3-201
§ 3-201. Definition of successor

(a) In this subtitle the following words have the meanings indicated.

(b) “Affiliate” has the meaning stated in § 3-601 of this title.

(c) “Associate” has the meaning stated in § 3-601 of this title.

(d) “Beneficial owner”, when used with respect to any voting stock, means a person that:

(1) Individually or with any of its affiliates or associates, beneficially owns voting stock, directly or indirectly;

(2) Individually or with any of its affiliates or associates, has:

(i) The right to acquire voting stock (whether the right is exercisable immediately or within 60 days after the date on which beneficial ownership is determined), in accordance with any agreement, arrangement, or understanding, on the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; or

(ii) Except solely by virtue of a revocable proxy, the right to vote voting stock in accordance with any agreement, arrangement, or understanding; or

(3) Except solely by virtue of a revocable proxy, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock with any other person that beneficially owns, or the affiliates or associates of which beneficially own, directly or indirectly, the voting stock.

(e) “Executive officer” means a corporation's president, any vice president in charge of a principal business unit, division, or function, such as sales, administration, or finance, any other person who performs a policy making function for the corporation, or any executive officer of a subsidiary of the corporation who performs a policy making function for the corporation.

(f)(1) “Successor”, except when used with respect to a share exchange, includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

(2) “Successor”, when used with respect to a share exchange, means the corporation the stock of which was acquired in the share exchange.

(g) “Voting stock” has the meaning stated in § 3-601 of this title.

MD Code, Corporations and Associations, § 3-202

§ 3-202. Fair value, right to from successors

(a) Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

(1) The corporation consolidates or merges with another corporation;

(2) The stockholder's stock is to be acquired in a share exchange;

(3) The corporation transfers its assets in a manner requiring action under § 3-105(e) of this title;

(4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation;

(5) The transaction is governed by § 3-602 of this title or exempted by § 3-603(b) of this title; or

(6) The corporation is converted in accordance with § 3-901 of this title.

(b)(1) Fair value is determined as of the close of business:

(i) With respect to a merger under § 3-106 or § 3-106.1 of this title, on the day notice is given or waived under § 3-106 or § 3-106.1 of this title; or

(ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

(2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

(3) In any transaction governed by § 3-602 of this title or exempted by § 3-603(b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603(b) of this title.

(c) Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder's stock and is bound by the terms of the transaction if:

(1) Except as provided in subsection (d) of this section, any shares of the class or series of the stock are listed on a national securities exchange:

(i) With respect to a merger under § 3-106 or § 3-106.1 of this title, on the date notice is given or waived under § 3-106 or § 3-106.1 of this title; or

(ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

(2) The stock is that of the successor in a merger, unless:

(i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

(ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

(3) The stock is not entitled, other than solely because of § 3-106 or § 3-106.1 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

(4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

(5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 19401 and the value placed on the stock in the transaction is its net asset value.

(d) With respect to a merger, consolidation, or share exchange, a stockholder of a Maryland corporation who otherwise would be bound by the terms of the transaction under subsection (c)(1) of this section may demand the fair value of the stockholder's stock if:

(1) In the transaction, stock of the corporation is required to be converted into or exchanged for anything of value except:

(i) Stock of the corporation surviving or resulting from the merger, consolidation, or share exchange, stock of any other corporation, or depositary receipts for any stock described in this item;

(ii) Cash in lieu of fractional shares of stock or fractional depositary receipts described in item (i) of this item; or

(iii) Any combination of the stock, depositary receipts, and cash in lieu of fractional shares or fractional depositary receipts described in items (i) and (ii) of this item;

(2) The directors and executive officers of the corporation were the beneficial owners, in the aggregate, of 5 percent or more of the outstanding voting stock of the corporation at any time within the 1-year period ending on:

(i) The day the stockholders voted on the transaction objected to; or

(ii) With respect to a merger under § 3-106 or § 3-106.1 of this title, the effective date of the merger; and

(3) Unless the stock is held in accordance with a compensatory plan or arrangement approved by the board of directors of the corporation and the treatment of the stock in the transaction is approved by the board of directors of the corporation, any stock held by persons described in item (2) of this subsection, as part of or in connection with the transaction and within the 1-year period described in item (2) of this subsection, will be or was converted into or exchanged for stock of a person, or an affiliate of a person, who is a party to the transaction on terms that are not available to all holders of stock of the same class or series.

(e) If directors or executive officers of the corporation are beneficial owners of stock in accordance with § 3-201(d)(2)(i) of this subtitle, the stock is considered outstanding for purposes of determining beneficial ownership by a person under subsection (d)(2) of this section.

MD Code, Corporations and Associations, § 3-203

§ 3-203. Duties of objecting stockholders

(a) A stockholder of a corporation who desires to receive payment of the fair value of the stockholder's stock under this subtitle:

(1) Shall file with the corporation a written objection to the proposed transaction:

(i) With respect to a merger under § 3-106 or § 3-106.1 of this title, within 30 days after notice is given or waived under § 3-106 or § 3-106.1 of this title; or

(ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered or, in the case of action taken under § 2-505(b) of this article, within 10 days after the corporation gives the notice required by § 2-505(b) of this article;

(2) May not vote in favor of the transaction; and

(3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder's stock, stating the number and class of shares for which the stockholder demands payment.

(b) A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

MD Code, Corporations and Associations, § 3-204

§ 3-204. Effect of demand

A stockholder who demands payment for his stock under this subtitle:

(1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and

(2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

MD Code, Corporations and Associations, § 3-205

§ 3-205. Consent to demand withdrawal

A demand for payment may be withdrawn only with the consent of the successor.

MD Code, Corporations and Associations, § 3-206

§ 3-206. Restoration of stockholder rights

(a) The rights of a stockholder who demands payment are restored in full, if:

(1) The demand for payment is withdrawn;

(2) A petition for an appraisal is not filed within the time required by this subtitle;

(3) A court determines that the stockholder is not entitled to relief; or

(4) The transaction objected to is abandoned or rescinded.

(b) The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

MD Code, Corporations and Associations, § 3-207

§ 3-207. Successor's duty, notice and offer

(a)(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

(2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

(i) A balance sheet as of a date not more than six months before the date of the offer;

(ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

(iii) Any other information the successor considers pertinent.

(b) The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

MD Code, Corporations and Associations, § 3-208

§ 3-208. Petition for appraisal

(a) Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b)(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

(2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

MD Code, Corporations and Associations, § 3-209

§ 3-209. Submission of certificate for notation

(a) At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b) If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

MD Code, Corporations and Associations, § 3-210

§ 3-210. Report of appraisers

(a) If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b) Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c) The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d)(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

(2) Within 15 days after the report is filed, any party may object to it and request a hearing.

MD Code, Corporations and Associations, § 3-211

§ 3-211. Court order upon appraisers report

(a) The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

(1) Confirms, modifies, or rejects it; and

(2) If appropriate, sets the time for payment to the stockholder.

(b)(1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

(2) If the appraisers' report is rejected, the court may:

(i) Determine the fair value of the stock and enter judgment for the stockholder; or

(ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c)(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.

(2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(d)(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

(i) The successor did not make an offer for the stock under § 3-207 of this subtitle; or

(ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e) The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

MD Code, Corporations and Associations, § 3-212

§ 3-212. Surrender of stock to successor

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

(1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

(2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

MD Code, Corporations and Associations, § 3-213

§ 3-213. Rights of successor

(a) A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.

(b) After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c) Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

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E31695-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. Approval of the sale of substantially all of the assets of American Realty Capital Healthcare Trust III, Inc. (the "Company") pursuant to the Purchase Agreement, dated as of June 16, 2017, by and among the Company, American Realty Capital Healthcare Trust III Operating Partnership, L.P., ARHC TRS Holdco III, LLC, Healthcare Trust, Inc., Healthcare Trust Operating Partnership, L.P., ARHC TRS Holdco II, LLC, and the other transactions contemplated thereby.	☐	☐	☐
2. Approval of the plan of liquidation and dissolution of the Company, including the complete liquidation and dissolution of the Company contemplated thereby.	☐	☐	☐
3. Election of Directors			
Nominees:			
3a. Edward M. Weil, Jr.	☐	☐	☐
3b. P. Sue Perrotty	☐	☐	☐
3c. B.J. Penn	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com/HTIII.

E31696-TBD

American Realty Capital Healthcare Trust III, Inc.
Annual Meeting of Stockholders
[TBD], 2017 [TBD]
This proxy is solicited by the Board of Directors

The undersigned stockholder of American Realty Capital Healthcare Trust III, Inc. (the "Company"), hereby appoints Katie P. Kurtz and W. Todd Jensen, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at [TBD] on [TBD], 2017, commencing at [TBD], local time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Annual Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his or her discretion on such matters as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" the Proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

Continued and to be signed on reverse side

V.1.1